Filed Pursuant to Rule 424(b)(3)

Registration No. 333-216014

Information Statement/Prospectus

We Are Not Asking You for a Proxy and You are Requested Not to Send Us a Proxy.

Dear Brekford Stockholders:

Brekford Traffic Safety, Inc., fka Brekford Corp., or Brekford, is sending you this information statement/prospectus to give you important information about a transaction affecting the company.

On July 12, 2017, Brekford entered into that certain Second Amended and Restated Agreement and Plan of Merger, being the second amended and restated version of an agreement originally dated February 10, 2017 (the “Merger Agreement”). The purpose of the transactions contemplated by the Merger Agreement is to combine the businesses of Brekford and KeyStone Solutions, Inc., a Delaware corporation (“KeyStone”). The Merger Agreement provides for Brekford and KeyStone to each engage in merger transactions (the “Mergers”) with separate wholly-owned subsidiaries of Novume Solutions, Inc., a Delaware corporation (“Novume”). One wholly-owned subsidiary of Novume will merge with and into Brekford, leaving Brekford as a wholly-owned subsidiary of Novume (the “Brekford Merger”), and KeyStone will merge with and into another wholly-owned subsidiary of Novume (“KeyStone Merger Sub”), with KeyStone Merger Sub surviving such merger (the “KeyStone Merger”).

The time at which the Mergers are completed in accordance with the Merger Agreement is referred to herein as the “Effective Time”. As soon as practicable after the Effective Time, KeyStone Merger Sub will change its name to “KeyStone Solutions, LLC. ” References herein to “KeyStone” after the Effective Time refer to KeyStone Merger Sub.

If the Mergers are completed: (1) each share of the common stock, par value $0.0001 per share, of Brekford (“Brekford Common Stock”) issued and outstanding immediately prior to the Effective Time and all rights in respect thereof, shall, without any action on the part of any holder thereof, cease to exist and be converted into and become exchangeable for the right to receive 1/15th of a share (the “Brekford Exchange Ratio”) of the common stock, par value $0.0001 per share, of Novume (“Novume Common Stock”), (2) each share of the common stock, par value $0.0001 per share, of KeyStone (“KeyStone Common Stock”) issued and outstanding immediately prior to the Effective Time and all rights in respect thereof, shall, without any action on the part of any holder thereof, cease to exist and be converted into and become exchangeable for, 1.9399449 (for convenience and readability, this ratio is referred to as 1.9399 hereinafter, but all calculations based on the ratio were completed using the actual ratio of 1.9399449) shares of Novume Common Stock (the “KeyStone Common Exchange Ratio”), and (3) each share of Series A Cumulative Convertible Redeemable Preferred Stock, par value $0.0001 per share, of KeyStone (“KeyStone Preferred Stock”) and all rights in respect thereof, shall, without any action on the part of any holder thereof, cease to exist and be converted into and become exchangeable for 1 share of the Series A Cumulative Convertible Redeemable Preferred Stock, par value $0.0001 per share, of Novume (“Novume Preferred Stock” and such 1 for 1 ratio, the “KeyStone Preferred Exchange Ratio”). The Brekford Exchange Ratio, the KeyStone Common Exchange Ratio and the KeyStone Preferred Exchange Ratio (collectively the “Exchange Ratios”) have been determined with the intent that immediately after the Mergers, the pre-merger stockholders of Brekford will own that portion of the capital stock of Novume as shall be equal to approximately 20% of the issued and outstanding Novume Common Stock, on a fully-diluted basis, and the pre-merger stockholders of KeyStone will own that portion of the capital stock of Novume as is equal to approximately 80% of the issued and outstanding Novume Common Stock, on a fully-diluted basis.

The number of issued and outstanding shares of Brekford Common Stock and the number of shares of Brekford Common Stock underlying outstanding derivative securities of Brekford, and the number of issued and outstanding shares of KeyStone Common Stock and the number of shares of KeyStone Common Stock underlying outstanding derivative securities of KeyStone, at the Effective Time, cannot be determined until the Mergers are completed. As a result, the aggregate number of shares of Novume Common Stock to be issued (or made issuable upon exercise of derivative securities) in the Mergers cannot be determined until such time.

If the Effective Time were on August 1, 2017, based on the number of shares of Brekford Common Stock, KeyStone Common Stock and KeyStone Preferred Stock issued or issuable as of such date (assuming a conversion price of the KeyStone Preferred Stock of $11.00 per share), the following securities of Brekford and KeyStone would convert into the following corresponding securities of Novume and an aggregate of 16,875,421 shares of Novume Common Stock would be issued or become issuable pursuant to the Mergers:

Brekford Securities	Number of Shares		Exchange Ratio		Novume Common Stock Issued or Issuable under the Mergers
Common Stock, par value $0.0001 per share	49,311,264		1-for-15		3,287,418
Shares of Common Stock, par value $0.0001 per share, underlying warrants to purchase Brekford Common Stock (“Brekford Warrants”)	840,000		1-for-15		56,000
Shares of Common Stock, par value $0.0001 per share, underlying options to purchase Brekford Common Stock (“Brekford Options”)	475,000		1-for-15		31,667

Subtotal:	50,626,264				3,375,084

KeyStone Securities	Number of Shares		Exchange Ratio		Novume Securities
Common Stock, par value $0.0001 per share	5,488,094		1.9399-for-1	(1)	10,646,600	(1)
Shares of Common Stock, par value $0.0001 per share, underlying KeyStone Preferred Stock	—	(2)	1.9399-for-1		—	(3)
Shares of Common Stock, par value $0.0001 per share, underlying warrants to purchase KeyStone Common Stock (“KeyStone Warrants”)	513,480		1.9399-for-1		996,122	(1)
Shares of Common Stock, par value $0.0001 per share, underlying options to purchase KeyStone Common Stock (“KeyStone Options”)	500,900		1.9399-for-1		971,718	(1)

Subtotal:	6,959,134	(4)			13,500,337	(1)(5)

TOTAL COMMON STOCK:	57,585,398	(6)			16,875,421	(7)

(1)	The actual KeyStone Common Exchange Ratio is 1.9399449. For convenience and readability, this ratio is referred to as 1.9399 hereinafter, but all calculations based on the ratio were completed using the actual ratio of 1.9399449.
(2)	Shares of KeyStone Preferred Stock are not convertible into KeyStone Common Stock at the proposed Effective Time. As of November 8, 2019, 456,660 shares of KeyStone Common Stock are issuable upon conversion of 502,327 shares of KeyStone Preferred Stock; as of November 8, 2020 and thereafter, 456,660 shares of KeyStone Common Stock are issuable upon conversion of 502,327 shares of KeyStone Preferred Stock.
(3)	Shares of Novume Preferred Stock are not convertible into Novume Common Stock at the proposed Effective Time. As of November 8, 2019, 885,896 shares of Novume Common Stock are issuable upon conversion of 502,327 shares of Novume Preferred Stock; as of November 8, 2020 and thereafter, 885,896 shares of Novume Common Stock are issuable upon conversion of 502,327 shares of Novume Preferred Stock.
(4)	Does not include shares of KeyStone Common Stock issuable upon conversion of KeyStone Preferred Stock, because no such shares are convertible at the proposed Effective Time. At November 8, 2019, the subtotal would be 6,959,134 shares of KeyStone Common Stock, and at November 8, 2020 and thereafter, the subtotal would be 6,959,134 shares of KeyStone Common Stock, based on the terms of the KeyStone Preferred Stock.
(5)	Does not include shares of Novume Common Stock issuable upon conversion of Novume Preferred Stock, because no such shares are convertible at the proposed Effective Time. At November 8, 2019, the subtotal would be 13,500,337 shares of Novume Common Stock, and at November 8, 2020 and thereafter, the subtotal would be 13,500,337 shares of Novume Common Stock, based on the terms of the Novume Preferred Stock.
(6)	Does not include shares of KeyStone Common Stock issuable upon conversion of KeyStone Preferred Stock, because no such shares are convertible at the proposed Effective Time. At November 8, 2019, the subtotal would be 57,585,398 shares of KeyStone Common Stock, and at November 8, 2020 and thereafter, the subtotal would be 57,585,398 shares of KeyStone Common Stock, based on the terms of the KeyStone Preferred Stock.
(7)	Does not include shares of Novume Common Stock issuable upon conversion of Novume Preferred Stock, because no such shares are convertible at the proposed Effective Time. At November 8, 2019, the subtotal would be 16,875,421 shares of KeyStone Common Stock, and at November 8, 2020 and thereafter, the subtotal would be 16,875,421 shares of Novume Common Stock, based on the terms of the Novume Preferred Stock.

The Board of Directors of Brekford has approved the Merger Agreement and determined that the transactions contemplated thereby, including but not limited to the Brekford Merger, are in the best interests of Brekford and its stockholders. Brekford also has obtained approval of the adoption of the Merger Agreement, and the consummation of the Brekford Merger and the other transactions consummated thereby by a majority of the holders of Brekford Common Stock, in accordance with the requirements of Delaware law and Brekford’s certificate of incorporation, as currently in effect. Such stockholder approval will become effective twenty (20) days after this information statement/prospectus is first mailed to our stockholders. This information statement/prospectus also serves as notice to our stockholders under Delaware law of the approval of the Merger Agreement by less than unanimous written consent of our stockholders. No further vote or consent of any other stockholder of Brekford is necessary to approve the adoption of the Merger Agreement.

Brekford Common Stock is quoted on the OTCQX. Effective June 7, 2017, the units (the “Units”) sold during an offering described in an offering statement on Form 1-A and the offering circular appended thereto (the “Reg A Offering”), which was qualified by the SEC on November 8, 2016 (the “Qualification Date”), with each Unit consisting of one share of KeyStone Preferred Stock and one warrant (a “KeyStone Unit Warrant”) to purchase 0.25 shares of KeyStone Common Stock at an exercise price of $2.00 per share, were available for trading on the OTCQB. Effective June 29, 2017, KeyStone Common Stock, KeyStone Preferred Stock and KeyStone Unit Warrants were available for trading on the OTCQB. There is currently no public market for Novume Common Stock, Novume Preferred Stock, the warrants to be issued in exchange for KeyStone Unit Warrants (the “Novume Unit Warrants”) or any other securities of Novume.

At the initial closing of the Reg A Offering, on December 23, 2016, KeyStone sold 301,570 Units. At the second closing, on January 23, 2017, KeyStone sold 119,757 Units. At the third and final closing, on March 21, 2017, KeyStone sold 81,000 Units, for an aggregate sale of 502,327 Units in all three closings. As reported by KeyStone in its Current Report on Form I-U, as filed with the SEC on March 22, 2017, the Reg A Offering is now closed, effective as of the third closing.

After the Effective Time, Novume intends to apply for a listing of Novume Common Stock, Novume Preferred Stock and Novume Unit Warrants on a national stock exchange; provided, that, there can be no assurance that it will be successful in obtaining such listings.

You are urged to review carefully this information statement/prospectus to consider how the matters discussed will affect you.

You should carefully consider the “Risk Factors” section beginning on page 18 of this information statement/prospectus.

This information statement/prospectus is also Novume’s prospectus for an aggregate of 13,934,018 shares of Novume Common Stock, 808,501 warrants to purchase shares of Novume Common Stock (“Novume Warrants”), and 502,327 shares of Novume Preferred Stock that shall be issued or become issuable under the Merger Agreement.

Brekford’s Board of Directors would like to express its appreciation for your continued interest in Brekford.

Sincerely,

Robert West

Chairman of the Board of Directors of Brekford Traffic Safety, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this joint information statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This information statement/prospectus is dated August 4, 2017 and is first being mailed on or about August 4, 2017.

ADDITIONAL INFORMATION

To obtain further information and learn about other ways that you can receive this information, please contact Brekford at:

Brekford Traffic Safety, Inc.

Attn: Rodney Hillman, President

7020 Dorsey Road

Hanover, Maryland 21076

Phone: (410) 762-0800

Please also see “Where You Can Find More Information” beginning on page 139 of this information statement/prospectus to obtain further information and learn about other ways that you can receive this information.

QUESTIONS AND ANSWERS ABOUT THE MERGERS

Q:	Why am I receiving this information statement/prospectus?

A:	Brekford and KeyStone have agreed to combine their businesses through the simultaneous acquisition of Brekford and KeyStone by Novume so that after the Effective Time Novume is the parent company of both Brekford and KeyStone. A copy of the Merger Agreement, setting forth the terms of the agreed upon combination as described above and herein, is attached to this information statement/prospectus as Annex A. Brekford stockholders are not required to vote to approve and adopt the Merger Agreement and the transactions contemplated thereby since the holders of shares representing a majority of the Brekford Common Stock have already approved the Merger Agreement and such transactions. Brekford is not asking its stockholders for a proxy and Brekford stockholders are requested not to send in a proxy. However, this information statement/prospectus contains important information about the Mergers and the Merger Agreement, which you should read carefully.

Q.	What will happen in the proposed transaction?

A.	Novume was formed for the purpose of effectuating the Mergers. Before entering into the Merger Agreement, Novume formed two new Delaware corporations, Brekford Merger Sub, Inc. (“Brekford Merger Sub”) and KeyStone Merger Sub, LLC (“KeyStone Merger Sub” and, together with Brekford Merger Sub, the “Merger Subs”). At the Effective Time, Brekford Merger Sub will be merged with and into Brekford with Brekford as the surviving company, and KeyStone will be merged with and into KeyStone Merger Sub with KeyStone Merger Sub as the surviving company. As a result, the separate corporate existence of each of Brekford Merger Sub and KeyStone will cease, and Brekford and KeyStone Merger Sub will each survive as a wholly-owned subsidiary of Novume. As soon as practicable after the Effective Time, KeyStone Merger Sub will change its name to “KeyStone Solutions, LLC.”

Q.	What will Brekford stockholders receive as a result of the Mergers vis-à-vis KeyStone stockholders?

A.	If the Mergers are completed, the stockholders of Brekford immediately preceding the Effective Time will own such portion of the capital stock of Novume as is equal to approximately 20% of the issued and outstanding shares of Novume Common Stock, on a fully-diluted basis, and the stockholders of KeyStone immediately preceding the Effective Time will own such portion of Novume capital stock as is equal to approximately 80% of the issued and outstanding Novume Common Stock, on a fully-diluted basis.

Accordingly, at the Effective Time, each outstanding share of Brekford Common Stock immediately preceding the Effective Time (other than shares subject to perfected appraisal rights and other than shares held by Brekford, Brekford Merger Sub, Novume or any subsidiary of Novume), will be converted into and exchangeable for the right to receive shares of Novume Common Stock at the Brekford Exchange Ratio. Brekford Warrants and Brekford Options will be converted into and exchangeable for Novume Warrants and Novume Options, in a manner, more fully described below, that will maintain the ownership ratio described in the preceding paragraph. Simultaneously, each share of outstanding share of KeyStone Common Stock immediately preceding the Effective Time (other than shares subject to perfected appraisal rights and other than shares held by KeyStone, KeyStone Merger Sub, Novume or any subsidiary of Novume) will be converted into and exchangeable for shares of Novume Common Stock at the KeyStone Common Exchange Ratio, and each outstanding share of KeyStone Preferred Stock immediately preceding the Effective Time (other than shares subject to perfected appraisal rights and other than shares held by KeyStone, KeyStone Merger Sub, Novume or any subsidiary of Novume) will be converted into and exchangeable for the right to receive shares of Novume Preferred Stock at the KeyStone Preferred Exchange Ratio. KeyStone Warrants and KeyStone Options outstanding at the Effective Time will be converted into and exchangeable for Novume Warrants and Novume Options at the KeyStone Common Exchange Ratio.

The number of issued and outstanding shares of Brekford Common Stock and KeyStone Common Stock, and the number of shares of Brekford Common Stock and KeyStone Common Stock issuable upon the conversion or exercise of derivative securities of each such company, as of the Effective Time, may fluctuate pending completion of the Mergers. As a result, the aggregate number of shares of Novume Common Stock to be issued or made issuable at the Effective Time cannot be determined until immediately before the consummation of the Mergers and therefore will not be known until such time.

Q.	How will Brekford Options be treated in the Mergers vis-à-vis KeyStone Options?

A.	If the Mergers are completed, each Brekford Option and each KeyStone Option that is outstanding and unexercised immediately prior to the Effective Time will be assumed by Novume and converted into a Novume Option, enabling the holder to purchase shares of Novume Common Stock in the following amounts and at the following exercise prices, but otherwise having the same terms and conditions as are in effect immediately prior to the Effective Time:

(i) the number of shares of Novume Common Stock to be subject to each Novume Option will be equal to the product of (x) the number of shares of KeyStone Common Stock or Brekford Common Stock subject to the original option and (y) the KeyStone Common Exchange Ratio or the Brekford Exchange Ratio, as applicable;

(ii) the exercise price per share of Novume Common Stock under each Novume Option will be equal to (x) the exercise price per share of the KeyStone Common Stock or Brekford Common Stock under the original option divided by (y) the KeyStone Common Exchange Ratio or the Brekford Exchange Ratio, as applicable; and

(iii) upon each exercise of a Novume Option by a holder thereof, the aggregate number of shares of Novume Common Stock deliverable upon such exercise will be rounded down, if necessary, to the nearest whole share and the aggregate exercise price will be rounded up, if necessary, to the nearest cent.

As a result, at the Effective Time, all outstanding Brekford Options will terminate and cease to represent a right to acquire Brekford Common Stock and all outstanding KeyStone Options will terminate and cease to represent a right to acquire KeyStone Common Stock.

Q.	How will Brekford Warrants be treated in the Mergers vis-à-vis KeyStone Warrants?

A.	If the Mergers are completed, each warrant to purchase shares of Brekford Common Stock or KeyStone Common Stock that is outstanding and unexercised immediately prior to the Effective Time, will be assumed by Novume and converted into a warrant to purchase shares of Novume Common Stock in the following amounts and at the following exercise prices, but otherwise having the same terms and conditions as are in effect immediately prior to the Effective Time:

(i) the number of shares of Novume Common Stock issuable upon exercise of each Novume Warrant will be equal to the product of (x) the number of shares of KeyStone Common Stock or Brekford Common Stock issuable upon exercise of the original warrant and (y) the KeyStone Common Exchange Ratio or the Brekford Exchange Ratio, as applicable;

(ii) the exercise price per share of Novume Common Stock under the Novume Warrants will be equal to (x) the exercise price per share of the KeyStone Common Stock or Brekford Common Stock under the original warrant divided by (y) the KeyStone Common Exchange Ratio or the Brekford Exchange Ratio, as applicable; and

(iii) upon each exercise of Novume Warrants by a holder thereof, the aggregate number of shares of Novume Common Stock deliverable upon such exercise will be rounded down, if necessary, to the nearest whole share and the aggregate exercise price will be rounded up, if necessary, to the nearest cent.

As a result, at the Effective Time, all outstanding Brekford Warrants will terminate and cease to represent a right to acquire Brekford Common Stock and all outstanding KeyStone Warrants will terminate and cease to represent a right to acquire KeyStone Common Stock.

Q.	Should I send in my Brekford stock certificates now?

A.	No. Novume has appointed VStock Transfer LLC as exchange agent (the “Exchange Agent”) to effect the exchange of Brekford Common Stock, Brekford Warrants, Brekford Options, KeyStone Common Stock, KeyStone Preferred Stock KeyStone Warrants and KeyStone Options for Novume Common Stock, Novume Preferred Stock, Novume Warrants and Novume Options, as the case may be, in accordance with the provisions of the Merger Agreement. Commencing immediately after the Effective Time and continuing until the appointment of the Exchange Agent is terminated, each holder of a certificate or certificates theretofore representing exchangeable shares, warrants or options may surrender the same to the Exchange Agent in exchange for the delivery of Novume Common Stock, Novume Preferred Stock, Novume Warrants or Novume Options, as applicable. All such shares, warrants or options delivered in accordance with the preceding sentence will be deemed to have been issued at the Effective Time.

Q:	When do you expect to complete the Mergers?

A:	Brekford, KeyStone and Novume expect to complete the Mergers on or before August 31, 2017. However, because the Mergers are subject to closing conditions, the parties cannot predict the exact timing.

Q.	Will there be a stockholder meeting or vote to approve the Merger Agreement?

A.	No. Brekford has already obtained stockholder approval of the adoption of the Merger Agreement, and the consummation of the Brekford Merger thereunder, by the written consent of the holders of a majority of the voting power of Brekford Common Stock. This stockholder approval will become effective twenty (20) days after this information statement/prospectus is first mailed to Brekford’s stockholders. No vote or consent of any other stockholder of Brekford is necessary to the adoption of the Merger Agreement or to the performance of the Brekford Merger. Accordingly, Brekford is not soliciting any stockholder votes or consents by this information statement/prospectus. This information statement/prospectus also serves as notice to Brekford’s stockholders under Section 228 of the Delaware General Corporation Law (“DGCL”) of the approval of the adoption of the Merger Agreement, and the performance of the Brekford Merger pursuant to the terms thereof, by less than unanimous written consent of its stockholders. BREKFORD IS NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND BREKFORD A PROXY.

Q.	What do I need to do now?

A.	You should review this information statement/prospectus carefully to consider how the matters discussed will affect you.

Q.	Will Novume pay any dividends?

A.	Novume Preferred Stock will be entitled to quarterly cash dividends of $0.175 (7% per annum) per share. Novume anticipates paying the quarterly cash dividends through cash flow and potential business growth from acquired entities.

Novume does not expect to pay dividends on Novume Common Stock in the foreseeable future. Novume anticipates that future earnings generated from operations, if any, will be retained to develop and expand its business. Novume’s ability to pay dividends on Novume Common Stock will be restricted by the terms of Novume Preferred Stock, which will require Novume to pay full cumulative dividends on the Novume Preferred Stock before making any dividend payment on Novume Common Stock.

Q.	Who will be the executive officers and directors of Novume following the Mergers?

A.	The Merger Agreement provides that at the Effective Time, Robert A. Berman, currently the Chief Executive Officer of KeyStone, will be appointed Chief Executive Officer of Novume; Harry Rhulen, currently the President of KeyStone, will be appointed President of Novume; Dr. Richard Nathan, currently the Chief Operating Officer of KeyStone, will be appointed Chief Operating Officer of Novume; Suzanne Loughlin, currently the Chief Administrative Officer and General Counsel of KeyStone, will be appointed Chief Administrative Officer and General Counsel of Novume; and Riaz Latifullah, currently the Chief Financial Officer of KeyStone, will be appointed Chief Financial Officer of Novume.

Following the Effective Time, the Novume Board will consist of seven (7) members, four (4) of whom will be independent within the meaning of the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) and the national stock exchange to which Novume intends to apply for the listing of Novume Common Stock, Novume Preferred Stock and certain Novume Warrants that will be issuable to the holders of certain KeyStone Warrants (as more fully discussed below). Six (6) members will be designated by KeyStone and one (1) member will be designated by Brekford, subject to KeyStone’s approval. The members designated by KeyStone as of July 20, 2017, are James McCarthy, who shall serve as Chairman, Robert A. Berman, Dr. Richard Nathan, Glenn Goord and Paul de Bary. The remaining members shall be appointed as soon as practicable but likely after the Effective Time.

Q.	Are Brekford and KeyStone stockholders entitled to appraisal rights?

A.	Brekford stockholders and KeyStone stockholders will be entitled to appraisal rights under the DGCL, and receive payment for the fair value of their shares of Brekford Common Stock if the Brekford Merger is completed and the dissenting stockholders follow the requirements of Section 262 of the DGCL, or the fair value of their shares of KeyStone Common Stock and/or KeyStone Preferred Stock if the KeyStone Merger is completed and the dissenting stockholders follow the requirements of Section 262 of the DGCL.

Brekford stockholders and KeyStone stockholders who desire to exercise their appraisal rights must submit a written demand for an appraisal within twenty (20) days of the mailing of this information statement/prospectus, and must continue to hold their Brekford shares or KeyStone shares, as applicable, through the Effective Time. Brekford stockholders and KeyStone stockholders must also comply with other procedures as required by Section 262 of the DGCL. Brekford stockholders and KeyStone stockholders who validly demand appraisal of their shares in accordance with the DGCL and do not withdraw their demand or otherwise forfeit their appraisal rights will not receive the merger consideration described herein. Instead, after the

Effective Time, the Court of Chancery of the State of Delaware will determine the fair value of their shares exclusive of any value arising from the Brekford Merger or the KeyStone Merger, as applicable. This appraisal amount will be paid in cash and could be more than, the same as or less than the value a Brekford stockholder or a KeyStone stockholder, as applicable, would be entitled to receive under the Merger Agreement.

A copy of Section 262 of the DGCL is included as Annex B to this information statement/prospectus and a summary of this provision is included under “The Transaction—Appraisal Rights” beginning on page 41 of this information statement/prospectus.

Q.	Where can I find more information about Brekford, KeyStone and Novume?

A.	More information about Brekford, KeyStone and Novume is available from various sources described in this information statement/prospectus under “Where You Can Find More Information.”

Q.	Who can help answer my additional questions?

A.	If you have any additional questions about the Merger Agreement or the Mergers, or would like additional copies of this information statement/prospectus, you should contact:

Brekford Traffic Safety, Inc.

Attn: Rodney Hillman, President

7020 Dorsey Road

Hanover, Maryland 21076

Phone: (410) 762-0800

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This information statement/prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this information statement/prospectus, including statements regarding future results of operations and financial position, business strategy, prospective products and services, timing and likelihood of success, plans and objectives of management for future operations, and future results of current and anticipated products and services, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. These forward-looking statements are based largely on current expectations. and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described under the sections in this prospectus entitled “Risk Factors” and elsewhere in this information statement/prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for us to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

This information statement/prospectus also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about the lines of business and industries in which we are involved. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

These forward-looking statements may not be realized due to a variety of factors, including, without limitation:

•	Brekford’s history of incurring losses;

•	difficulties in remaining competitive in the markets the companies serve;

•	the effects of future economic, business and market conditions;

•	difficulties in successfully managing both the KeyStone and Brekford businesses;

•	difficulties in achieving cost savings, operating efficiencies and new revenue opportunities as a result of the Mergers, and the incurrence of unforeseen costs and expenses;

•	the effects of the uncertainty of the Mergers on relationships with customers, employees and suppliers;

•	consolidation in the industry KeyStone serves;

•	limitations on Brekford’s ability to continue to develop, manufacture and market innovative products and services;

•	costs associated with the Mergers;

•	KeyStone’s failure to realize anticipated benefits from other acquisitions or the possibility that such acquisitions could adversely affect KeyStone and/or Novume, and risks relating to the prospects for future acquisitions;

•	the loss of key employees and the ability to retain and attract key personnel, including technical and managerial personnel;

•	quarterly and annual fluctuations in results of operations;

•	the inability to make necessary investments in research and development;

•	failure to properly protect and enforcement of intellectual property rights and proprietary technologies;

•	costs associated with potential intellectual property infringement claims asserted by a third party;

•	Brekford’s exposure to product liability claims resulting from the use of their products;

•	the loss of one or more of significant customers, or the diminished demand for Brekford’s products or KeyStone’s services;

•	dependence on contract manufacturing and outsourced supply chain, as well as the costs of materials for Brekford’s products;

•	the effects of war, terrorism, natural disasters or other catastrophic events; and

•	other risks and uncertainties, including those listed under the heading “Risk Factors” in this information statement/prospectus.

The forward-looking statements are based upon beliefs and assumptions of the management of Novume, Brekford and KeyStone and are made as of the date of this information statement/prospectus. Novume, Brekford and KeyStone undertake no obligation to publicly update or revise any forward-looking statements included in this information statement/prospectus or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by federal securities laws. Any investor should consider all risks and uncertainties disclosed in the companies’ filings with the SEC, described below under the heading “Where You Can Find More Information,” all of which is accessible on the SEC’s website at www.sec.gov.

SUMMARY

This summary highlights selected information from this information statement/prospectus and may not contain all of the information that is important to you. To understand the Merger Agreement and the Mergers fully and for a more complete description of the legal terms of the Merger Agreement and the Mergers, you should carefully read this entire information statement/prospectus and the other documents to which you have been referred. See “Where You Can Find More Information” beginning on page 139 of this information statement/prospectus.

The Companies

Novume Solutions, Inc.

Novume is a Delaware corporation formed on February 6, 2017 to effectuate the Mergers and to become a holding company for Brekford and KeyStone and their respective subsidiaries following the consummation of the Mergers. Prior to the consummation of the Mergers, Novume has had and will have no operations other than those incidental to its formation, its execution of the Merger Agreement, and the preparation of this information statement/prospectus. Novume currently has no operations and no or nominal assets and liabilities.

In accomplishing the Mergers through a holding company, KeyStone and Brekford intend to pursue their existing lines of business separately while achieving certain economies and benefits from pooled management, shared regulatory compliance costs and other complementary resources that can assist in supporting Novume’s growth. Through internal growth and strategic acquisitions, where appropriate and available, Novume seeks to develop its core business as a service provider to global and domestic companies that do business with governments both in the United States and abroad. In selective situations, Novume will also seek to serve as a partner or incubator for emerging businesses, like Brekford’s automated traffic safety enforcement business, where an understanding of government contracting procedures and contacts with other seasoned providers of government services or products can be critical to success.

The mailing address of Novume’s principal executive offices is 14420 Albemarle Point Place, Suite 200, Chantilly, VA 20151, and its telephone number is (703) 953-3838.

KeyStone Solutions, Inc.

KeyStone was formed in March 2016 as a holding company for the purpose of creating or acquiring professional services companies that provide support to the government contracting (“GovCon”) industry. KeyStone was formed through a corporate reorganization of AOC Key Solutions, Inc., a Delaware corporation (“AOC Key Solutions”), which, as a result, became a wholly owned subsidiary of KeyStone. Consistent with KeyStone’s acquisitive growth strategy, on January 25, 2017 KeyStone executed the previously announced acquisition of Firestorm Solutions, LLC and Firestorm Franchising, LLC. Thus, the operations of KeyStone are currently being conducted by and through three wholly-owned subsidiaries: AOC Key Solutions, Firestorm Solutions, LLC and Firestorm Franchising, LLC (the latter two such entities hereinafter referred to as “Firestorm”).

KeyStone’s strategy for AOC Key Solutions includes diversifying its services offerings within the GovCon market while gaining a critical mass of sustainable revenues. This is expected to involve adding both vertical and horizontal capabilities by acquiring GovCon service providers through a disciplined acquisition strategy. KeyStone intends to foster communication and knowledge transfer by constructing a “bridge” across which efficiencies and best practices will be shared between the private sector and government, benefiting government, industry and the taxpayer. KeyStone through its recently-formed subsidiary Novume Media developed a television show called The Bridge – a weekly 30-minute program featuring panel discussions and interviews with leaders from the government, business, academia and associations. The show premiered on April 2, 2017 in the Washington, DC market.

AOC Key Solutions. AOC Key Solutions is a business development and consulting firm that assists government contractors in many aspects of their business. Its primary services cover all aspects of the government procurement process, including identifying individual and teaming opportunities, understanding and meeting qualification standards, team development and coordination, proposal strategy and development, and all aspects of support for their clients prior to and after winning government contracts. It also helps commercially focused firms gain entry into the government contracting market for the first time. Since commencing operations in 1983, AOC Key Solutions has assisted clients in winning over approximately $150 billion of government contract awards.

A guiding objective of AOC Key Solutions is to perform in a manner that improves outcomes for all stakeholders, working in a way that increases the efficiency and effectiveness of both the government and the companies who are in, or seek to enter, the government contracting market. In this way, AOC Key Solutions seeks to help contractors achieve positive societal contributions as well as success measured by profits and return on investment.

AOC Key Solutions identifies winnable government contracts for clients and provides teaming support to help its clients identify qualified teaming opportunities from AOC Key Solutions large database of government contractors. Next, AOC Key Solutions helps its clients develop the strategy and plan to win contracts, implement and execute their strategy and plan, and prepare a compliant, compelling and winning proposal document. For more than 30 years AOC Key Solutions has provided market intelligence, proposal, capture, advisory and teaming support and other important services to Fortune 50 companies and small businesses alike.

Firestorm. Firestorm is a nationally recognized leader in crisis management, crisis communications, emergency response, and business continuity, including workplace violence prevention, cyber-breach response, communicable illness/pandemic planning, predictive intelligence, and other emergency, crisis and disaster preparedness initiatives. Firestorm is focused on prevention in addition to planning and response initiatives. For example, Firestorm has developed a behavioral risk and threat assessment program, referred to as BERTHA®, which positions organizations to prevent violence from occurring through the delivery of awareness training, anonymous reporting and predictive intelligence programs that enable the identification of warning signs that may be exhibited by an individual long before they are on a path to violence.

By educating others on emerging threats and strategies to combat those threats Firestorm increases awareness of its initiatives through the deployment of no-fee webinars, stress tests, and blog articles that include analyses by members of its highly-credentialed Expert Council as well as other social media. Firestorm partners with industry associations and aggregators to deliver meaningful risk mitigation strategies and education. It serves clients ranging from some of the world’s largest global companies to main street businesses, public and private, across all industry sectors. Firestorm offers services to federal contractors that enhance their ability to manage risk and respond to adverse events, thereby minimizing people, brand, reputation, financial, legal and regulatory impacts. As part of the Firestorm acquisition, KeyStone gained additional management expertise and has appointed Firestorm executives, Harry Rhulen, as President of KeyStone, and Suzanne Loughlin, as Chief Administrative Officer and General Counsel of KeyStone.

Management. Collectively, the members of KeyStone’s management team have experience in the GovCon sector and in managing organic growth as well as growth through acquisitions and integration. In connection with the formation of KeyStone as a platform for expansion in the GovCon sector, Robert A. Berman joined KeyStone as Chief Executive Officer and became an investor in KeyStone. See “Interest of Certain Persons in the Mergers.” Prior to investing in KeyStone, Mr. Berman executed a growth acquisition strategy for a services company focused on the hospitality industry that had, at the time Mr. Berman joined as Chairman and CEO, a $6 million in annual revenue and 50-employees. Within three years under Mr. Berman’s leadership, it opened offices around the world, grew to more than 3,000 employees and generated $220 million in annual revenue. In addition to operating and growing businesses through acquisitions, Mr. Berman has capital markets experience in both the public and private sectors. Mr. James McCarthy is KeyStone’s Chairman and his career spans over 30 years of marketing strategy creation, proposal development, and oral presentation coaching to contractors seeking to expand their market shares or to enter the GovCon sector. Dr. Richard Nathan, KeyStone’s Chief Operating Officer and member of the Board of Directors of KeyStone (the “KeyStone Board”), brings over 45 years of corporate management, program management, and business and proposal development experience. He has led large management and operation contracts valued at more than a billion dollars and managed service and technical contracts for the United States Department of Energy (DoE), Department of Defense (DoD), Department of Homeland Security (DHS), NASA, Environmental Protection Agency (EPA), and state governments. KeyStone believes that the combined expertise of Mr. Berman, Mr. McCarthy and Dr. Nathan will help KeyStone to identify and evaluate key strategic acquisitions as KeyStone pursues its growth strategy.

The mailing address of KeyStone’s principal executive offices is 14420 Albemarle Point Place, Suite 200, Chantilly, VA, 20151, and its telephone number is (703) 953-3838.

Brekford Traffic Safety, Inc.

Brekford recognizes that traffic safety is a major concern for most communities, yet there is continual pressure on the budgets of state, local and federal government agencies and other public safety providers. Since 2010, Brekford has provided full turnkey automated traffic safety enforcement (“ATSE”) programs, offering a variety of technologies and processing capabilities, to assist government agencies in their mission to reduce deaths and accidents on public roadways. Red light, speed, and distracted driving camera systems enable law enforcement agencies to address traffic safety concerns, while freeing officers to attend to more critical crime prevention activities. ATSE systems have been shown to be effective at reducing vehicle speeds and intersection crashes. Brekford’s ATSE systems contain one or more motor vehicle sensors that produce recorded images of motor vehicles traveling at speeds above a defined threshold, passing through a red light, or where the driver is illegally using a handheld device. Images captured by the camera are processed and reviewed in a secure facility utilizing a proprietary web-based citation management system, and violation notices are mailed to the registered owner of the identified vehicle. Revenue generated from these violator-funded programs reduces the tax burden on the community, and is routinely allocated to other public safety initiatives.

Until recently, Brekford also operated within the law enforcement and public safety industry providing vehicle upfitting and technology services (“Vehicle Services”) to state, local, and federal agencies. On February 6, 2017, Brekford signed a definitive agreement to sell 80.1% of its Vehicle Services business to LB&B Associates, Inc., a nationally recognized government service provider (“LB&B”). The closing of the transaction occurred on February 28, 2017 (the “Vehicle Services Closing”). Brekford continues to own a 19.9% share of the Vehicle Services business, which is now housed in the entity Global Public Safety, LLC (“GPS”). Brekford intends to assist in providing strategic and tactical advice to the new owners, who intend to grow the business nationally. The Vehicle Services Closing occurred on February 28, 2017 and subsequently Brekford used proceeds from the disposition to repay an investor note of $413,906, a revolving loan and accommodation loan of $1,143,851, a vehicle loan of $17,640 and officer notes of $500,000, which represented all the debt of Brekford on such date thereby satisfying that closing condition. See “Information about Brekford Traffic Safety, Inc. – Sale of Assets and Investment in Global Public Safety.”

The majority of Brekford’s sales are to government agencies whose operating budgets, while historically stable, are dependent on national and local economic conditions. Brekford’s recurring revenue model offers these agencies much needed traffic safety services, without an impact to operating budgets. In fact, in most cases, agencies experience a net positive revenue stream from these programs. The ATSE industry has experienced substantial growth in recent years; however, intense competition from a handful of competitor companies and lack of national standards create both a challenge and an opportunity. Brekford provides distinctive modern technology, and its size, strategy, and low-cost structure enable bidding on smaller to medium sized municipalities, which collectively constitute the majority of installation opportunities within the U.S.

The mailing address of Brekford’s principal executive offices is 7020 Dorsey Road, Hanover, Maryland 21076, and its telephone number is (410) 762-0800.

The Mergers

Reasons for the Mergers

Brekford and KeyStone’s management believe that the combination of Brekford and KeyStone presents the opportunity to realize significant value for both companies. KeyStone subsidiary AOC Key Solutions has the ability to assist Brekford in identifying new opportunities to meet the needs of government entities looking for the types of products and services that Brekford offers. KeyStone subsidiary Firestorm, through its principal offices in locations throughout the United States, can approach local municipalities to educate them about Brekford’s products and services thereby expanding the implementation of these programs, products and services. As Firestorm is a risk management and preparedness consultancy that regularly works with organizations, public and private, municipal and corporate, to identify vulnerabilities and threats that could harm people, brand and reputation, it has expertise in designing programs to identify threats, develop strategies and plans to mitigate those threats, and educate all stakeholders on their roles and responsibilities in responding to such threats, should they materialize. It is well known that speeding, running red lights, and distracted driving cause serious injuries and fatalities throughout our nation. Brekford has proven solutions that change driver behavior, thereby reducing the number of traffic infractions in municipalities that have implemented these solutions. Therefore, Firestorm and Brekford expect to be able to collaborate productively to expand the development of comprehensive life-saving programs for municipalities.

Ownership of Novume After the Mergers

Immediately following the Effective Time, the stockholders of Brekford immediately preceding the Effective Time will collectively own such portion of the capital stock of Novume as is equal to approximately 20% of the issued and outstanding shares of Novume Common Stock, on a fully-diluted basis, and the stockholders of KeyStone immediately preceding the Effective Time will own such portion of Novume capital stock as is equal to approximately 80% of the issued and outstanding Novume Common Stock, on a fully-diluted basis.

Consideration to be Received by Stockholders of Brekford and KeyStone

Novume, Brekford and KeyStone entered into the Merger Agreement in its original form on February 10, 2017, and subsequently amended and restated it on June 7, 2017 to make minor adjustments that do not change the overall business terms of, or the value of the consideration under, the Merger Agreement. See—“The Transaction—Background of the Transaction”.

The Merger Agreement provides for two separate, simultaneous Mergers to occur at the Effective Time, after satisfaction of the conditions to the Mergers under the Merger Agreement. In the Brekford Merger, Brekford Merger Sub will merge with and into Brekford, with Brekford surviving as a wholly-owned subsidiary of Novume. Simultaneously, in KeyStone Merger, KeyStone will merge with and into KeyStone Merger Sub, with KeyStone Merger Sub surviving. As soon as practicable after the Effective Time, KeyStone Merger Sub will change its name to “KeyStone Solutions, LLC.” References herein to “KeyStone” after the Effective Time refer to KeyStone Merger Sub as the surviving company of the KeyStone Merger.

If the Mergers are completed, each share of Brekford Common Stock issued and outstanding immediately prior to the Effective Time and all rights in respect thereof, shall, without any action on the part of any holder thereof, cease to exist and be converted into and become exchangeable for the right to receive 1/15th of a share of Novume Common Stock, in accordance with the Brekford Exchange Ratio. If the Mergers are completed, each share of KeyStone Common Stock issued and outstanding immediately prior to the Effective Time and all rights in respect thereof, shall, without any action on the part of any holder thereof, cease to exist and be converted into and become exchangeable for 1.9399 shares of Novume Common Stock, in accordance with the KeyStone Common Exchange Ratio, and each share of KeyStone Preferred Stock and all rights in respect thereof shall, without any action on the part of any holder thereof, cease to exists and be converted into and become exchangeable for 1 share of Novume Preferred Stock in accordance with the KeyStone Preferred Exchange Ratio. The Brekford Exchange Ratio, the KeyStone Common Exchange Ratio and the KeyStone Preferred Exchange Ratio have been determined with intent that immediately after the Mergers, the stockholders of Brekford immediately preceding the Effective Time will own such portion of the capital stock of Novume as is equal to approximately 20% of the issued and outstanding shares of Novume Common Stock, on a fully-diluted basis, and the stockholders of KeyStone immediately preceding the Effective Time will own such portion of Novume capital stock as is equal to approximately 80% of the issued and outstanding Novume Common Stock, on a fully-diluted basis.

The number of issued and outstanding shares of Brekford Common Stock and the number of shares of Brekford Common Stock underlying outstanding derivative securities of Brekford, and the number of issued and outstanding shares of KeyStone Common Stock and the number of shares of KeyStone Common Stock underlying outstanding derivative securities of KeyStone, at the Effective Time, cannot be determined until that time. Consequently, the aggregate number of shares of Novume Common Stock to be issued, or made issuable upon exercise of derivative securities, in the Mergers, cannot be determined until the Mergers are completed.

Brekford Common Stock is quoted on the OTCQX. KeyStone Units, KeyStone Common Stock, KeyStone Preferred Stock and KeyStone Unit Warrants are available for trading on the OTCQB as described above. There is currently no public market for Novume Common Stock, Novume Preferred Stock, Novume Unit Warrants or any other securities of Novume. After the Effective Time, Novume intends to apply for a listing of Novume Common Stock, Novume Preferred Stock and Novume Unit Warrants on a national stock exchange; provided, that, there can be no assurance that it will be successful in obtaining such listings.

Consideration to be Received by Holders of Brekford Options and KeyStone Options

If the Mergers are completed, all outstanding Brekford Options will terminate and cease to represent a right to acquire Brekford Common Stock and all outstanding KeyStone Options will terminate and cease to represent a right to acquire KeyStone Common Stock.

At the Effective Time, each Brekford Option and each KeyStone Option which is outstanding and unexercised immediately prior to the Effective Time shall be assumed by Novume and converted into a Novume Option, enabling the holder to purchase shares of Novume Common Stock in such amount and at such exercise price as provided below and otherwise having the same terms and conditions as are in effect immediately prior to the Effective Time:

(i) the number of shares of Novume Common Stock to be subject to each Novume Option will be equal to the product of (x) the number of shares of KeyStone Common Stock or Brekford Common Stock subject to the original option and (y) the KeyStone Common Exchange Ratio or the Brekford Exchange Ratio, as applicable;

(ii) the exercise price per share of Novume Common Stock under each Novume Option will be equal to (x) the exercise price per share of the KeyStone Common Stock or Brekford Common Stock under the original option divided by (y) the KeyStone Common Exchange Ratio or the Brekford Exchange Ratio, as applicable; and

(iii) upon each exercise of a Novume Option by a holder thereof, the aggregate number of shares of Novume Common Stock deliverable upon such exercise will be rounded down, if necessary, to the nearest whole share and the aggregate exercise price will be rounded up, if necessary, to the nearest cent.

Consideration to be Received by Holders of Brekford Warrants and KeyStone Warrants

If the Mergers are completed, all outstanding Brekford Warrants will terminate and cease to represent a right to acquire Brekford Common Stock and all outstanding KeyStone Warrants will terminate and cease to represent a right to acquire KeyStone Common Stock.

At the Effective Time, each outstanding Brekford Warrant or KeyStone Warrant which is outstanding and unexercised immediately prior to the Effective Time, shall be assumed by Novume and converted into a Novume Warrant representing a right to purchase shares of Novume Common Stock in such amount and at such exercise price as provided below and otherwise having the same terms and conditions as are in effect immediately prior to the Effective Time:

(i) the number of shares of Novume Common Stock issuable upon exercise of each Novume Warrant will be equal to the product of (x) the number of shares of KeyStone Common Stock or Brekford Common Stock issuable upon exercise of the original warrant and (y) the KeyStone Common Exchange Ratio or the Brekford Exchange Ratio, as applicable;

(ii) the exercise price per share of Novume Common Stock under the Novume Warrants will be equal to (x) the exercise price per share of the KeyStone Common Stock or Brekford Common Stock under the original warrant divided by (y) the KeyStone Common Exchange Ratio or the Brekford Exchange Ratio, as applicable; and

(iii) upon each exercise of Novume Warrants by a holder thereof, the aggregate number of shares of Novume Common Stock deliverable upon such exercise will be rounded down, if necessary, to the nearest whole share and the aggregate exercise price will be rounded up, if necessary, to the nearest cent.

For clarity, KeyStone Unit Warrants shall be exchanged for Novume Unit Warrants, which shall contain substantially similar terms to the KeyStone Unit Warrants, but for any adjustments in order to reflect the KeyStone Common Exchange Ratio.

Additionally, on March 16, 2016, KeyStone entered into a Subordinated Note and Warrant Purchase Agreement with Avon Road Partners, L.P., a limited partnership controlled by affiliate Robert Berman (“Avon Road” and such agreement, the “Avon Road Purchase Agreement”) pursuant to which KeyStone agreed to issue up to $1,000,000 in subordinated debt (to be represented by subordinated notes referred to herein as “Avon Road Notes”) and warrants to purchase up to 125,000 shares of KeyStone Common Stock (“Avon Road Warrants”). As of August 1, 2017, one Avon Road Note is outstanding, with an outstanding principal amount of $500,000, and Avon Road Warrants to purchase 62,500 shares of KeyStone Common Stock are outstanding and exercisable at a price of $2.00 per share. At the Effective Time, the Avon Road Warrants will be exchanged, in the manner described above, for Novume Warrants.

Approval of Brekford’s Board of Directors

The Board of Directors of Brekford (the “Brekford Board”) determined that the adoption of the Merger Agreement, and the consummation of the Brekford Merger thereunder and the other transactions contemplated thereby, is fair to, advisable and in the best interests of Brekford and its stockholders, and, accordingly, it has duly approved the Merger Agreement, and the consummation of the Brekford Merger thereunder and the other transactions contemplated thereby.

Board of Directors and Management of Novume, Brekford and KeyStone

The Merger Agreement provides that at the Effective Time, Robert A. Berman, currently Chief Executive Officer of KeyStone, will be appointed Chief Executive Officer of Novume; Harry Rhulen, currently President of KeyStone, will be appointed President of Novume; Dr. Richard Nathan, currently Chief Operating Officer of KeyStone, will be appointed Chief Operating Officer of Novume; James McCarthy, currently Chief Strategy Officer of KeyStone, will be appointed Chief Strategy Officer of Novume; Suzanne Loughlin, currently Chief Administrative Officer and General Counsel of KeyStone, will be appointed Chief Administrative Officer and General Counsel of Novume; and Riaz Latifullah, currently Chief Financial Officer of KeyStone, will be appointed Chief Financial Officer of Novume.

At the Effective Time or as soon as practicable thereafter, the Novume Board will consist of seven (7) members, four (4) of whom will be independent within the meaning of the rules and regulations of the SEC and the national stock exchange to which Novume has applied for the listing of Novume Common Stock, Novume Preferred Stock and Novume Unit Warrants. Six (6) members will be designated by KeyStone and one (1) member shall be designated by Brekford, subject to KeyStone’s approval. The members designated by KeyStone as of July 20, 2017, are James McCarthy, who shall serve as Chairman, Robert A. Berman, Dr. Richard Nathan, Glenn Goord and Paul de Bary. The remaining members shall be appointed as soon as practicable but likely after the Effective Time.

The Merger Agreement provides that each of Rodney Hillman and Scott Rutherford, currently President/Chief Operating Officer and Chief Strategic Officer of Brekford, respectively, shall, as of or prior to the Effective Time, enter into separate five (5)-year employment agreements with Brekford or one or more of its subsidiaries to serve as President/Chief Operating Officer and Chief Technology Officer, respectively, of such entity. Additionally, at the Effective Time, Novume is expected to assume the existing employment agreements of KeyStone with each of Robert Berman, Richard Nathan, Harry Rhulen, Riaz Latifullah and Suzanne Loughlin, and KeyStone’s offer letter with James McCarthy. All of the forgoing are referred to collectively herein as, the “Employment Agreements.”

For a more complete description of the above-described arrangements, see “The Transaction – Interests of Certain Persons in the Transaction – Employment Agreements.”

Conditions to the Mergers

The Mergers will not be completed unless customary conditions set forth in the Merger Agreement are satisfied or waived by Brekford or KeyStone. Several such conditions have been fulfilled as of the date hereof, including that each party to the Merger Agreement receive the corporate authorizations required for the consummation of the Mergers under the DGCL, the Delaware Limited Liability Company Act (the “DLLCA”), and each such party’s organizational documents.

As of August 1, 2017, the effectiveness of the Registration Statement, the distribution of this information statement/prospectus to Brekford’s stockholders, and the completion of the required “Blue Sky” filings, were the only outstanding non-waivable conditions to the closing of the Merger Agreement, barring the unforeseen enactment of a law or regulation that has the effect of making the consummation of the Mergers illegal. See “The Merger Agreement – Conditions to the Mergers”.

Termination of the Merger Agreement; Termination Fee

The Merger Agreement may be terminated prior to the Effective Time by either Brekford or KeyStone under certain circumstances, including (i) if the Mergers are not consummated on or before August 31, 2017 (the “Termination Date”), provided, that, if on the Termination Date all conditions to the closing of the Merger Agreement, as set forth therein, shall be fulfilled, except the condition that this Registration Statement shall have become effective, then the Termination Date shall be extended to a date as shall be agreed by the parties; (ii) if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; (iii) if the other shall have breached, or failed to comply with, in any material respect any of its obligations under the Merger Agreement or any representation or warranty made by such other party shall have been incorrect in any material respect when made or shall have since ceased to be true and correct in any material respect, and such breach, failure or misrepresentation is not cured within thirty (30) days after notice thereof and such breaches, failures or misrepresentations, individually or in the aggregate and without regard to materiality qualifiers contained therein, results or would reasonably be expected to result in a Material Adverse Effect on Novume, Brekford or KeyStone; (iv) upon the occurrence of a Material Adverse Effect on the other or on Novume or an event which could reasonably be expected to result in a Material Adverse Effect on the other or on Novume; (v) if the Board of Directors of the other or any committee of the Board of Directors of the other (1) shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement or the Mergers, (2) shall fail to reaffirm such approval or recommendation upon such party’s request, (3) approve or recommend any acquisition of the other or a material portion of its assets or any tender offer for shares of its capital stock, in each case, other than by the other party or an affiliate thereof, or (5) shall resolve to take any of the forgoing actions; and (vi) if any required approvals of the stockholders of Brekford or KeyStone shall fail to have been obtained prior to the Effective Time.

In certain circumstances, the Merger Agreement obligates Brekford to pay to KeyStone a fee of $250,000 (the “Termination Fee”) if the Merger Agreement is terminated. KeyStone may terminate the Merger Agreement without incurring a Termination Fee.

Key Stockholder Agreements

The officers of Brekford and KeyStone have significant holdings in the voting securities of their respective companies. C.B. Brechin, Scott Rutherford, and Robert West each entered into an agreement with Brekford, and Robert A. Berman, James McCarthy, and Dr. Richard Nathan each entered into an agreement with KeyStone (such persons, collectively, the “Key Stockholders” and such agreements, collectively, the “Key Stockholder Agreements”), in connection with the signing of Merger Agreement, pursuant to which they agreed to vote all of their voting securities in Brekford or KeyStone, as applicable, (a) in favor of the Merger Agreement and the Mergers and (b) against any action that is intended to, or that could reasonably be expected to, impede, delay or materially adversely affect the transactions contemplated by the Merger Agreement. The forgoing agreements were subject to the condition that each such Key Stockholder Agreement would terminate upon the earlier of the Effective Time and the termination of the Merger Agreement. Each of the Key Stockholders has further agreed that, until the earlier of the termination of the Merger Agreement and the Effective Time, such Key Stockholders will not, directly or indirectly, sell or otherwise transfer any shares of Brekford Common Stock or KeyStone Common Stock, as applicable.

On February 9, 2017, each Key Stockholder voted his outstanding KeyStone Common Stock or Brekford Common Stock, as applicable, in favor of the Mergers.

As of February 9, 2017, the Key Stockholders of Brekford voted the following issued and outstanding Brekford Common Stock in favor of the Mergers:

•	C.B. Brechin – 14,188,592 shares of Brekford Common Stock, representing 28.8% of the then issued and outstanding shares of Brekford Common Stock;

•	Scott Rutherford – 11,223,395 shares of Brekford Common Stock, representing 22.8% of the then issued and outstanding shares of Brekford Common Stock;

•	Robert West – 300,800 of the issued and outstanding Brekford Common Stock, representing 0.6% of the issued and outstanding shares of Brekford Common Stock.

Together, the Key Stockholders of Brekford voted an aggregate of 52.2% of the then issued and outstanding shares of Brekford Common Stock, achieving in excess of the required majority stockholder approval of the Brekford stockholders required to authorize the Mergers.

As of February 9, 2017, the Key Stockholders of KeyStone voted the following issued and outstanding KeyStone Common Stock in favor of the Mergers:

•	James McCarthy – 2,810,220 shares of KeyStone Common Stock, representing 51.2% of the then issued and outstanding shares of KeyStone Common Stock; and

•	Dr. Richard Nathan – 1,642,336 shares of KeyStone Common Stock, representing 29.9% of the then issued and outstanding shares of KeyStone Common Stock.

Accordingly, the Key Stockholders of KeyStone voted an aggregate of 81.1% of the then issued and outstanding shares of KeyStone Common Stock, achieving in excess of the required majority stockholder approval of the KeyStone stockholders required to authorize the Mergers. As of February 9, 2017, Robert A. Berman held no issued and outstanding shares of KeyStone Common Stock. For this reason, although he has executed a Key Stockholder Agreement he did not have any shares to vote with respect to the authorization of the Mergers. Mr. Berman held, at the time he executed the Key Stockholder Agreement, significant beneficial (rather than actual) ownership of KeyStone. He continues to have a right to acquire up to 41.7% of the issued and outstanding shares of KeyStone, and therefore continues to be considered a Key Stockholder of KeyStone. As with the other Key Stockholders of KeyStone (and the Key Stockholders of Brekford), to the extent Mr. Berman holds any outstanding shares of KeyStone Common Stock at the applicable time, he would be required to fulfill his obligations as set forth in his Key Stockholder Agreement, including to vote against any action that is intended to, or that could reasonably be expected to, impede, delay or materially adversely affect the transactions contemplated by the Merger Agreement.

Interests of Certain Persons in the Mergers

Certain of Brekford’s and KeyStone’s executive officers and directors have financial interests in the Mergers that are different from, or in addition to, their interests as Brekford stockholders generally. The Brekford Board was aware of and considered these interests, among other matters, in evaluating the Merger Agreement and in recommending that the Brekford stockholders adopt the Merger Agreement.

Employment Agreements. Certain of Brekford’s executive officers will be employed by Novume, Brekford or one of Brekford’s subsidiaries after the Effective Time. The Merger Agreement provides, as described above, that at or before the Effective Time Rodney Hillman and Scott Rutherford shall enter into the Employment Agreements to serve as the President/Chief Operating Officer of Brekford and as the Chief Strategic Officer of Brekford or one or more of its subsidiaries. Additionally, at or before the Effective Time Robert Berman will be appointed Chief Executive Officer of Novume, Harry Rhulen will be appointed President of Novume, James McCarthy will be appointed Chair of the Novume Board, Richard Nathan will be appointed Chief Operating Officer of Novume, Riaz Latifullah will be appointed Chief Financial Officer of Novume, and Suzanne Loughlin will be appointed Chief Administrative Officer and General Counsel of Novume. Novume is expected to assume KeyStone’s existing Employment Agreements with each of the forgoing individuals.

Brekford and KeyStone intend that additional key executives of Novume, KeyStone and Brekford, as shall be mutually agreed by Brekford and KeyStone, will enter into employment agreements with Novume or one or more of its subsidiaries. Agreements with these executive officers are being negotiated but have not yet been entered into.

Avon Road Option Agreement. On March 16, 2016, James McCarthy, Richard Nathan and Avon Road entered into an option agreement (the “Avon Road Option Agreement”). Pursuant to the Avon Road Option Agreement, Messrs. McCarthy and Nathan (each a “Grantor”) granted Avon Road the right to purchase up to 50% of the shares of KeyStone Common Stock held by each such Grantor as of the date of the Avon Road Option Agreement. Mr. Berman beneficially owns approximately 41.7% of the issued and outstanding KeyStone Common Stock due primarily to this option. The parties to the Avon Road Option Agreement have entered into an agreement (the “Amended and Restated Avon Road Option Agreement”) so that, at the Effective Time, the Avon Road Option Agreement will evidence the right of Avon Road to acquire the number shares of Novume Common Stock into which the shares of KeyStone Common Stock are converted in the KeyStone Merger. Due to his significant beneficial ownership of KeyStone Common Stock, and what will be a significant beneficial ownership of Novume Common Stock as of the Effective Time, Mr. Berman has an interest in the completion of the Mergers. His option may become more valuable if the Mergers contribute to an increase in the stock price of the shares he beneficially owns and (B) his option, following the Effective Time, will be for shares that are registered (though still control securities) and should have more liquidity than a private company like KeyStone. Further, at the Effective Time, Novume’s directors, executive officers and principal stockholders, and their respective affiliates, will beneficially own the majority of the outstanding shares of Novume Common Stock; to the extent that Mr. Berman exercises his options under the Avon Road Option Agreement, ownership of Novume Common Stock will be further concentrated under his ownership. As a result, Mr. Berman may have the ability to control the outcome of matters submitted to Novume’s stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of Novume’s assets. By exercising his options and by acting alone or together with other affiliated stockholders, Mr. Berman may have the ability to control the management and affairs of Novume. Accordingly, this concentration of ownership might harm the market price of Novume Common Stock, Novume Warrants and/or Novume Preferred Stock by i) delaying, deferring or preventing a change in corporate control, ii) impeding a merger, consolidation, takeover or other business combination involving Novume, or iii) discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of Novume.

Regulatory Matters

There are no regulatory consents or approvals required to complete the Merger.

Appraisal Rights

Brekford stockholders and KeyStone stockholders will be entitled to appraisal rights under the DGCL, and receive payment for the fair value of their shares of Brekford Common Stock if the Brekford Merger is completed and the dissenting stockholders follow the requirements of Section 262 of the DGCL, or the fair value of their shares of KeyStone Common Stock and/or KeyStone Preferred Stock if the KeyStone Merger is completed and the dissenting stockholders follow the requirements of Section 262 of the DGCL.

Brekford stockholders and KeyStone stockholders who desire to exercise their appraisal rights must submit a written demand for an appraisal within twenty (20) days of the mailing of this information statement/prospectus, and must continue to hold their Brekford shares or KeyStone shares, as applicable, through the Effective Time. Brekford stockholders and KeyStone stockholders must also comply with other procedures as required by Section 262 of the DGCL. Brekford stockholders and KeyStone stockholders who validly demand appraisal of their shares in accordance with the DGCL and do not withdraw their demand or otherwise forfeit their appraisal rights will not receive the merger consideration described herein. Instead, after the Effective Time, the Court of Chancery of the State of Delaware will determine the fair value of their shares exclusive of any value arising from the Brekford Merger or the KeyStone Merger, as applicable. This appraisal amount will be paid in cash and could be more than, the same as or less than the value a Brekford stockholder or a KeyStone stockholder, as applicable, would be entitled to receive under the Merger Agreement.

A copy of Section 262 of the DGCL is included as Annex B to this information statement/prospectus and a summary of this provision is included under “The Transaction—Appraisal Rights” beginning on page 41 of this information statement/prospectus.

Accounting Treatment

Novume will account for the KeyStone Merger as a recapitalization. Because the majority of the voting rights of Novume will be derived from the existing stockholders of KeyStone, KeyStone will be considered the predecessor entity for accounting purposes. In determining KeyStone as the predecessor entity, the companies considered the relative voting rights in Novume, the composition of the Novume Board and senior management of Novume as of the Effective Time of the Mergers and the relative share ownership of the Novume Common Stock as of the Effective Time by former KeyStone and Brekford stockholders. As a result, the historical financial statements of KeyStone will become the historical financial statements of Novume as of the Effective Time. Novume will account for the Brekford Merger as a purchase of Brekford by Novume, using the acquisition method of accounting as required under United States generally accepted accounting principles, or “GAAP.” The assets, including identifiable intangible assets, and liabilities of Brekford as of the Effective Time will be recorded at their respective fair values and added to those of KeyStone to form the consolidated financial statements of Novume. Any excess of purchase price over the net fair values of Brekford’s assets and liabilities will be recorded as goodwill under GAAP. Consolidated financial statements of Novume after the Effective Time will reflect those fair values and will not be restated retroactively to reflect the historical financial position or results of operations of Brekford. The results of operations of Brekford will be combined with the results of operations of KeyStone and will be included in the results of operations of Novume, beginning on the effective date of the Mergers. Following the Mergers, the earnings of Novume will reflect the effect of any additional indebtedness and adjustments under the acquisition method of accounting, including increased interest expense and depreciation and amortization of acquired assets.

Material U.S. Federal Income Tax Consequences of the Mergers

If, as planned and expected, the Mergers are completed in accordance with the Merger Agreement, neither Brekford stockholders nor KeyStone stockholders should recognize gain or loss upon the receipt of Novume Common Stock or Novume Preferred Stock, or warrants or options to purchase shares of Novume Common Stock, as applicable, in exchange for Brekford Common Stock, Brekford Warrants or Brekford Options in connection Brekford Merger or in exchange for KeyStone Common Stock, KeyStone Preferred Stock or warrants or options to purchase shares of KeyStone Common Stock in the KeyStone Merger, as applicable. However, Brekford and KeyStone stockholders will recognize gain or loss upon the receipt of cash for fractional shares, if applicable. You should read “Material U.S. Federal Income Tax Consequences of the Mergers” for a more complete discussion of the U.S. federal income tax consequences of the merger, including the limitations, exceptions, assumptions and conditions set forth therein.

Tax matters can be complicated, and the tax consequences of the transaction to you will depend on your particular tax situation. Accordingly, you are urged to consult your own tax advisors to determine the particular federal, state, local or foreign income, reporting or other tax consequences of the Mergers to you.

Risk Factors

SEE “RISK FACTORS” BELOW FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BY INVESTORS IN EVALUATING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY.

CERTAIN FINANCIAL INFORMATION

Selected Unaudited Pro Forma

Condensed Combined Financial Data

As of the date of this information statement/prospectus, Novume has not completed the detailed valuation study necessary to arrive at the required final estimates of the fair value of the Firestorm, acquired by KeyStone in January 2017, and Brekford assets to be acquired and the liabilities to be assumed and the related allocations of purchase price, nor has it identified all adjustments necessary to conform Firestorm’s and Brekford’s accounting policies to Novume’s accounting policies. A final determination of the fair value of Firestorm’s and Brekford’s assets and liabilities, including intangible assets with both indefinite and finite lives, will be based on the actual net tangible and intangible assets and liabilities of Firestorm and Brekford that exist as of the closing date of each of the Mergers. Pursuant to the terms of the Merger Agreement, each share of Brekford Common Stock will be converted into the right to receive the shares of Novume Common Stock at the Brekford Exchange Ratio, each share of KeyStone Common Stock will be converted into the right to receive shares of Novume Common Stock at the KeyStone Common Exchange Ratio, and each share of KeyStone Preferred Stock will be converted into the right to receive shares of Novume Preferred Stock at the KeyStone Preferred Exchange Ratio. For more information regarding the Mergers, see “The Transaction” and “The Merger Agreement.” As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial statements presented below. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuations will result in adjustments to the unaudited pro forma combined balance sheet and/or combined statements of operations. The final purchase price allocations may be materially different than that reflected in the pro forma purchase price allocations presented herein. The Mergers will be accounted for as a recapitalization of KeyStone and an acquisition of Brekford under the acquisition method of accounting, and the acquisition of Firestorm prior to the KeyStone Merger will also be accounted for under the acquisition method.

The Novume Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the historical financial statements of Brekford, KeyStone, and Firestorm and the related notes thereto, included elsewhere in this information statement/prospectus.

Assumptions and estimates underlying the adjustments to the unaudited pro forma condensed combined financial statements, which are referred to as the pro forma adjustments, are described in the accompanying notes to the Novume Unaudited Pro Forma Condensed Combined Financial Statements elsewhere in this information statement/prospectus. The historical consolidated financial statements have been adjusted in the Novume Unaudited Pro Forma Condensed Combined Financial Statements to give effect to pro forma events that are: (1) directly attributable to the Mergers, acquisition of Firestorm and other related transactions; (2) factually supportable; and (3) with respect to the unaudited pro forma statements of operations, expected to have a continuing impact on the combined results of Novume following the Mergers and the acquisition of Firestorm. The Novume Unaudited Pro Forma Condensed Combined Financial Statements are presented for comparative purposes only and do not give effect to any potential cost savings and synergies that could result from the Mergers and acquisition of Firestorm. The pro forma data are not intended to be indicative of actual results had the Mergers and acquisition of Firestorm occurred as of the dates indicated below, nor do they purport to indicate results which may be achieved in the future.

	Three months ended March 31, 2017 (unaudited)	Year ended December 31, 2016 (unaudited)
Pro Forma Combined Statement of Operations Data:
Net revenue	$4,255,481	$15,858,144
Cost of revenue	2,151,525	8,473,540

Gross profit	2,103,957	7,384,604
Salaries and related expenses	426,963	1,645,073
Selling, general and administrative expenses	2,863,659	6,897,937

Total operating expenses	3,290,622	8,543,010

Loss from operations	(1,186,666)	(1,158,406)

	Three months ended March 31, 2017 (unaudited)	Year ended December 31, 2016 (unaudited)
Other expense, net	52,522	(204,639)
Interest expense, net	(267,851)	(630,766)

Loss before income taxes	(1,410,995)	(1,993,811)
Benefit from income taxes	254,208	450,871

Net income (loss)	$(1,156,787)	$(1,542,940)

March 31, 2017 (unaudited)
Pro Forma Combined Balance Sheet Data:
Total assets	$16,473,097
Total liabilities and temporary equity	$8,183,836
Total stockholders’ equity	$8,289,261

Comparative Historical and Unaudited Pro Forma Per Share Financial Information

Presented below are KeyStone’s historical and Brekford’s historical and pro forma per share data for the three months ended March 31, 2017 and the year ended December 31, 2016. Also presented below, is the pro forma per share data of Novume giving consideration to the fact that Novume was not incorporated until February 2017. This information should be read together with the historical consolidated financial statements and related notes of KeyStone and Brekford included elsewhere in this information statement/prospectus, and with the unaudited pro forma condensed combined financial statements included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 106.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Mergers had been completed as of the beginning of the periods presented, nor is it necessarily indicative of the future operating results or financial position of the combined company. The pro forma information, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings, opportunities to earn additional revenue, the impact of restructuring, or other factors that may result as a consequence of the Mergers and, accordingly, does not attempt to predict or suggest future results.

The historical book value per share is computed by dividing stockholders’ equity by the number of shares of common stock outstanding at the end of the period. The pro forma earnings (loss) per share of the combined company is computed by dividing the pro forma loss by the pro forma weighted average number of shares outstanding.

	Three months ended March 31, 2017		Year ended December 31, 2016
	Basic	Diluted	Basic	Diluted
KeyStone Solutions, Inc.
Historical loss per share of common stock – basic and diluted	$(0.11)	$(0.11)	$(0.01)	$(0.01)
Novume Solutions, Inc.
Unaudited pro forma combined loss per share of common stock–basic and diluted (1)	$(0.08)	$(0.08)	$(0.11)	$(0.11)
Unaudited pro forma book value per share (1)	$0.59	$0.49	—	—
Brekford Traffic Safety, Inc.
Historical net income from continuing operations per share of common stock– basic and diluted	$0.03	$0.03	$(0.03)	$(0.03)
Equivalent unaudited pro forma income (loss) from continuing operations per share of common stock– basic and diluted (2)	$(0.01)	$(0.01)	$(0.01)	$(0.01)
Equivalent pro forma book value per share (2)	$0.04	$0.03	—	—

(1)	Pro forma amounts for Novume based on the number of shares of Novume Common Stock expected to be issued or issuable as a result of the Mergers to holders of Keystone Preferred Stock, Keystone Common Stock, Brekford Common Stock, KeyStone or Brekford Options, and KeyStone or Brekford Warrants outstanding as of the Effective Time.
(2)	Pro forma amounts for Brekford multiplied by the Brekford Exchange Ratio of 0.0666.

Comparative Market Information and Dividends

Brekford Common Stock is quoted on the OTCQX. KeyStone Units, KeyStone Common Stock, KeyStone Preferred Stock and KeyStone Unit Warrants are available for trading on the OTCQB as described above. There is currently no public market for Novume Common Stock, Novume Preferred Stock, Novume Unit Warrants or any other securities of Novume.

After the Effective Time, Novume intends to apply for a listing of Novume Common Stock, Novume Preferred Stock and Novume Unit Warrants on a national stock exchange; provided, that, there can be no assurance that it will be successful in obtaining such listings.

The following table sets forth, for the calendar quarter indicated, the bid and ask prices per KeyStone Unit, KeyStone Common Stock, KeyStone Preferred Stock and KeyStone Unit Warrants, as reported on the OTCQB.

	KeyStone Common		KeyStone Preferred		KeyStone Unit		KeyStone Unit Warrant
	Bid	Ask	Bid	Ask	Bid	Ask	Bid	Ask
2017
Third Quarter (through August 1, 2017)	$2.75	$4.00	$9.50	$11.75	$10.00	$15.00	$0.50	$0.75
Second Quarter (1)	$2.75	$4.00	$9.50	$11.75	$10.00	$15.00	$0.50	$0.75

(1)	KeyStone Unit was available for trading as of June 7, 2017, and KeyStone Common, KeyStone Preferred, and KeyStone Unit Warrant were available for trading as June 30, 2017.

The following table sets forth, for the calendar quarters indicated, the high and low sales prices per share of Brekford Common Stock, as reported on the OTCQX.

	Brekford Common Stock
	High	Low
2017
Third Quarter (through August 1, 2017)	$0.12	$0.09
Second Quarter	$0.17	$0.07
First Quarter	$0.13	$0.10
2016
Fourth Quarter	$0.12	$0.06
Third Quarter	$0.12	$0.08
Second Quarter	$0.30	$0.10
First Quarter	$0.21	$0.14
2015
Fourth Quarter	$0.28	$0.18
Third Quarter	$0.29	$0.20
Second Quarter	$0.28	$0.16
First Quarter	$0.37	$0.16

On December 6, 2016, the last full trading day prior to the public announcement of the proposed Mergers, the last reported closing sale price per share of Brekford Common Stock as reported on the OTCQX was $0.07 per share. On August 2, 2017, the most recent practicable date prior to the mailing of this information statement/prospectus, the last reported closing sale price per share of Brekford Common Stock as reported on the OTCQX was $0.11 per share. Holders of Brekford Common Stock are urged to obtain current market quotations prior to making any decision with respect to the Mergers. While all KeyStone securities have been available for trading on the OTXQB since June 30, 2017, none have traded as of August 1, 2017.

As of August 1, 2017, Brekford had 56 holders of record of Brekford Common Stock, and KeyStone had 7 holders of record of KeyStone Common Stock and 133 holders of record of KeyStone Preferred Stock.

Neither Brekford nor KeyStone has paid any cash dividends on Brekford Common Stock or KeyStone Common Stock, as applicable, and Novume does not anticipate paying any cash dividends on Novume Common Stock for the foreseeable future after completion of the Mergers.

KeyStone Preferred Stock is entitled to quarterly cash dividends of $0.175 (7% per annum) per share. Novume intends that after the Effective Time Novume Preferred Stock will also be entitled to, quarterly cash dividends of $0.175 (7% per annum) per share, thereby maintaining equivalent rights as between the holders of KeyStone Preferred Stock and holders of Novume Preferred Stock when accounting for the KeyStone Preferred Exchange Ratio. KeyStone currently pays, and Novume anticipates paying, such quarterly cash dividends through cash flow and potential business growth from acquired entities.

Novume anticipates that future earnings generated from operations, if any, will be retained to develop and expand its business. Novume’s ability to pay dividends on Novume Common Stock will be restricted by the terms of Novume Preferred Stock, which will require Novume to pay full cumulative dividends on the Novume Preferred Stock before making any dividend payment on Novume Common Stock. The declaration and payment in the future of any cash dividends will be at the discretion of the Novume Board and will depend upon, among other factors, the earnings, capital requirements and financial position of Novume, and existing and/or future loan covenants and general economic conditions.

RISK FACTORS

There are risks associated with the Mergers, combining the businesses of Brekford and KeyStone and holding Novume Common Stock or Novume Preferred Stock to be issued in the Mergers. Brekford and KeyStone stockholders should consider the following risks:

Risks Relating to the Mergers

Because none of the Brekford Exchange Ratio, the KeyStone Common Exchange Ratio or the KeyStone Preferred Exchange Ratio is adjustable based on the market price of Novume Common Stock, Brekford Common Stock, KeyStone Common Stock or KeyStone Preferred Stock, you cannot be sure of the value of the Merger Consideration that you will receive.

The number of shares of Novume Common Stock, or of Novume Preferred Stock convertible into Novume Common Stock, to be issued or to become issuable by Novume in the Mergers is not adjustable based on the market price of Brekford Common Stock or Novume Common Stock, and the Merger Agreement may not be terminated as a result of any changes in such market prices. The market value of the shares of Novume Common Stock or Novume Preferred Stock, as applicable, that Brekford and KeyStone stockholders will be entitled to receive when the Mergers are completed will depend on the market value of shares of Novume Common Stock at that time, which could vary significantly from the market value of shares of Novume Common Stock on the date the Merger Agreement was executed or the date of this information statement/prospectus. Accordingly, as of the date of this information statement/prospectus, neither Brekford nor KeyStone stockholders will know or be able to calculate the market value of the consideration they will receive upon completion of the Mergers. These variations may result from, among other factors, market expectations of the likelihood that the Mergers will be completed and the timing of completion, the prospects of post-merger operations, the effect of any conditions or restrictions imposed on or proposed with respect to Novume by regulatory agencies and authorities, general market and economic conditions and other factors.

Novume may fail to realize the anticipated benefits of the Mergers.

The Mergers involve the integration of two companies that have previously operated independently. There can be no assurance that Novume will not encounter significant difficulties in integrating the respective operations of Brekford and KeyStone or that the benefits expected from such integration will be realized. In addition, the achievement of the benefits expected from such integration will require Novume to incur significant costs. The incurrence of any such costs, as well as any unexpected costs or delays, in connection with such integration, could have a material adverse effect on Novume’s business, operating results or financial condition.

Brekford and KeyStone will be subject to business uncertainties and contractual restrictions while the Mergers are pending that could adversely affect their businesses.

Uncertainty about the effect of the Mergers on employees and customers may have an adverse effect on Brekford and/or KeyStone, and consequently on Novume following the Mergers. These uncertainties may impair each company’s ability to attract, retain and motivate key personnel until the Mergers are completed and for a period of time thereafter, and could cause customers, suppliers and others that deal with either of Brekford or KeyStone to seek to change existing business relationships with Brekford or KeyStone, as applicable. Employee retention may be particularly challenging during the pendency of the Mergers, as employees may experience uncertainty about their future roles with Brekford or KeyStone. If, despite Brekford’s or KeyStone’s retention efforts, key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with Brekford or KeyStone, as the case may be, Brekford’s and/or KeyStone’s business and consequently the business of Novume following the Mergers could be seriously harmed.

Failure to complete the Mergers could negatively affect Novume, Brekford and KeyStone.

If the Mergers are not completed for any reason, Novume, Brekford and KeyStone may be subject to a number of material risks, including the following:

•	the companies will not realize the benefits expected from becoming part of a combined company, including a potentially enhanced competitive and financial position;

•	the trading price of Brekford Common Stock may decline to the extent that the current market price of Brekford Common Stock reflects a market assumption that the Mergers will be completed; and

•	some costs related to the Mergers, such as legal, accounting and some financial advisory fees, must be paid even if the Mergers are not completed.

Brekford’s ability to pursue alternatives to the Brekford Merger is restricted.

The Merger Agreement contains an exclusivity provision that provides that, without the prior written consent of the KeyStone, Brekford will not, and will not authorize or permit any of its representatives to, directly or indirectly, solicit, initiate, entertain or encourage or support (including by way of furnishing information) or take any other action to facilitate any inquiries or the making of any proposal or offer which constitutes or may reasonably be expected to lead to an alternative acquisition proposal from any person, or engage in any discussion or negotiations relating thereto or accept any alternative acquisition proposal. The exclusivity provision is subject to certain exceptions that permit the board of directors of Brekford to comply with its fiduciary duties, which, under certain circumstances, would enable Brekford to provide information to, and engage in discussions or negotiations with, third parties with respect to alternative acquisition proposals. Upon termination of the Merger Agreement under certain circumstances, Brekford may be obligated to pay KeyStone a termination fee of $250,000. This provision could discourage a potential acquirer that might have an interest in acquiring all or a significant part of Brekford from considering or proposing that acquisition, even if it were prepared to pay consideration with a higher per share cash or market value than the consideration Novume proposes to pay in the Brekford Merger or might result in a potential competing acquirer proposing to pay a lower per share price to acquire Brekford than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable to KeyStone in certain circumstances.

Each of Brekford and KeyStone stockholders will have reduced ownership and voting interests in Novume and will be able to exercise less influence over management following the Mergers.

Immediately after the Mergers, based on the Exchange Ratios, the pre-merger stockholders of Brekford will own such portion of the capital stock of Novume as is equal to approximately 20% of the issued and outstanding shares of Novume Common Stock, on a fully-diluted basis, and the stockholders of KeyStone immediately preceding the Effective Time will own such portion of Novume capital stock as is equal to approximately 80% of the issued and outstanding Novume Common Stock, on a fully-diluted basis.

There currently is no public trading market for any of Novume Common Stock, Novume Preferred Stock or Novume Unit Warrants and active markets may not develop or, if developed, be sustained. If public trading markets do not develop, holders of Novume Common Stock, Novume Preferred Stock and/or Novume Unit Warrants issued under the Merger Agreement may not be able to sell any such shares of Novume Common Stock, or of Novume Preferred Stock, or the Novume Unit Warrants.

As of the date of this information statement/prospectus, there is currently no public trading market for any of Novume Common Stock, Novume Preferred Stock or the Novume Unit Warrants, and an active market may not develop or be sustained. Novume intends to use its best efforts to obtain, prior to the Effective Time, or as soon as reasonably practicable thereafter, the approval for listings on a national stock exchange of shares of Novume Common Stock and Novume Preferred Stock, and the Novume Unit Warrants, but there is no guarantee that it will be successful. If active public trading markets for Novume Common Stock, Novume Preferred Stock or Novume Unit Warrants do not develop or are not sustained, it may be difficult or impossible for holders of Novume Common Stock, Novume Preferred Stock or Novume Unit Warrants issued under the Merger Agreement to resell such Novume Common Stock, Novume Preferred Stock or Novume Unit Warrants at any price. Even if markets develop for shares of Novume Common Stock, Novume Preferred Stock or Novume Unit Warrants, these shares may be thinly traded, with wide share price fluctuations, low share prices and minimal liquidity.

The success of Novume’s business will depend, in part, on the continued services of certain key personnel.

After the Effective Time, the success of Novume’s business will depend, in part, on the continued services of certain members of KeyStone’s and Brekford’s management. In particular, the loss of the services of any of Robert A. Berman as Chief Executive Officer and director of Novume, Harry Rhulen as president of Novume, Richard Nathan as Chief Operating Officer and director of Novume, Suzanne Loughlin as Chief Administrative Officer and General Counsel of Novume, Riaz Latifullah as Chief Financial Officer of Novume, James McCarthy as Chair of the Novume Board and Chief Strategy Officer of KeyStone, Rodney Hillman as President/Chief Operating Officer of Brekford could have a material adverse effect on the business, results of operations, and financial condition of Novume.

Because at the Effective Time, certain of Novume’s stockholders will control a significant number of shares of Novume Common Stock, they may have effective control over actions requiring stockholder approval.

Novume’s directors, executive officers and principal stockholders, and their respective affiliates, will beneficially own the majority of the outstanding shares of Novume Common Stock at the Effective Time. Notably, Mr. Robert Berman, the CEO of KeyStone and Novume, has options to purchase a significant portion of Novume Common Stock. As a result, these stockholders, acting together, would have the ability to control the outcome of matters submitted to Novume’s stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of Novume’s assets. In addition, these stockholders, acting together, would have the ability to control the management and affairs of Novume. To the extent Mr. Berman exercises his options, his ability to control the foregoing may increase substantially. Accordingly, this concentration of ownership might harm the market price of Novume Common Stock, Novume Warrants and/or Novume Preferred Stock by:

•	delaying, deferring or preventing a change in corporate control;

•	impeding a merger, consolidation, takeover or other business combination involving Novume; or

•	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of Novume.

The tax treatment of the Mergers is not certain.

Counsel to KeyStone and to Brekford have opined that each Merger “should” qualify as a tax-free reorganization. While no opinion is a guarantee, subject to the assumptions and conditions stated in the opinions, a “should” level opinion reflects a reasonably high level of confidence (and significantly higher than a “more likely than not” level) that the positions discussed in the opinion would be sustained. In the case of the KeyStone Merger, counsel is unable to opine at a higher level of certainty (generally called a “will” level) because of the complicated capital structure of KeyStone. In the case of the Brekford Merger, counsel is unable to opine at a “will” level because of the complexity of the transaction and because Brekford disposed of certain assets earlier in 2017 (see discussion below). If the IRS were to determine that the KeyStone Merger were taxable rather than tax-free, the KeyStone stockholders would recognize gain or loss on the exchange of their KeyStone shares for Novume Common Stock or Novume Preferred Stock, as applicable. Moreover, KeyStone would recognize gain or loss at the corporate level on the exchange of its assets. If the IRS were to determine that the Brekford Merger were taxable rather than tax-free, the Brekford shareholders would recognize gain or loss on the exchange of their Brekford Common Stock for Novume Common Stock.

Risks Related to Brekford

Brekford’s business is subject to a number of risks, some of which are discussed below. Other risks are presented elsewhere in this report. You should consider the following risks carefully in addition to the other information contained in this report and Brekford’s other filings with the SEC before deciding to buy, sell or hold Brekford Common Stock. The risks and uncertainties described below are not the only ones facing Brekford. Additional risks and uncertainties not presently known to Brekford or that Brekford currently deems immaterial may also affect Brekford’s business operations. If any of these risks actually occurs, Brekford’s business, financial condition, or results of operations could be seriously harmed. In that event, the market price for Brekford Common Stock could decline and you may lose all or part of your investment.

Because Brekford depends on government contracts and subcontracts, Brekford faces additional risks related to contracting with federal, state and local governments, including budgetary issues and fixed price contracts.

A significant portion of Brekford’s revenues is derived from contracts with governmental agencies, as a general contractor, subcontractor or supplier. Brekford anticipates that revenue from government contracts will continue to remain a significant portion of Brekford’s revenues. Government business is, in general, subject to special risks and challenges, including:

•	delays in funding and uncertainty regarding the allocation of funds to state and local agencies from the U.S. federal government;

•	other government budgetary constraints, cut-backs, delays or reallocation of government funding;

•	performance bond requirements;

•	long purchase cycles or approval processes;

•	competitive bidding and qualification requirements;

•	changes in government policies and political agendas; and

•	milestone requirements and liquidated damage provisions for failure to meet contract milestones.

Governmental budgets and plans are subject to change without warning. Certain risks of selling to governmental entities include dependence on appropriations and administrative allocation of funds, changes in governmental procurement legislation and regulations and other policies that may reflect political developments or agendas, significant changes in contract scheduling, intense competition for government business and termination of purchase decisions for the convenience of the governmental entity. Substantial delays in purchase decisions by governmental entities, and the current constraints on government budgets at the federal, state and local level, could cause Brekford’s revenues and income to drop substantially or to fluctuate significantly between fiscal periods.

In addition, a number of Brekford’s government contracts are fixed price contracts. As a result, Brekford may not be able to recover any cost overruns it may incur. These fixed price contracts require Brekford to estimate the total project cost based on preliminary projections of the project’s requirements. The financial viability of any given project depends in large part on Brekford’s ability to estimate these costs accurately and complete the project on a timely basis. In the event Brekford’s costs on these projects exceed the fixed contractual amount, Brekford will be required to bear the excess costs. Such additional costs would adversely affect Brekford’s financial condition and results of operations. Moreover, certain of Brekford’s government contracts are subject to termination or renegotiation at the convenience of the government, which could result in a large decline in Brekford’s revenues in any given period. Brekford’s inability to address any of the foregoing concerns or the loss or renegotiation of any material government contract could seriously harm its business, financial condition and results of operations.

State budgetary constraints may have a material adverse impact on Brekford.

Many states have experienced, and are continuing to experience, significant budget shortfalls and other related budgetary issues and constraints. Ongoing uncertainty as to the timing and accessibility of budgetary funding, changes in state funding allocations to local agencies and municipalities, or other budget deficiencies that do not permit agencies to fund their internal portion of program expenses may have a negative impact on Brekford’s revenues and income.

If Brekford does not keep pace with rapid technological changes and evolving industry standards, it will not be able to remain competitive, and the demand for its products will likely decline.

Brekford’s markets are in general characterized by the following factors:

•	rapid technological advances;

•	downward price pressures in the marketplace as technologies mature;

•	changes in customer requirements;

•	additional qualification requirements related to new products or components;

•	frequent new product introductions and enhancements; and

•	evolving industry standards and changes in the regulatory and legislative environment.

Brekford’s future success will depend upon its ability to anticipate and adapt to changes in technology and industry standards, and to effectively develop, introduce, market and gain broad acceptance of new products and product enhancements incorporating the latest technological advancements.

If Brekford is unable to develop and introduce new products and product enhancements successfully and in a cost-effective and timely manner, or are unable to achieve market acceptance of Brekford’s new products, Brekford’s operating results would be adversely affected.

Brekford believes its revenue growth and future operating results will depend on Brekford’s ability to complete development of new products and enhancements, introduce these products in a timely, cost-effective manner, achieve broad market acceptance of these products and enhancements, and reduce production costs. In addition, the introduction of any new products could adversely affect the sales of certain of existing products.

The markets in which Brekford operates are highly competitive and have many more established competitors than Brekford does, which could adversely affect Brekford’s revenues or the market acceptance of its products.

Brekford competes with numerous other companies in its target markets including, but not limited to, large, multinational corporations and many smaller regional firms. Brekford competes with existing, well-established companies and technologies both domestically and abroad. Only a small portion of the public safety market has adopted automated enforcement technologies, and Brekford’s future success will depend in part upon gaining broad market acceptance. Certain technological barriers to entry make it difficult for new competitors to enter the market with competing technologies; however, Brekford is aware of new market entrants from time to time. Increased competition could result in loss of market share, price reductions and reduced gross margins, any of which could seriously harm its business, financial condition and results of operations.

Several of Brekford’s competitors have far greater name recognition and greater financial, technological, marketing and customer service resources than Brekford does. This may allow Brekford’s competitors to respond more quickly to new or emerging technologies and changes in customer requirements. It may also allow them to devote greater resources to the development, promotion, sale and support of their products and services than Brekford can. As a result of the foregoing factors, Brekford may not be able to compete effectively in its target markets and competitive pressures could adversely affect Brekford’s business, financial condition and results of operations.

Brekford may not be able to adequately protect or enforce its intellectual property rights, which could harm Brekford’s competitive position.

If Brekford is not able to adequately protect or enforce the proprietary aspects of its technology, competitors could be able to access its proprietary technology and its business, financial condition and results of operations will likely be seriously harmed. Brekford currently attempts to protect its technology through a combination of patent, copyright, trademark and trade secret laws, employee and third party nondisclosure agreements and similar means. Despite Brekford’s efforts, other parties may attempt to disclose, obtain or use Brekford’s technologies or systems. Brekford’s competitors may also be able to independently develop products that are substantially equivalent or superior to Brekford’s products or design around its patents. In addition, the laws of some foreign countries do not protect Brekford’s proprietary rights as fully as do the laws of the U.S. As a result, Brekford may not be able to protect its proprietary rights adequately in the U.S. or abroad.

Litigation may be necessary in the future to enforce Brekford’s intellectual property rights or to determine the validity and scope of the proprietary rights of others. Litigation may also be necessary to defend against claims of infringement or invalidity by others. Brekford has not in the past, but may in the future, be subject to litigation regarding its intellectual property rights. An adverse outcome in litigation or any similar proceedings could subject Brekford to significant liabilities to third parties, require Brekford to license disputed rights from others or require it to cease marketing or using certain products or technologies. Brekford may not be able to obtain any licenses on terms acceptable to it, or at all. Brekford also may have to indemnify certain customers or strategic partners if it is determined that Brekfrod has infringed upon or misappropriated another party’s intellectual property. Any of the foregoing could adversely affect Brekford’s business, financial condition and results of operations. In addition, the cost of addressing any intellectual property litigation claim, including legal fees and expenses, and the diversion of management’s attention and resources, regardless of whether the claim is valid, could be significant and could seriously harm Brekford’s business, financial condition and results of operations.

Brekford may be unable to attract and retain key personnel, including senior management, which could seriously harm its business.

Due to the specialized nature of Brekford’s business, Brekford is highly dependent on the continued service of its executive officers and other key management, engineering and technical personnel. The loss of any of Brekford’s officers, or any of other executives or key members of management could adversely affect its business, financial condition, or results of operations. Brekford’s success will also depend in large part upon its ability to continue to attract, retain and motivate qualified engineering and other highly skilled technical personnel, as well as new management personnel and senior executives. Competition for qualified employees, particularly development engineers and software developers, is intense. Brekford may not be able to continue to attract and retain sufficient numbers of such highly skilled employees. Brekford’s inability to attract and retain additional key employees or the loss of one or more of its current key employees could adversely affect its business, financial condition and results of operations.

Brekford’s failure to successfully bid on new contracts and renew existing contracts could reduce its revenues and profits.

Brekford’s business depends on its ability to successfully bid on new contracts and renew existing contracts with public sector customers. Contract proposals and negotiations are complex and frequently involve a lengthy bidding and selection process, which are affected by a number of factors, such as market conditions, financing arrangements and required governmental approvals. For example, a customer may require Brekford to provide a surety bond or letter of credit to protect the client should it fail to perform under the terms of the contract. If negative market conditions continue, or if Brekford fails to secure adequate financing arrangements or the required governmental approval or fail to meet other required conditions, Brekford may not be able to pursue particular projects, which could reduce or eliminate its profitability.

Brekford’s sale of its Vehicle Services business could have a negative impact of future operations and attributable operating cashflow.

Brekford’s Vehicle Services business provided approximately $1.2 million of cashflow from discontinued operations in the year ended December 31, 2016. The net proceeds received from the sale of the Vehicle Services business, after the repayment of vehicle services outstanding debt, may not be sufficient to sustain long-term operating cashflow if Brekford sustains deficits.

Brekford may have future obligations to provide a capital contribution to GPS.

Brekford currently maintains a 19.9% interest in Global Public Safety, LLC. In accordance with the operating agreement of GPS, as currently in effect, Brekford may be required to make additional capital contributions (i) if required with respect to a tax audit of Global Public Safety, LLC or (ii) if deemed by the board of representatives of GPS, in its sole discretion, to be required, provided, however, that, with respect to clause (ii), (x) each such required additional capital contribution must be required pro rata with respect to the Class A Members (currently, Brekford and LB&B) and (y) the amount of all such capital contributions may not exceed $500,000 in the aggregate.

Brekford’s ability to utilize certain net operating loss carryforwards to offset future taxable income may be significantly limited as a result of the merger under the Internal Revenue Code.

As of December 31, 2016, Brekford had federal and state net operating loss carryforwards of approximately $7.55 million which could offset future taxable income. Its ability to utilize deferred tax assets to offset future federal taxable income may be significantly limited as it enters into the Brekford Merger, which would likely be considered an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”).

If Brekford experiences declining or flat revenues and Brekford fails to manage such declines effectively, Brekford may be unable to execute its business plan and may experience future weaknesses in operating results.

Based on Brekford’s business objectives, and in order to achieve future growth, Brekford will need to continue to add additional qualified personnel, and invest in additional research and development and sales and marketing activities, which could lead to increases in its expenses and future declines in operating results. In addition, Brekford’s future expansion is expected to place a significant strain on its managerial, administrative, operational, financial and other resources. If Brekford is unable to manage these activities or any revenue declines successfully, Brekford’s growth, Brekford’s business, its financial condition and results of operations could continue to be adversely affected.

Brekford is currently not profitable and it may be unable to become profitable on a quarterly or annual basis.

For the three months ended March 31, 2017, Brekford had a loss from continuing operations before taxes of $562,862 and a gain from discontinued operations before taxes of $5,406,147 attributable to the disposition of its Vehicle Services business on February 28, 2017. Brekford cannot assure you that it will be profitable in the future. Brekford’s ability to become profitable in future periods could be impacted by budgetary constraints, government and political agendas, economic instability and other items that are not in its control. Furthermore, Brekford relies on operating profits to fund investments in sales and marketing and research and development initiatives. Brekford cannot assure you that its financial performance will sustain a sufficient level to completely support those investments. Most of Brekford’s expenses are fixed in advance. As such, Brekford generally is unable to reduce its expenses significantly in the short-term to compensate for any unexpected delay or decrease in anticipated revenues or increases in planned investments. As a result, Brekford may continue to experience operating losses and net losses in the future, which would make it difficult to fund operations and achieve its business plan, and could cause the market price of Brekford Common Stock to decline.

If Brekford’s internal controls over financial reporting do not comply with the requirements of the Sarbanes-Oxley Act, Brekford’s business and stock price could be adversely affected.

Section 404 of the Sarbanes-Oxley Act of 2002 currently requires Brekford to evaluate the effectiveness of its internal controls over financial reporting at the end of each fiscal year and to include a management report assessing the effectiveness of its internal controls over financial reporting in all annual reports. In connection with the audit of its consolidated financial statements for the year ended December 31, 2016, Brekford determined that its disclosure controls and procedures were not effective due to the material weakness in its internal control over financial reporting. Management concluded that a material weakness exists because Brekford does not currently employ a sufficient number of qualified accounting personnel to ensure proper and timely evaluation of complex accounting, tax, and disclosure issues that may arise during the course of the Company’s business. A material weakness is a control deficiency (within the meaning of the Standards of the Public Company Accounting Oversight Board Auditing) or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

As a smaller reporting company, for the year ended December 31, 2016, Brekford was exempt from the auditor attestation requirement over its internal control over financial reporting; however, to the extent it does not qualify as a non-accelerated filer or smaller reporting company in subsequent fiscal years, it will be subject to the auditor attestation requirement under Section 404(b) of the Sarbanes-Oxley Act. In such an event, it may not be able to complete the work required for such attestation on a timely basis and, even if it timely completes such requirements, Brekford’s independent registered public accounting firm may still conclude that its internal controls over financial reporting are not effective.

Brekford’s management does not expect that Brekford’s internal controls over financial reporting will prevent all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been or will be detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple errors or mistakes. Controls can also be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. The design of any system of controls is based in part on certain assumptions about the likelihood of future events, and we cannot assure you that any design will succeed in achieving its stated goals under all potential future conditions. Over time, Brekford’s controls may become inadequate because of changes in conditions or deterioration in the degree of compliance with policies or procedures. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

Brekford’s quarterly operating results fluctuate as a result of many factors. Therefore, Brekford may fail to meet or exceed the expectations of securities analysts and investors, which could cause Brekford’s stock price to decline.

Brekford’s quarterly revenues and operating results have fluctuated and are likely to continue to vary from quarter to quarter due to a number of factors, many of which are not within Brekford’s control. Factors that could affect Brekford’s revenues include, among others, the following:

•	delays in government contracts and funding from time to time and budgetary constraints at the federal, state and local levels;

•	the long lead times associated with government contracts;

•	Brekford’s ability to control costs;

•	Brekford’s ability to raise additional capital;

•	Brekford’s ability to develop, introduce, patent, market and gain market acceptance of new products, applications and product enhancements in a timely manner, or at all;

•	market acceptance of the products incorporating Brekford’s technologies and products;

•	the introduction of new products by competitors;

•	the availability and cost of components used in the manufacture of Brekford’s products;

•	Brekford’s success in expanding and implementing Brekford’s sales and marketing programs;

•	the effects of technological changes in Brekford’s target markets;

•	the nature of Brekford’s government contracts;

•	decrease in revenues derived from key or significant customers;

•	risks and uncertainties associated with Brekford’s international business;

•	general economic and political conditions;

•	international conflicts and acts of terrorism; and

•	other factors beyond Brekford’s control, including but not limited to, natural disasters.

Due to all of the factors listed above as well as other unforeseen factors, Brekford’s future operating results could be below the expectations of securities analysts or investors. If that happens, the trading price of Brekford Common Stock could decline. As a result of these quarterly variations, you should not rely on quarter-to-quarter comparisons of Brekford’s operating results as an indication of its future performance.

Brekford may be subject to ATSE related litigation.

The ATSE industry in general is subject to litigation claims due to the nature of contractual arrangements and governing laws associated with each state. As a provider of ATSE services, Brekford could in the future be, from time to time, subject to litigation for ATSE programs, even if Brekford’s products or services were delivered according to contract. While Brekford generally carries insurance against these types of claims, some claims may not be covered by insurance or the damages resulting from such litigation could exceed its insurance coverage limits. In the event that Brekford is required to pay significant damages as a result of one or more lawsuits that are not covered by insurance or exceed its coverage limits, it could materially harm Brekford’s business, financial condition or cash flows. Even defending against unsuccessful claims could cause Brekford to incur significant expenses and result in a diversion of management’s attention.

Brekford may experience production gaps that could materially and adversely impact Brekford’s sales and financial results and the ultimate acceptance of Brekford’s products.

It is possible that Brekford could experience unforeseen quality control issues or part shortages as it adjusts production to meet current demand for its products. Brekford has historically used single suppliers for certain significant components in its products. Should any such delay or disruption occur, or should a key supplier discontinue operations because of the current economic climate, Brekford’s future sales will likely be materially and adversely affected.

Brekford’s international business operations may be threatened by many factors that are outside of its control.

While Brekford historically has had limited international sales, revenues and operations experience, Brekford began work on its first international contracts in Mexico in 2015. Brekford may further expand its international efforts, and in particular, plans to expand its distribution channels in Latin America. Brekford cannot assure you that it will be successful in its expansion efforts. International operations subject Brekford to various inherent risks including, among others:

•	political, social and economic instability, as well as international conflicts and acts of terrorism;

•	longer accounts receivable payment cycles;

•	import and export license requirements and restrictions of the U.S. and each other country in which it operates;

•	currency fluctuations and restrictions, and its ability to repatriate currency from certain foreign regions;

•	unexpected changes in regulatory requirements, tariffs and other trade barriers or restrictions;

•	required compliance with existing and new foreign regulatory requirements and laws, more restrictive labor laws and obligations, including but not limited to the U.S. Foreign Corrupt Practices Act;

•	difficulties in managing and staffing international operations;

•	potentially adverse tax consequences; and

•	reduced protection for intellectual property rights in some countries.

Any of the factors mentioned above may adversely affect Brekford’s future international revenues and, consequently, affect its business, financial condition and operating results. Additionally, as Brekford pursues the expansion of its international business, certain fixed and other overhead costs could outpace its revenues, thus adversely affecting results of operations. Brekford may likewise face local competitors in certain international markets who are more established, have greater economies of scale and stronger customer relationships.

Brekford may need to raise additional capital in the future, which may not be available on terms acceptable to it, or at all.

Brekford has historically experienced volatility in its earnings and cash flows from operations from year to year. It also may have a need for significant capital in relation to new contracts for camera deployments and general growth of the business. If Brekford’s business declines, Brekford may need to raise additional capital to pursue acquisitions or expand its operations. Such additional capital may be raised through bank borrowings, or other debt or equity financings. Brekford cannot assure you that any additional capital will be available on a timely basis, on acceptable terms, or at all, and such additional financing may result in further dilution to Brekford’s stockholders.

Brekford’s capital requirements will depend on many factors, including, but not limited to:

•	market acceptance of Brekford’s products and product enhancements, and the overall level of sales of Brekford’s products;

•	Brekford’s ability to control costs;

•	the supply of key components for Brekford’s products;

•	Brekford’s ability to increase revenue, reduce net losses or generate net income;

•	increased research and development expenses and sales and marketing expenses;

•	Brekford’s need to respond to technological advancements and Brekford’s competitors’ introductions of new products or technologies;

•	capital improvements to new and existing facilities and enhancements to Brekford’s infrastructure and systems;

•	potential acquisitions of businesses and product lines;

•	Brekford’s relationships with customers and suppliers;

•	government budgets, political agendas and other funding issues, including potential delays in government contract awards;

•	Brekford’s ability to successfully negotiate credit arrangements with its bank and the state of the financial markets, in general; and

•	general economic conditions, including the effects of the current economic slowdown and international conflicts.

If Brekford’s capital requirements are materially different from those currently planned, Brekford may need additional capital sooner than anticipated. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of its stockholders will be reduced and such securities may have rights, preferences and privileges senior to Brekford Common Stock. Additional equity or debt financing may not be available on favorable terms, on a timely basis, or at all. If adequate funds are not available or are not available on acceptable terms, Brekford may be unable to continue its operations as planned, develop or enhance Brekford’s products, expand its sales and marketing programs, take advantage of future opportunities or respond to competitive pressures.

The trading price of Brekford Common Stock is highly volatile.

Brekford Common Stock is traded under the symbol BFDI on the OTCQX. Brekford Common Stock is not actively traded and the price of Brekford Common Stock may be volatile. The trading price of Brekford Common Stock has been subject to wide fluctuations in the past. From January 1, 2016 through August 1, 2017, Brekford Common Stock has traded at prices as low as $0.06 per share and as high as $0.30 per share. The market price of Brekford Common Stock could continue to fluctuate in the future in response to various factors, including, but not limited to:

•	quarterly variations in operating results;

•	Brekford’s ability to control costs, improve cash flow and sustain profitability;

•	Brekford’s ability to raise additional capital;

•	shortages announced by suppliers;

•	announcements of technological innovations or new products or applications by competitors, customers or Brekford;

•	transitions to new products or product enhancements;

•	acquisitions of businesses, products or technologies;

•	the impact of any litigation;

•	changes in investor perceptions;

•	government funding, political agendas and other budgetary constraints;

•	changes in earnings estimates or investment recommendations by securities analysts; and

•	international conflicts, political unrest and acts of terrorism.

The stock market has from time to time experienced volatility, which has often affected and may continue to affect the market prices of equity securities of many technology companies. This volatility has often been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of Brekford Common Stock. In the past, companies that have experienced volatility in the market price of their securities have been the subject of securities class action litigation. If Brekford were to become the subject of a class action lawsuit, it could result in substantial losses and divert management’s attention and resources from other matters.

Because certain of Brekford’s stockholders control a significant number of shares of Brekford Common Stock, they may have effective control over actions requiring stockholder approval.

Brekford’s directors, executive officers and principal stockholders, and their respective affiliates, beneficially own the majority of the outstanding shares of Brekford Common Stock. As a result, these stockholders, acting together, would have the ability to control the outcome of matters submitted to Brekford’s stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of Brekford’s assets. In addition, these stockholders, acting together, would have the ability to control the management and affairs of Brekford. Accordingly, this concentration of ownership might harm the market price of Brekford Common Stock by:

•	delaying, deferring or preventing a change in corporate control;

•	impeding a merger, consolidation, takeover or other business combination involving Brekford; or

•	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of Brekford.

Brekford has not paid dividends on Brekford Common Stock in the past and does not expect to pay dividends on Brekford Common Stock for the foreseeable future. Any return on investment may be limited to the value of Brekford Common Stock.

No cash dividends have been paid on Brekford Common Stock. Brekford expects that any income received from operations will be devoted to its future operations and growth. Brekford does not expect to pay cash dividends on Brekford Common Stock in the near future. Payment of dividends would depend upon Brekford’s profitability at the time, cash available for those dividends, and other factors as Brekford’s board of directors may consider relevant. If Brekford does not pay dividends, Brekford Common Stock may be less valuable because a return on an investor’s investment will only occur if Brekford’s stock price appreciates.

If securities or industry analysts do not publish research or reports about Brekford’s business, or if they change their recommendations regarding Brekford’s stock adversely, Brekford’s stock price and trading volume could decline.

The trading market for Brekford Common Stock will be influenced by the research and reports that industry or securities analysts publish about us or Brekford’s business. Brekford does not currently have and may never obtain research coverage by industry or financial analysts. If no or few analysts commence coverage of Brekford, the trading price of Brekford Common Stock may decrease. Even if Brekford does obtain analyst coverage, if one or more of the analysts who cover us downgrade Brekford’s stock, Brekford’s stock price would likely decline. If one or more of these analysts cease coverage of Brekford or fails to regularly publish reports on Brekford, it could lose visibility in the financial markets, which in turn could cause Brekford Common Stock’s price or trading volume to decline.

Systems and/or service failures could interrupt Brekford’s operations, leading to reduced revenue and profit.

Any interruption in Brekford’s operations or any systems failures, including, but not limited to: (1) the inability of Brekford’s staff to perform their work in a timely fashion, whether caused by limited access to, and/or closure of, Brekford’s and/or Brekford’s clients’ offices or otherwise, (2) the failure of network, software and/or hardware systems, and (3) other interruptions and failures, whether caused by Brekford, a third-party service provider, unauthorized intruders and/or hackers, computer viruses, natural disasters, power shortages, terrorist attacks or otherwise, could cause loss of data and interruptions or delays in Brekford’s business or that of its clients, or both. In addition, the failure or disruption of mail, communications and/or utilities could cause an interruption or suspension of Brekford’s operations or otherwise harm its business. Brekford’s property and business interruption insurance may be inadequate to compensate it for all losses that may occur as a result of any system or operational failure or disruption and, as a result, revenue, profits and operating results could be adversely affected.

Improper disclosure of confidential and personal data could result in liability and harm Brekford’s reputation.

Brekford stores and processes increasingly large amounts of confidential information concerning Brekford’s customers and vendors, as well as confidential information on behalf of Brekford’s customers; therefore, Brekford must ensure that it is at all times compliant with the various privacy laws, rules, and regulations in all of the countries within which it is operating. These laws, rules, and regulations can vary significantly from country to country, with many being more onerous than those in the U.S. The risk of failing to comply with these laws, rules, and regulations increases as it continues to expand globally. Moreover, it must ensure that all of its vendors who have access to such information also have the appropriate privacy policies, procedures and protections in place.

Although Brekford takes appropriate measures to protect such information, the continued occurrence of high-profile data breaches of other companies provides evidence of an external environment increasingly hostile to information security. Cybersecurity attacks in particular are evolving, and Brekford faces the constant risk of cybersecurity threats, including computer viruses, attacks by computer hackers and other electronic security breaches that could lead to disruptions in critical systems, unauthorized release of confidential or otherwise protected information and corruption of data. In particular, as a government contractor, Brekford faces a heightened risk of a security breach or disruption with respect to personally identifiable, sensitive but unclassified, or otherwise protected data resulting from an attack by computer hackers, foreign governments and cyber terrorists. Improper disclosure of this information could harm Brekford’s reputation, lead to legal exposure to customers, or subject us to liability under laws, rules and regulations that protect personal or other confidential data, resulting in increased costs or loss of revenue.

This environment demands that Brekford continuously improves its design and coordination of security controls throughout Brekford. Despite these efforts, it is possible that Brekford’s security controls over data, training, and other practices it follows may not prevent the improper disclosure of personally identifiable or other confidential information.

Risks Related to KeyStone

Risks Related to KeyStone’s Business and Industry

KeyStone is a holding company, has no direct operations. KeyStone subsidiaries generate the majority of the organization’s revenue and profit.

KeyStone was formed in March 2016 as a holding company. It has no current business operations of its own. Its significant assets reside within its subsidiaries, AOC Key Solutions and Firestorm. If AOC Key Solutions or Firestorm need to retain their funds to meet their financial obligations, or if they experience other restrictions on their ability to fund KeyStone, that may limit KeyStone’s access to funds and restrict KeyStone’s ability to meet its dividend, redemption and liquidation obligations in respect of KeyStone Preferred Stock and to pursue its acquisition strategy or other strategic objectives.

KeyStone faces aggressive competition that can impact its ability to obtain contracts and therefore affect its future revenues and growth prospects.

The business of KeyStone is highly competitive, and KeyStone competes with larger companies that have greater name recognition and financial resources, as well as many independent sole-proprietors who sell themselves as business development experts.

The markets in which KeyStone operates are characterized by rapidly changing technology, and the needs of KeyStone’s clients change and evolve regularly. Accordingly, KeyStone’s success depends on its ability to develop services and solutions that address these changing needs of their government contractor clients, and to provide people and technology needed to deliver these services and solutions. To remain competitive, KeyStone must consistently provide superior service, technology and performance on a cost-effective basis to its clients. KeyStone’s competitors may be able to provide KeyStone’s clients with different or greater capabilities or technologies or better contract terms than KeyStone can provide, including technical qualifications, past contract experience, geographic presence, price and the availability of qualified professional personnel. Additionally, KeyStone anticipates that larger or new competitors or alliances among competitors may emerge which may adversely affect KeyStone’s ability to compete for new contracts.

The U.S. government may adopt new contract rules and regulations or revise its procurement practices in a manner adverse to us at any time.

KeyStone’s industry has experienced, and KeyStone expects it will continue to experience, significant changes to business practices as a result of an increased focus on affordability, efficiencies and recovery of costs, among other items. U.S. government agencies may face restrictions or pressure regarding the type and amount of services that they may obtain from private contractors. Legislation, regulations and initiatives dealing with procurement reform, mitigation of potential conflicts of interest, deterrence of fraud, and environmental responsibility or sustainability, as well as any resulting shifts in the buying practices of U.S. government agencies, such as increased usage of fixed-price contracts, multiple award contracts and small business set-aside contracts, could have adverse effects on government contractors and the business development services KeyStone provides. Any of these changes could impair KeyStone’s ability to obtain new support contracts or renew its existing contracts when those contracts are recompleted. Any new contracting requirements or procurement methods could be costly or administratively difficult for KeyStone to implement and could adversely affect its future revenues, profitability and prospects, or alternatively may reduce the need for government contractors to acquire KeyStone’s services.

Technology improvements and disruptions could diminish the need for KeyStone’s traditional services.

Based on recent technological developments, the market for consultants has diminished and may continue to diminish. Some companies are beginning to use the Internet to advertise for different services, including experts for sale, anonymous authors to complete certain proposal sections for an “introductory fee,” and even buying entire proposals on-line, sometimes from overseas vendors. The market trend seems to be that these competitors are offering similar types of services at extremely low prices. This trend towards utilization of unknown and unproven companies advertising traditional consulting services may diminish the demand for KeyStone’s services, which may adversely affect KeyStone’s revenues, results of operations and financial condition.

The spending cuts imposed by the Budget Control Act of 2011 (“BCA”) could impact KeyStone’s operating results and profit.

The U.S. government continues to focus on developing and implementing spending, tax, and other initiatives to stimulate the economy, create jobs, and reduce the deficit. One of these initiatives, the BCA, imposed constraints around U.S. government spending. In an attempt to balance decisions regarding defense, homeland security, and other federal spending priorities, the BCA imposed spending caps that contain approximately $487 billion in reductions to the Department of Defense base budgets over a seven year period (to 2021). Additionally, the BCA triggered an automatic sequestration process, effective March 1, 2013, that would have reduced planned defense spending by an additional $500 billion over a nine-year period that began in the U.S. government’s 2013 fiscal year.

On November 2, 2015, the President signed into law the Bipartisan Budget Act of 2015 (“BBA 2015”). BBA 2015 raises the limit on the U.S. government’s debt until March 2017 and raises the sequester caps imposed by the BCA by $80 billion, split equally between defense and non-defense spending over the next two years ($50 billion in the U.S. government’s 2016 fiscal year and $30 billion in the U.S. government’s 2017 fiscal year). On December 18, 2015, the President signed into law the Consolidated Appropriations Act of 2016, funding the government through September 30, 2016 and on February 9, 2016, the President submitted a budget proposal for the U.S. government’s 2017 fiscal year, consistent with BBA 2015 funding levels. BBA 2015 includes discretionary funding for Department of Defense of approximately $580 billion in the U.S. government’s 2016 fiscal year and $583 billion in the U.S. government’s 2017 fiscal year. This funding includes a base budget for the Department of Defense of approximately $521 billion in the U.S. government’s 2016 fiscal year and $524 billion in the U.S. government’s 2017 fiscal year. BBA 2015 also provides approximately $59 billion for Department of Defense Overseas Contingency Operations (OCO) spending in each of the U.S. government’s 2016 and 2017 fiscal years.

The Bipartisan Budget Act of 2013 (“BBA 2013”) passed by Congress in December 2013 alleviated some budget cuts that would have otherwise been instituted through sequestration in the U.S. government’s 2014 and 2015 fiscal years. While BBA 2013 and BBA 2015 (collectively, the “Bipartisan Budget Acts”), taken together, increased discretionary spending limits through the U.S. government’s 2017 fiscal year, the Bipartisan Budget Acts retained sequestration cuts for the U.S. government’s 2018 through 2021 fiscal years, including the across-the-board spending reduction methodology provided for in the BCA. As a result, there remains uncertainty regarding how, or if, sequestration cuts will be applied in the U.S. government’s 2018 fiscal year and beyond. Department of Defense and other agencies may have significantly less flexibility in how to apply budget cuts in future years. While the defense budget sustained the largest single reductions under the BCA, other civil agencies and programs have also been impacted by significant spending reductions. In light of the BCA and deficit reduction pressures, and the upcoming change in administrations, it is likely that discretionary spending by the U.S. government will remain constrained for a number of years. Additionally, if an annual appropriations bill is not enacted for the U.S. government’s 2018 fiscal year or beyond, the U.S. government may operate under a continuing resolution, abating RFP processes, restricting new contract or program starts and government slowdowns, or even shutdowns, could arise. The new administration has signaled an intent to increase U.S. government defense, homeland security and infrastructure spending and to decrease spending in other areas such as housing, foreign assistance and environmental programs, however, there is no guarantee these changes will take place. KeyStone anticipates there will continue to be significant debate within the U.S. government over spending throughout the budget appropriations process for the U.S. government’s 2018 fiscal year and beyond. The outcome of these debates and the volume of RFPs issued by the U.S. government could have long-term impacts for KeyStone’s industry and for KeyStone, including that KeyStone may not have sufficient resources to handle any increase in demand for services.

Since KeyStone generates most of its revenues from clients that bid on contracts with U.S. government agencies, KeyStone’s operating results could be adversely affected by spending caps or changes in the budgetary priorities of the U.S. government, as well as by delays in RFP processes, program starts or the award of contracts or task orders under contracts.

Consolidation of KeyStone’s client base could lead to less demand for KeyStone’s services.

Last year witnessed a variety of transactions impacting KeyStone’s client base: CACI acquired L-3’s National Security Solutions business unit for $550 million; Harris Corporation acquired Exelis, Inc. for $4.7 billion; Science Applications International Corporation (“SAIC”) acquired Scitor Corporation from Leonard Green Partners for $790 million; The Carlyle Group acquired Novetta Solutions from Arlington Capital; and Computer Sciences Corporation (“CSC”) split its public sector business from its commercial and international business (the public sector business then merged with SRA International to form CSRA, Inc. the largest professional services firm to the U.S. government). This consolidation of KeyStone’s client base could lead to less demand for KeyStone’s services.

Due to the competitive process to obtain contracts and an increase in bid protests, KeyStone may be unable to achieve or sustain revenue growth and profitability.

KeyStone expects that a majority of the business that it seeks in the foreseeable future will be under service agreements awarded to its clients through a competitive bidding process, including Indefinite Delivery/Indefinite Quantity (“ID/IQ”) contracts. The U.S. government has increasingly relied on contracts that are subject to a competitive bidding process, which has resulted in greater competition and increased pricing pressure. As a result, there is a tendency for it to place undue emphasis on low price over technical merit when selecting contractors. This in turn can result in the U.S. government contracts market attracting extremely low-priced competitors who see certain consulting products and services as mere “commodities” and price accordingly. Government contractors may decide that they can prepare their bid responses with internal resources and not engage outside organizations to assist this process.

The competitive bidding process involves substantial costs and a number of risks, including significant cost and managerial time to prepare bids and proposals for contracts that may not be awarded to KeyStone’s clients, and therefore puts KeyStone’s reputation at risk and may affect KeyStone’s future contracts with these clients, or that may be awarded but for which KeyStone’s customers do not receive meaningful task orders which might make them less likely to bid for additional task orders. For support contracts awarded to KeyStone, KeyStone also face the risk of inaccurately estimating the resources and costs that will be required to fulfill these engagements, which also could impact KeyStone’s reputation and the likelihood of getting additional engagements for capture and proposal support.

KeyStone’s business is directly tied to the success of its government contracting clients, which are increasingly reliant on ID/IQ contracts. ID/IQ contracts are not firm orders for services, and KeyStone may generate limited or no revenue from these contracts which could adversely affect its operating performance.

ID/IQ contracts are typically awarded to multiple contractors, and the award of an ID/IQ contract does not represent a firm order for services. Generally, under an ID/IQ contract, the government is not obligated to order a minimum of services or supplies from its contractor, irrespective of the total estimated contract value. In effect, an ID/IQ award acts as a “hunting license,” permitting a contractor to bid on task orders issued under the ID/IQ contract, but not guaranteeing the award of individual task orders. Following an award under a multi-award ID/IQ program, the customer develops requirements for task orders that are competitively bid against all of the contract awardees. However, many contracts also permit the U.S. government to direct work to a specific contractor. KeyStone’s clients may not win new task orders under these contracts for various reasons, including price, past performance and responsiveness, among others. KeyStone supports its government contractor clients both when they compete to get the umbrella ID/IQ contract and subsequently when KeyStone helps the winners of those contracts compete for individual tasks. The proposals for both of these stages can be relatively brief and require quick turn-arounds, thus potentially reducing some opportunities to be awarded significant turn-key engagements. While it is possible that the increased importance of winning the umbrella ID/IQ contract will prompt clients to hire outside firms to prepare their proposals, it is also likely that government contractors will decide to prepare ID/IQ proposals without the assistance from outside experts.

Increased reliance on task order responses as the preferred method of proposal submission may significantly and adversely affect KeyStone’s future revenues, cash flow and financial results.

The U.S. government sometimes makes use of abbreviated (miniature) submissions to a solicitation by requiring a task order response rather than a full proposal, especially for ID/IQ contracts. Task Order Responses (TORs) as a rule tend to be relatively brief and have a short response period (often 10 days). These reduced page counts and shorter response times reduce the need for KeyStone’s traditional services, and if TORs become more of a standard for the U.S. government, this could adversely impact KeyStone’s operations, cash flow and financial results.

Novume will become subject to the Sarbanes-Oxley Act and will be required to maintain effective internal controls over financial reporting but if Novume does not do not comply with the requirements of the Sarbanes-Oxley Act its business and stock price could be adversely affected.

Section 404 of the Sarbanes-Oxley Act of 2002 currently requires public registrants to evaluate the effectiveness of its internal controls over financial reporting at the end of each fiscal year and to include a management report assessing the effectiveness of its internal control over financial reporting in all annual reports. In connection with the audit of its consolidated financial statements for the years ended December 31, 2016 and 2015, KeyStone’s management concluded that it had material weaknesses in its internal control because KeyStone does not currently have adequately designed internal controls to ensure the timely preparation and review of the accounting for certain complex, non-routine transactions by those with appropriate technical expertise, which was necessary to provide reasonable assurance that the Company’s consolidated financial statements and related disclosures would be prepared in accordance with GAAP. In addition, KeyStone did not have adequately designed and documented financial close and management review controls to properly detect and prevent certain accounting errors and omitted disclosures in the footnotes to the consolidated financial statements. Novume’s management is developing a plan to remediate the material weaknesses but there is no assurance that such plans, when enacted, will be successful.

As defined in the Standards of the Public Company Accounting Oversight Board, a material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis. Novume is expected to qualify as a smaller reporting company and therefore be exempt from the auditor attestation requirement over its internal control over financial reporting; however, to the extent Novume does not qualify as a non-accelerated filer or smaller reporting company in subsequent fiscal years, it will be subject to the auditor attestation requirement under Section 404(b) of the Sarbanes-Oxley Act. In such an event, it may not be able to complete the work required for such attestation on a timely basis and, even if it timely completes such requirements, Novume’s independent registered public accounting firm may still conclude that its internal controls over financial reporting are not effective.

Novume’s management does not expect that Novume’s internal controls over financial reporting will prevent all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been or will be detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple errors or mistakes. Controls can also be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. The design of any system of controls is based in part on certain assumptions about the likelihood of future events, and we cannot assure you that any design will succeed in achieving its stated goals under all potential future conditions. Over time, Novume’s controls may become inadequate because of changes in conditions or deterioration in the degree of compliance with policies or procedures. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

KeyStone’s business could be negatively impacted by cyber and other security threats or disruptions.

KeyStone faces various cyber and other security threats, including attempts to gain unauthorized access to sensitive information and networks; insider threats; threats to the safety of KeyStone’s directors, officers and employees; threats to the security of KeyStone’s facilities and infrastructure; and threats from terrorist acts or other acts of aggression. KeyStone’s clients and partners (including subcontractors and joint ventures) face similar threats. Although KeyStone utilizes various procedures and controls to monitor and mitigate the risk of these threats, there can be no assurance that these procedures and controls will be sufficient. These threats could lead to losses of sensitive information or capabilities, harm to personnel, infrastructure or products, and/or damage to KeyStone’s reputation as well as its partners’ ability to perform.

Cyber threats are evolving and include, but are not limited to, malicious software, destructive malware, attempts to gain unauthorized access to data, disruption or denial of service attacks, and other electronic security breaches that could lead to disruptions in mission critical systems, unauthorized release of confidential, personal or otherwise protected information (KeyStone’s or that of its employees, customers or partners), and corruption of data, networks or systems. In addition, KeyStone could be impacted by cyber threats or other disruptions or vulnerabilities found in products it uses or in its partners’ or customers’ systems that are used in connection with KeyStone’s business. These threats, if not prevented or effectively mitigated, could damage KeyStone’s reputation, require remedial actions and lead to loss of business, regulatory actions, potential liability and financial losses.

KeyStone provides services to various customers (commercial and occasionally government) who also face cyber threats. KeyStone’s services may themselves be subject to cyber threats and/or they may not be able to detect or deter threats, or effectively to mitigate resulting losses. These losses could adversely affect KeyStone’s customers and KeyStone.

The impact of these factors is difficult to predict, but one or more of them could result in the loss of information or capabilities, harm to individuals or property, damage to KeyStone’s reputation, loss of business, regulatory actions and potential liability, any one of which could have a material adverse effect on KeyStone’s financial position, results of operations and/or cash flows.

Although KeyStone has identified general criteria and guidelines that KeyStone believes are important in evaluating prospective target businesses for merger or acquisition, KeyStone may enter into a potential business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into a potential business combination may not have attributes entirely consistent with KeyStone’s general criteria and guidelines.

Although KeyStone has identified general criteria and guidelines for evaluating prospective target businesses for merger or acquisition, it is possible that a target business with which KeyStone enters into a potential business combination will not have all of these positive attributes. If KeyStone completes a potential business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of KeyStone’s general criteria and guidelines.

Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

KeyStone anticipates that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If KeyStone decides not to complete a potential business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if KeyStone reaches an agreement relating to a specific target business, KeyStone may fail to complete a potential business combination for any number of reasons including those beyond KeyStone’s control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

KeyStone may seek investment opportunities in industries outside of its management’s area of expertise.

KeyStone intends to focus on target businesses in industries that complement its management team’s backgrounds including consulting for the procurement of government contracts. However, KeyStone may also pursue acquisition opportunities in other markets. Although KeyStone’s management will endeavor to evaluate the risks inherent in any particular business combination candidate, KeyStone cannot provide assurance that it will adequately ascertain or assess all of the significant risk factors.

KeyStone’s strategy of growth through acquisitions could harm KeyStone’s business.

It is KeyStone’s intent to continue to grow through strategic acquisitions. Successful integration of newly acquired target companies may place a significant burden on KeyStone’s management and internal resources. The diversion of management’s attention and any difficulties encountered in the transition and integration processes could harm KeyStone’s business, financial condition and operating results. In addition, KeyStone may be unable to execute its acquisition strategy, resulting in under-utilized resources and a failure to achieve anticipated growth. KeyStone’s operating results and financial condition will be adversely affected if it is unable to achieve, or achieve on a timely basis, cost savings or revenue opportunities from any future acquisitions, or incur unforeseen costs and expenses or experience unexpected operating difficulties from the integration of acquired businesses.

KeyStone’s ability to successfully effect a potential business combination and to be successful thereafter will be totally dependent upon the efforts of KeyStone’s key personnel, some of whom may join KeyStone following a potential business combination. The loss of key personnel could negatively impact the operations and profitability of KeyStone’s post-combination business.

KeyStone’s ability to successfully effect business combinations is dependent upon the efforts of its key personnel. The role of its key personnel in the target business, however, cannot presently be ascertained. Although some of KeyStone’s key personnel may remain with the target business in senior management or advisory positions following business combination, it is likely that some or all of the management of the target business will remain in place. While KeyStone intends to closely scrutinize any individuals we engage after business combination, KeyStone cannot provide assurance that its assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause KeyStone to have to expend time and resources helping them become familiar with such requirements and take time away from oversight of its operations.

KeyStone may have a limited ability to assess the management of a prospective target business and, as a result, may effect a potential business combination with a target business whose management may not have the skills, qualifications or abilities to manage a growing company.

When evaluating the desirability of effecting a potential business combination with a prospective target business, KeyStone’s ability to assess the target business’s management may be limited due to a lack of time, resources or information. KeyStone’s assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities KeyStone suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a growing company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any stockholders who choose to remain stockholders following the business combination could suffer a reduction in the value of their shares. The officers and directors of an acquisition candidate may resign upon completion of a potential business combination. The departure of a potential business combination target’s key personnel could negatively impact the operations and profitability of KeyStone’s post-combination business. The role of an acquisition candidate’s key personnel upon the completion of a potential business combination cannot be ascertained at this time.

KeyStone may issue additional notes or other debt securities, or otherwise incur substantial additional debt, to complete a business combination, which may adversely affect KeyStone’s leverage and financial condition and thus negatively impact the value of KeyStone’s stockholders’ investment in KeyStone.

The anticipated cash needs of KeyStone’s business could change significantly as KeyStone pursues and complete business acquisitions, if KeyStone’s business plans change, if economic conditions change from those currently prevailing or from those now anticipated, or if other unexpected circumstances arise that may have a material effect on the cash flow or profitability of KeyStone’s business. If KeyStone requires additional capital resources to grow its business, either internally or through acquisition, it may seek to secure debt financing. KeyStone may not be able to obtain financing arrangements in amounts or on terms acceptable to it in the future.

In connection with the acquisition of Firestorm, on January 25, 2017, KeyStone issued four five-year promissory notes, as follows: Lancer Financial Group, Inc., in the amount of $500,000, Suzanne Loughlin, in the amount of $166,666, Harry Rhulen, in the amount of $166,666, and James W. Satterfield, in the amount of $166,666. Although KeyStone has no commitments as of the date of this information statement/prospectus to issue any additional notes or other debt securities, or to otherwise incur additional outstanding debt, it may choose to incur substantial debt to complete one or more other business combinations. The incurrence of debt could have a variety of negative effects, including:

•	default and foreclosure on KeyStone’s assets if KeyStone’s operating revenues are insufficient to repay its debt obligations;

•	acceleration of KeyStone’s obligations to repay the indebtedness even if it makes all principal and interest payments when due if it breaches certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	its immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	its inability to obtain necessary additional financing if the debt security contains covenants restricting its ability to obtain such financing while the debt security is outstanding;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•	limitations on KeyStone’s ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of KeyStone’s strategy and other purposes and other disadvantages compared to KeyStone’s competitors who have less debt.

KeyStone may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder its ability to complete a business combination and give rise to increased costs and risks that could negatively impact KeyStone’s operations and profitability.

If KeyStone attempts to simultaneously acquire several businesses that are owned by different sellers, KeyStone may need for each of such sellers to agree that its purchase of its business is contingent on the simultaneous closings of the other business combinations. With multiple business combinations, KeyStone could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If KeyStone is unable to adequately address these risks, it could negatively impact KeyStone’s profitability and results of operations.

SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This information statement/prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this information statement/prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products and services, timing and likelihood of success, plans and objectives of management for future operations, and future results of current and anticipated products and services, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. These forward-looking statements are based largely on current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this information statement/prospectus and are subject to a number of risks, uncertainties and assumptions described under the sections in this information statement/prospectus entitled “Risk Factors” and elsewhere in this information statement/prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for us to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

This information statement/prospectus also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk. These forward-looking statements may not be realized due to a variety of factors, including, without limitation:

•	Brekford’s history of incurring losses;

•	difficulties in remaining competitive in the markets the companies serve;

•	the effects of future economic, business and market conditions;

•	difficulties in successfully managing both the KeyStone and Brekford businesses;

•	difficulties in achieving cost savings, operating efficiencies and new revenue opportunities as a result of the Mergers, and the incurrence of unforeseen costs and expenses;

•	the effects of the uncertainty of the Mergers on relationships with customers, employees and suppliers;

•	consolidation in the industry KeyStone serves;

•	limitations on Brekford’s ability to continue to develop, manufacture and market innovative products and services;

•	costs associated with the Mergers;

•	KeyStone’s failure to realize anticipated benefits from other acquisitions or the possibility that such acquisitions could adversely affect KeyStone and/or Novume, and risks relating to the prospects for future acquisitions;

•	the loss of key employees and the ability to retain and attract key personnel, including technical and managerial personnel;

•	quarterly and annual fluctuations in results of operations;

•	the inability to make necessary investments in research and development;

•	failure to properly protect and enforcement of intellectual property rights and proprietary technologies;

•	costs associated with potential intellectual property infringement claims asserted by a third party;

•	Brekford’s exposure to product liability claims resulting from the use of their products;

•	the loss of one or more of significant customers, or the diminished demand for Brekford’s products or KeyStone’s services;

•	dependence on contract manufacturing and outsourced supply chain, as well as the costs of materials for Brekford’s products;

•	the effects of war, terrorism, natural disasters or other catastrophic events; and

•	other risks and uncertainties, including those listed under the heading “Risk Factors” in this information statement/prospectus.

The forward-looking statements are based upon beliefs and assumptions of the management of Novume, Brekford and KeyStone and are made as of the date of this information statement/prospectus. Novume, Brekford and KeyStone undertake no obligation to publicly update or revise any forward-looking statements included in this information statement/prospectus or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by federal securities laws. Any investor should consider all risks and uncertainties disclosed in the companies’ filings with the SEC, described below under the heading “Where You Can Find More Information,” all of which is accessible on the SEC’s website at www.sec.gov.

THE TRANSACTION

General

The Merger Agreement provides for a business combination between Brekford and KeyStone in which, subject to the satisfaction of the conditions set forth therein, Brekford Merger Sub will be merged with and into Brekford and KeyStone will be merged with and into KeyStone Merger Sub, with Brekford and KeyStone Merger Sub continuing as the surviving companies of the Mergers.

Upon the effectiveness of the Mergers, each outstanding share of KeyStone Common Stock will be converted into the right to receive 1.9399 shares of Novume Common Stock, each outstanding share of KeyStone Preferred Stock will be converted into the right to receive 1 share of Novume Preferred Stock and each outstanding share of Brekford Common Stock will be converted into the right to receive 1/15th of one share of Novume Common Stock. As a result of the Mergers, the former stockholders of Brekford will own such portion of the capital stock of Novume as is equal to approximately 20% of the issued and outstanding shares of Novume Common Stock, on a fully-diluted basis, and the stockholders of KeyStone immediately preceding the Effective Time will own such portion of Novume capital stock as is equal to approximately 80% of the issued and outstanding Novume Common Stock, on a fully-diluted basis.

Background of the Transaction

Brekford and KeyStone each regularly evaluate strategic opportunities, including possible alliances, joint ventures, acquisitions and other business combinations with various industry participants. Under appropriate circumstances, representatives of Brekford or KeyStone may establish direct or indirect contact with potential candidates. Set forth below is a summary of the background of these negotiations.

During the early fall of 2016 KeyStone management was in discussions with several investment banks and brokers about its business plan and the then-proposed Reg A offering. After an introduction by one of these firms, KeyStone contacted Brekford’s senior management and a call was held on October 7, 2016 between, Robert Berman, KeyStone’s CEO, and Rod Hillman, then Brekford’s President & Chief Operating Officer. On that call, the parties exchanged general information about both companies’ businesses and strategic directions and agreed that further conversation was warranted. The parties agreed to brief their respective boards of directors, review each other’s public filings, put in place a mutual non-disclosure agreement and pursue setting up an in-person meeting. After informally briefing board members James McCarthy and Richard Nathan, who are also KeyStone’s principal stockholders, Mr. Berman scheduled a meeting at Brekford’s corporate headquarters in Hanover, Maryland on October 14, 2016. That meeting was attended by Mr. Berman on behalf of KeyStone and three members of the Brekford Board, including two of Brekford’s largest stockholders, Scott Rutherford and CB Brechin, and its Chairman, Robert West.

At the October 14th meeting, there were extensive discussions about both companies’ business plans, models and opportunities, including KeyStone’s new “Enterprise Initiative”. Both sides felt there were potential synergies because Brekford’s Vehicle Services and photo-enforcement businesses could both draw on resources that KeyStone might be able to provide. A particular concern for Brekford was the ability to service its debt while funding the operating needs of its Vehicle Services business and exploiting the full potential of its photo-enforcement business. Brekford was considering a possible debt restructuring or equity offering for this purpose. As an alternative, Mr. Berman suggested that Brekford consider taking on a partner for its Vehicle Services business by selling the controlling interest to an operator that would have the necessary financial and operational wherewithal to grow the Vehicle Services business to its full potential. He felt that KeyStone would be able to help facilitate such a transaction. The parties agreed that they would proceed with further discussions.

Subsequent to the October 14, 2016 meeting, KeyStone identified LB&B, a long-term client of KeyStone, as a potential partner for the Vehicle Services business. After confidential discussions with LB&B it became clear that it had an interest in the Vehicle Services business and a transaction was arranged for the sale of approximately 80% of that business, which closed on February 28, 2017. KeyStone did not receive any compensation for introducing LB&B to Brekford.

Once LB&B’s interest in Brekford’s Vehicle Services business was confirmed, KeyStone management evaluated the benefits of a business combination with Brekford. In particular, it considered that Brekford should, at closing, be debt free, have residual capital to exploit its photo-enforcement business and could further benefit from KeyStone’s resources in government contracting, including the Firestorm network of offices and contacts with governmental units throughout the United States. After further informal discussion among KeyStone’s board members and principal shareholders, the idea of a consolidation was considered. It was anticipated that the combined entity of Brekford and KeyStone would benefit from the growth of Brekford’s Vehicle Services business, with a new operating partner for the that division, while concentrating on exploiting the opportunities for the photo-enforcement business that would be available if the resources of both KeyStone and Brekford were combined. On November 28, 2016, based on an assessment of the then current and expected future benefits that could be generated by both businesses and the risks associated with them, as well as their current and expected future liquidity and financial resources, KeyStone management made a proposal to Brekford management to consider the concept of a transaction whereby KeyStone’s stockholders would receive approximately 80% and Brekford’s stockholders would receive approximately 20% of the fully-diluted outstanding equity interests in the consolidated entity.

Thereafter, there were a series of meetings between various members of both companies’ management teams, director and significant stockholders to discuss the proposed transaction, its proposed terms and conditions, and the potential sale of a controlling interest in Brekford’s Vehicle Services business and its impact on the combined entity.

Ultimately, this led to the companies entering into a letter of intent on December 6, 2016. The companies then continued discussions concerning the definitive terms of the proposed combination, engaged in the process of diligence, worked to advance the sale of the Vehicle Services business and began helping Brekford to identify opportunities for its photo enforcement business.

After signing the letter of intent the parties started to actively negotiate a definitive merger agreement.

The KeyStone Board received reports from management and staff concerning the transaction as it developed, as well as drafts of the principal agreements as they were prepared. Their assessment of the fairness of the transaction to KeyStone stockholders was based on an assessment of the mutual opportunities that the combination would provide for both companies. It also included an evaluation of the then current and expected future profits that could be generated by both businesses and the risks associated with them, together with their current and expected future liquidity and financial resources. In particular, the KeyStone Board considered that after the sale of approximately 80% of Brekford’s Vehicle Services business, Brekford would be debt free, have residual capital to exploit its photo-enforcement business, could further benefit from KeyStone’s resources in government contracting, contacts with governmental units, as well as the Firestorm network of offices throughout the United States. For these and other reasons, the boards of the respective companies determined that a business combination between KeyStone and Brekford was likely to mutually benefit both companies. The boards determined that the optimal form of business combination was to form a holding company that would be owned, on a fully-diluted basis, 80% by KeyStone stockholders and 20% by Brekford stockholders.

As a result of the foregoing, the parties negotiated a letter of intent with respect to a combination substantially on the terms in the merger agreement, which was signed on December 6, 2016. After signing the letter of intent the parties started to actively negotiate a definitive merger agreement, culminating in the execution of such agreement on February 10, 2017.

On May 9, 2017, KeyStone and Brekford agreed to extend the Termination Date of the Merger Agreement from its original date of June 1, 2017 until July 31, 2017, in order to provide KeyStone more time to finalize the audited financial statements required to be included herein. On June 7, 2017, KeyStone and Brekford further agreed to amend and restate the Merger Agreement. The amendment and restatement largely arose because of a determination that the calculations would be simpler if i) KeyStone Preferred Stock was exchanged for Novume Preferred Stock at a 1:1 exchange ratio rather than at the same ratio as KeyStone Common Stock was exchanged for Novume Common Stock, and ii) fractional shares were cashed out rather than rounded up, as previously contemplated. The changes to the Merger Agreement provided for by the amendment and restatement were designed to leave the business proposition of the Mergers, and the value of the merger consideration, unaffected.

Approval of the Mergers by the Brekford Board of Directors

On February 9, 2017, the Brekford Board determined that the terms of the Merger Agreement are fair to, and in the best interests of, Brekford and the holders of Brekford Common Stock.

The price at which LB&B agreed to purchase approximately 80% of the Brekford Vehicle Services business can be seen as indicative of the fair market value of the remaining 20% of such business. While the photo-enforcement services is a newer line of business, Brekford has demonstrated success in being able to develop innovative products and secure contracts in this business and now has significant cash resources to exploit that business, which Brekford believes continues to have considerable potential in North America and throughout the world. Brekford therefore represents a promising new growth opportunity for KeyStone shareholders. It should be noted that 100% of the holders of KeyStone Common Stock have executed written consents to the Mergers and that the proposed merger transaction was disclosed to all holders of KeyStone Series A Preferred Stock prior to their acquisition of the preferred shares. For the Brekford shareholders, the combination with KeyStone allows them to acquire a stake in a seasoned business with a long track record of success, while divesting itself of a seasoned business that was facing significant operational challenges.

In reaching its determination to approve the Merger Agreement and the transactions contemplated thereby, the Brekford Board consulted with Brekford management and its legal advisors and considered the proposed Merger Agreement and related agreements. In reaching its conclusions, the Brekford Board considered the strategic advantages of the Mergers described below, as well as, among other things, the following: (i) the terms of the Merger Agreement; (ii) its knowledge of the business, operations, properties, assets, financial condition, operating results and prospects of Brekford and KeyStone; (iii) current industry, economic and market conditions; (iv) presentations by Brekford management and its financial and legal advisors regarding KeyStone; (v) the compatibility of the respective business philosophies of Brekford and KeyStone; and (vi) continuing the existing business plan of Brekford as an independent corporation.

The Brekford Board also recommended that, to the extent required by law, the stockholders of Brekford authorize, adopt and approve the Merger Agreement and the consummation of the Mergers thereunder.

Approval of the Mergers by the Brekford Stockholders

On February 9, 2017, Brekford obtained stockholder approval of the Mergers and the Merger Agreement under the DGCL and its Amended and Restated Certificate of Incorporation and Bylaws, each as amended and as currently in effect. Brekford may first take corporate action in accordance with the stockholder approval twenty (20) business days after this information statement/prospectus is first mailed to Brekford’s stockholders. No vote or consent of any other stockholder of Brekford is necessary to approve and adopt the Merger Agreement or the consummation of the Mergers thereunder. Accordingly, Brekford is not soliciting any stockholder votes or consents by this joint information statement/prospectus. BREKFORD IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND BREKFORD A PROXY.

Section 251 of the DGCL permits a Delaware corporation to merge with or into another Delaware corporation if the merger is approved by the holders of a majority of the voting power of the outstanding capital stock of the corporation entitled to vote thereon. Pursuant to Brekford’s Amended and Restated Certificate of Incorporation, the holders of Brekford Common Stock are entitled to one vote per share on all matters voted upon by Brekford’s stockholders.

On February 9, 2017, the Key Stockholders of Brekford voted the following issued and outstanding Brekford Common Stock in favor of the Mergers:

•	C.B. Brechin – 14,188,592 shares of Brekford Common Stock, representing 28.8% of the then issued and outstanding shares of Brekford Common Stock;

•	Scott Rutherford – 11,223,395 shares of Brekford Common Stock, representing 22.8% of the then issued and outstanding shares of Brekford Common Stock;

•	Robert West – 300,800 of the issued and outstanding Brekford Common Stock, representing 0.6% of the issued and outstanding shares of Brekford Common Stock.

Together, the Key Stockholders of Brekford voted an aggregate of 52.2% of the then issued and outstanding shares of Brekford Common Stock, achieving in excess of the required majority stockholder approval of the Brekford stockholders required to authorize the Mergers. Additionally, on February 10, 2017, the Key Stockholders of Brekford entered into individual Key Stockholder Agreements, pursuant to which they will have additional obligations to vote against any action that is intended to, or that could reasonably be expected to, impede, delay or materially adversely affect the transactions contemplated by the Merger Agreement.

A copy of the foregoing written consents are attached as Annex C to this information statement/prospectus. As a result, in accordance with the DGCL and Brekford’s Amended and Restated Certificate of Incorporation, the adoption of the Merger Agreement and the consummation of the Mergers thereunder were approved and adopted by the holders of a majority of the voting power of the outstanding shares of Brekford Common Stock entitled to vote on this matter.

This information statement/prospectus serves as notice to Brekford’s stockholders pursuant to Section 228 of the DGCL of the approval of the adoption of the Merger Agreement by less than unanimous consent of Brekford’s stockholders.

Reasons for the Mergers

Brekford and KeyStone’s management believe that the combination of Brekford and KeyStone presents the opportunity to realize significant value for both companies. KeyStone subsidiary AOC Key Solutions has the ability to assist Brekford in identifying new opportunities to meet the needs of government entities looking for the types of products and services that Brekford offers. KeyStone subsidiary Firestorm, through its principal offices in locations throughout the United States, can approach local municipalities to educate them about Brekford’s products and services thereby expanding the implementation of these programs, products and services. As Firestorm is a risk management and preparedness consultancy that regularly works with public and private organizations to identify vulnerabilities and threats that could harm people, brands and reputations, it has expertise in designing programs to identify threats, develop strategies and plans to mitigate those threats, and educate all stakeholders on their roles and responsibilities in responding to such threats, should they materialize. It is well known that speeding, running red lights, and distracted driving cause serious injuries and fatalities throughout our nation. Brekford has proven solutions that change driver behavior, thereby reducing the number of traffic infractions in municipalities that have implemented these solutions. Therefore, Firestorm and Brekford expect to be able to profitably collaborate to expand the development of comprehensive life-saving programs for municipalities.

Interests of Certain Persons in the Mergers

Certain of Brekford’s and KeyStone’s executive officers and directors have financial interests in the Mergers that are different from, or in addition to, their interests as Brekford stockholders generally. The Brekford Board was aware of and considered these interests, among other matters, in evaluating the Merger Agreement and in recommending that the Brekford stockholders adopt the Merger Agreement.

Employment Agreements

Pursuant to the terms of the Merger Agreement, it is expected that, at the Effective Time, Novume will assume the existing employment agreements of KeyStone with each of Robert Berman, Richard Nathan, Harry Rhulen, Riaz Latifullah and Suzanne Loughlin, and KeyStone’s offer letter with James McCarthy. (See “Novume Executive Compensation—Employment Agreements”). Additionally, as of April 18, 2017 Brekford entered into employment agreements with Rodney Hillman and Scott Rutherford, currently the President/Chief Operating Officer and Chief Strategic Officer of Brekford, respectively.

Hillman Employment Agreement

The Employment Agreement with Rod Hillman (the “Hillman Employment Agreement”) provides that Mr. Hillman will serve as Brekford’s President and Chief Operating Officer. The agreement has an initial term, effective as of the Effective Time, of two years. Mr. Hillman’s base salary is $225,000 per annum, and he is eligible for a bonus as determined by Novume’s to be established Compensation Committee. Mr. Hillman is also eligible to receive all such other benefits as are provided by Novume to other management employees that are consistent with Novume’s fringe benefits available to any other officer or executive of Novume.

Rutherford Employment Agreement

The Employment Agreement with Scott Rutherford (the “Rutherford Employment Agreement”) provides that Mr. Rutherford will serve as Brekford’s Chief Technology Officer. The agreement has an initial term, effective as of the Effective Time, of five years. Mr. Rutherford’s base salary is $230,000 per annum, and he is eligible for a bonus as determined by Novume’s to be established Compensation Committee. Mr. Rutherford is also eligible to receive all such other benefits as are provided by Novume to other management employees that are consistent with Novume’s fringe benefits available to any other officer or executive of Novume.

Key Stockholder Agreements

On February 9, 2017, each of C.B. Brechin, Scott Rutherford, and Robert West entered into Key Stockholder Agreements with Brekford, and each of Robert A. Berman, James McCarthy and Dr. Richard Nathan entered into Key Stockholder Agreements with KeyStone, pursuant to which they agreed to vote all of their voting securities in Brekford or KeyStone, as applicable, (a) in favor of the Merger Agreement and the Mergers and (b) against any action that is intended to, or that could reasonably be expected to, impede, delay or materially adversely affect the transactions contemplated by the Merger Agreement. The forgoing agreements are subject to the condition that the Key Stockholder Agreements will terminate upon the earlier of the Effective Time and the termination of the Merger Agreement. On the same date, each of the Key Stockholders of Brekford and KeyStone voted their shares of Brekford Common Stock or KeyStone Common Stock, as applicable, in favor of the Mergers. They Key Stockholders remain obligated by the Key Stockholder Agreements to vote any shares that they hold at the time of a stockholder vote, against any action that is intended to, or that could reasonably be expected to, impede, delay or materially adversely affect the transactions contemplated by the Merger Agreement. Each of the Key Shareholders has further agreed that, until the earlier of the termination of the Merger Agreement and the Effective Time, such Key Stockholders will not, directly or indirectly, sell or otherwise transfer any of its shares of Brekford Common Stock or KeyStone Common Stock, as applicable. As a result of the forgoing vote and the additional obligations of the Key Stockholders under the Key Stockholder Agreements (but subject to the condition described above), the requisite approvals of the Merger Agreement by the holders of Brekford Common Stock and KeyStone Common Stock have been obtained and will be maintained until the Effective Date. However, the Key Stockholder Agreements will not prevent such persons from exercising any duties and obligations that they may have as a member of the Brekford Board, the KeyStone Board or in their capacities as executive officers of either of Brekford or KeyStone

Avon Road Option Agreement

On March 16, 2016, James McCarthy, Richard Nathan and Avon Road entered into the Avon Road Option Agreement. Pursuant to the Avon Road Option Agreement, Messrs. McCarthy and Nathan (each a “Grantor”) granted Avon Road the right to purchase up to 50% of the shares of KeyStone Common Stock held by such Grantor as of the date of the Avon Road Option Agreement (the “Avon Road Option”). The parties to the Avon Road Option Agreement have entered into the Amended and Restated Avon Road Option Agreement, so that, at the Effective Time, the Avon Road Option will evidence the right of Avon Road to acquire the number shares of Novume Common Stock into which the shares of KeyStone Common Stock are converted in the KeyStone Merger. Mr. Berman’s possession of the Avon Road Option enhances his interest in the Mergers. Further, at the Effective Time, Novume’s directors, executive officers and principal stockholders, and their respective affiliates, will beneficially own the majority of the outstanding shares of Novume Common Stock; to the extent that Mr. Berman exercises his options under the Avon Road Option Agreement, ownership of Novume Common Stock will be further concentrated under his ownership. As a result, Mr. Berman may have the ability to control the outcome of matters submitted to Novume’s stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of Novume’s assets. By exercising his options and by acting alone or together with other affiliated stockholders, Mr. Berman may have the ability to control the management and affairs of Novume. Accordingly, this concentration of ownership might harm the market price of Novume Common Stock, Novume Warrants and/or Novume Preferred Stock by i) delaying, deferring or preventing a change in corporate control, ii) impeding a merger, consolidation, takeover or other business combination involving Novume, or iii) discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of Novume.

Regulatory Matters

There are no regulatory consents or approvals required to complete the Merger.

Appraisal Rights

Brekford stockholders and KeyStone stockholders will be entitled to appraisal rights under the DGCL, and receive payment for the fair value of their shares of Brekford Common Stock if the Brekford Merger is completed and the dissenting stockholders follow the requirements of Section 262 of the DGCL, or the fair value of their shares of KeyStone Common Stock and/or KeyStone Preferred Stock if the KeyStone Merger is completed and the dissenting stockholders follow the requirements of Section 262 of the DGCL.

Brekford stockholders and KeyStone stockholders who desire to exercise their appraisal rights must submit a written demand for an appraisal within twenty (20) days of the mailing of this information statement/prospectus, and must continue to hold their Brekford shares or KeyStone shares, as applicable, through the Effective Time. Brekford stockholders and KeyStone stockholders must also comply with other procedures as required by Section 262 of the DGCL. Brekford stockholders and KeyStone stockholders who validly demand appraisal of their shares in accordance with the DGCL and do not withdraw their demand or otherwise forfeit their appraisal rights will not receive the merger consideration described herein. Instead, after the Effective Time, the Court of Chancery of the State of Delaware will determine the fair value of their shares exclusive of any value arising from the Brekford Merger or the KeyStone Merger, as applicable. This appraisal amount will be paid in cash and could be more than, the same as or less than the value a Brekford stockholder or a KeyStone stockholder, as applicable, would be entitled to receive under the Merger Agreement.

Accounting Treatment

Novume will account for the KeyStone Merger as a recapitalization. Because the majority of the voting rights of Novume will be derived from the existing shareholders of KeyStone, KeyStone will be considered the predecessor entity for accounting purposes. In determining KeyStone as the predecessor entity, the companies considered the relative voting rights in Novume, the composition of the board of directors and senior management of Novume as of the Effective Time of the Mergers and the relative share ownership of the Novume Common Stock as of the Effective Time by former KeyStone and Brekford stock holders. As a result, the historical financial statements of KeyStone will become the historical financial statements of Novume as of the Effective Time. Novume will account for the Brekford Merger as a purchase of Brekford by Novume, using the acquisition method of accounting as required under United States generally accepted accounting principles, or “GAAP.” The assets, including identifiable intangible assets, and liabilities of Brekford as of the Effective Time will be recorded at their respective fair values and added to those of KeyStone to form the consolidated financial statements of Novume. Any excess of purchase price over the net fair values of Brekford’s assets and liabilities will be recorded as goodwill under GAAP. Consolidated financial statements of Novume after the Effective Time of the Mergers will reflect those fair values and will not be restated retroactively to reflect the historical financial position or results of operations of Brekford. The results of operations of Brekford will be combined with the results of operations of KeyStone and will be included in the results of operations of Novume, beginning on the effective date of the Mergers. Following the Mergers, the earnings of Novume will reflect the effect of any additional indebtedness and adjustments under the acquisition method of accounting, including increased interest expense and depreciation and amortization of acquired assets.

Material U.S. Federal Income Tax Considerations of the Mergers

The following discussion is a general summary of the material federal income tax consequences of the Mergers and is based on the Internal Revenue Code of 1986, as amended (the “Code”), the final, proposed and temporary treasury regulations promulgated thereunder, administrative rulings and interpretations, and judicial decisions, in each case as in effect as of the date hereof. All of the foregoing are subject to change at any time, possibly with retroactive effect. No assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation.

This discussion addresses only those Brekford or KeyStone stockholders that hold their Brekford Common Stock or KeyStone Common Stock and/or KeyStone Preferred Stock, as applicable, as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. This discussion does not include any description of the tax laws of any state, local or non-U.S. government that may be applicable to a particular holder, does not consider any aspects of U.S. federal tax law other than income taxation and does not address all the U.S. federal income tax consequences that may be relevant to particular Brekford or KeyStone stockholders, as applicable, in light of their individual circumstances or to Brekford or KeyStone stockholders, as applicable, that are subject to special rules, such as:

•	financial institutions or financial services entities;

•	entities treated as partnerships or other pass-through entities for U.S. federal income tax purposes or holders of Brekford Common Stock, KeyStone Common Stock or KeyStone Preferred Stock, as applicable, that hold their shares through entities treated as partnerships or other pass-through entities for U.S. federal income tax purposes;

•	insurance companies, banks, thrifts, and other financial institutions;

•	tax-exempt organizations;

•	qualified retirement plans;

•	individual retirement accounts;

•	brokers or dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting;

•	corporations subject to Section 7874 of the Code;

•	persons that hold Brekford Common Stock, KeyStone Common Stock or KeyStone Preferred Stock as part of a straddle, hedge, constructive sale or conversion transaction;

•	regulated investment companies;

•	real estate investment trusts;

•	persons whose “functional currency” is not the U.S. dollar;

•	non-U.S. Holders;

•	expatriates and certain former citizens or residents of the United States; and

•	stockholders who acquired their shares of Brekford Common Stock, KeyStone Common Stock or KeyStone Preferred Stock through the exercise of an employee stock option, the settlement of a restricted stock unit, or otherwise as compensation.

Determining the actual tax consequences of the Mergers to you may be complex. Such tax consequences will depend on your specific situation and on factors that are not within Brekford’s and KeyStone’s control. Brekford and KeyStone urge you to consult your own tax advisor concerning your particular U.S. federal, state, local and non-U.S. tax consequences of the Mergers.

Brekford has secured an opinion of Sichenzia Ross Ference Kesner LLP, counsel to Brekford in form and substance reasonably satisfactory to Brekford, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion: (A) no gain or loss should be recognized for federal income tax purposes by Novume, Brekford or Brekford Merger Sub as a result of the formation of Novume and Brekford Merger Sub or the Brekford Merger; and (B) no gain or loss should be recognized for federal income tax purposes by the stockholders of Brekford upon their exchange of Brekford Common Stock, or other Brekford securities, as applicable, solely for Novume Common Stock, or other Novume securities, as applicable, pursuant to the Brekford Merger. But gain or loss will be recognized by such stockholders on their receipt of cash, if any, in exchange for fractional shares. KeyStone has secured an opinion of Crowell & Moring LLP, counsel to KeyStone, in form and substance reasonably satisfactory to KeyStone, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion: (A) no gain or loss should be recognized for federal income tax purposes by Novume, KeyStone or KeyStone Merger Sub as a result of the formation of Novume and KeyStone Merger Sub or the KeyStone Merger; and (B) no gain or loss should be recognized for federal income tax purposes by the stockholders of KeyStone upon their exchange of KeyStone Common Stock or KeyStone Preferred Stock, or other KeyStone securities, as applicable, solely for Novume Common Stock or Novume Preferred Stock, or other Novume securities, as applicable, pursuant to the KeyStone Merger (but gain or loss will be recognized by such stockholders on their receipt of cash, if any, in exchange for fractional shares).

For purposes of this discussion, the term “U.S. Holder” is used to mean a beneficial owner of Brekford Common Stock, KeyStone Common Stock and/or KeyStone Preferred Stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other business entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any state or any of its political subdivisions;

•	a trust that (1) is subject to the primary supervision of a court within the United States over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of that trust, or (2) validly elected to be treated as a U.S. person for U.S. federal income tax purposes; or

•	an estate the income of which is subject to U.S. federal income tax on its income regardless of its source.

The mergers of Brekford Merger Sub with and into Brekford, and of KeyStone with and into KeyStone Merger Sub, are intended to qualify as reorganizations within the meaning of Section 368(a) of the Code, and the Mergers have been structured consistently with such intent. Based on and assuming (i) the representations of Brekford and KeyStone in the Merger Agreement and (ii) that the Mergers will be completed in accordance with the Merger Agreement, the Mergers should be treated for U.S. federal income tax purposes as reorganizations within the meaning of Section 368(a) of the Code. There can be no assurance that the Mergers will be completed. It is possible that the Mergers may not qualify as reorganizations, and the tax consequences of the Mergers could differ materially from those summarized below. For a further discussion, see the section entitled “Taxable Acquisition” below.

Sichenzia Ross Ference Kesner LLP, counsel to Brekford, and Crowell & Moring LLP, counsel to Keystone, have given the opinions referenced above at the “should” level of confidence. While no opinion is a guarantee, subject to the assumptions and conditions stated therein, a “should” level opinion represents a reasonably high level of confidence (and significantly higher than a “more likely than not” level) that the positions discussed in the opinion would be sustained.

Crowell & Moring LLP’s opinion is not at a higher level of confidence because the capital structures of Keystone and Novume are complex. In particular, while the view of Crowell & Moring LLP is that the Novume Preferred Stock and the Keystone Preferred Stock should be considered nonqualified preferred stock for U.S. income tax purposes, the matter is not free from doubt, since the determination of whether an instrument is “preferred stock” is inherently fact based and depends on the extent to which stock participates in the growth of a corporation. If the Keystone Preferred Stock were to be considered “common stock” and the Novume Preferred Stock were to be considered “nonqualified preferred stock,” in each case for federal income tax purposes, the holders of Keystone Preferred Stock would recognize gain or loss on the exchange of the Keystone Preferred Stock for Novume Preferred Stock.

Sichenzia Ross Ference Kesner LLP’s opinion is not at a higher level of confidence because the February 2017 sale by Brekford of its Vehicle Services business raises a factual issue as to whether the portion of the business that was retained was “significant” within the meaning of the Regulations. If the portion of the business that was retained was not “significant”, the merger would fail the continuity-of-business test and would not be a tax-free reorganization. While the view of Sichenzia Ross Ference Kesner LLP is that the portion of the business retained was significant, the absence of a precise definition of the term “significant” in Treasury Regulations, and the lack of case law that addresses the meaning of the term under the Treasury Regulations, means that the resolution of this issue is also not free from doubt.

The following summary sets forth material U.S. federal income tax considerations for Brekford stockholders and KeyStone stockholders, and the corporate parties to the Mergers if, as planned and expected, the Mergers are completed in accordance with the Merger Agreement:

Tax Implications to holders of Brekford Common Stock.

No gain or loss should be recognized for federal income tax purposes by holders of Brekford Common Stock, or warrants or options to purchase shares of Brekford Common Stock, who exchange their Brekford Common Stock for Novume Common Stock, or their warrants or options to purchase shares of Brekford Common Stock for warrants or options to purchase Novume Common Stock, pursuant to the Brekford Merger.

If no gain or loss is recognized by the stockholders of Brekford on their exchange of Brekford Common Stock for Novume Common Stock then (i) the aggregate tax basis of Novume Common Stock (including, for this purpose, any fractional share of Novume for which cash is received) received as a result of the Brekford Merger will be the same as the stockholder’s aggregate tax basis in the Brekford Common Stock surrendered in the exchange and (ii) the holding period of the Novume Common Stock held by former holders of Brekford Common Stock as a result of the exchange will include the period during which such stockholders held the Brekford Common Stock exchanged.

To the extent that a Brekford shareholder receives cash in lieu of a fractional share of Brekford Common Stock, the shareholder will be deemed to have received that fractional share in the merger and then to have received the cash in redemption of that fractional share. The shareholder generally will recognize gain or loss equal to the difference between the cash received and the portion of the shareholder’s tax basis in the shares of Brekford Common Stock surrendered allocable to that fractional share. This gain or loss generally will be long-term capital gain or loss if the holding period for those shares of Brekford Common Stock is more than one year as of the date of the Brekford merger.

A dissenting stockholder who perfects appraisal rights and receives cash will generally recognize gain or loss with respect to his or her shares of the Brekford Common Stock equal to the difference between the amount of cash received and his or her basis in such shares. Such gain or loss will generally be long-term capital gain or loss, provided the shares were held for more than one year before the disposition of the shares, or short-term capital gain or loss, if not. Interest, if any, awarded in an appraisal proceeding by a court would be included in such stockholder’s income as ordinary income.

If you are a non-corporate holder of Brekford Common Stock you may be subject to information reporting and backup withholding on any cash payments for perfecting appraisal rights. You will not be subject to backup withholding, however, if you:

•	furnish a correct taxpayer identification number and certify that you are not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to you following the completion of the merger; or

•	are otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules are a credit against your U.S. federal income tax liability, provided you furnish timely the required information to the IRS.

Tax Implications to holders of KeyStone Common Stock and/or KeyStone Preferred Stock.

No gain or loss should be recognized for federal income tax purposes by holders of KeyStone Common Stock and/or KeyStone Preferred Stock as a result of the KeyStone Merger.

The aggregate tax basis of Novume Common Stock and/or Novume Preferred Stock, as applicable, (including, for this purpose, any fractional share of Novume for which cash is received) received as a result of the KeyStone Merger will be the same as the shareholder’s aggregate tax basis in the KeyStone Common Stock and/or KeyStone Preferred Stock surrendered in the exchange. The holding period of the Novume Common Stock and/or Novume Preferred Stock held by former holders of KeyStone Common Stock and/or KeyStone Preferred Stock as a result of the exchange will include the period during which such shareholder held the KeyStone Common Stock or KeyStone Preferred Stock, as applicable, exchanged.

To the extent that a KeyStone shareholder receives cash in lieu of a fractional share of KeyStone Common Stock, the shareholder will be deemed to have received that fractional share in the merger and then to have received the cash in redemption of that fractional share. The shareholder generally will recognize gain or loss equal to the difference between the cash received and the portion of the shareholder’s tax basis in the shares of KeyStone Common Stock surrendered allocable to that fractional share. This gain or loss generally will be long-term capital gain or loss if the holding period for those shares of KeyStone Common Stock is more than one year as of the date of the KeyStone merger.

A dissenting stockholder who perfects appraisal rights will generally recognize gain or loss with respect to his or her shares of the KeyStone Common Stock and/or KeyStone Preferred Stock equal to the difference between the amount of cash received and his or her basis in such shares. Such gain or loss will generally be long-term capital gain or loss, provided the shares were held for more than one year before the disposition of the shares, and short-term capital gain or loss, if not.

If you are a non-corporate holder of KeyStone Common Stock and/or KeyStone Preferred Stock you may be subject to information reporting and backup withholding on any cash payments for perfecting appraisal rights. You will not be subject to backup withholding, however, if you:

•	furnish a correct taxpayer identification number and certify that you are not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to you following the completion of the merger; or

•	are otherwise exempt from backup withholding.

Tax Implications to Novume, Brekford, KeyStone, Brekford Merger Sub and KeyStone Sub.

No gain or loss should be recognized for federal income tax purposes by Novume, Brekford, KeyStone, Brekford Merger Sub or KeyStone Merger Sub as a result of the formation of Novume, Brekford Merger Sub, or KeyStone Merger Sub or the Mergers.

Tax Return Reporting Requirements

If you receive Novume Common Stock or Novume Preferred Stock as a result of the Brekford Merger or the KeyStone Merger, as applicable, you will be required to retain records pertaining to the Brekford Merger or the KeyStone Merger, as applicable, and you may be required to file with your U.S. federal income tax return for the year in which the merger takes place a statement setting forth certain facts relating to such merger as provided in Treasury Regulations Section 1.368-3(b).

Taxable Acquisition

The failure of either or both of the Mergers to qualify as a reorganization within the meaning of Section 368(a) of the Code would result in a Brekford or KeyStone stockholder, as applicable, recognizing gain or loss with respect to the shares of Brekford Common Stock, KeyStone Common Stock or KeyStone Preferred Stock, as applicable, surrendered by such stockholder equal to the difference between the stockholder’s basis in the shares and the fair market value, as of the effective time of the applicable Merger, of the Novume stock received in exchange for the Brekford Common Stock, the KeyStone Common Stock or the KeyStone Preferred Stock, as applicable. In such event, a stockholder’s aggregate basis in the Novume Common Stock or Novume Preferred Stock so received would equal its fair market value, and such stockholder’s holding period would begin the day after the Effective Time. The gain or loss would generally be long-term capital gain or loss, if, as of the Effective Time, the applicable stockholder held the Brekford Common Stock, KeyStone Common Stock or KeyStone Preferred Stock, as applicable, for more than one year, and short-term capital gain or loss, if not. A dissenting stockholder who receives cash will be required to recognize gain or loss in the same manner as described above. The failure of the KeyStone Merger to qualify as a reorganization within the meaning of Section 368(a) would also cause KeyStone to recognize gain or loss as if it had sold all of its assets in a taxable transaction for the fair market value of the assets.

The foregoing discussion is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences of the Brekford Merger or the KeyStone Merger, or the Mergers, together. In addition, the discussion does not address tax consequences which may vary with, or are contingent on, your individual circumstances. Moreover, the discussion does not address any non-income tax or any non-U.S., state or local tax consequences of the Brekford Merger or the KeyStone

Merger, or the Mergers, together. Accordingly, Brekford and KeyStone stockholders are urged to consult with their own tax advisors to determine the particular U.S. federal, state, local or foreign income or other tax consequences to them of the Mergers.

Additional Information Regarding Brekford Net Operating Loss Carryforwards

As of December 31, 2016, Brekford has approximately $7.55 million of U.S. federal and state net operating loss carryforwards available to offset future taxable income, if any, through 2034. These net operating losses begin to expire in 2028.

Upon the consummation of the Brekford Merger, Brekford’s realizable net operating loss carryforward would be significantly limited.

Stock Exchange Listing

After the Effective Time, Novume intends to apply for a listing of Novume Common Stock, Novume Preferred Stock and Novume Unit Warrants on a national stock exchange; provided, that, there can be no assurance that it will be successful in obtaining such listings.

Federal Securities Laws Consequences

All shares of Novume Common Stock received by holders of Brekford Common Stock and holders of KeyStone Common Stock, and all shares of Novume Common Stock issuable upon exercise or conversion, as applicable, of Novume Warrants, Novume Options or Novume Preferred Stock received by holders of Brekford Warrants, Brekford Options, KeyStone Warrants, KeyStone Options or KeyStone Preferred Stock, in the Mergers will be freely transferable, except that shares of Novume Common Stock received by persons who are deemed to be “affiliates” (as such term is defined under the Securities Act) of Brekford or KeyStone prior to the Effective Time may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become affiliates of Novume) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Brekford, KeyStone or Novume generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party. Each affiliate of Brekford and KeyStone has delivered a letter agreement (an “Affiliate Letter”) to the effect that such person will not offer or sell or otherwise dispose of any of the shares of Novume Common Stock issued to such person in the Mergers in violation of the Securities Act or the rules and regulations promulgated thereunder. In addition, the Merger Agreement requires Brekford and KeyStone to use their best efforts to cause any additional persons who are identified as affiliates to execute an Affiliate Letter on or prior to the date of the closing under the Merger Agreement.

INFORMATION ABOUT NOVUME

Overview

Novume is a Delaware corporation formed on February 6, 2017 to effectuate the Mergers and act as a holding company for Brekford and KeyStone and their respective subsidiaries following the consummation of the Mergers. Prior to the consummation of the Mergers, Novume has had and will have no operations other than those that are incidental to its formation, its execution of the Merger Agreement, and the preparation of this information statement/prospectus. Novume currently has no operations and no or nominal assets and liabilities.

In accomplishing the Mergers through a holding company, KeyStone and Brekford intend to pursue their existing lines of business separately while achieving certain economies and benefits from pooled management, shared regulatory compliance costs and other complementary resources that can assist in supporting Novume’s growth. Through internal growth and strategic acquisitions, where appropriate and available, Novume seeks to develop its core business as a service provider to government contractors both in the United States and abroad. In selective situations, Novume will also seek to serve as a partner or incubator for emerging businesses, like Brekford’s automated traffic safety enforcement business, where an understanding of government contracting procedures and contacts with other seasoned providers of government services or products can be critical to success.

The mailing address of Novume’s principal executive offices is 14420 Albemarle Point Place, Suite 200, Chantilly, VA 20151, and is telephone number is (703) 953-3838.

DIRECTORS AND OFFICERS OF NOVUME

The following table sets forth the directors and executive officers of Novume after the Mergers with their ages as of August 1, 2017.

Name	Age	Position	Since
Executive Officers:
James K. McCarthy	65	Chairman of the Board and Chief Strategy Officer	2017
Robert A. Berman	57	Chief Executive Officer and Member of the Board	2017
Dr. Richard Nathan	72	Chief Operating Officer and Member of the Board	2017
Harry Rhulen	53	President	2017
Riaz Latifullah	60	Chief Financial Officer	2017
Suzanne Loughlin	55	General Counsel and Chief Administrative Officer	2017

Directors:
James K. McCarthy	65	Chairman	2016
Robert Berman	57	Director	2016
Dr. Richard Nathan	72	Director	2016
Glenn Goord	66	Director	2016
Paul A. de Bary	70	Director	2017

Significant Employees:
James W. Satterfield	70	President and Chief Executive Officer of Firestorm Solutions, LLC and Firestorm Franchising, LLC	2017
Greg McCarthy	54	Chief Executive Officer, AOC Key Solutions, Inc.	2016

Executive Officers and Directors

James K. McCarthy, Chief Strategy Officer and Chairman

James K. McCarthy serves as the Chief Strategy Officer and Chairman of the Board of Directors of Novume, and, until the Effective Time, continues to serve in the same capacity at KeyStone. Mr. McCarthy’s career spans over 30 years of marketing strategy creation, proposal development, and oral presentation coaching to contractors seeking to expand their market shares or to enter the government contracts market sector. As a founder and the Technical Director of AOC Key Solutions, he built an organization that, over the last five years, has played a part in winning an average of $9 billion per year in federal contract awards for its clients. Mr. McCarthy has worked at AOC Key Solutions for over 33 years.

An innovative builder of tools and processes aimed at continuous improvement, Mr. McCarthy created AOC Key Solutions’ approach known as Principle Centered Winning – a collection of proven best practices for market assessment, capture support, and proposal services that help win government contracts.

Mr. McCarthy often serves as a strategic advisor and “capture coach” to senior executives and rising corporate professionals. In these capacities, Mr. McCarthy mentors and guides both business clients on market leadership, capture management, and strategy development to pursue government contracts. Mr. McCarthy frequently crafts executive summaries, presentations, or other key documents in pursuit of government contracts. These contracts are valued from tens of millions of dollars to a billion dollars or more. He also frequently serves as a guest speaker on topics ranging from leadership to winning government contracts through every legitimate means available and is an advisor to the Arbinger Institute. Mr. McCarthy has served in an advisory role with the George Washington University, Virginia Science and Technology Campus, Technology Accelerator and has been a frequent speaker with the George Mason University Procurement and Technical Assistance Center. Mr. McCarthy has also served on the board of Coalition for Government Procurement and on the Veterans Institute for Procurement GovCon Council. In February 2016, Mr. McCarthy was named to Executive Mosaic’s Washington 100 as one of the top–100 most influential leaders in the government contracting arena.

Mr. McCarthy was the founder and host of Government Contracting Weekly, the only television show dedicated to supporting contractors in their quest for government business.

Robert A. Berman, Chief Executive Officer and Director

Robert Berman is the Chief Executive Officer of Novume. He also currently serves as the Chief Executive Officer of KeyStone also as the General Partner of Avon Road Partners, L.P., a limited partnership investing in real estate and the broadcast media industry. Mr. Berman was previously the Chief Executive Officer of KeyStone. From 2006 through March 2015 Mr. Berman held the office of Chairman and Chief Executive Officer at Cinium Financial Services Corporation, a privately held specialty finance company, which included as one of its subsidiaries a New York State domiciled property and causality carrier licensed and admitted in 19 states.

While Mr. Berman led Cinium, it made the ranking of the Inc. 500 for both 2012 and 2013. Prior to Cinium Mr. Berman was Chairman and Chief Executive Officer of Empire Resorts, Inc., a NASDAQ-listed gaming company, from 2001-2005.

From 1995 until 2000, Mr. Berman was Chairman and Chief Executive Officer of Hospitality Worldwide Services (“HWS”), a publicly traded company that became the premiere service provider to the hospitality industry. Under Mr. Berman’s leadership HWS grew profitably from a small company with 50 employees and $6 million in revenues to excess of $280 million in revenues with offices on several continents and 3,000 employees. While at HWS Mr. Berman executed a successful acquisition strategy that resulted in multiple strategic operating divisions that created a one-stop shop for the hotel industry.

Mr. Berman was also instrumental in forging partnerships with institutional investors including ING and Apollo RE leading to the acquisition, re-positioning, and sale of more than $100 million of hotel properties such as the Historic Inn in Richmond, VA, the Warwick Hotel in Philadelphia, and the Radisson Hotel at Chicago O’Hare airport among others.

Mr. Berman was director at Executone Information Systems, Inc. a publicly traded telecom company. In 1996 Executone’s board chose Mr. Berman to chair a special committee whose task it was to identify a new strategic direction for the company. The result of the special committees work was the transformation of the company increasing the company’s market capitalization by more than $500 million.

Dr. Richard Nathan, Chief Operating Officer and Director

Dr. Nathan brings over 45 years of corporate management, program management and business and proposal development experience. He has led large management and operation contracts valued at more than a billion dollars and managed service and technical contracts for DOE, DoD, DHS, NASA, EPA, and state governments. Dr. Nathan has directed and grown the environmental and energy business for a large corporation, and served as a corporate officer and held management and technical positions at Battelle Memorial Institute and Mason & Hanger. Dr. Nathan had worked at AOC Key Solutions, and its predecessor company American Operations Corporation, for over 17 years, most recently as AOC Key Solutions Chief Executive Officer, before joining KeyStone Solutions as its President and COO.

Dr. Nathan excels in assisting companies to increase their market share through effective growth management, strategic planning, competitive analysis, and other approaches through all phases of the business development process. This includes building upon initial strategic decisions to develop tactical implementation plans for business sector growth.

Dr. Nathan’s management and business development skills span the full range of activities. He has served as capture manager, proposal manager, orals coach, and review team lead. His ability to develop and integrate effective win themes and discriminators unique to a given contract opportunity has resulted in multiple large contract wins for the KeyStone’s customers to include contracts with DOE, NASA, DHS, and DoD as well as state and local governments.

Harry Rhulen, President

Mr. Rhulen is a founder and served as CEO of Firestorm, since its inception in 2005, until the KeyStone acquisition of Firestorm in January of 2017. Firestorm Solutions, LLC is a national leader in preparedness and crisis management. Mr. Rhulen previously served as an executive and CEO of a public company with U.S. and European operations, commencing 1989 through 2005. Mr. Rhulen has extensive due diligence experience having participated in over thirty M&A transactions. He has lead several public offerings raising in excess of $350 million.

Mr. Rhulen, while serving on the board of the American Insurance Association, testified before Congress to expand the opportunities for financial service companies. Mr. Rhulen worked as a consultant in many industries, using his risk management, crisis management, and business management skills, as well as his public company, legal, bankruptcy, and due diligence experience to help his clients.

He has served on the boards of several profit and not-for-profit entities. He has received humanitarian awards for many of his efforts, including the “Quality of Human Life” Award from the American Red Cross. Mr. Rhulen graduated Cum Laude from the College of Insurance and has both a Juris Doctor and Masters of Business Degree from Syracuse University.

Riaz Latifullah, Chief Financial Officer

Riaz Latifullah serves as Chief Financial Officer of Novume, and, until the Effective Time, serves in the same capacity at KeyStone. Prior to joining KeyStone, Riaz Latifullah served as the Chief Financial Officer of the American Grandparents Association / Grandparents.com. In this position he was responsible for directing and overseeing all of the company’s financial and accounting activities. He provided strategic advice to executive management on the financial implications of business activities and interacted with the board of directors.

Mr. Latifullah spent 13 years with AARP, a non-profit organization that advocates on behalf of people over age 50. With AARP he served as Vice President, Financial Management, Senior Director Strategic Markets and Director Brand Operations. As an in-house entrepreneur with AARP he created and launched five start-up operations bringing significant changes to the organization.

In other positions before AARP Mr. Latifullah served as General Manager for TV on the WEB, an internet video production company, a Government Relations Representative for the US Merchant Marine Academy Alumni Foundation and an Investment Banking Associate for Ryan, Lee and Company.

Suzanne Loughlin, Chief Administrative Officer and General Counsel

Ms. Loughlin is the Chief Administrative Officer (CAO) and General Counsel of KeyStone Solutions, Inc. She is also a founder and Chief Risk Officer of Firestorm Solutions, LLC.

Ms. Loughlin has extensive consultative experience in the development of crisis management & communications, workplace violence, emergency response, and business continuity plans for clients ranging from some of the world’s largest global companies to educational institutions (P-12 and higher education, public and private) and summer camps, as well as governmental entities.

Ms. Loughlin’s previous career experience includes serving as a Director and CAO of a public insurance holding company, between 1998 and 2005, where she was responsible for HR, IT, Corporate Communications, Facilities, Government Relations and Internal Audit. Suzanne was also a litigator with a major New York City law firm and Managing Attorney of a law firm with multiple offices throughout the country between 1986 and 1998. Since 2005, Ms. Loughlin has focused on building Firestorm Solutions, LLC as one of its founders.

Ms. Loughlin is a licensed attorney in New York and serves as a member of the New York State Bar Association and the Sullivan County Bar Association. Ms. Loughlin also holds an Emergency Management Professional Development Series Certification from FEMA, and is a member of the Association of Threat Assessment Professionals.

Very active in her community, Ms. Loughlin serves as a board member of Rhinebeck Bank as well as Hudson Valley Pattern for Progress, Sullivan County Industrial Development Agency, and Sullivan County Partnership for Economic Development. She also serves as President of the Trevor Loughlin Foundation, Inc. which raises funds and issues grants to individuals battling blood cancer and other acute catastrophic illnesses. Ms. Loughlin has received numerous awards for her service, including the Anti Defamation League’s Americanism Award.

Glenn Goord, Director

Mr. Goord is a 32-year veteran of the New York State Department of Correctional Services and served as Commissioner from 1996 until 2006. As Commissioner, he oversaw the nation’s fourth largest state prison system, administering an operating budget of $2.3 billion in state and federal funds, plus $245 million in capital expenditures.

Mr. Goord’s outstanding contributions to furthering excellence in corrections earned him the Carl Robison Award, the highest honor bestowed by the Middle Atlantic States Correctional Association. In 1998 he earned the Charles Evans Hughes Award for public service from the Albany based Capital Area Chapter for the American Society for Public Administration (ASPA). In 2002, the ASPA awarded Mr. Goord its highest honor, the Governor Alfred E. Smith Award, for his direction of the Department’s immediate and expansive efforts to aid New York City following the September 11, 2001 terrorist attack. He also currently serves on the American Correctional Association Board of Governors.

Paul A. de Bary, Director

Paul A. de Bary, 70, has been a member of the board of managers of TDI, LLC, an agent for a manufacturer of digital X-ray systems for medical, veterinary and industrial applications from 2001 through the present. He has also served as chairman of the board of ethics of the Town of Greenwich, Connecticut since 2008. He was a managing director at Marquette de Bary Co., Inc., a New York based broker-dealer, from 1996 to 2015, where he served as a financial advisor for state and local government agencies, public and private corporations and non-profit organizations, as well as general counsel. He previously served as a director of Empire Resorts, Inc. (Nasdaq: NYNY) from 1996 to 2010, where he served as chairman of its audit committee as well as, at various times throughout his tenure as a director, a member of the governance and compensation committees and various special committees. Prior to that, Mr. de Bary was a managing director in the Public Finance Department of Prudential Securities from 1994 to 1997 and a partner in the law firm of Hawkins, Delafield & Wood in New York from 1975 to 1994. Mr. de Bary received an AB in 1968, and an M.B.A. and J.D. in 1971 from Columbia University. Mr. de Bary is a member of the American Bar Association, the New York State Bar Association and the Association of the Bar of the City of New York. Mr. de Bary also serves as a director of several non-profit organizations, including the Columbia Club Foundation, the Society of Columbia Graduates and the AA Alumni Foundation.

Significant Employees

James Satterfield, Chief Executive Officer and President of Firestorm Solutions, LLC and Firestorm Franchising, LLC

Jim W. Satterfield is the President/CEO and co-founder of Firestorm. Jim is a nationally recognized expert, keynote speaker and author on crisis management, threat assessment, disaster preparedness and business continuity planning. Prior to founding Firestorm in 2005, he served as President, CEO and COO of various public and private companies in business continuity, communications, crisis management, environmental, insurance, reinsurance, risk management and technology. Jim has extensive expertise in the identification and quantification of risk. Jim has led in the development of national standards for risk management, environmental risk and environmental due diligence. He has spoken to hundreds of groups on risk management, crisis management, governance, disaster planning and preparedness.

Jim’s analysis and experience in working with thousands of businesses has led to the creation of the Firestorm PREDICT.PLAN.PERFORM.® methodology, the foundation of all Firestorm programs, services and initiatives. Jim emphasizes promoting and enforcing a culture of preparedness to protect an organization’s assets, brand/reputation, revenues and enterprise value.

Jim led the Firestorm team that provided the crisis and media management support at Virginia Tech in response to the shootings, as well as hundreds of other client crisis engagements.

Jim’s philosophy is that “Every crisis is a human crisis.” He co-authored Disaster Ready People For A Disaster Ready America. The book guides individuals in developing their own preparedness plans at home. This benefits corporations as the key to having employees perform at work is for them to know their families are safe – a fundamental building block for all business continuity plans – at work.

Greg McCarthy, Chief Executive Officer of AOC Key Solutions and Member of the Board

Greg McCarthy has over 25 years of sales management, marketing, capture and proposal experience. As President, Mr. McCarthy is responsible for overseeing the high degree of customer satisfaction that our clients expect. Mr. McCarthy has worked in virtually every role of the bid and proposal process, including proposal management, proposal writing, orals coach, and compliance manager.

Mr. McCarthy also leads the Key Solutions group specializing in Third Party Performance Assessments. In that capacity, he has interviewed more than 1,000 government personnel regarding contractor performance across dozens of government agencies, giving him “front line” experience in understanding Government needs and translating that understanding into winning proposals. As former COO of AOC Key Solutions, Mr. McCarthy was honored with Smart CEO Magazine’s Executive Management Award.

Committees of the Novume Board

Audit Committee

As soon as practicable after the Effective Time, the Novume Board intends to establish an Audit Committee comprised of directors who are “independent” within the meaning of NASDAQ Rule 5605(b)(1). The Audit Committee will assist the Novume Board in maintaining the integrity of its financial statements, and of its financial reporting processes and systems of internal audit controls, and our compliance with legal and regulatory requirements. The Audit Committee will be responsible for reviewing Novume’s annual audit and meeting with Novume’s independent registered public accounting firm to review Novume’s internal controls and financial management practices. The Novume Board intends to identify and appoint an “audit committee financial expert,” as defined by the SEC in Item 407 of Regulation S-K.

Compensation Committee

As soon as practicable after the Effective Time, the Novume Board intends to establish a Compensation Committee. All members of the Compensation Committee will be “Non-Employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, unless otherwise determined by the Novume Board, “outside directors” within the meaning of Section 162(m) of the Code. They shall also be “independent” directors within the meaning of NASDAQ Rule 5605(b)(1). The Compensation Committee will be responsible for establishing salaries, bonuses, and other compensation for Novume’s executive officers and for administering and Novume’s executive compensation plans and programs. The Compensation Committee will advise and make recommendations to the Novume Board on all matters concerning director compensation.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee shall have been, during 2016, an officer or employee of Novume, KeyStone or Brekford was formerly an officer of Novume, KeyStone or Brekford or had any relationship requiring disclosure by Novume under Item 404 of Regulation S-K. No interlocking relationship as described in Item 407(e)(4) of Regulation S-K shall between any of Novume’s executive officers or Compensation Committee members, on the one hand, and the executive officers or compensation committee members of any other entity, on the other hand, nor has any such interlocking relationship existed in the past.

Corporate Governance Committee

As soon as practicable after the Effective Time, the Novume Board intends to establish a Corporate Governance Committee that will evaluate and recommend candidates for election to the Novume Board, review the performance and contribution of directors, recommend membership for standing committees, review director independence, and adopt and review Novume corporate governance guidelines and codes of conduct. The committee shall be comprised of “independent” directors within the meaning of NASDAQ Rule 5605(b)(1).

COMPENSATION OF NOVUME DIRECTORS

Directors who are officers or employees of Novume or its subsidiaries will not receive any compensation for service on the Novume Board, but employee directors will be reimbursed by Novume for expenses incurred in attending meetings of the Novume Board or any committees thereof.

NOVUME EXECUTIVE COMPENSATION

Bonus Eligibility

Bonuses for the Novume executive officers may be conditioned on the achievement of objective goals, which may not be waived after being set, based on one or more of the following performance measures: earnings; operating profits (including measures of earnings before interest, taxes, depreciation and amortization; free cash flow or adjusted free cash flow; cash from operating activities; revenues; net income (before or after tax); financial return ratios; market performance; stockholder return and/or value; net profits; earnings per share; profit returns and margins; stock price; working capital; capital investments; returns on assets; returns on equity; returns on capital investments; selling, general and administrative expenses; discounted cash flows; productivity; expense targets; market share; cost control measures; strategic initiatives; changes between years or periods that are determined with respect to any of the above-listed performance criteria; net present value; sales volume; cash conversion costs; leverage ratios; maintenance of liquidity; integration of acquired businesses; operational efficiencies, including Lean Six Sigma initiatives; regulatory compliance, including the Sarbanes-Oxley Act of 2002; and economic profit.

Employment Agreements

The following executives are currently employed by KeyStone, but, as of the Effective Time their employment agreements will be assumed by Novume. Accordingly, in the summaries below, references to KeyStone have been replaced with references to Novume to reflect the change in employer.

Berman Employment Agreement

The Employment Agreement with Robert Berman (the “Berman Employment Agreement”) provides that Mr. Berman will serve as Novume’s Chief Executive Officer. The agreement has an initial term, which was effective as of December 23, 2016, of five years with automatically renewing one-year terms thereafter. Mr. Berman’s base salary is $395,000 per annum, and he is eligible for a bonus as determined by Novume’s to be established Compensation Committee. Mr. Berman is also eligible to receive all such other benefits as are provided by Novume to other management employees that are consistent with Novume’s fringe benefits available to any other officer or executive of Novume.

In the event of a “Change of Control”, as defined in the Berman Employment Agreement, whether during the initial term or thereafter, Novume shall have the right to terminate the Berman Employment Agreement. In the event Novume exercises the option to terminate Mr. Berman’s agreement, Novume will be required to pay Mr. Berman an amount equal to Mr. Berman’s base salary per annum multiplied by the number of years and portions thereof remaining under the Berman Employment Agreement. Mr. Berman may be terminated by the Company for “Cause”, as defined in the Berman Employment Agreement.

Mr. Berman also agreed as consideration for entering into the Berman Employment Agreement, that for the period during his employment and for twelve months thereafter, he will not (i) compete with Novume in the “Geographic Area”, as defined in the Berman Employment Agreement, or (ii) solicit any of Novume’s existing employees, suppliers or customers.

Rhulen Employment Agreement

The employment agreement with Harry Rhulen (the “Rhulen Employment Agreement”) provides that Mr. Rhulen will serve as Novume’s President for an initial five-year term that began on January 25, 2017. His base salary is $275,000 per annum, and he will be eligible for a bonus as determined by Novume’s to be established Compensation Committee. Mr. Rhulen is also eligible to receive all such other benefits as are provided by Novume to other management employees that are consistent with Novume’s fringe benefits available to any other officer or executive of Novume. Prior to the assumption of the Rhulen Employment Agreement by Novume, Mr. Rhulen was granted options to purchase 80,000 shares of KeyStone Common Stock, which were to begin vesting on the first anniversary of his initial employment as President of KeyStone and continue vesting monthly over the following two years, at a strike price of $3.00 per share. At the Effective Time, these options will be converted into the right to receive Novume Options and will continue to vest in accordance with the forgoing schedule.

Novume may terminate Mr. Rhulen’s employment agreement for “Cause,” as defined in the Rhulen Employment Agreement. In the event that Novume terminates Mr. Rhulen’s employment other than for “Cause,” or Mr. Rhulen terminates his employment for “Good Reason”, as defined in the Rhulen Employment Agreement, Novume will be required to pay Mr. Rhulen an amount equal to the remaining amount of base salary payable under the Rhulen Employment Agreement until the end of the initial five-year term and Novume’s contribution to Mr. Rhulen’s health insurance premiums.

Mr. Rhulen also agreed that, for the period during his employment and for one year thereafter, he will not (i) compete with Novume in the “Restricted Territory”, as defined in Exhibit A to the Rhulen Employment Agreement, or (ii) solicit any of Novume’s existing employees, suppliers or customers.

James K. McCarthy Offer Letter

The James K. McCarthy Offer Letter (the “McCarthy Offer Letter”) provides that Mr. McCarthy will serve as Novume’s Chief Strategy Officer. His employment is at will, subject to providing 120-days’ notice of resignation or termination. Novume may pay Mr. McCarthy’s salary in lieu of notice for some or all of the 120-day notice period. His base salary is $279,789 per annum, and he is eligible for a bonus as determined by Novume’s to be established Compensation Committee. Mr. McCarthy will also be eligible to receive all such other benefits as are provided by Novume to other management employees that are consistent with Novume’s fringe benefits available to any other officer or executive of the Company.

Mr. McCarthy also agreed that, for the period during his employment and for two years thereafter, he will not (i) compete with Novume in the “Restricted Territory”, as defined in Exhibit A to the McCarthy Offer Letter, or (ii) solicit any of Novume’s existing employees, suppliers or customers.

Nathan Employment Agreement

The employment agreement with Richard Nathan (the “Nathan Employment Agreement”) provides Mr. Nathan will serve as Novume’s Chief Operating Officer for a term until December 31, 2017, with the option to extend the term in writing. His base salary is $225,200 per annum, and he is eligible for a bonus as determined by Novume’s to be established Compensation Committee. Mr. Nathan is also eligible to receive all such other benefits as are provided by Novume to other management employees that are consistent with Novume’s fringe benefits available to any other officer or executive of Novume.

Novume may terminate Mr. Nathan’s employment agreement for “Cause,” as defined in the Nathan Employment Agreement. In the event that Novume terminates Mr. Nathan’s employment other than for “Cause,” or Mr. Nathan terminates his employment for “Good Reason”, as defined in the Nathan Employment Agreement, Novume will be required to pay Mr. Nathan an amount equal to six months of Mr. Nathan’s base salary and Novume’s contribution to Mr. Nathan’s health insurance premiums.

Mr. Nathan also agreed that, for the period during his employment and for two years thereafter, he will not (i) compete with Novume in the “Restricted Territory”, as defined in Exhibit A to the Nathan Employment Agreement, or (ii) solicit any of Novume’s existing employees, suppliers or customers.

Latifullah Employment Agreement

The employment agreement with Riaz Latifullah (the “Latifullah Employment Agreement”) provides that he is Chief Financial Officer for an initial three-year term that began on December 23, 2016. His base salary is $285,000 per annum, and he will be eligible for a bonus as determined by Novume’s to be established compensation committee. Mr. Latifullah is also eligible to receive all such other benefits as are provided by Novume to other management employees that are consistent with Novume’s fringe benefits available to any other officer or executive of Novume. Prior to the assumption of the Latifullah Employment Agreement by Novume, Mr. Latifullah was granted options to purchase 90,000 shares of KeyStone Common Stock, which will begin vesting on March 1, 2017 and continue vesting monthly over the following two years, at a strike price of $2.75. At the Effective Time, these options will be converted into the right to receive Novume Options and will continue to vest in accordance with the forgoing schedule.

Loughlin Employment Agreement

The employment agreement with Suzanne Loughlin (the “Loughlin Employment Agreement”) provides Ms. Loughlin is General Counsel and Chief Administrative Officer for an initial five-year term that began on January 25, 2017. Her base salary is $225,000 per annum, and she is eligible for a bonus as determined by Novume’s to be established Compensation Committee. Ms. Loughlin is also eligible to receive all such other benefits as are provided by Novume to other management employees that are consistent with Novume’s fringe benefits available to any other officer or executive of Novume. Prior to the assumption of the Loughlin Employment Agreement by Novume, Ms. Loughlin was granted options to purchase 80,000 shares of KeyStone Common Stock, which were to begin vesting on the first anniversary of her initial employment as General Counsel and Chief Administrative Officer of KeyStone and continue vesting monthly over the following two years, at a strike price of $3.00 per share. At the Effective Time, these options will be converted into the right to receive Novume Options and will continue to vest in accordance with the forgoing schedule.

Novume may terminate Mr. Loughlin’s employment agreement for “Cause,” as defined in the Loughlin Employment Agreement. In the event that Novume terminates Ms. Loughlin’s employment other than for “Cause,” or Ms. Loughlin terminates her employment for “Good Reason”, as defined in the Loughlin Employment Agreement, Novume will be required to pay Ms. Loughlin an amount equal to the remaining amount of base salary payable under the Loughlin Employment Agreement until the end of the initial five-year term and Novume’s contribution to Ms. Loughlin’s health insurance premiums.

Ms. Loughlin also agreed that, for the period during her employment and for one year thereafter, she will not (i) compete with Novume in the “Restricted Territory”, as defined in Exhibit A to the Loughlin Employment Agreement, or (ii) solicit any of Novume’s existing employees, suppliers or customers.

Greg McCarthy Employment Agreement

The employment agreement with Greg McCarthy (the “Greg McCarthy Employment Agreement”) provides that Mr. McCarthy is the Chief Executive Officer of AOC Key Solutions through April 20, 2018 with the option to extend the term in writing. His base salary is $275,000 per annum, and he will be eligible for a bonus as determined by KeyStone’s Compensation Committee. Mr. McCarthy is also eligible to receive all such other benefits as are provided by KeyStone to other management employees that are consistent with KeyStone’s fringe benefits available to any other officer or executive of KeyStone.

KeyStone may terminate the Greg McCarthy Employment Agreement for “Cause,” as defined in such Agreement. In the event that KeyStone terminates Mr. McCarthy’s employment other than for “Cause,” or Mr. McCarthy terminates his employment for “Good Reason”, as defined in the Gregory McCarthy Employment Agreement, KeyStone will be required to pay Mr. McCarthy an amount equal to six months of Mr. McCarthy’s base salary and KeyStone’s contribution to Mr. McCarthy’s health insurance premiums.

Mr. McCarthy also agreed that, for the period during his employment and for two years thereafter, he will not (i) compete with KeyStone in the “Restricted Territory”, as defined in Exhibit A to the Gregory McCarthy Employment Agreement, or (ii) solicit any of KeyStone’s existing employees, suppliers or customers.

Satterfield Employment Agreement

The employment agreement with James Satterfield (the “Satterfield Employment Agreement”) President of Firestorm Solutions, LLC and Firestorm Franchising, LLC, for an initial five-year term that began on January 25, 2017. His base salary is $225,000 per annum, and he will be eligible for a bonus as determined by Novume’s to be established Compensation Committee. Mr. Satterfield is also eligible to receive all such other benefits as are provided by Novume to other management employees that are consistent with Novume’s fringe benefits available to any other officer or executive of Novume. Prior to the assumption of the Satterfield Employment Agreement by Novume, Mr. Satterfield was granted options to purchase 50,000 shares of KeyStone Common Stock, which were to begin vesting on the first anniversary of his initial employment as President of KeyStone and continue vesting monthly over the following two years, at a strike price of $3.00 per share. At the Effective Time, these options will be converted into the right to receive Novume Options and will continue to vest in accordance with the forgoing schedule.

Novume may terminate Mr. Satterfield’s employment agreement for “Cause,” as defined in the Satterfield Employment Agreement. In the event that Novume terminates Mr. Satterfield’s employment other than for “Cause,” or Mr. Satterfield terminates his employment for “Good Reason”, as defined in the Satterfield Employment Agreement, Novume will be required to pay Mr. Satterfield an amount equal to the remaining amount of base salary payable under the Satterfield Employment Agreement until the end of the initial five-year term and Novume’s contribution to Mr. Satterfield’s health insurance premiums.

Mr. Satterfield also agreed that, for the period during his employment and for one year thereafter, he will not (i) compete with Novume in the “Restricted Territory”, as defined in Exhibit A to the Satterfield Employment Agreement, or (ii) solicit any of Novume’s existing employees, suppliers or customers.

2017 Equity Award Plan

At or prior to the Effective Time, the Novume Board intends to adopt a 2017 Equity Award Plan the terms of which are intended to be substantially identical to those of KeyStone’s 2016 Equity Award Plan. The purpose of the 2017 Equity Award Plan shall be to promote the interests of Novume (including its subsidiaries and affiliates, if any) and its stockholders by using equity interests in Novume to attract, retain and motivate its management, nonemployee directors and other eligible persons and to encourage and reward their contributions to Novume’s performance and profitability. See “KeyStone Executive Compensation—KeyStone Solutions, Inc. 2016 Equity Award Plan”.

SECURITY OWNERSHIP OF NOVUME

There are currently 1,000 shares of Novume Common Stock outstanding, all of which are owned by KeyStone and will be canceled in the KeyStone Merger. It is anticipated that, after giving effect to the Mergers, approximately 13,934,018 shares of Novume Common Stock will be issued and outstanding, approximately 1,003,385 additional shares will be reserved for issuance upon the exercise of options assumed by Novume, approximately 1,811,886 additional shares will be reserved for issuance upon the exercise of warrants assumed by Novume, approximately 885,896 additional shares will be reserved for issuance upon the conversion of Novume Preferred Stock and approximately 812,821 additional shares will be available for issuance in connection with grants made after the Effective Time under the 2017 Equity Award Plan.

The following table sets forth, as of August 2, 2017, information concerning the beneficial ownership of Novume Common Stock after giving effect to the Mergers by (i) each person or group of persons known to Brekford or KeyStone expected to beneficially own more than 5% of the outstanding shares of Novume Common Stock, (ii) each person who is (or, upon consummation of the Mergers, will be) an executive officer or director of Novume and (iii) all such executive officers and directors of Novume as a group.

Name and address of beneficial owner (1)	Amount and nature of beneficial ownership (2)	Amount and nature of beneficial ownership acquirable		Percent of class
Robert A. Berman		4,440,103	(3)	31.6%
James McCarthy	5,451,672			39.1%
Richard Nathan	3,186,041			22.9%
C.B. Brechin	945,906			6.8%
Scott Rutherford	748,226			5.4%
Paul de Bary		48,499	(4)	*
Glenn Goord		48,499	(4)	*
Gregory McCarthy	531,006			3.8%
Harry Rhulen	315,625	210,418	(5)	3.7%
Suzy Loughlin	315,625	210,418	(5)	3.7%
Jim Satterfield	315,625	210,418	(5)	3.7%
Riaz Latifullah		92,147	(6)	*

All current Directors and executive officers as a group (12 persons)	11,809,727	5,260,502		85.7%

*	Less than 1%
(1)	The address of those listed is c/o Novume Solutions, Inc., 14420 Albemarle Point Place, Suite 200, Chantilly, VA, 20151. Unless otherwise indicated, all shares are owned directly by the beneficial owner.
(2)	Based on 13,934,018 shares of Novume Common Stock issued and outstanding as of the Effective Time.
(3)	Consists of: (i) options to purchase 4,318,857 outstanding shares of Novume Common Stock in the aggregate from Mr. James McCarthy (2,725,836 shares) and Dr. Richard Nathan (1,593,021 shares) granted by Mr. McCarthy and Dr. Nathan to Avon Road, and (ii) a warrant to purchase 121,247 shares of Novume Common Stock issued to Avon Road. Mr. Berman is the general partner of Avon Road, and therefore may be deemed to share beneficial ownership with Avon Road of the shares reported herein. The shares of Novume Common Stock subject to the Novume Warrant are deemed outstanding for the purposes of computing the percentage ownership of the person holding such Novume Warrant, but are not deemed outstanding for the purposes of computing beneficial ownership for any other person. The 4,318,857 shares underlying the Avon Road Options are already outstanding as they are held by Mr. James McCarthy and Dr. Richard Nathan and are therefore included in the beneficial ownership calculation for all persons including Mr. Berman.
(4)	Consists of options to purchase 48,499 shares of Novume Common Stock.
(5)	Consists of: (i) 315,625 shares of Novume Common Stock, (ii) a warrant to purchase 105,209 shares of Novume Common Stock at a $5.00 exercise price and (iii) a warrant to purchase 105,209 shares of Novume Common Stock at a $7.00 exercise price.
(6)	Consists of options to purchase 92,147 shares of Novume Common Stock that are exercisable within 60 days.

INFORMATION ABOUT KEYSTONE SOLUTIONS, INC.

General

KeyStone was formed in March 2016 as a holding company for the purpose of creating or acquiring professional services companies that provide support to the government contracting (“GovCon”) industry. KeyStone was formed through a corporate reorganization of AOC Key Solutions (“AOC Key Solutions”), which, as a result, became a wholly owned subsidiary of KeyStone. Consistent with KeyStone’s acquisitive growth strategy, on January 25, 2017 KeyStone executed the previously announced acquisition of Firestorm Solutions, LLC and Firestorm Franchising, LLC. The operations of KeyStone are currently conducted by and through its subsidiaries which include AOC Key Solutions, Firestorm Solutions, LLC and Firestorm Franchising, LLC (the latter two such entities hereinafter referred to as “Firestorm”). AOC Key Solutions is an established business development and consulting firm that assists government contractors in winning government contracts. It also helps commercially focused firms gain entry into the government contracting market for the first time. Since commencing operations in 1983, AOC Key Solutions has assisted clients in winning over approximately $150 billion of government contract awards. Firestorm is a nationally-recognized leader in crisis management and related matters that provides services to government contractors.

AOC Key Solutions seeks to improve how the federal government and government contractors operate. AOC Key Solutions works to increase the efficiency and effectiveness of government on behalf of the taxpayer, while assisting companies who are in, or seek to enter, the lucrative government contracting market. AOC Key Solutions helps contractors achieve two types of results: positive societal contributions and success measured by profits and return on investment. AOC Key Solutions’ strategy includes diversifying its services offerings within the GovCon market while gaining a critical mass of sustainable revenues. AOC Key Solutions intends to add both vertical and horizontal capabilities by acquiring GovCon service providers through a disciplined acquisition strategy. It intends to foster communication and knowledge transfer by constructing a “bridge” across which efficiencies and best practices will be shared between the private sector and government, benefiting government, industry and the taxpayer. KeyStone through its recently-formed subsidiary Novume Media developed a television show called The Bridge — a weekly 30-minute program featuring panel discussions and interviews with leaders from the government, business, academia and associations. The show premiered on April 2, 2017 in the Washington, DC market.

AOC Key Solutions identifies winnable government contracts for clients and provides teaming support to help its clients identify qualified teaming opportunities from AOC Key Solutions’ large database of government contractors. Next, AOC Key Solutions helps its clients develop the strategy and plan to win contracts, implement and execute their strategy and plan, and prepare a compliant, compelling and winning proposal document. For more than 30 years AOC Key Solutions has provided market intelligence, proposal, capture, advisory and teaming support and other important services to Fortune 50 companies and small businesses alike. For the years ended December 31, 2016 and 2015, respectively, AOC Key Solutions generated over $12.1 million and $9.6 million of revenue, respectively, and a loss before taxes of approximately $259,000 and income before taxes of $369,400, respectively. For the three months ended March 31, 2017 and 2016, respectively, AOC Key Solutions generated approximately $3.3 million and $3.4 million of revenue, respectively, and income before taxes of approximately $268,600 and $431,600, respectively.

Firestorm is the nationally recognized leader in crisis management, crisis communications, emergency response, and business continuity. Firestorm demonstrates leadership in workplace violence prevention, cyber-breach response, communicable illness/pandemic planning, predictive intelligence, and every emergency, crisis and disaster preparedness initiative. Firestorm is focused on prevention, in addition to planning and response initiatives. For example, Firestorm has developed a behavioral risk and threat assessment program, referred to as BERTHA®, which positions organizations to prevent violence from occurring through the delivery of awareness training, anonymous reporting, and predictive intelligence programs that enable the identification of warning signs that may be exhibited by an individual long before they are on a path to violence. Firestorm utilizes social media channels to educate others on emerging threats and strategies to combat those threats, through the deployment of no-fee webinars, stress tests, and blog articles that include analyses by members of its highly-credentialed Expert Council. Firestorm partners with industry associations and aggregators to deliver meaningful risk mitigation strategies and education. It serves clients ranging from some of the world’s largest global companies to main street businesses, public and private, across all industry sectors. Firestorm offers services to federal contractors that enhance their ability to manage risk and respond to adverse events, thereby minimizing people, brand, reputation, financial, legal and regulatory impacts. As part of the Firestorm acquisition, KeyStone gained additional management expertise and has appointed Firestorm executives, Harry Rhulen, as President of KeyStone, and Suzanne Loughlin, as Chief Administrative Officer and General Counsel of KeyStone. Both officers have previously served as public company directors and officers and bring needed expertise to the KeyStone leadership team.

Members of KeyStone’s management team have extensive experience in the GovCon sector and collective breadth of experience managing organic growth as well as growth through acquisitions and integration. In connection with the formation of KeyStone as a platform for expansion in the GovCon sector, Robert A. Berman joined KeyStone as Chief Executive Officer and became an investor in KeyStone. See “Interest of Certain Persons in the Mergers.” Prior to investing in KeyStone, Mr. Berman executed a successful growth acquisition strategy for a company in the hospitality industry that had, at the time Mr. Berman joined as Chairman and CEO, a $6 million in annual revenue and making the 50-employee company into the hospitality sector’s premier service provider. Under Mr. Berman’s leadership, it opened offices around the world by acquiring well-run synergistic companies. Within three years, the company grew by more than 3,000 employees and generated $220 million in annual revenue. In addition to successfully operating and growing businesses through acquisitions, Mr. Berman has extensive capital markets experience in both the public and private sectors. Mr. James McCarthy is KeyStone’s Chairman and his career spans over 30 years of marketing strategy creation, proposal development, and oral presentation coaching to contractors seeking to expand their market shares or to enter the GovCon sector. Dr. Richard Nathan, KeyStone’s Chief Operating Officer and member of the Board of Directors of KeyStone, brings over 45 years of corporate management, program management, and business and proposal development experience. He has led large management and operation contracts valued at more than a billion dollars and managed service and technical contracts for the United States Department of Education (DoE), Department of Defense (DoD), Department of Homeland Security (DHS), NASA, Environmental Protection Agency (EPA), and state governments. KeyStone believes that the combined expertise of Mr. Berman, Mr. McCarthy and Dr. Nathan will help KeyStone to identify and evaluate key strategic acquisitions as KeyStone pursues its growth strategy.

The mailing address of KeyStone’s principal executive offices is 14420 Albemarle Point Place, Suite 200, Chantilly, VA, 20151, and its telephone number is (703) 953-3838.

KeyStone’s Mission Statement

Through acquisitions and integration, KeyStone intends to provide a “one-stop,” full suite of services and products to the Government Contracting Market, making it a cohesive force in an extremely fragmented industry. KeyStone will diversify its services within the market it knows well in an effort to gain a critical mass of sustainable revenues.

Background

On March 15, 2016, KeyStone entered into a merger agreement (the “KCS Merger Agreement”) with KCS Merger Sub, Inc. (“KCS Merger Sub”), a wholly owned subsidiary of KeyStone, and AOC Key Solutions. Pursuant to the KCS Merger Agreement, on March 15, 2016, KCS Merger Sub was merged with and into AOC Key Solutions, with AOC Key Solutions becoming a wholly owned subsidiary of KeyStone.

KeyStone’s Process

AOC Key Solutions works with clients across nearly all federal agencies and market sectors, and specializes in information technology, defense and homeland security, healthcare, energy and environment, infrastructure support services, design/build, and new and emerging markets. KeyStone’s full service business development process is shown below.

Distinctive Characteristics

The United States Government purchases between $450 billion and $500 billion in products and services each year from the private sector, making it the single largest customer on the planet. As policy evolves, KeyStone evolves with government keeping itself and its clients ahead of the curve.

The following characteristics have contributed to KeyStone’s success and, KeyStone’s management believes will have a material and positive impact on the growth anticipated from KeyStone’s strategy:

Win Record. Each year KeyStone lists, in its Billion Dollar Club, the major contract awards that it has helped clients win. From 2011 through 2016 KeyStone provided support to its clients for over 200 winning bids. During this period, KeyStone averaged $8 billion annually in government contract award wins for our clients. KeyStone is compensated on a time and materials basis for the majority of the services it provides. KeyStone does not provide additional services after a contract has been awarded.

Ability to Provide Value to the Influx of Small Businesses. Recent data suggest that the Small Business Administration helps to start approximately 14,200 small businesses per year. KeyStone’s management believes that a number of these new entities intend to enter the GovCon sector and may be potential KeyStone clients. KeyStone has a toolbox of services and products tailored to help new businesses gain entry into this lucrative market.

Access to Government and Industry Decision-Makers. KeyStone supports clients in seeking work from a majority of federal agencies. KeyStone knows well the executive and working-level staff at all of our government contractor clients, and they are aware of the value of KeyStone’s services. As a result, KeyStone has key market intelligence that allows it to recommend teaming arrangements that have strategic value and are designed to increase the likelihood of a client winning a contract.

Government Contracting Weekly. This is a TV show KeyStone produced and are transitioning to the Internet to broaden its exposure. This show was previously broadcast for several years on CBS in Washington, DC and continues to open doors to KeyStone. Government Contracting Weekly also provides an open and transparent forum to discuss the many issues relevant to both the government and contractors.

Expertise and Depth of Resources. KeyStone employs over 25 in-house proposal development specialists backed by approximately 350 contract technical and management subject matter experts. Many of KeyStone’s employees maintain federal security clearances up to and including Top Secret.

Client Base of World Class Companies. KeyStone’s client base has grown to over 490 companies, ranging from Fortune 50 firms to small and minority-owned businesses and start-ups. Over the KeyStone’s 33-year history, KeyStone has supported a majority of the top-100 federal contractors, based on revenue.

Client Base Continues to Expand. Even with the size of KeyStone’s client base, the total number of contractors registered in the government’s System for Acquisition Management (SAM) exceeds 413,000, the majority of whom KeyStone does not currently serve.

Successful Long-Term Performance is Due to Our Sound and Proven Business Model. KeyStone has been in business for over 34 years with continuity of management from the beginning. KeyStone’s proprietary processes and tools have afforded us the opportunity to train the next generation of talent.

Dedication to Principle-Centered Winning (PCW). KeyStone creates value for its clients by focusing on winning— but winning the right way, not just any way. PCW is a code of conduct, a set of ethical principles and rules; based on service, sacrifice where necessary, and always seeking to act in the interests of KeyStone’s clients. KeyStone also seeks to act in the best interests of the Federal Government. In part, this is because KeyStone is selective about who it takes on as clients – only those companies which KeyStone believes will be able to successfully perform to government requirements. Thus, KeyStone plays the important role of providing the right capabilities and the right price to the government entity with which its clients are contracting.

State-of-the-Art Proposal Facility. For those clients who prefer an off-site proposal venue, KeyStone has a modern, secure and well-equipped proposal facility capable of simultaneously hosting multiple client engagements.

Our Network of Strategic Relationships. To increase KeyStone’s access to senior executives in government and industry, it has created a wide network of strategic relationships with organizations that include the George Washington University, Virginia Science and Technology Campus, Technology Accelerator, George Mason University Procurement and Technical Assistance Center, Arbinger Institute, Coalition for Government Procurement and the Veterans Institute for Procurement. It is through these relationships that KeyStone is able to:

•	Keep its finger on the pulse of the GovCon market

•	Secure meetings for its clients that may be denied to outsiders

•	Continuously refresh its pool of prospective clients and subject matter experts

KeyStone’s Services

KeyStone’s management believes clients value KeyStone’s services for four primary reasons. First, KeyStone offers a full suite of services for GovCon industry best practices allowing clients to outsource their non-core competencies and focus on performing their contracts more efficiently. Second, many companies cannot maintain a large support infrastructure in-house and find it more cost effective to outsource. Third, KeyStone’s proprietary tools help clients maintain a healthy pipeline. And fourth, KeyStone’s win record supports their top-line revenue growth.

Clients engage KeyStone for a variety of important reasons when they:

•	Identify a strategically important contract

•	Face an upcoming recompete of one or more of their foundational “bread and butter” contracts

•	Want to form and lead a team of companies to pursue a large, complex contract

•	Have special expertise and want to secure a spot on a team led by a prime contractor

•	Want to break into the GovCon market for the first time, or expand into a new line of business

•	Seek a footprint in a government agency for which they never before have worked

•	Need introductions to government decision-makers and senior executives from industry

•	Realize that their opportunity pipeline is empty, or filled with too many of the wrong kinds of targets

•	Know that their business development, capture and proposal processes are not working

•	Have a new technology or process they wish to bring to the market

•	Realize they are experiencing declines in market share, top-line revenues, or bottom-line profits

•	Face formidable competition and are unaware of how best to proceed

•	Have selected a contract target, but have no compelling strategy to win

•	Lack differentiators that separate them from the pack of bidders

•	Have never produced a complex or large proposal

•	Are in the midst of a prolonged losing streak and must quickly turn the tide

•	Lack the capacity or bandwidth to provide the necessary resources to win

•	Produce proposals that are boring, dense, wordy, unattractive, and non-compliant with the government’s requirements

•	Have an internal champion who must deliver results, but lacks necessary support infrastructure

•	Lack a program manager or other key personnel to feature in their proposal

•	Win a contract but are unable to staff it with technically-skilled personnel or those with the required security clearances

•	Rely too heavily in their proposal on boilerplate and outdated or recycled material

•	Are about to grow out of their small business size standard or graduate from the SBA’s 8(a) program

•	Recognize a need for our industry leading best practices and our expertise in winning

•	Wish to make their company attractive to potential buyers or outside investors

The services KeyStone provides include:

•	Market Research. KeyStone monitors funds that the government spends on government contractors, the consumption of government spending by government contractors, and latest developments in the sector. KeyStone identifies trends and emerging issues and track where congressionally appropriated funds eventually result in a program or procurement. KeyStone also keeps tabs on contractors competing for government contracts, diagnose the health of the various segments within the overall GovCon market and advise clients on whether and how to best operate in those segments.

•	Identifying Funded and Winnable Contract Opportunities. KeyStone highlights opportunities that it considers to be most advantageous for our clients. Using various market research tools, KeyStone identifies and screen the contract opportunity, estimate its potential dollar value, forecast its lifecycle schedule and timeline, researches the type and extent of work to be performed, provides the names and contact information for government decision-makers and identify which companies might be best to participate with by forming and leading a team, or joining another team.

•	Managing Client Opportunity Pipelines. KeyStone installs an infrastructure for its clients to track and manage the universe of opportunities available to them. KeyStone refreshes a client’s opportunity pipeline and helps them identify contracts that match their core competencies and which we believe have the highest probability of winning (“P-Win”) for them.

•	Assistance Making a Bid Decision. After assembling the requisite data, KeyStone helps clients make informed decisions on which opportunities—among hundreds or even thousands of targets—to bid and spend scarce bid and proposal dollars on.

•	Assistance in the Early Phases of Business Development and Capture. In some cases, KeyStone takes the lead in laying the groundwork for an ultimate win. In other cases, KeyStone may be advisors to the client’s pursuit team to bid a given contract opportunity. In either case, KeyStone sets up meetings with government decision-makers, prepare the necessary capability statements and other documents and prep our clients to meet with the government to create a strong first impression.

•	Help Developing a Strategy to Win. To provide an overall strategy to win, KeyStone hosts a strategy session to develop certain tools and artifacts (e.g., SWOT analyses, Value Proposition, Opportunity Profile) that are necessary to win. At these sessions, KeyStone guides clients on how to address government’s needs, wants, and biases. KeyStone helps craft win themes and discriminators for the eventual proposal, assemble an “Offer Design” that represents the value proposition to be carried forth to the proposal, conduct an analysis of our client’s strengths and vulnerabilities, offering suggestions on how to leverage the former, and mitigate the latter. KeyStone also evaluates the likely competition and provide our recommendations and input to the strategy. In short, KeyStone develops the concepts and action plans necessary to win.

•	Assembling Teams of Companies. If KeyStone’s client elects to be the prime contractor and lead a team, KeyStone identifies compatible companies to join the team and increase their P-Win. If the client elects to support a team in the role as a subcontractor or teammate, KeyStone approaches the market and works to convince prime contractors to work with the client. In all cases, KeyStone fills the role of matchmaker, by arranging meetings, establishing agendas, preparing necessary collateral material, and facilitating dialogue.

•	Leading or Contributing to Proposal Efforts. KeyStone’s roles differ depending on circumstances. In some cases, KeyStone provides end-to-end support to plan, write, review, edit, produce, and publish the proposal document. In other cases, KeyStone provides a proposal manager or strategic advisor to help client personnel, including supplying one or more subject matter experts, proposal managers, technical writers, pricing experts, process coordinators, editors, quality control experts, graphic artists, and other personnel required to assemble a large, complex proposal.

•	Helping Staff the Contract. Before, during, or after the proposal effort, KeyStone identifies and secure personnel to perform the contract. KeyStone’s involvement could include everything from recruiting technical staff to locating the program manager or other key personnel.

•	Helping Launch the Contract. When requested by clients, KeyStone leads and/or supports the transition and phase-in of the contract from the predecessor contractor to client. Types of activities include: pre-negotiation support, mobilization, logistics, employee on-boarding, the preparation of operations manuals, and audits and inspections.

KeyStone’s Clients

KeyStone works with many highly-regarded government contractors, including start-ups, small and medium sized businesses, and large defense contractors and integrators. KeyStone has supported brand name firms such as Lockheed Martin, Northrop Grumman, Boeing, Raytheon, General Dynamics, Honeywell, BAE, Siemens, CSC, SAID/Libidos, HP, CACTI, AT&T, Booz Allen Hamilton, IBM, Oshkosh, Sodexo and others. Over KeyStone’s 33-year history, it has supported a majority of the top-100 federal contractors (by revenue). KeyStone provides its clients with quality value-added service through efficiencies of scale, productivity enhancements and expertise.

KeyStone’s potential GovCon clients are the various levels of government and those companies that support them. They consist of two groups:

The Private Sector Group consists of those contractors and service companies that serve and support the various levels of Government. Contractors include firms that offer an array of important products and services. These are provided in the areas of national security, defense, homeland security, intelligence, information technology, energy, environment, healthcare, transportation, education, operations and maintenance, infrastructure, logistics, and others. Examples of service companies include law firms, accounting firms, banks and financial institutions, insurance companies, staffing and recruiting firms, media companies, market research, public relations houses, and all manner of consulting firms dedicated to supporting the taxpayer at every level of government.

The Public Sector Group is comprised of the government entities or agencies of the United States including those at the federal, state and municipal levels.

Business Development

In the GovCon market, business development is tailored and scaled to meet the opportunity and the players associated with that opportunity. Business development is primarily carried out by KeyStone’s team of full-time business developers. To promote KeyStone, KeyStone’s officers and employees take leadership positions in key GovCon industry organizations including industry trade groups and associations, chambers of commerce, veterans organizations, and civic and community organizations. KeyStone’s leadership routinely engages in writing blogs, newsletters, white papers and thought pieces and developing podcasts and webinars for the GovCon industry on various GovCon subjects. KeyStone furthers this educational and brand recognition process by offering seminars and training, participating on roundtables and presenting at industry conferences. KeyStone also uses several technology platforms to monitor industry developments and identify targets of contract opportunity for its clients. Because of KeyStone’s breadth of industry contacts and relationships, KeyStone frequently facilitate and help create teams of multiple companies to pursue targets of opportunity. On each occasion, KeyStone becomes accessible to potential new clients by brokering the relationships.

The GovCon Market Defined

KeyStone defines the GovCon market as:

“The economic system through which different companies compete with each other to sell their services or products to the Government.”

A government contractor is an organization — either for profit or non-profit — that produces goods or services under a contract for the government. The GovCon market functions at the intersection of government and private industry.

Size of GovCon Market—Leading Market Metrics

The GovCon market is massive. The U.S. Federal Government is estimated to procure between $450 billion and $500 billion annually for products and services from the private sector — making it the world’s largest customer. KeyStone is positioned to become a leading provider of outsourced services to government contractors.

Government Contracting Sector Outlook

KeyStone’s management believes the outlook for the GovCon sector for GFY 2017 (the federal government fiscal year starts on October 1 and ends on September 30) is promising. With the new administration brings new contracting opportunity. An anticipated emphasis in defense, infrastructure and homeland security spending could place KeyStone in a favorable position.

KeyStone’s management believes the following indicators suggest an upturn in the market:

•	Industry sources have identified 20 high-profile federal opportunities for GFY 2017 valued at over $344 billion —a $113 billion increase in total contract value from GFY 2016. (Source: Deltek GovWin)

•	The top-10 civilian opportunities for GFY 2016 combine to create $120 billion total value of prime contract opportunities— a signal the new administration will focus heavily on defense, homeland security and intelligence community spending. (Source: Deltek GovWin)

•	In the arena of architecture, engineering, and construction contracts, estimates are as high as $10 billion in total contract value for GFY 2017. (Source: Deltek GovWin)

•	The total contract value of the GFY 2017 top-10-small set-aside opportunities is $37 billion – 19% more than that of the GFY 2016 top-10 set-aside opportunities combined value (Source: Deltek GovWin)

•	Each day, GSA’s Federal Business Opportunities (FBO), tracks 26,600 active federal contract opportunities (those released in the last 90 days) (Source: fbo.gov)

KeyStone’s management believes that GovCon’s future appears bright. The following chart provides a recap of federal government spending, demonstrating the size and scope of the GovCon market.

Source: USAspending.gov

Our Growth Strategy

KeyStone intends to bring together in one platform many of the products, services, and expertise used by both the public and private sector groups in the GovCon market. The intent of KeyStone’s management is to set up a structure of “cross pollination” and “cross selling” among all companies throughout the platform. This gives KeyStone a strong marketing tool which KeyStone’s management believes will help us achieve our vision.

KeyStone intends to acquire companies that provide a wide range of complementary services as described below. KeyStone’s acquisition strategy is to buy well-run profitable businesses, like AOC Key Solutions, focusing on top-line revenues to achieve critical mass while concurrently leveraging KeyStone’s platform to create economies of scale and best practices. KeyStone’s strategy targets companies that provide both vertical and horizontal integrated services. KeyStone’s management intends for any such acquisitions to become 100% wholly-owned subsidiaries of KeyStone. KeyStone’s management does not anticipate that KeyStone’s ownership in any particular acquisition will be less than 80%. KeyStone’s management does not believe that its acquisition strategy will cause KeyStone to become an “investment company” under the 1940 Act, nor does it intend to become one.

A vertical is a company that provides products and services within the GovCon market that are compatible and synergistic, and supplement those currently provided by KeyStone. Through strategic acquisitions of verticals, KeyStone’s plan is to be the preeminent source for many of the services and products required to provide end-to-end support to government contractors.

GovCon verticals under consideration include companies engaged in staffing and recruiting, back office support services, information technology support, operations and contract performance, opportunity identification tracking and pipeline management services, teaming solutions, training and business development, price-to-win strategies, hardware and product offerings, traditional and social media services, M&A-related products and services, market research, specialized insurance, government executive recruiting, event planning and concierge services and logistics. KeyStone may consider investing in more than one company in any vertical category if it is a strategic fit.

A horizontal is a company that provides products and services that compete in whole or in part with AOC Key Solutions, which operates in a highly-fragmented market. No single firm is dominant in the market and none has a large market share. As part of KeyStone’s growth strategy, KeyStone will seek to acquire firms that are qualified, meet its standards and offer a supportable business case.

In the past KeyStone has been presented with numerous opportunities where a potential client has asked KeyStone to go at risk in some fashion in pursuit of a particular contract opportunity. The likely recipients of any direct investments are high potential/high performing companies, primarily, but not exclusively, small businesses. Candidates could also include firms whose owners are executing a growth or exit strategy and are positioning themselves for an eventual liquidity event.

These types of investments may be deployed in certain sectors of the GovCon market including but not limited to: information technology; health care; national defense; homeland security; energy and the environment; maintenance and operation of government facilities and infrastructure; architecture, engineering, and construction; transportation; law enforcement; and new and emerging market sectors.

Properties

KeyStone’s principal properties as of the date of this information statement/prospectus are set forth below:

Location	Square Feet	Principal Use	Ownership	Lease Expiration
14420 Albemarle Point Place Suite 200 Chantilly, VA 20152	18,587 (8,297 subleased)	Principal Office; Daily Operations	Lease	October 31, 2019 for lease and sublease
2030 Dickory Avenue Suite 202 New Orleans, LA 70123	746	Accounting Operations	Lease	May 31, 2018
1000 Holcomb Woods Parkway Suite 130 Roswell GA 10076	3,135	Firestorm Operations	Lease	October 31, 2017

KeyStone’s management believes KeyStone’s existing facilities are adequate to meet its current needs and it can renew its existing leases or obtain alternate space on terms that would not have a material impact on KeyStone’s financial results.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

OF KEYSTONE

The tables below set forth information regarding the members of the KeyStone Board and non-director executive officers of KeyStone prior to and after the Effective Time with their ages as of August 1, 2017.

Prior to the Effective Time

Name	Position	Age
Executive Officers:
Robert A. Berman	Chief Executive Officer and Member of the Board	57
James K. McCarthy	Chairman of the Board and Chief Strategy Officer	65
Dr. Richard Nathan	Chief Operating Officer and Member of the Board	72
Harry Rhulen	President	53
Riaz Latifullah	Chief Financial Officer	60
Suzanne Loughlin	General Counsel and Chief Administrative Officer	55

Directors:
James K. McCarthy	Chairman	65
Robert Berman	Director	57
Dr. Richard Nathan	Director	72
Greg McCarthy	Director	54
Glenn Goord	Director	66
Paul A. de Bary	Director	70

Significant Employees:
James W. Satterfield	President and Chief Executive Officer of Firestorm Solutions, LLC and Firestorm Franchising, LLC	70
Greg McCarthy	Chief Executive Officer of AOC Key Solutions and Member of the Board	54

After the Effective Time

Name	Age	Position	Since
Executive Officers:
Robert A. Berman	57	President and Secretary	2016
Directors:
Robert A. Berman	57	Sole Director	2016

Executive Officers and Directors

Below is set forth the biography of Greg McCarthy, who, prior to the Effective Time, is a director of KeyStone but who shall not serve on the board of directors of any of Novume, KeyStone or Brekford after the Effective Time.

Greg McCarthy, Chief Executive Officer of AOC Key Solutions and Member of the KeyStone Board

Greg McCarthy has over 25 years of sales management, marketing, capture and proposal experience. As President, Mr. McCarthy is responsible for overseeing the high degree of customer satisfaction that our clients expect. Mr. McCarthy has worked in virtually every role of the bid and proposal process, including proposal management, proposal writing, orals coach, and compliance manager.

Mr. McCarthy also leads the Key Solutions group specializing in Third Party Performance Assessments. In that capacity, he has interviewed more than 1,000 government personnel regarding contractor performance across dozens of government agencies, giving him “front line” experience in understanding Government needs and translating that understanding into winning proposals. As former COO of AOC Key Solutions, Mr. McCarthy was honored with Smart CEO Magazine’s Executive Management Award.

KEYSTONE DIRECTOR COMPENSATION

The following table sets forth the compensation paid to all persons who served as members of the KeyStone board (other than our named executive officers) during 2016:

Name	Fees earned or paid in cash ($)	Option awards ($) (1)	All other compensation ($)	Total ($)
Glenn Goord	24,000	$26,484	—	50,484

(1)	The amount shown reflects the aggregate grant date fair value of option awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718.
(2)	As of December 31, 2016, Mr. Goord held options to purchase 25,000 shares of KeyStone Common Stock.

Director Compensation

Directors who are officers or employees of KeyStone are not entitled to compensation for services as a director. KeyStone’s independent director, Glenn Goord, received annual compensation of $24,000 in equal quarterly installments. Mr. Goord also received options to purchase 25,000 shares of KeyStone Common Stock.

Non-Independent Compensation Committee

Although the KeyStone Board consists of six members, only two are independent and the remaining four are KeyStone’s executive officers. Therefore KeyStone does not currently have a Compensation Committee comprised of a majority of independent directors. Decisions concerning matters such as compensation packages to KeyStone’s officers may be made by existing members of the KeyStone Board, who may have a direct or indirect interest in the outcome of those decisions.

KEYSTONE EXECUTIVE COMPENSATION

Prior to the Effective Time

The following table sets forth information about the annual compensation of each of the principal executive officer, principal financial officer and three highest paid persons who were executive officers of KeyStone during the fiscal years ended December 31, 2016 and 2015, and of Harry Rhulen, who would have been required to be included in this table but for the fact that he was not an executive officer of KeyStone as of December 31, 2016. While all named executive officers were eligible for bonuses in 2016, due to the startup nature of KeyStone operations and because the first closing of the Reg A Offering did not occur until December 23, 2016, management elected to only issue a bonus to Gregory McCarthy for AOC Key Solutions and individual sales performance.

Name	Capacities in which compensation was received	Year	Salary ($)	Bonus ($)		All other compensation ($)		Total ($)
Robert Berman	Chief Executive Officer	2016	300,000	—	(1)	—		300,000

James K. McCarthy	Chief Strategy Officer	2016	298,989	—		10,600	(2)	309,589
	Chief Executive Officer	2015	290,550	4,450	(3)	21,844	(4)	316,845

Riaz Latifullah	Chief Financial Officer	2016	200,000	—	(1)	—		200,000

Kevin Berrigan	SVP and Chief Financial Officer AOC Key Solutions	2015	200,102	7,287	(3)	21,771	(4)	229,160

Greg McCarthy	Chief Executive Officer of	2016	229,800	42,762	(5)	9,497	(2)	282,059
	AOC Key Solutions	2015	221,192	144,323	(5)	15,147	(4)	380,662
	President of AOC Key Solutions

Dr. Richard Nathan	Chief Operating Officer	2016	232,298	5,533	(6)	8,741	(2)	246,572
	Chief Operating Officer	2015	213,923	14,073	(3)	19,446	(4)	247,443

Harry Rhulen	President	2016	—	—		—		—

(1)	Messrs. Berman and Latifullah were independent consultants in 2016 and became KeyStone employees on January 1, 2017.
(2)	Amount represents 401(k) matching contribution.
(3)	Amount represents subjective bonus.
(4)	Amount represents 401(k) matching contribution and car allowance.
(5)	Amount represents commissions on sales and subjective bonus.
(6)	Amount represents commissions on sales.

Bonus Eligibility

Bonuses for the executive officers may be conditioned on the achievement of objective goals, which may not be waived after being set, based on one or more of the following performance measures: earnings; operating profits (including measures of earnings before interest, taxes, depreciation and amortization; free cash flow or adjusted free cash flow; cash from operating activities; revenues; net income (before or after tax); financial return ratios; market performance; stockholder return and/or value; net profits; earnings per share; profit returns and margins; stock price; working capital; capital investments; returns on assets; returns on equity; returns on capital investments; selling, general and administrative expenses; discounted cash flows; productivity; expense targets; market share; cost control measures; strategic initiatives; changes between years or periods that are determined with respect to any of the above-listed performance criteria; net present value; sales volume; cash conversion costs; leverage ratios; maintenance of liquidity; integration of acquired businesses; operational efficiencies, including Lean Six Sigma initiatives; regulatory compliance, including the Sarbanes-Oxley Act of 2002; and economic profit.

Employment Agreements

For a description of KeyStone’s employment agreements with its executive officers, see “Novume Executive Compensation—Employment Agreements.”

KEYSTONE SOLUTIONS, INC. 2016 EQUITY AWARD PLAN

In May 2016, the KeyStone Board and the stockholders unanimously approved and adopted the KeyStone Solutions, Inc. 2016 Equity Award Plan (the “KeyStone Equity Award Plan”). The purpose of the KeyStone Equity Award Plan is to promote the interests of KeyStone (including its subsidiaries and affiliates, if any) and its stockholders by using equity interests in KeyStone to attract, retain and motivate its management, nonemployee directors and other eligible persons and to encourage and reward their contributions to KeyStone’s performance and profitability. The KeyStone Board believes that the ability to provide equity-based incentives will be vital to KeyStone’s ability to continue to attract and retain individuals in the competitive labor markets in which we compete.

The total shares of KeyStone Common Stock issuable under the Plan is 693,926 shares. The total number of options issued under the KeyStone Equity Award Plan is 450,900. The total shares of KeyStone Common Stock available under the KeyStone Equity Award Plan is 243,026.

Highlights of the Plan

The Plan permits KeyStone to take a flexible approach to its equity awards by permitting the grant of restricted stock, restricted stock units, restricted stock purchase rights, stock options, stock appreciation rights, performance awards and other stock awards. KeyStone has also designed the KeyStone Equity Award Plan to include a number of provisions that KeyStone’s management believes promote best practices by reinforcing the alignment of equity compensation arrangements for nonemployee directors, officers, employees, consultants and stockholders’ interests. These provisions include, but are not limited to, the following:

No Discounted Awards. Awards that have an exercise price cannot be granted with an exercise price less than the fair market value on the grant date.

No Repricing Without Stockholder Approval. KeyStone cannot, without stockholder approval, reduce the exercise price of an award (except for adjustments in connection with a KeyStone recapitalization), and at any time when the exercise price of an award is above the market value of KeyStone Common Stock, KeyStone cannot, without stockholder approval, cancel and re-grant or exchange such award for cash, other awards or a new award at a lower (or no) exercise price.

No Evergreen Provision. There is no evergreen feature under which the shares of common stock authorized for issuance under the KeyStone Equity Award Plan can be automatically replenished.

No Automatic Grants. The KeyStone Equity Award Plan does not provide for “reload” or other automatic grants to recipients.

No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, unless approved by the Administrator.

No Tax Gross-Ups. The Plan does not provide for any tax gross-ups.

No liberal change-in-control definition. The change-in-control definition contained in the KeyStone Equity Award Plan is not a “liberal” definition that would be activated on mere stockholder approval of a transaction.

“Double-trigger” change in control vesting. If awards granted under the KeyStone Equity Award Plan are assumed by a successor in connection with a change in control of KeyStone, such awards will not automatically vest and pay out solely as a result of the change in control, unless otherwise expressly set forth in an award agreement.

No dividends on unearned performance awards. The KeyStone Equity Award Plan prohibits the current payment of dividends or dividend equivalent rights on unearned performance-based awards.

Limitation on amendments. No amendments to the KeyStone Equity Award Plan may be made without stockholder approval if any such amendment would materially increase the number of shares reserved or the per-participant award limitations under the KeyStone Equity Award Plan, diminish the prohibitions on repricing stock options or stock appreciation rights, or otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of the principal exchange on which KeyStone’s shares are traded.

Administered by the Administrator. The KeyStone Equity Award Plan is administered by the KeyStone Board (in such capacity, the “Administrator”).

Clawbacks. Awards based on the satisfaction of financial metrics that are subsequently reversed, due to a financial statement restatement or reclassification, are subject to forfeiture.

Plan Principal Features

The principal features of the KeyStone Equity Award Plan are summarized below. This summary is not complete, however, and is qualified by the terms of the KeyStone Equity Award Plan, a copy of which is filed as Exhibit 10.8 to this Registration Statement.

Shares Available Under the Plan

The maximum aggregate number of shares of KeyStone Common Stock available for issuance under the KeyStone Equity Award Plan is 695,913. Shares subject to an award may be authorized but unissued, or reacquired shares of KeyStone Common Stock or treasury shares. If an award under the KeyStone Equity Award Plan expires or becomes unexercisable without having been exercised in full, or an award is settled for cash, the unissued shares that were subject to the award will become available for future grant under the KeyStone Equity Award Plan, as will any shares that are withheld by KeyStone when an option is exercised or tax withholdings are satisfied by the tendering of shares. However, shares that have actually been issued under the KeyStone Equity Award Plan will not be returned to the KeyStone Equity Award Plan and will not be available for future distribution under the KeyStone Equity Award Plan.

Plan Administration

The KeyStone Equity Award Plan is administered by the Administrator. The Administrator has the exclusive authority, subject to the terms and conditions set forth in the KeyStone Equity Award Plan, to determine all matters relating to awards under the KeyStone Equity Award Plan, including the selection of individuals to be granted an award, the type of award, the number of shares of KeyStone Common Stock subject to an award, and all terms, conditions, restrictions and limitations, if any, including, without limitation, vesting, acceleration of vesting, exercisability, termination, substitution, cancellation, forfeiture, or repurchase of an award and the terms of any instrument that evidences the award.

Term

The KeyStone Equity Award Plan provides that it will continue in effect for a term of ten (10) years, unless sooner terminated pursuant to its provisions. The KeyStone Equity Award Plan will be terminated at the Effective Time.

Eligibility

Awards under the KeyStone Equity Award Plan may be granted to employees (including officers), consultants and directors of KeyStone, its subsidiaries and affiliates. In addition, an award under the KeyStone Equity Award Plan may be granted to a person who is offered employment by KeyStone or a subsidiary or affiliate, provided that such award shall be immediately forfeited if such person does not accept such offer of employment within an established time period. If otherwise eligible, an employee, consultant or director who has been granted an award under the KeyStone Equity Award Plan may be granted other awards. Although all employees of KeyStone, its subsidiaries and affiliates are eligible to receive awards under the KeyStone Equity Award Plan, it is not possible to estimate the number of additional individuals who may become eligible to receive awards under the KeyStone Equity Award Plan from time to time.

Awards

The KeyStone Equity Award Plan is broad-based and flexible, providing for awards to be made in the form of (a) restricted stock and restricted stock units, (b) restricted stock purchase rights, (c) incentive stock options, which are intended to qualify under Section 422 of the Code, (d) non-qualified stock options, which are not intended to qualify under Section 422 of the Tax Code, (e) stock appreciation rights, (f) performance awards, (g) performance shares, (h) performance units or (i) other stock-based awards that relate to or serve a similar function to the awards described above. Awards may be made on a standalone, combination or tandem basis. Additional information about some of the awards is set forth below.

Restricted Common Stock Awards, Restricted Stock Purchase Rights and Restricted Stock Units

Awards of Restricted KeyStone Common Stock, Restricted Stock Purchase Rights and Restricted Stock Units. Awards of restricted KeyStone Common Stock and grants of restricted stock purchase rights are shares of KeyStone Common Stock awarded or granted to the recipient, all or a portion of which are subject to a restriction period set by the Administrator during which restriction period the recipient or purchaser shall not be permitted to sell, transfer or pledge the restricted common stock. Restricted stock units are notional accounts that are valued solely by reference to shares of KeyStone Common Stock, subject to a restriction period set by the Administrator and payable in KeyStone Common Stock, cash or a combination thereof. The restriction period for both restricted stock and restricted stock units may be based on period of service, which shall not be less than one (1) year, performance of the recipient or KeyStone, its subsidiaries, divisions or departments for which the recipient is employed or such other factors as the Administrator may determine.

Rights as a Stockholder. Subject to any restrictions set forth in the award agreement, a recipient or purchaser of restricted KeyStone Common Stock will possess all of the rights of a holder of common stock of KeyStone, including the right to vote and receive dividends. Cash dividends on the shares of KeyStone Common Stock that are the subject of an award agreement shall be paid in cash to the recipient or purchaser and may be subject to forfeiture as set forth in the award agreement. The recipient of restricted stock units shall not have any of the rights of a stockholder of KeyStone; the Administrator shall be entitled to specify with respect to any restricted stock unit award that upon the payment of a dividend by KeyStone, KeyStone will hold in escrow an amount in cash equal to the dividend that would have been paid on the restricted stock units had they been converted into the same number of shares of KeyStone Common Stock and held by the recipient on that date. Upon adjustment and vesting of the restricted stock unit, any cash payment due with respect to such dividends shall be made to the recipient.

Termination of Employment, Consultancy or Director Relationship. Generally, upon termination of employment, consultancy or a director relationship for any reason during the restricted period, the recipient or purchaser will forfeit the right to the shares of restricted KeyStone Common Stock to the extent that the applicable restrictions have not lapsed at the time of such termination.

Common Stock Options

Types. Stock options to purchase shares of KeyStone Common Stock may be granted under the KeyStone Equity Award Plan to directors and consultants in the form of nonqualified stock options and to employees in the form of incentive stock options or nonqualified stock options.

Exercise Price. The per share exercise price for shares underlying common stock options will be determined by the Administrator, provided that the exercise price must be at least equal to 100% of the fair market value per share of common stock on the date of grant. In the case of an incentive stock option granted to an employee who, at the time of grant, owns more than 10% of the total combined voting power of all classes of stock of KeyStone, the per share exercise price must be at least equal to 110% of the fair market value per share of common stock on the date of grant.

Term of Option; Vesting. The term during which a common stock option may be exercised will be determined by the Administrator, provided that no common stock option will be exercisable more than ten (10) years from the date of grant. In the case of an incentive stock option granted to an employee who, at the time of grant, owns more than 10% of the total combined voting power of all classes of stock of KeyStone or its subsidiaries or affiliates, the term of such common stock option may not be more than five (5) years. The Administrator has full authority, subject to the terms of the Plan, to determine the vesting period or limitation or waiting period with respect to any common stock option granted to a participant or the shares purchased upon exercise of such option; provided, however, that such vesting restriction or limitation or waiting period shall not be less than one (1) year. In addition, the Administrator may, for any reason, accelerate the exercisability of any common stock option.

Other Awards

Stock Appreciation Rights. The Administrator may grant to an employee, consultant or a director a right to receive the excess of the fair market value of shares of KeyStone Common Stock on the date the stock appreciation right is exercised over the fair market value of such shares on the date the stock appreciation right was granted. Such spread may, in the sole discretion of the Administrator, be paid in cash or common stock or a combination of both.

Performance Awards. The Administrator may grant performance awards to employees based on the performance of a recipient over a specified period. Such performance awards may be awarded contingent upon future performance of KeyStone or its affiliates or subsidiaries during that period. A performance award may be in the form of common stock (or cash in an amount equal to the fair market value thereof) or the right to receive an amount equal to the appreciation, if any, in the fair market value of common stock over a specified period. Performance awards may be paid, in the Administrator’s discretion, in cash or stock or some combination thereof. Each performance award will have a maximum value established by the Administrator at the time the award is made. Unless otherwise provided in an award agreement or by the Administrator, performance awards terminate if the recipient does not remain an employee of KeyStone, or its affiliates or subsidiaries, at all times during the applicable performance period.

Other Stock-Based Awards. The Administrator may, in its discretion, grant other stock-based awards that are related to or serve a similar function to the awards described above.

Material Terms of Performance Goals for Qualified Performance-Based Compensation

Under section 162(m) of the Code, in order for KeyStone to deduct compensation in excess of $1,000,000 that is paid in any year to any “covered employee,” such compensation must be treated as “qualified performance-based,” within the meaning of section 162(m) of the Tax Code. A “covered employee” is defined under section 162(m) of the Code as a company’s principal executive officer or any of such company’s three other most highly compensated executive officers named in the proxy statement (other than the principal executive officer or principal financial officer). Section 7 of the KeyStone Equity Award Plan sets forth the procedures the Administrator should follow to avoid the deductibility limitations of section 162(m) of the Tax Code when making long-term incentive performance awards under the KeyStone Equity Award Plan to current covered employees and employees whom the Administrator anticipates may become covered employees between the time of grant and payment of the award. However, there can be no guarantee that amounts payable under the Plan will be treated as “qualified performance-based” compensation and KeyStone reserves the flexibility to pay nondeductible compensation when necessary to achieve our compensation objectives.

Among other things, in order for an award under Section 7 of the KeyStone Equity Award Plan to be treated as “qualified performance-based” compensation that is not subject to the $1,000,000 cap, stockholder approval of the material terms of the performance goals is required at least every five (5) years. The material terms include the employees eligible to receive the compensation, a description of the performance criteria and the maximum amount of compensation that may be paid to any one employee. A description of the material terms for qualified performance-based compensation in the KeyStone Equity Award Plan follows.

Employees Eligible to Receive Compensation. A performance-based award under the KeyStone Equity Award Plan may be granted to employees (including officers) of KeyStone, its subsidiaries and affiliates. In addition, a performance-based award may be granted to a person who is offered employment by KeyStone or a subsidiary or affiliate, provided that such award shall be immediately forfeited if such person does not accept such offer of employment within an established time period.

Performance Criteria. When making an award under the KeyStone Equity Award Plan, the Administrator may designate the award as “qualified performance-based compensation,” which means that performance criteria must be satisfied in order for an employee to be paid the award. Qualified performance-based compensation may be made in the form of restricted common stock, restricted stock units, common stock options, performance shares, performance units or other stock equivalents. Section 7 of the KeyStone Equity Award Plan includes the performance criteria the Administrator has adopted, subject to stockholder approval, for a “qualified performance-based compensation” award, which shall consist of objective tests based on one or more of the following:

•	earnings;

•	operating profits (including measures of earnings before interest, taxes, depreciation and amortization;

•	free cash flow or adjusted free cash flow;

•	cash from operating activities;

•	revenues;

•	net income (before or after tax);

•	financial return ratios;

•	market performance;

•	stockholder return and/or value;

•	net profits;

•	earnings per share;

•	profit returns and margins;

•	stock price;

•	working capital;

•	capital investments;

•	returns on assets;

•	returns on equity;

•	returns on capital investments;

•	selling, general and administrative expenses;

•	discounted cash flows;

•	productivity;

•	expense targets;

•	market share;

•	cost control measures;

•	strategic initiatives;

•	changes between years or periods that are determined with respect to any of the above-listed performance criteria;

•	net present value;

•	sales volume;

•	cash conversion costs;

•	leverage ratios;

•	maintenance of liquidity;

•	integration of acquired businesses;

•	operational efficiencies, including Lean Six Sigma initiatives;

•	regulatory compliance, including the Sarbanes-Oxley Act of 2002; and

•	economic profit.

Performance criteria may be measured solely on KeyStone, subsidiary or business unit basis, on specific capital projects or groups of projects or a combination thereof. Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of one or more peer groups of entities or other external measure of the selected performance criteria. The measure for any such award may include or exclude items to retain the intents and purposes of specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts, acceleration of payments, costs of capital invested, discount factors, and any unusual or nonrecurring gain or loss. In order to qualify as performance-based under section 162(m) of the Code, the performance criteria will be established before 25% of the performance period has elapsed and will not be subject to change (although future awards may be based on different performance criteria). The performance periods may extend over one to five calendar years, and may overlap one another.

Other Provisions

Termination, Amendment and Employee Retirement Income Security Act of 1974 (“ERISA”) Status. The KeyStone Equity Award Plan provides that the Administrator may generally amend, alter, suspend or terminate the KeyStone Equity Award Plan and the Administrator may prospectively or retroactively amend any or all of the terms of awards granted under the KeyStone Equity Award Plan, so long as any such amendment does not impair the rights of any recipient without the recipient’s consent. Stockholder approval is required for any material KeyStone Equity Award Plan amendment or any amendment necessary to comply with the Tax Code or any other applicable laws or stock exchange requirements. The KeyStone Equity Award Plan is not subject to the provisions of ERISA.

Anti-dilution Provisions. Subject to any required action by the stockholders of KeyStone, the number of shares of common stock covered by each outstanding award (and the purchase or exercise price thereof), and the number of shares of common stock that have been authorized for issuance under the KeyStone Equity Award Plan, but as to which no awards have yet been granted (or which have been returned to the KeyStone Equity Award Plan upon cancellation or expiration of an award or the withholding of shares by the KeyStone) will be proportionately adjusted to prevent dilution or enlargement of rights in the event of any stock split, stock dividend, combination or reclassification of the common stock or other relevant capitalization change.

Prohibition on Loans to Participants. KeyStone may not lend money to any participant under the KeyStone Equity Award Plan for the purpose of paying the exercise or base price associated with any award or for the purpose of paying any taxes associated with the exercise or vesting of an award.

Withholding Obligations. KeyStone may take such steps as are considered necessary or appropriate for the withholding of any federal, state, local or foreign taxes of any kind that KeyStone is required by any law or regulation of any governmental authority to withhold in connection with any award under the KeyStone Equity Award Plan, including, without limiting the generality of the foregoing, the withholding of all or any portion of any payment or the withholding of the issue of common stock to be issued under the KeyStone Equity Award Plan, until such time as the recipient has paid KeyStone for any amount KeyStone is required to withhold with respect to taxes. Unless otherwise determined by the Administrator, withholding obligations may be settled with vested common stock, including vested common stock that is part of the award that gives rise to the withholding requirement. The Administrator may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settlement of withholding obligations with vested common stock.

Potential Dilutive Impact of KeyStone Equity Award Plan

KeyStone is committed to effectively managing its employee equity compensation programs while minimizing stockholder dilution. For this reason, in administering KeyStone’s equity compensation program, KeyStone considers both KeyStone’s “burn rate” and “overhang” in evaluating the impact of the program on KeyStone’s stockholders. KeyStone define “burn rate” as the number of equity awards granted during the year, divided by the weighted average number of shares of KeyStone Common Stock outstanding during the period. The burn rate measures the potential dilutive effect of KeyStone’s equity grants. KeyStone defines “overhang” as the number of full value awards granted (but not yet vested or issued) and stock options granted (but not yet exercised) divided by the number of shares of common stock outstanding at the end of the period.

Certain Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences of the receipt of restricted common stock and restricted stock units, the grant and exercise of common stock options awarded under the KeyStone Equity Award Plan and the subsequent disposition of shares acquired upon such exercise and the receipt of certain other awards under the Plan. This summary is based upon the provisions of the Code as in effect on the date of this offering circular, current regulations adopted and proposed thereunder and existing judicial decisions, as well as administrative rulings and pronouncements of the Internal Revenue Service (all of which are subject to change, possibly with retroactive effect). This summary is not intended to be exhaustive and does not describe all federal, state or local tax laws. Furthermore, the general rules discussed below may vary, depending upon the personal circumstances of the individual holder. Accordingly, participants should consult a tax advisor to determine the income tax consequences of any particular transaction.

Taxation of Restricted KeyStone Common Stock. In general, except in the case of an election under section 83(b) of the Code, a participant will not incur any tax upon the grant of shares of stock which are subject to a substantial risk of forfeiture. However, when the restrictions lapse or the shares become freely transferable, the participant will recognize ordinary income equal to the fair market value of the applicable shares at such time, less the amount, if any, paid for such shares, unless the participant has made a section 83(b) election with respect to such shares or has elected to defer receipt of such shares, as discussed below.

If a participant makes a section 83(b) election within 30 days of a grant of restricted KeyStone Common Stock, the participant will recognize ordinary income at the time of grant in an amount equal to the difference between the fair market value of the restricted shares on the grant date and the amount, if any, paid for such restricted shares. If the participant makes such an election, he or she will not recognize any further income with respect to such shares solely as a result of a later lapse of the restrictions.

If a participant holds the restricted KeyStone Common Stock as a capital asset after the earlier of either (1) the vesting of such restricted KeyStone Common Stock or (2) the making of a timely section 83(b) election with respect to such restricted KeyStone Common Stock, any subsequent gain or loss will be taxable as long-term or short-term capital gain or loss, depending upon the holding period. For this purpose, the basis in the restricted KeyStone Common Stock generally will be equal to the sum of the amount (if any) paid for the restricted KeyStone Common Stock and the amount included in ordinary income as a result of the vesting event or section 83(b) election, as applicable; provided, however, that, if a participant forfeits restricted KeyStone Common Stock with respect to which a section 83(b) election was made prior to vesting, the participant’s capital loss is limited to the amount (if any) paid for such restricted KeyStone Common Stock.

In general, at the time a participant recognizes ordinary income with respect to the restricted KeyStone Common Stock, KeyStone will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant, which deduction may be limited by section 162(m) of the Code.

Taxation of Restricted Stock Units; Stock Appreciation Rights; Performance Shares and Performance Units. In general, a participant will not incur any tax upon the grant of restricted stock units, stock appreciation rights, performance shares or performance units. However, when the restrictions lapse, the participant will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of any property received.

Taxation of Non-Qualified Stock Options. In general, a participant will not recognize any income upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, however, a participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the non-qualified option stock on the date of exercise over the exercise price (i.e., the “spread”) and KeyStone will be entitled to a deduction in an equal amount, which may be limited by section 162(m) of the Code.

Upon subsequent sales of shares obtained through the exercise of non-qualified stock options, the participant may realize short-term or long-term capital gain or loss, depending upon the holding period of the shares, if such shares constitute capital assets in the participant’s hands. The gain or loss will be measured by the difference between the sales price and the tax basis of the shares sold. The tax basis for this purpose generally will be fair market value of the shares on the date of exercise.

Taxation of Incentive Stock Options. A participant who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the participant to alternative minimum tax. If the shares acquired upon exercise are sold after the expiration of two years from the grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the participant recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (1) the fair market value of the shares at the date of the option exercise or (2) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Unless limited by section 162(m) of the Tax Code, KeyStone is generally entitled to a deduction in the same amount as the ordinary income recognized by the participant.

Taxation of Other Stock Based Awards. Other awards may be granted under the KeyStone Equity Award Plan. Since the amount, character and timing of income recognized in connection with such awards will vary depending upon the specific terms and conditions of such awards, no information regarding the tax consequences of the receipt of such awards may be provided at this time.

Tax Withholding. The obligations of KeyStone under the KeyStone Equity Award Plan are conditioned upon proper arrangements being in place with participants in the KeyStone Equity Award Plan for the payment of withholding tax obligations. Unless otherwise determined by the Administrator, withholding tax obligations may be settled with shares of KeyStone Common Stock, including shares that are part of the award that gives rise to the withholding obligation.

In light of the factors described above, the Administrator believes that the ability to grant equity compensation is vital to KeyStone’s ability to continue to attract, motivate, reward, and retain individuals.

KEYSTONE’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

General

The information provided in this discussion and analysis of KeyStone’s financial condition and results of operations covers the three months ended March 31, 2017 and 2016 and the years ended December 31, 2016 and 2015. Subsequent to December 31, 2016, KeyStone completed the acquisition of Firestorm (described below) and entered into the Merger Agreement with Novume and Brekford that is the subject of this information statement/prospectus. As of the date of hereof, Novume has not completed the detailed valuation study necessary to arrive at the required final estimates of the fair value of the KeyStone, Firestorm and Brekford assets to be acquired and the liabilities to be assumed and the related allocations of purchase price, nor has it identified all adjustments necessary to conform KeyStone’s, Firestorm’s and Brekford’s accounting policies to Novume’s accounting policies. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuations will result in adjustments to the Novume’s consolidated balance sheet and/or statements of operations, which will include operations of KeyStone, Firestorm and Brekford.

The statements of operations and other information provided in this discussion and analysis of the financial condition and results of operations of KeyStone should be read in conjunction with the Novume Unaudited Pro Forma Condensed Combined Financial Statements and the historical financial statements of Brekford, KeyStone and Firestorm, and the related notes thereto, included elsewhere in this information statement/prospectus.

In connection with the audit of its consolidated financial statements for the years ended December 31, 2016 and 2015, KeyStone’s management concluded that it had material weaknesses in its internal controls because KeyStone does not currently have adequately designed internal controls to ensure the timely preparation and review of the accounting for certain complex, non-routine transactions by those with appropriate technical expertise, which was necessary to provide reasonable assurance that the Company’s consolidated financial statements and related disclosures would be prepared in accordance with GAAP. In addition, KeyStone did not have adequately designed and documented financial close and management review controls to properly detect and prevent certain accounting errors and omitted disclosures in the footnotes to the consolidated financial statements. As defined in the Standards of the Public Company Accounting Oversight Board, a material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis. KeyStone’s management is developing a plan to remediate the material weaknesses but there is no assurance that such plans, when enacted, will be successful.

While KeyStone has no direct current business operations, its significant assets as of December 31, 2016 are its cash and equity interest in its principal operating subsidiary, AOC Key Solutions. Thus the financial information in this section for periods prior to March 15, 2016 is for AOC Key Solutions prior to the recapitalization into KeyStone; the financial information in this section for all periods subsequent to March 15, 2016 and prior to the January 25, 2017 acquisition of Firestorm is prepared on a consolidated basis for KeyStone and AOC Key Solutions. The financial information for periods subsequent to January 25, 2017 is prepared on a consolidated basis for KeyStone, AOC Key Solutions and Firestorm.

KeyStone intends to fund organic growth and add both vertical and horizontal capabilities by acquiring GovCon service providers through a market-focused and disciplined strategy. KeyStone’s efforts to identify prospective target businesses will look for opportunities where the combination of resources will be additive to the existing capabilities of the Company and will not be limited to any geographic region or any particular sector of the GovCon support industry. A primary consideration will be to improve the level of support KeyStone provides to its existing customers as well as carefully considered expansions of the customer base. As an effort to create awareness about KeyStone in the GovCon industry, KeyStone through its recently-formed subsidiary Novume Media developed a television show called The Bridge — a weekly 30-minute program featuring panel discussions and interviews with leaders from the government, business, academia and associations. The show premiered on April 2, 2017 in the Washington, DC market.

KeyStone is based in Chantilly, Virginia and as of December 31, 2016 has had a satellite office in New Orleans, Louisiana. As of December 31, 2016, KeyStone had 29 employees and access to approximately 350 consultants. Through the acquisition of Firestorm, KeyStone added a satellite office in Roswell, Georgia. As of August 1, 2017, KeyStone had 46 employees and access to approximately 400 consultants.

KeyStone is an established provider of outsourced services to the GovCon market that generates revenues from fees and reimbursable expenses for professional services primarily billed on an hourly rate, time- and-materials (T&M) basis. Clients are typically invoiced on a monthly basis, with revenue recognized as the services are provided. In a few cases, a fixed-fee engagement for our services may be entered into. Fixed-fee engagements can be invoiced once for the entire job, or there could be several “progress” invoices for accomplishing various phases or reaching contractual milestones. T&M contracts represent over 95% of our client engagements and do not provide us with a high degree of predictability of future period performance.

KeyStone’s financial results are impacted principally by the:

1) demand by clients for KeyStone’s services;

2) the degree to which full-time staff can be kept occupied in revenue-generating activities;

3) success of the sales team in generating client engagements; and

4) number of business days in each quarter.

The number of business days on which revenue is generated by our staff and consultants is affected by the number of vacation days taken, as well as the number of holidays in each quarter. There are typically fewer business work days available in the fourth quarter of the year, which can impact revenues during that period. The staff utilization rate can also be affected by seasonal variations in the demand for services from clients. Since earnings may be affected by these seasonal variations, results for any quarter are not necessarily indicative of the results that may be achieved for a full fiscal year.

Unexpected changes in the demand for our services can result in significant variations in revenues, and present a challenge to optimal hiring, staffing and use of consultants. The volume of work performed can vary from period to period.

While we anticipate an increasing demand for KeyStone’s services in 2017 based upon an expected increase in the volume of federal government spending and as our clients elect to outsource their bid and proposal activities, it is not clear how the impact of the recent Presidential elections will impact government spending. The federal government fiscal year starts on October 1 and ends on September 30. Thus, the bulk of our revenues for 2017 should be based on budget authorizations made in 2016, however, the new administration does have some discretion to delay spending on programs previously authorized and will establish the budgets for the new fiscal year beginning October 1, 2017. Although the new administration has expressed a desire to reduce the federal government bureaucracy, we cannot assume that this will reduce the demand for KeyStone’s services. A short-term result of a program to reduce bureaucracy may be to increase privatization initiatives. Moreover, the new administration’s emphasis on renewing the nation’s infrastructure, which appears to enjoy broad-based support, may result in a significant long-term increase in federal procurements.

Thus, while changes and adjustments can undoubtedly be anticipated, KeyStone believes the overall outlook for the GovCon sector remains promising. This is in part due to the changing nature of the contracting process. The volume and frequency of requests for proposals has been increasing during recent years as outdated and ill-conceived programs have been eliminated in favor of higher priority programs. Moreover, Low Price Technically Acceptable (LPTA) contracts have increasingly falling into disfavor as the true long-term costs of these contracts have become apparent, and a more rigorous approach to government contracting has gained favor.

Firestorm Acquisition

On January 25, 2017 (the “Firestorm Closing Date”), KeyStone acquired Firestorm Solutions, LLC and Firestorm Franchising, LLC (collectively, the “Firestorm Entities” or “Firestorm”).

Pursuant to the terms of the Membership Interest Purchase Agreement (the “MIPA”), by and among KeyStone, each of the Firestorm Entities, each of the Members of the Firestorm Entities, and a newly created acquisition subsidiary of KeyStone, Firestorm Holdings, LLC (“Firestorm Holdings”), KeyStone acquired all of the membership interests in each of the Firestorm Entities for the following consideration:

•	$500,000 in cash in the aggregate paid by KeyStone as of the Closing Date to the three principals of Firestorm (“Firestorm Principals”).

•	$1,000,000 in the aggregate in the form of four unsecured, subordinated promissory notes issued by KeyStone payable over five years after the Closing Date, to all the members (consisting of the Firestorm Principals and the fourth member of the Firestorm Entities (the “Fourth Member”). The notes payable to the Firestorm Principals are individually referred to herein as a “Firestorm Principal Note” and collectively, as the “Firestorm Principal Notes”. The Firestorm Principal Notes are payable at an interest rate of 2% and the Fourth Member Note is payable at an interest rate of 7%:

•	Each of the Firestorm Principals were issued 162,698 shares of the common stock, par value $0.0001 per share, of KeyStone (“KeyStone Common Stock”), for an aggregate issuance of 488,094 shares of KeyStone Common Stock;

•	Each of the Firestorm Principals received warrants to purchase 54,233 shares of KeyStone Common Stock, exercisable over a period of five years after the Closing Date, at an exercise price of $5.00 per share; and

•	Each of the Firestorm Principals received warrants to purchase 54,233 shares of KeyStone Common Stock, exercisable over a period of five years after the Firestorm Closing Date, at an exercise price of $7.00 per share.

Merger Agreement

On February 10, 2017, the Company entered into the Merger Agreement, which was amended on May 9, 2017 and, further, amended and restated on June 7, 2017. See —“The Merger Agreement” and “Background of the Transaction”.

Results of Operations – Comparison of the Three Months Ended March 31, 2017 and 2016

The unaudited results for the periods shown below should be reviewed in conjunction with KeyStone’s unaudited consolidated financial statements and notes as of and for the three months ended March 31, 2017 and 2016, respectively, included elsewhere in this information statement/prospectus.

Consolidated operating results for the three months ended March 31, 2017 include Firestorm operations for the period from January 25, 2017 through March 31, 2017. Firestorm’s operations during this period resulted in an additional $187,274 of revenue that when combined with a cost of revenue of $9,924 and operating costs and expenses of $187,503 yielded a loss of $12,153 attributable to Firestorm, as further discussed below. Management believes that in addition to enhancing KeyStone’s executive management team by adding Mr. Harry Rhulen as KeyStone’s President and Ms. Suzanne Loughlin as KeyStone’s General Counsel and Chief Administrative Officer, synergies from the Firestorm acquisition will create new market growth opportunities, have a positive effect on operations, and will not create additional management burdens or a strain on liquidity.

KeyStone Solutions, Inc. Consolidated Statements of Operations

for the Three Months Ended March 31, 2017 and 2016

	Three Months Ended March 31,
	2017	2016
REVENUE	$3,470,553	$3,432,766
Cost of revenue	1,850,059	1,972,308

Gross profit	1,620,494	1,460,458
OPERATING EXPENSES
Selling, general, and administrative expenses	2,500,446	1,299,708

Income (loss) from operations	(879,952)	160,750

OTHER INCOME
Interest expense	(28,800)	(1,815)
Other income	45,634	45,634

Total other income	16,834	43,819

Income (loss) before taxes	(863,118)	204,568
Benefit from income taxes	318,801	—

Net income (loss)	$(544,317)	$204,568

Revenue

Consolidated revenue for the three months ended March 31, 2016 is entirely attributable to the KeyStone’s wholly-owned subsidiary, AOC Key Solutions. Consolidated revenue for the three months ended March 31, 2017 includes revenue from Firestorm after the January 25, 2017 acqusition by KeyStone. Revenue increased by $37,787, or 1.1%, to $3,470,553 for the three months ended March 31, 2017 compared to $3,432,766 in the comparable period in 2016. Revenue attributable to Firestorm was $187,274 for the period from January 25, 2017 through March 31, 2017. This revenue increase was offset by a $149,487 decrease in revenue attributable to legacy KeyStone due to a decrease in the dollar volume of contracts in AOC Key Solutions.

Cost of Revenue

Total cost of revenue for the three months ended March 31, 2017 decreased by $122,249, or 6.2%, to $1,850,059 compared to $1,972,308 in the comparable period in 2016. Most of this decrease was due to a $132,173 decrease in the cost of revenue of the legacy KeyStone which was mostly attributable to a $106,011 reduction in staff billable labor and a $45,020 decrease in consultant expense offset by a $18,857 net increase in billable and non-billable expenses. The overall decrease in cost of revenue was offset by $9,924 of cost of revenue attributable to Firestorm for the period from January 25, 2017 through March 31, 2017.

Gross Profit

Gross profit for the three months ended March 31, 2017 increased by $160,036, or 11.0%, to $1,620,494 compared to $1,460,458 for the comparable period in 2016. Most of the increase in gross profit was due to $177,350 of gross profit attributable to Firestorm for the period from January 25, 2017 through March 31, 2017. This increase in gross profit was offset by a $17,314 decrease in the gross profit of the legacy KeyStone mostly attributable to fewer staff billable hours and a decrease in the use of consultants offset by an increase in non-billable expenses.

The gross profit margin increased to 46.7% for the three months ended March 31, 2017 compared to 42.5% in the comparable period in 2016. Excluding the gross profit margin for Firestorm, the gross profit margin for legacy KeyStone for the three months ended March 31, 2017 and 2016 was 44.0% and 42.5%, respectively.

Operating Costs and Expenses

Operating costs and expenses for the three months ended March 31, 2017 increased by $1,200,738, or 92.4%, to $2,500,446 compared to $1,299,708 in the comparable period in 2016. Operating cost and expenses attributable to Firestorm was $189,503 for the period from January 25, 2017 through March 31, 2017. The increase in operating costs and expenses was primarily due to an increase in holding company salaries, professional and legal services, ramp up of operations and expenses related to maintaining compliance with applicable listing rules and SEC requirements that were not incurred during the three months ended March 31, 2016 because KeyStone was formed in mid-March 2016. As percentage of revenue, KeyStone operating costs and expenses for the three months ended March 31, 2017 increased to 72.0% compared to 37.9% in the comparable period in 2016.

KeyStone anticipates that its general and administrative expenses will increase in future periods. These increases will include costs related to hiring of personnel and fees to outside consultants, lawyers and accountants as well as expenses related to maintaining compliance with applicable listing rules and SEC requirements, insurance, and investor relations activities. To the extent that a portion of these costs are assumed by Novume, there will be a decrease in the general and administrative costs for these activities directly charged to KeyStone and Brekford. However, until the merger is consummated and the impact of these changes is experienced, there can be no assurance that these expenses will be reduced.

Other Income

Other income for the three months ended March 31, 2017 decreased by $26,985, or 61.6%, to $16,834 compared to $43,819 in the comparable period in 2016. The decrease related primarily to the interest expense related to the Avon Road Note.

Income Taxes

AOC Key Solutions elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, AOC Key Solutions did not pay federal corporate income tax, and in most instances state income tax, on its taxable income. AOC Key Solutions revoked its S Corporation election upon the March 15, 2016 merger with KeyStone and is now subject to corporate income taxes. Firestorm is a single-member LLC with KeyStone as the sole member.

The benefit from income tax for the three months ended March 31, 2017 was $318,801 and is primarily comprised of a deferred tax benefit. There was no tax benefit or expense recorded for the three months ended March 31, 2016.

Net Income (Loss)

Due primarily to the factors noted above, net loss for the three months ended March 31, 2017 was $544,317 compared to net income of $204,568 for the comparable period in 2016. The net loss margin was 15.7% for the three months ended March 31, 2017 compared to a net income margin of 6.0% for the comparable period in 2016.

Cash Flow

KeyStone expects to finance its operations over the next twelve months from the date of this information statement/prospectus primarily through existing cash flow and from the net proceeds of the Reg A Offering, supplemented as necessary by funds available through its $1,000,000 revolving line of credit or $100,000 term loan. The Reg A Offering, line of credit and term loan are further described in this KeyStone management discussion under Liquidity and Capital Resources.

The net cash flows from operating, investing and financing activities for the periods below were as follows:

	Three months ended March 31,
	2017	2016
Net cash provided by (used in):
Operating activities	$(909,930)	$(526,381)
Investing activities	(35,998)	(25,957)
Financing activities	1,313,227	374,385

Net increase (decrease) in cash and cash equivalents:	$367,299	$(177,953)

Cash Provided By (Used for) Operating Activities

For the three months ended March 31, 2017, net cash used for operating activities was $909,930. Cash was used primarily to fund our operations and working capital needs. KeyStone also incurred non-cash expenses including depreciation and amortization, bad debt expense, deferred taxes, deferred rent, share-based compensation, warrant expense and financing related costs.

For the three months ended March 31, 2016, net cash from operating activities was $526,381. Cash was used primarily to fund our operations and working capital needs. AOC Key Solutions also incurred non-cash expenses including depreciation and amortization deferred financing costs and deferred rent.

Cash Used for Investing Activities

For the three months ended March 31, 2017, net cash used for investing activities of $35,998 related to the purchase of computer hardware and equipment.

For the three months ended March 31, 2016, net cash used for investing activities of $25,957 related to the purchase of computer hardware and equipment.

Cash Provided by Financing Activities

For the three months ended March 31, 2017, net cash provided by financing activities of $1,313,227 related to the net proceeds from the issuance of preferred stock, offset by the acquisition of Firestorm, net of cash acquired, and the payment of preferred stock dividends.

For the three months ended March 31, 2016, net cash provided by financing activities of $374,385 related to proceeds from a note payable offset by AOC Key Solutions stockholders’ distributions.

Non-Cash Financing Activities

In March 2016, the AOC Key Solutions’ stockholders exchanged 100% of their outstanding shares of common stock in AOC Key Solutions for proportionate shares of KeyStone Solutions’ outstanding common stock and $1,192,844 of undistributed earnings were contributed to KeyStone.

In January 2017, KeyStone acquired Firestorm as described above. The non-cash consideration for this acquisition included notes payable of $907,407 and the issuance of 488,092 shares of KeyStone common stock valued at $1,203,986.

Lease Obligations for the Three Months Ended March 31, 2017 and 2016

KeyStone leases office space in Chantilly, Virginia under the terms of a ten-year lease expiring October 31, 2019. The lease contains one five-year renewal option. The lease terms include an annual increase in base rent and expenses of 2.75%. KeyStone also leases office space in New Orleans, Louisiana under a three-year lease expiring May 31, 2018, and in Roswell, Georgia under a lease expiring October 31, 2017.

Rent expense for the three months ended March 31, 2017 and 2016 was $134,019 and $127,597, respectively.

As of March 31, 2017, the future obligations over the primary terms of the AOC Key Solutions’ long-term leases expiring in 2018 and 2019 and the Firestorm long-term lease expiring in 2017 are as follows:

2017	$380,400
2018	513,939
2019	435,314

Total	$1,329,653

AOC Key Solutions is the lessor in an agreement to sublease office space in Chantilly, Virginia with an initial term of two years with eight one-year options to renew the lease through October 31, 2019. The lease provides for an annual increase in base rent and expenses of 2.90%. The initial term ended October 31, 2011 and AOC Key Solutions exercised the renewal options through 2014. On April 7, 2015, the lease was amended to sublease more space to the subtenant and change the rental calculation. Rent income was $60,845 and $45,634 for the three months ended March 31, 2017 and 2016, respectively.

Liquidity and Capital Resources for the Three Months Ended March 31, 2017 and 2016

KeyStone has funded its operations primarily through cash from operating activities of AOC Key Solutions and the $500,000 Avon Note (see below). As of March 31, 2017, KeyStone Solutions had unrestricted cash and cash equivalents of $3,155,886 and working capital of $4,328,397 as compared to unrestricted cash and cash equivalents $2,788,587and working capital of $3,714,958 as of December 31, 2016.

In the Fall of 2016, KeyStone commenced its Reg A Offering of up to 3,000,000 Units. At the initial closing of the Reg A Offering, on December 23, 2017, KeyStone sold 301,570 Units and received aggregate gross proceeds of $3,015,700. At the second closing of the Reg A Offering, on January 23, 2017, KeyStone sold 119,757 Units and received aggregate gross proceeds of $1,197,570. At the third and final closing of the Reg A Offering, on March 21, 2017, KeyStone sold 81,000 Units and received aggregate gross proceeds of $810,000. As reported by KeyStone in its Current Report on Form I-U, as filed with the SEC on March 22, 2017, the Reg A Offering is now closed, effective as of the third closing.

At the Effective Time, all outstanding shares of KeyStone Preferred Stock will be exchanged for the right to receive one share of Novume Preferred Stock. Novume Preferred Stock will be entitled to quarterly dividends in the amount of $0.175 (7% per annum) per share, being an identical per annum percentage per share dividend as received by holders of KeyStone Preferred Stock prior to the Mergers. We anticipate that Novume will pay the quarterly cash dividends through cash flow from KeyStone, Brekford and potential business growth from other acquired entities. The quarterly dividend payments are due within five (5) business days following the end of a quarter. On April 7, 2017, KeyStone paid cash dividends of $75,695 to holders of record of KeyStone Preferred Stock as of March 30, 2017. Should dividend payments be approved for the remaining three quarters in 2017, the total estimated payment would be approximately $340,000 which includes accrued interest payable for those stockholders who participated in the initial closing of the Reg A Offering on December 23, 2016 and subsequent second and third closings on January 23, 2017 and March 21, 2017, respectively.

Operating assets and liabilities consist primarily of receivables from billed and unbilled services, accounts payable, accrued expenses, and accrued payroll and related benefits. The volume of billings and timing of collections and payments affect these account balances.

Results of Operations —

Comparison of the Years Ended December 31, 2016 and 2015

The audited results for the periods shown below should be reviewed in conjunction with KeyStone’s audited consolidated financial statements and notes as of and for the years ended December 31, 2016 and 2015, respectively, included elsewhere in this information statement/prospectus.

KeyStone Solutions, Inc. Consolidated Statements of Operations

for the Years Ended December 31, 2016 and 2015

	Year Ended December 31,
	2016	2015
REVENUE	$12,128,406	$9,661,795
Cost of revenue	6,959,514	5,496,722

Gross profit	5,168,892	4,165,073
OPERATING EXPENSES
Selling, general, and administrative expenses	5,262,768	3,795,678

Income (loss) from operations	(93,876)	369,395

OTHER EXPENSES
Interest expense	(165,079)	—

Total other expenses	(165,079)	—

Income (loss) before taxes	(258,955)	369,395
Benefit from income taxes	219,971	—

Net income (loss)	$(38,984)	$369,395

Revenue

Consolidated revenue for the year ended December 31, 2016 is entirely attributable to the KeyStone’s wholly-owned subsidiary, AOC Key Solutions. Revenue increased by $2,466,611, or 25.5%, to $12,128,406 for the year ended December 31, 2016 compared to $9,661,795 in the comparable period in 2015. This increase was primarily due to an increase in the demand for services by clients as a result of the U.S. federal government putting more contracts out for bid during this period than in the comparable period.

Cost of Revenue

Total cost of revenue for the year ended December 31, 2016 increased by $1,462,792, or 26.6%, to $6,959,514 compared to $5,496,722 in the comparable period in 2015. This increase was mostly attributable to a $1,307,176 increase in consultant expense to support the stronger demand for services, a $112,249 increase in billable and non-billable expenses due to additional client engagements requiring increased travel and other direct costs and a $43,367 increase in staff billable labor. During 2016, employee billable labor increased 3.2% and consultant labor increased 33.4% over 2015 levels.

Gross Profit

Gross profit for the year ended December 31, 2016 increased by $1,003,819, or 24.1%, to $5,168,892 compared to $4,165,073 for the comparable period in 2015. The gross profit margin remained relatively consistent at 42.6% for the year ended December 31, 2016 compared to 43.1% in the comparable period in 2015. During 2016, the number of projects remained relatively constant compared to the 2015 level, however, the average contract size increased by approximately 26%.

Operating Costs and Expenses

Operating costs and expenses for the year ended December 31, 2016 increased by $1,467,090, or 38.7%, to $5,262,768 compared to $3,795,678 in the comparable period in 2015. This increase was due to an increase in AOC Key Solutions’ payroll related expenses and employee bonuses, offset by decreases in net rent and administrative expenses. Operating cost attributable to the holding company were primarily for expenses associated with professional and legal services in forming KeyStone and the merger of AOC Key Solutions and KeyStone and were included in operating costs and expenses for the year ended December 31, 2016. As percentage of revenue, operating costs and expenses for the year ended December 31, 2016 increased to 43.4% compared to 39.3% in the comparable period in 2015.

Novume anticipates that its general and administrative expenses will increase in future periods. These increases will include costs related to hiring of personnel and fees to outside consultants, lawyers and accountants as well as expenses related to maintaining compliance with applicable listing rules and SEC requirements, insurance, and investor relations activities. To the extent that a portion of these costs are assumed by Novume, there will be a decrease in the general and administrative costs for these activities directly charged to KeyStone and Brekford. However, until the merger is consummated and the impact of these changes is experienced, there can be no assurance that these expenses will be reduced.

Other Expenses

Other expenses for the year ended December 31, 2016 were $165,079 and represented net interest expense for the period relating to the Avon Road Note and a line of credit offset by interest income. Other expenses for the year ended December 31, 2015 were zero.

Income Taxes

AOC Key Solutions elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, AOC Key Solutions did not pay federal corporate income tax, and in most instances state income tax, on its taxable income. AOC Key Solutions revoked its S Corporation election upon the March 15, 2016 merger with KeyStone and is now subject to corporate income taxes.

The benefit from income tax for the year ended December 31, 2016 was $219,971 and is primarily comprised of a deferred tax benefit.

Net Income (Loss)

Due primarily to the factors noted above, net loss for the year ended December 31, 2016 was $38,984 compared to net income of $369,395 for the comparable period in 2015. The net loss margin was 0.3% for the year ended December 31, 2016 compared to a net income margin of 3.8% for the comparable period in 2015.

Cash Flow

KeyStone expects to finance its operations over the next twelve months from the date of this information statement/prospectus primarily through existing cash flow and from the net proceeds of the Reg A Offering, supplemented as necessary by funds available through its $1,000,000 revolving line of credit or $100,000 term loan. The Reg A Offering, line of credit and term loan are further described in this KeyStone management discussion under Liquidity and Capital Resources.

The net cash flows from operating, investing and financing activities for the periods below were as follows:

	Year ended December 31,
	2016	2015
Net cash provided by (used in):
Operating activities	$(136,079)	$260,659
Investing activities	(36,833)	(57,343)
Financing activities	2,393,633	(267,758)

Net increase (decrease) in cash and cash equivalents:	$2,220,721	$(64,442)

Cash Provided By (Used for) Operating Activities

For the year ended December 31, 2016, net cash used for operating activities was $136,079. Cash was used primarily to fund our operations and working capital needs. KeyStone also incurred non-cash expenses including depreciation and amortization, deferred rent, share-based compensation for services and financing related costs.

For the year ended December 31, 2015, net cash provided by operating activities was $260,659. Cash was provided by our operations and working capital. AOC Key Solutions also incurred non-cash expenses including depreciation and amortization and deferred rent.

Cash Used for Investing Activities

For the year ended December 31, 2016, net cash used for investing activities of $36,833 related to the purchase of computer hardware and equipment.

For the year ended December 31, 2015, net cash used for investing activities of $57,343 related to the purchase of computer hardware and equipment.

Cash Provided by (Used for) Financing Activities

For the year ended December 31, 2016, net cash provided by financing activities of $2,393,633 related to the proceeds from the issuance of preferred stock and a subordinated note, offset by loan origination costs and AOC Key Solutions stockholders’ distributions.

For the year ended December 31, 2015, net cash used for financing activities of $(267,758) related to the AOC Key Solutions stockholders’ distributions.

Non-Cash Financing Activities

In March 2016, the AOC Key Solutions’ stockholders exchanged 100% of their outstanding shares of common stock in AOC Key Solutions for proportionate shares of KeyStone Solutions’ outstanding common stock and $1,192,844 of undistributed earnings were contributed to KeyStone.

Lease Obligations

KeyStone leases office space in Chantilly, Virginia under the terms of a ten-year lease expiring October 31, 2019. The lease contains one five-year renewal option. The lease terms include an annual increase in base rent and expenses of 2.75%. KeyStone also leases office space in New Orleans, Louisiana under a three-year lease expiring May 31, 2018.

Rent expense for the years ended December 31, 2016 and 2015 was $507,815 and $552,794, respectively.

As of December 31, 2016, the future obligations over the primary terms of the AOC Key Solutions’ long-term leases expiring in 2018 and 2019 and the Firestrom lease expiring in 2017 are as follows:

2017	$505,484
2018	513,939
2019	435,314

Total	$1,454,737

AOC Key Solutions is the lessor in an agreement to sublease office space in Chantilly, Virginia with an initial term of two years with eight one-year options to renew the lease through October 31, 2019. The lease provides for an annual increase in base rent and expenses of 2.90%. The initial term ended October 31, 2011 and AOC Key Solutions exercised the renewal options through 2014. On April 7, 2015, the lease was amended to sublease more space to the subtenant and change the rental calculation. Rent income was $182,534 and $156,375 for the years ended December 31, 2016 and 2015, respectively.

Liquidity and Capital Resources

KeyStone has funded its operations primarily through cash from operating activities of AOC Key Solutions and the $500,000 Avon Note (see below). As of December 31, 2016, KeyStone Solutions had unrestricted cash and cash equivalents of $2,788,587 and working capital of $3,714,958 as compared to unrestricted cash and cash equivalents $567,866 and working capital of $1,409,028 as of December 31, 2015.

In the Fall of 2016, KeyStone commenced its Reg A Offering of up to 3,000,000 Units. At the initial closing of the Reg A Offering, on December 23, 2017, KeyStone sold 301,570 Units and received aggregate gross proceeds of $3,015,700. At the second closing of the Reg A Offering, on January 23, 2017, KeyStone sold 119,757 Units and received aggregate gross proceeds of $1,197,570. At the third and final closing of the Reg A Offering, on March 21, 2017, KeyStone sold 81,000 Units and received aggregate gross proceeds of $810,000. As reported by KeyStone in its Current Report on Form I-U, as filed with the SEC on March 22, 2017, the Reg A Offering is now closed, effective as of the third closing.

At the Effective Time, all outstanding shares of KeyStone Preferred Stock will be exchanged for the right to receive shares of Novume Preferred Stock at the KeyStone Preferred Exchange Ratio. Holders of shares of Novume Preferred Stock will be entitled to quarterly cash dividends of $0.175 (7% per annum) per share, being an identical per annum percentage per share dividend as received by holders of KeyStone Preferred Stock prior to the Mergers. We anticipate that Novume will pay the quarterly cash dividends through cash flow from KeyStone and potential business growth from other acquired entities. The quarterly dividend payments are due within five (5) business days following the end of a quarter. On April 7, 2017, KeyStone issued cash dividends of $75,695 to shareholders of record as of March 30, 2017. On July 12, 2017, KeyStone paid cash dividends totaling $87,907 to holders of record of KeyStone Preferred Stock as of June 30, 2017. Should dividend payments be approved for the remaining two quarters in 2017, the total estimated payment would be approximately $340,000 which includes accrued interest payable for those stockholders who participated in the initial closing of the Reg A Offering on December 23, 2016 and subsequent second and third closings on January 23, 2017 and March 21, 2017, respectively.

Operating assets and liabilities consist primarily of receivables from billed and unbilled services, accounts payable, accrued expenses, and accrued payroll and related benefits. The volume of billings and timing of collections and payments affect these account balances.

Debt Issuances

AOC Key Solutions was a party to a business loan agreement (the “2015 Loan Agreement”) with Sandy Spring Bank (“Sandy Spring”) dated as of September 25, 2015. The primary credit facility was an asset based revolving line of credit up to $1,000,000 which was due to mature on September 30, 2016. To secure KeyStone’s obligations under the 2015 Loan Agreement, AOC Key Solutions had granted to Sandy Spring a security interest in its accounts receivable. Sandy Spring was required to advance funds to AOC Key Solutions up to the lesser of (1) $1,000,000 or (2) eighty percent (80%) of the aggregate amount of all of AOC Key Solutions’ accounts receivable aged 90-days or less which contained selling terms and conditions acceptable to Sandy Spring. AOC Key Solutions’ obligations under the 2015 Loan Agreement were guaranteed by James McCarthy, the former chairman of AOC Key Solutions, and his wife. AOC Key Solutions did not draw any funds from this credit facility in 2015.

On August 11, 2016, KeyStone entered into a Loan and Security Agreement (the “2016 Line of Credit”) with Sandy Spring that replaced the 2015 Loan Agreement. The 2016 Line of Credit is comprised of: 1) an asset-based revolving line of credit up to $1,000,000 for short-term working capital needs and general corporate purposes which is due to mature on July 31, 2017, bears interest at the Wall Street Journal Prime Rate, floating, plus 0.50% and is secured by a first lien on all of KeyStone’s business assets; and 2) an optional term loan of $100,000 which must be drawn by July 31, 2017, is for permanent working capital, bears interest at the Wall Street Journal Prime Rate, floating, plus 0.75%, requires monthly payments of principal plus interest to fully amortize the loan over four (4) years, is secured by a first lien on all of KeyStone’s business assets, cross-collateralized and cross-defaulted with the revolving line of credit, and matures on February 15, 2019. The 2016 Line of Credit does not require any personal guarantees.

The borrowing base for the 2016 Line of Credit is up to the lesser of (1) $1,000,000 or (2) eighty percent (80%) of the aggregate amount of all of KeyStone’s eligible accounts receivable as defined by Sandy Spring. The borrowing base for the $100,000 term loan is fully reserved under the borrowing base for the revolving line of credit. The 2016 Line of Credit has periodic reporting requirements and balance sheet covenants, as well as affirmative and negative operational and ownership covenants. KeyStone was in compliance with all 2016 Line of Credit covenants as of March 31, 2017.

As of March 31, 2017 and 2016, KeyStone had no balances due, respectively, for the 2016 Line of Credit and the 2015 Loan Agreement and there are no amounts outstanding as of the date of this information statement/prospectus. When KeyStone replaced the 2015 Loan Agreement with the 2016 Line of Credit on August 11, 2016, neither line of credit had a balance due.

On March 16, 2016, KeyStone entered into the Avon Road Purchase Agreement pursuant to which KeyStone agreed to issue up to $1,000,000 in subordinated debt, to be evidenced by one or more Avon Road Notes, and Avon Road Warrants to purchase up to 125,000 shares of KeyStone Common Stock. The exercise price for the Avon Road Warrants is $2.00 per share. On March 16, 2016, an Avon Road Note with a face amount of $500,000 and Avon Road Warrants to purchase 62,500 shares of KeyStone Common Stock were issued pursuant to the Avon Road Purchase Agreement. The Avon Road Note, the entire principal amount of which remained outstanding of as March 31, 2017, is subordinated to the 2016 Line of Credit and any successor financing facility. Simple interest accrues on the unpaid principal of the note at a rate equal to the lower of (a) 9% per annum, or (b) the highest rate permitted by applicable law. Interest is payable monthly and the note matures on March 16, 2019.

As of March 31, 2017, KeyStone did not have any material commitments for capital expenditures.

Off-Balance Sheet Arrangements

As of the date of this information statement/prospectus, KeyStone did not have any off-balance sheet arrangements that have had or are reasonably likely to have a material effect on our financial condition, revenues or expenses, results of operations, liquidity, capital resources or capital expenditures.

Critical Accounting Policies and Estimates

The discussion and analysis of KeyStone’s financial condition and results of operations is based upon KeyStone’s consolidated financial statements which have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The preparation of these consolidated financial statements requires the management of KeyStone to make estimates and judgments that affect the reported amounts in our consolidated financial statements.

KeyStone believes the application of accounting policies, and the estimates inherently required therein, are reasonable. These accounting policies and estimates are periodically reevaluated, and adjustments are made when facts and circumstances dictate a change. KeyStone bases its estimates on historical experience and on various other assumptions that management of KeyStone believes to be reasonable under the circumstances, the results of which form management’s basis for making judgments about the carrying values of assets and liabilities that may not be readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions, or if management made different judgments or utilized different estimates.

KeyStone’s accounting policies are further described in its historical audited consolidated financial statements and the accompanying notes included elsewhere in this information statement/prospectus. KeyStone has identified the following critical accounting policies:

Revenue Recognition

KeyStone recognizes its revenues for the provision of services when persuasive evidence of an arrangement exists, services have been rendered or delivery has occurred, the fee is fixed or determinable, and the collectability of the related revenue is reasonably assured. KeyStone principally derives revenues from fees for services generated on a project by project basis. Revenues for time-and-materials contracts are recognized based on the number of hours worked by our employees or consultants at an agreed upon rate per hour set forth in our standard rate sheet or as written from time to time in our contracts or purchase orders. These costs are recognized in the period in which services are performed.

Revenues related to firm-fixed-price contracts are recognized upon completion of the project as these projects are typically short-term in nature.

The agreements entered into in connection with a project, whether on a time-and-materials basis or firm-fixed-price basis, typically allow our clients to terminate early due to breach or for convenience with 30-days’ notice. In the event of termination, the client is contractually required to pay for all time, materials and expenses incurred by us through the effective date of the termination.

Accounts Receivable

Accounts receivable are customer obligations due under normal trade terms. KeyStone provides its services primarily to clients seeking U.S. Federal government contracts in the technology, communications, defense and aerospace industries. KeyStone performs continuing credit evaluations of its clients’ financial condition, and KeyStone generally does not require collateral.

Management reviews accounts receivable to determine if any receivables will potentially be uncollectible. Factors considered in the determination include, among other factors, number of days an invoice is past due, client historical trends, available credit ratings information, other financial data and the overall economic environment. Collection agencies may also be utilized if management so determines.

KeyStone records an allowance for doubtful accounts based on specifically identified amounts that are believed to be uncollectible. KeyStone also records as an additional allowance a certain percentage of aged accounts receivable, based on historical experience and KeyStone’s assessment of the general financial conditions affecting its customer base. If actual collection experience changes, revisions to the allowance may be required. After all reasonable attempts to collect an account receivable have failed, the amount of the receivable is written off against the allowance. The balance in the allowance for doubtful accounts was $24,000 and $0 as of March 31, 2017 and 2016, respectively. Based on the information available, KeyStone determined that no allowance for doubtful accounts was necessary as of December 31, 2016 and 2015. However, actual write-offs might exceed the recorded allowance.

Income Taxes

Through March 15, 2016, AOC Key Solutions had elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, AOC Key Solutions did not pay U.S. federal corporate income taxes, and in most instances state income tax, on its taxable income. Instead, the stockholders of AOC Key Solutions were liable for individual income taxes on their respective shares of AOC Key Solutions’ net income. AOC Key Solutions effectively revoked its S Corporation election upon the March 15, 2016 merger with KeyStone. As a result, both the KeyStone and AOC Key Solutions are now subject to corporate income taxes. Firestorm is a single-member LLC with KeyStone as the sole member.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

KeyStone’s evaluation as of March 31, 2017 and December 31, 2016 revealed no uncertain tax positions that would have a material impact on the financial statements. The 2013 through 2015 tax years remain subject to examination by the IRS. Management of KeyStone does not believe that any reasonably possible changes will occur within the next twelve months that will have a material impact on the financial statements.

New Accounting Pronouncements

Recently Issued Accounting Pronouncements

Not Yet Adopted

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) ASU 2016-09, Improvements to Employee Share-Based Payment Accounting. The standard reduces complexity in several aspects of the accounting for employee share-based compensation, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The ASU is effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years, with early adoption permitted. KeyStone believes that when adopted, this ASU will have minimal impact on its consolidated financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases. This ASU is a comprehensive new leases standard that amends various aspects of existing guidance for leases and requires additional disclosures about leasing arrangements. It will require companies to recognize lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. Topic 842 retains a distinction between finance leases and operating leases. The classification criteria for distinguishing between finance leases and operating leases are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in the previous leases guidance. The ASU is effective for annual periods beginning after December 15, 2018, including interim periods within those fiscal years; earlier adoption is permitted. In the financial statements in which the ASU is first applied, leases shall be measured and recognized at the beginning of the earliest comparative period presented with an adjustment to equity. Practical expedients are available for election as a package and if applied consistently to all leases. KeyStone is currently evaluating the impact of the adoption of this guidance on its consolidated financial condition, results of operations and cash flows.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, as a new Topic, Accounting Standards Codification (“ASC”) Topic 606, which supersedes existing accounting standards for revenue recognition and creates a single framework. Additional updates to Topic 606 issued by the FASB in 2015 and 2016 include the following:

•	ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which defers the effective date of the new guidance such that the new provisions will now be required for fiscal years, and interim periods within those years, beginning after December 15, 2017.

•	ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations, which clarifies the implementation guidance on principal versus agent considerations (reporting revenue gross versus net).

•	ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, which clarifies the implementation guidance on identifying performance obligations and classifying licensing arrangements.

•	ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients, which clarifies the implementation guidance in a number of other areas.

The underlying principle is to use a five-step analysis of transactions to recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. The standard permits the use of either a retrospective or modified retrospective application. KeyStone is currently in the process of completing its assessment of any significant contract and assessing the impact the adoption of the new revenue standard will have on its consolidated financial statements and related disclosures. Thus far KeyStone does not believe the adoption of this standards update will have a material effect on its consolidated financial statements and related disclosures. However, KeyStone will continue its evaluation of the standards update through the date of adoption. The standard update, as amended, will be effective for annual periods beginning after December 15, 2017.

There are currently no other accounting standards that have been issued but not yet adopted that will have a significant impact on KeyStone’s financial position, results of operations or cash flows upon adoption.

Recently Adopted

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes. ASU 2015-17 is aimed at reducing complexity in accounting standards. Currently, GAAP requires the deferred taxes for each jurisdiction to be presented as a net current asset or liability and net noncurrent asset or liability. This requires a jurisdiction-by-jurisdiction analysis based on the classification of the assets and liabilities to which the underlying temporary differences relate, or, in the case of loss or credit carryforwards, based on the period in which the attribute is expected to be realized. Any valuation allowance is then required to be allocated on a pro rata basis, by jurisdiction, between current and noncurrent deferred tax assets. To simplify presentation, the new guidance requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the balance sheet. As a result, each jurisdiction will now only have one net noncurrent deferred tax asset or liability. The guidance does not change the existing requirement that only permits offsetting within a jurisdiction; companies are still prohibited from offsetting deferred tax liabilities from one jurisdiction against deferred tax assets of another jurisdiction. The new guidance is effective in fiscal years beginning after December 15, 2016, including interim periods within those years, with early adoption permitted. KeyStone early adopted and applied the new standard retrospectively to the prior period presented in the accompanying consolidated balance sheets and it did not have a material impact.

In April 2015, the FASB issued ASU 2015-03, “Interest – Imputation of Interest: Simplifying the Presentation of Debt Issuance Costs” (ASU 2015-03). The update requires that deferred debt issuance costs be reported as a reduction to long-term debt (previously reported in other noncurrent assets). KeyStone adopted ASU 2015-03 in 2016 and for all retrospective periods, as required, and the impact of the adoption was not material to our consolidated financial statements

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements – Going Concern, which requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued and provides guidance on determining when and how to disclose going concern uncertainties in the financial statements. Certain disclosures will be required if conditions give rise to substantial doubt about an entity’s ability to continue as a going concern. This accounting standard update applies to all entities and was effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter, with early adoption permitted. KeyStone adopted this standard during fiscal year 2016 and it did not have a material impact on the consolidated results of operations, financial position or cash flows.

KeyStone does not believe that any recently issued accounting standards, in addition to those referenced above, would have a material effect on its consolidated financial statements.

INFORMATION ABOUT BREKFORD TRAFFIC SAFETY, INC.

Our History

Brekford (formerly California Cyber Design, Inc. (“CCDI”)) was incorporated in Delaware on May 27, 1998 and changed its name to American Financial Holdings, Inc. (“AFHI”) on August 11, 2004. AFHI, a publicly-traded corporation with no operations, announced the completion of its share exchange transaction with Pelican Mobile Computers, Inc., a Maryland corporation (“Pelican Mobile”), on January 6, 2006. Pelican Mobile exchanged each issued and outstanding share of Pelican Mobile Computers (1,000 shares issued and outstanding at the time of the share exchange) for 25,000 shares of AFHI on a post-split basis (the “Share Exchange”) with an aggregate of 25,000,000 shares of common stock of AFHI issued to the former stockholders of Pelican Mobile. At the time of the Share Exchange, the existing stockholders of AFHI retained 5,512,103 shares of AFHI’s outstanding common stock after the cancellation of approximately 2,549,000 shares of common stock. As a result, the former stockholders of Pelican Mobile became the majority stockholders of AFHI. Under the terms of the Share Exchange, Brekford changed its name to Tactical Solution Partners, Inc.

On April 25, 2008, Brekford’s stockholders approved a proposal to change its name from Tactical Solution Partners, Inc. to Brekford International Corp. to better reflect our business strategy. Subsequently, on July 9, 2010, Brekford’s stockholders approved a proposal to change Brekford’s name from Brekford International Corp. to Brekford Corp. On October 27, 2010, Brekford’s Board of Directors approved the merger of Pelican Mobile with Brekford Corp. pursuant to Section 253 of the General Corporation Law of the State of Delaware, with Brekford Corp. as the surviving corporation. The merger became effective upon the filing of a Certificate of Ownership and Merger with the State of Delaware (and the appropriate Articles of Merger with the State of Maryland), pursuant to the terms of an Agreement and Plan of Merger. The merger documents were filed with the States of Delaware and Maryland on October 28, 2010. Effective upon the completion of the merger, Brekford’s corporate name remained Brekford Corp. The operations of Pelican Mobile were continued by Brekford without interruption following the merger.

On February 7, 2017, Brekford entered into a Contribution and Unit Purchase Agreement (the “Vehicle Services Sale Agreement”) with LB&BInc. and GPS. The closing of the transaction set forth in the Vehicle Services Sale Agreement occurred on February 28, 2017 and on such date the Brekford contributed substantially all of the assets and certain liabilities related to its Vehicle Services Business to GPS. As of the Vehicle Services Closing, GPS sold 80.1% of the units of GPS to LB&B. Brekford continues to own 19.9% of the units of GPS. After the Vehicle Services Closing, Brekford continues to own and run other business operations that are not related to the Vehicle Services business. For additional details regarding this transaction, refer to Note 18 (Notes to Consolidated Financial Statements) elsewhere in this information statement/prospectus.

On February 10, 2017, Brekford entered into the Merger Agreement, as described herein. On March 28, 2017, Brekford changed its name to “Brekford Traffic Safety, Inc.”

Overview

Brekford Traffic Safety, Inc., fka Brekford Corp. (BFDI) headquartered in Hanover, Maryland is a leading public safety technology service provider of fully integrated traffic safety enforcement solutions including speed, red light, and distracted driving camera solutions. Brekford’s core values of integrity, accountability, respect, and teamwork drive its employees to achieve excellence and deliver industry leading technology and services, thereby enabling a superior level of reliability to its clients.

Products and Services

Automated Traffic Safety Enforcement – Red Light and Speed Camera Systems

Public safety is a major concern for most communities – especially as populations grow, and yet there is continual pressure on public safety budgets. One way to help make streets safer while reducing workload is a well-run photo red light or speed enforcement program. The objective of photo enforcement is to help curtail aggressive driving through voluntary compliance. Revenue generated from fines routinely goes directly back into supporting other public safety initiatives.

Although opponents of red light cameras cite the increase in rear end collisions as cause for disapproval of cameras, a study conducted in February 2011 by the Insurance Institute for Highway Safety (the “IIHS”) reported that red-light cameras reduced fatal red light running crashes by 24% in 14 large U.S. cities with populations over 200,000. IIHS concluded that if red light cameras had been operating in all 99 U.S. cities with populations over 200,000 during this study period (five years), a total of 815 deaths could have been avoided. Because the types of crashes prevented by red light cameras tend to be far more severe than rear-end crashes, research has shown there is a net positive benefit. Photo enforcement solutions can reduce collisions, injuries and deaths by providing a useful tool for municipalities and law enforcement agencies, without unduly taxing drivers who do not break the law. Today, nearly 600 communities across the U.S. operate red light or speed camera enforcement programs.

Despite the increased safety effects and prevention of fatalities, there is still a common misconception that automated traffic safety enforcement systems are not supported by the general public. An IIHS survey conducted in November 2012 found that a large majority of people living in Washington, D.C., one of the largest combined red light and speed enforcement programs in the U.S., favor camera enforcement. Of those surveyed, 87% support red light cameras and 76% support speed cameras. Even the majority of violators (59%) agreed that they deserved their most recent citation. In 2012, IIHS reported that 633 people were killed and an estimated 133,000 were injured in crashes that involved red light running. Speeding was a factor in 31% of motor vehicle crash deaths in 2012.

Brekford’s ATSE products offer intersection safety (red light), speed, and cell phone enforcement options by way of a complete suite of solution-based products. Brekford’s team of industry professionals has extensive experience in this field, Brekford has developed equipment and a full turnkey solution that Brekford believes will ensure the success of any program. Brekford has created and implemented some of the most cutting-edge features into its design while constructing end-to-end systems specifically with its clients’ needs in mind.

Brekford’s contract structures generate revenue based on either a percentage of fines collected by its customers or a fixed monthly flat fee per camera. At December 31, 2016 approximately 80% of our contracts were based on a percentage of fines collected and 20% were based on a monthly flat fee per camera. Certain contracts in the state of Maryland were converted in 2016 from percentage of fines collected to monthly flat fee as a result of a change in the law that prohibits ATSE contractors from being compensated in relation to volume of fines collected. The remainder of its Maryland contracts will be converted to a flat monthly fee structure in 2017.

ATSE systems are one of a wide range of measures that are effective at reducing vehicle speeds and crashes. The ATSE system is an enforcement technique with one or more motor vehicle sensors producing recorded images of motor vehicles traveling at speeds above a defined threshold. Images captured by the ATSE system are processed and reviewed in an office environment and violation notices are mailed to the registered owner of the identified vehicle. ATSE is a technology available to law enforcement as a supplement and not a replacement for traditional enforcement operations. Evaluations of ATSE, both internationally and in the United States have identified some advantages over traditional speed enforcement methods. These include:

•	High rate of violation detection. ATSE units can detect and record multiple violations per minute. This can provide a strong deterrent effect by increasing drivers’ perceived likelihood of being cited for speeding.

•	Physical safety of ATSE operators and motorists. ATSE can operate at locations where roadside traffic stops are dangerous or infeasible, and where traffic conditions are unsafe for police vehicles to enter the traffic stream and stop suspected violators. With ATSE there is normally no vehicle pursuit or confrontation with motorists. ATSE might also reduce the occurrence of traffic congestion due to driver distraction caused by traffic stops on the roadside.

•	Fairness of operation. Violations are recorded for all vehicles traveling in excess of the enforcement speed threshold. Efficient use of resources. ATSE can act as a “force multiplier,” enhancing the influence of limited traffic enforcement staff and resources.

Beyond traditional tax collection on income or property, state agencies and local municipalities rely heavily on fine and fee revenue generated from a multitude of violator-funded sources. For example, jurisdictions generate sizable revenues from court fees, traffic and parking violations, ordinance infractions, and library and utility arrearages. Each of these revenue sources funds public safety and community development initiatives and without the income, the services are curtailed. Brekford offers client-specific solutions to these agencies and municipalities to assist them with collecting unpaid fines, including:

•	Notification continuance

•	Mail house and printing

•	Data purification and verification

•	Back office support

•	Call center response (inbound & out bound)

•	Lock-box & treasury

•	Payment processing

Sale of Assets and Investment in Global Public Safety

Prior to March 1, 2017, part of Brekford’s business included the Vehicle Services business, being sales of products and services focusing on law enforcement vehicles. These products and services included rugged information technology solutions, mobile data, digital video, electronic ticketing, and vehicle upfitting. Rugged information technology solutions included both ruggedized laptops and in-car video solutions, among other technology offerings, in addition to vehicle mounting systems, docking stations, and custom-built packages. Vehicle upfitting solutions included the turnkey installation of various components including rugged technology, as well as sirens, lights, radios, gun racks, and decals.

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 7, 2017, on February 6, 2017, Brekford entered into the the Vehicle Services Sale Agreement with LB&B and GPS.

The closing of the transactions set forth in the Vehicle Services Sale Agreement occurred on February 28, 2017 and on such date Brekford contributed substantially all of the assets and certain liabilities related to its Vehicle Services business to GPS. Brekford continues to own and run other business operations that are not related to the Vehicle Services business.

On the Vehicle Services Closing, GPS sold units representing 80.1% of the units of GPS to LB&B for $6,048,394, after certain purchase price adjustments of prepaid expenses and unbilled customer deposits. An aggregate of $4,048,394 was paid, including a $250,000 deposit paid on February 6, 2017, and $2,000,000 paid by LB&B issuing Brekford a promissory note (the “LB&B Promissory Note”). After the Vehicle Services Closing, Brekford continues to own 19.9% of the units of GPS.

The LB&B Promissory Note is subordinated to the LB&B’s senior lender and accrues interest at a rate of 3% per annum. The maturity date of the LB&B Promissory Note is March 31, 2022. The LB&B Promissory Note is to be repaid as follows: (a) $75,000 plus all accrued interest on each of September 30, 2017; December 31, 2017; March 31, 2018, June 30, 2018 and September 30, 2018 (or, in the event any such date is not a business day, the first business day after such date), (b) $100,000 plus all accrued interest on each of December 31, 2018; March 31, 2019; June 30, 2019 and September 30, 2019 (or, in the event any such date is not a business day, the first business day after such date) (c) $125,000 plus all accrued interest on each of December 31, 2019; March 31, 2020; June 30, 2020; September 30, 2020, December 31, 2020; March 31, 2021, June 31, 2021; September 30, 2021; and December 31, 2021 (or, in the event any such date is not a business day, the first business day after such date), and (d) $100,000 on March 31, 2022.

The LB&B Promissory Note is secured pursuant to the terms of a Pledge Agreement (the “LB&B Pledge Agreement”) between the Brekford and LB&B. Pursuant to the LB&B Pledge Agreement, LB&B granted Brekford a continuing second priority lien and security interest in LB&B’s units of GPS subject to liens of LB&B’s senior lender.

Pursuant to the Agreement, Brekford and GPS executed a Transition Services Agreement (the “Transition Services Agreement”). Pursuant to the Transition Services Agreement, Brekford will perform certain support services to promote the efficient transition of the Vehicle Services business for the fees set forth in the Transition Services Agreement.

Additionally, Brekford entered into that certain Amended and Restated Limited Liability Company Agreement of Global Public Safety, LLC (the “GPS Operating Agreement”). The GPS Operating Agreement GPS shall be managed by and under the authority of its Board of Representatives (the “GPS Board”) except as otherwise provided by the GPS Operating Agreement or applicable law. The initial number of representatives constituting the GPS Board is three, of which Brekford appointed one member. If the number of members of the GPS Board is increased, Brekford shall be able to appoint the number of members required to maintain 1/3 of the seats on the GPS Board.

Pursuant to a month-to-month sublease agreement between GPS and Brekford, Brekford will continue to occupy 3,362 square feet of office space located at 7020 Dorsey Road, Suite C, Hanover, Maryland 21076.

Brekford also entered into a Pre-Novation Agreement with GPS pursuant to which performance under certain contracts being assigned to GPS will be made while these contracts are being assigned to GPS. Brekford will also enter into a Novation Agreement pursuant to which the government contracts being assigned to GPS will be transferred.

With respect to information provided within this information statement/prospectus and audited financials statements, including management’s discussion and analysis of financial condition and operating results, the sale transaction was contemplated as having been completed as of December 31, 2016. Products and services related to Vehicle Services have been treated as discontinued operations within this information statement/prospectus.

Brekford used all of the proceeds of the sale of the Vehicle Services business to pay off the following debt, and it is now debt-free:

Debt Description	Amount Paid (in full)
Brekford Investor Note	$413,905.75
Fundamental Funding Revolving Loans and Accommodation Loan	$1,143,850.73
Mercedez-Benz – Sprinter Vans for field maintenance and battery change group	$17,640.07
Scott Rutherford – Repurchase Note	$250,000.00
C.B. Brechin – Repurchase Note	$250,000.00

Purchasing and Order Fulfillment

Brekford works with manufacturers and distributors to secure the lowest cost possible while taking advantage of any available incentives in order to provide competitive pricing and minimize delivery time to Brekford’s customers while maintaining Brekford’s product margins. Typically, once Brekford signs an ATSE contract with a customer, it then purchases required components from manufacturers and assembles the camera systems at its facility in Hanover, Maryland. Sales generally are for services only, with Brekford maintaining ownership of provided hardware and software.

Critical Accounting Policies

Cost method of investments

Investments in affiliates over which we have significant influence are accounted for under the equity method of accounting. Investments in affiliates over which we do not have the ability to exert significant influence over the affiliate’s operating and financing activities are accounted for under the cost method of accounting. Under this method, the Company’s share of the earnings or losses of such investee companies is not included in the consolidated balance sheet or statement of operations. We accounted for our investment in GPS under the cost method.

Business Strategy

Brekford’s ATSE solutions include speed and red-light camera technologies that are increasingly in demand, as well as parking enforcement solutions with a complete turnkey backend citation management software suite. The U.S. market for red-light systems is estimated at 20,000 to 30,000 systems and the market for speed cameras is estimated at 35,000 to 50,000 systems. According to the IIHS, as of December 2016, 426 communities have red light cameras currently operating and 142 communities have speed cameras operating in at least one location. Brekford has established a foothold in this business by securing contracts with several municipalities in the Mid-Atlantic region, and Brekford is currently implementing plans for national and international expansion. There are only a handful of competitors that are currently providing ATSE services with three companies that are considered leaders of this industry. Management believes that Brekford possesses a technical and operational advantage over its competitors. Due to Brekford’s flexible customized solutions and superior customer service, Brekford’s management believes Brekford is poised to capture increased market share in the U.S., Mexico, and other countries in the near future.

Competition

Although Brekford operates in an industry that has experienced substantial growth in recent years, it is also characterized by customers and states with vastly different requirements for photo enforcement operations. Further, although there are only a handful of competitors in its industry, competition among those companies is intense. Larger competitors tend to invest significant capital in business development and lobbying efforts, providing them with more leverage in terms of acceptance and contract awards. Brekford’s management believes that Brekford’s technology, size, and strategy provide more flexibility when bidding on contracts in smaller to medium sized municipalities which collectively constitutes the majority of installation opportunities within the U.S.

To address these competitive pressures and industry trends, Brekford intends to grow revenues by:

•	Increasing ATSE installation and services (speed, red light, and parking) both nationally and internationally. The global economic environment may present opportunities and challenges in the year ahead, yet municipalities will still need to address road safety issues and photo-enforcement is a crucial tool in that task; and

•	Refining Brekford’s strategy to focus on smaller and medium-sized customers, in states that enable ATSE technology, where Brekford is able to profitably provide high quality solutions; and

•	Continuing to invest in research and development to ensure that Brekford’s technologies remain at the forefront of the industry.

Customers

Brekford has several contracts with government agencies, of which net revenue from four customers during the year ended December 31, 2016 represented 63% of the total net revenue. Four customers accounted for 88% of total accounts receivable as of December 31, 2016, which was subsequently collected in 2017.

Net revenue from one customer during the year ended December 31, 2015 represented 80% of the total net revenue. Accounts receivable due from three customers at December 31, 2015 amounted to 91% of total accounts receivable at that date.

Vendors

Brekford purchased products and services for fulfillment of ATSE contracts from several vendors. As of December 31, 2016 and 2015, accounts payable due to these vendors amounted to 47% and 38% of total accounts payable, respectively.

Government Contracts and Regulation

All companies engaged in supplying equipment and services to government agencies, either directly or by subcontract, are subject to business risks. Government contracts generally contain provisions permitting termination, in whole or in part, without prior notice at the government’s convenience, as well as termination for default based on lack of performance. Upon termination for convenience, Brekford generally would be entitled to compensation only for work done, supplier costs and termination liability at the time of termination and to receive an allowance for profit on the work performed. A termination arising out of Brekford’s default could expose Brekford to liability and have a negative impact on Brekford’s ability to obtain future government contracts and orders. Furthermore, on government contracts for which Brekford is a subcontractor and not the prime contractor, the government could terminate the prime contract for convenience or otherwise, which would likely result in the termination of Brekford’s subcontract.

Future Legislation

Because much of Brekford’s business growth involves providing traffic enforcement solutions to governmental agencies and municipalities, the future passage of laws and regulations affecting red light camera and speed camera systems could have a material adverse impact on Brekford’s business. Camera-operated traffic enforcement solutions have recently been the subject of significant public criticism and legislators in various jurisdictions have introduced, or have indicated that they intend to introduce, legislation to better monitor and control traffic enforcement activities. For example, legislation passed in Maryland in 2014 imposes a civil penalty on enforcement contractors if they issue erroneous citations on behalf of a municipality. It also prohibits contractors from receiving compensation based on the number of citations issued by the municipality or citations actually paid. Brekford cannot predict whether additional pieces of legislation will be enacted, or the impact they may have on Brekford’s business.

Employees

As of August 1, 2017, Brekford employed twenty-five (25) full-time employees and two (2) part-time employees. Brekford has never had a work stoppage, and none of its employees are represented by collective bargaining agreements. Brekford anticipates hiring additional employees to ensure timely delivery of customer projects and services, as necessary. Additionally, Brekford intends to use the services of independent consultants and contractors to perform various professional services, when appropriate. Brekford’s management believes that this use of third-party service providers may enhance Brekford’s ability to contain general and administrative expenses.

Properties

Brekford’s corporate headquarters is located in Hanover, Maryland in an approximately 3,700 square foot office facility which is sub-leased from Global Public Services at a rate of 15% of GPS’s invoiced monthly rent and utilities. The sub-lease permits either party to terminate upon 120 days advance written notice. Brekford also leases approximately 2,500 square feet of office space from Peppermill Properties, LLC, a Maryland limited liability company (“Peppermill”). Peppermill is owned and managed by Chandra (C.B.) Brechin and Scott Rutherford, who are officers, directors and principal stockholders of Brekford. On June 1, 2010, Brekford entered into a three-year lease with Peppermill, which was subsequently amended to extend the lease expiration date to June 30, 2017. This space is used for the expansion of business. The total minimum annual lease payments due under Brekford’s lease agreements is $116,742.

Legal Proceedings

Brekford is not currently involved in any legal proceedings, however, from time to time, we may become a party to various legal actions and complaints arising in the ordinary course of business. In addition to commitments and obligations in the ordinary course of business, Brekford may become subject to various claims, pending and potential legal actions for damages, investigations relating to governmental laws and regulations and other matters arising out of the normal conduct of Brekford’s business. It is possible that cash flows or results of operations could be materially affected in any particular period by the unfavorable resolution of one or more of these contingencies.

Corporate Information

Brekford’s principal executive offices are located at 7020 Dorsey Road, Hanover, Maryland 21076. Brekford’s telephone number is (410) 762-0800.

BREKFORD DIRECTORS AND OFFICERS

The tables below set forth information regarding the members of the Brekford Board and non-director executive officers of Brekford prior to and after the Effective Time with their ages as of August 1, 2017.

Prior to the Effective Time

Name	Age	Position	Since
Rodney Hillman	51	President, Chief Operating Officer and Chief Financial Officer	2013
Scott Rutherford	57	Chief Strategic Officer and Director	2013
Robert West	47	Director	2012
Steve Ellis	54	Director	2015
C.B. Brechin	44	Director	2006

After the Effective Time

Name	Age	Position	Since
Rodney Hillman	51	President and Chief Operating Officer	2013
Scott Rutherford	57	Chief Strategic Officer	2013

Rodney Hillman. Mr. Hillman, age 51, joined Brekford in May 2012 and served as its Strategy & Finance Analyst since October 2012 and as its Director of Operations from May 2012 to September 2012. He was appointed as Brekford’s President and Chief Operating Officer in December 2013. Prior to joining Brekford, Mr. Hillman served in various executive level capacities during his 28 year career. Most recently, he spent 10 years as Chief Operating Officer, Chief Financial Officer, and Director of Game Trading Technologies, Inc. (“GMTD”), a publicly-traded company in the consumer electronics industry that he co-founded. Prior to his tenure at GMTD, Mr. Hillman was Vice President of Product Development at InterAct Accessories, Inc. and held various management positions at both Baltimore Gas & Electric and Constellation Energy Group. Mr. Hillman has an M.S. degree in Finance from Loyola College in Baltimore, Maryland, an M.B.A. degree from the University of Baltimore, and a B.S. degree in Electrical and Computer Engineering from The Johns Hopkins University.

Scott Rutherford. Mr. Rutherford, age 57, has served as Chief Strategic Officer since December 2013 and, prior to that, as Brekford’s President since July 8, 2008. Prior to 2008, he was Director of Engineering of our Pelican division since January 2006. He has also served as a director of Brekford since January 2006. He co-founded Pelican in 1997 and served as its Vice President from 1997 to 2006. Mr. Rutherford has more than 25 years of entrepreneurial experience in conceiving, developing and building technical solutions for clients in both the corporate and government sectors. For Pelican, Mr. Rutherford was responsible for all aspects of technology evaluation and deployment to meet its clients’ needs for mobile, ruggedized computing solutions. This included locating and assimilating complex solutions from various vendors to ensure a turnkey installation in highly variable models of police and fire vehicles. In addition, Mr. Rutherford launched and continues to develop Pelican’s technical support infrastructure, for which he and his team of engineers have been presented with awards for Outstanding Technical Support by various clients, including the Maryland State Police. Leveraging his extensive mechanical, electronic and computer expertise, Mr. Rutherford has developed a large array of products from concept, including a Mobile Training Center for the Department of Defense and proprietary irrigation control filters to eliminate RF interference from the Annapolis Naval Radio Transmitter Station. Mr. Rutherford is the recipient of several awards for his innovative technology systems, including the “Comdex Most Innovative” award in 1998. Brekford’s management and Board of Directors believes Mr. Rutherford is an appropriate electee to the Board of Directors, due to Mr. Rutherford’s experience discussed above, particularly his extensive technical knowledge in areas of mechanical, electronics and computers, his familiarity with and involvement in Brekford’s key market areas, and his significant business experience gained through the ownership and operation of Brekford.

Robert West. Mr. West, age 47, has served as a director of Brekford since October 2012. He has been the Managing Partner at C3 Healthcare Solutions, LLC since he led its formation in March 2008 with five other members. C3 Healthcare Solutions provides business development and marketing consulting services to health care organizations including hospitals and physician practices. Additionally, Mr. West is the Chief Executive Officer of Pulmonary and Critical Care Associates of Baltimore, PA (“PCCAB”), a 43-physician group practice specializing in pulmonology, critical care, and sleep medicine. He is responsible for oversight of all financial, accounting, and billing operations and has led the organization to 55% revenue growth in the past five years. Mr. West is also the President of Proximall, LLC, a physician billing company that is a wholly owned subsidiary of PCCAB, formed in January 2012. Prior to these endeavors, Mr. West served as Administrative Director of Orthopedics, Neurosciences, and

Bariatrics at Greater Baltimore Medical Center from August 2003 to February 2007. Mr. West’s board experience includes the Baltimore Spine Center from January 2005 to February 2007 and he is currently on the Executive Advisory Board of The Doctors Company. Mr. West earned a Master of Science in Management from The University of Maryland in 1999 and a Bachelor of Science from James Madison University in 1991. Brekford’s management and Board of Directors believes Mr. West is an appropriate electee to the Board of Directors, due to Mr. West’s experience discussed above in relation to the financial, management and organizational aspects of these positions.

Steve Ellis. Mr. Ellis, age 54, has served as a director of Brekford since July 2015. He is a partner of EagleFirst, LLC, an advisory firm providing CFO, Merger and Acquisition (“M&A”) and business development support services to small and medium sized businesses with a focus on government contracting, technology and manufacturing. Mr. Ellis has more than 25 years of experience in M&A and senior accounting roles in the United States and internationally. He has managed the negotiation and due diligence processes of more than 30 acquisitions and divestments globally, as well as creating and executing post-acquisition integration plans. Prior to EagleFirst, Mr. Ellis was a CFO at Smith’s Group plc, where he helped create Smiths Detection, a manufacturer of sensors used by government agencies that detect and identify explosives, weapons, chemical agents, and biohazards. Over an eight-year period, he was instrumental in growing Smiths Detection’s revenues from $20 million to nearly $1 billion.

C.B. Brechin. Mr. Brechin, age 44, served as Brekford’s Chief Executive Officer from July 2008-November 2016 and as Chief Financial Officer from March 2011-November 2016, and has served as a director of Brekford since January 2006. In 1996, Mr. Brechin co-founded Brekford’s predecessor, Pelican Mobile, which had been a leading provider of rugged, mobile technology solutions providing services to branches of the U.S. military, various federal entities and numerous security and public safety agencies throughout the Mid-Atlantic region for more than a decade. Mr. Brechin possesses several years of technology expertise in the areas of hardware configuration, software installation, troubleshooting and network administration as a computer consultant for a number of organizations before founding the company. Mr. Brechin managed all aspects of the Pelican’s corporate and government sales, including sales strategy, partner/vendor relations, corporate structure, contract acquisition, training and development. In addition, Mr. Brechin managed Pelican’s financial planning, cash flow and risk analysis. He successfully closed over $20 million in sales and secured key client relationships. Through his sales efforts and strategic vision, Pelican was twice been recognized as a top reseller of Panasonic equipment, including “Reseller of the Year” in 2004. Mr. Brechin has a Bachelor’s Degree in Political Science and International Affairs from Kalamazoo College and a Master’s Degree in Information and Telecommunications Systems from Johns Hopkins University. Brekford’s management and Board of Directors believes Mr. Brechin is an appropriate electee to the Board of Directors, due to Mr. Brechin’s experience discussed above, particularly his management experience in running a successful company involved in sales and contracts with government agencies as well was his expertise in technology, corporate governance and financial management.

BREKFORD CORPORATE GOVERNANCE MATTERS

Prior to the Effective Time

Committees of the Board of Directors

The Brekford Board has established an Audit Committee, a Compensation Committee and a Corporate Governance Committee, each of which is briefly described below.

Audit Committee

The Audit Committee assists the Brekford Board in maintaining the integrity of Brekford’s financial statements and financial reporting processes and systems of internal audit controls, and Brekford’s compliance with legal and regulatory requirements. The Audit Committee reviews the scope of independent audits and assesses the results. The Audit Committee meets with management to consider the adequacy of the internal control over, and the objectivity of, financial reporting. The Audit Committee also meets with Brekford’s independent registered public accounting firm and with appropriate financial personnel concerning these matters. The Audit Committee selects, determines the compensation of, appoints and oversees Brekford’s independent registered public accounting firm. Representatives of the independent registered public accounting firm periodically meet with the Audit Committee and always have unrestricted access to the Audit Committee. The Audit Committee, which currently consists of Steve Ellis (Chairman) and Robert West, met 4 times during 2016. The Brekford Board has determined that Mr. Ellis is an “audit committee financial expert,” as defined by the SEC in Item 407 of Regulation S-K. The Audit Committee has adopted a charter, a copy of which is available on Brekford’s website at: http://ir.issuerdirect.com/bfdi/corporate_governance. The information on Brekford’s website is not a part of this information statement/prospectus.

Compensation Committee

The Compensation Committee administers incentive compensation plans, including stock option plans, and advises the Brekford Board regarding employee benefit plans. The Compensation Committee establishes the compensation structure for Brekford’s senior managers, approves the compensation of Brekford’s senior executives, and makes recommendations with respect to compensation of the Chief Executive Officer and Brekford’s other executive officers. The Compensation Committee advises and makes recommendations to the Brekford Board on all matters concerning director compensation. The Compensation Committee, which currently consists of Robert West (Chairman) and Steve Ellis, met once during 2016. The Compensation Committee has adopted a charter, a copy of which is available on our website at: http://ir.issuerdirect.com/bfdi/corporate_governance. The information on Brekford’s website is not a part of this information statement/prospectus.

Compensation Committee Interlocks and Insider Participation

None of the members of Brekford’s compensation committee was, during 2016, an officer or employee of Brekford, was formerly an officer of Brekford or had any relationship requiring disclosure by Brekford under Item 404 of Regulation S-K. No interlocking relationship as described in Item 407(e)(4) of Regulation S-K exists between any of Brekford’s executive officers or Compensation Committee members, on the one hand, and the executive officers or compensation committee members of any other entity, on the other hand, nor has any such interlocking relationship existed in the past.

Corporate Governance Committee

The Corporate Governance Committee evaluates and recommends candidates for election to the Brekford Board, reviews the performance and contribution of directors, recommends membership for standing committees, reviews director independence, and adopts and reviews Brekford’s corporate governance guidelines and codes of conduct.

The Corporate Governance Committee, which was established in February 2008, currently consists of Robert West (Chairman) and Steve Ellis. The Corporate Governance Committee met once in 2016. The Corporate Governance Committee has not adopted a charter.

Director Independence

To determine whether directors are “independent”, the Brekford Board has adopted the independence standards of The NASDAQ Stock Market Rules (the “NASDAQ Rules”). The Brekford Board has determined that each of Messrs. Ellis, Smith and West is an “independent director” as defined by NASDAQ Rule 5605(b)(1). Each member of the Compensation Committee and the Corporate Governance Committee other than Mr. Brechin and Mr. Rutherford is an “independent director,” and Messrs. West and Ellis satisfy the independence requirements of NASDAQ Rule 5605(c)(2)(A) relating to the independence of Audit Committee members. Brekford’s criteria for independence as approved by the Brekford Board is available to stockholders on Brekford’s website at: http://www.brekford.com/investorrelations.html.

Family Relationships

There are no family relationships among the executive officers and directors of Brekford.

BREKFORD DIRECTOR COMPENSATION

Prior to the Effective Time

The following table sets forth the compensation paid to all persons who served as members of the Brekford Board (other than our named executive officers) during 2016.

Director Compensation Table

Name	Fees earned or paid in cash ($)	Stock awards ($) (1)(2)	Option awards ($) (1)(2)	All other compensation ($)	Total ($)
Steve Ellis	3,000	—	4,141	—	7,141
Gregg Smith	1,000	—	2,907	—	3,907
Robert West	2,000	—	6,634	—	8,634
Edward Parker (resigned from Board in February 2017)	1,000	—	821	—	1,821

Notes:

(1)	The amounts shown reflect the aggregate grant date fair value of stock and option awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718.
(2)	As of December 31, 2016, each of Mr. Ellis held options to purchase 150,000 shares of Brekford Common Stock, Mr. Smith held options to purchase 100,000 shares of Brekford Common Stock, Mr. West held options to purchase 225,000 shares of Brekford Common Stock and Mr. Parker held options to purchase 75,000 share of Brekford Common Stock.

In April 2008, the Brekford Board adopted the 2008 Director’s Compensation Plan, which provides for the following compensation:

Equity Grants

During the second quarter of 2016, each non-employee director who attended at least 75% of the regular and special meetings of the Brekford Board and of any committees to which he was appointed during the preceding year received an option to purchase shares of Brekford Common Stock. Each of Messrs. Ellis, West and Parker satisfied the foregoing requirement and received a stock option exercisable for 75,000 shares of Brekford Common Stock at an exercise price of $0.12 per share. These options will vest ratably over a three-year period commencing on their grant dates.

Cash

The Chairman of the Brekford Board is entitled to receive cash in the amount of $1,000 per calendar quarter and each other non-employee director is entitled to receive cash in the amount of $1,000 per calendar quarter as compensation for attending Brekford Board meetings held during that quarter, provided that a director must attend a minimum of 75% of the regular and special meetings of the full Brekford Board and of any committees upon which they sit. The Brekford Board held four meetings during 2016.

Out-of-Pocket Expenses

Brekford reimburses a director’s out-of-pocket expenses for in-person meetings upon submission of an expense statement and receipts, up to a maximum of $500 per in-person meeting.

After the Effective Time

After the Effective Time, there will be no director compensation.

BREKFORD EXECUTIVE COMPENSATION

Prior to the Effective Time

Executive Compensation Philosophy

Brekford’s compensation philosophy is to provide its executive officers with compensation packages that attract, retain, reward and motivate them. Therefore, the Brekford Board and its Compensation Committee generally construct compensation packages that take into account those of executive officers with similar positions in comparable companies, linking the performance of Brekford and individual performance and designed to align the interests of the executive officers with those of Brekford’s stockholders. Brekford’s compensation philosophy is also designed to reinforce a sense of ownership in Brekford, urgency with respect to meeting deadlines and overall entrepreneurial spirit and to link rewards to measurable corporate performance metrics.

While the Brekford Board and Compensation Committee seek to provide compensation packages that are competitive within Brekford’s markets and the technology industry, in general, it does not utilize an established peer group in the industry and does not set compensation levels based on any predetermined benchmarks for total compensation or any individual element of compensation. Management of Brekford reviews Brekford’s performance on a regular basis using a variety of financial and non-financial metrics. These metrics include, but are not limited to, net sales, gross margin, sales and marketing expenses, personnel costs, accounts receivable and accounts payable aging, liquidity and cash resources. Management compares actual results against goals and budgets to take appropriate actions in order to improve performance.

Certain compensation adjustments are made pursuant to each executive officer’s employment terms established at the time he or she is hired. Brekford does not have employment agreements or change of control agreements with any of its executive officers. We established the salary levels by surveying companies within similar industry including current compensation data based upon organization size, industry and geographic location.

Members of Brekford’s executive management team are essential in providing input to the Compensation Committee concerning the effectiveness of the executive compensation program, selection of performance criteria, financial performance of Brekford, and performance of individual executives. The Chief Executive Officer is the key member of management who advises the Committee and supplies needed and accurate information.

The Compensation Committee’s charter provides the Committee with the authority to engage compensation consultants (and other advisors) as it deems appropriate to assist with the performance of its duties. The Compensation Committee did not use an independent advisor concerning 2016 executive compensation.

Elements of Compensation

Brekford’s compensation packages for executive officers consist of cash salaries and, when deemed appropriate, long-term incentive awards in the form of equity-based awards granted under the 2008 Stock Incentive Plan.

Salary

Base salaries are set initially upon hire based predominantly on available market data and are adjusted based on market trends, our overall performance, individual contributions to our performance, and our available cash to a lesser extent. Brekford also takes into consideration the scope of its officers’ respective responsibilities. In reviewing base salaries, Brekford also considers several other factors, including cost of living increases, and levels of responsibility.

Long-term Incentives

Executive officers may be granted stock options, shares of Brekford Common Stock (restricted or unrestricted), performance units and/or other equity-based awards. When granted, these awards typically have time vesting requirements as a way to align the interests of the executive officers with those of Brekford’s stockholders. Brekford believes that its long-term performance is aided by a culture that encourages superior performance by Brekford’s executive officers, and that, when appropriate, equity awards encourage and will appropriately reward such superior performance.

Summary of Executive Compensation

The following table sets forth, for each of the last two fiscal years, the total remuneration awarded to, earned by, or paid to (i) each person who served as Brekford’s principal executive officer at any time during 2016, (ii) Brekford’s two most highly compensated executive officers other than the persons described in item (i) who were serving as executive officers as of December 31, 2016 and whose total compensation (excluding above-market and preferential earnings on nonqualified deferred compensation) exceeded $100,000 during 2015, and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to item (ii) had they been serving as executive officers of Brekford as of December 31, 2016 (the principal executive officers and such other persons are referred to as the “named executive officers”). Brekford has determined that its named executive officers for 2016 are C.B. Brechin, who served as its Chief Executive Officer, Chief Financial Officer and Treasurer until November 23, 2016, Rodney Hillman, who served as its President and Chief Operating Officer until November 23, 2016 and has served as its Chief Financial Officer since November 23, 2016, and Scott Rutherford, who serves as its Chief Strategic Officer.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock awards ($)(2)	Option awards ($)(2)	Total ($)
C.B Brechin	2016	200,000	—	—	200,000
Director (1)	2015	191,539	—	—	191,539
Rodney Hillman	2016	157,000	13,200	—	170,200
President & Chief Operations Officer, Chief Financial Officer	2015	137,270	13,200	—	150,470
Scott Rutherford	2016	185,000	—	—	185,000
Chief Strategic Officer (1)	2015	177,174	—	—	177,174

Notes:

(1)	Messrs. Brechin and Rutherford also serve on the Board of Directors of the Company but do not receive any separate compensation for such service.
(2)	The amounts shown reflect the aggregate grant date fair value of stock and option awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718. See Note 14 to the audited consolidated financial statements for the year ended December 31, 2016 elsewhere in this information statement/prospectus regarding assumptions underlying valuation of equity awards.

Employment Agreements and Change in Control Agreements

None of the named executive officers is a party to an employment agreement with Brekford, and all of them serve at the discretion of the Brekford Board.

The terms of their employment arrangements entitle Messrs. Hillman and Rutherford to annual base salaries of $157,000 and $185,000, respectively, payable in accordance with our normal payroll practices. Between January 1, 2015 and June 30, 2015, the salary levels for Messrs. Brechin and Rutherford were $170,000 and $185,000, respectively. None of the named executive officers received any bonus, equity or other non-salary compensation for 2016 or 2015, except that Mr. Hillman received a grant of 66,000 shares of Brekford Common Stock in 2016 for service in 2015 and a grant of 66,000 shares of Brekford Common Stock in 2015 for service in 2014.

Separation Agreement – Brechin

Effective November 23, 2016, Brekford entered into a separation agreement (the “Brechin Separation Agreement”) with C.B. Brechin, Brekford’s Chief Executive Officer and Chief Financial Officer. Pursuant to the Brechin Separation Agreement, as of the effective date Mr. Brechin commenced a sabbatical leave from his position as Brekford’s Chief Executive Officer and Chief Financial Officer. Mr. Brechin continues to serve as a member of the Brekford Board . For a period of 18 months from the effective date, Mr. Brechin will continue to be paid at the rate of $200,000 per year and will continue to participate in Brekford’s sponsored retirement plan and medical and dental insurance plans. The salary and benefits described above will continue beyond the 18 months until such time as Mr. Brechin is removed as a personal guarantor for certain Brekford obligations.

Commencing 18 months after the effective date of the Brechin Separation Agreement, Mr. Brechin will serve as a consultant to Brekford for a period of four years pursuant to the terms of a consulting agreement between Brekford and Mr. Brechin (the “Brechin Consulting Agreement”). Pursuant to the Brechin Consulting Agreement, Mr. Brechin will provide consulting, organizational and strategic services, including, but not limited to, assistance or implementation of the strategic business plans of Brekford and assistance with customer relations and project management and he will be paid an annual fee of $150,000.

Potential Payments Upon Termination Or Change In Control

Brekford has no liabilities under termination or change in control conditions as of December 31, 2016. Brekford does not have a formal policy to determine executive severance benefits. Each executive severance arrangement is negotiated on an individual basis.

Outstanding Equity Awards at 2016 Fiscal Year-End

The following table sets forth information for the named executive officers regarding the number of shares subject to both exercisable and unexercisable stock options and restricted stock, as well as the exercise prices and expiration dates thereof, as of December 31, 2016.

	Option Awards					Stock Awards
Name	Number of Securities underlying Unexercised Options (#) Exercisable	Number of Securities underlying Unexercised Options (#) Un- exercisable	Equity Incentive Plan Awards: Number of securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
CB. Brechin	—	—	—	—	—	—	—	—	—
Former Chief Executive Officer
Rodney Hillman	—	—	—	—	—	66,000	$7,920	—	—
President & Chief Operating Officer, Chief Financial Officer
Scott Rutherford	—	—	—	—	—	—	—	—	—
Chief Technology Officer

(1)	Mr. Hillman was awarded 198,000 shares of restricted stock vesting at the date of grant in consideration of services rendered and part of his employment agreement. A vesting schedule at a maximum of 66,000 shares at the end of years 1, 2, and 3 based upon attainment of goals set forth by Brekford.
(2)	Based on the closing trading price of Brekford Common Stock on December 31, 2016 or $0.12 per share.

After the Effective Time

After the Effective Time, executive compensation shall be in accordance with the employment agreements by and between Brekford and each of Rodney Hillman and Scott Rutherford, and, otherwise, as determined by Novume.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

OF BREKFORD

Section 16(a) of the Exchange Act requires Brekford’s officers, directors, and persons who own more than ten percent (10%) of a registered class of our equity securities to file reports of securities ownership and changes in such ownership with the SEC on Forms 3, 4 and 5. Officers, directors, and greater-than-ten-percent stockholders are required by SEC regulations to provide us with copies of all Section 16(a) forms that they file.

Based solely upon a review of Forms 3, Forms 4, and Forms 5 furnished to us pursuant to Rule 16a-3 under the Exchange Act, Brekford believes that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act during the year ended December 31, 2016 were timely filed, as necessary, by the officers, directors, and security holders required to file such forms.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

OF BREKFORD

Brekford’s Audit Committee has the responsibility to review and approve all related-party transactions, as contemplated by Item 404 of the SEC’s Regulation S-K, to prevent potential conflicts of interest and to ensure that related party transactions are disclosed in the reports that Brekford files with the SEC as and when required by applicable securities laws and regulations. The term “related party transaction” is generally defined as any transaction (or series of related transactions) in which Brekford is a participant and the amount involved exceeds the lesser of (i) $120,000 or (ii) one percent of Brekford’s average total assets at year-end for the last two completed fiscal years, and in which any director, director nominee or executive officer of Brekford, any holder of more than 5% of the outstanding voting securities of Brekford, or any immediate family member of the foregoing persons will have a direct or indirect interest. The term includes most financial transactions and arrangements, such as loans, guarantees and sales of property, and remuneration for services rendered (as an employee, consultant or otherwise) to Brekford and its subsidiaries.

The following paragraphs discuss related party transactions that occurred during 2015 and 2016.

On October 1, 2009, C.B. Brechin and Scott Rutherford, as well as one other individual, entered into a stock purchase agreement on behalf of Brekford (the “Brekford Stock Purchase Agreement”), with the court-appointed receiver, Robert D. Gordon (the “Receiver”), for Brekford’s former stockholder Legisi Marketing, Inc., to repurchase 18,910,000 shares of Brekford Common Stock and cancel warrants to purchase 10,000,000 shares of Brekford Common Stock that were exercisable at $.39 per share (the “Receiver Warrants”), which shares of Brekford Common Stock and Receiver Warrants had been in the custody of the Receiver. The aggregate purchase price for the securities under the Brekford Stock Purchase Agreement was $700,000. The effectiveness of the Brekford Stock Purchase Agreement was subject to court approval which was received on November 4, 2009. The repurchased shares of Brekford Common Stock and Receiver Warrants were returned to Brekford’s treasury and cancelled.

Brekford financed the repurchase of these shares and Receiver Warrants from the proceeds of convertible promissory notes that were issued by Brekford on November 9, 2009 the principal amounts of $250,000 each in favor of C.B. Brechin and Scott Rutherford, respectively (each, a “Repurchase Note” and together, the “Repurchase Notes”). Each Repurchase Note bore interest at the rate of 12% per annum and at the time of issuance was to be convertible into shares of Brekford Common Stock, at the option of the holder, at an original conversion price of $.07 per share. At the time of issuance, Brekford agreed to pay the unpaid principal balance of the Repurchase Notes and all accrued but unpaid interest on the date that was the earlier of (i) two years from the issuance date or (ii) 10 business days after the date on which Brekford closes an equity financing that generates gross proceeds in the aggregate amount of not less than $5,000,000. The Repurchase Notes were extended and as of December 31, 2016, were due on the earlier of (x) November 9, 2017 or (y) 10 business days after the date on which Brekford closes an equity financing that generates gross proceeds in the aggregate amount of not less than $5,000,000. In addition to the extensions, the Repurchase Notes were amended in April 2010 to increase the conversion price to $.14 per share.

On March 1, 2017 the Repurchase Notes issued in favor of each of Mr. CB. Brechin and Mr. Scott Rutherford were fully settled through payment of the outstanding principal amount of $250,000 on each such note.

While Brekford does not maintain a written policy with respect to related party transactions, its Audit Committee routinely reviews potential transactions with those parties it has identified as related parties.

BREKFORD’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

The following discussion and analysis presents a review of the condensed operating results of Brekford for the three months ended March 31, 2017 and 2016 and the financial condition of Brekford at March 31, 2017 as well as the operating results of Brekford for the years ended December 31, 2016 and 2015 and the financial condition of Brekford at December 31, 2016. The discussion and analysis should be read in conjunction with the consolidated financial statements and accompanying notes included herein, as well as Brekford’s audited financial statements for the years ended December 31, 2016 and 2015 included elsewhere in this information statement/prospectus.

Results of Operations

Prior year balances have been recast to reflect the sale of 80% of Brekford’s interest in its Vehicle Services business on February 28, 2017. Results of discontinued operations are excluded from the accompanying results of operations for all periods presented, unless otherwise noted. See Note 4 – discontinued operations in the accompanying notes to Brekford’s consolidated financial statements.

Results of Operations for the Three Months Ended March 31, 2017 and 2016

The following tables summarize selected items from the consolidated statements of operations from continuing operations for the three months ended March 31, 2017 compared to the three months ended March 31, 2016.

	Three Months Ended March 31,		(Decrease) / Increase
	2017	2016	$	%
Net Revenues	$748,168	$612,946	$135,222	22.1%
Cost of Revenues	295,187	184,130	111,057	60.3%

Gross Profit	$452,981	$428,816	$24,165	5.6%

Gross Profit Percentage of Revenue	60.5%	70.0%

Revenues

Revenue for the three months ended March 31, 2017 amounted to $748,168 as compared to revenue of $612,946 for the three months ended March 31, 2016, representing an increase of $135,222 or 22.1%. The increase was attributable to the addition of new contracts in New Rochelle, New York, Brice, Ohio, and Calvert County, Maryland, as well as deployment of additional cameras for existing clients. The increase was offset by a decrease in revenue from our Saltillo, Mexico program which reported no revenue for the three months ended March 31, 2017. On March 11, 2017 the City resumed collection efforts for unpaid fines and announced that these efforts would continue through the expiration of the contract on December 31, 2017.

Brekford’s contract structure generates revenue based on either a percentage of fines collected by our customers or a fixed monthly flat fee per camera. At March 31, 2017 approximately 80% of Brekford’s contracts were based on a percentage of fines collected and 20% were based on a monthly flat fee per camera. Certain contracts in the state of Maryland were converted in 2016 from percentage of fines collected to monthly flat fee as a result of a change in the law that prohibits ATSE contractors from being compensated in relation to volume of fines collected. The remainder of our Maryland contracts will be converted to a flat monthly fee structure in 2017.

Cost of Revenues

Cost of revenues for the three months ended March 31, 2017 amounted to $295,187 as compared to $184,130 for the three months ended March 31, 2016, an increase of $111,057 or 60.3%. This increase was related to direct labor and materials costs associated with increased camera deployments and citation issuances.

Gross Profit

Gross profit for the three months ended March 31, 2017 amounted to $452,981 as compared to $428,816 for the three months ended March 31, 2016, an increase of $24,165 or 5.6%. The increase was primarily due to new programs and offset by a reduction in recurring revenue from the Saltillo, Mexico program as discussed previously. Gross margin for three months ended March 31, 2017 was 60.5% as compared to 70.0% for the three months ended March 31, 2017. The margin reduction was primarily due to an increase in percentage of monthly flat fee contracts as discussed previously.

Operating Costs and Expenses

	Three Months Ended March 31,		Increase / (Decrease)
	2017	2016	$	%
OPERATING EXPENSES
Salaries and related expenses	$426,963	$402,180	$24,783	6.2%
Selling, general and administrative expenses	352,472	301,645	50,827	16.9%

Total operating expenses	$779,435	$703,825	$75,610	10.7%

Salaries and Related Expenses

Salaries and related expenses for the three months ended March 31, 2017 amounted to $426,963 as compared to $402,180 for the three months ended March 31, 2016, an increase of $24,783 or 6.1%. The increase was attributable to compensation increases for existing engineering and business development personnel.

Selling, General and Administrative Expenses

Selling, general and administrative expenses for the three months ended March 31, 2017 amounted to $352,472 as compared to $301,645, for the three months ended March 31, 2016, an increase of $50,827 or 16.9%. The increase was primarily driven by corporate and professional fees related to Brekford’s recent transactions.

Other Expenses, net

Total other expenses, net for the three months ended March 31, 2017 amounted to $236,368 compared to $230,900 for the three months ended March 31, 2016, an increase of $5,468, or 2.4%. The increase is due to the expense of finance and interest related costs of $248,352, primarily related to the early termination fees of $124,000 and write-off of prepaid financing costs of $69,681, in the three months ended March 31, 2017 compared to finance and interest related costs of $107,588 and the loss on extinguishment of debt of $122,472 for the three months ended March 31, 2016.

Net Income (Loss)

Net income from continuing operations for the three months ended March 31, 2017 amounted to $1,505,310 compared to a net loss of $505,909 for the three months ended March 31, 2016, an increase of $2,011,219. A tax benefit of $2,068,132 was the primary driver of the increase. Excluding the tax benefit, net loss from continuing operations before income taxes for the three months ended March 31, 2017 amounted to $562,822 for an increase of $56,913 or 11.2% as compared to net loss from continuing operations before income taxes of $505,909 for the three months ended March 31, 2016. The small change was attributable to higher overall expenses, offset by the higher gross profit, as discussed previously.

Results of Operations for the Years Ended December 31, 2016 and 2015

The following tables summarize and compare selected items from the statements of operations for the years ended December 31, 2016 and 2015.

	Years Ended December 31,		(Decrease) / Increase
	2016	2015	$	%
Net Revenues	$2,534,264	$2,811,929	$(277,665)	(9.9)%
Cost of Revenues	827,304	804,171	23,133	2.9%

Gross Profit	$1,706,960	$2,007,758	$(300,798)	(15.0)%

Gross Profit Percentage of Revenue	67.4%	71.4%

Revenues

Revenues for the year ended December 31, 2016 amounted to $2,534,264 as compared to revenues of $2,811,929 for the year ended December 31, 2015, representing a decrease of $277,656 or 9.9%. ATSE services decrease in revenue was primarily driven by certain U.S. clients that transitioned to flat fee contract structures, as well as a decrease in recurring revenue contributed from Brekford’s Saltillo, Mexico program which was temporarily suspended by the City in October 2016 in order to perform an audit of the program and review collection efforts. Additionally, Brekford has requested to establish a direct contract with the City. On March 11, 2017, the City announced that collection efforts for unpaid fines will resume immediately and continue for the remainder of the contract, which expires December 31, 2017. The overall revenue decrease was offset by added revenues from newly added programs and cameras in New Rochelle, New York, Brice, Ohio, and Calvert County, Maryland.

Brekford’s contract structures generate revenue based on either a percentage of fines collected by our customers or a fixed monthly flat fee per camera. At December 31, 2016 approximately 80% of Brekford’s contracts were based on a percentage of fines collected and 20% were based on a monthly flat fee per camera. Certain contracts in the state of Maryland were converted in 2016 from percentage of fines collected to monthly flat fee as a result of a change in the law that prohibits ATSE contractors from being compensated in relation to volume of fines collected. The remainder of our Maryland contracts will be converted to a flat monthly fee structure in 2017.

Cost of Revenues

Cost of revenues for the year ended December 31, 2016 amounted to $827,304 as compared to $804,171 for the year ended December 31, 2015, an increase of $23,133 or 2.9%. This increase was directly related to direct labor and materials costs associated with ATSE services for new programs during 2016.

Gross Profit

Gross profit for the year ended December 31, 2016 amounted to $1,706,960 as compared to $2,007,758 for the year ended December 31, 2015, a decrease of $300,798 or 15.0%. The decrease was primarily due to U.S. clients who have transitioned to flat fee contract structures combined with a reduction in recurring revenue from the Saltillo, Mexico program as discussed previously. ATSE gross margin for the year ended December 31, 2016 was 67.4% as compared to 71.4% for the year ended December 31, 2015.

Expenses

	Years Ended December 31,		Increase / (Decrease)
	2016	2015	$	%
OPERATING EXPENSES
Salaries and related expenses	$1,645,073	$1,628,150	$16,923	1.0%
Selling, general and administrative expenses	1,071,272	1,213,864	(142,592)	(11.7)%

Total operating expenses	$2,716,345	$2,842,014	$(125,669)	(4.4)%

Salaries and Related Expenses

Salaries and related expenses for the year ended December 31, 2016 amounted to $1,645,073 as compared to $1,628,150 for the year ended December 31, 2015, an increase of $16,923 or 1.0%. There was no significant difference in personnel head count or compensation expense.

Selling, General and Administrative Expenses

Selling, general and administrative expenses for the year ended December 31, 2016 amounted to $1,071,272 as compared to $1,213,864 for the year ended December 31, 2015, a decrease of $142,592 or 11.7%. The decrease was primarily driven by lower ATSE program management and depreciation expenses.

Other Expenses and Income

	Years Ended December 31,		(Decrease)/Increase
	2016	2015	$	%
OTHER (EXPENSE) INCOME
Interest expense	$(402,168)	$(455,937)	$53,769	11.8%
Loss on extinguishment of debt	(291,911)	(55,021)	(236,890)	(430.5)%
Change in derivative liability	74,676	14,784	59,892	405.1%

Total other (expense) income	$(619,403)	$(496,174)	$(123,229)	(24.8)%

Total interest expense for the year ended December 31, 2016 amounted to $402,168 as compared to $455,937 for the year ended December 31, 2015, a decrease of $53,769 or 11.8%. The decrease was due primarily to a net increase in financing cost of $139,172 for the year end December 31, 2016 compared to $91,896 for the year ended December 31, 2015 offset by non-cash interest expense related to debt discount amortization of $263,950 for the year ended December 31, 2016 compared to $345,614 for the year ended December 31, 2015. The remainder of the decrease in interest expense was due to cash interest expense associated with balances on Brekford’s revolving line of credit.

In addition, there was an increase in the loss on extinguishment of debt of $291,911 for the year ended December 31, 2016 compared to the $55,021 for the year ended December 31, 2015, which was offset by an increase in warrant liability of $74,676 for the year ended December 31, 2016 compared to the $14,784 for the year ended December 31, 2015 related to the March 2015 issuance of a $650,000 convertible promissory note to Gemini Master Fund Ltd. that was set to mature in March 2017 (the “Brekford Investor Note”) and related five-year warrants (the “Brekford Investor Warrants”) to purchase an aggregate of 840,000 shares of Brekford Common Stock at an exercise price of $0.50 per share.

Net (Loss) Income

Net loss from continuing operations for the year ended December 31, 2016 amounted to $944,830 compared to a net loss from continuing operations of $1,397,888 for the year ended December 31, 2015, an increase of $453,058 or 32.4%. The increased loss from continuing operations was driven by lower gross profit and higher expenses associated with the Brekford Investor Note, offset by a decrease in operating expenses.

Financial Condition, Liquidity and Capital Resources

At March 31, 2017, Brekford had total current assets of approximately $3.17 million and total current liabilities of approximately $1.13 million resulting in a working capital surplus of approximately $2.04 million. At March 31, 2017 inventory totaled approximately $0.3 million consisting primarily of ATSE cameras components. In comparison, at December 31, 2016, Brekford had total current assets of approximately $2.36 million and total current liabilities of approximately $1.81 million, resulting in a working capital surplus of approximately $0.55 million.

The Brekford’s accumulated deficit decreased to approximately $7.2 million at December 31, 2016 from $12.0 million at December 31, 2016, as a result of the net income recorded for the three months ended March 31, 2017. Cash flows used in continuing operations for the three months ended March 31, 2017 were approximately $0.6 million, compared to cash flows used in continuing operations for the three months ended March 31, 2016 of approximately $0.03 million.

Notes Payable

As discussed in Note 6 to the consolidated financial statements, Brekford was indebted to C.B. Brechin and Scott Rutherford under the Repurchase Notes, in the aggregate balance of $500,000 as of December 31, 2016. On November 7, 2016, the maturity dates of these unsecured promissory notes were extended to the earlier of (i) November 7, 2017 or (ii) 10 business days from the date on which Brekford closes an equity financing that generates gross proceeds in the aggregate amount of not less than $5,000,000.

On July 12, 2016, Brekford entered into a loan and security agreement (the “Fundamental Funding Loan Agreement”) with Fundamental Funding LLC (the “Fundamental Funding”). The primary purpose of the Fundamental Funding Loan Agreement was to pay off a prior loan with the same lender and to provide additional working capital. The Fundamental Funding Loan Agreement provided for a multi-draw loan to Brekford for (i) Brekford’s accounts receivable, up to a maximum of the lesser of (y) $2,500,000 or (z) 85% of Brekford’s eligible accounts and (ii) Brekford’s inventory advances, the lesser of (y) $500,000 or (z) 50% of the eligible inventory (the “Fundamental Funding Revolving Loans”). The maximum amount available to Brekford under the Fundamental Funding Loan Agreement for the Fundamental Funding Revolving Loans was $3,500,000 (the “Fundamental Funding Credit Limit”). In addition, the Lender agreed to provide Brekford with an accommodation loan in an amount not to exceed $500,000, to be repaid in thirty-six (36) equal monthly installments of principal and interest (the “Accommodation Loan” and together with the Revolving Loans, the “Loans”).

On March 17, 2015, Brekford entered into a note and warrant purchase agreement with Gemini Master Fund, Ltd. providing for immediate funding of $650,000 through the issuance of the Brekford Investor Note and Brekford Investor Warrants to purchase an aggregate of 840,000 shares of Brekford Common Stock (See Note 7 to the consolidated financial statements presented elsewhere in this information statement/prospectus for additional detail). The primary use of proceeds was to fund startup costs for the initial phase of a project in Mexico providing turnkey ATSE services to the City of Saltillo, which began operations in the second quarter of 2015.

On February 28, 2017, as presented elsewhere in this information statement/prospectus, Brekford completed a transaction to sell substantially all assets and certain liabilities related to its Vehicle Services business. From the approximately $4.0 million in cash proceeds, all outstanding debt of the Brekford was retired, including the Loan Agreement, the Investor Note, and the notes payable to Brechin and Rutherford.

Management believes that the Brekford’s current level of cash combined with cash that it expects to generate in its operations during the next twelve months including anticipated new customer contracts will be sufficient to sustain the Brekford’s business initiatives through at least May 2018, but there can be no assurance that these measures will be successful or adequate.

In the event that Brekford’s cash reserves and cash flow from operations are not sufficient to fund the Company’s future operations, it may need to obtain additional capital. No assurance can be given that Brekford will be able to obtain additional capital in the future or that such capital will be available to Brekford on acceptable terms. Brekford’s ability to obtain additional capital will be subject to a number of factors, including market conditions, Brekford’s operating performance and investor sentiment, which may make it difficult for Brekford to consummate a transaction at the time, in the amount and/or upon the terms and conditions that Brekford desires. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if Brekford issues additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of Brekford Common Stock or the debt securities may cause Brekford to be subject to restrictive covenants. If Brekford is unable to raise additional capital at the times, in the amounts, or upon the terms and conditions that it desires, then it might have to delay, scale back or abandon its expansion efforts. Even with such changes, Brekford’s operations could consume available capital resources and liquidity.

Cash Flows Used in Operating Activities

Brekford’s cash flows from operating activities are significantly affected by its cash to support the growth of its business in areas such as selling, general and administrative. Brekford’s operating cash flows are also affected by its working capital needs to support growth and fluctuations in inventory, personnel related expenditures, accounts payable and other current assets and liabilities.

Net cash used in operating activities from continuing operations was $648,005 for the three months ended March 31, 2017 compared to net cash used in operating activities from continuing operations of $261,788 for the three months ended March 31, 2016. Cash was used primarily to fund Brekford’s operations and working capital needs, net of non-cash expenditures such as depreciation and amortization, share based compensation for services and financing related costs. For the three months ended March 31, 2017, the net income $4,778,732, offset by a gain on sale of the vehicle services of $5,700,446, a decrease in current assets, net, of $170,683 and an increase in current liabilities, net, of $338,919 were the primary drivers of the cash used in operating activities for continuing operations.

During the three months ended March 31, 2016, the net loss of $554,285 offset by a non-cash loss on the extinguishment of debt of $122,472, a decrease in current assets, net, of $102,000 and an increase in current liabilities, net, of $145,163 were the primary drivers of the cash provided by operating activities for continuing operations.

Net cash used in operating activities from continuing operations was $117,213 for the year ended December 31, 2016 compared to $32,608 used in operating activities from continuing operations for the year ended December 31, 2015. Cash was used primarily to fund Brekford’s operations and working capital needs, net of non-cash expenditures such as depreciation and amortization, share based compensation for services and financing related costs. During the year ended December 31, 2016, the net loss of $1,054,403, adjusted for non-cash net financing related expenses of $500,095, a decrease in current assets, net, of $99,231 and an increase in current liabilities, net, of $168,797 were the primary drivers of the cash provided by operating activities for continuing operations.

Net cash provided by operating activities from discontinued operations was $3,634,882 for the three months ended March 31, 2017 compared to net cash used in operating activities from discontinued operations of $26,065 for the three months ended March 31, 2016. In the three months ended March 31, 2017, the gain on sale of the vehicle services of $5,700,446 was offset by a $2,000,000 note receivable, providing $3,700,446 in proceeds, net of costs, offset by net cash used to fund operating activities from discontinued operations of $65,564.

Net cash provided by operating activities from discontinued operations was $1,211,871 for the year ended December 31, 2016 compared to net cash used in operating activities from discontinued operations of $783,852 for the year ended December 31, 2015.

Cash Flows Used in Investing Activities

There was no cash used for the period ended March 31, 2017 or March 2016 for continuing operations.

Net cash used in investing activities from continuing operations was $133,574 for the year ended December 31, 2016 as compared to $128,638 for the year ended December 31, 2015. Capital expenditures during 2016 were related to cameras and technology infrastructure new ATSE programs implemented in 2016.

Net cash used in investing activities from discontinued operations was $7,000 for the year ended December 31, 2016 compared to net cash used in investing activities from discontinued operations of $0 for the year ended December 31, 2015.

Cash Flows Provided by Financing Activities

Net cash used in financing activities from continuing operations was $354,646 for the three months ended March 31, 2017 and net cash provided by financing activities was $6,716 for the three months ended March 31, 2016. In the three months ended March 31, 2017, the Company paid other notes payable of $354,646. In the three months ended March 31, 2016, the Company made aggregate principal payments of $7,273 under capital leases and other note obligations and advanced net proceeds of $13,989 from the line of credit.

Net cash used in financing activities from continuing operations was $30,787 for the year ended December 31, 2016 and net cash provided by financing activities was $464,718 for the year ended December 31, 2015. In the year ended December 31, 2016, Brekford paid other notes payable and capital lease obligations of $30,787. In the year ended December 31, 2015, Brekford received $650,000 of proceeds and paid $52,499 in deferring financing costs from the issuance of the Brekford Investor Note in March 2015. Furthermore, Brekford made aggregate principal payments of $154,578 under capital leases and other note obligations and advanced net proceeds of $21,795 from the line of credit.

Net cash used in financing activities from discontinued operations was $1,155,283 for the three months ended March 31, 2017 compared to net cash provided by financing activities from discontinued operations of $269,762 for the three months ended March 31, 2016.

Net cash used in financing activities from discontinued operations was $913,766 for the year ended December 31, 2016 compared to net used in financing activities from discontinued operations of $50,639 for the year ended December 31, 2015.

Off-Balance Sheet Arrangements

Brekford does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Contractual Obligations and Commitments

The following table is a summary of contractual cash obligations for the periods indicated that existed as of December 31, 2016, and is based on information appearing in the notes to Consolidated Financial Statements included elsewhere in this information statement/prospectus.

	Payments due by period
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Operating Leases – ATSE (1)	$116,742	$51,282	$65,460	$—	$—
Operating Leases - Discontinued Operations (2)	522,137	151,197	370,940	—	—
Purchase Obligations	—	—	—	—	—
Other Long-Term Liabilities Reflected on the Registrant’s Balance Sheet under GAAP	311,171	311,171	—	—	—
Other Long-Term Liabilities Reflected on the Registrant’s Balance Sheet under GAAP – Discontinued Operations	989,520	989,520	—	—	—

Total	$1,939,570	$1,503,170	$436,400	$—	$—

(1)	On February 28, 2017, Brekford sub-leased 15% of the Hanover, MD facility from GPS.
(2)	On February 28, 2017, GPS assumed the long-term lease of the Hanover, MD facility.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2017 and unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2017 and the years ended December 31, 2016 for Novume illustrate the effect of the Mergers, the acquisition of Firestorm and other related transactions as if the Mergers, acquisition and other related transactions had occurred on March 31, 2017 for the Pro Forma Condensed Combined Balance Sheet and as of January 1, 2016 for the Pro Forma Condensed Combined Statements of Operations.

As of the date of this information statement/prospectus, Novume has not completed the detailed valuation study necessary to arrive at the required final estimates of the fair value of the Firestorm assets acquired and liabilities assumed in January 2017 and the fair value of the Brekford assets to be acquired and the liabilities to be assumed and the related allocations of purchase price, nor has it identified all adjustments necessary to conform Firestorm’s and Brekford’s accounting policies to Novume’s accounting policies. As Novume is a wholly-owned subsidiary of KeyStone prior to the Effective Date and the Mergers, the accounting policies of Novume and KeyStone are the same. As the Merger of KeyStone will be a recapitalization, there will be no adjustments to fair value of KeyStone’s assets and liabilities as of the Effective Date. A final determination of the fair value of Firestorm and Brekford’s assets and liabilities, including intangible assets with both indefinite or finite lives and related amortization, will be based on the actual net tangible and intangible assets and liabilities of Firestorm at the acquisition date and Brekford that exist as of the Effective Time. Pursuant to the terms of the Merger Agreement, each share of Brekford Common Stock will be converted into the right to receive the 1/15th of one share of Novume Common Stock, each share of KeyStone Common Stock will be converted into the right to receive 1.9399 shares of Novume Common Stock, and each share of KeyStone Preferred Stock will be converted into the right to receive 1.9399 shares of Novume Preferred Stock. For more information regarding the Mergers, see “The Transaction” and “The Merger Agreement” elsewhere in this information statement/prospectus. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma financial statements presented below. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuations will result in adjustments to the unaudited pro forma balance sheet and/or statements of operations. The final purchase price allocations may be materially different than that reflected in the pro forma purchase price allocations presented herein.

The Mergers will be accounted for as a reorganization of KeyStone and an acquisition of Brekford under the acquisition method of accounting, and the acquistion of Firestorm will also be accounted for under the acquisition method.

The Novume Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the historical financial statements of KeyStone, Brekford and Firestorm, and the related notes thereto included elsewhere in this information statement/prospectus.

Assumptions and estimates underlying the adjustments to the unaudited pro forma condensed combined financial statements, which are referred to as the pro forma adjustments, are described in the accompanying notes. The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are: (1) directly attributable to the Mergers, acquisition of Firestorm and other related transactions; (2) factually supportable; and (3) with respect to the unaudited pro forma statements of operations, expected to have a continuing impact on the combined results of Novume following the Mergers and acquisition. The Novume Unaudited Pro Forma Condensed Combined Financial Statements are presented for comparative purposes only and do not give effect to any potential cost savings and synergies that could result from the Mergers and acquisition of Firestorm. The pro forma data are not intended to be indicative of actual results had the Mergers and acquisition of Firestorm occurred as of the dates indicated above, nor do they purport to indicate results which may be achieved in the future.

NOVUME SOLUTIONS, INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2017

(UNAUDITED)

	KeyStone Solutions, Inc.	Brekford, Traffic Safety, Inc.	Pro Forma Adjustments	Ref	Novume Solutions, Inc.
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,155,886	$2,037,338	$—		$5,229,224
Accounts receivable, net	2,864,823	161,140	—		3,025,963
Unbilled receivables	—	388,544	—		388,544
Inventory	—	281,526	—		281,526
Prepaids and other current assets	98,796	38,143	—		136,939
Note receivable, current portion	—	230,096	—		230,096

Total current assets	6,119,505	3,172,787	—		9,292,292
Property and equipment, net	117,593	129,905	—		247,498
Goodwill/intangibles	2,498,737	—	1,707,584	(1)	4,206,321
Note receivable, non-current	—	1,775,000	—		1,775,000
Investment at cost	—	354,372	—		354,372
Other non-current assets	597,614	—	—		597,614

TOTAL ASSETS	$9,333,449	$5,432,064	$1,707,584		$16,473,097

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,776,168	$994,526	$—		$2,770,694
Other current liabilities	2,317	137,472	4,795	(2)	144,584

Total current liabilities	1,778,485	1,131,998	4,795		2,915,278

The accompanying notes are an integral part this unaudited pro forma condensed combined financial information.

LONG—TERM LIABILITIES
Notes payable—stockholders	1,367,783	—	—		1,367,783
Deferred rent, net of current portion	55,298	—	—		55,298

Total long-term liabilities	1,423,081	—	—		1,423,081

TOTAL LIABILITIES	3,201,566	1,131,998	4,795		4,338,359

Series A Preferred Stock	3,845,477	—	—		3,845,477

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock	549	4,931	(4,931)	(1)	887
			338	(1)
Additional paid-in capital	3,330,978	11,518,851	(11,518,851)	(1)	9,338,290
			6,007,312	(1)
Treasury Stock, at cost 10,600 shares at March 31, 2017	—	(5,890)	5,890	(1)	—
Accumulated (deficit) earnings	(1,045,121)	(7,218,051)	7,218,051	(1)	(1,049,916)
			(4,795)	(2)
Other comprehensive loss	—	225	(225)	(1)	—

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	2,286,406	4,300,066	(4,304,861)		8,289,261

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$9,333,449	$5,432,064	$(4,300,066)		$16,473,097

The accompanying notes are an integral part this unaudited pro forma condensed combined financial information.

NOVUME SOLUTIONS, INC

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2017

(UNAUDITED)

	KeyStone Solutions, Inc.	Brekford Traffic Safety, Inc.	Firestorm, LLC & Affiliate (3)	Pro Forma Adjustments	Ref	Novume Solutions, Inc.
Net revenue	$3,470,553	$748,168	$36,760	$—		$4,255,481
Cost of revenue	1,850,059	295,187	6,279	—		2,151,525

Gross Profit	1,620,494	452,981	30,482	—		2,103,957

Operating expenses
Salaries and related expenses	—	426,963	—	—		426,963
Selling, general and administrative expenses	2,500,446	352,472	10,741	—		2,863,659

Total operating expenses	2,500,446	779,435	10,741	—		3,290,622

(Loss) income from operations	(879,952)	(326,454)	19,740	—		(1,186,666)

Other (expense) income
Interest expense	(28,800)	(243,256)	—	(4,795)	(2)	(276,851)
Change in fair value of derivative liability	—	6,888	—	—		6,888
Other income	45,634	—	—	—		45,634

Total other (expense) income	16,834	(236,368)		(4,795)		(224,329)

Income (loss) - before taxes	(863,118)	(562,822)	19,740	(4,795)		(1,410,995)
Income tax benefit	318,801	2,068,132	—	(2,132,725)	(4)	254,208

Income (Loss) - from continuing operations	$(544,317)	$1,505,310	$19,740	$(2,137,520)		$(1,156,787)

Net loss per share—basic and diluted	$(0.11)	$(0.03)		$(0.05)	(5)	$(0.08)

Weighted average number of shares—basic and diluted	5,081,349	49,311,264		40,458,595	(5)	13,934,018

The accompanying notes are an integral part this unaudited pro forma condensed combined financial information.

NOVUME SOLUTIONS, INC

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016

(UNAUDITED)

	KeyStone Solutions, Inc.	Brekford Traffic Safety, Inc.	Firestorm, LLC & Affiliate (3)	Pro Forma Adjustments	Ref	Novume Solutions, Inc.
Net revenue	$12,128,406	$2,534,264	$1,195,474	$—		$15,858,144
Cost of revenue	6,959,514	827,304	686,722	—		8,473,540

Gross Profit	5,168,892	1,706,960	508,752	—		7,384,604

Operating Expenses
Salaries and related expenses	—	1,645,073	—	—		1,645,073
Selling, general and administrative expenses	5,262,768	1,071,272	563,897	—		6,897,937

Total operating expenses	5,262,768	2,716,345	563,897	—		8,543,010

(Loss) income from operations	(93,876)	(1,009,385)	(55,145)	—		(1,158,406)

Other (expense) income
Interest expense	(165,079)	(402,168)	—	(63,519)	(2)	(630,766)
Change in fair value of derivative liability	—	74,676	—	—		74,676
Other income	—	—	12,596	—		12,596
Loss on extinguishment of debt	—	(291,911)	—	—		(291,911)

Total other (expense) income	(165,079)	(619,403)	12,596	(63,519)		(835,405)

Income (loss) - before taxes	(258,955)	(1,628,788)	(42,549)	(63,519)		(1,993,811)
Income tax benefit	219,971	230,900	—	—		450,871

Loss - from continuing operations	$(38,984)	$(1,397,888)	$(42,549)	$(63,519)		$(1,542,940)

Net loss per share—basic and diluted	$(0.01)	$(0.03)		$(0.00)	(5)	$(0.11)

Weighted average number of shares—basic and diluted	3,958,619	47,357,787		37,382,388	(5)	13,934,018

The accompanying notes are an integral part this unaudited pro forma condensed combined financial information.

Novume Solutions, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

NOTE 1 – DESCRIPTION OF THE BUSINESS COMBINATIONS

Novume Solutions, Inc. and KeyStone Solutions, Inc.

Novume Solutions, Inc., a Delaware corporation (“Novume”), was incorporated in 2017 as a wholly-owned subsidiary of KeyStone Solutions, Inc., a Delaware corporation (“KeyStone”), and has no operations, assets or liabilities. Simultaneous with the merger of Brekford Traffic Safety, Inc. and Brekford Merger Sub, Inc., a wholly-owned subsidiary of Novume, as described below, KeyStone will merge with and into KeyStone Merger Sub, LLC, a wholly-owned subsidiary of Novume (the “KeyStone Merger”). Novume will account for the KeyStone Merger as a recapitalization. Because the majority of the voting rights of Novume will be derived from the existing stockholders of KeyStone, KeyStone will be considered the predecessor entity for accounting purposes. As a result, the historical financial statements of KeyStone will become the historical consolidated financial statements of Novume as of the effective date of the mergers.

Firestorm Solutions, LLC & Affiliate

On January 25, 2017 (the “Firestorm Closing Date”), KeyStone acquired Firestorm Solutions, LLC and Firestorm Franchising, LLC (collectively, the “Firestorm Entities” or “Firestorm”).

Pursuant to the terms of MIPA, by and among KeyStone, each of the Firestorm Entities, each of the Members of the Firestorm Entities, and a newly created acquisition subsidiary of KeyStone, Firestorm Holdings, LLC (“Firestorm Holdings”), KeyStone acquired all of the membership interests in each of the Firestorm Entities for the following consideration:

•	$500,000 in cash in the aggregate paid by KeyStone as of the Closing Date to the three principals of Firestorm (“Firestorm Principals”).

•	$1,000,000 in the aggregate in the form of four unsecured, subordinated promissory notes issued by KeyStone payable over five years after the Closing Date, to all the members (consisting of the Firestorm Principals and the fourth member of the Firestorm Entities (the “Fourth Member”). The notes payable to the Firestorm Principals are individually referred to herein as a “Firestorm Principal Note” and collectively, as the “Firestorm Principal Notes”. The Firestorm Principal Notes are payable at an interest rate of 2% and the Fourth Member Note is payable at an interest rate of 7%:

•	Each of the Firestorm Principals were issued 162,698 shares of the common stock, par value $0.0001 per share, of KeyStone (“KeyStone Common Stock”), for an aggregate issuance of 488,094 shares of KeyStone Common Stock;

•	Each of the Firestorm Principals received warrants to purchase 54,233 shares of KeyStone Common Stock, exercisable over a period of five years after the Closing Date, at an exercise price of $5.00 per share; and

•	Each of the Firestorm Principals received warrants to purchase 54,233 shares of KeyStone Common Stock, exercisable over a period of five years after the Firestorm Closing Date, at an exercise price of $7.00 per share.

As the Firestorm acquisition has recently been completed, KeyStone is currently in the process of completing the purchase price allocation under the acquisition method of accounting. As a result, the final purchase price allocation for Firestorm will be included in KeyStone’s consolidated financial statements in future periods in 2017 and the pro forma adjustments described below are based off a preliminary allocation and subject to change upon completion.

The unaudited pro forma condensed combined financial information does not reflect any integration activities or cost savings from operating efficiencies, synergies, asset dispositions or restructuring activities that could result from the acquisition of Firestorm. In addition, the unaudited pro forma condensed combined financial statements do not reflect non-recurring exit costs, transaction and integration expenses.

Brekford Traffic Safety, Inc. and Subsidiaries

On July 12, 2017, Brekford entered into that certain Second Amended and Restated Agreement and Plan of Merger, being the second amended and restated version of an agreement originally dated February 10, 2017 (the “Merger Agreement”) to combine the businesses of Brekford and KeyStone. The Merger Agreement provides for Brekford and KeyStone to each engage in merger transactions (the “Mergers”) with separate wholly-owned subsidiaries of Novume. One wholly-owned subsidiary of Novume, Brekford Merger Sub, Inc., will merge with and into Brekford, leaving Brekford as the surviving corporation and a wholly-owned subsidiary of Novume (the “Brekford Merger”). KeyStone will merge with and into another wholly-owned subsidiary of Novume, KeyStone Merger Sub, LLC (“KeyStone Merger Sub”), with KeyStone Merger Sub surviving such merger. The time at which both mergers are complete is herein referred to as the “Effective Time.”

If the Mergers are completed: (1) each share of the common stock, par value $0.0001 of Brekford (“Brekford Common Stock”) issued and outstanding immediately prior to the Effective Time and all rights in respect thereof, shall, without any action on the part of any holder thereof, cease to exist and be converted into and become exchangeable for the right to receive 1/15th of a share (the “Brekford Exchange Ratio”) of Novume Common Stock, (2) each share of KeyStone Common Stock issued and outstanding immediately prior to the Effective Time and all rights in respect thereof, shall, without any action on the part of any holder thereof, cease to exist and be converted into and become exchangeable for 1.9399 shares of Novume Common Stock (the “KeyStone Common Exchange Ratio”), and (3) each share of KeyStone Preferred Stock and all rights in respect thereof, shall, without any action on the part of any holder thereof, cease to exist and be converted into and become exchangeable for 1 share of Novume Preferred Stock (the “KeyStone Preferred Exchange Ratio”). The Brekford Exchange Ratio, the KeyStone Common Exchange Ratio and the KeyStone Preferred Exchange Ratio (collectively the “Exchange Ratios”) have been determined with intent that immediately after the Mergers, the pre-merger stockholders of Brekford will own that such portion of the capital stock of Novume as shall be equal to approximately 20% of the issued and outstanding Novume Common Stock, on a fully-diluted basis, and the pre-merger stockholders of KeyStone will own that portion of the capital stock of Novume as is equal to approximately 80% of the issued and outstanding Novume Common Stock, on a fully-diluted basis.

Novume will account for the Brekford Merger as a purchase of Brekford by Novume, using the acquisition method of accounting. The assets, including identifiable intangible assets and liabilities of Brekford as of the Effective Time will be recorded at their respective fair values and added to those of KeyStone to form the consolidated financial statements of Novume. Any excess of purchase price over the net fair values of Brekford’s assets and liabilities will be recorded as goodwill under GAAP. The final purchase price allocation for Brekford will be included in the Novume’ s consolidated financial statements in future periods in 2017 and the pro forma adjustments described below are based off a preliminary allocation and subject to change upon completion.

The number of issued and outstanding shares of Brekford Common Stock and the number of shares of Brekford Common Stock underlying outstanding derivative securities of Brekford, and the number of issued and outstanding shares of KeyStone Common Stock and the number of shares of KeyStone Common Stock underlying outstanding securities of KeyStone, at the Effective Time, cannot be determined until the Mergers are completed, as such the pro adjustments described below are preliminary using historical information as of March 31, 2017 adjusted for certain events that have occurred subsequent to the date.

The unaudited pro forma condensed combined financial information does not reflect any integration activities or cost savings from operating efficiencies, synergies, asset dispositions or restructuring activities that could result from the acquisition of Brekford. In addition, the unaudited pro forma condensed combined financial statements do not reflect non-recurring exit costs, transaction and integration expenses.

NOTE 2 – ACCOUNTING POLICIES

During the preparation of the accompanying unaudited pro forma condensed combined financial statements, Novume was not aware of any material differences between accounting policies of Novume, KeyStone, Firestorm or Brekford, except for certain immaterial reclassifications necessary to conform the financial statement presentation. Accordingly, the accompanying unaudited pro forma condensed combined financial statements do not assume any material differences in accounting policies between the companies.

NOTE 3 – PRO FORMA ADJUSTMENTS

The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows:

(1)	Reflects the impact of the Mergers, including the March 31, 2017 elimination of Brekford’s negative equity of $4,300,066, equity consideration of $6,007,312 and the related allocation to excess of purchase price over net assets acquired. The equity consideration of $6,007,312 was based upon an estimated $1.78 per share price of Novume Common Stock which was based on management’s estimate of the fair value of Novume’s Common Stock before the combination of KeyStone and Brekford. Brekford shareholders will be issued 3,375,084 shares of Novume Common Stock for their consideration as part of the Mergers. Equity consideration and related intangible assets will be finalized and included upon approval and completion of the Mergers. While management does not believe that the final amount will be materially different than currently presented in the pro forma, once the equity consideration of the Novume Common Stock is recorded as part of the transaction accounting, Novume may have to adjust goodwill and intangibles. A $0.25 increase in the per share price of Novume Common Stock would increase the equity consideration by $843,771 and would result in a corresponding $843,771 increase to goodwill. Alternatively, a $0.25 decrease in the per share price of Novume Common Stock would decrease the equity consideration by $843,771 and would result in a corresponding $843,771 decrease to goodwill. See the table below for the allocation of consideration.

Amount
Current assets	$3,172,787
Long term assets	2,259,277
Goodwill	1,024,550
Intangibles	683,034
Assumed liability	(1,131,998)
Issuance of common stock	(6,007,650)

Total	$—

(2)	Reflects interest expense of $4,795 on the $907,407 of notes payable issued at 7% premium by KeyStone as part of the Firestorm acquisition for the 25 days prior to the acquisition on January 25, 2017 and $63,519 for the year ended December 31, 2016.

(3)	Reflects the impact of the acquisition of Firestorm on January 25, 2017. This column reflects the results of Firestorm’s statement of operations for the period of January 1, 2017 through January 24, 2017. Firestorm’s operations post acquisition for the period from January 25, 2017 through March 31, 2017 are included in KeyStone’s consolidated statement of operations.

(4)

As further described in “Income Tax” in Brekford’s Notes to Unaudited Condensed Consolidated Financial Statements for the Three Months Ended March 31, 2017 and 2016 on page F-51, the adjustment for the tax benefit it recognized for discontinued operations related to the disposition of Brekford’s vehicle services business (the “Vehicle Services Business”) which was sold to an unrelated, third-party on February 28, 2017. Brekford met the criteria for the Vehicle Services Business to be classified as held for sale in December 2016 as Brekford had entered into a letter of intent with the purchaser and concluded that such sale was probable prior to December 31, 2016.

(5)	Because Firestorm is an LLC, no earnings per share is calculated.

THE MERGER AGREEMENT

The following is a summary of the material terms of the Merger Agreement. This summary does not purport to describe all the terms of the Merger Agreement and is qualified in its entirety by reference to the complete Merger Agreement, which is attached as Annex A to this information statement/prospectus and incorporated by reference herein.

The summary below is included in this information statement/prospectus only to provide you with information regarding the terms and conditions of the Merger Agreement, and not to provide any other factual information regarding Novume, Brekford, KeyStone or their respective businesses. Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this information statement/prospectus.

The representations, warranties and covenants contained in the Merger Agreement and described in this information statement/prospectus (i) were made only for purposes of the Merger Agreement and as of specific dates and may be subject to more recent developments; (ii) were made solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by reference to disclosures, for the purposes of allocating risk between parties to the Merger Agreement instead of establishing these matters as facts; and (iii) may apply standards of materiality in a way that is different from what may be viewed as material by you or by other investors. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time. The representations and warranties contained in the Merger Agreement do not survive the Effective Time. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Novume, Brekford or KeyStone or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Novume, Brekford and KeyStone.

The Mergers

At the Effective Time, Brekford Merger Sub will be merged with and into Brekford and KeyStone will be merged with and into KeyStone Merger Sub. As a result of the Mergers, the separate corporate existence of each of Brekford Merger Sub and KeyStone will cease, and Brekford and KeyStone Merger Sub, respectively, will survive as wholly-owned subsidiaries of Novume. KeyStone Merger Sub will be renamed “KeyStone Solutions, LLC.” Upon effectiveness of the Mergers, each Brekford stockholder will have the right to receive the merger consideration described below under “—Merger Consideration.”

Closing

The closing of the Merger Agreement (the “Closing”) will take place upon the fulfillment or waiver of all of the conditions to closing set forth in Article VIII of the Merger Agreement or as soon thereafter as practicable, but not later than August 31, 2017. The Closing will be held at the offices of Crowell and Moring LLP, 1001 Pennsylvania Ave NW, Washington, D.C. 20004 (or such other place as Brekford and KeyStone may mutually agree upon).

Merger Consideration

If the Brekford Merger is completed, each share of Brekford Common Stock issued and outstanding immediately prior to the Effective Time and all rights in respect thereof, shall, without any action on the part of any holder thereof, cease to exist and be converted into and become exchangeable for the right to receive shares of Novume Common Stock at the Brekford Exchange Ratio. If the KeyStone Merger is completed, each share of KeyStone Common Stock issued and outstanding immediately prior to the Effective Time and all rights in respect thereof, shall, without any action on the part of any holder thereof, cease to exist and be converted into and become exchangeable for, shares of Novume Common Stock at the KeyStone Common Exchange Ratio, and each share of KeyStone Preferred Stock and all rights in respect thereof, shall, without any action on the part of any holder thereof, cease to exists and be converted into and become exchangeable for, shares of Novume Preferred Stock, at the KeyStone Preferred Exchange Ratio. No fraction of a share of Novume Common Stock will be issued by virtue of the Mergers. Instead, each holder of Brekford Common Stock or KeyStone Common Stock who would otherwise be entitled to a fraction of a share of Novume Common Stock (after aggregating all fractional shares of Novume Common Stock to be received by such holder) will receive from Novume a cash payment for the fair market value of such fractional share at the Effective Time, as determined in good faith by the Novume Board.

The Exchange Ratios have been determined with intent that immediately after the Mergers, the pre-merger stockholders of Brekford will own such portion of the capital stock of Novume as is equal to approximately 20% of the issued and outstanding shares of Novume Common Stock, on a fully-diluted basis, and the stockholders of KeyStone immediately preceding the Effective Time will own such portion of Novume capital stock as is equal to approximately 80% of the issued and outstanding Novume Common Stock, on a fully-diluted basis.

Treatment of Brekford Options and KeyStone Options

If the Mergers are completed, all outstanding Brekford Options will terminate and cease to represent a right to acquire Brekford Common Stock and all outstanding KeyStone Options will terminate and cease to represent a right to acquire KeyStone Common Stock.

At the Effective Time, each Brekford Option and each KeyStone Option which is outstanding and unexercised immediately prior to the Effective Time shall be assumed by Novume and converted into a Novume Option, enabling the holder to purchase shares of Novume Common Stock in such amount and at such exercise price as provided below and otherwise having the same terms and conditions as are in effect immediately prior to the Effective Time:

(i) the number of shares of Novume Common Stock to be subject to each Novume Option shall be equal to the product of (x) the number of shares of KeyStone Common Stock or Brekford Common Stock subject to the original option and (y) the KeyStone Common Exchange Ratio or the Brekford Exchange Ratio, as applicable;

(ii) the exercise price per share of Novume Common Stock under each Novume Option shall be equal to (x) the exercise price per share of the KeyStone Common Stock or Brekford Common Stock under the original option divided by (y) the KeyStone Common Exchange Ratio or the Brekford Exchange Ratio, as applicable; and

(iii) upon each exercise of a Novume Option by a holder thereof, the aggregate number of shares of Novume Common Stock deliverable upon such exercise shall be rounded down, if necessary, to the nearest whole share and the aggregate exercise price shall be rounded up, if necessary, to the nearest cent.

Treatment of Brekford Warrants and KeyStone Warrants

If the Mergers are completed, all outstanding Brekford Warrants will terminate and cease to represent a right to acquire Brekford Common Stock and all outstanding KeyStone Warrants will terminate and cease to represent a right to acquire KeyStone Common Stock.

At the Effective Time, each Brekford Warrant and KeyStone Warrant which is outstanding and unexercised immediately prior to the Effective Time, shall be assumed by Novume and converted into a Novume Warrant representing a right to purchase shares of Novume Common Stock in such amount and at such exercise price as provided below and otherwise having the same terms and conditions as are in effect immediately prior to the Effective Time:

(i) the number of shares of Novume Common Stock issuable upon exercise of each Novume Warrant shall be equal to the product of (x) the number of shares of KeyStone Common Stock or Brekford Common Stock issuable upon exercise of the original warrant and (y) the KeyStone Common Exchange Ratio or the Brekford Exchange Ratio, as applicable;

(ii) the exercise price per share of Novume Common Stock under the Novume Warrants shall be equal to (x) the exercise price per share of the KeyStone Common Stock or Brekford Common Stock under the original warrant divided by (y) the KeyStone Common Exchange Ratio or the Brekford Exchange Ratio, as applicable; and

(iii) upon each exercise of Novume Warrants by a holder thereof, the aggregate number of shares of Novume Common Stock deliverable upon such exercise shall be rounded down, if necessary, to the nearest whole share and the aggregate exercise price shall be rounded up, if necessary, to the nearest cent.

KeyStone completed the Reg A Offering, which was declared qualified by the SEC on the Qualification Date. At the initial closing of the Reg A Offering, on December 23, 2016, KeyStone sold an aggregate of 301,570 Units. At the second closing, on January 23, 2017, KeyStone sold an aggregate of 119,757 Units, for an aggregate of 421,327 Units. At the third closing, on March 21, 2017, KeyStone sold an aggregate of 81,000 units, for an aggregate of $810,000 gross proceeds. The KeyStone Unit Warrants are exercisable for a period of seven (7) years commencing on the Qualification Date. At the Effective Time, the KeyStone Unit Warrants will be exchanged, in the manner described above, for Novume Unit Warrants.

On March 16, 2016, KeyStone entered into the Avon Road Purchase Agreement Avon Road, pursuant to which KeyStone agreed to issue up to $1,000,000 in subordinated debt to Avon Road, to be evidenced by Avon Road Notes, and to issue the Avon Road Warrants. The exercise price for the Avon Road Warrants is equal to $2.00 per share of KeyStone Common Stock. As of August 1, 2017, one Avon Road Note is outstanding with a face amount of $500,000, and there are Avon Road Warrants to purchase 62,500 shares of KeyStone Common Stock outstanding and exercisable. At the Effective Time, the Avon Road Warrants will be exchanged, in the manner described above, for Novume Warrants.

Dissenting Shares

Brekford stockholders and KeyStone stockholders will be entitled to appraisal rights under the DGCL, and receive payment for the fair value of their shares of Brekford Common Stock if the Brekford Merger is completed and the dissenting stockholders follow the requirements of Section 262 of the DGCL, or the fair value of their shares of KeyStone Common Stock and/or KeyStone Preferred Stock if the KeyStone Merger is completed and the dissenting stockholders follow the requirements of Section 262 of the DGCL.

Brekford stockholders and KeyStone stockholders who desire to exercise their appraisal rights must submit a written demand for an appraisal within twenty (20) days of the mailing of this information statement/prospectus, and must continue to hold their Brekford shares or KeyStone shares, as applicable, through the Effective Time. Brekford stockholders and KeyStone stockholders must also comply with other procedures as required by Section 262 of the DGCL. Brekford stockholders and KeyStone stockholders who validly demand appraisal of their shares in accordance with the DGCL and do not withdraw their demand or otherwise forfeit their appraisal rights will not receive the merger consideration described herein. Instead, after the Effective Time, the Court of Chancery of the State of Delaware will determine the fair value of their shares exclusive of any value arising from the Brekford Merger or the KeyStone Merger, as applicable. This appraisal amount will be paid in cash and could be more than, the same as or less than the value a Brekford stockholder or a KeyStone stockholder, as applicable, would be entitled to receive under the Merger Agreement.

Procedures for Exchange of Stock Certificates; Fractional Shares

At or prior to the Effective Time, Novume shall supply to the Exchange Agent for the Mergers, in trust for the benefit of the holders of Brekford Common Stock, KeyStone Common Stock and KeyStone Preferred Stock, certificates evidencing the shares of Novume Common Stock or Novume Preferred Stock, as applicable, to be exchanged for outstanding shares of Brekford Common Stock, KeyStone Common Stock and KeyStone Preferred Stock in the Mergers, and checks representing the payment of cash in lieu of fractional shares.

Commencing immediately after the Effective Time and until the appointment of the Exchange Agent shall be terminated, each holder of a certificate or certificates theretofore representing shares of Brekford Common Stock, KeyStone Common Stock or KeyStone Preferred Stock may surrender the same to the Exchange Agent, and, after the appointment of the Exchange Agent shall be terminated, any such holder may surrender any such certificate to Novume. Such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of full shares of Novume Common Stock or Novume Preferred Stock, as applicable, into which the shares theretofore represented by the certificate or certificates so surrendered shall have been converted, and any applicable payment in lieu of fractional shares to which such holder would otherwise be entitled. All such shares of Novume Common Stock or Novume Preferred Stock, as applicable, issued in accordance with the immediately preceding sentences shall be deemed to have been issued at the Effective Time.

Unless and until any certificate theretofore representing shares of Brekford Common Stock, KeyStone Common Stock or KeyStone Preferred Stock, as applicable, is surrendered as set forth herein, no dividend or other distribution, if any, payable to the holders of record of Novume Common Stock or Novume Preferred Stock as of any date subsequent to the Effective Time shall be paid to the holder of such certificate in respect thereof. Upon the surrender of any such certificate, however, the record holder of the certificate or certificates representing shares of Novume Common Stock or Novume Preferred Stock issued in exchange therefor shall receive from the Exchange Agent or from Novume, as the case may be, payment of the amount of dividends and other distributions, if any, which as of any date subsequent to the Effective Time and until such surrender shall have become payable with respect to such number of shares of Novume Common Stock or Novume Preferred Stock (“Pre-Surrender Dividends”).

No fraction of a share of Novume Common Stock will be issued by virtue of the Mergers. Instead, each holder of Brekford Common Stock or KeyStone Common Stock who would otherwise be entitled to a fraction of a share of Novume Common Stock (after aggregating all fractional shares of Novume Common Stock to be received by such holder) will receive from Novume a cash payment for the fair market value of such fractional share at the Effective Time, as determined in good faith by the Novume Board.

Representations and Warranties

The Merger Agreement contains a number of representations and warranties made by both Brekford and KeyStone that are subject in some cases to exceptions and qualifications including exceptions that do not result in, and would not, individually or in the aggregate, reasonably be expected to have a “material adverse effect”. See also “—Definition of ‘Material Adverse Effect’” below. The representations and warranties in the Merger Agreement relate to, among other things:

•	organization and good standing;

•	subsidiaries;

•	authority to enter into and perform the Merger Agreement;

•	enforceability of the Merger Agreement;

•	capitalization;

•	absence of conflicts between the Merger Agreement the applicable party’s organizational documents, and applicable laws;

•	filing of all required SEC filings required to be filed since September 30, 2016;

•	absence of undisclosed liabilities;

•	absence of any fees or commissions due to brokers, finders or investment bankers in connection with the Mergers;

•	absence of litigation;

•	taxes;

•	financial statements and books and records;

•	title to properties;

•	absence of certain changes since September 30, 2016;

•	material contracts;

•	absence of restrictions on the applicable party’s ability to conduct its business;

•	intellectual property;

•	compliance with laws;

•	transactions with affiliates or subsidiaries;

•	employees and ERISA matters;

•	board action and required stockholder vote with regard to the adoption of the Merger Agreement and the consummation of the Mergers;

•	the accuracy of the information supplied for inclusion in the information statement/prospectus of which this information statement/prospectus is a part;

•	not being an “investment company” within the meaning of Section 368(a)(2)(F)(ii) of the Code immediately before the Effective Time; and

•	absence of a plan or intention to transfer any material assets or businesses of Brekford or KeyStone Merger Sub, or to cease the existing businesses thereof, after the Effective Time.

Brekford also makes representations and warranties relating to, among other things, environmental matters and insurance.

KeyStone, Novume and each of the Merger Subsidiaries also makes representations and warranties relating to, among other things, the activities of the Merger Subsidiaries.

The representations and warranties in the Merger Agreement do not survive after the Effective Time, with the exception of the representations of each of Brekford and KeyStone with regard to the accuracy of information supplied by each such entity for inclusion in the information statement/prospectus of which this information statement/prospectus is a part, and the absence of any fees or commissions due to brokers, finders or investment bankers in connection with the Mergers.

Definition of “Material Adverse Effect”

Many of the representations and warranties in the merger agreement are qualified by “material adverse effect.” In addition, there are separate standalone conditions to completion of the Mergers relating to the absence of any event or occurrence or circumstance that, alone or together with any one or more other events, occurrences or circumstances, has had, is having or would reasonably be expected to result in a material adverse effect on the other party.

For purposes of the Merger Agreement, “material adverse effect” means any change in or effect on the business of the referenced corporation or any of its subsidiaries that is or will be materially adverse to the business, operations (including the income statement), properties (including intangible properties), condition (financial or otherwise), assets, liabilities or regulatory status of such referenced corporation and its Subsidiaries taken as a whole, but shall not include the effects of changes that are generally applicable in (A) the United States economy or (B) the United States securities markets if, in any of (A) or (B), the effect on KeyStone or Brekford (as the case may be) and its respective Subsidiaries, taken as a whole, is not disproportionate relative to the effect on the other and its Subsidiaries, taken as a whole.

Conduct of the Business of each of Brekford and KeyStone Pending the Effective Time

Except as expressly permitted by the Merger Agreement or as expressly consented to in writing by the other, until the earlier of the termination of the Merger Agreement or the Effective Time, each of Brekford and its subsidiaries, on the one hand, and KeyStone and its subsidiaries, on the other hand, must:

•	conduct its operations according to its ordinary and usual course of business consistent with past practice; and

•	use commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees in each business function and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it.

In addition, except as otherwise expressly provided in the Merger Agreement, prior to the earlier of the termination of the Merger Agreement or Effective Time, neither Brekford nor any of its subsidiaries may, without the prior written consent of KeyStone, directly or indirectly, do any of the following, and neither KeyStone nor any of its subsidiaries may, without the prior written consent of Brekford, directly or indirectly, do any of the following:

•	issue or sell capital stock and related securities;

•	amend its charter or bylaws;

•	effect a stock split, combination or reclassification;

•	declare or pay any dividends;

•	repurchase or redeem its stock;

•	acquire or make any investment in another entity, except for investments which do not exceed $50 million for any single investment or series of related investments, or $100 million in the aggregate for all such investments in any 12-month period;

•	make material dispositions of assets;

•	incur indebtedness;

•	enter into derivative contracts;

•	adopt a plan of dissolution, merger or reorganization;

•	increase employee compensation and severance benefits;

•	make material changes in its tax or accounting policies;

•	make material capital expenditures;

•	enter into certain agreements;

•	revalue in any material respect any of its assets;

•	enter into, adopt, amend or terminate a benefit plan;

•	make payments in under any benefit plan;

•	make or revoke any tax election;

•	settle or compromise any pending suit, action or claim relating to the transactions contemplated by the Merger Agreement; or

•	pay, discharge or satisfy any claims, liabilities or obligations other than in the ordinary course of business.

Additionally, Brekford may not take any action, other than pursuant to the Merger Agreement, to cause Brekford Common Stock to cease to be quoted on the OTCQX.

No Solicitation by Brekford

The Merger Agreement provides that neither Brekford nor any of its officers, directors, employees, financial advisors or agents will, without the prior written consent of KeyStone, directly or indirectly, solicit, initiate, encourage (including by way of furnishing information) or take any other action to facilitate any inquiries or proposals which constitute or may reasonably be expected to lead to an Acquisition Proposal (defined below), engage in any discussions or negotiations relating thereto, or accept any Acquisition Proposal. This prohibition does not prevent Brekford from complying with applicable law with respect to tender or exchange offers, nor does it apply, subject to the observance of certain notice, confidentiality and other requirements, to discussions and negotiations occurring prior to stockholder approval of the Merger Agreement relating to Acquisition Proposals if the Brekford Board concludes such action is necessary in order to fulfill its fiduciary duties to the stockholders of Brekford.

As defined in the Merger Agreement, “Acquisition Proposal” means a proposal or offer for a tender or exchange offer, merger, consolidation or other business combination involving Brekford or any proposal to acquire in any manner a substantial equity interest in, or all or substantially all the assets of, Brekford.

Certain Benefits Matters

Except as otherwise set forth in the Merger Agreement, with respect to Brekford’s and KeyStone’s benefit plans under which employees’ interests are based upon either Brekford Common Stock or KeyStone Common Stock (but which interests do not constitute options), such interests will, from and after the Effective Time, be based on Novume Common Stock in accordance with the Brekford Exchange Ratio or the KeyStone Common Exchange Ratio, as the case may be.

Indemnification and Insurance

The Merger Agreement provides that, for a period of six (6) years after the Effective Time, Novume and KeyStone jointly and severally shall indemnify the directors and officers of KeyStone who hold such positions at any time during the period from the date of the Merger Agreement through the Effective Time to the fullest extent to which KeyStone is permitted to indemnify such officers and directors under its Certificate of Incorporation and Bylaws, each as amended and as currently in effect, and applicable law.

Prior to the Effective Time, Brekford will purchase a “tail” on its directors’ and officers’ liability insurance policy (“Brekford Insurance Policies”), which shall be at no less broad coverage and limits than Brekford’s currently existing Brekford Insurance Policies and which shall cover the period the Closing Date until such date as is six (6) years following the Closing Date, provided that, nothing shall prevent Novume, from and after the Closing Date, from purchasing, at its sole option and at its expense, an additional limit on the “tail” policy.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the approval and adoption of the Merger Agreement by Brekford stockholders:

•	By mutual written consent of each of KeyStone and Brekford;

•	By either KeyStone or Brekford if the Mergers shall not have been consummated on or before August 31, 2017 (the “Termination Date”); provided, however, that the right to so terminate the Merger Agreement shall not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date; and provided, further, that if on the Termination Date the conditions to the Closing shall not have been fulfilled, but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Termination Date shall be extended to a date that shall be mutually agreed by the parties;

•	By either KeyStone or Brekford if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the Parties shall use their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

•	By either KeyStone or Brekford if the other shall have breached, or failed to comply with, in any material respect any of its obligations under the Merger Agreement or any representation or warranty made by such other party shall have been incorrect in any material respect when made or shall have since ceased to be true and correct in any material respect, and such breach, failure or misrepresentation is not cured within thirty (30) days after notice thereof and such breaches, failures or misrepresentations, individually or in the aggregate and without regard to materiality qualifiers contained therein, results or would reasonably be expected to result in a Material Adverse Effect on Novume, KeyStone or Brekford;

•	By either KeyStone or Brekford upon the occurrence of a Material Adverse Effect on the other or on Novume or an event which could reasonably be expected to result in a Material Adverse Effect on the other or on Novume;

•	By either KeyStone or Brekford if the board of directors of the other or any committee of the board of directors of the other (i) shall withdraw or modify in any adverse manner its approval or recommendation of the Merger Agreement, the Mergers or any other transaction contemplated hereby, (ii) shall fail to reaffirm such approval or recommendation upon such party’s request, (iii) approve or recommend any acquisition of the other or a material portion of its assets or any tender offer for shares of its capital stock, in each case, other than by a party or an affiliate thereof, or (iv) shall resolve to take any of the actions specified in clause (i) above; or

•	By either KeyStone or Brekford if the requisite stockholder approval, as applicable, shall fail to have been obtained; provided, however, that no such termination shall be effective under circumstances in which a Termination Fee is payable by Brekford unless concurrently with such termination, such Termination Fee is paid in full by Brekford. KeyStone may terminate the Merger Agreement without incurring a Termination Fee.

Termination Fee

If (i) the Merger Agreement (A) is terminated by KeyStone due to the withdrawal of the recommendation of the Merger Agreement by the Brekford Board, or by Brekford or KeyStone because of the failure to obtain the requisite Brekford stockholders’ approval, or (B) is terminated as a result of Brekford’s material breach of its obligations with regard to Closing and to filing and distributing the registration statement of which this information statement/prospectus is a part, which breach is not cured within thirty (30) days after notice thereof to Brekford, and (ii) at the time of such termination there shall have been an Acquisition Proposal involving Brekford or any of its subsidiaries (whether or not such offer shall have been rejected or shall have been withdrawn prior to the time of such termination), Brekford shall be pay to KeyStone a termination fee of $250,000 (the “Termination Fee”). The Termination Fee shall be payable in cash at the date of termination. KeyStone may terminate the Merger Agreement without incurring a Termination Fee.

Conditions to the Mergers

The Mergers will not be completed unless customary conditions set forth in the Merger Agreement are satisfied or waived by Brekford or KeyStone. As of August 1, 2017, the effectivess of the Registration Statement, the distribution of this information statement/prospectus to Brekford’s stockholders, and the completion of the required “Blue Sky” filings were the only outstanding non-waivable conditions to the closing of the Mergers, barring the unforeseen enactment of a law or regulation that has the effect of making the consummation of the Mergers illegal.

The following chart summarizes the closing conditions and indicates which of them are waivable.

Condition	Waivable	Not Waivable	Waivable in Part
Stockholder approval shall have been obtained and be in full force and effect for all transactions contemplated by the Merger Agreement, as required under the DGCL, the DLLCA, and each party’s organizational documents		X

No federal, state or foreign law or regulation shall have been enacted that has the effect of making the Mergers illegal		X

Required third party consents of each party, if any, shall have been received	X

S-4 Registration Statement shall be effective		X

“Blue Sky” filings shall have been made, if applicable		X

Key Stockholder Agreements shall have been received and in full force and effect	X

Representations and warranties of each party shall be true and correct as of the closing date	X

Each party shall have performed or complied in all material respects with all agreements, conditions and covenants under the Merger Agreement			X (1)

Closing certificates shall have been delivered	X

KeyStone’s and Brekford’s counsel shall have delivered tax opinions, dated as of the closing of the Merger Agreement		X

Affiliate representation letters shall have been delivered	X

There shall have been no material adverse effect as to Brekford or Novume	X

Employment agreements and Proprietary Rights Agreements shall have been entered into with Mr. Hillman and Mr. Rutherford	X

The sale of no more than 81% of the Vehicle Services Business shall have closed, and Brekford shall have used the proceeds from such disposition to repay indebtedness	X

(1)	The performance of certain covenants and agreements under the Merger Agreement is not waivable. Each party’s obligations relating to (i) the preparation of the Registration Statement and the Information Statement, (ii) the distribution of the Information Statement, (iii) stockholder approval, (iv) the execution and filing of instruments and agreements with the Secretary of State of the State of Delaware as necessary to effecuate the Mergers, (v) compliance with legal requirements generally, (vi) compliance with the Securities Act and the Exchange Act specifically, are not waivable and (vii) the assumption by Novume of certain indebtedness of KeyStone by or before the Effective Time.

On February 9, 2017, the requisite board and stockholder approvals of each applicable party under the Merger Agreement have been obtained. See “Summary – The Companies – Key Stockholder Agreements”.

On February, 28, 2017, Brekford completed the sale of 80.1% of the Vehicle Services Business and used the proceeds from such disposition to repay its outstanding indebtedness. See “Information about Brekford Traffic Safety, Inc. – Sale of Assets and Investment in Global Public Safety”.

On April 18, 2017, Novume entered into employment agreements with Mr. Hillman and Mr. Rutherford. See “The Transaction—Interests of Certain Persons in the Mergers”.

On August 1, 2017 KeyStone’s and Brekford’s counsel each provided their tax opinions in the forms appended to the Registration Statement as Exhibits 8.1 and 8.2, respectively. See “The Transaction – Material U.S. Federal Income Tax Consequences of the Mergers”

Amendments and Waivers

Subject to applicable law, the Merger Agreement may be amended by the parties thereto pursuant to a writing adopted by action taken by all of the parties thereto at any time before the Effective Time; provided, however, that, after approval of the Mergers by the stockholders of Brekford or KeyStone, whichever shall occur first, no amendment may be made which would (a) alter or change the amount or kinds of consideration to be received by the holders of shares of Brekford Common Stock, KeyStone Common Stock or KeyStone Preferred Stock upon consummation of the Mergers, (b) alter or change any term of the Certificates of Incorporation of either of the surviving companies of the Brekford Merger or the KeyStone Merger, or Novume, or (c) alter or change any of the terms and conditions of the Merger Agreement if such alteration or change would adversely affect the holders of any class or series of securities of KeyStone or Brekford. The Merger Agreement may not be amended except by an instrument in writing signed by the parties thereto.

At any time before the Effective Time, any party to the Merger Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained therein or in any document delivered pursuant thereto and (c) waive compliance with any certain agreements or conditions contained therein as described above. Any agreement on the part of a party to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party.

On May 9, 2017, the parties to the Merger Agreement entered into that certain Amendment No. 1 to the Merger Agreement in order to extend the Termination Date thereunder from June 1, 2017 until July 31, 2017. On June 7, 2017, KeyStone and Brekford further agreed to amend and restate the Merger Agreement. The reasons for the amendment and restatement largely arose because of a determination that the calculations would be simpler if i) KeyStone Preferred Stock was exchanged for Novume Preferred Stock at a 1:1 exchange ratio rather than at the same ratio as KeyStone Common Stock was exchanged for Novume Common Stock, and ii) fractional shares were cashed out rather than rounded up, as previously contemplated. The changes to the Merger Agreement provided for by the amendment and restatement were designed to leave the business proposition of the Mergers, and the value of the Merger Consideration, unaffected.

On July 12, 2017, the Parties entered into the Merger Agreement in its current form, the Second Amended and Restated Agreement and Plan of Merger. The purpose of the restatement was primarily to acknowledge the conversion of KeyStone Merger Sub from a Delaware corporation to a Delaware limited liability company, to clarify which closing conditions would be considered waivable and to extend the Termination Date until August 31, 2017.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS

The following discussion is a general summary of the material federal income tax consequences of the Mergers and is based on the Internal Revenue Code of 1986, as amended (the “Code”), the final, proposed and temporary treasury regulations promulgated thereunder, administrative rulings and interpretations, and judicial decisions, in each case as in effect as of the date hereof. All of the foregoing are subject to change at any time, possibly with retroactive effect. No assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation.

This discussion addresses only those Brekford or KeyStone stockholders that hold their Brekford Common Stock or KeyStone Common Stock and/or KeyStone Preferred Stock, as applicable, as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. This discussion does not include any description of the tax laws of any state, local or non-U.S. government that may be applicable to a particular holder, does not consider any aspects of U.S. federal tax law other than income taxation and does not address all the U.S. federal income tax consequences that may be relevant to particular Brekford or KeyStone stockholders, as applicable, in light of their individual circumstances or to Brekford or KeyStone stockholders, as applicable, that are subject to special rules, such as:

•	financial institutions or financial services entities;

•	entities treated as partnerships or other pass-through entities for U.S. federal income tax purposes or holders of Brekford Common Stock or KeyStone Common Stock, as applicable, that hold their shares through entities treated as partnerships or other pass-through entities for U.S. federal income tax purposes;

•	insurance companies, banks, thrifts, and other financial institutions;

•	tax-exempt organizations;

•	qualified retirement plans;

•	individual retirement accounts;

•	brokers or dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting;

•	corporations subject to Section 7874 of the Code;

•	persons that hold Brekford Common Stock, KeyStone Common Stock and/or KeyStone Preferred Stock as part of a straddle, hedge, constructive sale or conversion transaction;

•	regulated investment companies;

•	real estate investment trusts;

•	persons whose “functional currency” is not the U.S. dollar;

•	non-U.S. Holders;

•	expatriates and certain former citizens or residents of the United States; and

•	stockholders who acquired their shares of Brekford Common Stock, KeyStone Common Stock and/or KeyStone Common Stock through the exercise of an employee stock option, the settlement of a restricted stock unit, or otherwise as compensation.

Determining the actual tax consequences of the Mergers to you may be complex. Such tax consequences will depend on your specific situation and on factors that are not within Brekford’s and KeyStone’s control. Brekford and KeyStone urge you to consult your own tax advisor concerning your particular U.S. federal, state, local and non-U.S. tax consequences of the Mergers.

Brekford has secured an opinion of Sichenzia Ross Ference Kesner LLP, counsel to Brekford in form and substance reasonably satisfactory to Brekford, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion: (A) no gain or loss should be recognized for federal income tax purposes by Novume, Brekford or Brekford Merger Sub as a result of the formation of Novume and Brekford Merger Sub or the Brekford Merger; and (B) no gain or loss should be recognized for federal income tax purposes by the stockholders of Brekford upon their exchange of Brekford Common Stock, or other Brekford securities, as applicable, solely for Novume Common Stock, or other Novume securities, as applicable, pursuant to the Brekford Merger. But gain or loss will be recognized by such stockholders on their receipt of cash, if any, in exchange for fractional shares. KeyStone has secured an opinion of Crowell & Moring LLP, counsel to KeyStone in form and substance reasonably satisfactory to KeyStone, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion: (A) no gain or loss should be recognized for federal income tax purposes by Novume, the KeyStone or KeyStone Merger Sub as a result of the formation of Novume and KeyStone Merger Sub, and the KeyStone Merger; and (B) no gain or loss should be recognized for federal income tax purposes by the stockholders of KeyStone upon their exchange of KeyStone Common Stock or KeyStone Preferred Stock, as applicable, solely for Novume Common Stock or Novume Preferred Stock, as applicable, pursuant to the KeyStone Merger.

For purposes of this discussion, the term “U.S. Holder” is used to mean a beneficial owner of Brekford Common Stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other business entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any state or any of its political subdivisions;

•	a trust that (1) is subject to the primary supervision of a court within the United States over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of that trust, or (2) validly elected to be treated as a U.S. person for U.S. federal income tax purposes; or

•	an estate the income of which is subject to U.S. federal income tax on its income regardless of its source.

The mergers of Brekford Merger Sub with and into Brekford, and of KeyStone with and into KeyStone Merger Sub, are intended to qualify as reorganizations within the meaning of Section 368(a) of the Code, and the Mergers have been structured consistently with such intent. Based on and assuming (i) the representations of Brekford and KeyStone in the Merger Agreement and (ii) that the Mergers will be completed in accordance with the Merger Agreement, the Mergers will be treated for U.S. federal income tax purposes as reorganizations within the meaning of Section 368(a) of the Code. There can be no assurance that the Mergers will be completed. It is possible that the Mergers may not qualify as reorganizations, and the tax consequences of the Mergers could differ materially from those summarized below. For a further discussion, see the section entitled “Taxable Acquisition” below.

Sichenzia Ross Ference Kesner LLP, counsel to Brekford, and Crowell & Moring LLP, counsel to Keystone, have given the opinions referenced above at the “should” level of confidence. While no opinion is a guarantee, subject to the assumptions and conditions stated therein, a “should” level opinion represents a reasonably high level of confidence (and significantly higher than a “more likely than not” level) that the positions discussed in the opinion would be sustained.

Crowell & Moring LLP’s opinion is not at a higher level of confidence because the capital structures of Keystone and Novume are complex. In particular, while the view of Crowell & Moring LLP is that the Novume Preferred Stock and the Keystone Preferred Stock should be considered nonqualified preferred stock for U.S. income tax purposes, the matter is not free from doubt, since the determination of whether an instrument is “preferred stock” is inherently fact based and depends on the extent to which stock participates in the growth of a corporation. If the Keystone Preferred Stock were to be considered “common stock” and the Novume Preferred Stock were to be considered “nonqualified preferred stock,” in each case for federal income tax purposes, the holders of Keystone Preferred Stock would recognize gain or loss on the exchange of the Keystone Preferred Stock for Novume Preferred Stock.

Sichenzia Ross Ference Kesner LLP’s opinion is not at a higher level of confidence because the February 2017 sale by Brekford of its Vehicle Services business raises a factual issue as to whether the portion of the business that was retained was “significant” within the meaning of the Regulations. If the portion of the business that was retained was not “significant”, the merger would fail the continuity-of-business test and would not be a tax-free reorganization. While the view of Sichenzia Ross Ference Kesner LLP is that the portion of the business retained was significant, the absence of a precise definition of the term “significant” in Treasury Regulations, and the lack of case law that addresses the meaning of the term under the Treasury Regulations, means that the resolution of this issue is also not free from doubt.

The following summary sets forth material U.S. federal income tax considerations for Brekford stockholders and KeyStone stockholders, and the corporate parties to the Mergers if, as planned and expected, the Mergers are completed in accordance with the Merger Agreement:

Tax Implications to holders of Brekford Common Stock. No gain or loss should be recognized for federal income tax purposes by holders of Brekford Common Stock who exchange their Brekford Common Stock for Novume Common Stock pursuant to the Brekford Merger.

If no gain or loss is recognized by the stockholders of Brekford on their exchange of Brekford Common Stock for Novume Common Stock then (i) aggregate tax basis of Novume Common Stock received as a result of the Brekford Merger will be the same as the stockholder’s aggregate tax basis in the Brekford Common Stock surrendered in the exchange and (ii) the holding period of the Novume Common Stock held by former holders of Brekford Common Stock as a result of the exchange will include the period during which such stockholders held the Brekford Common Stock exchanged.

A dissenting stockholder who perfects appraisal rights and receives cash will generally recognize gain or loss with respect to his or her shares of the Brekford Common Stock equal to the difference between the amount of cash received and his or her basis in such shares. Such gain or loss will generally be long-term capital gain or loss, provided the shares were held for more than one year before the disposition of the shares, or short-term capital gain or loss, if not. Interest, if any, awarded in an appraisal proceeding by a court would be included in such stockholder’s income as ordinary income.

If you are a non-corporate holder of Brekford Common Stock you may be subject to information reporting and backup withholding on any cash payments for perfecting appraisal rights. You will not be subject to backup withholding, however, if you:

•	furnish a correct taxpayer identification number and certify that you are not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to you following the completion of the merger; or

•	are otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules are a credit against your U.S. federal income tax liability, provided you furnish timely the required information to the IRS.

Tax Implications to holders of KeyStone Common Stock and KeyStone Preferred Stock. No gain or loss should be recognized for federal income tax purposes by holders of KeyStone Common Stock or KeyStone Preferred Stock as a result of the KeyStone Merger.

The aggregate tax basis of Novume Common Stock and/or Novume Preferred Stock received as a result of the KeyStone Merger will be the same as the shareholder’s aggregate tax basis in the KeyStone Common Stock and/or KeyStone Preferred Stock surrendered in the exchange. The holding period of the Novume Common Stock and/or Novume Preferred Stock held by former holders of KeyStone Common Stock and/or KeyStone Preferred Stock, as a result of the exchange, will include the period during which such shareholder held the KeyStone Common Stock and/or KeyStone Preferred Stock exchanged.

A dissenting stockholder who perfects appraisal rights will generally recognize gain or loss with respect to his or her shares of the KeyStone Common Stock and/or KeyStone Preferred Stock equal to the difference between the amount of cash received and his or her basis in such shares. Such gain or loss will generally be long-term capital gain or loss, provided the shares were held for more than one year before the disposition of the shares, and short-term capital gain or loss, if not.

If you are a non-corporate holder of KeyStone Common Stock and/or KeyStone Preferred Stock you may be subject to information reporting and backup withholding on any cash payments for perfecting appraisal rights. You will not be subject to backup withholding, however, if you:

•	furnish a correct taxpayer identification number and certify that you are not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to you following the completion of the merger; or

•	are otherwise exempt from backup withholding.

Tax Implications to Novume, Brekford, KeyStone, Brekford Merger Sub and KeyStone Sub. No gain or loss should be recognized for federal income tax purposes by Novume, Brekford, KeyStone, Brekford Merger Sub or KeyStone Merger Sub as a result of the formation of Novume, Brekford Merger Sub, or KeyStone Merger Sub or the Mergers.

Tax Return Reporting Requirements

If you receive Novume Common Stock as a result of the Brekford Merger or the KeyStone Merger, as applicable, you will be required to retain records pertaining to the Brekford Merger or the KeyStone Merger, as applicable, and you may be required to file with your U.S. federal income tax return for the year in which the merger takes place a statement setting forth certain facts relating to such merger as provided in Treasury Regulations Section 1.368-3(b).

Taxable Acquisition

The failure of either or both of the Mergers to qualify as a reorganization within the meaning of Section 368(a) of the Code would result in a Brekford or KeyStone stockholder, as applicable, recognizing gain or loss with respect to the shares of Brekford Common Stock, KeyStone Common Stock and/or KeyStone Preferred Stock, as applicable, surrendered by such stockholder equal to the difference between the stockholder’s basis in the shares and the fair market value, as of the effective time of the applicable Merger, of the Novume stock received in exchange for the Brekford Common Stock, the KeyStone Common Stock and/or the KeyStone Preferred Stock, as applicable. In such event, a stockholder’s aggregate basis in the Novume Common Stock so received would equal its fair market value, and such stockholder’s holding period would begin the day after the Effective Time. The gain or loss would generally be long-term capital gain or loss, if, as of the Effective Time, the applicable stockholder held the Brekford Common Stock, KeyStone Common Stock or KeyStone Preferred Stock, as applicable, for more than one year, and short-term capital gain or loss, if not. A dissenting stockholder who receives cash will be required to recognize gain or loss in the same manner as described above. The failure of the KeyStone Merger to qualify as a reorganization within the meaning of Section 368(a) would also cause KeyStone to recognize gain or loss as if it had sold all of its assets in a taxable transaction for the fair market value of the assets.

The foregoing discussion is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences of the Brekford Merger or the KeyStone Merger, or the Mergers, together. In addition, the discussion does not address tax consequences which may vary with, or are contingent on, your individual circumstances. Moreover, the discussion does not address any non-income tax or any non-U.S., state or local tax consequences of the Brekford Merger or the KeyStone Merger, or the Mergers, together. Accordingly, Brekford and KeyStone stockholders are urged to consult with their own tax advisors to determine the particular U.S. federal, state, local or foreign income or other tax consequences to them of the Mergers.

Additional Information Regarding Net Operating Loss Carryforwards

As of December 31, 2016, Brekford has approximately $7.55 million of federal and state net operating loss carryforwards available to offset future taxable income, if any, through 2034. These net operating losses begin to expire in 2028.

Upon the consummation of the Brekford Merger, Brekford’s realizable net operating loss carryforward would be significantly limited.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS OF BREKFORD

Set forth below is information regarding the beneficial ownership of Brekford Common Stock, Brekford’s only outstanding class of capital stock, as of August 1, 2017, by (i) each person whom Brekford management knows beneficially owned more than 5% of the outstanding shares of Brekford Common Stock, and (ii) all of the current directors and executive officers individually and as a group. Brekford management believes that, except as otherwise noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed. Unless otherwise indicated herein, beneficial ownership is determined in accordance with the rules of the SEC, and including voting or investment power with respect to share beneficially owned.

	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
Directors, Director Nominees and Named Executive Officers
C.B. Brechin (1)	15,989,570	34.5%
Scott Rutherford (1)	13,024,373	28.1%
Steve Ellis (2)	25,000	*
Gregg Smith (3)	60,000	*
Robert West (4)	350,800	*
Rodney Hillman	198,000	*

Directors and Executive Officers as a Group (6 persons)	29,647,743	63.9%

Notes:

*	Less than 1%.
(1)	Consists of options to purchase 49,311,265 shares of Brekford Common Stock that are exercisable within 60 days.
(2)	Consists of: (i) 1,800,978 shares of Brekford Common Stock issuable upon conversion of the outstanding principal amount; and (ii) accrued interest of a convertible promissory note, which is convertible within 60 days.
(3)	Consists of options to purchase 25,000 shares of Brekford Common Stock that are exercisable within 60 days.
(4)	Consists of options to purchase 50,000 shares of Brekford Common Stock that are exercisable within 60 days.
(5)	Consists of options to purchase 50,000 shares of Brekford Common Stock that are exercisable within 60 days.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS OF KEYSTONE

Set forth below is information regarding the beneficial ownership of KeyStone Common Stock, as of August 2, 2017, by (i) each person whom KeyStone management knows beneficially owned more than 5% of the outstanding shares of KeyStone Common Stock, and (ii) all of the current directors and executive officers individually and as a group. KeyStone management believe that, except as otherwise noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed. Unless otherwise indicated herein, beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares beneficially owned.

Name and address of beneficial owner (1)	Amount and nature of beneficial ownership (2)	Amount and nature of beneficial ownership acquirable		Percent of class (3)
Robert A. Berman	—	2,288,778	(4)	43.4%
Paul de Bary	—	25,000	(5)	*
Glenn Goord	—	25,000	(5)	*
James McCarthy	2,810,220	—		51.2%
Gregory McCarthy	273,722	—		5.0%
Richard Nathan	1,642,336	—		29.9%
Riaz Latifullah		47,500	(6)	*
Suzy Loughlin	162,698	108,466	(7)	4.8%
Harry Rhulen	162,698	108,466	(7)	4.8%
Jim Satterfield	162,698	108,466	(7)	4.8%

All directors and officers as a group (10 persons)	5,214,372	2,711,676	(4)	95.4%

*	less than 1%
(1)	The address of those listed is c/o KeyStone Solutions, Inc., 14420 Albemarle Point Place, Suite 200, Chantilly, VA, 20151.
(2)	Unless otherwise indicated, all shares are owned directly by the beneficial owner.
(3)	Based on 5,488,094 shares outstanding prior to the Mergers. Shares of KeyStone Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of August 2, 2017 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(4)	Consists of: (i) options to purchase 2,226,278 outstanding shares of KeyStone Common Stock in the aggregate from Mr. James McCarthy (1,405,110 shares) and Dr. Richard Nathan (821,168) granted by Mr. McCarthy and Dr. Nathan to Avon Road Partners, L.P. (“Avon Road”), an affiliate of Mr. Berman (the “Options”), and (ii) a warrant to purchase 62,500 shares KeyStones Common Stock from KeyStone issued to Avon Road. Mr. Berman is the general partner of Avon Road, and therefore may be deemed to share beneficial ownership with Avon Road of the shares reported herein. The shares of KeyStones Common Stock subject to the warrant are deemed outstanding for the purposes of computing the percentage ownership of the person holding such warrant, but are not deemed outstanding for the purposes of computing beneficial ownership for any other person. The 2,226,278 shares underlying the Options are already outstanding as they are held by Mr. James McCarthy and Dr. Richard Nathan and are therefore included in the beneficial ownership calculation for all persons including Mr. Berman.
(5)	Consists of options to purchase 25,000 shares of KeyStone Common Stock.
(6)	Consists of options to purchase 47,500 shares of KeyStone Common Stock that are exercisable within 60 days.
(7)	Consists of: (i) 162,698 shares of common stock, (ii) a warrant to purchase 54,233 shares of KeyStone Common Stock at a $5.00 exercise price, and (iii) a warrant to purchase 54,233 shares of KeyStone Common Stock at a $7.00 exercise price.

DESCRIPTION OF THE CAPITAL STOCK OF NOVUME

The following is a summary of the material terms of the capital stock of Novume under its Amended and Restated Certificate of Incorporation (“Novume Charter”) and Amended and Restated Bylaws (“Novume Bylaws”), which shall be in effect at the Effective Time. This summary is not complete and is qualified in its entirety by reference to the DGCL. Copies of the documents referred to in this summary may be obtained as described under “Where You Can Find More Information” on page 139 of this information statement/prospectus.

Authorized and Outstanding Capital Stock

Novume is authorized to issue 32,000,000 shares of capital stock, each with a par value of $0.0001, consisting of 30,000,000 shares of Novume Common Stock and 2,000,000 shares of preferred stock, of which 505,000 have been designated Novume Preferred Stock. There were 1,000 shares of Novume Common Stock outstanding and no shares of preferred stock outstanding as of August 1, 2017.

Notwithstanding the provisions of the DGCL, the number of authorized shares of Novume Common Stock and preferred stock may, without a series vote, be increased or decreased (but not below the number of shares then outstanding) from time to time by the affirmative vote of the holders of a majority in voting power of the outstanding capital stock of Novume entitled to vote, voting together as a single class.

Description of Novume Common Stock

Voting Rights

Each holder of shares of Novume Common Stock is entitled to attend all special and annual meetings of the stockholders of Novume Common Stock. In addition, each such holder is entitled, together with the holders of all other classes of capital stock entitled to attend special and annual stockholder meetings (subject to the provisions of any resolutions of the board of directors granting any holders of preferred stock exclusive or special voting powers with respect to any matter), to cast one vote for each outstanding share of Novume Common Stock held upon any matter, including the election of directors, which is properly considered and acted upon by the stockholders. Except as otherwise required by law, holders of Novume Common Stock, as such, are not entitled to vote on any amendment to the Novume Charter (including the certificate of designation of any series of its preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock of Novume if the holders of the affected series are entitled, either voting separately or together with the holders of one or more other affected series, to vote on such amendment under the Novume Charter (including the certificate of designation of any series of its preferred stock) or pursuant to the DGCL.

Liquidation Rights

The holders of Novume Common Stock and the holders of any class or series of stock entitled to participate with the holders of the Novume Common Stock as to the distribution of assets in the event of any liquidation, dissolution or winding-up of Novume, whether voluntary or involuntary, will become entitled to participate in the distribution of any of Novume’s assets remaining after it has paid, or provided for the payment of, all of its debts and liabilities and after Novume has paid, or set aside for payment, to the holders of any class or series of preferred stock having preference over Novume Common Stock in the event of liquidation, dissolution or winding-up, the full preferential amounts, if any, to which the holders of such class or series are entitled.

Dividends

Under the DGCL, the Novume Board may declare and pay dividends on Novume Common Stock out of surplus or current net profits, subject to the rights of issued and outstanding Novume Preferred Stock.

Novume’s ability to pay dividends on Novume Common Stock is restricted by the terms of the Novume Preferred Stock, as Novume is required to pay full cumulative dividends on Novume Preferred Stock before making any dividend payment on Novume Common Stock. In addition, Novume’s ability to pay any dividends on Novume Common Stock is subject to applicable provisions of state law and to the terms of its credit agreements.

Anti-Takeover Effects of Provisions of Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Certain anti-takeover provisions have been incorporated into the Novume, including:

•	the vote of 66 2/3 of the voting power of the corporation entitled to vote at an election of directors is required for the removal of a member of the Novume Board;

•	the vote of 66 2/3 of the voting power of the corporation entitled to vote at an election of directors is required before any Bylaw of Novume may, at any annual meeting or at any special meeting called for that purpose, be altered, amended, rescinded or repealed; and

•	the request of one or more stockholders holding shares in the aggregate entitled to cast not less than 35% of the vote at a meeting is required to call a stockholder meeting.

Description of Preferred Stock

The Novume Charter authorizes the Novume Board from time to time and without further stockholder action to provide for the issuance of shares of preferred stock in one or more series, and to fix the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations, and restrictions of each such series, including, but not limited to, dividend rights, liquidation preferences, conversion privileges and redemption rights. The Novume Board will have broad discretion with respect to the creation and issuance of preferred stock without stockholder approval, subject to any applicable rights of holders of any shares of preferred stock outstanding from time to time.

The rights and privileges of holders of Novume Common Stock may be adversely affected by the rights, privileges and preferences of holders of shares of any series of preferred stock that the Novume Board may designate and Novume may issue from time to time. Among other things, by authorizing the issuance of shares of preferred stock with particular voting, conversion or other rights, the Novume Board could adversely affect the voting power of the holders of Novume Common Stock and could discourage any attempt to effect a change in control of Novume, even if such a transaction would be beneficial to the interests of the stockholders of Novume.

Series A Cumulative Convertible Redeemable Preferred Stock of Novume

The following is a summary of certain material terms and provisions of Novume Preferred Stock. The following summary is subject to, and qualified in its entirety by, the form of Certificate of Designations of Series A Cumulative Convertible Redeemable Preferred Stock (the “Novume Preferred Stock Certificate of Designations”), which is attached hereto as Annex E. You should review a copy of the Novume Preferred Stock Certificate of Designations for a complete description of the terms and conditions applicable to the Novume Preferred Stock.

Voting Rights. The holders of Novume Preferred Stock shall not have any voting rights except as expressly set forth below or as otherwise from time to time required by law.

So long as any shares of Novume Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Novume Charter, the vote or consent of the holders of a majority of the outstanding shares of Novume Preferred Stock at the time outstanding and entitled to vote thereon shall be necessary for effecting or validating, either directly or indirectly by amendment, merger, consolidation or otherwise:

•	any amendment, alteration or repeal to the Novume Charter or the Novume Bylaws which have an adverse effect on the rights, preferences, privileges or voting powers of the Novume Preferred Stock;

•	at any time until November 8, 2018, (x) any declaration or payment of cash dividends on any of Novume Common Stock or other stock that is specifically designated as junior to the Novume Preferred Stock; (y) any purchase, redemption or other acquisition for consideration of any of Novume Common Stock or other junior stock, whether directly or indirectly; or (z) if and only if Novume is delinquent in the payment of dividends on Novume Preferred Stock, any declaration or payment of cash dividends or purchase, redemption or other acquisition for consideration of any class of securities hereafter authorized that is specifically designated as ranking pari passu with the Novume Preferred Stock, whether directly or indirectly; provided, further, however, that the consent of the holders of the Novume Preferred Stock shall not be required in connection with any repurchase of any junior stock (A) held by any employee or consultant of Novume (x) upon any termination of such employee’s or consultant’s employment or consultancy pursuant to any agreement providing for such repurchase or (y) otherwise permitted pursuant to an agreement between Novume and an employee or consultant thereof; or

•	any consummation of a binding share exchange or reclassification involving the Novume Preferred Stock, or of a merger or consolidation of Novume with another corporation or other entity, unless in each case (x) the shares of Novume Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which Novume is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, in each case, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and (y) such shares of Novume Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Novume Preferred Stock immediately prior to such consummation, taken as a whole; provided, further, that no vote by the holders of Novume Preferred Stock under the foregoing shall be required to the extent a plan of merger, binding share exchange or similar event otherwise provides that the holders of Novume Preferred Stock would receive an amount of cash in such merger, share exchange or similar event equal to the liquidation preference as of the consummation of such merger, share exchange or similar event.

Dividends. The Novume Preferred Stock is entitled to quarterly dividends of $0.175 (7% per annum) per share.

Conversion Rights. At any time after November 8, 2019, each holder of the Novume Preferred Stock will have the right to convert each share of Novume Preferred Stock into such number of fully paid and nonassessable shares of Novume Common Stock as is determined by dividing (i) the sum of (x) $10.00 (the “Series A Original Issue Price” (as adjusted pursuant hereto for stock splits, stock dividends, reclassifications and the like)) plus (y) the amount of any accrued but unpaid dividends on such Shares being converted, if any, whether or not declared, to and including the date immediately prior to such date of conversion, by (ii) the conversion price (the “Conversion Price”) applicable to such share of Novume Preferred Stock, in effect on the date the certificate is surrendered for conversion. The number of shares of Common Stock into which each Share is convertible, after taking into account any such adjustments, is hereinafter referred to as the “Conversion Ratio.” The an Conversion Price shall be (a)(i) $7.22, from November 8, 2019 to November 7, 2020 or (ii) $7.74, from and after November 8, 2020.

The Novume Preferred Stock will automatically be converted at the then effective conversion price (i) except as provided below, immediately prior to the closing of Novume’s sale of its common stock in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), (A) which results in aggregate cash proceeds to Novume of not less than $30,000,000 (net of underwriting discounts and commissions), (B) is made at an offering price per share of at least the then applicable conversion price (as adjusted) and (C) following such offering, the Novume Common Stock is listed for trading on a national securities exchange, and (ii) on the date specified by written consent or agreement of the holders of at least 66 2/3% of the then outstanding shares of Novume Preferred Stock (a “Qualified IPO”). If the closing of a Qualified IPO occurs prior to November 8, 2019, the Conversion Price per share shall be (i) $5.68 per share from November 8, 2016 to November 7, 2017; (ii) $6.19 per share from November 8, 2017 to November 7, 2018; and (iii) $6.71 per share from November 8, 2018 to November 7, 2019.

Redemption by Novume. At any time from and after November 8, 2019, Novume may, upon thirty (30) days’ notice, redeem all or any portion of the then outstanding shares of Novume Preferred Stock for cash at a redemption price per share (the “Final Redemption Price”) equal to the sum of (i) the corresponding redemption price below (the “Base Redemption Price”) plus (ii) the amount of any accrued but unpaid dividends on such Shares being redeemed, if any, whether or not declared, to and including the date immediately prior to such date of redemption. The Base Redemption Price shall be (a)(i) $14.00, from November 8, 2019 to November 7, 2020 or (ii) $15.00, from and after November 8, 2020.

Redemption by Holder. At any time after November 8, 2021, each holder of the Novume Preferred Stock will have the right to require Novume to redeem all, but not less than all, of such holder’s Novume Preferred Stock for a redemption price of $15.00 per share plus the amount of any accrued but unpaid dividends thereof, if any, whether or not declared, to and including the date immediately prior to such date of redemption.

Liquidation Rights. In the event of a “Liquidation Event” (as defined below), the holders of Novume Preferred Stock are entitled to be paid out of the assets of Novume available for distribution to stockholders an amount equal to $10.00 per share plus the amount of any accrued but unpaid dividends thereof, if any, whether or not declared, to and including such date of liquidation. “Liquidation Event” shall mean a liquidation, dissolution or winding up of Novume in a single transaction or series of transactions. The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of Novume shall not be deemed a Liquidation Event, nor shall the merger, consolidation or any other business combination transaction of Novume into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with Novume be deemed to be a Liquidation Event.

COMPARISON OF STOCKHOLDER RIGHTS

At the Effective Time, the shareholders of Brekford and the stockholders of KeyStone will become stockholders of Novume, and their rights will be governed by the DGCL and the Novume Charter and Novume Bylaws as in effect at the Effective Time. The following are summaries of certain differences between (i) the rights of Brekford shareholders and Novume stockholders, and (ii) the rights of KeyStone stockholders and Novume stockholders.

The following discussions are not intended to be complete and are qualified by reference to the DGCL, the Novume Charter and Novume Bylaws, the certificate of incorporation and bylaws of Brekford (the “Brekford Charter” and the “Brekford Bylaws”, respectively), the certificate of incorporation and Certificate of Designations of Series A Cumulative Convertible Redeemable

Preferred Stock (together with the certificate of incorporation, the “KeyStone Charter”) and the bylaws of KeyStone (“KeyStone Bylaws”), as appropriate. Copies of the Novume Charter, in substantially the form to be adopted prior to the Effective Time, and the Novume Bylaws are attached to this information statement/prospectus as Annex D and Annex F, respectively.

Since Novume, Brekford and KeyStone are organized under the laws of the State of Delaware, and the charter and bylaws of Novume, Brekford and KeyStone are similar, there are not many significant differences between the rights of holders of Novume Common Stock, holders of Brekford Common Stock and holders of KeyStone Common Stock other than as described below with respect to notices of stockholder proposals. The provisions of the Novume Charter and Novume Bylaws, however, have incorporated certain anti-takeover provisions as more fully described below.

Authorized Capital Stock; Authority to Issue Capital Stock

Novume

Novume’s authorized capital stock will consist of 32,000,000 shares, of which 30,000,000 shares are Novume Common Stock, par value $0.0001 per share, and 2,000,000 shares are preferred stock, par value $0.0001 per share, of which 505,000 shares are designated Novume Preferred Stock.

As of August 1, 2017, there are 1,000 shares of Novume Common Stock outstanding and no share of preferred stock outstanding.

Brekford

Prior to the Effective Time, Brekford’s authorized capital stock consists of 170,000,000 shares, of which 150,000,000 shares are common stock, par value $0.0001 per share, and 20,000,000 shares are preferred stock, par value $0.0001 per share.

As of August 1, 2017, 49,311,265 shares of Brekford Common Stock were outstanding and no shares of Brekford preferred stock were outstanding.

KeyStone

Prior to the Effective Time, KeyStone’s authorized capital stock consists of 32,500,000 shares, of which 25,000,000 shares are common stock, par value $0.0001 per share, and 7,500,000 shares are preferred stock, par value $0.0001 per share, 505,000 shares of which have been designated Series A Cumulative Convertible Redeemable Preferred Stock.

As of August 1, 2017, 5,488,094 shares of KeyStone Common Stock were outstanding and 502,327 shares of KeyStone Preferred Stock were outstanding.

Dividends and Other Distributions

Novume

Under the DGCL, the Novume Board may declare and pay dividends on Novume Common Stock out of surplus or current net profits, subject to the rights of issued and outstanding Novume Preferred Stock.

Novume Preferred Stock is entitled to quarterly cash dividends of $0.175 (7% per annum) per share. Novume anticipates paying the quarterly cash dividends through existing assets and cash flow.

Novume’s ability to pay dividends on Novume Common Stock is restricted by the terms of the Novume Preferred Stock, as Novume is required to pay full cumulative dividends on Novume Preferred Stock before making any dividend payment on Novume Common Stock. In addition, Novume’s ability to pay any dividends on Novume Common Stock is subject to applicable provisions of state law and to the terms of its credit agreements.

Brekford

Under the DGCL, the Brekford Board may declare and pay dividends on Brekford Common Stock out of surplus or current net profits. During the time that any series of preferred stock of Brekford is outstanding, such preferred stock is not entitled to receive dividends, except as declared, and at such rates per share, as may be specified by the Brekford Board. In addition, Brekford’s ability to pay any dividends on Brekford Common Stock is subject to applicable provisions of state law and to the terms of its credit agreements.

KeyStone

Prior to the Effective Time, the KeyStone Preferred Stock is entitled to quarterly cash dividends of $0.175 (7% per annum) per share. On April 7, 2017, KeyStone issued cash dividends of $75,695 to shareholders of record as of March 30, 2017. KeyStone anticipates continuing to pay the quarterly cash dividends through existing assets and cash flow.

KeyStone’s ability to pay dividends on KeyStone Common Stock is restricted by the terms of the KeyStone Preferred Stock, as KeyStone is required to pay full cumulative dividends on the KeyStone Preferred Stock before making any dividend payment on KeyStone Common Stock. In addition, KeyStone’s ability to pay any dividends on KeyStone Common Stock is subject to applicable provisions of state law and to the terms of its credit agreements.

Voting Rights

Novume

Each holder of Novume Common Stock shall be entitled to one vote for each share of Novume Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that except as otherwise required by law, holders of Novume Common Stock shall not be entitled to vote on any amendment to the Novume Charter (including any Certificate of Designations relating to any series of the preferred stock of Novume) that relates solely to the terms of one or more outstanding series of the preferred stock of Novume if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Novume Charter or the DGCL. There shall be no cumulative voting.

Except with respect to certain material changes in the terms of the Novume Preferred Stock and certain other matters and except as may be required by the DGCL, holders of Novume Preferred Stock will have no voting rights unless and until such Novume Preferred Stock is converted into Novume Common Stock.

Brekford

Prior to the Effective Time, each share of Brekford Common Stock is entitled to one vote on each matter submitted to a vote of the stockholders of Brekford. Generally, the Brekford Common Stock has the exclusive right to vote for the election of directors and for all other purposes, and holders of the preferred stock of Brekford and shall not be entitled to receive notice of any meeting of stockholders at which they were entitled to vote.

KeyStone

Each holder of KeyStone Common Stock shall be entitled to one vote for each share of KeyStone Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that except as otherwise required by law, holders of KeyStone Common Stock shall not be entitled to vote on any amendment to the KeyStone Charter (including any Certificate of Designations relating to any series of the preferred stock of KeyStone) that relates solely to the terms of one or more outstanding series of the preferred stock of KeyStone if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the KeyStone Charter or the DGCL. There shall be no cumulative voting.

Except with respect to certain material changes in the terms of the KeyStone Preferred Stock and certain other matters and except as may be required by the DGCL, holders of KeyStone Preferred Stock will have no voting rights unless and until such KeyStone Preferred Stock is converted into Novume Common Stock.

Size and Composition of the Board of Directors

Novume

The size of the Novume Board is determined by resolution of the Novume Board, provided, that, the size of the Novume Board is initially at least three (3) members. The directors hold office until the next annual meeting or until such director’s successor has been elected and qualified.

Brekford

Prior to the Effective Time, the size of the Brekford Board is determined by resolution of the Brekford Board. The Brekford Board currently is composed of four members. The directors hold office until the next annual meeting or until such director’s successor has been elected and qualified, or until his or her earlier death, resignation or removal.

KeyStone

Prior to the Effective Time, the size of the KeyStone Board is determined by resolution of the KeyStone Board. The KeyStone Board currently is composed of six members. The directors hold office until the next annual meeting or until such director’s successor has been elected and qualified.

Removal of Directors

Novume

Members of the Novume Board may be removed with cause only by 66 2/3 of the voting power of Novume entitled to vote at an election of directors.

Brekford

Prior to the Effective Time, members of the Brekford Board may be removed with or without cause by a majority of the voting power of the corporation entitled to vote at an election of directors.

KeyStone

Prior to the Effective Time, members of the KeyStone Board may be removed with or without cause by a majority of the voting power of the corporation entitled to vote at an election of directors.

Vacancies on the Board

Novume

Subject to the rights of the holders of any series of preferred stock of Novume then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Novume Board resulting from death, resignation, retirement, removal from office or other cause shall, unless otherwise required by law or by resolution of the Novume Board, be filled by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall serve for a term expiring at the next annual meeting of stockholders or until such director’s successor shall have been duly elected.

Brekford

Prior to the Effective Time, vacancies on the Brekford Board may be filled by a majority of the remaining directors (excluding any director elected by any class or series of the preferred stock of Brekford), although less than a quorum, or by a plurality of votes cast in the election of directors at a meeting of the stockholders.

KeyStone

Prior to the Effective Time, subject to the rights of the holders of any series of preferred stock of KeyStone then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the KeyStone Board resulting from death, resignation, retirement, removal from office or other cause shall, unless otherwise required by law or by resolution of the KeyStone Board, be filled by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall serve for a term expiring at the next annual meeting of stockholders or until such director’s successor shall have been duly elected.

Appraisal Rights

Novume

The Novume Charter and Novume Bylaws do not provide for appraisal rights. The DGCL provides for appraisal rights only in the case of a merger or consolidation of a corporation where the petitioning stockholder does not consent to the transaction. No appraisal rights are available where the corporation is to be the surviving corporation and a vote of its stockholders is not required under the DGCL (except for a short form merger pursuant to Section 253 of the DGCL).

Brekford

Prior to the Effective Time, the Brekford Charter and Brekford Bylaws do not provide for appraisal rights. Brekford stockholders will be entitled to appraisal rights under the DGCL, and receive payment for the fair value of their shares of Brekford Common Stock if the Brekford Merger is completed and the dissenting stockholders follow the requirements of Section 262 of the DGCL.

Brekford stockholders who desire to exercise their appraisal rights must submit a written demand for an appraisal within twenty (20) days of the mailing of this information statement/prospectus, and must continue to hold their Brekford shares through the Effective Time. Brekford stockholders must also comply with other procedures as required by Section 262 of the DGCL. Brekford stockholders who validly demand appraisal of their shares in accordance with the DGCL and do not withdraw their demand or otherwise forfeit their appraisal rights will not receive the merger consideration described herein. Instead, after completion of the Brekford Merger, the Court of Chancery of the State of Delaware will determine the fair value of their shares exclusive of any value arising from the Brekford Merger. This appraisal amount will be paid in cash and could be more than, the same as or less than the value a Brekford stockholder would be entitled to receive under the Merger Agreement.

A copy of Section 262 of the DGCL is included as Annex B to this information statement/prospectus

KeyStone

Prior to the Effective Time, the KeyStone Charter and KeyStone Bylaws do not provide for appraisal rights. The provisions of the DGCL with respect to appraisal rights, as described above, apply to KeyStone.

Amendments to Charter or Bylaws

Novume

Under the DGCL, unless a greater vote is required by the Novume Charter, an amendment to the Novume Charter requires the approval of the Novume Board and the approval of the holders of a majority of the outstanding Novume Comman Stock entitled to vote on the amendment, and the holders of a majority of each other class of stock entitled to vote as a class on such amendment. The Novume Charter does not require a greater than majority vote. Any Bylaw of Novume may be altered, amended, rescinded or repealed in accordance with the terms thereof by the holders of 66 2/3 of the shares of capital stock of Novume entitled to vote thereon at any annual meeting or at any special meeting called for that purpose, or by the majority vote of the directors on the Novume Board present at a meeting called for that purpose.

Brekford

Under the DGCL, unless a greater vote is required by the Brekford Charter, an amendment to the Brekford Charter requires the approval of the Brekford Board and the approval of the holders of a majority of the outstanding Brekford Common Stock entitled to vote on the amendment and the holders of a majority of the outstanding stock of each class entitled to vote as a class on such amendment. The Brekford Charter does not require a greater than majority vote.

The Brekford Bylaws provide that the Brekford Bylaws may be altered or amended or new bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent of the voting power of all of the then-outstanding shares of the capital stock of Brekford entitled to vote. The Brekford Board also has the power to adopt, amend, or repeal the Brekford Bylaws by the majority vote of the whole board.

KeyStone

Under the DGCL, unless a greater vote is required by the KeyStone Charter, an amendment to the KeyStone Charter requires the approval of the KeyStone Board and the approval of the holders of a majority of the outstanding KeyStone Common Stock entitled to vote on the amendment and the holders of a majority of the outstanding stock of each class entitled to vote as a class on such amendment. The KeyStone Charter does not require a greater than majority vote.

Prior to the Effective Time, the KeyStone Bylaws may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that no bylaw may be adopted, amended or released by the stockholders except by a vote or written consent of at least a majority of the voting power of KeyStone. KeyStone may, in the KeyStone Charter, confer the power to adopt, amend or repeal bylaws upon the KeyStone Board. The fact that such power has been so conferred shall not divest the stockholders of the power, nor limit their power, to adopt, amend or repeal bylaws.

Stockholder Meetings

Novume

The Novume Bylaws provide that annual stockholder meetings are held on a date to be determined by the Brekford Board. The Novume Bylaws provide that special meetings of stockholders may be called at any time by the Novume Board pursuant to a resolution adopted by a majority of the whole board of Directors, the Chairman of the KeyStone Board, the President or by one or more stockholders holding shares in the aggregate entitled to cast not less than 35% of the vote at that meeting. The “whole board” refers to the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships.

Brekford

Prior to the Effective Time, the Brekford Bylaws provide that annual stockholder meetings are held on a date to be determined by the Brekford Board. The Brekford Bylaws provide that special meetings of stockholders may be called the chairman of the board of directors, if any, or the board of directors pursuant to a resolution adopted by a majority of the whole board of directors or by a committee of the Brekford Board duly authorized to call such meetings. The “whole board” refers to the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships.

KeyStone

Prior to the Effective Time, the KeyStone Bylaws provide that annual stockholder meetings are held on a date to be determined by the KeyStone Board. The KeyStone Bylaws provide that special meetings of stockholders may be called at any time by the KeyStone Board pursuant to a resolution adopted by a majority of the whole board of Directors, the Chairman of the KeyStone Board, the President or by one or more stockholders holding shares in the aggregate entitled to cast not less than 20% of the vote at that meeting. The “whole board” refers to the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships.

Notice of Stockholder Actions

Novume

The Novume Bylaws provide that notice of the place, if any, date and time of all meetings of stockholders, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law or the Novume Charter. Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of Novume. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic mail or other electronic transmission, in the manner provided in Section 232 of the DGCL.

Only such business shall be conducted at an annual meeting of stockholders as shall have been properly brought before the meeting. For business to be properly brought before the meeting, it must be: (i) authorized by the Novume Board and specified in the notice, or a supplemental notice, of the meeting, (ii) otherwise brought before the meeting by or at the direction of the Novume Board or the chairman of the meeting, or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice thereof to the Secretary of Brekford, delivered or mailed to and received at the principal executive offices of Brekford not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days from the anniversary date of the preceding year’s annual meeting date, written notice by a stockholder in order to be timely must be received not later than the close of business on the tenth day following the day on which the first public disclosure of the date of the annual meeting was made. A stockholder’s notice to the Secretary shall set forth as to each item of business the stockholder proposes to bring before the meeting: (1) a description of such item and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on Novume’s records, of the stockholder proposing such business, (3) a representation that the stockholder is a holder of record of shares of stock of Novume entitled to vote with respect to such business and intends to appear in person or by proxy at the meeting to move the consideration of such business, (4) the class and number of shares of stock of Novume which are beneficially owned by the stockholder, and (5) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business. No business shall be conducted at any annual meeting except in accordance with these procedures.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity with the Novume Bylaws. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Brekford

Prior to the Effective Time, only such business shall be conducted at an annual meeting of stockholders as shall have been properly brought before the meeting. For business to be properly brought before the meeting, it must be: (i) authorized by the Brekford Board and specified in the notice, or a supplemental notice, of the meeting, (ii) otherwise brought before the meeting by or at the direction of the Brekford Board or the chairman of the meeting, or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice thereof to the Secretary of Brekford, delivered or mailed to and received at the principal executive offices of Brekford not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days from the anniversary date of the preceding year’s annual meeting date, written notice by a stockholder in order to be timely must be received not later than the close of business on the tenth day following the day on which the first public disclosure of the date of the annual meeting was made. A stockholder’s notice to the Secretary shall set forth as to each item of business the stockholder proposes to bring before the meeting: (1) a description of such item and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on Brekford’s records, of the stockholder proposing such business, (3) a representation that the stockholder is a holder of record of shares of stock of Brekford entitled to vote with respect to such business and intends to appear in person or by proxy at the meeting to move the consideration of such business, (4) the class and number of shares of stock of Brekford which are beneficially owned by the stockholder , and (5) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business. No business shall be conducted at any annual meeting except in accordance with these procedures.

KeyStone

Prior to the Effective Time, if a special meeting is called by any stockholder or group of stockholders, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or delivered by first-class mail to the Secretary of the KeyStone. No business shall be transacted at such special meeting other than as specified in such notice. Upon receiving such notice, the Secretary shall cause notice to be given to the stockholders, in accordance with the KeyStone Bylaws, that a meeting will be held at the time requested by the stockholder or stockholders calling the special meeting. Such notice shall be sent not less than 35 or more than 60 days after the receipt of the request.

Nominations of persons for election to the KeyStone Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to KeyStone’s notice of meeting (i) by or at the direction of the KeyStone Board or (ii) by any stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in the KeyStone Bylaws. Nominations by stockholders of persons for election to the KeyStone Board may be made at such a special meeting of stockholders if the stockholder’s notice has been delivered to the Secretary at the principal executive offices of KeyStone not later than the close of business on the later of the 30th day before such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the KeyStone Board be elected at such meeting.

Notice of the place, if any, date and time of all meetings of stockholders, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law or the KeyStone Charter. Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of KeyStone. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic mail or other electronic transmission, in the manner provided in Section 232 of the DGCL. An affidavit of the secretary or an assistant secretary or of the transfer agent of KeyStone that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Stockholder Action by Written Consent

Novume

The Novume Bylaws provide that any action required to be taken at any annual or special meeting of stockholders of Novume, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is (i) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (ii) delivered to Novume in accordance with Section 228(a) of the DGCL.

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days after the date the earliest dated consent is delivered to Novume, a written consent or consents signed by a sufficient number of holders to take action are delivered to Novume in the manner prescribed in the Novume Bylaws. An electronic mail or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for purposes of this Section to the extent permitted by law. Any such consent shall be delivered in accordance with Section 228(d)(1) of the DGCL.

Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing (including by electronic mail or other electronic transmission as permitted by law). If the action which is consented to is such as would have required the filing of a certificate under any section of the DGCL if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the DGCL.

Brekford

The Brekford Charter and the Brekford Bylaws are silent on action by the stockholders taken by written consent. Accordingly, prior to the Effective Time, stockholders of Brekford may take actions without a meeting in accordance with the DGCL. Section 228(a) of the DGCL provides that, unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in this State, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days after the date the earliest dated consent is delivered to Brekford, a written consent or consents signed by a sufficient number of holders to take action are delivered to Brekford in the manner prescribed in the DGCL. An electronic mail or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated to the extent permitted by law. Any such consent shall be delivered in accordance with Section 228(d)(1) of the DGCL.

KeyStone

Prior to the Effective Time, the KeyStone Bylaws contain the same provision as the Novume Bylaws.

Indemnification of Directors and Officers

Novume

The DGCL provides that a corporation may indemnify its officers, directors, employees and agents against liabilities and expenses incurred in proceedings if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe that the person’s conduct was unlawful. The DGCL further provides that no indemnification is available in respect of a claim as to which the person has been adjudged to be liable to the corporation, unless and only to the extent that a court determines that in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses that the court deems proper. Under the DGCL, a Delaware corporation must indemnify its present or former directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.

The Novume Bylaws provide that Novume will indemnify and advance expenses to, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of Novume or, while a director or an officer of Novume, is or was serving at the request of Novume as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person. Novume will not be obligated to indemnify such person in connection with a proceeding commenced by such person unless Novume’s board of directors has authorized the commencement of such a proceeding.

Brekford

The Brekford Bylaws provide that Brekford will indemnify and advance expenses to, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of Brekford or, while a director or an officer of Brekford, is or was serving at the request of Brekford as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person. Brekford will not be obligated to indemnify such person in connection with a proceeding commenced by such person unless Brekford’s board of directors has authorized the commencement of such a proceeding.

KeyStone

The provisions of the DGCL with respect to indemnification of directors and officers, as described above, apply to KeyStone.

The KeyStone Bylaws provide that KeyStone will indemnify its directors and executive officers to the fullest extent not prohibited by the DGCL or any other applicable law.

Personal Liability of Directors, Stockholders and Officers

Novume

As permitted by the DGCL, the Novume Charter includes a provision eliminating the liability of a director to the corporation or its stockholders for monetary damages for a breach of the director’s fiduciary duties, except liability for any breach of the director’s duty of loyalty to the corporation’s stockholders, for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, under Section 174 of the DGCL (which deals generally with unlawful payments of dividends, stock repurchases and redemptions), and for any transaction from which the director derived an improper personal benefit.

Brekford

The provisions of the DGCL with respect to limitation on director liability, as described above, apply to Brekford.

KeyStone

The provisions of the DGCL with respect to limitation on director liability, as described above, apply to KeyStone.

Stockholder Agreements

Novume

Novume has no agreements or arrangements with any of its stockholders with respect to the transfer of its common stock.

Brekford

Brekford has no agreements or arrangements with any of its stockholders with respect to the transfer of its common stock.

KeyStone

On March 16, 2016, Robert Berman, Avon Road, James McCarthy, Richard Nathan, Gregory McCarthy and Kevin Berrigan entered into a stockholders’ agreement (the “Stockholders’ Agreement”). The Merger Agreement provides that the Stockholders’ Agreement is going to be terminated prior to the Effective Time.

Restrictions on Transfer

Novume

The Novume Charter and Novume Bylaws do not provide for restrictions on transfers of shares of Novume Common Stock or Novume Preferred Stock.

Brekford

The Brekford Charter and Brekford Bylaws do not provide for restrictions on transfers of shares of Brekford Common Stock.

KeyStone

The KeyStone Charter and KeyStone Bylaws do not provide for restrictions on transfers of shares of KeyStone Common Stock or KeyStone Preferred Stock.

Dissolution

Novume

Under Section 275 of the DGCL, a corporation may be dissolved upon the adoption of a resolution to that effect by a majority of the board, and the approval of a majority of the outstanding stock entitled to vote.

The Novume Charter and the Novume Bylaws do not provide a procedure or voting requirements for the dissolution of the corporation. The provisions of the DGCL relating to corporate dissolution, described above, apply to Novume.

Brekford

The Brekford Charter and Brekford Bylaws do not provide a procedure or voting requirements for the dissolution of the corporation.

Brekford’s amended and restated certificate of incorporation does not provide for the dissolution of the corporation. The provisions of the DGCL relating to corporate dissolution, described above, apply to Brekford.

KeyStone

The KeyStone Charter and the KeyStone Bylaws do not provide a procedure or voting requirements for the dissolution of the corporation. The provisions of the DGCL relating to corporate dissolution, described above, apply to KeyStone.

LEGAL MATTERS

Crowell & Moring LLP, counsel to KeyStone and Novume, will issue a legal opinion concerning the validity of the Novume Common Stock offered by this information statement/prospectus and the federal income tax consequences of the KeyStone Merger. Sichenzia Ross Ference Kesner LLP has acted as counsel to Brekford.

EXPERTS

The consolidated financial statements of Brekford as of December 31, 2016 and December 31, 2015, and for each of the two years in the period ended December 31, 2015, included elsewhere in this information statement/prospectus have been so included in reliance on the reports of independent registered public accounting firms, BD & Company, Inc. (“BD & Company”) during fiscal 2016 and Stegman & Company during fiscal year 2015, given on the authority of said firms as experts in auditing and accounting.

BD & Company, independent registered public accounting firm, has audited the consolidated financial statements of KeyStone Solutions, Inc. and Subsidiaries as of and for each of the years ended December 31, 2016 and 2015, as set forth in their report. Novume has included the consolidated financial statements of KeyStone Solutions, Inc. and Subsidiaries in this information statement/prospectus and elsewhere in this information statement/prospectus in reliance on BD & Company’s report, given on their authority as experts in accounting and auditing.

BD & Company, independent auditors, has audited the combined financial statements of Firestorm Solutions as of and for the years ended December 31, 2016 and 2015, as set forth in their report. Novume has included the combined financial statements of Firestorm Solutions in this information statement/prospectus and elsewhere in this information statement/prospectus in reliance on BD & Company’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Brekford is a public company and files annual, quarterly and current reports, proxy statements and other information with the SEC. KeyStone is a private company and has completed an offering described in an offering statement on Form 1-A and the offering circular appended thereto. You may read and copy any document Brekford files and any KeyStone files at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, like Brekford, who file electronically with the SEC. The address of the site is http://www.sec.gov.

In addition, Brekford maintains a website that contains information, including copies of reports, proxy statements and other information it files with the SEC. The address of Brekford’s website is www.brekford.com. Information contained on Brekford’s website or that can be accessed through Brekford’s website does not constitute a part of this information statement/prospectus.

Novume filed a registration statement on Form S-4 to register with the SEC Novume Common Stock, Novume Preferred Stock, Novume Warrants and Novume Warrants to be issued to Brekford stockholders and KeyStone stockholders in the Mergers. This information statement/prospectus is a part of that registration statement and constitutes a prospectus of Novume in addition to being an information statement of Brekford. As allowed by SEC rules, this information statement/prospectus does not contain all the information you can find in Novume’s registration statement or the exhibits to the registration statement.

Brekford has supplied all information in this information statement/prospectus relating to Brekford, KeyStone has supplied all the information in this information statement/prospectus relating to KeyStone, and Novume has supplied all information in this information statement/prospectus relating to Novume.

You should rely only on the information contained in this information statement/prospectus. No other person or entity has been authorized to provide you with information that is different from the information contained in this information statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document is unlawful, or if you are a person to whom it is unlawful to direct this type of activity, then the offer presented in this document does not extend to you. This information statement/prospectus is dated August 4, 2017. You should not assume that the information contained in this information statement/prospectus is accurate as of any date other than that date. Neither the mailing of this information statement/prospectus to Brekford stockholders nor the issuance of Novume securities in the Mergers creates any implication to the contrary.

KEYSTONE SOLUTIONS, INC. AND SUBSIDIARIES

KeyStone Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

	March 31, 2017	December 31, 2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,155,886	$2,788,587
Accounts receivable	2,864,823	1,997,831
Other current assets	98,796	81,011

Total current assets	6,119,505	4,867,429

PROPERTY AND EQUIPMENT:
Furniture and fixtures	137,784	137,784
Office equipment	499,935	463,937
Leasehold improvements	33,259	33,259

	670,978	634,980
Less: accumulated depreciation	(553,385)	(515,911)

Net property and equipment	117,593	119,069

Goodwill	2,498,737	—
OTHER ASSETS
Deferred offering and financing costs	11,498	236,963
Deferred tax assets, net	538,783	219,982
Deposits	47,333	39,282

Total other assets	597,614	496,227

Total Assets	$9,333,449	$5,482,725

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$1,075,879	$577,268
Accrued expenses and other current liabilities	700,289	575,203
Deferred rent, current portion	14,940	—

Total current liabilities	1,791,108	1,152,471

LONG-TERM LIABILITIES
Note payable	1,367,783	457,289
Deferred rent	42,675	56,709

Total Long-term liabilities	1,410,458	513,998

Total Liabilities	3,201,566	1,666,469

Series A Cumulative Convertible Redeemable Preferred stock, $0.0001 par value, 505,000 and 500,000 shares authorized, 502,327 and 301,570 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	3,845,477	2,269,602

STOCKHOLDERS’ EQUITY
Common stock, $0.0001 par value, 25,000,000 and 25,000,000 shares authorized, 5,488,094 and 5,000,000 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	549	500
Preferred stock, $0.0001 par value, 7,500,000 and 7,500,000 shares authorized, 505,000 and 500,000 shares designated as of March 31, 2017 and December 31, 2016, respectively	—	—
Additional paid-in capital	3,330,978	1,976,549
(Accumulated deficit) retained earnings	(1,045,121)	(430,395)

Total Stockholders’ Equity	2,286,406	1,546,654

Total Liabilities and Stockholders’ Equity	$9,333,449	$5,482,725

The accompanying notes are an integral part of these condensed consolidated financial statements.

KeyStone Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
	2017	2016
REVENUE	$3,470,553	$3,432,766
Cost of revenue	1,850,059	1,972,308

Gross profit	1,620,494	1,460,458
OPERATING EXPENSES
Selling, general, and administrative expenses	2,500,446	1,299,708

(Loss) income from operations	(879,952)	160,750

OTHER INCOME
Interest expense	(28,800)	(1,815)
Other income	45,634	45,634

Total other income	16,834	43,819

(Loss) income before taxes	(863,118)	204,568
Benefit from income taxes	318,801	—

Net (loss) income	$(544,317)	$204,568

(Loss) earnings per common share—basic	$(0.11)	$0.23

(Loss) earnings per common share—diluted	$(0.11)	$0.23

Weighted average shares outstanding
Basic	5,081,349	890,015

Diluted	5,081,349	901,126

The accompanying notes are an integral part of these condensed consolidated financial statements.

KeyStone Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Changes in Stockholders’ Equity

	Shares of Common Stock	Common Stock	Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Total Stockholders’ Equity
Balance as of December 31, 2016	5,000,000	$500	$1,976,549	$(430,395)	$1,546,654
Net common stock issued in acquisition	488,094	49	976,237	—	976,286
Stock-based compensation	—	—	83,001	—	83,001
Issuance of warrants	—	—	295,191	—	295,191
Preferred stock dividends	—	—	—	(70,409)	(70,409)
Net loss	—	—	—	(544,317)	(544,317)

Balance as of March 31, 2017	5,488,094	$549	$3,330,978	$(1,045,121)	$2,286,406

The accompanying notes are an integral part of these condensed consolidated financial statements.

KeyStone Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

	Three Months ended March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(544,317)	$204,568
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	37,474	89,190
Bad debt expense	24,000	—
Deferred taxes	(318,801)	—
Share-based compensation	83,001	—
Amortization of deferred financing costs	3,087	(201,164)
Deferred rent	(17,995)	(49,130)
Warrant expense	67,491	—
Changes in operating assets and liabilities
Accounts receivable	(778,750)	(1,111,939)
Deposits	(8,051)	—
Prepaid expenses and other current liabilities	6,378	(22,141)
Accounts payable	459,088	464,377
Accrued expenses and other current liabilities	97,641	99,858
Deferred revenue	(20,176)	—

Net cash used in operating activities	(909,930)	(526,381)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(35,998)	(25,957)

Net cash used in investing activities	(35,998)	(25,957)

CASH FLOWS FROM FINANCING ACTIVITIES
Stockholders’ distributions	—	(125,615)
Proceeds from note payable	—	500,000
Acquisition of Firestorm – net of cash acquired	(417,704)	—
Net proceeds from issuance of preferred stock	1,801,340	—
Payment of preferred dividends	(70,409)	—

Net cash provided by financing activities	1,313,227	374,385

Net increase (decrease) in cash and cash equivalents	367,299	(177,953)
Cash and cash equivalents at beginning of period	2,788,587	567,866

Cash and cash equivalents at end of period	$3,155,886	$389,913

The accompanying notes are an integral part of these condensed consolidated financial statements.

KeyStone Solutions, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

March 31, 2017 and 2016

NOTE 1 – NATURE OF OPERATIONS AND RECAPITALIZATION

Nature of Operations

KeyStone Solutions, Inc. (the “Company” or “KeyStone”) was formed in March 2016 as a holding company for its wholly-owned subsidiary AOC Key Solutions, Inc. (“KSI” or “Predecessor”). KSI provides consulting and technical support services to assist clients seeking U.S. Federal government contracts in the technology, telecommunications, defense, and aerospace industries. Both the Company and KSI are headquartered in Chantilly, Virginia and have an office in New Orleans, Louisiana. On January 25, 2017, KeyStone acquired Firestorm (See Note 2), a nationally recognized leader in crisis management, crisis communications, emergency response, and business continuity, including workplace violence prevention, cyber-breach response, communicable illness/pandemic planning, predictive intelligence, and other emergency, crisis and disaster preparedness initiatives. Firestorm is headquartered in Roswell, Georgia.

Recapitalization

On March 15, 2016, the stockholders of KSI formed KeyStone as a holding company with the same proportionate ownership percentage as KSI. On that same date KSI entered into a merger agreement (the “Merger Agreement”) with KeyStone and KCS Merger Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of KeyStone with no activity. Pursuant to the Merger Agreement, on March 15, 2016, Merger Sub was merged with and into KSI, and thus KSI became a wholly-owned subsidiary of KeyStone. To complete the merger, the stockholders exchanged 100% of the outstanding common stock of KSI for newly issued common stock of KeyStone, representing 100% of the outstanding common stock. This effectively transferred 100% of the voting equity interest and control of KSI to KeyStone. The undistributed earnings totaling $1,192,844 of KSI as of that date were considered a capital contribution to KeyStone and were therefore reclassified to additional paid-in capital. The operations of KSI did not change, nor have any assets or operations transferred to either KeyStone or Merger Sub. The merger transaction resulted in no gain or loss to either entity. The stockholders’ proportionate ownership of KeyStone remains the same as it was for KSI. KeyStone accounted for the merger transaction as a recapitalization in the accompanying consolidated financial statements.

The table below provides the unaudited consolidated condensed statement of operations for AOC Key Solutions, Inc. (predecessor) and KeyStone Solutions, Inc. (successor), respectively, for the periods of January 1, 2016 through March 14, 2016 and March 15, 2016 through March 31, 2016, and how these interim periods total to the unaudited consolidated condensed statement of operations for the three months ended March 31, 2016.

AOC Key Solutions, Inc. (Predecessor) and KeyStone Solutions, Inc. (Successor)

Consolidated Condensed Statement of Operations (Unaudited)

	January 1, 2016 through March 14, 2016 (Predecessor) Unaudited	March 15, 2016 through March 31, 2016 (Successor) Unaudited	Three Months Ended March 31, 2016
REVENUE	$2,800,250	$632,516	$3,432,766
Cost of revenue	1,541,542	430,766	1,972,308

Gross Profit	1,258,708	201,750	1,460,458
OPERATING EXPENSES
Selling, general, and administrative expenses	830,505	469,203	1,299,708

Income from operations	428,203	(267,453)	160,750
OTHER (EXPENSES) INCOME
Interest expense	—	(1,815)	(1,815)
Other income (expense)	—	45,633	45,633

Total other income	—	43,818	43,818
Net income (loss) before taxes	428,203	(223,635)	204,568

Total provision for income taxes	—	—	—

Net income (loss)	$428,203	$(223,635)	$204,568

NOTE 2 – ACQUISITION

Firestorm Acquisition

On January 25, 2017 (the “Closing Date”), KeyStone acquired Firestorm Solutions, LLC and Firestorm Franchising, LLC (collectively, the “Firestorm Entities” or “Firestorm”).

Membership Interest Purchase Agreement

Pursuant to the terms of the Membership Interest Purchase Agreement (the “MIPA”), by and among KeyStone, each of the Firestorm Entities, each of the Members of the Firestorm Entities, and a newly created acquisition subsidiary of KeyStone, Firestorm Holdings, LLC, a Delaware limited liability company (“Firestorm Holdings”), KeyStone has acquired all of the membership interests in each of the Firestorm Entities for the following consideration:

•	$500,000 in cash in the aggregate paid by KeyStone as of the Closing Date to the three principals (Harry W. Rhulen, Suzanne Loughlin, and James W. Satterfield, collectively the “Firestorm Principals”) of the Firestorm. Of that aggregate amount $250,000 was paid to Mr. Satterfield, and $125,000 was paid to each of Mr. Rhulen and Ms. Loughlin;

•	$1,000,000 in the aggregate in the form of four unsecured, subordinated promissory notes issued by KeyStone payable over five years after the Closing Date, to all the members (consisting of the Firestorm Principals and Lancer Financial Group, Inc. (“Lancer”)) of the Firestorm Entities. The principal amount of the note payable to Lancer is $500,000 (the “Lancer Note”). The principal amount of the note payable to Mr. Rhulen is $166,666.66. The principal amount of the notes payable to each of Mr. Satterfield and Ms. Loughlin is $166,666.67. (The notes payable to Mr. Rhulen, Ms. Loughlin and Mr. Satterfield are individually referred to herein as a “Firestorm Principal Note” and collectively, as the “Firestorm Principal Notes”). The Firestorm Principal Notes are payable at an interest rate of 2% and the Lancer Note is payable at an interest rate of 7%. $907,407 was recorded to notes payable to reflect the net fair value of the notes issued due to the difference in interest rates. The Lancer Note also has a capped subordination of $7,000,000, subject to the consent of Lancer;

•	Each of the Firestorm Principals were issued 162,698 shares of the common stock, par value $0.0001 per share, of KeyStone (“KeyStone Common Shares”), for an aggregate issuance of 488,094 KeyStone Common Shares;

•	Each of the Firestorm Principals received warrants to purchase 54,233 KeyStone Common Shares, exercisable over a period of five years after the Closing Date, at an exercise price of $5.00 per share; and

•	Each of the Firestorm Principals received warrants to purchase 54,233 KeyStone Common Shares, exercisable over a period of five years after the Closing Date, at an exercise price of $7.00 per share.

As the Firestorm acquisition has recently been completed, the Company is currently in the process of completing the purchase price allocation. As a result, the purchase price allocation for Firestorm will be included in the Company’s consolidated financial statements in future periods in 2017. The table below shows the preliminary analysis related to the Firestorm acquisition:

Cash paid	$500,000
Notes payable issued	907,407
Common stock issued	976,286
Warrants issued, $5	125,411
Warrants issued, $7	102,289

Total consideration	2,611,393
Less cash received	(82,296)
Less other assets	(136,406)
Plus liabilities asssumed	106,046

Net goodwill recorded	$2,498,737

The initial determination of the fair value of the assets acquired and liabilities assumed, which includes approximately $2.5 million of goodwill, is based on a preliminary valuation and the estimates and assumptions for these items are subject to change as we obtain additional information during the measurement period. Subsequent changes to the purchase price or other fair value adjustments determined during the measurement period will be recorded as an adjustment to goodwill and possibly intangibles. Goodwill is not deductible for tax purposes.

The following unaudited pro-forma combined financial information gives effect to the acquisition of Firestorm as if it was consummated January 1, 2016. This unaudited pro-forma financial information is presented for information purposes only, and is not intended to present actual results that would have been attained had the acquisition been completed as of January 1, 2016 (the beginning of the earliest period presented) or to project potential operating results as of any future date or for any future periods.

	For the three months ended March 31,
	2017	2016
Revenues	$3,507,313	$3,620,881
Net income (loss)	$(529,372)	$164,163
Basic earnings (loss) per share	$(0.12)	$0.04
Diluted earnings (loss) per share	$(0.12)	$0.03

In connection with the MIPA, KeyStone has also entered into employment agreements with three of the founders of the Firestorm Entities as set forth below.

Harry W. Rhulen Employment Agreement

The Rhulen Employment Agreement provides that upon the Closing Date his employment agreement will become effective for an initial five-year term as President of KeyStone Solutions, Inc. His base salary will be $275,000 per annum, and he will be eligible for a bonus as determined by the KeyStone’s compensation committee. Mr. Rhulen will also be eligible to receive all such other benefits as are provided by the KeyStone to other management employees that are consistent with the KeyStone’s fringe benefits available to any other officer or executive of the KeyStone. Mr. Rhulen has been granted options to purchase 80,000 KeyStone Common Shares, which shall begin vesting on the one year anniversary of the Closing Date and continue vesting monthly over the following two years, at an exercise price of $3.00 per share.

Suzanne Loughlin Employment Agreement

The Loughlin Employment Agreement provides that upon the Closing Date her employment agreement will become effective for an initial five-year term as General Counsel and Chief Administrative Officer of KeyStone Solutions, Inc. Her base salary will be $225,000 per annum, and she will be eligible for a bonus as determined by the KeyStone’s compensation committee. Ms. Loughlin will also be eligible to receive all such other benefits as are provided by the KeyStone to other management employees that are consistent with the KeyStone’s fringe benefits available to any other officer or executive of the KeyStone. Ms. Loughlin has been granted options to purchase 80,000 KeyStone Common Shares, which shall begin vesting on the one year anniversary of the Closing Date and continue vesting monthly over the following two years, at an exercise price of $3.00 per share.

James W. Satterfield Employment Agreement

The Satterfield Employment Agreement provides that upon the Closing Date his employment agreement will become effective for an initial five-year term as President and Chief Executive Officer of each of the Firestorm Entities. His base salary will be $225,000 per annum, and he will be eligible for a bonus as determined by the KeyStone’s compensation committee. Mr. Satterfield will also be eligible to receive all such other benefits as are provided by the KeyStone to other management employees that are consistent with the KeyStone’s fringe benefits available to any other officer or executive of the KeyStone or its subsidiaries. Mr. Satterfield has been granted options to purchase 50,000 KeyStone Common Shares, which shall begin vesting on the one year anniversary of the Closing Date and continue vesting monthly over the following two years, at an exercise price of $3.00 per share, in connection with the Acquisition.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of KeyStone, the parent company, and its wholly-owned subsidiaries AOC Key Solutions, Inc., Novume Media, Inc., Chantilly Petroleum, LLC, Firestorm Solutions, LLC and Firestorm Franchising, LLC.

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and in accordance with the accounting rules under Regulation S-X, as promulgated by the Securities and Exchange Commission (“SEC”). All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash Equivalents

KeyStone considers all highly liquid debt instruments purchased with the maturity of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are customer obligations due under normal trade terms. The Company provides its services primarily to clients seeking U.S. Federal government contracts in the technology, communications, defense and aerospace industries. The Company performs continuing credit evaluations of its clients’ financial condition, and the Company generally does not require collateral.

Management reviews accounts receivable to determine if any receivables will potentially be uncollectible. Factors considered in the determination include, among other factors, number of days an invoice is past due, client historical trends, available credit ratings information, other financial data and the overall economic environment. Collection agencies may also be utilized if management so determines.

The Company records an allowance for doubtful accounts based on specifically identified amounts that are believed to be uncollectible. The Company also considers recording as an additional allowance a certain percentage of aged accounts receivable, based on historical experience and the Company’s assessment of the general financial conditions affecting its customer base. If actual collection experience changes, revisions to the allowance may be required. After all reasonable attempts to collect an account receivable have failed, the amount of the receivable is written off against the allowance. Based on the information available, the Company established an allowance for doubtful accounts of $24,000 at March 31, 2017 and determined that an allowance was not required at December 31, 2016.

Property and Equipment

The cost of furniture and fixtures and office equipment is depreciated over the useful lives of the related assets. Leasehold improvements are amortized over the shorter of their estimated useful lives or the terms of the lease. Depreciation and amortization is recorded on the straight-line basis.

The range of estimated useful lives used for computing depreciation are as follows:

Furniture and fixtures	5 -10 years
Office equipment	3 - 5 years
Leasehold improvements	10 years

Depreciation and amortization expense for the three months ended March 31, 2017 and 2016 was $12,294 and $21,851, respectively.

Revenue Recognition

The Company recognizes revenues for the provision of services when persuasive evidence of an arrangement exists, services have been rendered or delivery has occurred, the fee is fixed or determinable and the collectability of the related revenue is reasonably assured. The Company principally derives revenues from fees for services generated on a project-by-project basis. Revenues for time-and-materials contracts are recognized based on the number of hours worked by the employees or consultants at an agreed-upon rate per hour set forth in the Company’s standard rate sheet or as written from time to time in the Company’s contracts or purchase orders. Revenues related to firm-fixed-price contracts are primarily recognized upon completion of the project as these projects are typically short-term in nature. Revenue from the sale of individual franchises is recognized when the contract is signed and collectability is assured, unless the franchisee is required to perform certain training before operations commence. The franchisor has no obligation to the franchisee relating to store development and the franchisee is considered operational at the time the franchise agreement is signed or when required training is completed, if applicable. Royalties from individual franchises are earned based upon the terms in the franchising agreement which are generally the greater of $1,000 or 8% of the franchisee’s monthly gross sales.

Advertising

The Company expenses all non direct-response advertising costs as incurred. Such costs were not material for the three months ended March 31, 2017 and 2016.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual amounts may differ from these estimates. On an on-going basis, the Company evaluates its estimates, including those related to collectability of accounts receivable, fair value of debt and equity instruments and income taxes. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not apparent from other sources. Actual results may differ from those estimates under different assumptions or conditions.

Income Taxes

Through March 15, 2016, KSI elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, KSI did not pay U.S. Federal corporate income taxes, and in most instances state income tax, on its taxable income. Instead, the KSI stockholders were liable for individual income taxes on their respective shares of KSI’s net income. KSI effectively revoked its S Corporation election upon the March 15, 2016 merger with the KeyStone. Both KSI and KeyStone are currently subject to corporate income taxes.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company’s evaluation as of March 31, 2017 revealed no uncertain tax positions that would have a material impact on the consolidated financial statements. The 2013 through 2015 tax years remain subject to examination by the IRS and various states. Management does not believe that any reasonably possible changes will occur within the next twelve months that will have a material impact on the consolidated financial statements.

Equity-Based Compensation

The Company recognizes equity-based compensation based on the grant-date fair value of the award on a straight-line basis over the requisite service period, net of estimated forfeitures. Total equity-based compensation expense included in selling, general and administrative expenses in the accompanying consolidated statements of operations for the three months ended March 31, 2017 and 2016 was $83,001 and $0, respectively.

The Company estimates the fair value of stock options using the Black-Scholes option-pricing model. The use of the Black-Scholes option-pricing model requires the use of subjective assumptions, including the fair value and projected volatility of the underlying common stock and the expected term of the award.

The fair value of each option granted has been estimated as of the date of the grant using the Black-Scholes option pricing model with the following assumptions during the three months ended March 31, 2017:

Three months ended March 31, 2107
Risk-free interest rate	1.89% - 1.99%
Expected term	5 – 6 years
Volatility	70%
Dividend yield	0%
Estimated annual forfeiture rate at time of grant	0% - 30%

Risk-Free Interest Rate – The yield on actively traded non-inflation indexed U.S. Treasury notes with the same maturity as the expected term of the underlying grants was used as the average risk-free interest rate.

Expected Term – The expected term of options granted was determined based on management’s expectations of the options granted which are expected to remain outstanding.

Expected Volatility – As the Company is a private entity, there is not a substantive share price history to calculate volatility and, as such, the Company has elected to use the calculated value method.

Dividend Yield – The Black-Scholes option pricing model requires an expected dividend yield as an input. The Company has not issued regular dividends in the past nor does the Company expect to issue dividends in the future.

Forfeiture Rate – This is the estimated percentage of equity grants that are expected to be forfeited or cancelled on an annual basis before becoming fully vested. The Company estimates the forfeiture rate based on past turnover data, level of employee receiving the equity grant, and vesting terms, and revises the rate if subsequent information indicates that the actual number of instruments that will vest is likely to differ from the estimate. The cumulative effect on current and prior periods of a change in the estimated number of awards likely to vest is recognized in compensation cost in the period of the change.

Fair Value of Financial Instruments

The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, accounts receivable and accounts payable approximate fair value as of March 31, 2017 and 2016 because of the relatively short-term maturity of these financial instruments. The carrying amount reported for long-term debt approximates fair value as of March 31, 2017, given management’s evaluation of the instrument’s current rate compared to market rates of interest and other factors.

The determination of fair value is based upon the fair value framework established by Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures (“ASC 820”). Fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. ASC 820 also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect our assumptions about the factors market participants would use in valuing the asset or liability. The guidance establishes three levels of inputs that may be used to measure fair value:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurements. Changes in the observability of valuation inputs may result in a reclassification of levels for certain securities within the fair value hierarchy. The Company has concluded that its Series A Preferred Stock is a Level 3 financial instrument and that the fair value approximates the carrying value due to the proximity of the date of the sale of the Series A Preferred Stock to independent third-parties as compared to March 31, 2017. There were no changes in levels during the three months ended March 31, 2017 and the Company did not have any financial instruments prior to 2016.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, and accounts receivable. Concentrations of credit risk with respect to accounts receivable are minimal due to the collection history and due to the nature of the Company’s client base. The Company limits its credit risk with respect to cash by maintaining cash balances with high quality financial institutions. At times, the Company’s cash may exceed U.S. Federally insured limits and as of March 31, 2017 and December 31, 2016, the Company had $2,905,886 and $2,538,587, respectively, of cash and cash equivalents on deposit that exceeded the federally insured limit.

Earnings per Share

Basic earnings per share, or EPS, is computed using the weighted average number of common shares outstanding during the period. Diluted EPS is computed using the weighted average number of common and potentially dilutive securities outstanding during the period except for periods of net loss for which no potentially dilutive securities are included because their effect would be anti-dilutive. Potentially dilutive securities consist of common stock issuable upon exercise of stock options or warrants using the treasury stock method. Potentially dilutive securities issuable upon conversion of the Series A Preferred Stock are calculated using the if-converted method.

The Company calculates basic and diluted earnings per common share using the two-class method. Under the two-class method, net earnings are allocated to each class of common stock and participating security as if all of the net earnings for the period had been distributed. Participating securities consist of Series A Preferred Stock and warrants that contain a nonforfeitable right to receive dividends and therefore are considered to participate in undistributed earnings with common stockholders.

Going Concern Assessment

Beginning with the year ended December 31, 2016 and all annual and interim periods thereafter, management will assess going concern uncertainty in the Company’s consolidated financial statements to determine there is sufficient cash on hand and working capital, including available borrowings on loans, to operate for a period of at least one year from the date the consolidated financial statements are issued or available to be issued, which is referred to as the “look-forward period”, as defined in U.S. GAAP. As part of this assessment, based on conditions that are known and reasonably knowable to management, management will consider various scenarios, forecasts, projections, estimates and will make certain key assumptions, including the timing and nature of projected cash expenditures or programs, and its ability to delay or curtail expenditures or programs, if necessary, among other factors. Based on this assessment, as necessary or applicable, management makes certain assumptions around implementing curtailments or delays in the nature and timing of programs and expenditures to the extent it deems probable those implementations can be achieved and management has the proper authority to execute them within the look-forward period. Management’s assessment determined the Company is a going concern.

New Accounting Pronouncements

Recently Issued Accounting Pronouncements

Not Yet Adopted

In February 2016, the FASB issued ASU 2016-02, Leases. This ASU is a comprehensive new leases standard that amends various aspects of existing guidance for leases and requires additional disclosures about leasing arrangements. It will require companies to recognize lease assets and lease liabilities by lessees for those leases classified as operating leases under previous U.S. GAAP. Topic 842 retains a distinction between finance leases and operating leases. The classification criteria for distinguishing between finance leases and operating leases are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in the previous leases guidance. The ASU is effective for annual periods beginning after December 15, 2018, including interim periods within those fiscal years; earlier adoption is permitted. In the financial statements in which the ASU is first applied, leases shall be measured and recognized at the beginning of the earliest comparative period presented with an adjustment to equity. Practical expedients are available for election as a package and if applied consistently to all leases. The Company is currently evaluating the impact of the adoption of this guidance on its consolidated financial condition, results of operations and cash flows.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, as a new Topic, ASC Topic 606, which supersedes existing accounting standards for revenue recognition and creates a single framework. Additional updates to Topic 606 issued by the FASB in 2015 and 2016 include the following:

•	ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which defers the effective date of the new guidance such that the new provisions will now be required for fiscal years, and interim periods within those years, beginning after December 15, 2017.

•	ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations, which clarifies the implementation guidance on principal versus agent considerations (reporting revenue gross versus net).

•	ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, which clarifies the implementation guidance on identifying performance obligations and classifying licensing arrangements.

•	ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients, which clarifies the implementation guidance in a number of other areas.

The underlying principle is to use a five-step analysis of transactions to recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. The standard permits the use of either a retrospective or modified retrospective application. The Company is currently in the process of completing its assessment of any significant contract and assessing the impact the adoption of the new revenue standard will have on its consolidated financial statements and related disclosures. Thus far the Company does not believe the adoption of this standards update will have a material effect on its consolidated financial statements and related disclosures. However, the Company will continue its evaluation of the standards update through the date of adoption. The standard update, as amended, will be effective for annual periods beginning after December 15, 2017.

There are currently no other accounting standards that have been issued but not yet adopted that will have a significant impact on the Company’s financial position, results of operations or cash flows upon adoption.

Recently Adopted

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes. ASU 2015-17 is aimed at reducing complexity in accounting standards. Currently, GAAP requires the deferred taxes for each jurisdiction to be presented as a net current asset or liability and net noncurrent asset or liability. This requires a jurisdiction-by-jurisdiction analysis based on the classification of the assets and liabilities to which the underlying temporary differences relate, or, in the case of loss or credit carryforwards, based on the period in which the attribute is expected to be realized. Any valuation allowance is then required to be allocated on a pro rata basis, by jurisdiction, between current and noncurrent deferred tax assets. To simplify presentation, the new guidance requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the balance sheet. As a result, each jurisdiction will now only have one net noncurrent deferred tax asset or liability. The guidance does not change the existing requirement that only permits offsetting within a jurisdiction; companies are still prohibited from offsetting deferred tax liabilities from one jurisdiction against deferred tax assets of another jurisdiction. The new guidance is effective in fiscal years beginning after December 15, 2016, including interim periods within those years, with early adoption permitted. The Company early adopted and applied the new standard retrospectively to the prior period presented in the consolidated balance sheets and it did not have a material impact.

In April 2015, the FASB issued ASU 2015-03, Interest – Imputation of Interest: Simplifying the Presentation of Debt Issuance Costs (ASU 2015-03). The update requires that deferred debt issuance costs be reported as a reduction to long-term debt (previously reported in other noncurrent assets). The Company adopted ASU 2015-03 in 2016 and for all retrospective periods, as required, and the impact of the adoption was not material to the consolidated financial statements

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements – Going Concern, which requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued and provides guidance on determining when and how to disclose going concern uncertainties in the financial statements. Certain disclosures will be required if conditions give rise to substantial doubt about an entity’s ability to continue as a going concern. This accounting standard update applies to all entities and was effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter, with early adoption permitted. The Company adopted this standard during fiscal year 2016.

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) ASU 2016-09, Improvements to Employee Share-Based Payment Accounting. The standard reduces complexity in several aspects of the accounting for employee share-based compensation, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The ASU is effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years, with early adoption permitted. The Company adopted this ASU and believes that it will have minimal impact on its consolidated financial statements and related disclosures.

The Company does not believe that any recently issued accounting standards, in addition to those referenced above, would have a material effect on its consolidated financial statements.

NOTE 4 — SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Supplemental disclosures of cash flow information for the periods ended March 31, 2017 and 2016 was as follows:

	For the Three Months Ended March 31,
	2017	2016
Cash paid for interest	$18,750	$—

Cash paid for taxes	$—	$—

Warrants issued in connection with note payable	$—	$58,520

Warrants issued in connection with issuance of Series A Preferred Stock	$67,491	$—

Business Combinations:
Current assets	$136,406	$—

Goodwill	$2,498,737	$—

Assumed liabilities	$(66,968)	$—

Deferred revenue	$(22,493)	$—

Other non-current liabilities	$(16,584)	$—

Issuance of common stock	$(1,203,986)	$(1,192,844)

Notes payable	$(907,407)	$—

Dividends on the Series A Preferred Stock totaling $5,286 were approved and declared in 2016.

NOTE 5 — DEBT

Line of Credit

AOC Key Solutions was a party to a business loan agreement (the “2015 Loan Agreement”) with Sandy Spring Bank (the “Lender”) dated as of September 25, 2015. The primary credit facility was an asset-based revolving line of credit up to $1,000,000 which was due to mature on September 30, 2016. To secure its obligations under the 2015 Loan Agreement, AOC Key Solutions had granted to the Lender a security interest in its accounts receivable. The Lender was required to advance funds to AOC Key Solutions up to the lesser of (1) $1,000,000 or (2) eighty percent (80%) of the aggregate amount of all of AOC Key Solutions’ accounts receivable aged

90-days or less which contained selling terms and conditions acceptable to the Lender. AOC Key Solutions’ obligations under the 2015 Loan Agreement were guaranteed by James McCarthy, Chairman of the Board of AOC Key Solutions, and his wife. AOC Key Solutions did not draw any funds from this credit facility in 2015. Pursuant to First Amendment to Business Loan Agreement (Asset Based), dated May 9, 2016, the Lender had waived the restrictions in the 2015 Loan Agreement on AOC Key Solutions’ ability to make dividends to the Company. There was no outstanding balance on the 2015 Loan Agreement at March 31, 2016.

On August 11, 2016, KeyStone entered into Loan and Security Agreement (the “2016 Line of Credit”) with Sandy Spring Bank that replaces the 2015 Loan Agreement with KSI. The 2016 Line of Credit is comprised of: 1) an asset-based revolving line of credit up to $1,000,000 for short-term working capital needs and general corporate purposes which is due to mature on July 31, 2017, bears interest at the Wall Street Journal Prime Rate, floating, plus 0.50% and is secured by a first lien on all of KeyStone’s business assets; and 2) an optional term loan of $100,000 which must be drawn by July 31, 2017, which is for permanent working capital, bears interest at the Wall Street Journal Prime Rate, floating, plus 0.75%, requires monthly payments of principal plus interest to fully amortize the loan over four (4) years, is secured by a first lien on all of KeyStone’s business assets, cross-collateralized and cross-defaulted with the revolving line of credit, and matures on February 15, 2019. The 2016 Line of Credit does not require any personal guarantees.

The borrowing base for the 2016 Line of Credit is up to the lesser of (1) $1,000,000 or (2) eighty percent (80%) of the aggregate amount of all of KeyStone’s eligible accounts receivable as defined by Sandy Spring Bank. The borrowing base for the $100,000 term loan is fully reserved under the borrowing base for the revolving line of credit. The 2016 Line of Credit has periodic reporting requirements, balance sheet and profitability covenants, as well as affirmative and negative operational and ownership covenants. KeyStone was in compliance with all 2016 Line of Credit covenents at December 31, 2016. There was no outstanding balance on the 2016 Line of Credit at March 31, 2017.

Long-Term Debt

On March 16, 2016, KeyStone entered into a Subordinated Note and Warrant Purchase Agreement (the “Note Purchase Agreement”) pursuant to which KeyStone agreed to issue up to $1,000,000 in subordinated debt and warrants to purchase up to 125,000 shares of KeyStone’s common stock (“Subordinated Note Warrants”). The exercise price for the Subordinated Note Warrants is equal to $2.00 per share of common stock. As of December 31, 2016, subordinated notes with a face amount of $500,000 and Subordinated Note Warrants to purchase 62,500 shares of KeyStone’s common stock have been issued pursuant to the Note Purchase Agreement to Avon Road Partners, L.P. (“Avon Road”), an affiliate of Robert Berman, KeyStone’s CEO and a member of KeyStone’s Board of Directors. The warrant has an expiration date of March 16, 2019 and qualified for equity accounting as the warrant did not fall within the scope of ASC Topic 480, Distinguishing Liabilities from Equity. The fair value was determined to be $58,520 and is recorded as a debt discount and additional paid-in capital in the accompanying consolidated balance sheet as of December 31, 2016. The debt discount will be amortized as interest expense on a straight-line basis, which approximates the effective interest method, through the maturity date of the note payable.

The note is subordinated to the KeyStone’s current financing facility with Sandy Spring Bank and any successor financing facility. Simple interest accrues on the unpaid principal of the note at a rate equal to the lower of (a) 9% per annum, or (b) the highest rate permitted by applicable law. Interest is payable monthly. The note matures on March 16, 2019. KeyStone was in compliance with the terms of the Avon Road note payable at December 31, 2016.

NOTE 6 — INCOME TAXES

The Company accounts for income taxes in accordance with ASC Topic 740. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect with the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. In determining the need for a valuation allowance, management reviews both positive and negative evidence pursuant to the requirements of ASC Topic 740, including current and historical results of operations, future income projections and the overall prospects of the Company’s business.

The benefit from income taxes for the three months ended March 31, 2017 consists of the following:

Deferred:
Federal	$(285,243)
State	(33,558)

Benefit from income taxes	$(318,801)

The components of deferred income tax assets and liabilities are as follows at March 31, 2017:

Deferred tax assets:
Amortizable start-up costs	$111,340
Accrued bonuses	52,345
Net operating loss carryforward	413,329

$577,014

Deferred tax liabilities:
Fixed assets	(38,231)

Total deferred tax assets, net	$538,783

The difference between the income tax provision computed at the U.S. Federal statutory rate and the actual tax benefit is accounted for as follows for the three months ended March 31, 2017:

U.S. statutory federal rate	34.0%
(Decrease) increase in taxes resulting from:
State income tax rate, net of U.S. Federal benefit	4.0%
Net effect of the permanent items	(1.1)%

Effective tax rate	36.9%

The Company files income tax returns in the United States and in various state and foreign jurisdictions. No U.S. Federal, state or foreign income tax audits were in process as of March 31, 2017.

As more fully disclosed in Note 2, through March 15, 2016, KSI elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, KSI did not pay federal corporate income taxes, and in most instances state income tax, on its taxable income. Thus, for the year ended December 31, 2015, KSI did not have any provision for income taxes.

There was no valuation allowance for deferred tax assets at March 31, 2017, as management believes that the deferred tax assets will be realized through future operations. At March 31, 2017, KeyStone had net operating loss carryforwards of approximately $1,088,000 which begin to expire in 2036.

For the three months ended March 31, 2017 and 2016, KeyStone did not record any interest or penalties related to unrecognized tax benefits. It is the Company’s policy to record interest and penalties related to unrecognized tax benefits as part of income tax expense.

NOTE 7 — STOCKHOLDERS’ EQUITY

Common Stock

As of March 31, 2017 and December 31, 2017, the authorized, issued and outstanding common shares of KeyStone were 5,488,094 and 5,000,000, respectively.

As described in more detail in Note 1, on March 15, 2016, the stockholders of KSI formed KeyStone as a holding company with the same proportionate ownership percentage as KSI. Pursuant to the Merger Agreement, the stockholders exchanged 100% of the outstanding common stock of KSI for 5,000,000 shares newly issued KeyStone common stock, representing 100% of the outstanding common stock. The formation of KeyStone provided for 25,000,000 authorized shares of KeyStone $.0001 par value common stock. As of December 31, 2016, 5,000,000 shares of KeyStone common stock were issued and outstanding.

In January 2017, the Company issued 488,094 shares of KeyStone common stock as consideration as part of its acquisition of Firestorm.

Series A Cumulative Convertible Redeemable Preferred Stock

The formation of KeyStone provided for 7,500,000 shares of $.0001 par value KeyStone Series A Cumulative Convertible Redeemable Preferred Stock (the “Series A Preferred Stock”).

In November 2016, KeyStone commenced its Reg A Offering (the “Offering”) of up to 3,000,000 Units. Each Unit consisted of one share of Series A Preferred Stock and a warrant to purchase 0.25 shares of the KeyStone’s common stock at an exercise price of $2 per share. The Series A Preferred Stock holders are entitled to quarterly dividends of 7.0% per annum per share.

The Series A Preferred Stock holder has a put right to convert each share into common stock at an initial conversion price and a specified price which increases annually based on the passage of time beginning in November 2019. The Series A Preferred Stock holder also has put right after 60 months from the issuance date to redeem any or all of the Preferred Stock at a redemption price of $15 per share plus any accrued but unpaid dividends. KeyStone has a call right after 36 months from the issuance date to redeem all of the Series A Preferred Stock at a redemption price which increases annually based on the passage of time beginning in November 2019. The Series A Preferred Stock contains an automatic conversion feature based on a qualified initial public offering in excess of $30,000,000 or a written agreement by at least two-thirds of the Series A Preferred Stock holders at an initial conversion price and a specified price which increases annually based on the passage of time beginning in November 2016. Based on the terms of the Series A Preferred Stock, the Company concluded that the Series A Preferred Stock should be classified as temporary equity in the accompanying consolidated balance sheet as of March 31, 2017.

The Units were sold at $10 per Unit in minimum investment amounts of $5,000. There were three closings related to the sales of the Units. The gross proceeds, which KeyStone deemed to be fair value, from the first closing on December 23, 2016 totaled $3,015,700 with the issuance of 301,570 preferred shares and 301,570 warrants. On January 23, 2017, KeyStone completed its second closing of the Offering for the sale of 119,757 Units with KeyStone receiving aggregate gross proceeds of $1,197,570.

On March 20, 2017, KeyStone increased the total number of designated shares of the Series A Preferred Stock from 500,000 to 505,000 shares.

On March 21, 2017, KeyStone completed its third and final closing of the Offering. The third and final sale of 81,000 Units with KeyStone receiving aggregate gross proceeds of $810,000.

The aggregate total sold in the Offering through and including the third and final closing was 502,327 Units for total gross proceeds to the Company of $5,023,270. The Offering is now closed.

KeyStone will adjust the value of the Series A Preferred Stock to fair (redemption) value at the end of the reporting period. The adjustment to the redemption value will be recorded through equity.

As of March 31, 2017, 502,327 shares of preferred stock were issued and outstanding.

The KeyStone Series A Preferred Stock is entitled to quarterly cash dividends of $0.175 (7% per annum) per share. On April 7, 2017, KeyStone paid cash dividends totaling $75,695 to holders of record of KeyStone Preferred Stock as of March 30, 2017. On July 12, 2017, KeyStone paid cash dividends totaling $87,907 to holders of record of Keystone Preferred Stock as of June 30, 2017.

The expiration date of the warrant is seven years from the date of issuance. The warrants are required to be measured at fair value at the time of issuance and classified as equity. The Company determined that under the Black-Scholes option pricing model, the fair value at the date of issuance was $169,125.

NOTE 8 – COMMON STOCK OPTION AGREEMENT

On March 16, 2016, two stockholders of KeyStone entered into an option agreement with Avon Road. Under the terms of this agreement Avon Road paid the stockholders $10,000 each (a total of $20,000) for the right to purchase, on a simultaneous and pro-rata basis, up to 2,226,278 shares of KeyStone’s common stock owned by those two shareholders at $1 per share, which was determined to be the fair value. The option agreement has a two-year term which expires on March 16, 2018.

NOTE 9 – COMMITMENTS

Operating Leases

KeyStone leases office space in Chantilly, Virginia under the terms of a ten-year lease expiring October 31, 2019. The lease contains one five-year renewal option. The lease terms include an annual increase in base rent and expenses of 2.75%.

KeyStone also leases office space in New Orleans, Louisiana under the terms of a three-year lease expiring May 31, 2018. In additiona, KeyStone leases space in Roswell, Georgia under the terms of a lease expiring October 31, 2017.

Rent expense for the three months ended March 31, 2017 and 2016 was $134,019 and $127,597, respectively, and is included in selling, general and administrative expenses.

As of March 31, 2017, the future obligations over the primary terms of KeyStone’s long-term leases expiring through 2019 are as follows:

2017	$390,239
2018	489,536
2019	364,390

Total	$1,244,166

KeyStone is the lessor in an agreement to sub-lease office space in Chantilly, Virginia with an initial term of two years with eight one-year options to renew the lease through October 31, 2019. The lease provides for an annual increase in base rent and expenses of 2.90%. The initial term ended October 31, 2011 and KeyStone exercised the renewal options through 2015. On April 7, 2015, the lease was amended to sublease more space to the subtenant and change the rental calculation.

Rent income for the three months ended March 31, 2017 and 2016 was $60,845 and $45,634, respectively, and is included in selling, general and administrative expenses as an offset to rent expense in the accompanying consolidated statements of operations.

NOTE 10 – EQUITY INCENTIVE PLAN

In 2016, the Company approved and adopted the 2016 Equity Award Plan (the “2016 Plan”). The 2016 Plan permits the granting of stock options, stock appreciation rights, restricted and unrestricted stock awards, phantom stock, performance awards and other stock-based awards for the purpose of attracting and retaining quality employees, directors and consultants. Maximum awards available under the 2016 Plan were initially set at 870,000 shares. To date, only stock options have been issued under the 2016 Plan.

Stock Options

Stock options granted under the 2016 Plan may be either incentive stock options (“ISOs”) or non-qualified stock options (“NSOs”). ISOs may be granted to employees and NSOs may be granted to employees, directors, or consultants. Stock options are granted at exercise prices as determined by the Board of Directors. The vesting period is generally three to four years with a contractual term of 10 years.

The 2016 Plan is administered by the Administrator, which is currently the Board of Directors of the Company. The Administrator has the exclusive authority, subject to the terms and conditions set forth in the 2016 Award Plan, to determine all matters relating to awards under the 2016 Plan, including the selection of individuals to be granted an award, the type of award, the number of shares of KeyStone common stock subject to an award, and all terms, conditions, restrictions and limitations, if any, including, without limitation, vesting, acceleration of vesting, exercisability, termination, substitution, cancellation, forfeiture, or repurchase of an award and the terms of any instrument that evidences the award.

KeyStone has also designed the 2016 Plan to include a number of provisions that KeyStone’s management believes promote best practices by reinforcing the alignment of equity compensation arrangements for nonemployee directors, officers, employees, consultants and stockholders’ interests. These provisions include, but are not limited to, the following:

No Discounted Awards. Awards that have an exercise price cannot be granted with an exercise price less than the fair market value on the grant date.

No Repricing Without Stockholder Approval. KeyStone cannot, without stockholder approval, reduce the exercise price of an award (except for adjustments in connection with a KeyStone recapitalization), and at any time when the exercise price of an award is above the market value of KeyStone common stock, KeyStone cannot, without stockholder approval, cancel and re-grant or exchange such award for cash, other awards or a new award at a lower (or no) exercise price.

No Evergreen Provision. There is no evergreen feature under which the shares of common stock authorized for issuance under the 2016 Plan can be automatically replenished.

No Automatic Grants. The 2016 Plan does not provide for “reload” or other automatic grants to recipients.

No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, unless approved by the Administrator.

No Tax Gross-Ups. The 2016 Plan does not provide for any tax gross-ups.

No Liberal Change-in-Control Definition. The change-in-control definition contained in the 2016 Plan is not a “liberal” definition that would be activated on mere stockholder approval of a transaction.

“Double-trigger” Change in Control Vesting. If awards granted under the 2016 Plan are assumed by a successor in connection with a change in control of KeyStone, such awards will not automatically vest and pay out solely as a result of the change in control, unless otherwise expressly set forth in an award agreement.

No Dividends on Unearned Performance Awards. The 2016 Plan prohibits the current payment of dividends or dividend equivalent rights on unearned performance-based awards.

Limitation on Amendments. No amendments to the 2016 Plan may be made without stockholder approval if any such amendment would materially increase the number of shares reserved or the per-participant award limitations under the 2016 Plan, diminish the prohibitions on repricing stock options or stock appreciation rights, or otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of the principal exchange on which KeyStone’s shares are traded.

Clawbacks. Awards based on the satisfaction of financial metrics that are subsequently reversed, due to a financial statement restatement or reclassification, are subject to forfeiture.

When making an award under the 2016 Plan, the Administrator may designate the award as “qualified performance-based compensation,” which means that performance criteria must be satisfied in order for an employee to be paid the award. Qualified performance-based compensation may be made in the form of restricted common stock, restricted stock units, common stock options, performance shares, performance units or other stock equivalents. The 2016 Plan includes the performance criteria the Administrator has adopted, subject to stockholder approval, for a “qualified performance-based compensation” award.

A summary of stock option activity under the Company’s 2016 Plan for the thee months ended March 31, 2017 is as follows:

	Number of Shares Subject to Option	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Balance at December 31, 2016	25,000	$2.50	9.45	$—
Granted	475,900	2.95	9.80	—
Exercised	—	—	—	—
Cancelled	—	—	—	—

Balance at March 31, 2017	500,900	$2.93	9.77	$—

Excercisable at March 31, 2017	80,000	$2.75	9.60	$—

Vested and expected to vest at March 31, 2017	455,630	$2.92	9.77	$—

The Company recorded $83,001 of compensation expense related to options granted. The intrinsic value of the stock options granted during the three months ended March 31, 2017 was zero because the market price of the common stock underlying the options did not exceed the exercise price at grant date or at Mach 31, 2017. No stock options were granted or outstanding prior to 2016. The total fair value of shares that became vested after grant during the three months ended March 31, 2017 was zero.

As of March 31, 2017, there was $383,797 of unrecognized stock compensation expense related to unvested stock options granted under the 2016 Plan that will be recognized over a weighted average period of 2.66 years.

NOTE 11 – EMPLOYEE BENEFIT PLAN

KeyStone has a defined contribution savings plan under Section 401(k) of the Internal Revenue Code (the “Code”) (the “401(k) Plan”) which was amended on January 1, 2013, as required by the Code. Pursuant to the amended 401(k) Plan, KeyStone will make nondiscretionary “safe harbor” matching contributions of 100% of the participant’s salary deferrals up to 3%, and 50% of the next 2%, of a participant’s compensation for all participants. The amount of contributions recorded by KeyStone during the three months ended March 31, 2017 and 2016 were $35,753 and $37,432, respectively.

NOTE 12 – EARNINGS (LOSS) PER SHARE

The following table provides information relating to the calculation of earnings (loss) per common share:

	Three months ended March 31,
	2017	2016
Basic and diluted (loss) earnings per share
Net (loss) earnings	$(544,317)	$204,568
Less: preferred stock dividends	(70,409)	—

Net (loss) income attributable to common shareholders	$(614,726)	$204,568

Weighted average common shares outstanding—basic and diluted	5,081,349	890,015

Basic and diluted (loss) earnings per share	$(0.12)	$0.23

Weighted average common shares outstanding – diluted	5,081,349	901,126
Diluted (loss) earnings per share	$(0.12)	$0.23

Potentially dilutive securities excluded due to anti-dilutive effect	560,173	—

For the three months ended March 31, 2017, the following potentially dilutive securities were excluded from diluted loss per share as the Company had a net loss: 162,035 for outstanding warrants and 398,138 related to the Series A Preferred Stock. In addition, 385,075 options were excluded from the diluted loss per share calculations as the exercise price of these shares exceeded the per share value of the common stock. There were no potentially dilutive securities during the three months ended March 31, 2016.

(Loss) Earnings Per Share under Two – Class Method

The Series A Preferred Stock has the non-forfeitable right to participate on an as converted basis at the conversion rate then in effect in any common stock dividends declared and, as such, is considered a participating security. The Series A Preferred Stock is included in the computation of basic and diluted loss per share pursuant to the two-class method. Holders of the Series A Preferred Stock do not participate in undistributed net losses because they are not contractually obligated to do so.

The computation of diluted (loss) earnings per share attributable to common stockholders reflects the potential dilution that could occur if securities or other contracts to issue shares of common stock that are dilutive were exercised or converted into shares of common stock (or resulted in the issuance of shares of common stock) and would then share in our earnings. During the periods in which we record a loss attributable to common stockholders, securities would not be dilutive to net loss per share and conversion into shares of common stock is assumed not to occur.

The following table provides a reconciliation of net (loss) to preferred shareholders and common stockholders for purposes of computing net (loss) per share for the three months ended March 31, 2017. There were no outstanding participating securities during the three months ended March 31, 2016.

Three months ended March 31, 2017
Numerator:
Net (loss) earnings from continuing operations	$(544,317)
Less: preferred stock dividends	(70,409)

Net income (loss) attributable to shareholders	$(614,726)

Denominator:
Weighted average common shares outstanding	5,081,349
Participating securities—Series A preferred stock and warrants (1)	398,138

Weighted average shares outstanding	5,479,487

Loss per common share—basic and diluted under two-class method	$(0.11)

Denominator (diluted):
Weighted average common shares outstanding	5,081,349
Participating securities—Series A preferred stock and warrants (1)	398,138

Weighted average shares outstanding	5,479,487

Loss per common share—basic and diluted under two-class method	$(0.11)

(1)	As these shares are participating securities that participate in earnings, but do not participate in losses based on their contractual rights and obligations, this calculation demonstrates that there is no allocation of the loss to these securities.

NOTE 13 – SUBSEQUENT EVENTS

2016 Annual Report Filing Delayed

The Company did not file its 2016 Annual Report on Form 1-K due on May 1, 2017. Despite using its best efforts to prepare the filing in advance of the due date, the Company was unable to timely file its audited consolidated financial statements for the years ended December 31, 2016 and 2015, which are required in the annual report, for the reasons stated above with respect to the changes in the Company’s certifying auditors. The Company is filing its 2016 Annual Report on Form 1-K contemporeanously with this registration statement.

Amending the Merger Termination Date

On July 12, 2017, the Company, together with Brekford Corp. (“Brekford”), Novume Solutions, Inc., KeyStone Merger Sub, LLC, and Brekford Merger Sub, Inc., entered into that certain Second Amended and Restated Agreement and Plan of Merger being the second amended and restated version of an agreement originally dated February 10, 2017 (the “Merger Agreement”). The original terms of the Merger Agreement authorized each of the Company and Brekford to terminate the Merger Agreement if closing of the transactions contemplated under the Merger Agreement did not occur by June 1, 2017 (the “Termination Date”). The Merger Agreement extends the Termination Date until August 31, 2017.

Changes in Issuer’s Certifying Accountant

On May 9, 2017, the Company appointed BD & Company, Inc. (“BD & Company”) as the Company’s independent registered public accounting firm for the Company’s fiscal years ended December 31, 2015 and 2016.

During the fiscal years ended December 31, 2015 and 2016, and during both the Company’s first quarter of 2017, which ended on March 31, 2017, and the interim period from March 31, 2017 through May 9, 2017, neither the Company nor anyone acting on its behalf consulted with BD & Company regarding (i) the application of accounting principles to a specified transaction either completed or proposed or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided that BD & Company concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

KeyStone Common Stock, Preferred Stock, Units and Unit Warrants Available for Trading on the OTCQB

On June 6, 2017, KeyStone’s aggregate of 502,327 Units were accepted for quotation on the OTCQB under the trading symbol “KSSNU” and the Units were available for trading on June 7, 2017. On June 29, 2017, KeyStone’s Common Stock, Preferred Stock and Unit Warrants were accepted for quotation on the OTCQB under the trading symbols “KSSN”, “KSSNP” and “KSSNW”, respectively, and were available for trading on June 30, 2017.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and

Stockholders of KeyStone Solutions, Inc.

We have audited the accompanying consolidated balance sheets of KeyStone Solutions, Inc. (the Company) as of December 31, 2016 and 2015, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of KeyStone Solutions, Inc. as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ BD & Company, Inc.
Owings Mills, Maryland
June 9, 2017

KeyStone Solutions, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31,
	2016	2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,788,587	$567,866
Accounts receivable	1,997,831	1,734,022
Other current assets	81,011	73,753

Total current assets	4,867,429	2,375,641

PROPERTY AND EQUIPMENT:
Furniture and fixtures	137,784	136,327
Office equipment	463,937	434,037
Leasehold improvements	33,259	33,259

	634,980	603,623
Less: accumulated depreciation	(515,911)	(469,517)

Net property and equipment	119,069	134,106

OTHER ASSETS
Deferred offering and financing costs	236,963	—
Deferred tax assets, net	219,982	—
Deposits	39,282	39,282

Total other assets	496,227	39,282

Total Assets	$5,482,725	$2,549,029

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$577,268	$419,482
Accrued expenses and other current liabilities	575,203	547,131

Total current liabilities	1,152,471	966,613

LONG-TERM LIABILITIES
Note payable	457,289	—
Deferred rent	56,709	52,378

Total Long-term liabilities	513,998	52,378

Total Liabilities	1,666,469	1,018,991

Series A Cumulative Convertible Redeemable Preferred stock, $0.0001 par value, 500,000 and zero shares authorized, 301,570 and zero shares issued and outstanding as of December 31, 2016 and 2015, respectively	2,269,602	—

STOCKHOLDERS’ EQUITY
Common stock, $0.0001 par value, 25,000,000 and 1,500 shares authorized, 5,000,000 and 1,370 shares issued and outstanding as of December 31, 2016 and 2015, respectively	500	—
Preferred stock, $0.0001 par value, 7,500,000 and zero shares authorized, 500,000 and zero shares designated as of December 31, 2016 and 2015, respectively	—	—
Additional paid-in capital	1,976,549	597,704
(Accumulated deficit) retained earnings	(430,395)	932,334

Total Stockholders’ Equity	1,546,654	1,530,038

Total Liabilities and Stockholders’ Equity	$5,482,725	$2,549,029

The accompanying notes are an integral part of these consolidated financial statements.

KeyStone Solutions, Inc. and Subsidiaries

Consolidated Statements of Operations

	Years Ended December 31,
	2016	2015
REVENUE	$12,128,406	$9,661,795
Cost of revenue	6,959,514	5,496,722

Gross profit	5,168,892	4,165,073
OPERATING EXPENSES
Selling, general, and administrative expenses	5,262,768	3,795,678

(Loss) income from operations	(93,876)	369,395

OTHER EXPENSES
Interest expense	(165,079)	—

Total other expenses	(165,079)	—

(Loss) income before taxes	(258,955)	369,395
Benefit from income taxes	219,971	—

Net (loss) income	$(38,984)	$369,395

(Loss) earnings per common share - basic and diluted	$(0.01)	$269.63

Weighted average shares outstanding - basic and diluted	3,958,619	1,370

The accompanying notes are an integral part of these consolidated financial statements.

KeyStone Solutions, Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity

	Shares of Common Stock	Common Stock	Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Total Stockholders’ Equity
Balance as of January 1, 2015	1,370	$—	$597,704	$830,697	$1,428,401
Net income	—	—	—	369,395	369,395
Stockholders’ distributions	—	—	—	(267,758)	(267,758)

Balance as of December 31, 2015	1,370	—	597,704	932,334	1,530,038
Stockholders’ distributions	—	—	—	(125,615)	(125,615)
Net income of AOC Key Solutions through March 14, 2016	—	—	—	386,125	386,125
Contribution of undistributed earnings from AOC Key Solutions	—	—	1,192,844	(1,192,844)	—
Net common stock issued in recapitalization	4,998,630	500	(500)	—	—
Share-based compensation	—	—	26,844	—	26,844
Issuance of warrants in connection with note payable	—	—	58,520	—	58,520
Issuance of warrants in connection with preferred stock	—	—	101,137	—	101,137
Preferred stock dividends	—	—	—	(5,286)	(5,286)
Net loss from March 15, 2016 through December 31, 2016	—	—	—	(425,109)	(425,109)

Balance as of December 31, 2016	5,000,000	$500	$1,976,549	$(430,395)	$1,546,654

The accompanying notes are an integral part of these consolidated financial statements.

KeyStone Solutions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Years ended December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(38,984)	$369,395
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	51,870	70,268
Deferred income taxes	(219,982)	—
Share-based compensation	26,844	—
Amortization of deferred financing costs	28,703	—
Deferred rent	4,330	52,379
Warrant expense	101,634	—
Changes in operating assets and liabilities
Accounts receivable	(263,809)	(106,948)
Other current assets	(7,258)	23,191
Accounts payable	157,786	(147,626)
Accrued expenses and other current liabilities	22,787	—

Net cash (used in) provided by operating activities	(136,079)	260,659

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(36,833)	(57,343)

Net cash (used in) investing activities	(36,833)	(57,343)

CASH FLOWS FROM FINANCING ACTIVITIES
Stockholders’ distributions	(125,615)	(267,758)
Proceeds from note payable	500,000	—
Net proceeds from issuance of preferred stock	2,269,602	—
Payment of deferred offering costs	(216,842)	—
Payment of financing costs	(33,512)	—

Net cash provided by (used in) financing activities	2,393,633	(267,758)

Net increase (decrease) in cash and cash equivalents	2,220,721	(64,442)
Cash and cash equivalents at beginning of year	567,866	632,308

Cash and cash equivalents at end of year	$2,788,587	$567,866

The accompanying notes are an integral part of these consolidated financial statements.

KeyStone Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

NOTE 1 – NATURE OF OPERATIONS AND RECAPITALIZATION

Nature of Operations

KeyStone Solutions, Inc. (the “Company” or “KeyStone”) was formed in March 2016 as a holding company for its wholly-owned subsidiary AOC Key Solutions, Inc. (“KSI” or “Predecessor”). KSI provides consulting and technical support services to assist clients seeking U.S. Federal government contracts in the technology, telecommunications, defense, and aerospace industries. Both the Company and KSI are headquartered in Chantilly, Virginia and have an office in New Orleans, Louisiana.

Recapitalization

On March 15, 2016, the stockholders of KSI formed KeyStone as a holding company with the same proportionate ownership percentage as KSI. On that same date KSI entered into a merger agreement (the “Merger Agreement”) with KeyStone and KCS Merger Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of KeyStone with no activity. Pursuant to the Merger Agreement, on March 15, 2016, Merger Sub was merged with and into KSI, and thus KSI became a wholly-owned subsidiary of KeyStone. To complete the merger, the stockholders exchanged 100% of the outstanding common stock of KSI for newly issued common stock of KeyStone, representing 100% of the outstanding common stock. This effectively transferred 100% of the voting equity interest and control of KSI to KeyStone. The undistributed earnings totaling $1,192,844 of KSI as of that date were considered a capital contribution to KeyStone and were therefore reclassified to additional paid-in capital. The operations of KSI did not change, nor have any assets or operations transferred to either KeyStone or Merger Sub. The merger transaction resulted in no gain or loss to either entity. The stockholders’ proportionate ownership of KeyStone remains the same as it was for KSI. KeyStone accounted for the merger transaction as a recapitalization in the accompanying consolidated financial statements.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of KeyStone, the parent company, and its wholly-owned subsidiaries AOC Key Solutions, Inc., Novume Media, Inc. and Chantilly Petroleum, LLC.

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and in accordance with the accounting rules under Regulation S-X, as promulgated by the Securities and Exchange Commission (“SEC”). All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash Equivalents

KeyStone considers all highly liquid debt instruments purchased with the maturity of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are customer obligations due under normal trade terms. The Company provides its services primarily to clients seeking U.S. Federal government contracts in the technology, communications, defense and aerospace industries. The Company performs continuing credit evaluations of its clients’ financial condition, and the Company generally does not require collateral.

Management reviews accounts receivable to determine if any receivables will potentially be uncollectible. Factors considered in the determination include, among other factors, number of days an invoice is past due, client historical trends, available credit ratings information, other financial data and the overall economic environment. Collection agencies may also be utilized if management so determines.

The Company records an allowance for doubtful accounts based on specifically identified amounts that are believed to be uncollectible. The Company also considers recording as an additional allowance a certain percentage of aged accounts receivable, based on historical experience and the Company’s assessment of the general financial conditions affecting its customer base. If actual collection experience changes, revisions to the allowance may be required. After all reasonable attempts to collect an account receivable have failed, the amount of the receivable is written off against the allowance. Based on the information available, the Company concluded that an allowance was not required at December 31, 2016 or 2015, respectively.

Property and Equipment

The cost of furniture and fixtures and office equipment is depreciated over the useful lives of the related assets. Leasehold improvements are amortized over the shorter of their estimated useful lives or the terms of the lease. Depreciation and amortization is recorded on the straight-line basis.

The range of estimated useful lives used for computing depreciation are as follows:

Furniture and fixtures	5 - 10 years
Office equipment	3 - 5 years
Leasehold improvements	10 years

Depreciation and amortization expense for the years ended December 31, 2016 and 2015 was $51,870 and $70,268, respectively.

Revenue Recognition

The Company recognizes revenues for the provision of services when persuasive evidence of an arrangement exists, services have been rendered or delivery has occurred, the fee is fixed or determinable and the collectability of the related revenue is reasonably assured. The Company principally derives revenues from fees for services generated on a project-by-project basis. Revenues for time-and-materials contracts are recognized based on the number of hours worked by the employees or consultants at an agreed-upon rate per hour set forth in the Company’s standard rate sheet or as written from time to time in the Company’s contracts or purchase orders. Revenues related to firm-fixed-price contracts are primarily recognized upon completion of the project as these projects are typically short-term in nature.

Advertising

The Company expenses all non direct-response advertising costs as incurred. Such costs were not material for the years ended December 31, 2016 and 2015.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual amounts may differ from these estimates. On an on-going basis, the Company evaluates its estimates, including those related to collectability of accounts receivable, fair value of debt and equity instruments and income taxes. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not apparent from other sources. Actual results may differ from those estimates under different assumptions or conditions.

Income Taxes

Through March 15, 2016, KSI elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, KSI did not pay U.S. Federal corporate income taxes, and in most instances state income tax, on its taxable income. Instead, the KSI stockholders were liable for individual income taxes on their respective shares of KSI’s net income. KSI effectively revoked its S Corporation election upon the March 15, 2016 merger with the KeyStone. Both KSI and KeyStone are currently subject to corporate income taxes.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company’s evaluation as of December 31, 2016 revealed no uncertain tax positions that would have a material impact on the consolidated financial statements. The 2013 through 2015 tax years remain subject to examination by the IRS and various states. Management does not believe that any reasonably possible changes will occur within the next twelve months that will have a material impact on the consolidated financial statements.

Equity-Based Compensation

The Company recognizes equity-based compensation based on the grant-date fair value of the award on a straight-line basis over the requisite service period, net of estimated forfeitures. Total equity-based compensation expense included in selling, general and administrative expenses in the accompanying consolidated statements of operations for the years ended December 31, 2016 and 2015 was $26,844 and $0, respectively.

The Company estimates the fair value of stock options using the Black-Scholes option-pricing model. The use of the Black-Scholes option-pricing model requires the use of subjective assumptions, including the fair value and projected volatility of the underlying common stock and the expected term of the award.

The fair value of each option granted has been estimated as of the date of the grant using the Black-Scholes option pricing model with the following assumptions during the year ended December 31, 2016:

2016
Risk-free interest rate	1.14%
Expected term	5 years
Volatility	70%
Dividend yield	0%
Estimated annual forfeiture rate at time of grant	0%

Risk-Free Interest Rate – The yield on actively traded non-inflation indexed U.S. Treasury notes with the same maturity as the expected term of the underlying grants was used as the average risk-free interest rate.

Expected Term – The expected term of options granted during the year ended December 31, 2016 was determined based on management’s expectations of the options granted which are expected to remain outstanding.

Expected Volatility – As the Company is a private entity, there is not a substantive share price history to calculate volatility and, as such, the Company has elected to use the calculated value method.

Dividend Yield – The Black-Scholes option pricing model requires an expected dividend yield as an input. The Company has not issued regular dividends in the past nor does the Company expect to issue dividends in the future.

Forfeiture Rate – This is the estimated percentage of equity grants that are expected to be forfeited or cancelled on an annual basis before becoming fully vested. The Company estimates the forfeiture rate based on past turnover data, level of employee receiving the equity grant, and vesting terms, and revises the rate if subsequent information indicates that the actual number of instruments that will vest is likely to differ from the estimate. The cumulative effect on current and prior periods of a change in the estimated number of awards likely to vest is recognized in compensation cost in the period of the change.

Fair Value of Financial Instruments

The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, accounts receivable and accounts payable approximate fair value as of December 31, 2016 and 2015 because of the relatively short-term maturity of these financial instruments. The carrying amount reported for long-term debt approximates fair value as of December 31, 2016, given management’s evaluation of the instrument’s current rate compared to market rates of interest and other factors.

The determination of fair value is based upon the fair value framework established by Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures (“ASC 820”). Fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. ASC 820 also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect our assumptions about the factors market participants would use in valuing the asset or liability. The guidance establishes three levels of inputs that may be used to measure fair value:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurements. Changes in the observability of valuation inputs may result in a reclassification of levels for certain securities within the fair value hierarchy. The Company has concluded that its Series A Preferred Stock is a Level 3 financial instrument and that the fair value approximates the carrying value due to the proximity of the date of the sale of the Series A Preferred Stock to independent third-parties as compared to December 31, 2016. There were no changes in levels during 2016 and the Company did not have any financial instruments prior to 2016.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, and accounts receivable. Concentrations of credit risk with respect to accounts receivable are minimal due to the collection history and due to the nature of the Company’s client base. The Company limits its credit risk with respect to cash by maintaining cash balances with high quality financial institutions. At times, the Company’s cash may exceed U.S. Federally insured limits and as of December 31, 2016 and 2015, the Company had $2,632,340 and $375,972, respectively, of cash and cash equivalents on deposit that exceeded the federally insured limit.

Earnings per Share

Basic earnings per share, or EPS, is computed using the weighted average number of common shares outstanding during the period. Diluted EPS is computed using the weighted average number of common and potentially dilutive securities outstanding during the period except for periods of net loss for which no potentially dilutive securities are included because their effect would be anti-dilutive. Potentially dilutive securities consist of common stock issuable upon exercise of stock options or warrants using the treasury stock method. Potentially dilutive securities issuable upon conversion of the Series A Preferred Stock are calculated using the if-converted method.

The Company calculates basic and diluted earnings per common share using the two-class method. Under the two-class method, net earnings are allocated to each class of common stock and participating security as if all of the net earnings for the period had been distributed. Participating securities consist of Series A Preferred Stock and warrants that contain a nonforfeitable right to receive dividends and therefore are considered to participate in undistributed earnings with common stockholders.

Going Concern Assessment

Beginning with the year ended December 31, 2016 and all annual and interim periods thereafter, management will assess going concern uncertainty in the Company’s consolidated financial statements to determine there is sufficient cash on hand and working capital, including available borrowings on loans, to operate for a period of at least one year from the date the consolidated financial statements are issued or available to be issued, which is referred to as the “look-forward period”, as defined in U.S. GAAP. As part of this assessment, based on conditions that are known and reasonably knowable to management, management will consider various scenarios, forecasts, projections, estimates and will make certain key assumptions, including the timing and nature of projected cash expenditures or programs, and its ability to delay or curtail expenditures or programs, if necessary, among other factors. Based on this assessment, as necessary or applicable, management makes certain assumptions around implementing curtailments or delays in the nature and timing of programs and expenditures to the extent it deems probable those implementations can be achieved and management has the proper authority to execute them within the look-forward period. Management’s assessment determined the Company is a going concern.

New Accounting Pronouncements

Recently Issued Accounting Pronouncements

Not Yet Adopted

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) ASU 2016-09, Improvements to Employee Share-Based Payment Accounting. The standard reduces complexity in several aspects of the accounting for employee share-based compensation, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The ASU is effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years, with early adoption permitted. The Company believes that when adopted, this ASU will have minimal impact on its consolidated financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases. This ASU is a comprehensive new leases standard that amends various aspects of existing guidance for leases and requires additional disclosures about leasing arrangements. It will require companies to recognize lease assets and lease liabilities by lessees for those leases classified as operating leases under previous U.S. GAAP. Topic 842 retains a distinction between finance leases and operating leases. The classification criteria for distinguishing between finance leases and operating leases are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in the previous leases guidance. The ASU is effective for annual periods beginning after December 15, 2018, including interim periods within those fiscal years; earlier adoption is permitted. In the financial statements in which the ASU is first applied, leases shall be measured and recognized at the beginning of the earliest comparative period presented with an adjustment to equity. Practical expedients are available for election as a package and if applied consistently to all leases. The Company is currently evaluating the impact of the adoption of this guidance on its consolidated financial condition, results of operations and cash flows.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, as a new Topic, ASC Topic 606, which supersedes existing accounting standards for revenue recognition and creates a single framework. Additional updates to Topic 606 issued by the FASB in 2015 and 2016 include the following:

•	ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which defers the effective date of the new guidance such that the new provisions will now be required for fiscal years, and interim periods within those years, beginning after December 15, 2017.

•	ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations, which clarifies the implementation guidance on principal versus agent considerations (reporting revenue gross versus net).

•	ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, which clarifies the implementation guidance on identifying performance obligations and classifying licensing arrangements.

•	ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients, which clarifies the implementation guidance in a number of other areas.

The underlying principle is to use a five-step analysis of transactions to recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. The standard permits the use of either a retrospective or modified retrospective application. The Company is currently in the process of completing its assessment of any significant contract and assessing the impact the adoption of the new revenue standard will have on its consolidated financial statements and related disclosures. Thus far the Company does not believe the adoption of this standards update will have a material effect on its consolidated financial statements and related disclosures. However, the Company will continue its evaluation of the standards update through the date of adoption. The standard update, as amended, will be effective for annual periods beginning after December 15, 2017.

There are currently no other accounting standards that have been issued but not yet adopted that will have a significant impact on the Company’s financial position, results of operations or cash flows upon adoption.

Recently Adopted

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes. ASU 2015-17 is aimed at reducing complexity in accounting standards. Currently, GAAP requires the deferred taxes for each jurisdiction to be presented as a net current asset or liability and net noncurrent asset or liability. This requires a jurisdiction-by-jurisdiction analysis based on the classification of the assets and liabilities to which the underlying temporary differences relate, or, in the case of loss or credit carryforwards, based on the period in which the attribute is expected to be realized. Any valuation allowance is then required to be allocated on a pro rata basis, by jurisdiction, between current and noncurrent deferred tax assets. To simplify presentation, the new guidance requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the balance sheet. As a result, each jurisdiction will now only have one net noncurrent deferred tax asset or liability. The guidance does not change the existing requirement that only permits offsetting within a jurisdiction; companies are still prohibited from offsetting deferred tax liabilities from one jurisdiction against deferred tax assets of another jurisdiction. The new guidance is effective in fiscal years beginning after December 15, 2016, including interim periods within those years, with early adoption permitted. The Company early adopted and applied the new standard retrospectively to the prior period presented in the consolidated balance sheets and it did not have a material impact.

In April 2015, the FASB issued ASU 2015-03, Interest – Imputation of Interest: Simplifying the Presentation of Debt Issuance Costs (ASU 2015-03). The update requires that deferred debt issuance costs be reported as a reduction to long-term debt (previously reported in other noncurrent assets). The Company adopted ASU 2015-03 in 2016 and for all retrospective periods, as required, and the impact of the adoption was not material to the consolidated financial statements

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements – Going Concern, which requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued and provides guidance on determining when and how to disclose going concern uncertainties in the financial statements. Certain disclosures will be required if conditions give rise to substantial doubt about an entity’s ability to continue as a going concern. This accounting standard update applies to all entities and was effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter, with early adoption permitted. The Company adopted this standard during fiscal year 2016.

The Company does not believe that any recently issued accounting standards, in addition to those referenced above, would have a material effect on its consolidated financial statements.

NOTE 3 — SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Supplemental disclosures of cash flow information for the years ended December 31, 2016 and 2015 was as follows:

Cash paid for interest during the year ended December 31, 2016 was $48,957. No interest was paid in 2015.

Non-cash Financing Activities

As more fully disclosed in Note 1, on March 16, 2016, the stockholders exchanged 100% of their outstanding shares of common stock in KSI for proportionate shares of KeyStone’s outstanding common stock and undistributed earnings of $1,192,844 were contributed to Keystone.

Dividends on the Series A Preferred Stock totaling $5,286 were approved and declared in 2016.

Warrants issued in connection with note payable	$58,520

Warrants issued in connection with issuance of Series A Preferred Stock	$101,634

NOTE 4 — DEBT

Line of Credit

AOC Key Solutions was a party to a business loan agreement (the “2015 Loan Agreement”) with Sandy Spring Bank (the “Lender”) dated as of September 25, 2015. The primary credit facility was an asset-based revolving line of credit up to $1,000,000 which was due to mature on September 30, 2016. To secure its obligations under the 2015 Loan Agreement, AOC Key Solutions had granted to the Lender a security interest in its accounts receivable. The Lender was required to advance funds to AOC Key Solutions up to the lesser of (1) $1,000,000 or (2) eighty percent (80%) of the aggregate amount of all of AOC Key Solutions’ accounts receivable aged 90-days or less which contained selling terms and conditions acceptable to the Lender. AOC Key Solutions’ obligations under the 2015 Loan Agreement were guaranteed by James McCarthy, Chairman of the Board of AOC Key Solutions, and his wife. AOC Key Solutions did not draw any funds from this credit facility in 2015. Pursuant to First Amendment to Business Loan Agreement (Asset Based), dated May 9, 2016, the Lender had waived the restrictions in the 2015 Loan Agreement on AOC Key Solutions’ ability to make dividends to the Company. There was no outstanding balance on the 2015 Loan Agreement at December 31, 2015.

On August 11, 2016, KeyStone entered into Loan and Security Agreement (the “2016 Line of Credit”) with Sandy Spring Bank that replaces the 2015 Loan Agreement with KSI. The 2016 Line of Credit is comprised of: 1) an asset-based revolving line of credit up to $1,000,000 for short-term working capital needs and general corporate purposes which is due to mature on July 31, 2017, bears interest at the Wall Street Journal Prime Rate, floating, plus 0.50% and is secured by a first lien on all of KeyStone’s business assets; and 2) an optional term loan of $100,000 which must be drawn by July 31, 2017, which is for permanent working capital, bears interest at the Wall Street Journal Prime Rate, floating, plus 0.75%, requires monthly payments of principal plus interest to fully amortize the loan over four (4) years, is secured by a first lien on all of KeyStone’s business assets, cross-collateralized and cross-defaulted with the revolving line of credit, and matures on February 15, 2019. The 2016 Line of Credit does not require any personal guarantees.

The borrowing base for the 2016 Line of Credit is up to the lesser of (1) $1,000,000 or (2) eighty percent (80%) of the aggregate amount of all of KeyStone’s eligible accounts receivable as defined by Sandy Spring Bank. The borrowing base for the $100,000 term loan is fully reserved under the borrowing base for the revolving line of credit. The 2016 Line of Credit has periodic reporting requirements, balance sheet and profitability covenants, as well as affirmative and negative operational and ownership covenants. KeyStone was in compliance with all 2016 Line of Credit covenents at December 31, 2016. There was no outstanding balance on the 2016 Line of Credit at December 31, 2016.

Long-Term Debt

On March 16, 2016, KeyStone entered into a Subordinated Note and Warrant Purchase Agreement (the “Note Purchase Agreement”) pursuant to which KeyStone agreed to issue up to $1,000,000 in subordinated debt and warrants to purchase up to 125,000 shares of KeyStone’s common stock (“Subordinated Note Warrants”). The exercise price for the Subordinated Note Warrants is equal to $2.00 per share of common stock. As of December 31, 2016, subordinated notes with a face amount of $500,000 and Subordinated Note Warrants to purchase 62,500 shares of KeyStone’s common stock have been issued pursuant to the Note Purchase Agreement to Avon Road Partners, L.P. (“Avon Road”), an affiliate of Robert Berman, KeyStone’s CEO and a member of KeyStone’s Board of Directors. The warrant has an expiration date of March 16, 2019 and qualified for equity accounting as the warrant did not fall within the scope of ASC Topic 480, Distinguishing Liabilities from Equity. The fair value was determined to be $58,520 and is recorded as a debt discount and additional paid-in capital in the accompanying consolidated balance sheet as of December 31, 2016. The debt discount will be amortized as interest expense on a straight-line basis, which approximates the effective interest method, through the maturity date of the note payable.

The note is subordinated to the KeyStone’s current financing facility with Sandy Spring Bank and any successor financing facility. Simple interest accrues on the unpaid principal of the note at a rate equal to the lower of (a) 9% per annum, or (b) the highest rate permitted by applicable law. Interest is payable monthly. The note matures on March 16, 2019. KeyStone was in compliance with the terms of the Avon Road note payable at December 31, 2016.

NOTE 5 — INCOME TAXES

The Company accounts for income taxes in accordance with ASC Topic 740. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect with the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. In determining the need for a valuation allowance, management reviews both positive and negative evidence pursuant to the requirements of ASC Topic 740, including current and historical results of operations, future income projections and the overall prospects of the Company’s business.

The benefit from income taxes for the year ended December 31, 2016 consists of the following:

Current:
State	$11
Deferred:
Federal	(196,826)
State	(23,156)

Benefit from income taxes	$(219,971)

The components of deferred income tax assets and liabilities are as follows at December 31, 2016:

Deferred tax assets:
Amortizable start-up costs	$117,340
Accrued bonuses	52,345
Net operating loss carryforward	89,944

$259,629

Deferred tax liabilities:
Fixed assets	(39,647)

Total deferred tax assets, net	$219,982

The difference between the income tax provision computed at the U.S. Federal statutory rate and the actual tax benefit is accounted for as follows for the year ended December 31, 2016:

U.S. statutory federal rate	34.0%
(Decrease) increase in taxes resulting from:
State income tax rate, net of U.S. Federal benefit	4.0%
Other temporary and permanent arising from S Corp years	(13.2)%
S Corp income prior to merger	62.8%
Other	(2.7)%

Effective tax rate	84.9%

The Company files income tax returns in the United States and in various state and foreign jurisdictions. No U.S. Federal, state or foreign income tax audits were in process as of December 31, 2016.

As more fully disclosed in Note 2, through March 15, 2016, KSI elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, KSI did not pay federal corporate income taxes, and in most instances state income tax, on its taxable income. Thus, for the year ended December 31, 2015, KSI did not have any provision for income taxes.

There was no valuation allowance for deferred tax assets at December 31, 2016, as management believes that the deferred tax assets will be realized through future operations. At December 31, 2016, KeyStone had net operating loss carryforwards of approximately $237,000 which begin to expire in 2036.

For the year ended December 31, 2016 and 2015, KeyStone did not record any interest or penalties related to unrecognized tax benefits. It is the Company’s policy to record interest and penalties related to unrecognized tax benefits as part of income tax expense.

NOTE 6 — STOCKHOLDERS’ EQUITY

Common Stock

As of December 31, 2015, the authorized, issued and outstanding common shares of KSI were 1,370.

As described in more detail in Note 1, on March 15, 2016, the stockholders of KSI formed KeyStone as a holding company with the same proportionate ownership percentage as KSI. Pursuant to the Merger Agreement, the stockholders exchanged 100% of the outstanding common stock of KSI for 5,000,000 shares newly issued KeyStone common stock, representing 100% of the outstanding common stock. The formation of KeyStone provided for 25,000,000 authorized shares of KeyStone $.0001 par value common stock. As of December 31, 2016, 5,000,000 shares of KeyStone common stock were issued and outstanding.

Series A Cumulative Convertible Redeemable Preferred Stock

The formation of KeyStone provided for 7,500,000 shares of $.0001 par value KeyStone Series A Cumulative Convertible Redeemable Preferred Stock (the “Series A Preferred Stock”).

In November 2016, KeyStone commenced its Reg A Offering (the “Offering”) of up to 3,000,000 Units. Each Unit consisted of one share of Series A Preferred Stock and a warrant to purchase 0.25 shares of the KeyStone’s common stock at an exercise price of $2 per share. The Series A Preferred Stock holders are entitled to quarterly dividends of 7.0% per annum per share.

The Units were sold at $10 per Unit in minimum investment amounts of $5,000. There were three closings related to the sales of the Units (See Note 12). The proceeds, which KeyStone deemed to be fair value from the December 23, 2016 closing (the “First Offering”) totaled $3,015,700 with the issuance of 301,570 preferred shares and 301,570 warrants. The second and third closings occurred on January 23, 2017 and March 21, 2017, respectively (See Note 12). KeyStone will adjust the value of the Series A Preferred Stock to fair (redemption) value at the end of the reporting period. The adjustment to the redemption value will be recorded through equity.

The Series A Preferred Stock holder has a put right to convert each share into common stock at an initial conversion price and a specified price which increases annually based on the passage of time beginning in November 2019. The Series A Preferred Stock holder also has put right after 60 months from the issuance date to redeem any or all of the Preferred Stock at a redemption price of $15 per share plus any accrued but unpaid dividends. KeyStone has a call right after 36 months from the issuance date to redeem all of the Series A Preferred Stock at a redemption price which increases annually based on the passage of time beginning in November 2019. The Series A Preferred Stock contains an automatic conversion feature based on a qualified initial public offering in excess of $30,000,000 or a written agreement by at least two-thirds of the Series A Preferred Stock holders at an initial conversion price and a specified price which increases annually based on the passage of time beginning in November 2016. Based on the terms of the Series A Preferred Stock, the Company concluded that the Series A Preferred Stock should be classified as temporary equity in the accompanying consolidated balance sheet as of December 31, 2016.

As of December 31, 2016, 301,570 shares of preferred stock were issued and outstanding.

The KeyStone Series A Preferred Stock is entitled to quarterly cash dividends of $0.175 (7% per annum) per share. On April 7, 2017, KeyStone paid cash dividends of $75,695 to shareholders of record as of March 30, 2017

The expiration date of the warrant is seven years from the date of issuance. The warrants are required to be measured at fair value at the time of issuance and classified as equity. The Company determined that under the Black-Scholes option pricing model, the fair value at the date of issuance was $141,980.

NOTE 7 — COMMON STOCK OPTION AGREEMENT

On March 16, 2016, two stockholders of KeyStone entered into an option agreement with Avon Road. Under the terms of this agreement Avon Road paid the stockholders $10,000 each (a total of $20,000) for the right to purchase, on a simultaneous and pro-rata basis, up to 2,226,278 shares of KeyStone’s common stock owned by those two shareholders at $1 per share, which was determined to be the fair value. The option agreement has a two-year term which expires on March 16, 2018.

NOTE 8 — COMMITMENTS

Operating Leases

KeyStone leases office space in Chantilly, Virginia under the terms of a ten-year lease expiring October 31, 2019. The lease contains one five-year renewal option. The lease terms include an annual increase in base rent and expenses of 2.75%.

KeyStone also leases office space in New Orleans, Louisiana. The lease is a three-year lease expiring May 31, 2018.

Rent expense for the years ended December 31, 2016 and 2015 was $507,815 and $552,794, respectively, and is included in selling, general and administrative expenses.

As of December 31, 2016, the future obligations over the primary terms of the KeyStone’s long-term leases expiring through 2019 are as follows:

2017	$522,150
2018	489,536
2019	364,390

Total	$1,376,077

KeyStone is the lessor in an agreement to sub-lease office space in Chantilly, Virginia with an initial term of two years with eight one-year options to renew the lease through October 31, 2019. The lease provides for an annual increase in base rent and expenses of 2.90%. The initial term ended October 31, 2011 and KeyStone exercised the renewal options through 2015. On April 7, 2015, the lease was amended to sublease more space to the subtenant and change the rental calculation.

Rent income for the years ended December 31, 2016 and 2015 was $182,534 and $156,375, respectively, and is included in selling, general and administrative expenses as an offset to rent expense in the accompanying consolidated statements of operations.

NOTE 9 — EQUITY INCENTIVE PLAN

In 2016, the Company approved and adopted the 2016 Equity Award Plan (the “2016 Plan”). The 2016 Plan permits the granting of stock options, stock appreciation rights, restricted and unrestricted stock awards, phantom stock, performance awards and other stock-based awards for the purpose of attracting and retaining quality employees, directors and consultants. Maximum awards available under the 2016 Plan were initially set at 870,000 shares. To date, only stock options have been issued under the 2016 Plan.

Stock Options

Stock options granted under the 2016 Plan may be either incentive stock options (“ISOs”) or non-qualified stock options (“NSOs”). ISOs may be granted to employees and NSOs may be granted to employees, directors, or consultants. Stock options are granted at exercise prices as determined by the Board of Directors. The vesting period is generally three to four years with a contractual term of 10 years.

The 2016 Plan is administered by the Administrator, which is currently the Board of Directors of the Company. The Administrator has the exclusive authority, subject to the terms and conditions set forth in the 2016 Award Plan, to determine all matters relating to awards under the 2016 Plan, including the selection of individuals to be granted an award, the type of award, the number of shares of KeyStone common stock subject to an award, and all terms, conditions, restrictions and limitations, if any, including, without limitation, vesting, acceleration of vesting, exercisability, termination, substitution, cancellation, forfeiture, or repurchase of an award and the terms of any instrument that evidences the award.

KeyStone has also designed the 2016 Plan to include a number of provisions that KeyStone’s management believes promote best practices by reinforcing the alignment of equity compensation arrangements for nonemployee directors, officers, employees, consultants and stockholders’ interests. These provisions include, but are not limited to, the following:

No Discounted Awards. Awards that have an exercise price cannot be granted with an exercise price less than the fair market value on the grant date.

No Repricing Without Stockholder Approval. KeyStone cannot, without stockholder approval, reduce the exercise price of an award (except for adjustments in connection with a KeyStone recapitalization), and at any time when the exercise price of an award is above the market value of KeyStone common stock, KeyStone cannot, without stockholder approval, cancel and re-grant or exchange such award for cash, other awards or a new award at a lower (or no) exercise price.

No Evergreen Provision. There is no evergreen feature under which the shares of common stock authorized for issuance under the 2016 Plan can be automatically replenished.

No Automatic Grants. The 2016 Plan does not provide for “reload” or other automatic grants to recipients.

No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, unless approved by the Administrator.

No Tax Gross-Ups. The 2016 Plan does not provide for any tax gross-ups.

No Liberal Change-in-Control Definition. The change-in-control definition contained in the 2016 Plan is not a “liberal” definition that would be activated on mere stockholder approval of a transaction.

“Double-trigger” Change in Control Vesting. If awards granted under the 2016 Plan are assumed by a successor in connection with a change in control of KeyStone, such awards will not automatically vest and pay out solely as a result of the change in control, unless otherwise expressly set forth in an award agreement.

No Dividends on Unearned Performance Awards. The 2016 Plan prohibits the current payment of dividends or dividend equivalent rights on unearned performance-based awards.

Limitation on Amendments. No amendments to the 2016 Plan may be made without stockholder approval if any such amendment would materially increase the number of shares reserved or the per-participant award limitations under the 2016 Plan, diminish the prohibitions on repricing stock options or stock appreciation rights, or otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of the principal exchange on which KeyStone’s shares are traded.

Clawbacks. Awards based on the satisfaction of financial metrics that are subsequently reversed, due to a financial statement restatement or reclassification, are subject to forfeiture.

When making an award under the 2016 Plan, the Administrator may designate the award as “qualified performance-based compensation,” which means that performance criteria must be satisfied in order for an employee to be paid the award. Qualified performance-based compensation may be made in the form of restricted common stock, restricted stock units, common stock options, performance shares, performance units or other stock equivalents. The 2016 Plan includes the performance criteria the Administrator has adopted, subject to stockholder approval, for a “qualified performance-based compensation” award.

A summary of stock option activity under the Company’s 2016 Plan for the year ended December 31, 2016 is as follows:

	Number of Shares Subject to Option	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
Balance at January 1, 2016	—	$—	—
Granted	25,000	2.50	9.45
Exercised	—	—	—
Cancelled	—	—	—

Balance at December 31, 2016	25,000	$2.50	9.45

Excercisable at December 31, 2016	25,000	$2.50	9.45

Vested and expected to vest at December 31, 2016	25,000	$2.50	9.45

The Company recorded $26,844 of compensation expense relating to the option grant for the year ended December 31, 2016. The intrinsic value of the stock options granted in fiscal year 2016 was zero because the market price of the common stock underlying the options did not exceed the exercise price at grant date or at December 31, 2016. No stock options were granted or outstanding prior to 2016. The total fair value of shares that became vested after grant during the year ended December 31, 2016 was zero.

As of December 31, 2016, there was no unrecognized compensation cost related to unvested stock options granted under the 2016 Plan.

NOTE 10 — EMPLOYEE BENEFIT PLAN

KeyStone has a defined contribution savings plan under Section 401(k) of the Internal Revenue Code (the “Code”) (the “401(k) Plan”) which was amended on January 1, 2013, as required by the Code. Pursuant to the amended 401(k) Plan, KeyStone will make nondiscretionary “safe harbor” matching contributions of 100% of the participant’s salary deferrals up to 3%, and 50% of the next 2%, of a participant’s compensation for all participants. The amount of contributions recorded by KeyStone in 2016 and 2015 was $140,612 and $114,741, respectively.

NOTE 11 — EARNINGS (LOSS) PER SHARE

The following table provides information relating to the calculation of earnings (loss) per common share:

	Years Ended December 31,
	2016	2015
Basic and diluted (loss) earnings per share
Net (loss) earnings	$(38,984)	$369,395
Less: preferred stock dividends	(5,286)	—

Net (loss) income attributable to common shareholders	$(44,270)	$369,395

Weighted average common shares outstanding - basic and diluted	3,958,619	1,370

Basic and diluted (loss) earnings per share	$(0.01)	$269.63

Potentially dilutive securities excluded due to anti-dilutive effect	70,875	—

For the year ended December 31, 2016, the following potentially dilutive securities were excluded from diluted (loss) earnings per share as the Company had a net loss for the year: 25,000 outstanding stock options, 6,283 for outstanding warrants and 13,542 related to the Series A Preferred Stock. There were no potentially dilutive securities during the year ended December 31, 2015.

(Loss) Earnings Per Share under Two – Class Method

The Series A Preferred Stock has the non-forfeitable right to participate on an as converted basis at the conversion rate then in effect in any common stock dividends declared and, as such, is considered a participating security. The Series A Preferred Stock is included in the computation of basic and diluted loss per share pursuant to the two-class method. Holders of the Series A Preferred Stock do not participate in undistributed net losses because they are not contractually obligated to do so.

The computation of diluted (loss) earnings per share attributable to common stockholders reflects the potential dilution that could occur if securities or other contracts to issue shares of common stock that are dilutive were exercised or converted into shares of common stock (or resulted in the issuance of shares of common stock) and would then share in our earnings. During the periods in which we record a loss attributable to common stockholders, securities would not be dilutive to net loss per share and conversion into shares of common stock is assumed not to occur.

The following table provides a reconciliation of net (loss) to preferred shareholders and common stockholders for purposes of computing net (loss) per share for the year ended December 31, 2016 (there were no outstanding participating securities in 2015):

Year Ended December 31, 2016
Numerator:
Net (loss) earnings from continuing operations	$(38,984)
Less: preferred stock dividends	(5,286)

Net income (loss) attributable to shareholders	$(44,270)

Denominator:
Weighted average common shares outstanding	3,958,619
Participating securities - Series A preferred stock and warrants	6,283

Weighted average shares outstanding	3,964,902

Loss per common share - basic and diluted under two-class method	$(0.01)

(1)	As these shares are participating securities that participate in earnings, but do not participate in losses based on their contractual rights and obligations, this calculation demonstrates that there is no allocation of the loss to these securities.

NOTE 12 — SUBSEQUENT EVENTS

Second Offering Closing

On January 23, 2017, KeyStone completed its second closing of the Series A Preferred Stock offering (the “Offering”). The second closing of the Offering was for the sale of 119,757 Units with each Unit consisting of one share of the Company’s Series A Preferred Stock and a warrant to purchase 0.25 KeyStone Common Shares, exercisable at any time for seven years, at an exercise price of $2.00 per KeyStone Common Share. KeyStone received aggregate gross proceeds of $1,197,570 in the second closing.

Increase of Series A Preferred Stock Designated Shares

On March 20, 2017, KeyStone increased the total number of designated shares of the Series A Preferred Stock from 500,000 to 505,000 shares.

Third and Final Offering Closing

On March 21, 2017, KeyStone completed its third and final closing of the Offering. The third and final sale of 81,000 Units with each Unit consisting of one share of Series A Preferred Stock, and a warrant to purchase 0.25 shares of KeyStone Common Shares, exercisable at any time for seven years, at an exercise price of $2.00 per KeyStone Common Share. KeyStone received aggregate gross proceeds of $810,000 in the third and final closing.

The aggregate total sold in the Offering through and including the third and final closing was 502,327 Units for total gross proceeds to the Company of $5,023,270. The Offering is now closed.

Firestorm Acquisition

On January 25, 2017 (the “Closing Date”), KeyStone acquired Firestorm Solutions, LLC and Firestorm Franchising, LLC (collectively, the “Firestorm Entities” or “Firestorm”).

Membership Interest Purchase Agreement

Pursuant to the terms of the Membership Interest Purchase Agreement (the “MIPA”), by and among KeyStone, each of the Firestorm Entities, each of the Members of the Firestorm Entities, and a newly created acquisition subsidiary of KeyStone, Firestorm Holdings, LLC, a Delaware limited liability company (“Firestorm Holdings”), KeyStone has acquired all of the membership interests in each of the Firestorm Entities for the following consideration:

•	$500,000 in cash in the aggregate paid by KeyStone as of the Closing Date to the three principals (Harry W. Rhulen, Suzanne Loughlin, and James W. Satterfield, collectively the “Firestorm Principals”) of the Firestorm. Of that aggregate amount $250,000 was paid to Mr. Satterfield, and $125,000 was paid to each of Mr. Rhulen and Ms. Loughlin;

•	$1,000,000 in the aggregate in the form of four unsecured, subordinated promissory notes issued by KeyStone payable over five years after the Closing Date, to all the members (consisting of the Firestorm Principals and Lancer Financial Group, Inc. (“Lancer”)) of the Firestorm Entities. The principal amount of the note payable to Lancer is $500,000 (the “Lancer Note”). The principal amount of the note payable to Mr. Rhulen is $166,666.66. The principal amount of the notes payable to each of Mr. Satterfield and Ms. Loughlin is $166,666.67. (The notes payable to Mr. Rhulen, Ms. Loughlin and Mr. Satterfield are individually referred to herein as a “Firestorm Principal Note” and collectively, as the “Firestorm Principal Notes”). The Firestorm Principal Notes are payable at an interest rate of 2% and the Lancer Note is payable at an interest rate of 7%. The Lancer Note also has a capped subordination of $7,000,000, subject to the consent of Lancer;

•	Each of the Firestorm Principals were issued 162,698 shares of the common stock, par value $0.0001 per share, of KeyStone (“KeyStone Common Shares”), for an aggregate issuance of 488,094 KeyStone Common Shares;

•	Each of the Firestorm Principals received warrants to purchase 54,233 KeyStone Common Shares, exercisable over a period of five years after the Closing Date, at an exercise price of $5.00 per share. The form of $5.00 Common Stock Purchase Warrant (the “$5.00 Warrant”); and

•	Each of the Firestorm Principals received warrants to purchase 54,233 KeyStone Common Shares, exercisable over a period of five years after the Closing Date, at an exercise price of $7.00 per share. The form of $7.00 Common Stock Purchase Warrant (the “$7.00 Warrant”).

As the Firestorm acquisition has recently been completed, the Company is currently in the process of completing the purchase price allocation. As a result, the purchase price allocation for Firestorm will be included in the Company’s consolidated financial statements in future periods in 2017.

The following unaudited pro-forma combined financial information gives effect to the acquisition of Firestorm as if it was consummated January 1, 2015. This unaudited pro-forma financial information is presented for information purposes only, and is not intended to present actual results that would have been attained had the acquisition been completed as of January 1, 2015 (the beginning of the earliest period presented) or to project potential operating results as of any future date or for any future periods.

	For the year ended December 31,
	2016	2015
Revenues	$13,323,880	$10,584,626
Net income (loss)	$(142,052)	$223,140
Basic earnings (loss) per share	$(0.03)	$0.46
Diluted earnings (loss) per share	$(0.03)	$0.46

In connection with the MIPA, KeyStone has also entered into employment agreements with three of the founders of the Firestorm Entities as set forth below.

Harry W. Rhulen Employment Agreement

The Rhulen Employment Agreement provides that upon the Closing Date his employment agreement will become effective for an initial five-year term as President of KeyStone Solutions, Inc. His base salary will be $275,000 per annum, and he will be eligible for a bonus as determined by the KeyStone’s compensation committee. Mr. Rhulen will also be eligible to receive all such other benefits as are provided by the KeyStone to other management employees that are consistent with the KeyStone’s fringe benefits available to any other officer or executive of the KeyStone. Mr. Rhulen has been granted options to purchase 80,000 KeyStone Common Shares, which shall begin vesting on the one year anniversary of the Closing Date and continue vesting monthly over the following two years, at an exercise price of $3.00 per share.

Suzanne Loughlin Employment Agreement

The Loughlin Employment Agreement provides that upon the Closing Date her employment agreement will become effective for an initial five-year term as General Counsel and Chief Administrative Officer of KeyStone Solutions, Inc. Her base salary will be $225,000 per annum, and she will be eligible for a bonus as determined by the KeyStone’s compensation committee. Ms. Loughlin will also be eligible to receive all such other benefits as are provided by the KeyStone to other management employees that are consistent with the KeyStone’s fringe benefits available to any other officer or executive of the KeyStone. Ms. Loughlin has been granted options to purchase 80,000 KeyStone Common Shares, which shall begin vesting on the one year anniversary of the Closing Date and continue vesting monthly over the following two years, at an exercise price of $3.00 per share.

James W. Satterfield Employment Agreement

The Satterfield Employment Agreement provides that upon the Closing Date his employment agreement will become effective for an initial five-year term as President and Chief Executive Officer of each of the Firestorm Entities. His base salary will be $225,000 per annum, and he will be eligible for a bonus as determined by the KeyStone’s compensation committee. Mr. Satterfield will also be eligible to receive all such other benefits as are provided by the KeyStone to other management employees that are consistent with the KeyStone’s fringe benefits available to any other officer or executive of the KeyStone or its subsidiaries. Mr. Satterfield has been granted options to purchase 50,000 KeyStone Common Shares, which shall begin vesting on the one year anniversary of the Closing Date and continue vesting monthly over the following two years, at an exercise price of $3.00 per share, in connection with the Acquisition.

Brekford Corp. Definitive Agreement

On February 10, 2017, KeyStone and Brekford, Inc. (“Brekford”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) to combine the businesses of Brekford and KeyStone. The Merger Agreement provides for Brekford and KeyStone to each engage in merger transactions (the “Mergers”) with separate wholly-owned subsidiaries of Novume Solutions, Inc., a Delaware corporation (“Novume”) and a wholly-owned subsidiary of KeyStone established in 2017. One wholly-owned subsidiary of Novume will merge with and into Brekford, leaving Brekford as a wholly-owned subsidiary of Novume, and KeyStone will merge with and into another wholly-owned subsidiary of Novume (“KeyStone Merger Sub”), with KeyStone Merger Sub surviving such merger.

If the Mergers are completed: (1) each share of Brekford Common Stock issued and outstanding immediately prior to the Mergers and all rights in respect thereof, shall, without any action on the part of any holder thereof, cease to exist and be converted into and become exchangeable for the right to receive 1/15th of a share (the “Brekford Exchange Ratio”) of Novume Common Stock, (2) each share of KeyStone Common Stock issued and outstanding immediately prior to the Mergers and all rights in respect thereof, shall, without any action on the part of any holder thereof, cease to exist and be converted into and become exchangeable for 1.9399 shares of Novume Common Stock (the “KeyStone Common Exchange Ratio”), and (3) each share of KeyStone Preferred Stock and all rights in respect thereof, shall, without any action on the part of any holder thereof, cease to exist and be converted into and become exchangeable for 1 share of Novume Preferred Stock (the “KeyStone Preferred Exchange Ratio”). The Brekford Exchange Ratio, the KeyStone Common Exchange Ratio and the KeyStone Preferred Exchange Ratio have been determined with intent that immediately after the Mergers, the pre-merger stockholders of Brekford will own that such portion of the capital stock of Novume as shall be equal to approximately 20% of the issued and outstanding Novume Common Stock, on a fully-diluted basis, and the pre-merger stockholders of KeyStone will own that portion of the capital stock of Novume as is equal to approximately 80% of the issued and outstanding Novume Common Stock, on a fully-diluted basis.

The number of issued and outstanding shares of Brekford Common Stock and the number of shares of Brekford Common Stock underlying outstanding derivative securities of Brekford, and the number of issued and outstanding shares of KeyStone Common Stock and the number of shares of KeyStone Common Stock underlying outstanding equity instruments of KeyStone, at the time of the Mergers, cannot be determined until the Mergers are completed.

Paul de Bary Stock Option Grant

On January 11, 2017 the Board of Directors (the “Board”) of KeyStone, voted to expand the size of the Board from five members to six members, and to appoint Mr. Paul A. de Bary as an independent director of the Company.

In connection with his appointment as an independent director Mr. de Bary was granted an option to purchase 25,000 shares of KeyStone common stock at an exercise price of $3.00 per share all of which are immediately exercisable.

Employee Stock Option Grant

On January 1, 2017 and February 1, 2017, the Company granted to employees options to purchase an aggregate total of 240,900 shares of KeyStone common stock at exercise prices with ranging from $2.75 to $3.00 per share. The options to purchase 150,900 shares of KeyStone common stock have an exercise price of $3.00 per share and vest annually in equal amounts over a period of three years. The options to purchase 90,000 shares of KeyStone common stock have an exercise price of $2.75 per share with one-third of the options vesting on March 1, 2017 and the balance vesting monthly over the following two years. These options expire ten years from the grant date.

2016 Annual Report Filing Delayed

The Company did not file its 2016 Annual Report on Form 1-K due on May 1, 2017. Despite using its best efforts to prepare the filing in advance of the due date, the Company was unable to timely file its audited consolidated financial statements for the years ended December 31, 2016 and 2015, which are required in the annual report, for the reasons stated above with respect to the changes in the Company’s certifying auditors. The Company is filing its 2016 Annual Report on Form 1-K contemporeanously with this registration statement.

Amending the Merger Termination Date

On May 9, 2017, the Company, together with Brekford Corp. (“Brekford”), Novume Solutions, Inc., KeyStone Merger Sub, LLC (formerly KeyStone Merger Sub, Inc.), and Brekford Merger Sub, Inc., entered into Amendment No. 1 (the “Amendment”) to that certain Merger Agreement previously entered into by such parties on February 10, 2017 (the “Merger Agreement”). The original terms of the Merger Agreement authorized each of the Company and Brekford to terminate the Merger Agreement if closing of the transactions contemplated under the Merger Agreement did not occur by June 1, 2017 (the “Termination Date”). The Amendment extends the Termination Date until July 31, 2017.

Changes in Issuer’s Certifying Accountant

On May 9, 2017, the Company appointed BD & Company, Inc. (“BD & Company”) as the Company’s independent registered public accounting firm for the Company’s fiscal years ended December 31, 2015 and 2016.

During the fiscal years ended December 31, 2015 and 2016, and during both the Company’s first quarter of 2017, which ended on March 31, 2017, and the interim period from March 31, 2017 through May 9, 2017, neither the Company nor anyone acting on its behalf consulted with BD & Company regarding (i) the application of accounting principles to a specified transaction either completed or proposed or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided that BD & Company concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

KeyStone Units Available for Trading on the OTCQB

On June 6, 2017, KeyStone’s aggregate of 502,327 Units were accepted for quotation on the OTCQB under the trading symbol “KSSNU” and the Units were available for trading on June 7, 2017.

BREKFORD TRAFFIC SAFETY, INC.

CONSOLIDATED FINANCIAL STATEMENTS

Brekford Traffic Safety, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

	March 31, 2017	December 31, 2016
ASSETS
CURRENT ASSETS
Cash	$2,073,338	$591,618
Accounts receivable, net of allowance $0 at March 31, 2017 and December 31, 2016, respectively	161,140	115,106
Unbilled receivables	388,544	314,262
Prepaid expenses	38,143	53,211
Note receivable - current, including accrued interest of $5,096 at March 31, 2017	230,096	—
Inventory	281,526	221,186
Current assets - discontinued operations	—	1,069,511

Total current assets	3,172,787	2,364,894
Property and equipment, net	129,905	208,310
Other non-current assets	—	9,877
Investment in GPS	354,372	—
Note receivable - non-current	1,775,000	—
Non-current assets - discontinued operations	—	40,387

TOTAL ASSETS	$5,432,064	$2,623,468

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued expenses	$941,273	$721,880
Accrued payroll and related expenses	53,253	17,062
Obligations under other notes payable – current portion	—	20,150
Derivative liability	17,472	24,360
Other liabilities	120,000	55,408
Current liabilities - discontinued operations	—	971,466

Total current liabilities	1,131,998	1,810,326

LONG - TERM LIABILITIES
Deferred rent, net of current portion	—	6,520
Convertible promissory notes, net of debt discounts of $40,853 at December 31, 2016	—	299,147
Long term liabilities - discontinued operations	—	989,520

Total long-term liabilities	—	1,295,187

TOTAL LIABILITIES	1,131,998	3,105,513

STOCKHOLDERS’ (DEFICIT) EQUITY
Preferred stock, par value $0.0001 per share; 20,000,000 shares authorized; none issued and outstanding	—	—
Common stock, par value $0.0001 per share; 150,000,000 shares authorized; 49,311,264 and 45,151,254 issued and outstanding, at December 31, 2016 and 2016, respectively	4,931	4,931
Additional paid-in capital	11,518,851	11,515,472
Treasury Stock, at cost 10,600 shares at December 31, 2016 and 2016 respectively	(5,890)	(5,890)
Accumulated deficit	(7,218,051)	(11,996,783)
Other comprehensive income	225	225

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	4,300,066	(482,045)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$5,432,064	$2,623,468

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Brekford Traffic Safety, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)(Unaudited)

	Three Months Ended March 31
	2017	2016
Net Revenue	$748,168	$612,946
Cost of Revenue	295,187	184,130

Gross profit	452,981	428,816

Operating expenses:
Salaries and related expenses	426,963	402,180
Selling, general and administrative expenses	352,472	301,645

Total operating expenses	779,435	703,825

Loss from operations	(326,454)	(275,009)
Other (expense) income:
Interest income	5,096	—
Interest expense	(248,352)	(107,588)
Change in fair value of derivative liability	6,888	(840)
Loss on extinguishment of debt	—	(122,472)

Total other (expense) income	(236,368)	(230,900)

Loss before income taxes	(562,822)	(505,909)
Income tax expense (benefit)	(2,068,132)	—

Net income (loss) from continuing operations	1,505,310	(505,909)
Net income (loss) from discontinued operations	3,273,422	(48,376)

Net income (loss)	4,778,732	(554,285)
Other comprehensive income (loss) – foreign currency translation	—	(1,473)

Comprehensive income (loss)	$4,778,732	$(555,758)

Net income (loss) per share from continuing operations – basic	$0.03	$(0.01)

Net income (loss) per share from discontinued operations – basic	$0.07	$0.00

Net income (loss) per share – basic	$0.10	$(0.01)

Net income (loss) per share from continuing operations – diluted	$0.03	$(0.01)

Net income (loss) per share from discontinued operations – diluted	$0.07	$0.00

Net income (loss) per share – diluted	$0.10	$(0.01)

Weighted average shares outstanding used in computing per share amounts:
Basic	49,311,264	44,625,236

Diluted	49,311,264	44,625,236

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Brekford Traffic Safety, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31
	2017	2016
Cash flows from operating activities:
Net income (loss)	$4,778,732	$(554,285)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	73,633	24,648
Share-based compensation	3,379	3,737
Amortization of debt discount and warrant features	35,349	77,553
Amortization of financing cost	—	20,087
Change in fair value of derivative liability	(6,888)	840
Loss on extinguishment of debt	—	122,472
Gain on sale of Discontinued operations	(5,700,446)	—
Changes in operating assets and liabilities including assets and liabilities held for sale:
Accounts receivable	(46,034)	7,561
Unbilled receivables	(74,281)	(81,250)
Prepaid expenses and other non-current assets	9,972	(28,311)
Inventory	(60,340)	—
Accounts payable and accrued expenses	219,392	109,152
Accrued payroll and related expenses	36,191	25,944
Customer deposits	—	10,071
Accrued tax liability	64,593	—
Deferred rent	(6,520)	(7)
Other liabilities	25,263	—

Net cash used in operating activities from continuing operations	(648,005)	(261,788)

Net cash provided by (used in) operating activities from discontinued operations	3,634,882	(26,065)

Net cash provided by (used in) operating activities	2,986,877	(287,853)

Cash flows from investing activities including non-current assets held for sale:
Net cash used in investing activities from continuing operations	—	—

Net cash provided by (used in) investing activities from discontinued operations	4,772	(24,500)

Net cash provided by (used in) investing activities	4,772	(24,500)

Cash flows from financing activities:
Payments on other notes payable	(20,150)	(7,273)
Repayments on term notes	(334,496)	—
Net change in line of credit	—	13,989

Net cash (used in) provided by financing activities from continuing operations	(354,646)	6,716

Net cash (used in) provided by discontinued operations financing activities	(1,155,283)	269,762

Net cash (used in) provided by financing activities	(1,509,929)	276,478

Effect of foreign currency translation	—	(11)

Net change in cash	1,481,720	(35,886)
Cash – beginning of year	591,618	580,400

Cash – end of year	$2,073,338	$544,514

Supplemental disclosures of cash flow information:
Cash paid for interest	$33,341	$52,162

Conversion of notes payable in exchange for common stock	$—	$100,000

Note receivable attained in sale of discontinued operations	$2,000,000	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Brekford Traffic Safety, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2017 and 2016

NOTE 1 – DESCRIPTION OF THE BUSINESS

Brekford Traffic Safety, Inc. fka Brekford Corp. (“the Company”) (OTCQX:BFDI), headquartered in Hanover, Maryland, is a leading public safety technology service provider of fully integrated automated traffic safety enforcement (“ATSE”) solutions, including speed, red light, and distracted driving camera systems. The Company’s core values of integrity, accountability, respect, and teamwork drive our employees to achieve excellence and deliver industry leading technology and services, thereby enabling a superior level of reliability to our clients.

Prior to March 1, 2017, part of Brekford’s business included sales of products and services focusing on law enforcement vehicles. These products and services included rugged information technology solutions, mobile data, digital video, electronic ticketing, and vehicle upfitting. Rugged information technology solutions included both ruggedized laptops and in-car video solutions, among other technology offerings, in addition to vehicle mounting systems, docking stations, and custom-built packages. Vehicle upfitting solutions included the turnkey installation of various components including rugged technology, as well as sirens, lights, radios, gun racks, and decals.

On February 7, 2017, the Company entered into a Contribution and Unit Purchase Agreement (the “Agreement”) with LB&B Associates Inc. (the “Purchaser”) and Global Public Safety, LLC (“GPS”). The closing for the transaction set forth in the Agreement occurred on February 28, 2017 (the “Closing”) and on such date the Company contributed substantially all of the assets and certain liabilities related to its vehicle services business (the “Business”) to GPS. On the Closing, GPS sold units representing 80.1% of the units of GPS to the Purchaser, and Brekford continues to own 19.9% of the units of GPS. (See Note 4).

As used in these notes, the terms “Brekford”, “the Company”, “we”, “our”, and “us” refer to Brekford Traffic Safety, Inc. fka Brekford Corp. and, unless the context clearly indicates otherwise, its consolidated subsidiary.

NOTE 2 – LIQUIDITY

For the three months ended March 31, 2017, the Company incurred net income of $4,778,732, used $648,005 of cash for continuing operations, and provided cash from discontinued operations of $3,634,882. Additionally, at March 31, 2017 the company had cash available of $2,073,338 and a working capital surplus of $2,040,789.

On February 28, 2017, as presented elsewhere in this Quarterly Report, the Company completed a transaction to sell substantially all assets and certain liabilities related to its vehicle services business. From the approximately $4.0 million in cash proceeds, all outstanding debt of the Company was retired, including the Loan Agreement, the Investor Note, and the notes payable to two of its directors, Messrs. C.B. Brechin and Scott Rutherford.

Management believes that the Company’s current level of cash combined with cash that it expects to generate in its operations during the next 12 months including anticipated new customer contracts will be sufficient to sustain the Company’s business initiatives through at least May 2018, but there can be no assurance that these measures will be successful or adequate. In the event that the Company’s cash reserves and cash flow from operations are not sufficient to fund the Company’s future operations, it may need to obtain additional capital.

On February 10, 2017, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) to combine the businesses of Brekford and KeyStone Solutions, Inc. (“KeyStone”). Upon closing of the merger, Brekford will become a wholly-owned subsidiary of Novume Solutions, Inc., a Delaware corporation (“Novume”). For additional detail regarding this transaction, refer to Subsequent Events (Note 15).

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

Principles of Consolidation and Basis of Presentation

The Company’s consolidated financial statements include the accounts of Brekford Traffic Safety, Inc. and its wholly owned subsidiary, Municipal Recovery Agency, LLC (“MRA”). Intercompany transactions and balances are eliminated in consolidation. MRA was dissolved in August 2016.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. In the accompanying unaudited condensed consolidated financial statements, estimates are used for, but not limited to, stock-based compensation, allowance for doubtful accounts, sales returns, allowance for inventory obsolescence, fair value of long-lived assets, deferred taxes and valuation allowance, and the depreciable lives of fixed assets. Actual results could differ from those estimates.

Reclassifications

Certain amounts in prior-year financial statements have been reclassified for comparative purposes to conform to the presentation in the current year financial statements.

Concentration of Credit Risk

The Company maintains cash accounts with major financial institutions. From time to time, amounts deposited may exceed the FDIC insured limits.

Accounts Receivable

Accounts receivable are carried at estimated net realizable value. The Company has a policy of reserving for uncollectable accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company calculates the allowance based on a specific analysis of past due balances. Past due status for a particular customer is based on how recently payments have been received from that customer. Historically, the Company’s actual collection experience has not differed significantly from its estimates, due primarily to credit and collections practices and the financial strength of its customers.

Inventory

Inventory principally consists of hardware and third party packaged software that is modified to conform to customer specifications and held temporarily until the completion of a contract. Inventory is valued at the lower of cost or market value. The cost is determined by the lower of first-in, first-out (“FIFO”) method, while market value is determined by replacement cost for raw materials and parts and net realizable value for work-in- process.

Property and Equipment

Property and equipment is stated at cost. Depreciation of furniture, vehicles, computer equipment and software and phone equipment is calculated using the straight-line method over the estimated useful lives (two to ten years), and leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful lives or the lease term (which is three to five years).

Management reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets.

Revenue Recognition

For automated traffic safety enforcement revenue, the Company recognizes the revenue when the required collection efforts, from citizens, are completed and posted to the municipality’s account. The respective municipality is then billed depending on the terms of the respective contract, typically 15 days after the preceding month while collections are reconciled.

For contracts where the Company receives a percentage of collected fines, revenue is calculated based upon the posted payments from citizens multiplied by the Company’s contractual percentage. For contracts where the Company receives a specific fixed monthly fee regardless of citations issued or collected, revenue is recorded once the amount collected from citizens exceeds the monthly fee per camera. Our fixed fee contracts typically have a revenue neutral provision whereby the municipality’s payment to the Company cannot exceed amounts collected from citizens within a given month.

Share-Based Compensation

The Company complies with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation-Stock Compensation, in measuring and disclosing stock based compensation cost. The measurement objective in ASC Paragraph 718-10-30-6 requires public companies to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. The cost is recognized in expense over the period in which an employee is required to provide service in exchange for the award (the vesting period). Performance-based awards are expensed ratably from the date that the likelihood of meeting the performance measures is probable through the end of the vesting period.

Treasury Stock

The Company accounts for treasury stock using the cost method. As of March 31, 2017, 10,600 shares of our common stock were held in treasury at an aggregate cost of $5,890.

Income Taxes

The Company uses the liability method to account for income taxes. Income tax expense includes income taxes currently payable and deferred taxes arising from temporary differences between financial reporting and income tax bases of assets and liabilities. Deferred income taxes are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense, if any, consists of the taxes payable for the current period. Valuation allowances are established when the realization of deferred tax assets are not considered more likely than not. Due to the Company’s continued losses 100% valuation allowance has been established on all deferred tax assets.

The Company files income tax returns with the U.S. Internal Revenue Service and with the revenue services of various states. The Company’s policy is to recognize interest related to unrecognized tax benefits as income tax expense. The Company believes that it has appropriate support for the income tax positions it takes and expects to take on its tax returns, and that its accruals for tax liabilities are adequate for all open years based on an assessment of many factors including past experience and interpretations of tax law applied to the facts of each matter.

In the three months Ended March 31 2017 and 2016, we reported financial results for both operations and discontinued operations. ASC 740-20-45 sets down the general rule for allocating income tax expense or benefit between operations and discontinued operations. The general rule requires the computation of tax expense or benefit by entity taking into consideration all items of income, expense, and tax credits. Next, a computation is made taking into consideration only those items related to continuing operations. Any difference is allocated to items other than continuing operations e.g. discontinued operations. Under these general rules, no tax expense or benefit would be allocated to discontinued operations.

An exception to these rules apply under ASC 740-20-45-7 where an entity has 1) a loss from continuing operations and income related to other items such as discontinued operations and 2) the entity would not otherwise recognize a benefit for the loss from continuing operations under the approach described in ASC 740-20-45. This fact pattern applies for the three months ended March 31, 2017 and 2016. Application of this rule exception results in the allocation of tax expense to discontinued operations with an offsetting amount of tax benefit reported by the continuing operations.

Overall, we allocated $2,132,725 and $0 of tax expense to net income from discontinued operations and an offsetting tax benefit to net loss from continuing operations in the three months ended March 31 2017 and 2016, respectively.

Income (Loss) per Share

Basic income (loss) per share is calculated by dividing net loss available to common stockholders by the weighted-average number of common shares outstanding and does not include the effect of any potentially dilutive common stock equivalents. Diluted income (loss) per share is calculated by dividing net loss by the weighted-average number of shares outstanding, adjusted for the effect of any potentially dilutive common stock equivalents. There is no dilutive effect on the loss per share during loss periods. See Note 13 for the calculation of basic and diluted income (loss) earnings per share.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheets for cash, accounts receivable, accounts payable and accrued expenses approximate their fair values based on the short-term maturity of these instruments. The carrying amount of the Company’s promissory note obligations approximate fair value, as the terms of these notes are consistent with terms available in the market for instruments with similar risk.

We account for our derivative financial instruments, consisting solely of certain stock purchase warrants that contain non-standard anti-dilutions provisions and/or cash settlement features, and certain conversion options embedded in our convertible instruments, at fair value using Level 3 inputs, which are discussed in Note 8 to these condensed consolidated financial statements. We determine the fair value of these derivative liabilities using the Black-Scholes option-pricing model when appropriate, and in certain circumstances using binomial lattice models or other accepted valuation practices.

When determining the fair value of our financial assets and liabilities using the Black-Scholes option-pricing model, we are required to use various estimates and unobservable inputs, including, among other things, contractual terms of the instruments, expected volatility of our stock price, expected dividends, and the risk-free interest rate. Changes in any of the assumptions related to the unobservable inputs identified above may change the fair value of the instrument. Increases in expected term, anticipated volatility and expected dividends generally result in increases in fair value, while decreases in the unobservable inputs generally result in decreases in fair value.

Foreign Currency Transactions

The Company has certain revenue and expense transactions with a functional currency in Mexican pesos and the Company’s reporting currency is the U.S. dollar. Assets and liabilities are translated from the functional currency to the reporting currency at the exchange rate in effect at the balance sheet date and equity at the historical exchange rates. Revenue and expenses are translated at rates in effect at the time of the transactions. Resulting translation gains and losses are accumulated in a separate component of stockholders’ equity—other comprehensive income (loss). Realized foreign currency transaction gains and losses are credited or charged directly to operations.

Segment Reporting

FASB ASC Topic 280, Segment Reporting, requires that an enterprise report selected information about operating segments in its financial reports issued to its stockholders. Based on its current analysis, management has determined that the Company has only one operating segment, which is Traffic Safety Solutions. The chief operating decision-makers use combined results to make operating and strategic decisions, and, therefore, the Company believes its entire operation is covered under a single segment.

Recent Accounting Pronouncements

In May 2014 the FASB issued ASU 2014-09, Revenue from contracts with Customers (Topic 606) (May 2014). The topic of Revenue Recognition had become broad with several other regulatory agencies issuing standards, which lacked cohesion. The new guidance established a “comprehensive framework” and “reduces the number of requirements to which an entity must consider in recognizing revenue” and yet provides improved disclosures to assist stakeholders reviewing financial statements. The amendments in this Update are effective for annual reporting periods beginning after December 15, 2017. Early adoption is not permitted. The Company will adopt the methodologies prescribed by this ASU by the date required. Adoption of the ASU is not expected to have a significant effect on the Company’s consolidated financial statements.

The FASB has issued ASU No. 2014-15, Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. ASU 2014-15 is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. Under Generally Accepted Accounting Principles (GAAP), financial statements are prepared under the presumption that the reporting organization will continue to operate as a going concern, except in limited circumstances. Financial reporting under this presumption is commonly referred to as the going concern basis of accounting. The going concern basis of accounting is critical to financial reporting because it established the fundamental basis for measuring and classifying assets and liabilities. Currently, GAAP lacks guidance about management’s responsibility to evaluate whether there is substantial doubt the organization’s ability to continue as a going concern or to provide footnote disclosures. The ASU provides guidance to an organization’s management, with principles and definition that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. The amendments in this update are effective for the annual period ending after December 31, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The Company has the adopted the methodologies prescribed by this ASU by the date required and there is no material impact on the Company’s consolidated financial statements.

In February 2016, FASB issued ASU-2016-02, “Leases (Topic 842).” The guidance requires that a lessee recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right of use asset representing its right to use the underlying asset for the lease term. For finance leases: the right-of-use asset and a lease liability will be initially measured at the present value of the lease payments, in the statement of financial position; interest on the lease liability will be recognized separately from amortization of the right-of-use asset in the statement of comprehensive income; and repayments of the principal portion of the lease liability will be classified within financing activities and payments of interest on the lease liability and variable lease payments within operating activities in the statement of cash flows. For operating leases: the right-of-use asset and a lease liability will be initially measured at the present value of the lease payments, in the statement of financial position; a single lease cost will be recognized, calculated so that the cost of the lease is allocated over the lease term on a generally straight-line basis; and all cash payments will be classified within operating activities in the statement of cash flows. Under Topic 842 the accounting applied by a lessor is largely unchanged from that applied under previous GAAP. The amendments in Topic 842 are effective for the Company beginning January 1, 2019, including interim periods within that fiscal year. We are currently evaluating the impact of adopting the new guidance of the consolidated financial statements.

In January 2016, the Financial Accounting Standards Board (“FASB”), issued Accounting Standards Update (“ASU”) 2016-01, “Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities,” which amends the guidance in U.S. generally accepted accounting principles on the classification and measurement of financial instruments. Changes to the current guidance primarily affect the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, the ASU clarifies guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The new standard is effective for fiscal years and interim periods beginning after December 15, 2017, and are to be adopted by means of a cumulative-effect adjustment to the balance sheet at the beginning of the first reporting period in which the guidance is effective. Early adoption is not permitted except for the provision to record fair value changes for financial liabilities under the fair value option resulting from instrument-specific credit risk in other comprehensive income. The Company is currently evaluating the impact of adopting this standard.

In November 2015, the FASB issued ASU 2015-17, “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes,” which simplifies the presentation of deferred income taxes by requiring that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. This ASU is effective for financial statements issued for annual periods beginning after December 16, 2016, and interim periods within those annual periods. The adoption of this standard did not have any material impact on the Company’s financial position, results of operations and disclosures.

In July 2015, FASB issued ASU 2015-11, Simplifying the Measurement of Inventory (“ASU 2015-11”), to simplify the guidance on the subsequent measurement of inventory, excluding inventory measured using last-in, first out or the retail inventory method. Under the new standard, inventory should be at the lower of cost and net realizable value. The new accounting guidance is effective for interim and annual periods beginning after December 15, 2016 with early adoption permitted. The adoption of this standard did not have any material impact on the Company’s financial position, results of operations and disclosures.

In March 2016, the FASB issued ASU 2016-09, Compensation—Stock Compensation: Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”), which simplifies several aspects of the accounting for employee share-based payment transactions for both public and nonpublic entities, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. ASU 2016-09 is effective for annual periods beginning after December 15, 2016, and interim periods within annual periods beginning after December 15, 2018. Early adoption is permitted. The adoption of this standard will not have any impact on the Company’s financial position, results of operations and disclosures.

NOTE 4 — DISCONTINUED OPERATIONS

On February 6, 2017, the Company entered into a Contribution and Unit Purchase Agreement (the “Agreement”) with LB&B Associates Inc. (the “Purchaser”) and Global Public Safety, LLC (“GPS”).

The closing for the transaction set forth in the Agreement occurred on February 28, 2017 (the “Closing”) and on such date the Company contributed substantially all of the assets and certain liabilities related to its vehicle services business (the “Business”) to GPS. After the Closing, the Company will continue to own and run other business operations that are not related to the Business.

On the Closing, GPS sold units representing 80.1% of the units of GPS to the Purchaser for $6,048,394, after certain purchase price adjustments of prepaid expenses and unbilled customer deposits. $4,048,394 was paid in cash, including a $250,000 deposit that was paid on February 6, 2017, and $2,000,000 was paid by Purchaser issuing the Company a promissory note (the “Promissory Note”). After the Closing, the Company continues to own 19.9% of the units of GPS.

The Promissory Note is subordinated to the Purchaser’s senior lender and accrues interest at a rate of 3% per annum. The maturity date of the Promissory Note is March 31, 2022. The Promissory Note is to be repaid as follows: (a) $75,000 plus all accrued interest on each of September 30, 2017; December 31, 2017; March 31, 2018, June 30, 2018 and September 30, 2018 (or, in the event any such date is not a business day, the first business day after such date), (b) $100,000 plus all accrued interest on each of December 31, 2018; March 31, 2019; June 30, 2019 and September 30, 2019 (or, in the event any such date is not a business day, the first business day after such date) (c) $125,000 plus all accrued interest on each of December 31, 2019; March 31, 2020; June 30, 2020; September 30, 2020, December 31, 2020; March 31, 2021, June 31, 2021; September 30, 2021; and December 31, 2021 (or, in the event any such date is not a business day, the first business day after such date), and (d) $100,000 on March 31, 2022.

ASC 360-10-45-9 requires that a long-lived asset (disposal group) to be sold shall be classified as held for sale in the period in which a set of criteria have been met, including criteria that the sale of the asset (disposal group) is probable and actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. This criteria was achieved on December 21, 2016 as the Company entered into a letter of intent with the purchaser. Additionally, the discontinued operations are comprised of the entirety of the vehicle services business, excluding corporate services expenses. Lastly, for comparability purposes certain prior period line items relating to the assets held for sale have been reclassified and presented as discontinued operations for all periods presented in the accompanying consolidated statements of operations, consolidated statements of cash flows, and the consolidated balance sheets.

In accordance with ASC 205-20-S99, “Allocation of Interest to Discontinued Operations”, the Company elected to not allocate consolidated interest expense to discontinued operations where the debt is not directly attributable to or related to discontinued operations.

The following information presents the major classes of line item of assets and liabilities included as part of discontinued operations in the consolidated balance sheet:

December 31, 2016
Current assets - discontinued operations:
Accounts receivable	$776,715
Inventory	272,679
Other current assets	20,117

Total current assets - discontinued operations	$1,069,511

Noncurrent assets - discontinued operations:
Property and equipment, net	$27,362
Other non-current assets	13,025

Total noncurrent assets - discontinued operations	$40,387

Current liabilities - discontinued operations:
Accounts payable and accrued liabilities	$664,569
Accrued Payroll	15,386
Customer Deposits	34,219
Deferred revenue	54,581
Line of Credit	202,711

Total current liabilities - discontinued operations:	$971,466

Long term liabilities - discontinued operations:
Note payable - long term portion	$452,572
Deferred rent	36,948
Notes payable - related parties, long term portion	500,000

Total long term liabilities - discontinued operations	$989,520

The following information presents the major classes of line items constituting the after-tax loss from discontinued operations in the consolidated statements of operations for the three months ended March 31, 2017 and 2016:

	Three Months Ended March 31,
	2017	2016
Revenue	$425,269	$2,468,180
Cost of goods sold	535,376	2,284,742

Gross margin	(110,107)	183,439
Salaries and related expenses	86,327	77,680
Selling, general and administrative expenses	73,077	109,695

Total operating expenses	159,404	187,375
Operating loss	(269,511)	(3,936)
Other income (expense):
Gain on sale of discontinued operations	5,700,446	—
Interest expense, net	(24,788)	(44,440)

Total other income (expense)	(44,440)
Income from discontinued operations before tax	5,406,147	(48,376)

Income tax expense	2,132,725	—
Income from discontinued operations, net of tax	$3,273,422	$(48,376)

The following information presents the major classes of line items constituting significant operating and investing cash flow activities in the unaudited consolidated statements of cash flows relating to discontinued operations:

	Three Months Ended March 31
	2017	2016
Cash flows from operating activities of discontinued operations:
Adjustments to reconcile net loss to net cash used in operating activities of discontinued operations:
Gain on sale of discontinued operations, net of fees	$5,700,446	$—
Note receivable	(2,000,000)
Depreciation and amortization	36,447	134
Changes in operating assets and liabilities including assets and liabilities held for sale:
Accounts receivable	369,210	1,224,880
Prepaid expenses and other non-current assets	(1,580)	87,953
Inventory	(131,017)	52,225
Accounts payable and accrued expenses	(352,556)	(1,387,121)
Deferred revenue	(54,581)	31,975
Other liabilities	68,513	(36,111)

Net cash provided by (used in) operating activities from discontinued operations	3,634,882	(26,065)

Cash flows from investing activities in discontinued operations:
Purchases of property and equipment	4,772	(24,500)

Net cash provided by (used in) investing activities in discontinued operations	4,772	(24,500)

Cash flows from financing activities in discontinued operations:
Net change in line of credit	(202,712)	365,670
Repayment of related party notes	(500,000)	—
Borrowings (repayments) on term notes	(452,571)	84,282
Deferred financing cost	—	(13,523)
Payments on term notes	—	(166,667)

Net cash provided by (used in) financing activities in discontinued operations	$(1,155,283)	$269,762

NOTE 5 – LINE OF CREDIT AND OTHER NOTES PAYABLE

Line of Credit

On July 12, 2016 (the “Closing Date”), the Company entered into a loan and security agreement (the “Loan Agreement”) with Fundamental Funding LLC (the “Lender”). The Loan Agreement provided for a multi-draw loan to the Company for (i) the Company’s accounts receivable, the lesser of (y) $2,500,000 or (z) 85% of the Company’s eligible accounts and (ii) the Company’s inventory advances, the lesser of (y) $500,000 or (z) 50% of the eligible inventory (the “Revolving Loans”). The maximum amount available to the Company under the Loan Agreement for the Revolving Loans was $3,500,000 (the “Credit Limit”). In addition, the Lender agreed to provide the Company with an accommodation loan in an amount not to exceed $500,000, which was to be repaid in thirty-six (36) equal monthly installments of principal and interest (the “Accommodation Loan” and together with the Revolving Loans, the “Loans”).

On the Closing Date, the Lender advanced the Company $533,670. The amounts advanced under the Loan Agreement were due and payable on the three (3) year anniversary of the Closing Date (the “Maturity Date”), and thereafter, the Maturity Date was to be automatically extended for successive periods of one year unless the Company shall give lender written notice of termination not less than ninety (90) days prior to the end of such term or renewal term, as applicable. Lender could have terminated the Loan Agreement at any time in its sole discretion by giving the Company ninety (90) days prior written notice, provided that upon an Event of Default (as defined in the Loan Agreement), Lender could terminate the Loan Agreement without notice to the Company, effective immediately. Upon termination by the Lender, the Company would have been required to pay certain termination fees based on a percentage of the Credit Limit as set forth in the Loan Agreement.

The outstanding principal balance under the Note for the Revolving Loans bore interest at a rate per annum equal to the “prime rate” published from time to time in the Wall Street Journal (the “Prime Rate”), plus 1.75% per annum, accruing daily and payable monthly. The outstanding principal balance under the Accommodation Loan bore interest at a rate per annum equal to the Prime Rate in effect from time to time, plus 12.75% per annum, accruing daily and payable monthly. Notwithstanding any other provision in the Loan Agreement, interest on Loans was calculated on the higher of: (i) the actual average monthly balance of all Loans from the prior month, or (ii) $1,350,000. In addition the Company was subject to certain monthly or annual fees on the Loans as set forth in the Loan Agreement.

The remaining portion of the Credit Limit could be advanced to the Company upon written notice provided to the Lender during the period beginning from the Closing Date through the Maturity Date provided no default had occurred under the Loan Agreement. The Company could prepay any portion of the Accommodation Loan, in whole or in part, to Lender on or prior to the Maturity Date.

Initial borrowings under the Loan Agreement were subject to, among other things, the substantially concurrent repayment by the Company of all amounts due and owing under the Company’s credit facility, dated May 24, 2014, with Rosenthal & Rosenthal, Inc. and the satisfaction and termination of such borrowing and all liens thereunder (collectively, the “Rosenthal Loan”). All amounts owed under the Rosenthal Loan, which were $2,253,617, were satisfied and terminated by the Company on the Closing Date.

In addition, on the Closing Date, the Company entered into a subordination agreement with each of C.B. Brechin and Scott Rutherford, each a Company director, as well as with the Investor described in Note 8 pursuant to which each of the parties agreed to subordinate all present and future indebtedness held by each of them to the obligations of the Lender.

On the Closing Date, as part of the Loan Agreement and to secure the payment and performance of all of the obligations owed to Lender under the Loan Agreement when due, the Company granted to Lender a security interest in all right, title and interest to all assets of the Borrower, whether now owned or hereafter arising or acquired and wherever located.

The Loan Agreement contained customary affirmative and negative covenants for loan agreements of its type, including but not limited to, limiting the Company’s ability to pay dividends or make any distributions, incur additional indebtedness, grant additional liens, engage in any other lime of business, make investments, merge, consolidate or sell all or substantially all of its assets and enter into transactions with related parties. The Loan Agreement also contained certain financial covenants, including, but not limited to, a debt service coverage ratio.

The Loan Agreement included customary events of default, including but not limited to, failure to pay principal, interest or fees when due, failure to comply with covenants, default under certain other indebtedness, certain insolvency or bankruptcy events, the occurrence of certain material judgments the institution of any proceeding by a government agency or a change of control of the Company.

All borrowings under the Loan Agreement were due upon a default under the terms of the Loan Agreement. The Company’s obligations under the Loan Agreement were guaranteed by C.B. Brechin, a Company director, pursuant to the terms of a surety agreement.

At December 31, 2016, the Company had $274,795 in outstanding indebtedness under the Revolving Facility and $452,571 in outstanding indebtedness under the Term Loan, and the Company could have borrowed up to an additional $2,725,205 under the Revolving Facility. As of December 31, 2016, we were out of compliance with one of the financial covenants contained in the Credit Facility as a result of the loss recorded for the year ended December 31, 2016. The Company did not request a waiver for the year ended December 31, 2016 and the Revolving Facility and Term Loan were repaid in full on February 28, 2017.

Other Notes Payable

The Company financed certain vehicles and equipment under finance agreements. The agreements matured at various dates through December 2017. Principal maturities in 2017 were $20,150. The agreements required various monthly payments of principal and interest until maturity. As of March 31, 2017 and December 31, 2016, financed assets of $0 and $19,475, respectively, net of accumulated amortization of $0 and $122,441, respectively, are included in property and equipment on the balance sheets. The weighted average interest rate was 3.75% at March 31, 2017 and December 31, 2016. All notes were repaid in full on February 28, 2017.

NOTE 6 – CONVERTIBLE NOTES PAYABLE – STOCKHOLDERS

Brekford financed the repurchase of shares of its common stock and warrants from the proceeds of convertible promissory notes that were issued by Brekford on November 9, 2009 in favor of a lender group that included two of its directors, Messrs. C.B. Brechin and Scott Rutherford, in the principal amounts of $250,000 each (each, a “Promissory Note” and together, the “Promissory Notes”). Each Promissory Note bore interest at the rate of 12% per annum and at the time of issuance was to be convertible into shares of Brekford common stock, at the option of the holder, at an original conversion price of $.07 per share. At the time of issuance, Brekford Traffic Safety, Inc. agreed to pay the unpaid principal balance of the Promissory Notes and all accrued but unpaid interest on the date that was the earlier of (i) two years from the issuance date or (ii) 10 business days after the date on which Brekford Traffic Safety, Inc. closes an equity financing that generates gross proceeds in the aggregate amount of not less than $5,000,000.

On April 1, 2010, Brekford Traffic Safety, Inc. and each member of the lender group executed a First Amendment to the Unsecured Promissory Note, which amended the Promissory Notes as follows:

•	Revise the conversion price in the provision that allows the holder of the Promissory Note to elect to convert any outstanding and unpaid principal portion of the Promissory Note and any accrued but unpaid interest into shares of the common stock at a price of fourteen cents ($0.14) per share, and

•	Each Promissory Note’s maturity date was extended to the earlier of (i) four years from the issuance date or (ii) 10 business days after the date on which Brekford closes an equity financing that generates gross proceeds in the aggregate amount of not less than $5,000,000.

On November 8, 2013, Brekford Traffic Safety, Inc. and each member of the lender group agreed to extend the maturity dates of the Promissory Notes to the earlier of (i) November 9, 2014 or (ii) 10 business days after the date on which Brekford Traffic Safety, Inc. closes an equity financing that generates gross proceeds in the aggregate amount of not less than $5,000,000.

On November 4, 2014, Brekford Traffic Safety, Inc. and each member of the lender group agreed to further extend the maturity dates of the Promissory Notes to the earlier of (i) November 9, 2015 or (ii) 10 business days after the date on which Brekford Traffic Safety, Inc. closes an equity financing that generates gross proceeds in the aggregate amount of not less than $5,000,000.

On November 9, 2015, the maturity dates of the Stockholder Notes were extended to the earlier of (i) November 9, 2016 or (ii) 10 business days from the date on which Brekford Traffic Safety, Inc. closes an equity financing that generates gross proceeds in the aggregate amount of not less than $5,000,000. Mr. Brechin and Mr. Rutherford indicated that they would not exercise their right of repayment prior to March 31, 2017.

On November 4, 2016, the maturity dates of the Promissory Notes were extended to the earlier of (i) November 9, 2017 or (ii) 10 business days from the date on which Brekford closes an equity financing that generates gross proceeds in the aggregate amount of not less than $5,000,000. Mr. Brechin and Mr. Rutherford have indicated that they will not exercise their right of repayment prior to September 30, 2017.

The Company anticipated that the maturity date of the Stockholder Notes would continue to be extended for the foreseeable future; thus, they were classified as long-term liabilities. As of December 31, 2016, the amounts outstanding under the Stockholder Notes totaled $500,000. On March 1, 2017, the balance was repaid in full.

NOTE 7 – CONVERTIBLE PROMISSORY NOTES PAYABLE—INVESTOR

On March 17, 2015, the Company entered into a note and warrant purchase agreement (the “Agreement”) with an accredited investor (the “Investor”) pursuant to which the Investor purchased an aggregate principal amount of $715,000 of a 6% convertible promissory note issued by the Company for an aggregate purchase price of $650,000 (the “Investor Note”). The Investor Note bore interest at a rate of 6% per annum and the principal amount is due on March 17, 2017. Any interest that accrued under the Investor Note was payable either upon maturity or upon any principal being converted on any voluntary conversion date (as to that principal amount then being converted). The Investor Note was convertible at the option of the Investor at any time into shares of Common Stock at a conversion price equal to the lesser of (i) $0.25 per share and (ii) 70% of the average of the lowest three volume weighted average prices for the twelve (12) trading days prior to such conversion (the “Conversion Price”). In no event could the Conversion Price have been less than $0.10; provided, however, that if on or after the date of the Agreement the Company sold any Common Stock or Common Stock Equivalents (as defined in the Agreement) at an effective price per share that was less than $0.10 per share, then the Conversion Price would be equal to the par value of the Common Stock then in effect. In connection with the Agreement, the Investor received a warrant to purchase 780,000 shares of Common Stock (the “Warrant”). The Warrant is exercisable for a period of five years from the date of issuance at an exercise price of $0.50 per share, subject to adjustment (the “Exercise Price”).

On October 23, 2015, the Investor converted $25,000 of principal and $904 of accrued interest due under the Investor Note into 169,530 shares of Common Stock and the Company recognized a loss on extinguishment of debt of $19,869.

On December 2, 2015, the Investor converted $50,000 of principal and $2,129 of accrued interest due under the Investor Note into 349,155 shares of Common Stock and the Company recognized a loss on extinguishment of debt of $35,160.

On February 26, 2016 the Investor converted $50,000 of principal and $2,844 of accrued interest due under the Investor Note into 476,500 shares of Common Stock and the Company recognized a loss on extinguishment of debt of $49,525.

On March 31, 2016 the Investor converted $50,000 of principal and $3,123 of accrued interest due under the Investor Note into 510,310 shares of Common Stock and the Company recognized a loss on extinguishment of debt of $72,947.

On July 1, 2016 the Investor converted $50,000 of principal and $3,880 of accrued interest due under the Investor Note into 699,733 shares of Common Stock and the Company recognized a loss on extinguishment of debt of $40,875.

On July 27, 2016 the Investor converted $50,000 of principal and $4,093 of accrued interest due under the Investor Note into 758,670 shares of Common Stock and the Company recognized a loss on extinguishment of debt of $45,024.

On August 31, 2016 the Investor converted $50,000 of principal and $4,381 of accrued interest due under the Investor Note into 776,869 shares of Common Stock and the Company recognized a loss on extinguishment of debt of $44,617.

The following table provides information relating to the Investor Note at March 31, 2017 and December 31, 2016:

	March 31, 2017	December 31, 2016
Convertible promissory note payable	$—	$340,000
Original issuance discount, net of amortization of the $65,000 and $61,786 as of March 31, 2017 and December 31, 2016	—	(3,214)
Beneficial conversion feature, net of amortization of $557,921 and $530,338 as of March 31, 2017 and December 31, 2016	—	(27,583)
Warrant feature, net of amortization of the $92,079 and $87,527 as of March 31, 2017 and December 31, 2016	—	(4,552)
Original issuance cost, net of amortization of $52,500 and $46,996 as of March 31, 2017 and December 31, 2016	—	(5,504)

Convertible promissory note payable, net	$—	$299,147

We evaluated the financing transactions in accordance with ASC Topic 470, Debt with Conversion and Other Options, and determined that the conversion feature of the Investor Note was afforded the exemption for conventional convertible instruments due to its fixed conversion rate. The Investor Note had an explicit limit on the number of shares issuable so it did meet the conditions set forth in current accounting standards for equity classification. The debt was issued with non-detachable conversion options that were beneficial to the investors at inception, because the conversion option had an effective strike price that was less than the market price of the underlying stock at the commitment date. The accounting for the beneficial conversion feature requires that the beneficial conversion feature be recognized by allocating the intrinsic value of the conversion option to additional paid-in-capital, resulting in a discount on the convertible notes, which would be amortized and recognized as interest expense.

Accordingly, a portion of the proceeds was allocated to the Warrant based on its relative fair value, which totaled $92,079 using the Black Scholes option-pricing model. Further, the Company attributed a beneficial conversion feature of $557,921 to the shares of Common Stock issuable under the Investor Note based upon the difference between the effective Conversion Price and the closing price of the Common Stock on the date on which the Investor Note was issued. The assumptions used in the Black-Scholes model are as follows: (i) dividend yield of 0%; (ii) expected volatility of 80.5%, (iii) weighted average risk-free interest rate of 1.56%, (iv) expected life of five years, and (v) estimated fair value of the Common Stock of $0.26 per share. The expected term of the Warrant represents the estimated period of time until exercise and is based on historical experience of similar awards giving consideration to the contractual terms. The Company recorded amortization of the beneficial conversion feature and warrant feature of the Investor Note in other expense in the amount of $27,583 and $4,552 during the three months ended March 31, 2017 and $60,514 and $9,987, during the three months ended March 31, 2016, respectively.

The Company recorded an original issue discount of $65,000 to be amortized over the term of the Agreement as interest expense. The Company recognized $3,214 and $11,608 of interest expense as a result of the amortization during the three months ended March 31, 2017 and 2016 respectively, which also includes the unamortized original issue discount attributable to the $100,000 principal converted to equity in the three months ended March 31, 2016.

On February 28, 2017, the Company repaid the remaining balance in full and retired the note.

NOTE 8 – WARRANT DERIVATIVE LIABILITY

On March 17, 2015, in conjunction with the issuance of the Investor Note (See Note 7), the Company issued the Warrant, which permits the Investor to purchase 840,000 shares of Common Stock, including 60,000 related to the financing costs, with an exercise price of $0.50 per share and a life of five years.

The Exercise Price is subject to anti-dilution adjustments that allow for its reduction in the event the Company subsequently issues equity securities, including shares of Common Stock or any security convertible or exchangeable for shares of Common Stock, for no consideration or for consideration less than $0.50 a share. The Company accounted for the conversion option of the Warrant in accordance with ASC Topic 815. Accordingly, the conversion option is not considered to be solely indexed to the Company’s own stock and, as such, is recorded as a liability. The derivative liability associated with the Warrant has been measured at fair value at March 31, 2017 and December 31, 2016 using the Black Scholes option-pricing model. The assumptions used in the Black-Scholes model are as follows: (i) dividend yield of 0%; (ii) expected volatility of 80.5%—105.1%; (iii) weighted average risk-free interest rate of 1.14-1.93%; (iv) expected life of five years; and (v) estimated fair value of the Common Stock of $0.10-$0.26 per share.

At March 31, 2017 and December 31, 2016, the outstanding fair value of the derivative liability was $17,472 and $24,360, respectively. There were no warrants issued during the three months ended March 31, 2017.

NOTE 9 – LEASES

The Company rents office space under separate non-cancelable operating leases. Rent expense under our main headquarters lease, that was due to expire on April 30, 2020, amounted to $32,040 and $42,810 for the three months ended March 31, 2017 and 2016, respectively. On February 28, 2017 the headquarters lease was assumed by Global Public Safety, and the Company signed a month-to-month sub-lease with Global Public Safety payable at 15% of the original lease.

The Company also leases approximately 2,500 square feet of office space from a related party under a non-cancelable operating lease expiring on June 30, 2017. Rent expense under this lease amounted $12,300 for the three months ended March 31, 2017 and 2016, respectively.

NOTE 10 – MAJOR CUSTOMERS AND VENDORS

Major Customers

The Company has several ATSE contracts with government agencies, of which net revenue from four customers during the three months ended March 31, 2017 represented 54% of the total net revenue. Four customers accounted for 91% of total accounts receivable as of March 31, 2017, which was subsequently collected.

Net revenue from five customers during the three months ended March 31, 2016 represented 63% of the total net revenue. Accounts receivable due from four customers at December 31, 2016 amounted to 88% of total accounts receivable at that date.

Major Vendors

The Company purchased products and services for fulfillment of ATSE contracts from several vendors. As of March 31, 2017 and December 31, 2016, accounts payable due to these vendors amounted to 38% and 47% of total accounts payable, respectively.

NOTE 11 – SHARE-BASED COMPENSATION

The Company has issued shares of restricted common stock and warrants to purchase shares of common stock and has granted non-qualified stock options to certain employees and non-employees. On April 25, 2008, the Company’s stockholders approved the 2008 Stock Incentive Plan (the “2008 Incentive Plan”).

Stock Options

The Company recorded $3,379 and $3,737 in stock option compensation expense during in the period ending March 31, 2017 and 2016, respectively, related to the stock option grants. There were no options granted during the three months ended March 31, 2017.

Summary of the option activity for three months ended March 31, 2017 is as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at January 1, 2017	550,000	$0.20	3.00	$0.00
Granted	—	—	—	—
Forfeited or expired	(75,000)	0.12	—	0.00
Exercised	—	—	—

Outstanding at March 31, 2017	475,000	0.19	2.75	0.00

Exercisable at March 31, 2017	475,000	0.19	—	0.00

Vested and expected to vest	475,000	0.19	2.75	0.00

Restricted Stock Grants

There were no stock grants during the three months ended March 31, 2017 and 2016.

NOTE 12 – INVENTORY

As of March 31, 2017 and December 31, 2016 inventory consisted entirely of raw materials of $281,526 and $221,186, respectively.

NOTE 13 –INCOME (LOSS) PER SHARE

The following table provides information relating to the calculation of loss earnings per common share for continuing operations:

	Three Months Ended March 31
	2017	2016
Basic income (loss) earnings per share
Net income (loss) from continuing operations	$1,505,310	$(505,909)

Weighted average common shares outstanding—basic	49,311,264	44,625,236

Basic income (loss) per share	$0.03	$(0.01)

Diluted loss per share
Net income (loss) from continuing operations	$1,505,310	$(505,909)

Weighted average common shares outstanding	49,311,264	44,625,236
Potential dilutive securities	—	—

Weighted average common shares outstanding – diluted	49,311,264	44,625,236

Diluted income (loss) per share	$0.03	$(0.01)

Common stock equivalents excluded due to anti-dilutive effect	840,000	7,987,899

The following table provides information relating to the calculation of net income per common share for discontinued operations:

	Three Months Ended March 31
	2017	2016

Basic net income per share
Net income from discontinued operations	$3,273,422	$(48,376)

Weighted average common shares outstanding—basic	49,311,264	44,625,236

Basic income (loss) per share	$0.07	$(0.00)

Diluted net income per share
Net income from discontinued operations	$3,273,422	$(48,376)

Weighted average common shares outstanding	49,311,264	44,625,236
Potential dilutive securities	—	—

Weighted average common shares outstanding – diluted	49,311,264	44,625,236

Diluted income (loss) per share	$0.07	$(0.00)

Common stock equivalents excluded due to anti-dilutive effect	840,000	7,987,899

NOTE 14—FAIR VALUE OF FINANCIAL INSTRUMENTS

Disclosures about fair value of financial instruments require disclosure of the fair value information, whether or not recognized in the balance sheet, where it is practicable to estimate that value. As of March 31, 2017, the amounts reported for cash, accrued interest and other expenses, notes payables, and derivative liability approximate their fair values because of their short maturities.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

We measure certain financial instruments at fair value on a recurring basis. Assets and liabilities measured at fair value on a recurring basis are as follows at March 31, 2017:

	Total	(Level 1)	(Level 2)	(Level 3)
Liabilities
Derivative liability	—	—	—	17,472

Total liabilities measured at fair value	$—	$—	$—	$17,472

The following is a reconciliation of the derivative liability for which Level 3 inputs were used in determining the approximate fair value:

Beginning balance as of December 31, 2016	$24,360
Fair value of derivative liabilities issued	—
Gain on change in derivative liability	(6,888)

Ending balance as of March 31, 2017	$17,472

NOTE 15 – MERGER SUMMARY

Merger Agreement

On July 12, 2017, the Company entered into that certain Second Amended and Restated Agreement and Plan of Merger being the second amended and restated version of an agreement originally dated February 10, 2017 (the “Merger Agreement”) to combine the businesses of Brekford and KeyStone Solutions, Inc., a Delaware corporation (“KeyStone”). The Merger Agreement provides that Brekford and KeyStone will each engage in merger transactions (the “Mergers”) with separate wholly-owned subsidiaries of a newly-formed company, Novume Solutions, Inc., a Delaware corporation (“Novume”). Under one merger transaction (the “Brekford Merger”), one wholly-owned subsidiary of Novume will merge with and into Brekford, leaving Brekford as a wholly-owned subsidiary of Novume. Under a separate merger transaction (the “KeyStone Merger”), KeyStone will merge with and into another wholly-owned subsidiary of Novume (“KeyStone Merger Sub”), with KeyStone Merger Sub surviving such merger. The time at which the Mergers are completed in accordance with the Merger Agreement is referred to as the “Effective Time”. As soon as practicable after the Effective Time, Brekford will change its name to “Brekford Traffic Safety, Inc.” and KeyStone Merger Sub will change its name to “KeyStone Solutions, Inc.”

Merger Consideration

As consideration for the Mergers, each outstanding share of the common stock, par value $0.0001 per share, of Brekford (“Brekford Common Stock”) immediately prior to the Effective Time will become convertible into and exchangeable for 1/15th of a share of common stock, par value $0.0001 per share, of Novume (“Novume Common Stock” and such ratio, the “Brekford Exchange Ratio”). Each outstanding share of the common stock, par value $0.0001 per share, of KeyStone (“KeyStone Common Stock”) immediately prior to the Effective Time, will become convertible into and exchangeable for 1.9399 shares of Novume Common Stock (the “KeyStone Common Exchange Ratio”), and each outstanding share of the Series A Cumulative Convertible Redeemable Preferred Stock, par value $0.0001 per share, of KeyStone (“KeyStone Preferred Stock”) will become convertible into and exchangeable for 1 share of the Series A Cumulative Convertible Redeemable Preferred Stock of Novume (“Novume Preferred Stock” and such ratio, the “KeyStone Preferred Exchange Ratio”). The outstanding warrants and options to purchase shares of Brekford Common Stock and KeyStone Common Stock, as applicable, shall be exchanged for warrants and options to purchase Novume Common Stock at the Brekford Exchange Ratio, they KeyStone Common Exchange Ratio or the KeyStone Preferred Exchange Ratio, as applicable. Collectively, the forgoing is referred to herein as the “Merger Consideration”.

The Merger Consideration, and each of the Brekford Exchange Ratio, the KeyStone Common Exchange Ratio and the KeyStone Preferred Exchange Ratio, were determined so that, immediately after the Effective Time, the pre-merger stockholders of Brekford will own such portion of the capital stock of Novume as shall be equal to approximately 20% of the issued and outstanding Novume Common Stock, on a fully-diluted basis, and the pre-merger stockholders of KeyStone will own that portion of the capital stock of Novume as is equal to approximately 80% of the issued and outstanding Novume Common Stock, on a fully-diluted basis.

The original terms of the Merger Agreement authorized each of the Company and KeyStone to terminate the Merger Agreement if closing of the transactions contemplated under the Merger Agreement did not occur by June 1, 2017 (the “Termination Date”). The Merger Agreement extends the Termination Date until August 31, 2017.

BREKFORD TRAFFIC SAFETY, INC.

CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Brekford Traffic Safety, Inc., fka Brekford Corp.

We have audited the accompanying consolidated balance sheet of Brekford Traffic Safety, Inc., fka Brekford Corp. (the “Company”) as of December 31, 2016, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity (deficit), and cash flows for the year ended December 31, 2016. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Brekford Traffic Safety, Inc., fka Brekford Corp. as of December 31, 2016, and the results of its operations and its cash flows for the year ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 18 to the consolidated financial statements, the Company entered into an agreement and plan of merger as well as a contribution and unit purchase agreement in February 2017.

We have also audited the adjustments to the 2015 consolidated financial statements to retrospectively apply the change in accounting for discontinued operations, as described in Note 4. In our opinion, such adjustments are appropriate and have been properly applied. We were not engaged to audit, review, or apply any procedures to the 2015 consolidated financial statements of the Company other than with respect to the adjustments and, accordingly, we do not express an opinion or any other form of assurance on the 2015 consolidated financial statements taken as a whole.

BD & Company, Inc.

Owings Mills, MD

March 28, 2017

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Brekford Traffic Safety, Inc., fka Brekford Corp.

We have audited, before the effects of the adjustments to retrospectively apply the presentation of discontinued operations, the accompanying consolidated balance sheet of Brekford Traffic Safety, Inc., fka Brekford Corp. (the “Company”) as of December 31, 2015, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ (deficit) equity, and cash flows for the year then ended. The Company’s management is responsible for the 2015 financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2015 consolidated financial statements, before the effects of the adjustments to retrospectively apply the presentation of discontinued operations described in Note 4, referred to above present fairly, in all material respects, the financial position of Brekford Traffic Safety, Inc., fka Brekford Corp. as of December 31, 2015, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

We were not engaged to audit, review, or apply any procedures to the adjustments to retrospectively apply the presentation of discontinued operations described in Note 4 and, accordingly, we do not express an opinion or any other form of assurance about whether such adjustments are appropriate and have been properly applied. Those adjustments were audited by BD & Company, Inc.

/s/ Stegman & Company

Stegman & Company

Baltimore, Maryland

March 24, 2016

BREKFORD TRAFFIC SAFETY, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2016	December 31, 2015
ASSETS
CURRENT ASSETS
Cash	$591,618	$580,400
Accounts receivable, net of allowance $0 at December 31, 2016 and 2015, respectively	115,106	131,839
Unbilled receivables	314,262	304,470
Prepaid expenses	53,211	49,912
Inventory	221,186	316,775
Current assets—discontinued operations	1,069,511	3,960,950

Total current assets	2,364,894	5,344,346
Property and equipment, net	208,310	176,300
Other non-current assets	9,877	83,478
Non-current assets—discontinued operations	40,387	142,777

TOTAL ASSETS	$2,623,468	$5,746,901

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued expenses	$721,880	$638,117
Accrued payroll and related expenses	17,062	13,840
Obligations under other notes payable – current portion	20,150	29,277
Derivative liability	24,360	99,036
Other liabilities	55,408	46,979
Current liabilities—discontinued operations	971,466	4,125,526

Total current liabilities	1,810,326	4,952,775

LONG—TERM LIABILITIES
Other notes payable—net of current portion	—	21,660
Deferred rent, net of current portion	6,520	6,739
Convertible promissory notes, net of debt discounts of $40,853 and $418,730 at December 31, 2016 and 2015, respectively	299,147	221,269
Long term liabilities—discontinued operations	989,520	538,184

Total long-term liabilities	1,295,187	787,852

TOTAL LIABILITIES	3,105,513	5,740,627

STOCKHOLDERS’ (DEFICIT) EQUITY
Preferred stock, par value $0.0001 per share; 20,000,000 shares authorized; none issued and outstanding	—	—
Common stock, par value $0.0001 per share; 150,000,000 shares authorized; 49,311,264 and 45,151,254 issued and outstanding, at December 31, 2016 and 2015, respectively	4,931	4,515
Additional paid-in capital	11,515,472	10,951,491
Treasury Stock, at cost 10,600 shares at December 31, 2016 and 2015 respectively	(5,890)	(5,890)
Accumulated deficit	(11,996,783)	(10,942,380)
Other comprehensive income (loss)	225	(1,462)

TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	(482,045)	6,274

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$2,623,468	$5,746,901

The accompanying notes are an integral part of these consolidated financial statements.

BREKFORD TRAFFIC SAFETY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

	Years Ended December 31,
	2016	2015
Net Revenue	$2,534,264	$2,811,929
Cost of Revenue	827,304	804,171

Gross profit	1,706,960	2,007,758

Operating expenses:
Salaries and related expenses	1,645,073	1,628,150
Selling, general and administrative expenses	1,071,272	1,213,864

Total operating expenses	2,716,345	2,842,014

Loss from operations	(1,009,385)	(834,256)
Other (expense) income:
Interest expense	(402,168)	(455,937)
Change in fair value of derivative liability	74,676	14,784
Loss on extinguishment of debt	(291,911)	(55,021)

Total other (expense) income	(619,403)	(496,174)

Loss before income taxes	(1,628,788)	(1,330,430)
Income tax expense (benefit)	(230,900)	(385,600)

Net loss from continuing operations	(1,397,888)	(944,830)
Net income from discontinued operations	343,485	573,659

Net loss	(1,054,403)	(371,171)
Other comprehensive income (loss) – foreign currency translation	1,687	(1,462)

Comprehensive loss	$(1,052,716)	$(372,633)

Net loss per share from continuing operations – basic	$(0.03)	$(0.02)

Net income per share from discontinued operations – basic	$0.01	$0.01

Net loss per share – basic	$(0.02)	$(0.01)

Net loss per share from continuing operations – diluted	$(0.03)	$(0.02)

Net income per share from discontinued operations – diluted	$0.01	$0.01

Net loss per share – diluted	$(0.02)	$(0.01)

Weighted average shares outstanding used in computing per share amounts:
Basic	47,357,787	44,690,550

Diluted	53,154,216	52,201,684

The accompanying notes are an integral part of these consolidated financial statements.

BREKFORD TRAFFIC SAFETY, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ (DEFICIT) EQUITY

For the Years Ended December 31, 2016 and 2015

	Common Stock		Treasury Stock		Additional Paid-In Capital	Accumulated Deficit	Other comprehensive income (loss)	Total
	Shares	Par Value	Shares	Par Value
BALANCE – January 1, 2015	44,500,569	$4,450	(10,600)	$(5,890)	$10,204,479	$(10,571,209)	$—	$(368,170)
Restricted shares issues to employees	132,000	13	—	—	44,867	—	—	44,880
Convertible debt exchanged for common shares	518,685	52	—	—	133,010	—	—	133,062
Debt discount feature related to issuance of convertible note payable	—	—	—	—	557,921	—	—	557,921
Stock options to non-employees	—	—	—	—	11,214	—	—	11,214
Other comprehensive loss	—	—	—	—	—		(1,462)	(1,462)
Net loss	—	—	—	—	—	(371,171)	—	(371,171)

BALANCE-December 31, 2015	45,151,254	$4,515	(10,600)	$(5,890)	$10,951,491	$(10,942,380)	$(1,462)	$6,274
Restricted shares issues to employees	332,000	33	—	—	52,967	—	—	53,000
Convertible debt exchanged for common shares	3,828,010	383	—	—	496,510	—	—	496,893
Stock options to non-employees	—	—	—	—	14,504	—	—	14,504
Other comprehensive income	—	—	—	—	—		1,687	1,687
Net loss	—	—	—	—	—	(1,054,403)		(1,054,403)

BALANCE – December 31, 2016	49,311,264	$4,931	(10,600)	$(5,890)	$11,515,472	$(11,996,783)	$225	$(482,045)

The accompanying notes are an integral part of these consolidated financial statements.

BREKFORD TRAFFIC SAFETY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(1,054,403)	$(371,171)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	101,564	149,232
Share-based compensation	67,504	56,094
Amortization of debt discount and warrant features	234,664	328,021
Amortization of financing cost	48,195	21,741
Change in fair value of derivative liability	(74,676)	(14,784)
Loss on extinguishment of debt	291,911	55,021
Changes in operating assets and liabilities including assets and liabilities held for sale:
Accounts receivable	16,733	83,095
Unbilled receivables	(9,792)	(105,745)
Prepaid expenses and other non-current assets	(3,299)	40,446
Inventory	95,589	(65,929)
Accounts payable and accrued expenses	83,763	(105,147)
Accrued payroll and related expenses	3,222	8,552
Customer deposits	—	(137,827)
Deferred rent	(218)	6,738
Other liabilities	82,030	19,055

Net cash used in operating activities from continuing operations	(117,213)	(32,608)

Net cash provided by (used in) operating activities from discontinued operations	1,211,871	(783,852)

Net cash provided by (used in) operating activities	1,094,658	(816,460)

Cash flows from investing activities including non-current assets held for sale:
Purchases of property and equipment	(133,574)	(128,638)

Net cash used in investing activities from continuing operations	(133,574)	(128,638)

Net cash used in investing activities from discontinued operations	(7,000)	—

Net cash used in investing activities	(140,574)	(128,638)

Cash flows from financing activities:
Net change in line of credit	—	21,795
Principal payments on lease obligation	—	(140,209)
Payments on other notes payable	(30,787)	(14,369)
Borrowings on term notes	—	650,000
Deferred financing cost	—	(52,499)

Net cash provided by (used in) financing activities from continuing operations	(30,787)	464,718

Net cash used in discontinued operations financing activities	(913,766)	(50,639)

Net cash provided by (used in) financing activities	(944,553)	414,079

Effect of foreign currency translation	1,687	(1,462)

Net change in cash	11,218	(532,481)
Cash – beginning of year	580,400	1,112,881

Cash – end of year	$591,618	$580,400

Supplemental disclosures of cash flow information:
Cash paid for interest	$292,292	$236,355

Cash paid for income taxes	$(8,429)	$1,690

Conversion of notes payable in exchange for common stock	$300,000	$75,000

The accompanying notes are an integral part of these consolidated financial statements.

BREKFORD TRAFFIC SAFETY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2016 and 2015

NOTE 1 – DESCRIPTION OF THE BUSINESS

Brekford Traffic Safety, Inc., fka Brekford Corp., (“the Company”) (OTCBB; OTCQB; BFDI), headquartered in Hanover, Maryland, is a leading public safety technology service provider of fully integrated automated traffic safety enforcement (“ATSE”) solutions, including speed, red light, and distracted driving camera systems. The Company’s core values of integrity, accountability, respect, and teamwork drive our employees to achieve excellence and deliver industry leading technology and services, thereby enabling a superior level of reliability to our clients.

Prior to March 1, 2017, part of Brekford’s business included sales of products and services focusing on law enforcement vehicles. These products and services included rugged information technology solutions, mobile data, digital video, electronic ticketing, and vehicle upfitting. Rugged information technology solutions included both ruggedized laptops and in-car video solutions, among other technology offerings, in addition to vehicle mounting systems, docking stations, and custom-built packages. Vehicle upfitting solutions included the turnkey installation of various components including rugged technology, as well as sirens, lights, radios, gun racks, and decals. Subsequent to the Closing on February 28, 2017, Brekford will continue to retain a 19.9% ownership interest in this business, which continues to operate under the name Global Public Safety (See Subsequent Event Note 18).

As used in these notes, the terms “Brekford”, “the Company”, “we”, “our”, and “us” refer to Brekford Traffic Safety, Inc. fka Brekford Corp. and, unless the context clearly indicates otherwise, its consolidated subsidiary.

NOTE 2 – LIQUIDITY

For the year ended December 31, 2016 the Company incurred a net loss of approximately $1,054,403, and provided $1,094,658 of cash for operations. Additionally, at December 31, 2016 the company has cash available of $591,618, a working capital surplus of $554,568 and availability under the established credit facility (See Note 5) of approximately $2.7 million.

On February 28, 2017, as presented elsewhere in this Annual Report, the Company completed a transaction to sell substantially all assets and certain liabilities related to its vehicle services business. From the approximately $4.0 million in cash proceeds, all outstanding debt of the Company was retired, including the Loan Agreement, the Investor Note, and the two of its directors, Messrs. C.B. Brechin and Scott Rutherford.

Management believes that the Company’s current level of cash combined with cash that it expects to generate in its operations during the next 12 months including anticipated new customer contracts will be sufficient to sustain the Company’s business initiatives through at least March 28, 2018, but there can be no assurance that these measures will be successful or adequate. In the event that the Company’s cash reserves and cash flow from operations are not sufficient to fund the Company’s future operations, it may need to obtain additional capital.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

Principles of Consolidation and Basis of Presentation

The Company’s consolidated financial statements include the accounts of Brekford Traffic Safety, Inc. and its wholly-owned subsidiary, Municipal Recovery Agency, LLC. Intercompany transactions and balances are eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. In the accompanying unaudited consolidated financial statements, estimates are used for, but not limited to, stock-based compensation, allowance for doubtful accounts, sales returns, allowance for inventory obsolescence, fair value of long-lived assets, deferred taxes and valuation allowance, and the depreciable lives of fixed assets. Actual results could differ from those estimates.

Reclassifications

Certain amounts in prior-year financial statements have been reclassified for comparative purposes to conform to the presentation in the current year financial statements.

Concentration of Credit Risk

The Company maintains cash accounts with major financial institutions. From time to time, amounts deposited may exceed the FDIC insured limits.

Accounts Receivable

Accounts receivable are carried at estimated net realizable value. The Company has a policy of reserving for uncollectable accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company calculates the allowance based on a specific analysis of past due balances. Past due status for a particular customer is based on how recently payments have been received from that customer. Historically, the Company’s actual collection experience has not differed significantly from its estimates, due primarily to credit and collections practices and the financial strength of its customers.

Inventory

Inventory principally consists of hardware and third-party packaged software that is modified to conform to customer specifications and held temporarily until the completion of a contract. Inventory is valued at the lower of cost or market value. The cost is determined by the lower of first-in, first-out (“FIFO”) method, while market value is determined by replacement cost for raw materials and parts and net realizable value for work-in- process.

Property and Equipment

Property and equipment is stated at cost. Depreciation of furniture, vehicles, computer equipment and software and phone equipment is calculated using the straight-line method over the estimated useful lives (two to ten years), and leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful lives or the lease term (which is three to five years).

Management reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets.

Revenue Recognition

For automated traffic safety enforcement revenue, the Company recognizes the revenue when the required collection efforts are completed and the respective municipality is billed depending on the terms of the respective contract. The Company records revenue related to automated traffic violations for the Company’s share of the violation amount.

Shipping and Handling Costs

All amounts billed to customers related to shipping and handling are included in products revenues and all costs of shipping and handling are included in cost of sales in the accompanying consolidated statements of operations. The Company incurred shipping and handling costs of $15,525 and $45,255 for continuing operations for the years ended December 31, 2016 and 2015, respectively. The Company incurred shipping and handling costs of $59,094 and $58,120 for discontinued operations for the years ended December 31, 2016 and 2015, respectively.

Advertising Costs

The Company expenses advertising costs as incurred. These expenses are included in selling, general and administrative expenses in the accompanying statements of operations. Advertising expense were insignificant for the years ended December 31, 2016 and 2015, respectively.

Share-Based Compensation

The Company complies with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation-Stock Compensation, in measuring and disclosing stock based compensation cost. The measurement objective in ASC Paragraph 718-10-30-6 requires public companies to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. The cost is recognized in expense over the period in which an employee is required to provide service in exchange for the award (the vesting period). Performance-based awards are expensed ratably from the date that the likelihood of meeting the performance measures is probable through the end of the vesting period.

Treasury Stock

The Company accounts for treasury stock using the cost method. As of December 31, 2016, 10,600 shares of our common stock were held in treasury at an aggregate cost of $5,890.

Income Taxes

The Company uses the liability method to account for income taxes. Income tax expense includes income taxes currently payable and deferred taxes arising from temporary differences between financial reporting and income tax bases of assets and liabilities. Deferred income taxes are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense, if any, consists of the taxes payable for the current period. Valuation allowances are established when the realization of deferred tax assets are not considered more likely than not. Due to the Company’s continued losses 100% valuation allowance has been established on all deferred tax assets.

The Company files income tax returns with the U.S. Internal Revenue Service and with the revenue services of various states. The Company’s policy is to recognize interest related to unrecognized tax benefits as income tax expense. The Company believes that it has appropriate support for the income tax positions it takes and expects to take on its tax returns, and that its accruals for tax liabilities are adequate for all open years based on an assessment of many factors including past experience and interpretations of tax law applied to the facts of each matter.

In the years ended December 31, 2016 and 2015, we reported financial results for both operations and discontinued operations. ASC 740-20-45 sets down the general rule for allocating income tax expense or benefit between operations and discontinued operations. The general rule requires the computation of tax expense or benefit by entity taking into consideration all items of income, expense, and tax credits. Next, a computation is made taking into consideration only those items related to continuing operations. Any difference is allocated to items other than continuing operations e.g. discontinued operations. Under these general rules, no tax expense or benefit would be allocated to discontinued operations.

An exception to these rules apply under ASC 740-20-45-7 where an entity has 1) a loss from continuing operations and income related to other items such as discontinued operations and 2) the entity would not otherwise recognize a benefit for the loss from continuing operations under the approach described in ASC 740-20-45. This fact pattern applies for the year ended December 31, 2016 and 2015. Application of this rule exception results in the allocation of tax expense to discontinued operations with an offsetting amount of tax benefit reported by the continuing operations.

Overall, we allocated $230,900 and $385,600 of tax expense to net income from discontinued operations and an offsetting tax benefit to net loss from continuing operations in the years ended December 31, 2016 and 2015, respectively.

Loss per Share

Basic loss per share is calculated by dividing net loss available to common stockholders by the weighted-average number of common shares outstanding and does not include the effect of any potentially dilutive common stock equivalents. Diluted loss per share is calculated by dividing net loss by the weighted-average number of shares outstanding, adjusted for the effect of any potentially dilutive common stock equivalents. There is no dilutive effect on the loss per share during loss periods. See Note 11 for the calculation of basic and diluted loss earnings per share.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheets for cash, accounts receivable, accounts payable and accrued expenses approximate their fair values based on the short-term maturity of these instruments. The carrying amount of the Company’s promissory note obligations approximate fair value, as the terms of these notes are consistent with terms available in the market for instruments with similar risk.

We account for our derivative financial instruments, consisting solely of certain stock purchase warrants that contain non-standard anti-dilutions provisions and/or cash settlement features, and certain conversion options embedded in our convertible instruments, at fair value using Level 3 inputs, which are discussed in Note 14 to these consolidated financial statements. We determine the fair value of these derivative liabilities using the Black-Scholes option-pricing model when appropriate, and in certain circumstances using binomial lattice models or other accepted valuation practices.

When determining the fair value of our financial assets and liabilities using the Black-Scholes option-pricing model, we are required to use various estimates and unobservable inputs, including, among other things, contractual terms of the instruments, expected volatility of our stock price, expected dividends, and the risk-free interest rate. Changes in any of the assumptions related to the unobservable inputs identified above may change the fair value of the instrument. Increases in expected term, anticipated volatility and expected dividends generally result in increases in fair value, while decreases in the unobservable inputs generally result in decreases in fair value.

Foreign Currency Transactions

The Company has certain revenue and expense transactions with a functional currency in Mexican pesos and the Company’s reporting currency is the U.S. dollar. Assets and liabilities are translated from the functional currency to the reporting currency at the exchange rate in effect at the balance sheet date and equity at the historical exchange rates. Revenue and expenses are translated at rates in effect at the time of the transactions. Resulting translation gains and losses are accumulated in a separate component of stockholders’ equity—other comprehensive income (loss). Realized foreign currency transaction gains and losses are credited or charged directly to operations.

Segment Reporting

FASB ASC Topic 280, Segment Reporting, requires that an enterprise report selected information about operating segments in its financial reports issued to its stockholders. Based on its current analysis, management has determined that the Company has only one operating segment, which is Traffic Safety Solutions.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from contracts with Customers (Topic 606) (May 2014). The topic of Revenue Recognition had become broad with several other regulatory agencies issuing standards, which lacked cohesion. The new guidance established a “comprehensive framework” and “reduces the number of requirements to which an entity must consider in recognizing revenue” and yet provides improved disclosures to assist stakeholders reviewing financial statements. The amendments in this Update are effective for annual reporting periods beginning after December 15, 2017. Early adoption is not permitted. The Company will adopt the methodologies prescribed by this ASU by the date required. Adoption of the ASU is not expected to have a significant effect on the Company’s consolidated financial statements.

The FASB has issued ASU No. 2014-15, Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. ASU 2014-15 is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. Under Generally Accepted Accounting Principles (GAAP), financial statements are prepared under the presumption that the reporting organization will continue to operate as a going concern, except in limited circumstances. Financial reporting under this presumption is commonly referred to as the going concern basis of accounting. The going concern basis of accounting is critical to financial reporting because it established the fundamental basis for measuring and classifying assets and liabilities. Currently, GAAP lacks guidance about management’s responsibility to evaluate whether there is substantial doubt the organization’s ability to continue as a going concern or to provide footnote disclosures. The ASU provides guidance to an organization’s management, with principles and definition that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. The amendments in this update are effective for the annual period ending after December 31, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The Company has the adopted the methodologies prescribed by this ASU by the date required and there is no material impact on the Company’s consolidated financial statements.

In April 2015, the FASB issued ASU No. 2015-03, “Interest-Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of the Debt Issuance Cost.” To simplify the presentation of the debt issuance costs, the amendments in this ASU require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this ASU. The amendments in this ASU are effective for financial statements issued for fiscal years beginning after December 15, 2015 and interim periods within those years. By adopting this standard, we have reclassified certain of our assets and liabilities.

In February 2016, FASB issued ASU-2016-02, “Leases (Topic 842).” The guidance requires that a lessee recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right of use asset representing its right to use the underlying asset for the lease term. For finance leases: the right-of-use asset and a lease liability will be initially measured at the present value of the lease payments, in the statement of financial position; interest on the lease liability will be recognized separately from amortization of the right-of-use asset in the statement of comprehensive income; and repayments of the principal portion of the lease liability will be classified within financing activities and payments of interest on the lease liability and variable lease payments within operating activities in the statement of cash flows. For operating leases: the right-of-use asset and a lease liability will be initially measured at the present value of the lease payments, in the statement of financial position; a single lease cost will be recognized, calculated so that the cost of the lease is allocated over the lease term on a generally straight-line basis; and all cash payments will be classified within operating activities in the statement of cash flows. Under Topic 842 the accounting applied by a lessor is largely unchanged from that applied under previous GAAP. The amendments in Topic 842 are effective for the Company beginning January 1, 2019, including interim periods within that fiscal year. We are currently evaluating the impact of adopting the new guidance of the consolidated financial statements.

In January 2016, the Financial Accounting Standards Board (“FASB”), issued Accounting Standards Update (“ASU”) 2016-01, “Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities,” which amends the guidance in U.S. generally accepted accounting principles on the classification and measurement of financial instruments. Changes to the current guidance primarily affect the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, the ASU clarifies guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The new standard is effective for fiscal years and interim periods beginning after December 15, 2017, and are to be adopted by means of a cumulative-effect adjustment to the balance sheet at the beginning of the first reporting period in which the guidance is effective. Early adoption is not permitted except for the provision to record fair value changes for financial liabilities under the fair value option resulting from instrument-specific credit risk in other comprehensive income. The Company is currently evaluating the impact of adopting this standard.

In November 2015, the FASB issued ASU 2015-17, “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes,” which simplifies the presentation of deferred income taxes by requiring that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. This ASU is effective for financial statements issued for annual periods beginning after December 16, 2016, and interim periods within those annual periods. The adoption of this standard will not have any impact on the Company’s financial position, results of operations and disclosures.

In July 2015, FASB issued ASU 2015-11, Simplifying the Measurement of Inventory (“ASU 2015-11”), to simplify the guidance on the subsequent measurement of inventory, excluding inventory measured using last-in, first out or the retail inventory method. Under the new standard, inventory should be at the lower of cost and net realizable value. The new accounting guidance is effective for interim and annual periods beginning after December 15, 2016 with early adoption permitted. The adoption of this standard will not have any impact on the Company’s financial position, results of operations and disclosures.

In March 2016, the FASB issued ASU 2016-09, Compensation—Stock Compensation: Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”), which simplifies several aspects of the accounting for employee share-based payment transactions for both public and nonpublic entities, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. ASU 2016-09 is effective for annual periods beginning after December 15, 2016, and interim periods within annual periods beginning after December 15, 2018. Early adoption is permitted. The adoption of this standard will not have any impact on the Company’s financial position, results of operations and disclosures.

4. DISCONTINUED OPERATIONS

On February 6, 2017, the Company entered into a Contribution and Unit Purchase Agreement (the “Agreement”) with LB&B Associates Inc. (the “Purchaser”) and Global Public Safety, LLC (“GPS”).

The closing for the transaction set forth in the Agreement occurred on February 28, 2017 (the “Closing”) and on such date the Company contributed substantially all of the assets and certain liabilities related to its vehicle services business (the “Business”) to GPS. After the Closing, the Company will continue to own and run other business operations that are not related to the Business.

On the Closing, GPS sold units representing 80.1% of the units of GPS to the Purchaser for $6,048,394, after certain purchase price adjustments of prepaid expenses and unbilled customer deposits. $4,048,394 was paid in cash, including a $250,000 deposit that was paid on February 6, 2017, and $2,000,000 was paid by Purchaser issuing the Company a promissory note (the “Promissory Note”). After the Closing, the Company continues to own 19.9% of the units of GPS. (See Subsequent Event footnote – Note 17).

ASC 360-10-45-9 requires that a long-lived asset (disposal group) to be sold shall be classified as held for sale in the period in which a set of criteria have been met, including criteria that the sale of the asset (disposal group) is probable and actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. This criteria was achieved on December 21, 2016 as the Company entered into a letter of intent with the purchaser. Additionally, the discontinued operations are comprised of the entirety of the vehicle services business, excluding corporate services expenses. Lastly, for comparability purposes certain prior period line items relating to the assets held for sale have been reclassified and presented as discontinued operations for all periods presented in the accompanying consolidated statements of operations, consolidated statements of cash flows, and the consolidated balance sheets.

In accordance with ASC 205-20-S99, “Allocation of Interest to Discontinued Operations”, the Company elected to not allocate consolidated interest expense to discontinued operations where the debt is not directly attributable to or related to discontinued operations.

The following information presents the major classes of line item of assets and liabilities included as part of discontinued operations in the consolidated balance sheet:

	December 31,	December 31,
	2016	2015
Current assets—discontinued operations:
Accounts receivable	$776,715	$3,649,425
Inventory	272,679	289,696
Prepaid expenses	20,117	21,829

Total current assets—discontinued operations	$1,069,511	$3,960,950

Noncurrent assets—discontinued operations:
Property and equipment, net	$27,362	$47,047
Other non-current assets	13,025	95,730

Total noncurrent assets—discontinued operations	$40,387	$142,777

Current liabilities—discontinued operations:
Accounts payable and accrued liabilities	$664,569	$2,341,016
Accrued payroll and related expenses	15,386	84,159
Customer deposits	34,219	36,070
Deferred revenue	54,581	95,233
Term loan – current	—	166,667
Line of credit	202,711	1,402,381

Total current liabilities—discontinued operations:	$971,466	$4,125,526

Long term liabilities—discontinued operations:
Note payable—long term portion	$452,572	$—
Deferred rent	36,948	38,184
Notes payable—related parties, long term portion	500,000	500,000

Total long term liabilities—discontinued operations	$989,520	$538,184

The following information presents the major classes of line items constituting the after-tax loss from discontinued operations in the consolidated statements of operations for the years ended December 31, 2016 and 2015:

	Year Ended December 31,
	2016	2015
Revenue	$10,311,558	$17,021,752
Cost of goods sold	8,727,310	14,969,013

Gross margin	1,584,248	2,052,739
Salaries and related expenses	338,031	410,494
Selling, general and administrative expenses	403,165	461,966

Total operating expenses	741,196	872,460
Operating income	843,052	1,180,279
Other expense:
Interest expense, net	268,667	221,020

Total other expense	268,667	221,020

Income from discontinued operations before tax	574,385	959,259
Income tax expense	230,900	385,600

Income from discontinued operations, net of tax	$343,485	$573,659

The following information presents the major classes of line items constituting significant operating and investing cash flow activities in the consolidated statements of cash flows relating to discontinued operations:

	Years Ended December 31,
	2016	2015
Cash flows from operating activities of discontinued operations:
Adjustments to reconcile net loss to net cash used in operating activities of discontinued operations:
Depreciation and amortization	$26,685	$40,382
Changes in operating assets and liabilities including assets and liabilities held for sale:
Accounts receivable	2,872,709	(2,157,654)
Prepaid expenses and other non-current assets	84,417	(32,693)
Inventory	17,017	141,406
Accounts payable and accrued expenses	(1,676,445)	1,244,430
Deferred revenue	(40,652)	(160,172)
Other liabilities	(71,860)	140,449

Net cash provided by (used in) operating activities from discontinued operations	1,211,871	(783,852)

Cash flows from investing activities in discontinued operations:
Purchases of property and equipment	(7,000)	—

Net cash used in investing activities in discontinued operations	(7,000)	—

Cash flows from financing activities in discontinued operations:
Net change in line of credit	(1,199,670)	230,449
Payments on other notes payable	—	(11,668)
Borrowings on term notes	452,571	—
Deferred financing cost	—	(19,420)
Payments on term notes	(166,667)	(250,000)

Net cash used in financing activities in discontinued operations	$(913,766)	$(50,639)

NOTE 5—PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	December 31,
	2016	2015
Leasehold improvements	$25,792	$25,792
Computer equipment and software	420,569	420,569
Vehicles	215,358	206,702
Furniture	22,965	22,965
Cameras	819,466	703,392
Phone equipment	16,811	16,811
Handheld ticketing system	30,293	30,293

	1,551,254	1,426,524
Accumulated depreciation and amortization	(1,342,944)	(1,250,224)

	$208,310	$176,300

Depreciation and amortization of property and equipment from continuing operations the years ended December 31, 2016 and 2015 was $101,564 and $149,231, respectively. Depreciation and amortization of property and equipment for discontinued operations the years ended December 31, 2016 and 2015 was $26,685 and $40,382, respectively.

NOTE 6 – LINE OF CREDIT AND OTHER NOTES PAYABLE

Line of Credit

On July 12, 2016 (the “Closing Date”), Brekford entered into a loan and security agreement (the “Loan Agreement”) with Fundamental Funding LLC (the “Lender”). The Loan Agreement provides for a multi-draw loan to Brekford for (i) Brekford’s accounts receivable, the lesser of (y) $2,500,000 or (z) 85% of Brekford’s eligible accounts and (ii) Brekford’s inventory advances, the lesser of (y) $500,000 or (z) 50% of the eligible inventory (the “Revolving Loans”). The maximum amount available to the Company under the Loan Agreement for the Revolving Loans is $3,500,000 (the “Credit Limit”). In addition, the Lender agreed to provide Brekford with an accommodation loan in an amount not to exceed $500,000, which shall be repaid in thirty-six (36) equal monthly installments of principal and interest (the “Accommodation Loan” and together with the Revolving Loans, the “Loans”).

On the Closing Date, the Lender advanced Brekford $533,670. The amounts advanced under the Loan Agreement are due and payable on the three (3) year anniversary of the Closing Date (the “Maturity Date”), and thereafter, the Maturity Date shall automatically be extended for successive periods of one year unless Brekford shall give lender written notice of termination not less than ninety (90) days prior to the end of such term or renewal term, as applicable. Lender may terminate the Loan Agreement at any time in its sole discretion by giving Brekford ninety (90) days prior written notice, provided that upon an Event of Default (as defined in the Loan Agreement), Lender may terminate the Loan Agreement without notice to Brekford, effective immediately. Upon termination by the Lender, Brekford shall be required to pay certain termination fees based on a percentage of the Credit Limit as set forth in the Loan Agreement.

The outstanding principal balance under the Note for the Revolving Loans shall bear interest at a rate per annum equal to the “prime rate” published from time to time in the Wall Street Journal (the “Prime Rate”), plus 1.75% per annum, accruing daily and payable monthly. The outstanding principal balance under the Accommodation Loan shall bear interest at a rate per annum equal to the Prime Rate in effect from time to time, plus 12.75% per annum, accruing daily and payable monthly. Notwithstanding any other provision in the Loan Agreement, interest on Loans shall be calculated on the higher of: (i) the actual average monthly balance of all Loans from the prior month, or (ii) $1,350,000. In addition Brekford will be subject to certain monthly or annual fees on the Loans as set forth in the Loan Agreement.

The remaining portion of Credit Limit may be advanced to Brekford upon written notice provided to the Lender during the period beginning from the Closing Date through the Maturity Date provided no default has occurred under the Loan Agreement. Brekford may prepay any portion of the Accommodation Loan, in whole or in part, to Lender on or prior to the Maturity Date.

Initial borrowings under the Loan Agreement were subject to, among other things, the substantially concurrent repayment by the Company of all amounts due and owing under the Companyís credit facility, dated May 24, 2014, with Rosenthal & Rosenthal, Inc. and the satisfaction and termination of such borrowing and all liens thereunder (collectively, the “Rosenthal Loan”). All amounts owed under the Rosenthal Loan, which were $2,253,617, were satisfied and terminated by the Company on the Closing Date.

In addition, on the Closing Date, the Company entered into a subordination agreement with each of C.B. Brechin and Scott Rutherford, the Companyís chief executive officer and chief strategy officer, respectively, as well as with the Investor described in Note 8 pursuant to which each of the parties agreed to subordinate all present and future indebtedness held by each of them to the obligations of the Lender.

On the Closing Date, as part of the Loan Agreement and to secure the payment and performance of all of the obligations owed to Lender under the Loan Agreement when due, the Company granted to Lender a security interest in all right, title and interest to all assets of the Borrower, whether now owned or hereafter arising or acquired and wherever located.

The Loan Agreement contains customary affirmative and negative covenants for loan agreements of its type, including but not limited to, limiting the Company’s ability to pay dividends or make any distributions, incur additional indebtedness, grant additional liens, engage in any other lime of business, make investments, merge, consolidate or sell all or substantially all of its assets and enter into transactions with related parties. The Loan Agreement also contains certain financial covenants, including, but not limited to, a debt service coverage ratio.

The Loan Agreement includes customary events of default, including but not limited to, failure to pay principal, interest or fees when due, failure to comply with covenants, default under certain other indebtedness, certain insolvency or bankruptcy events, the occurrence of certain material judgments the institution of any proceeding by a government agency or a change of control of the Company.

All borrowings under the Loan Agreement are due upon a default under the terms of the Loan Agreement. The Company’s obligations under the Loan Agreement are guaranteed by C.B. Brechin, the Company’s chief executive officer pursuant to the terms of a surety agreement.

At December 31, 2016, the Company had $274,795 in outstanding indebtedness under the Revolving Facility and $452,571 in outstanding indebtedness under the Term Loan, and the Company could have borrowed up to an additional $2,725,205 under the Revolving Facility. As of December 31, 2016, we were out of compliance with one of the financial covenants contained in the Credit Facility as a result of the loss recorded for the year ended December 31, 2016. The Company did not request a waiver for the year ended December 31, 2016 and the Revolving Facility and Term Loan were repaid in full on February 28, 2017.

Other Notes Payable

The Company financed certain vehicles and equipment under finance agreements. The agreements mature at various dates through December 2017. Principal maturities in 2017 are $20,150. The agreements require various monthly payments of principal and interest until maturity. As of December 31, 2016 and 2015, financed assets of $19,475 and $47,732, respectively, net of accumulated amortization of $122,441 and $98,184, respectively, are included in property and equipment on the balance sheets. The weighted average interest rate was 3.75% at December 31, 2016 and December 31, 2015.

NOTE 7 – NOTES PAYABLE – STOCKHOLDERS

Brekford financed the repurchase of shares of its common stock and warrants from the proceeds of convertible promissory notes that were issued by Brekford on November 9, 2009 in favor of a lender group that included two of its directors, Messrs. C.B. Brechin and Scott Rutherford, in the principal amounts of $250,000 each (each, a “Promissory Note” and together, the “Promissory Notes”). Each Promissory Note bears interest at the rate of 12% per annum and at the time of issuance was to be convertible into shares of Brekford common stock, at the option of the holder, at an original conversion price of $.07 per share. At the time of issuance, Brekford agreed to pay the unpaid principal balance of the Promissory Notes and all accrued but unpaid interest on the date that was the earlier of (i) two years from the issuance date or (ii) 10 business days after the date on which Brekford closes an equity financing that generates gross proceeds in the aggregate amount of not less than $5,000,000.

On April 1, 2010, Brekford and each member of the lender group executed a First Amendment to each Promissory Note, which amended the respective Promissory Note as follows:

•	Revise the conversion price in the provision that allows the holder of the Promissory Note to elect to convert any outstanding and unpaid principal portion of the Promissory Note and any accrued but unpaid interest into shares of the common stock at a price of fourteen cents ($0.14) per share, and

•	Each Promissory Note’s maturity date was extended to the earlier of (i) four years from the issuance date or (ii) 10 business days after the date on which Brekford closes an equity financing that generates gross proceeds in the aggregate amount of not less than $5,000,000.

On November 8, 2013, Brekford and each member of the lender group agreed to extend the maturity dates of the Promissory Notes to the earlier of (i) November 9, 2014 or (ii) 10 business days after the date on which Brekford closes an equity financing that generates gross proceeds in the aggregate amount of not less than $5,000,000.

On November 4, 2014, Brekford and each member of the lender group agreed to further extend the maturity dates of the Promissory Notes to the earlier of (i) November 9, 2015 or (ii) 10 business days after the date on which Brekford closes an equity financing that generates gross proceeds in the aggregate amount of not less than $5,000,000.

On November 9, 2015, the maturity dates of the Promissory Notes were extended to the earlier of (i) November 9, 2016 or (ii) 10 business days from the date on which Brekford closes an equity financing that generates gross proceeds in the aggregate amount of not less than $5,000,000.

On November 4, 2016, the maturity dates of the Promissory Notes were extended to the earlier of (i) November 9, 2017 or (ii) 10 business days from the date on which Brekford closes an equity financing that generates gross proceeds in the aggregate amount of not less than $5,000,000. Mr. Brechin and Mr. Rutherford have indicated that they will not exercise their right of repayment prior to September 30, 2017.

The Company anticipates the maturity date of the Promissory Notes will continue to be extended for the foreseeable future; thus, they are classified as long-term liabilities in Discontinued Operations – Long Term Liabilities (Note 4). As of December 31, 2016 and 2015, the amounts outstanding under the Promissory Notes totaled $500,000.

NOTE 8 – CONVERTIBLE PROMISSORY NOTES PAYABLE—INVESTOR

On March 17, 2015, the Company entered into a note and warrant purchase agreement (the “Agreement”) with an accredited investor (the “Investor”) pursuant to which the Investor purchased an aggregate principal amount of $715,000 of a 6% convertible promissory note issued by the Company for an aggregate purchase price of $650,000 (the “Investor Note”). The Investor Note bears interest at a rate of 6% per annum and the principal amount is due on March 17, 2017. The note and accrued interest was repaid on February 28, 2017. Any interest that accrues under the Investor Note is payable either upon maturity or upon any principal being converted on any voluntary conversion date (as to that principal amount then being converted). The Investor Note is convertible at the option of the Investor at any time into shares of Common Stock at a conversion price equal to the lesser of (i) $0.25 per share and (ii) 70% of the average of the lowest three volume weighted average prices for the twelve (12) trading days prior to such conversion (the “Conversion Price”). In no event can the Conversion Price be less than $0.10; provided, however, that if on or after the date of the Agreement the Company sells any Common Stock or Common Stock Equivalents (as defined in the Agreement) at an effective price per share that is less than $0.10 per share, then the Conversion Price shall be equal to the par value of the Common Stock then in effect. In connection with the Agreement, the Investor received a warrant to purchase 780,000 shares of Common Stock (the “Warrant”). The Warrant is exercisable for a period of five years from the date of issuance at an exercise price of $0.50 per share, subject to adjustment (the “Exercise Price”).

On October 23, 2015, the Investor converted $25,000 of principal and $904 of accrued interest due under the Investor Note into 169,530 shares of Common Stock and the Company recognized a loss on extinguishment of debt of $19,861.

On December 2, 2015, the Investor converted $50,000 of principal and $2,129 of accrued interest due under the Investor Note into 349,155 shares of Common Stock and the Company recognized a loss on extinguishment of debt of $35,160.

On February 26, 2016, the Investor converted $50,000 of principal and $2,844 of accrued interest due under the Investor Note into 476,500 shares of Common Stock and the Company recognized a loss on extinguishment of debt of $49,525.

On March 31, 2016, the Investor converted $50,000 of principal and $3,123 of accrued interest due under the Investor Note into 510,310 shares of Common Stock and the Company recognized a loss on extinguishment of debt of $72,947.

On May 31, 2016, the Investor converted $50,000 of principal and $3,625 of accrued interest due under the Investor Note into 605,928 shares of Common Stock and the Company recognized a loss on extinguishment of debt of $38,923.

On July 1, 2016, the Investor converted $50,000 of principal and $3,880 of accrued interest due under the Investor Note into 699,733 shares of Common Stock and the Company recognized a loss on extinguishment of debt of $40,875.

On July 27, 2016, the Investor converted $50,000 of principal and $4,093 of accrued interest due under the Investor Note into 758,670 shares of Common Stock and the Company recognized a loss on extinguishment of debt of $45,024.

On August 31, 2016, the Investor converted $50,000 of principal and $4,381 of accrued interest due under the Investor Note into 776,869 shares of Common Stock and the Company recognized a loss on extinguishment of debt of $44,617.

The following table provides information relating to the Investor Note at December 31, 2016 and:

	December 31, 2016	December 31, 2015
Convertible promissory note payable	$340,000	$640,000
Original issuance discount, net of amortization of the $61,786 and $23,002 as of December 31, 2016 and 2015	(3,214)	(35,180)
Beneficial conversion feature, net of amortization of $530,338 and $197,437 as of December 31, 2016 and 2015	(27,583)	(301,959)
Warrant feature, net of amortization of the $87,527 and $32,585 as of December 31, 2016 and 2015	(4,552)	(49,835
Original issuance cost, net of amortization of $46,996 and $20,744 as of December 31, 2016 and 2015	(5,504)	(31,756)

Convertible promissory note payable, net	$299,147	$221,269

We evaluated the financing transactions in accordance with ASC Topic 470, Debt with Conversion and Other Options, and determined that the conversion feature of the Investor Note was afforded the exemption for conventional convertible instruments due to its fixed conversion rate. The Investor Note has an explicit limit on the number of shares issuable so it did meet the conditions set forth in current accounting standards for equity classification. The debt was issued with non-detachable conversion options that are beneficial to the investors at inception, because the conversion option has an effective strike price that is less than the market price of the underlying stock at the commitment date. The accounting for the beneficial conversion feature requires that the beneficial conversion feature be recognized by allocating the intrinsic value of the conversion option to additional paid-in-capital, resulting in a discount on the convertible notes, which will be amortized and recognized as interest expense.

Accordingly, a portion of the proceeds was allocated to the Warrant based on its relative fair value, which totaled $92,079 using the Black Scholes option-pricing model. Further, the Company attributed a beneficial conversion feature of $557,921 to the shares of Common Stock issuable under the Investor Note based upon the difference between the effective Conversion Price and the closing price of the Common Stock on the date on which the Investor Note was issued. The assumptions used in the Black-Scholes model are as follows: (i) dividend yield of 0%; (ii) expected volatility of 80.5%, (iii) weighted average risk-free interest rate of 1.56%, (iv) expected life of five years, and (v) estimated fair value of the Common Stock of $0.26 per share. The expected term of the Warrant represents the estimated period of time until exercise and is based on historical experience of similar awards giving consideration to the contractual terms. The Company recorded amortization of the beneficial conversion feature and warrant feature of the Investor Note in other expense in the amount of $274,377 and $45,284 during the year ended December 31, 2016 and $255,961 and $42,243, during the year ended December 31, 2015 which also includes the unamortized beneficial conversion feature and warrant feature attributable to the $375,000 principal converted to equity.

The Company recorded an original issue discount of $65,000 to be amortized over the term of the Agreement as interest expense. The Company recognized $31,966 and $29,820 of interest expense as a result of the amortization during the nine months ended December 31, 2016 and the year ended December 31, 2015 respectively, which also includes the unamortized original issue discount attributable to the $375,000 principal converted to equity.

NOTE 9 – WARRANT DERIVATIVE LIABILITY

On March 17, 2015, in conjunction with the issuance of the Investor Note (See Note 7), the Company issued the Warrant, which permits the Investor to purchase 840,000 shares of Common Stock, including 60,000 related to the financing costs, with an exercise price of $0.50 per share and a life of five years.

The Exercise Price is subject to anti-dilution adjustments that allow for its reduction in the event the Company subsequently issues equity securities, including shares of Common Stock or any security convertible or exchangeable for shares of Common Stock, for no consideration or for consideration less than $0.50 a share. The Company accounted for the conversion option of the Warrant in accordance with ASC Topic 815. Accordingly, the conversion option is not considered to be solely indexed to the Company’s own stock and, as such, is recorded as a liability. The derivative liability associated with the Warrant has been measured at fair value at March 17, 2015 and December 31, 2016 using the Black Scholes option-pricing model. The assumptions used in the Black-Scholes model are as follows: (i) dividend yield of 0%; (ii) expected volatility of 80.5%—105.1%; (iii) weighted average risk-free interest rate of 1.14-1.93%; (iv) expected life of five years; and (v) estimated fair value of the Common Stock of $0.10-$0.26 per share.

At December 31, 2016 and 2015, the outstanding fair value of the derivative liability was $24,360 and $99,036, respectively.

NOTE 10 – LEASES

Operating Leases

Brekford rents office space under separate non-cancelable operating leases expiring in April 2020. Rent expense under our main headquarters lease, expiring on April 30, 2020 amounted to $171,243 and $169,297 for the years ended December 31, 2016 and 2015, respectively.

Future minimum lease payments under these lease agreements, exclusive of the Company’s share of operating costs at December 31, 2016 and 2015 are as follows:

2017	$177,878
2018	183,214
2019	188,711
2020	64,475
Total	614,278

Discontinued operations	522,136

Total minimum lease payment under continuing operations	$92,142

The Company also leases approximately 2,500 square feet of office space from a related party under a non-cancelable operating lease expiring on June 30, 2017. Rent expense under this lease amounted to $49,200 for the years ended December 31, 2016 and 2015, respectively.

Future minimum lease payments under these lease agreements, exclusive of the Company’s share of operating costs at December 31, 2016 are $24,600 during 2017.

NOTE 11 – INVENTORY

As of December 31, 2016 and 2015 inventory consisted entirely of raw materials of $221,816 and $316,775, respectively.

NOTE 12 – LOSS PER SHARE

The following table provides information relating to the calculation of loss earnings per common share for continuing operations:

	Years Ended December 31,
	2016	2015
Basic loss earnings per share
Net loss from continuing operations	$(1,397,888)	$(944,830)

Weighted average common shares outstanding—basic	47,357,787	44,690,550

Basic loss per share	$(0.03)	$(0.02)

Diluted loss per share
Net loss from continuing operations	$(1,397,888)	$(944,830)

Weighted average common shares outstanding	47,357,787	44,690,550
Potential dilutive securities	—	—

Weighted average common shares outstanding – diluted	44,357,787	44,499,610

Diluted loss per share	$(0.03)	$(0.02)

Common stock equivalents excluded due to anti-dilutive effect	6,961,429	8,576,134

The following table provides information relating to the calculation of net income per common share for discontinued operations:

	Years Ended December 31,
	2016	2015
Basic net income per share
Net income from discontinued operations	$343,485	$573,659

Weighted average common shares outstanding—basic	47,357,787	44,690,550

Basic loss per share	$0.01	$0.01

Diluted net income per share
Net income from discontinued operations	$343,485	$573,659

Weighted average common shares outstanding	47,357,787	44,690,550
Potential dilutive securities	5,796,429	7,511,134

Weighted average common shares outstanding – diluted	53,154,216	52,201,684

Diluted loss per share	$0.01	$0.01

Common stock equivalents excluded due to anti-dilutive effect	1,165,000	1,065,000

NOTE 13—STOCKHOLDERS’ EQUITY

At December 31, 2016 and 2015, the Company’s authorized stock consists of 20,000,000 shares of $.0001 par value preferred stock and 150,000,000 shares of $.0001 par value common stock.

The following common stock transactions occurred during the period:

During the period ended December 31, 2016 the Company granted an aggregate of 332,000 shares of restricted Common Stock to the key employees in consideration of services rendered. The weighted average fair value of the shares amounted to $0.16 per share based upon the closing price of shares of Common Stock on the date of the grant. These shares were fully vested on the date of the grant. The Company recorded $53,000 in share-based compensation expense related to restricted stock grants.

During the period ended December 31, 2016 the Company issued 3,828,010 shares at an average valued of $0.13 per share to convert $300,000 of principal and $21,945 of accrued interest due under the Convertible Note Agreement and recognized a loss on extinguishment of debt of $291,911.

During the period ended December 31, 2015 the Company granted an aggregate of 132,000 shares of restricted Common Stock to the key employees in consideration of services rendered. The weighted average fair value of the shares amounted to $0.34 per share based upon the closing price of shares of Common Stock on the date of the grant. These shares were fully vested on the date of the grant. The Company recorded $44,880 in share-based compensation expense related to restricted stock grants.

During the period ended December 31, 2015 the Company issued 518,685 shares at an average valued of $0.26 per share to convert $75,000 of principal and $3,033 of accrued interest due under the Convertible Note Agreement and recognized a loss on extinguishment of debt of $55,021.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

On September 7, 2010, Brekford issued a press release announcing that its board of directors authorized a stock repurchase program permitting the Company to repurchase up to $500,000 in outstanding shares of the Common Stock from time to time over a period of 12 months in open market transactions or in privately negotiated transactions at the Company’s discretion. The stock repurchase program was subsequently extended for an additional 12 months until September 7, 2012. On September 28, 2012, the Company adopted a new stock repurchase program which permits the Company to repurchase the $363,280 in shares that remained available for repurchase under the old program, with the same terms and conditions except that the term of the new stock repurchase program was 24 months. The repurchase plan expired in September 2014.

Warrants

The assumptions used to value warrant grants during the year ended December 31, 2015, which consisted solely of the Warrant, were as follows:

Year ended December 31, 2015
Expected life (in years)	5.00
Volatility	80.50%
Risk free interest rate	1.56%
Expected Dividend Rate	0%

Summary of the warrant activity for year ended December 31, 2016 is as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at January 1, 2015	—	$—	—	$0.00
Granted	840,000	0.50	4.21	0.00
Forfeited or expired	—	—	—	0.00
Exercised	—	—	—	0.00

Outstanding at December 31, 2015	840,000	0.50	4.21	0.00

Granted	—	—	—	0.00
Forfeited or expired	—	—	—	0.00
Exercised	—	—	—
Outstanding at December 31, 2016	840,000	0.50	3.21	0.00

Exercisable at December 31, 2016	840,000	0.50	3.21	0.00

The weighted average remaining contractual life of warrants outstanding as of December 31, 2016 was as follows:

Exercisable Prices	Stock Warrants Outstanding	Stock Warrants Exercisable	Weighted Average Remaining Contractual Life (years)
$0.50	840,000	840,000	3.21

Total	840,000	840,000	3.21

NOTE 14 – SHARE-BASED COMPENSATION

The Company has issued shares of restricted common stock and warrants to purchase shares of common stock and has granted non-qualified stock options to certain employees and non-employees. On April 25, 2008, the Company’s stockholders approved the 2008 Stock Incentive Plan (the “2008 Incentive Plan”). During the year ended December 31, 2016, Traffic Safety, Inc. granted stock options under the 2008 Incentive Plan to its non-employee directors. These options have exercise prices equal to the fair market value of a share of Common Stock as of the date of grant and have terms of ten years.

Stock Options

Option grants during the year ended December 31, 2016 were made to non-employee directors who elected to receive options during the annual equity grant period in the first quarter of each fiscal year. The options had a grant date fair value of $0.12 per share and will vest and become exercisable with respect to option shares over a three-year period commencing from the date of grant at a rate of 33.33% per year.

Option grants during the year ended December 31, 2015 were made to non-employee directors who elected to receive options during the annual equity grant period in the first quarter of each fiscal year. The options had a grant date fair value of $0.24 per share and will vest and become exercisable with respect to option shares over a three-year period commencing from the date of grant at a rate of 33.33% per year.

The Company recorded $14,504 and $11,214 in stock option compensation expense during the period ended December 31, 2016 and 2015, respectively, related to the stock option grants.

The Company uses the Black-Scholes option pricing model to determine the fair value of stock options granted to employees and recognizes the compensation cost of employee share-based awards in its statement of operations using the straight-line method over the vesting period of the award, net of estimated forfeitures.

The use of the Black-Scholes option pricing model to estimate the fair value of share-based awards requires that the Company make certain assumptions and estimates for required inputs to the model, including (1) the fair value of the Company’s common stock at each grant date, (ii) the expected volatility of the Company’s common stock value based on industry comparisons, (iii) the expected life of the share-based award, (iv) the risk-free interest rate, and (v) the dividend yield.

The following are the assumptions made in computing the fair value of share-based awards granted in the years ended December 31, 2016 and 2015:

	Year ended December 31, 2016	Year ended December 31, 2015
Expected life (in years)	3.50	3.50
Volatility	78.8%	80.5%
Risk free interest rate	0.88%	0.95%
Expected Dividend Rate	0	0

Summary of the option activity for the period ended December 31, 2016 is as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at January 1, 2015	225,000	$0.00	—	$0.00
Granted	225,000	0.20	—	0.00
Forfeited or expired	(50,000)	—	—	0.00
Exercised	—	—	—

Outstanding at January 1, 2016	400,000	$0.20	3.25	$0.00

Granted	225,000	0.12	3.50	0.00
Forfeited or expired	(75,000)	0.22	2.00	0.00
Exercised	—	—	—
Outstanding at December 31, 2016	550,000	$0.20	3.00	0.00

Exercisable at December 31, 2016	225,000	$0.20	—	0.00
Vested and expected to vest	325,000	$0.20	3.00	0.00

The unrecognized compensation cost for unvested stock option awards outstanding at December 31, 2016 was approximately $21,032 to be recognized over approximately 3years.

Restricted Stock Grants

During the period ended December 31, 2016 the Company granted an aggregate of 332,000 shares of restricted Common Stock to the key employees in consideration of services rendered. The weighted average fair value of the shares amounted to $0.16 per share based upon the closing price of shares of Common Stock on the date of the grant. These shares were fully vested on the date of the grant. The Company recorded $53,000 in share-based compensation expense related to restricted stock grants.

During the period ended December 31, 2015 the Company granted an aggregate of 132,000 shares of restricted Common Stock to the key employees in consideration of services rendered. The weighted average fair value of the shares amounted to $0.34 per share based upon the closing price of shares of Common Stock on the date of the grant. These shares were fully vested on the date of the grant. The Company recorded $44,880 in share-based compensation expense related to restricted stock grants.

	Restricted Stock Shares	Weighted Average Value
Nonvested restricted stock at January 1, 2015	—	$—
Granted	132,000	0.34
Vested	(132,000)	0.34
Forfeited or expired	—	—

Nonvested restricted stock at December 31, 2015	—	$—
Granted	332,000	0.16
Vested	(332,000)	0.16
Forfeited or expired	—	—

Nonvested restricted stock at December 31, 2016	—	$—

2008 Stock Incentive Plan

The 2008 Incentive Plan is designed to provide an additional incentive to executives, employees, directors and key consultants, aligning the long term interests of participants in the 2008 Incentive Plan with those of the Company and the Company’s stockholders. The 2008 Incentive Plan provides that up to 8 million shares of the Company’s common stock may be issued pursuant to awards granted under the 2008 Incentive Plan. As of December 31, 2016, 5,339,000 shares of common stock remained available for future issuance under the 2008 Incentive Plan.

2008 Employee Stock Purchase Plan

On February 19, 2008, the Board of Directors authorized the adoption of the 2008 Employee Stock Purchase Plan (the “Purchase Plan”), subsequently approved by the stockholders on April 25, 2008, which is designed to encourage and enable eligible employees to acquire a proprietary interest in the Company’s common stock. The Purchase Plan provides that up to 2 million shares of the Company’s common stock may be issued under the Plan. No shares have been issued under the Plan.

NOTE 15 – EMPLOYEE BENEFIT PLANS

The Company has a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. The 401(k) Plan is a defined contribution plan, which covers substantially all U.S.-based employees of the Company and its wholly-owned subsidiaries who have completed three months of service. The 401(k) Plan provides that the Company will match 50% of the participant salary deferrals up to 3% of a participant’s compensation for all participants. The Company contributed $13,352 and $8,718 during the years ended December 31, 2016 and, 2015, respectively.

NOTE 16 – MAJOR CUSTOMERS AND VENDORS

Major Customers

The Company has several ATSE contracts with government agencies, of which net revenue from four customers during the year ended December 31, 2016 represented 63% of the total net revenue. Four customers accounted for 88% of total accounts receivable as of December 31, 2016, which was subsequently collected in 2017.

Net revenue from five customers during the year ended December 31, 2015 represented 80% of the total net revenue. Accounts receivable due from three customers at December 31, 2015 amounted to 91% of total accounts receivable at that date.

Major Vendors

The Company purchased products and services for fulfillment of ATSE contracts from several vendors. As of December 31, 2016 and 2015, accounts payable due to these vendors amounted to 47% and 38% of total accounts payable, respectively.

NOTE 17 – INCOME TAXES

As of December 31, 2016, the Company has approximately $7.55 million of federal and state net operating loss carryforwards available to offset future taxable income, if any, through 2034. These net operating losses begin to expire in 2028. If, however, there is an ownership change in the Company, some of the Company’s tax attributes may limit the Company’s ability to utilize loss carryforwards. Therefore, these operating loss carryforwards could become limited in future years if ownership changes were to occur as defined in the Internal Revenue Code and similar state income tax provisions. The Company files income tax returns with the U.S. Internal Revenue Service and with the revenue services of various states.

The Companyís deferred tax assets and liabilities at December 31, 2016 and 2015 are as follows:

	December 31,
	2016	2015
Net operating loss carry forwards	$3,112,000	$2,780,000
Property and Equipment	(490,000)	(500,000)
Other	—	—

	2,622,000	2,280,000
Valuation allowance	(2,622,000)	(2,280,000)

Net deferred tax asset	$—	$—

The Company’s recorded income tax, net of the change in the valuation allowance for each of the periods presented, is as follows:

	Years Ended December 31,
	2016	2015
Current
Federal	$—	$—
State	—	—

	—	—

Deferred
Federal	(369,000)	(130,000)
State	(55,000)	(20,000)

	(424000)	(150,000)

Change in valuation allowance	424,000	150,000

Income tax expense	$—	$—

Management has evaluated the recoverability of the deferred income tax assets and the level of the valuation allowance required with respect to such deferred income tax assets. After considering all available facts, the Company fully reserved for its deferred tax assets because management believes that it is more likely than not that their benefits will not be realized in future periods. The Company will continue to evaluate its deferred tax assets to determine whether any changes in circumstances could affect the realization of their future benefit. If it is determined in future periods that portions of the Company’s deferred income tax assets satisfies the realization standard, the valuation allowance will be reduced accordingly.

A reconciliation of the expected Federal statutory rate of 35% to the Company’s actual rate as reported for each of the periods presented is as follows:

	Years Ended December 31,
	2016	2015
Expected statutory rate	(35.0)%	(35.0)%
State income tax rate, net of Federal benefit	(5.2)%	(5.2)%
Permanent differences
Other	—%	—%

	40.2	40.2%
Valuation allowance	(40.2)%	(40.2)%

	—%	—%

NOTE 18 – SUBSEQUENT EVENTS

Merger Agreement

On February 10, 2017, Brekford entered into an Agreement and Plan of Merger (the “Merger Agreement”) to combine the businesses of Brekford and KeyStone Solutions, Inc., a Delaware corporation (“KeyStone”). The Merger Agreement provides that Brekford and KeyStone will each engage in merger transactions (the “Mergers”) with separate wholly-owned subsidiaries of a newly-formed company, Novume Solutions, Inc., a Delaware corporation (“Novume”). Under one merger transaction (the “Brekford Merger”), one wholly-owned subsidiary of Novume will merge with and into Brekford, leaving Brekford as a wholly-owned subsidiary of Novume. Under a separate merger transaction (the “KeyStone Merger”), KeyStone will merge with and into another wholly-owned subsidiary of Novume (“KeyStone Merger Sub”), with KeyStone Merger Sub surviving such merger. The time at which the Mergers are completed in accordance with the Merger Agreement is referred to as the “Effective Time”. As soon as practicable after the Effective Time, Brekford will change its name to “Brekford Traffic Safety, Inc.” and KeyStone Merger Sub will change its name to “KeyStone Solutions, Inc.”

Merger Consideration

As consideration for the Mergers, each outstanding share of the common stock, par value $0.0001 per share, of Brekford (“Brekford Common Stock”) immediately prior to the Effective Time will become convertible into and exchangeable for 1/15th of a share of common stock, par value $0.0001 per share, of Novume (“Novume Common Stock” and such ratio, the “Brekford Exchange Ratio”). Each outstanding share of the common stock, par value $0.0001 per share, of KeyStone (“KeyStone Common Stock”) immediately prior to the Effective Time, will become convertible into and exchangeable for 1.9399 shares of Novume Common Stock (the “KeyStone Common Exchange Ratio”), and each outstanding share of the Series A Cumulative Convertible Redeemable Preferred Stock, par value $0.0001 per share, of KeyStone (“KeyStone Preferred Stock”) will become convertible into and exchangeable for 1 share of the Series A Cumulative Convertible Redeemable Preferred Stock of Novume (“Novume Preferred Stock” and such ratio, the “KeyStone Preferred Exchange Ratio”). The outstanding warrants and options to purchase shares of Brekford Common Stock and KeyStone Common Stock, as applicable, shall be exchanged for warrants and options to purchase Novume Common Stock at the Brekford Exchange Ratio or the KeyStone Common Exchange Ratio, as applicable. Collectively, the forgoing is referred to herein as the “Merger Consideration”.

The Merger Consideration, and each of the Brekford Exchange Ratio, the KeyStone Common Exchange Ratio and the KeyStone Preferred Exchange Ratio, were determined so that, immediately after the Effective Time, the pre-merger stockholders of Brekford will own such portion of the capital stock of Novume as shall be equal to approximately 20% of the issued and outstanding Novume Common Stock, on a fully-diluted basis, and the pre-merger stockholders of KeyStone will own that portion of the capital stock of Novume as is equal to approximately 80% of the issued and outstanding Novume Common Stock, on a fully-diluted basis.

Contribution and Unit Purchase Agreement

On February 6, 2017, the Company entered into a Contribution and Unit Purchase Agreement (the “LB&B Agreement”) with LB&B Associates Inc. (the “Purchaser”) and Global Public Safety, LLC (“GPS”).

The closing for the transaction set forth in the Agreement occurred on February 28, 2017 (the “LB&B Closing”) and on such date the Company contributed substantially all of the assets and certain liabilities related to its vehicle services business (the “Business”) to GPS. After the LB&B Closing, the Company will continue to own and run other business operations that are not related to the Business.

On the LB&B Closing, GPS sold units representing 80.1% of the units of GPS to the Purchaser for $6,048,394, after certain purchase price adjustments of prepaid expenses and unbilled customer deposits. $4,048,394 was paid in cash, including a $250,000 deposit that was paid on February 6, 2017, and $2,000,000 was paid by Purchaser issuing the Company a promissory note (the “Promissory Note”). After the LB&B Closing, the Company continues to own 19.9% of the units of GPS.

The Promissory Note is subordinated to the Purchaser’s senior lender and accrues interest at a rate of 3% per annum. The maturity date of the Promissory Note is March 31, 2022. The Promissory Note is to be repaid as follows: (a) $75,000 plus all accrued interest on each of September 30, 2017; December 31, 2017; March 31, 2018, June 30, 2018 and September 30, 2018 (or, in the event any such date is not a business day, the first business day after such date), (b) $100,000 plus all accrued interest on each of December 31, 2018; March 31, 2019; June 30, 2019 and September 30, 2019 (or, in the event any such date is not a business day, the first business day after such date) (c) $125,000 plus all accrued interest on each of December 31, 2019; March 31, 2020; June 30, 2020; September 30, 2020, December 31, 2020; March 31, 2021, June 31, 2021; September 30, 2021; and December 31, 2021 (or, in the event any such date is not a business day, the first business day after such date), and (d) $100,000 on March 31, 2022.

The Promissory Note is secured pursuant to the terms of a Pledge Agreement (the “Pledge Agreement”) between the Company and Purchaser. Pursuant to the Pledge Agreement the Purchaser granted the Company a continuing second priority lien and security interest in the Purchaser’s units of GPS subject to liens of the Purchaser’s senior lender.

Pursuant to the Agreement, the Company and GPS executed a Transition Services Agreement (the “Transition Services Agreement”). Pursuant to the Transition Services Agreement, the Company will perform certain support services to promote the efficient transition of the Business for the fees set forth in the Agreement.

In connection with the Agreement the Company entered into an Amended and Restated Limited Liability Company Agreement of Global Public Safety, LLC (the “LLC Agreement”). The LLC Agreement provides for the operations of GPS and provides that all limited liability company powers of the Company shall be exercised by and under the authority of the Board of Representatives except as otherwise provided by the LLC Agreement or applicable law. The initial number of representatives constituting the Board of Representatives is three, of which the Company appointed one member and if the number of Board of Representatives is increased the Company shall be able to appoint the number of members required to maintain 1/3 of the seats on the Board of Representatives.

Pursuant to a month-to-month sublease agreement between GPS and the Company, the Company will continue to occupy 3,362 square feet of office space, located at 7020 Dorsey Road, Suite C, Hanover, Maryland 21076.

The Company also entered into a Pre-Novation Agreement with GPS pursuant to which performance under certain contracts being assigned to GPS will be made while these contracts are being assigned to GPS. The Company will also enter into a Novation Agreement pursuant to which the government contracts being assigned to GPS will be transferred.

Director Resignation

On February 18, 2017, Edward Parker notified Brekford that he was resigning from the Company’s board of directors effective immediately.

FIRESTORM SOLUTIONS, LLC AND AFFILIATE

Independent Auditor’s Report

To the Board of Directors and Members

Firestorm Solutions, LLC and Affiliate

Report on Financial Statements

We have audited the accompanying combined financial statements of Firestorm Solutions, LLC and Affiliate (“the Company”) which comprise the balance sheets as of December 31, 2016 and 2015, and the related statements of operations, changes in members’ equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BD & Company, Inc.

Owings Mills, Maryland

June 9, 2017

Firestorm Solutions, LLC and Affiliate

Combined Balance Sheets

	December 31,
	2016	2015
ASSETS
CURRENT ASSETS
Cash	$3,319	$28,357
Accounts receivable	76,517	67,620
Prepaid expenses and other current assets	8,940	8,014

Total current assets	88,776	103,991
Intangibles, net	45,370	51,775
Other	4,441	4,441

Total assets	$138,587	$160,207

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued expenses	$62,847	$41,918
Due to member	—	148,600

Total liabilities	62,847	190,518

Commitments
MEMBERS’ EQUITY (DEFICIT)	75,740	(30,311)

Total liabilities and members’ equity (deficit)	$138,587	$160,207

The accompanying notes are an integral part of these combined financial statements.

Firestorm Solutions, LLC and Affiliate

Combined Statements of Operations

	Years Ended December 31,
	2016	2015
REVENUE
Consulting services fees	$1,124,254	$802,529
Franchise royalty fees	62,758	102,400
Other revenue	8,462	2,993

Total revenue	1,195,474	907,922

COSTS AND EXPENSES
Contractors’ fees and commissions	686,722	535,883
Selling, general and administrative expenses	446,662	436,117
Professional fees	110,830	55,726
Amortization expense	6,405	6,405

Total costs and expenses	1,250,619	1,034,131

Operating loss	(55,145)	(126,209)
Other income	12,596	33,405

Net loss	$(42,549)	$(92,804)

The accompanying notes are an integral part of these combined financial statements.

Firestorm Solutions, LLC and Affiliate

Combined Statements of Members’ Equity (Deficit)

Years Ended December 31, 2016 and 2015

Balance, January 1, 2015	$62,493
Net loss—2015	(92,804)

Balance, December 31, 2015	(30,311)
Contribution of note payable to member	148,600
Net loss—2016	(42,549)

Balance, December 31, 2016	$75,740

The accompanying notes are an integral part of these combined financial statements.

Firestorm Solutions, LLC and Affiliate

Combined Statements of Cash Flows

	Years Ended December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(42,549)	$(92,804)
Adjustments to reconcile net loss to net cash used in operating activities
Amortization	6,405	6,405
Changes in operating assets and liabilities
Accounts receivable	(8,897)	54,618
Prepaid expenses and other current assets	(926)	(4,386)
Accounts payable and accrued expenses	20,929	6,811

Net cash used in operating activities	(25,038)	(29,356)
Cash, beginning of year	28,357	57,713

Cash, end of year	$3,319	$28,357

Supplemental disclosure of noncash financing activities:

During the year ended December 31, 2016, a member contributed $148,600 through a conversion of a note payable.

The accompanying notes are an integral part of these combined financial statements.

Firestorm Solutions, LLC and Affiliate

Notes to Combined Financial Statements

December 31, 2016 and 2015

NOTE 1 – NATURE OF OPERATIONS

The combined financial statements of Firestorm Solutions, LLC and Affiliate (collectively referred to as the “Company” or “Firestorm”) include the accounts of Firestorm Solutions, LLC (“Solutions”) and Firestorm Franchising, LLC and subsidiary (“Franchising”). The companies are under common management and Solutions has a 49% equity interest in Franchising while one member of Solutions owns the other 51% equity interest in Franchising. The liability of the members of the Company is limited to the members’ total capital contributions.

The Company provides professional services to its clients including crisis management, crisis communications, emergency response, and business continuity, including workplace violence prevention, cyber-breach response, communicable illness/pandemic planning, predictive intelligence, and other emergency, crisis and disaster preparedness initiatives. The Company is focused on prevention in addition to planning and response initiatives and also franchises its security and disaster solutions.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying combined financial statements have been prepared on the accrual basis of accounting. All intercompany transactions and balances have been eliminated in combination.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. The most significant estimates made by management in the accompanying combined financial statements relate to the valuation of accounts receivable and intangible assets.

Accounts receivable

Credit is granted to customers as per individual agreements with each customer and franchisee. The Company maintains allowances for doubtful accounts for estimated losses resulting from the failure of the customer or franchisee to make required payments. The Company reviews the accounts receivable on a periodic basis and establishes allowances where there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, the customer or franchisee’s payment history, its current credit-worthiness and current economic trends. The Company determined that an allowance for doubtful accounts was not required as of December 31, 2016 and 2015.

Service fee revenue

Service fee revenue is revenue earned from a franchisee for fulfilling a contract on behalf of a franchisee. Service fee revenue is primarily recognized on a “time and materials” basis. Reimbursements for out-of-pocket expenses that are billed to a franchisee are recorded in the combined statement of operations as revenue and expenses.

Franchise fee revenue

Revenue from the sale of individual franchises is recognized when the contract is signed and collectability is assured, unless the franchisee is required to perform certain training before operations commence. The franchisor has no obligation to the franchisee relating to store development and the franchisee is considered operational at the time the franchise agreement is signed or when required training is completed, if applicable.

Royalty fee revenue

Royalties from individual franchises are earned based upon the terms in the franchising agreement which are generally the greater of $1,000 or 8% of the franchisee’s monthly gross sales.

Intangible assets

The cost of intangible assets is amortized over the estimated useful lives of the related assets, which are tradenames. Amortization is computed on the straight line method for financial reporting purposes over the useful life of fifteen years. Intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Income taxes

Solutions and Franchising have elected to be taxed as partnerships for U.S Federal and state income tax purposes. Under this election, profits, losses, credits and deductions of the Company are passed through and allocated to the members. Accordingly, no provision for income taxes is included in the accompanying combined financial statements.

The Company accounts for uncertainty in income taxes in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 740, Income Taxes. Application of this topic involves an assessment of whether each income tax position is “more likely than not” of being sustained on audit, including resolution of related appeals or litigation process, if any. For each income tax position that meets the “more likely than not” recognition threshold, the Company then assesses the largest amount of tax benefit that is greater than 50% likelihood of being realized upon effective settlement with the tax authority. There were no uncertain income tax positions at December 31, 2016 or 2015. While no income tax returns filed by the Company are currently being examined by the Internal Revenue Service or state authorities, tax returns since 2013 remain open. The Company accrues interest and penalties associated with uncertain tax positions, if any, as part of the income tax provision. There were no income tax related interest and penalties recorded for the years ended December 31, 2016 and 2015.

Going concern assessment

Beginning with year ended December 31, 2016 and all annual and interim periods thereafter, management will assess going concern uncertainty in the Company’s combined financial statements to determine if there is sufficient cash on hand and working capital to operate for a period of at least one year from the date the combined financial statements are issued or available to be issued, which is referred to as the “look-forward period”, as defined in generally accepted accounting principles. As part of this assessment, based on conditions that are known and reasonably knowable, management will consider various scenarios, forecasts, projections, estimates and will make certain key assumptions, including the timing and nature of projected cash expenditures or programs, and its ability to delay or curtail expenditures or programs, if necessary, among other factors. Based on this assessment, as necessary or applicable, management makes certain assumptions around implementing curtailments or delays in the nature and timing of programs and expenditures to the extent it deems probable those implementations can be achieved and management has the proper authority to execute them within the look-forward period. Management’s assessment determined the Company is a going concern.

New accounting pronouncements

In August 2015, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) 2015-14, Revenue from Contracts with Customers—Deferral of the Effective Date, which defers by one year the mandatory effective date of its revenue recognition standard, and provides entities the option to adopt the standard as of the original effective date. The new standard is now effective for annual reporting periods beginning after December 15, 2017, and interim periods within those annual periods. Early adoption is now permitted, but not before the original effective date. The Company is currently evaluating the impact, if any, this new standard will have on its combined financial statements, when the Company will adopt the new standard, and the method of adoption.

In August 2014, the Financial Accounting Standards Board issued ASU 2014-15, Presentation of Financial Statements – Going Concern, which requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued and provides guidance on determining when and how to disclose going concern uncertainties in the financial statements. Certain disclosures will be required if conditions give rise to substantial doubt about an entity’s ability to continue as a going concern. This accounting standard update applies to all entities and was effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter, with early adoption permitted. The Company adopted this standard during fiscal year 2016.

Subsequent events

The Company has evaluated subsequent events through June 7, 2017, which is the date the combined financial statements were available to be issued. See Note 7.

NOTE 3 – INTANGIBLES

Intangibles as of December 31, 2016 consist of the following:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Estimated Useful Lives
Tradenames	$96,078	$50,708	$45,370	15 years

Intangibles as of December 31, 2015 consist of the following:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Estimated Useful Lives
Tradenames	$96,078	$44,303	$51,775	15 years

Amortization expense for intangible assets for each of the years ended December 31, 2016 and 2015 amounted to $6,405.

The following is a schedule of the future amortization expense for the five years subsequent to December 31, 2016:

Year Ending December 31,	Amount
2017	$6,405
2018	6,405
2019	6,405
2020	6,405
2021	6,405
Thereafter	13,345

Total	$45,370

NOTE 4 – RELATED PARTY TRANSACTIONS

The Company had a short-term note payable to Mr. James Satterfield, President and a member of Solutions and Franchising. The note amount outstanding at December 31, 2015 was $148,700 and the note was non-interest bearing with no stated term of repayment. During the year ended December 31, 2016, $100 was repaid and Mr. Satterfield contributed the balance of this note payable as a capital contribution to the Company.

For the years ended December 31, 2016 and 2015, the Company paid certain members and related parties consulting and contracting fees totaling $400,170 and $224,080, respectively, which are included in contractors’ fees and commissions in the accompanying combined statements of operations.

NOTE 5 – CONCENTRATION RISKS

Major customers

For the years ended December 31, 2016 and 2015, approximately 34% and 29% of the Company’s consulting services fee revenue, respectively, was generated from two customers. For the year ended December 31, 2015, the entire balance of the Company’s initial franchise fee revenue came from one franchisee. For the years ended December 31, 2016 and 2015, the entire balance of the Company’s franchise royalty fee came from five franchises. At December 31, 2016, approximately 82% of the Company’s receivables were due from three customers. At December 31, 2015, approximately 70% of the Company’s accounts receivable were due from two customers.

NOTE 6 – COMMITMENTS

Leases

The future rental commitments with noncancellable operating leases at December 31, 2016 is estimated to be $27,458 for 2017. Rent expense for the years ended December 31, 2016 and 2015 was approximately $34,000 and $33,000, respectively.

NOTE 7 – SUBSEQUENT EVENT

In a membership interest purchase agreement dated January 25, 2017, 100% of the membership interests in Solutions and Franchising was acquired by Firestorm Holdings, LLC, a wholly-owned subsidiary of KeyStone Solutions, Inc. (“KeyStone”) for a purchase price of $500,000 in cash, $1,000,000 in unsecured, subordinated promissory notes, 488,904 shares of common stock of KeyStone and warrants to purchase 325,398 shares of common stock of KeyStone.

Annex A

SECOND

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

KEYSTONE SOLUTIONS, INC.,

a Delaware corporation,

NOVUME SOLUTIONS, Inc.,

a Delaware corporation,

KEYSTONE MERGER SUB, LLC,

a Delaware limited liability company,

BREKFORD MERGER SUB, INC.,

a Delaware corporation,

and

BREKFORD TRAFFIC SAFETY, INC.,

a Delaware corporation

DATED AS OF JULY 12, 2017

i

v

SECOND AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

THIS SECOND AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of July 12, 2017 (the “Agreement”), is entered into by and among KeyStone Solutions, Inc., a Delaware corporation (the “Company”), Novume Solutions, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Novume”), KeyStone Merger Sub, LLC , a Delaware limited liability company and a wholly-owned subsidiary of Novume previously existing as KeyStone Merger Sub, Inc. (“Company Merger Sub”), Brekford Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Novume (“Brekford Merger Sub”), and Brekford Traffic Safety, Inc. (formerly known as Brekford Corp.), a Delaware corporation (“Brekford” and, together with the Company, Novume, Company Merger Sub and Brekford Merger Sub, each a “Party” and collectively the “Parties”).

WHEREAS, the Parties originally entered into that certain Agreement and Plan of Merger dated as of February 10, 2017 (the “Original Agreement”), and entered into that certain Amendment No. 1 to the Original Agreement dated as of May 9, 2017 (the “Amendment”) in order to extend the Termination Date (as defined below) from June 1, 2017 until July 31, 2017;

WHEREAS, the Parties subsequently entered into that certain Amended and Restated Agreement and Plan of Merger dated as of June 7, 2017 (the “First Amended and Restated Agreement”), in order to, among other things, incorporate the extension of the Termination Date, amend the Company Exchange Ratio (as defined in the Original Agreement), alter the treatment of fractional shares, and reflect appropriate tax provisions;

WHEREAS, the Parties wish to effect certain other amendments to the First Amended and Restated Agreement;

WHEREAS, the Parties have previously agreed that for federal income tax purposes, it is intended that the formation of Novume and the Mergers shall constitute one or more integrated tax-free transactions under Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”) and this Agreement is a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g)and, in connection therewith, it was advantageous to convert KeyStone Merger Sub from a Delaware corporation to a Delaware limited liability company, and such conversion is intended to constitute a tax-free liquidation under Code Section 332 and this Agreement is a “plan of liquidation” for that purpose;

WHEREAS, the Boards of Directors of the Company and Brekford have each determined that it is in the best interests of the stockholders of the Company and Brekford, respectively, that each such corporation become a subsidiary of Novume pursuant to the Mergers (as defined in Section 1.1 hereof) and desire to make certain representations, warranties and agreements in connection with the Mergers;

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the Parties hereby agree as follows:

1

ARTICLE I

THE MERGERS

Section 1.1. The Mergers. At the Effective Time, and subject to and upon the terms and conditions of this Agreement, (a) the Company shall be merged with and into Company Merger Sub in accordance with the Delaware General Corporation Law and the Delaware Limited Liability Company Act (collectively, “Delaware Law”), the separate corporate existence of the Company shall cease, and Company Merger Sub shall continue as the surviving company (the “Company Merger”), and (b) Brekford Merger Sub shall be merged with and into Brekford in accordance with Delaware Law, the separate corporate existence of Brekford Merger Sub shall cease, and Brekford shall continue as the surviving company (the “Brekford Merger”). The Company Merger and the Brekford Merger are herein collectively referred to as the “Mergers” and each individually as a “Merger.” The Company Merger Sub and Brekford as the surviving companies after the Mergers are herein sometimes collectively referred to as the “Surviving Companies” and each individually as a “Surviving Company” and the Company and Brekford Merger Sub as the non-surviving companies after the Mergers are herein sometimes collectively referred to as the “Merged Companies” and each individually as a “Merged Company.”

Section 1.2. Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in ARTICLE VIII hereof and the consummation of the Closing referred to in Section 7.2(c) hereof, the Parties shall cause the Mergers to be consummated concurrently by filing a Certificate of Merger with the Secretary of State of the State of Delaware with respect to each of the Mergers, in such form as required by, and executed in accordance with, the relevant provisions of Delaware Law (the effective time of such filings being the “Effective Time”).

Section 1.3. Effects of the Mergers. At the Effective Time, the effect of the Mergers shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, (a) all of the property, rights, privileges, powers and franchises of the Company and Company Merger Sub shall continue with, or vest in, as the case may be, Company Merger Sub as the Surviving Company, and all debts, liabilities and duties of the Company and Company Merger Sub shall be, or become, as the case may be, the debts, liabilities and duties of Company Merger Sub as the Surviving Company; provided, that, Novume shall assume the debts and liabilities described in Section 7.19 and (b) all of the property, rights, privileges, powers and franchises of Brekford and Brekford Merger Sub shall continue with, or vest in, as the case may be, Brekford as the Surviving Company, and all debts, liabilities and duties of Brekford and Brekford Merger Sub shall continue to be, or become, as the case may be, the debts, liabilities and duties of Brekford as the Surviving Company. As of the Effective Time, each of the Surviving Companies shall be a direct, wholly-owned subsidiary of Novume.

Section 1.4. Subsequent Actions. If, at any time after the Effective Time, either of the Surviving Companies shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise in such Surviving Company its right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by such Surviving Company as a result of, or in connection with, one of the Mergers or otherwise to carry out this Agreement, the officers and

2

directors of such Surviving Company shall be directed and authorized to execute and deliver, in the name and on behalf of either of such constituent corporations, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in such Surviving Company or otherwise to carry out this Agreement.

Section 1.5. Organizational Documents; Directors and Officers of Surviving Companies. At the Effective Time:

(a) the Certificate of Formation of Company Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Formation of Company Merger Sub as a Surviving Company, and the Certificate of Incorporation of Brekford Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of Brekford as a Surviving Company, in each case until thereafter amended as provided by law and each such Organizational Document;

(b) the Operating Agreement of Company Merger Sub as in effect immediately prior to the Effective Time shall be the Limited Liability Company Agreement of Company Merger Sub as a Surviving Company, and the Bylaws of Brekford Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of Brekford, as a Surviving Company, immediately prior to the Effective Time, in each case until thereafter amended as provided by law and the Organizational Documents of each such Surviving Company; and

(c) the officers of each of Company Merger Sub and Brekford, respectively, as Surviving Companies, shall be designated and appointed upon mutual agreement of the Parties prior to the Effective Time. Such persons shall serve as the officers of Company Merger Sub and Brekford, respectively, as Surviving Companies from and after the Effective Time until their successors are elected or appointed and qualified or until their resignation or removal.

Section 1.6. Company Names. At the Effective Time, the name of KeyStone Merger Sub shall be changed to “KeyStone Solutions, LLC”.

Section 1.7. Company Stockholders’ Agreement. As of the Effective Time, that certain stockholders’ agreement dated March 16, 2016, as amended, by and among Robert Berman, Avon Road Partners, L.P., James McCarthy, Richard Nathan, Gregory McCarthy and Kevin Berrigan shall be terminated.

ARTICLE II

EFFECT ON THE STOCK OF NOVUME, THE SURVIVING

COMPANIES AND THE MERGED COMPANIES

Section 2.1. Conversion of Securities. The manner and basis of converting the shares of common stock of Novume, the Surviving Companies and of the Merged Companies at the Effective Time, by virtue of the Mergers and without any action on the part of any of the Parties or the holder of any of such securities, shall be as hereinafter set forth in this ARTICLE II.

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Section 2.2. Conversion of Shares.

(a) Each share of the common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) issued and outstanding immediately before the Effective Time (other than those held in the treasury of the Company) and all rights in respect thereof, shall at the Effective Time, without any action on the part of any holder thereof, forthwith cease to exist and be converted into and become exchangeable for, 1.9399449 shares of common stock, par value $0.0001 per share (“Novume Common Stock”), of Novume (the “Company Common Exchange Ratio”), and each share of Series A Cumulative Convertible Redeemable Preferred Stock (“Company Preferred Stock”) of the Company issued and outstanding immediately before the Effective Time and all rights in respect thereof, shall at the Effective Time, without any action on the part of any holder thereof, forthwith cease to exists and be converted into and become exchangeable for, 1 share of Series A Cumulative Convertible Redeemable Preferred Stock (“Novume Preferred Stock”), of Novume (collectively, the “Company Merger Consideration”, and such ratio of Company Preferred Stock to Novume Preferred Stock the “Company Preferred Exchange Ratio”). Fractional shares of Novume Common Stock and Novume Preferred Stock will not be issued in connection with the Company Merger. For a discussion of the treatment of fractional shares that would otherwise be issued, see Section 2.7.

(b) Each share of the common stock, par value $0.0001 per share, of Brekford (“Brekford Common Stock”) issued and outstanding immediately before the Effective Time (other than those held in the treasury of Brekford) and all rights in respect thereof, shall at the Effective Time, without any action on the part of any holder thereof, forthwith cease to exist and be converted into and become exchangeable for the right to receive 1/15th of one share (the “Brekford Exchange Ratio”) of Novume Common Stock (the “Brekford Merger Consideration”). Fractional shares of Novume Common Stock will not be issued in connection with the Brekford Merger. For a discussion of the treatment of fractional shares that would otherwise be issued, see Section 2.7.

(c) Commencing immediately after the Effective Time, each certificate which, immediately prior to the Effective Time, represented issued and outstanding shares of Company Common Stock or Company Preferred Stock (together, “Company Shares”) or Brekford Common Stock (“Brekford Shares” and, together with the Company Shares, the “Shares”), shall evidence the right to receive the Company Merger Consideration or the Brekford Merger Consideration, as the case may be, on the basis hereinbefore set forth, but subject to the limitations set forth in Sections 2.3, 2.5, 2.7, 2.8 and 2.9 hereof.

Section 2.3. Cancellation of Treasury Shares and of Outstanding Novume Common Stock.

(a) At the Effective Time, each share of Company Common Stock and Company Preferred Stock held in the treasury of the Company immediately prior to the Effective Time, and each share of Brekford Common Stock held in the treasury of Brekford immediately prior to the Effective Time, shall be cancelled and retired and no shares of stock or other securities of Novume or either of the Surviving Companies shall be issuable, and no payment or other consideration shall be made, with respect thereto.

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(b) At the Effective Time, the shares of Novume Common Stock held by the Company shall be cancelled and retired and no shares of stock or other securities of Novume or any other corporation shall be issuable, and no payment or other consideration shall be made, with respect thereto.

Section 2.4. Conversion of Common Stock and Preferred Stock of the Merged Companies into Common Stock of the Surviving Companies.

(a) At the Effective Time, each share of common stock of Brekford Merger Sub issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall, without any action on the part of Novume, forthwith cease to exist and be converted into 1,000 validly issued, fully paid and nonassessable shares of common stock of Brekford, as one of the Surviving Companies (or such greater number as the Company shall determine prior to the Effective Time). Immediately after the Effective Time and upon surrender by Novume of the certificate representing the shares of the common stock of Brekford Merger Sub, Brekford as one of the Surviving Companies shall deliver to Novume an appropriate certificate or certificates representing the common stock of Brekford created by conversion of the common stock of Brekford Merger Sub owned by Novume as aforesaid.

Section 2.5. Exchange of Shares Other Than Treasury Shares. Subject to the terms and conditions hereof, at or prior to the Effective Time, Novume shall appoint an exchange agent to effect the exchange of Shares for Novume Common Stock and Novume Preferred Stock, and issue cash payments (which cash payments will be paid by Novume) in lieu of fractional shares, in accordance with the provisions of this ARTICLE II (the “Exchange Agent”). From time to time after the Effective Time, Novume shall deposit, or cause to be deposited, (i) certificates representing Novume Common Stock for conversion of Shares in accordance with the provisions of Section 2.2 hereof, (ii) certificates representing Novume Preferred Stock for conversion of Shares in accordance with the provisions of Section 2.2 hereof and (iii) checks to each applicable recipient of cash in lieu of fractional shares in accordance with the provisions of Section 2.2 hereof (such certificates and checks, together with any dividends or distributions with respect thereto, being herein referred to collectively as the “Exchange Fund”). Commencing immediately after the Effective Time and until the appointment of the Exchange Agent shall be terminated, each holder of a certificate or certificates theretofore representing Shares may surrender the same to the Exchange Agent, and, after the appointment of the Exchange Agent shall be terminated, any such holder may surrender any such certificate to Novume. Such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of full shares of Novume Common Stock or Novume Preferred Stock, as applicable, into which the Shares theretofore represented by the certificate or certificates so surrendered shall have been converted in accordance with the provisions of Section 2.2 hereof, together with a cash payment in lieu of fractional shares, if any, in accordance with Section 2.7 hereof. All such shares of Novume Common Stock or Novume Preferred Stock, as applicable, issued in accordance with the immediately preceding sentence shall be deemed to have been issued at the Effective Time. Until so surrendered and exchanged, each outstanding certificate which, prior to the Effective Time, represented issued and outstanding Shares shall be deemed for all corporate purposes of the Parties, other than the payment of dividends and other distributions, if any, to represent the right to receive the Company Merger Consideration or the Brekford Merger Consideration, as the case may be. Unless and until any such certificate

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theretofore representing Shares is so surrendered, no dividend or other distribution, if any, payable to the holders of record of Novume Common Stock or Novume Preferred Stock as of any date subsequent to the Effective Time shall be paid to the holder of such certificate in respect thereof. Upon the surrender of any such certificate theretofore representing Shares, however, the record holder of the certificate or certificates representing shares of Novume Common Stock or Novume Preferred Stock issued in exchange therefor shall receive from the Exchange Agent or from Novume, as the case may be, payment of the amount of dividends and other distributions, if any, which as of any date subsequent to the Effective Time and until such surrender shall have become payable with respect to such number of shares of Novume Common Stock or Novume Preferred Stock (“Pre-Surrender Dividends”). No interest shall be payable with respect to the payment of Pre-Surrender Dividends or cash in lieu of fractional shares, upon the surrender of certificates theretofore representing Shares. After the appointment of the Exchange Agent shall have been terminated, such holders of Novume Common Stock that have not received payment of Pre- Surrender Dividends or cash in lieu of fractional shares, shall look only to Novume for payment thereof. Notwithstanding the foregoing provisions of this Section 2.5, neither the Exchange Agent nor any Party shall be liable to a holder of Shares for any Novume Common Stock or Novume Preferred Stock or dividends or distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law or to a transferee pursuant to Section 2.6 hereof.

Section 2.6. Transfer Books. The stock transfer books of the Company with respect to the Company Shares and the stock transfer books of Brekford with respect to the Brekford Shares shall each be closed at the Effective Time and no transfer of any Shares will thereafter be recorded on any of such stock transfer books. In the event of a transfer of ownership of Shares that is not registered in the stock transfer records of the Company or Brekford, as the case may be, at the Effective Time, cash and/or a certificate or certificates representing the number of full shares of Novume Common Stock or Novume Preferred Stock, as applicable, into which such Shares shall have been converted in accordance with Section 2.2 hereof shall be issued to the transferee together with a cash payment in lieu of fractional shares, if any, in accordance with Section 2.7 hereof, and a cash payment in the amount of Pre-Surrender Dividends, if any, in accordance with Section 2.5 hereof, if the certificate or certificates representing such Shares is or are surrendered as provided in Section 2.5 hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

Section 2.7. No Fractional Shares.

(a) No scrip or fractional share certificate for Novume Common Stock or Novume Preferred Stock will be issued upon the surrender for exchange of certificates evidencing Shares, and an outstanding fractional share interest will not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of Novume or of either of the Surviving Companies with respect to such fractional share interest. Each holder of shares of Company Common Stock otherwise entitled to a fractional share of Novume Common Stock will be entitled to receive, from the Exchange Agent in accordance with the provisions of this Section 2.7, a cash payment in lieu of such fractional share of Novume Common Stock in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock owned by such holder at the Effective Time) by the Closing Date Novume Share Price. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

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(b) None of Novume, the Company or Brekford shall be liable to any holder of Shares or Novume Common Stock or Novume Preferred Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Section 2.8. Options and Warrants to Purchase Common Stock.

(a) At the Effective Time, each option granted by the Company to purchase shares of Company Common Stock (each, a “Company Option”), or by Brekford to purchase shares of Brekford Common Stock (each, a “Brekford Option” and, together with the Company Options, “Options”), which is outstanding and unexercised immediately prior to the Effective Time, shall be assumed by Novume and converted into an option (a “Novume Option”) to purchase shares of Novume Common Stock in such amount and at such exercise price as provided below and otherwise having the same terms and conditions as are in effect immediately prior to the Effective Time:

(i) the number of shares of Novume Common Stock to be subject to the Novume Option shall be equal to the product of (x) the number of shares of Company Common Stock or Brekford Common Stock subject to the original Option and (y) the Company Common Exchange Ratio or the Brekford Exchange Ratio, as applicable;

(ii) the exercise price per share of Novume Common Stock under the Novume Option shall be equal to (x) the exercise price per share of the Company Common Stock or Brekford Common Stock under the original Option divided by (y) the Company Common Exchange Ratio or the Brekford Exchange Ratio, as applicable; and

(iii) upon each exercise of Novume Options by a holder thereof, the aggregate number of shares of Novume Common Stock deliverable upon such exercise shall be rounded down, if necessary, to the nearest whole share and the aggregate exercise price shall be rounded up, if necessary, to the nearest cent. The adjustments provided herein with respect to any Options shall be effected in a manner consistent with Section 424(a) of the Code.

(b) Novume shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Novume Common Stock for delivery upon exercise of Novume Options in accordance with this Section 2.8. As soon as practicable (and in no event later than thirty (30) days) after the Effective Time, Novume shall file a registration statement on Form S-8 (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Novume Common Stock subject to the Novume Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Novume Options remain outstanding.

(c) At the Effective Time, each outstanding warrant to purchase shares of Company Common Stock (each, a “Company Warrant”), or to purchase shares of Brekford Common Stock (each, a “Brekford Warrant” and, together with the Company Warrants, the “Warrants”), which

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is outstanding and unexercised immediately prior to the Effective Time, shall be assumed by Novume and converted into a warrant to purchase shares of Novume Common Stock (a “Novume Warrants”) in such amount and at such exercise price as provided below and otherwise having the same terms and conditions as are in effect immediately prior to the Effective Time:

(i) the number of shares of Novume Common Stock issuable upon exercise of each Novume Warrant shall be equal to the product of (x) the number of shares of Company Common Stock or Brekford Common Stock issuable upon exercise of the original Warrant and (y) the Company Common Exchange Ratio or the Brekford Exchange Ratio, as applicable;

(ii) the exercise price per share of Novume Common Stock under the Novume Warrants shall be equal to (x) the exercise price per share of the Company Common Stock or Brekford Common Stock under the original Warrant divided by (y) the Company Common Exchange Ratio or the Brekford Exchange Ratio, as applicable; and

(iii) upon each exercise of Novume Warrants by a holder thereof, the aggregate number of shares of Novume Common Stock deliverable upon such exercise shall be rounded down, if necessary, to the nearest whole share and the aggregate exercise price shall be rounded up, if necessary, to the nearest cent.

Section 2.9. Certain Adjustments. Without limiting any other provision of this Agreement, if, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or of Brekford Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, the exchange ratio established pursuant to the provisions of Section 2.2 hereof shall be adjusted accordingly to provide to the holders of Company Common Stock and Brekford Common Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

ARTICLE III

CERTAIN MATTERS WITH RESPECT TO NOVUME

Section 3.1. Certificate of Incorporation of Novume. Prior to the Effective Time, the Company shall cause the Certificate of Incorporation of Novume to be amended and restated to read substantially as set forth in Appendix I hereto, and shall cause Novume to file with the Secretary of State of the State of Delaware a Certificate of Designations of the Novume Preferred Stock containing terms substantially identical to the Certificate of Designations of the Company Preferred Stock filed with the Secretary of State of the State of Delaware as of the date hereof, but in any event, which shall provide rights, preferences and privileges to the holders of Novume Preferred Stock that are no less favorable to such holders than those currently provided to the holders of Company Preferred Stock.

Section 3.2. Officers and Directors of Novume.

(a) At the Effective Time, Robert A. Berman shall have been appointed the Chief Executive Officer of Novume; such other persons shall have been appointed officers of Novume as are designated by the Board of Directors of the Company as it exists immediately prior to the Effective Time.

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(b) At the Effective Time or as soon as practicable thereafter, the Novume Board shall consist of seven (7) members, four (4) of whom shall be independent within the meaning of the 1934 Act, and the national stock exchange to which the Company has applied or intends to apply for the listing of Novume Common Stock as described in Section 7.10. Six (6) members of the Novume Board shall be designated by the Company, and one (1) member of the Novume Board shall be designated by Brekford, subject to the approval of KeyStone. The members designated by the Company are James McCarthy, who shall serve as Chairman, Robert A. Berman, Dr. Richard Nathan, Glenn Goord, Paul DeBary and one additional independent director who shall be designated by the Company . The member to be designated by Brekford shall be independent, as provided herein, and shall be subject to the approval by the Company. As of the date hereof, Glenn Goord and Paul DeBary are independent as provided herein, and shall so remain, as and at the Effective Time.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BREKFORD

Brekford hereby represents and warrants to the Company and Novume as follows:

Section 4.1. Organization and Qualification; Subsidiaries. Each of Brekford and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of Brekford and its Subsidiaries has the requisite corporate power and authority and any necessary governmental authority, franchise, license or permit to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on Brekford. Brekford’s Subsidiaries are listed on Schedule 4.1 hereto.

Section 4.2. Organizational Documents. Brekford has heretofore furnished, or otherwise made available, to the Company complete and correct copies of the Organizational Documents, each as amended as of the date hereof, of Brekford and each of its Subsidiaries. Such Organizational Documents are in full force and effect. Neither Brekford nor any of its Subsidiaries is in violation of any of the provisions of its respective Organizational Documents.

Section 4.3. Capitalization.

(a) The authorized capital stock of Brekford consists of (i) 20,000,000 shares of preferred stock, par value $0.0001 per share, none of which are outstanding and none of which are reserved for issuance and (ii) 150,000,000 shares of Brekford Common Stock, of which, as of July 11, 2017, 49,311,264 shares were issued and outstanding, 840,000 shares were issuable upon the exercise of warrants, and 475,000 shares were issuable upon the exercise of options outstanding under the Brekford option plans listed on Schedule 4.3 hereto. Since January 1, 2017, no shares of Brekford Common Stock have been

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issued, except upon the exercise of options described in the immediately preceding sentence. Except as set forth on Schedule 4.3, there are no outstanding Brekford Equity Rights. For purposes of this Agreement, “Brekford Equity Rights” shall mean subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from Brekford or any of Brekford’s Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock of Brekford. Schedule 4.3 sets forth a complete and accurate list with respect to all outstanding Brekford Equity Rights of the holder thereof, the date of grant, the number of shares for which each such Brekford Equity Right is exercisable, the respective dates upon which each such Brekford Equity Right vests, becomes exercisable and expires, and the exercise price of each such Brekford Equity Right.

(b) There are no outstanding obligations of Brekford or any of Brekford’s Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Brekford or any such Subsidiary.

(c) All of the issued and outstanding shares of Brekford Common Stock are validly issued, fully paid and nonassessable.

(d) All of the outstanding capital stock of each of Brekford’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and, except as set forth on Schedule 4.3, is owned by Brekford free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances. Except as set forth on Schedule 4.3, there are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from Brekford or any of Brekford’s Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock of any of Brekford’s Subsidiaries, or any securities convertible into or exercisable for shares of the capital stock of any of Brekford’s Subsidiaries, whether or not presently issued or outstanding and there are no outstanding obligations of Brekford or any of Brekford’s Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of any of Brekford’s Subsidiaries. Except for equity interests disclosed on Schedule 4.3 hereto and Subsidiaries listed on Schedule 4.1 hereto, Brekford does not directly or indirectly own any equity interest in any other person. Each of Brekford’s Subsidiaries is a wholly-owned Subsidiary.

(e) Except as disclosed on Schedule 4.3 hereto, there are no stockholder agreements, voting trusts or other agreements or understandings to which Brekford is a party or to which it is bound relating to the voting or registration of any shares of capital stock of Brekford. Brekford has not taken any action that would result in, nor is Brekford a party to any agreement, arrangement or understanding not disclosed on Schedule 4.3 hereto that would result in, any Options to purchase Brekford Common Stock that are unvested becoming vested in connection with or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

Section 4.4. Authority Relative to this Agreement. Brekford has the necessary corporate power and authority to enter into this Agreement. The execution and delivery of this Agreement by Brekford and the consummation by Brekford of the transactions contemplated hereby have

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been duly authorized by all necessary corporate action on the part of Brekford, including the approval of this Agreement by Brekford’s stockholders as required by the Delaware Law. This Agreement has been duly executed and delivered by Brekford and, assuming the due authorization, execution and delivery thereof by the other Parties, constitutes a legal, valid and binding obligation of Brekford, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (the “Bankruptcy Exception”).

Section 4.5. No Conflict; Required Filings and Consents.

(a) Except as listed on Schedule 4.5 hereto, the execution and delivery of this Agreement by Brekford do not, and the performance of this Agreement by Brekford will not, (i) violate or conflict with the Certificate of Incorporation or Bylaws of Brekford, (ii) conflict with or violate any Legal Requirement, or conflict with or violate any Permit, applicable to Brekford or any of its Subsidiaries or by which any of their respective property is bound or affected, (iii) violate or conflict with the Certificate of Incorporation or Bylaws (or comparable governing documents) of any of Brekford’s Subsidiaries or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Brekford or any of its Subsidiaries pursuant to, result in the loss of any material benefit under, or require the consent of any other party to, any contract, instrument, permit, license or franchise to which Brekford or any of its Subsidiaries is a party or by which Brekford, each Subsidiary or any of their respective property is bound or affected, except, in the case of clauses (ii), (iii) or (iv) above, for conflicts, violations, breaches, defaults, results or consents which, individually or in the aggregate, would not have a Material Adverse Effect on Brekford.

(b) Except as listed on Schedule 4.5 and except for applicable requirements, if any, of the Exchange Act (as defined on Section 10.4 hereof), filing and recordation of appropriate merger or other documents as required by Delaware Law and any filings required pursuant to any state securities or “blue sky” laws or the rules of any applicable stock exchanges, neither Brekford nor its any of its Subsidiaries is required to submit any notice, report or other filing with any governmental authority, domestic or foreign, in connection with the execution, delivery or performance of this Agreement. Except as set forth in the immediately preceding sentence, no waiver, consent, approval or authorization of any governmental or regulatory authority, domestic or foreign, is required to be obtained by Brekford or any of its Subsidiaries in connection with its execution, delivery or performance of this Agreement.

Section 4.6. SEC Filings; Financial Statements.

(a) Brekford has filed all forms, reports and documents required to be filed with the SEC since January 1, 2016, and has heretofore delivered or made available to the Company, in the form filed with the SEC, together with any amendments thereto, its (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2015, (ii) all proxy statements relating to Brekford’s meetings of stockholders (whether annual or special) held since January 1, 2016, (iii) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, and (iv) all

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other reports or registration statements filed by Brekford with the SEC since January 1, 2016 (collectively, the “Brekford SEC Reports”). The Brekford SEC Reports (i) were prepared substantially in accordance with the requirements of the 1933 Act (as defined in Section 10.4 hereof), or the Exchange Act as the case may be, and the rules and regulations promulgated under each of such respective acts, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The financial statements, including all related notes and schedules, contained in the Brekford SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of Brekford and each of its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of Brekford and each of its Subsidiaries for the periods indicated in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject, in the case of interim financial statements, to normal year-end adjustments.

(c) Brekford has heretofore made available to the Company a complete and correct copy of any material amendments or modifications, which have not yet been filed with the SEC, to agreements, documents or other instruments which previously had been filed by Brekford with the SEC pursuant to the Exchange Act.

Section 4.7. No Undisclosed Liabilities; Absence of Certain Changes or Events. Except as and to the extent publicly disclosed by Brekford in the Brekford SEC Reports filed prior to the date of this Agreement, as of January 1, 2016, neither Brekford nor any of its Subsidiaries had any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which would be required by GAAP to be reflected in, reserved against or otherwise described in the consolidated balance sheet of Brekford (including the notes thereto) as of such date or which could reasonably be expected to have a Material Adverse Effect on Brekford. Except as disclosed on Schedule 4.7 hereto, since September 30, 2016, neither Brekford nor any of its Subsidiaries has incurred any material liability, except in the ordinary course of their respective businesses consistent with their past practices, and there has not been any change, or any event involving a prospective change, in the business, financial condition or results of operations of Brekford or any of its Subsidiaries which has had, or is reasonably likely to have, a Material Adverse Effect on Brekford, and Brekford and each of its Subsidiaries has conducted their respective businesses in the ordinary course consistent with their past practices.

Section 4.8. Litigation. Except as disclosed in Schedule 4.8 hereto, there are no claims, actions, suits, proceedings or, to Brekford’s knowledge, investigations pending or, to Brekford’s knowledge, threatened against Brekford or any of its Subsidiaries, or any properties or rights of Brekford or any of its Subsidiaries, before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign, (a) as of the date hereof, as to which there is more than a remote possibility of an adverse judgment or determination against Brekford or any of its Subsidiaries or any properties or rights of Brekford or any of its Subsidiaries in excess of $100,000 or which otherwise is reasonably likely to have a Material

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Adverse Effect on Brekford, (b) as of the date hereof, which questions the validity of this Agreement or any action to be taken by Brekford in connection with the consummation of the transactions contemplated by this Agreement or could otherwise prevent or delay the consummation of the transactions contemplated by this Agreement, or (c) as to which there is reasonably likely to be an adverse judgment or determination against Brekford or any of its Subsidiaries or any properties or rights of Brekford or any of its Subsidiaries in excess of $100,000 or which otherwise could reasonably be expected to have a Material Adverse Effect on Brekford.

Section 4.9. No Violation of Law; Permits. The business of Brekford and each of its Subsidiaries is not being conducted in violation of any statute, law, ordinance, rule, regulation, judgment, order or decree of any domestic or foreign governmental, regulatory or judicial entity (including any stock exchange or other self-regulatory body) (“Legal Requirements”), or in violation of any permits, franchises, licenses, approvals, tariffs and other authorizations or consents that are granted by any domestic or foreign government or regulatory or judicial entity (including any stock exchange or other self-regulatory body) (“Permits”), except for possible violations of any Legal Requirements, or violations of any Permits, none of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Brekford. Brekford and each of its Subsidiaries have all Permits that are required in connection with the operation of their businesses (collectively, “Required Permits”), and no proceedings are pending or, to the knowledge of Brekford, threatened to revoke or limit any Required Permit, except, in each case, those the absence or violation of which do not and will not have a Material Adverse Effect on Brekford. Except as set forth on Schedule 4.9 hereto, (a) to Brekford’s knowledge, no investigation or review by any domestic or foreign governmental or regulatory entity (including any stock exchange or other self-regulatory body) with respect to Brekford or any of its Subsidiaries in relation to any alleged violation of law or regulation is pending or threatened, and (b) no governmental or regulatory entity (including any stock exchange or other self-regulatory body) has notified Brekford of its intention to conduct the same, except for such investigations which, if they resulted in adverse findings, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Brekford. Except as set forth on Schedule 4.9 hereto, neither Brekford nor any of its Subsidiaries is subject to any cease and desist or other order, judgment, injunction or decree issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any court, governmental entity or regulatory agency that materially restricts the conduct of its business or which could reasonably be expected to have a Material Adverse Effect on Brekford, or would prevent or delay the consummation of the transactions contemplated by this Agreement, nor has Brekford or any of its Subsidiaries been advised that any court, governmental entity or regulatory agency is considering issuing or requesting any of the foregoing. Brekford and each of its Subsidiaries and affiliates has complied with all material federal and state regulatory reporting requirements necessary for the lawful provision of services or products currently offered by Brekford or such Subsidiaries or affiliate.

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Section 4.10. Registration Statement; Information Statement. None of the information supplied or to be supplied by or on behalf of Brekford for inclusion or incorporation by reference in the Registration Statement on Form S-4 (the “Registration Statement”) to be filed with the SEC by Novume in connection with the issuance of shares of Novume Common Stock and Novume Preferred Stock in the Mergers will, at the time the Registration Statement becomes effective under the 1933 Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of Brekford for inclusion or incorporation by reference in the information statement, in definitive form, relating to the approval of the Mergers by the required Brekford stockholders (the “Information Statement”) will, at any time prior to the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Brekford, its officers and directors or any of its Subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Registration Statement or the Information Statement, Brekford shall promptly so advise the Company and such event shall be so described, and such amendment or supplement (which the Company shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of Brekford. The Registration Statement and the Information Statement (except for information relating to or provided by the Company) will each comply as to form in all material respects with the provisions of the 1933 Act and the Exchange Act, as applicable, and the rules and regulations promulgated thereunder, as applicable.

Section 4.11. Employee Matters; ERISA.

(a) Set forth on Schedule 4.11 hereto is a true and complete list of all employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), all deferred compensation, bonus or other incentive compensation, stock options, restricted stock, stock purchase or other equity-based, severance or change in control, salary continuation, tuition assistance, disability, leave of absence plans, policies or agreements, and all employment, consulting, management or other individual compensation agreements with respect to any current or former employee of Brekford or any of its Brekford ERISA Affiliates, which in each case Brekford or any of its Brekford ERISA Affiliates has any obligation or liability, contingent or otherwise (collectively, the “Brekford Benefit Plans”).

(b) All contributions and other payments required to be made by Brekford or any Brekford ERISA Affiliate to or under any Brekford Benefit Plan (or to any person pursuant to the terms thereof) have been timely made in accordance with applicable law. No Brekford Benefit Plan is subject to Section 412 of the Code or Section 302 of ERISA.

(c) Each of the Brekford Benefit Plans intended to be “qualified” within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service (the “IRS”) to be so qualified, and, to the knowledge of Brekford or any Brekford ERISA Affiliate, no circumstances exist that could reasonably be expected by Brekford or any Brekford ERISA Affiliate to result in the revocation of any such determination. Brekford is in compliance with, and each of the Brekford Benefit Plans is and has been operated in compliance with, all applicable Legal Requirements governing such plan, including, without limitation, ERISA and the Code.

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(d) Brekford has made available to the Company with respect to each Brekford Benefit Plan a true, correct and complete copy of each of the following documents where applicable (i) such plan, summary plan description and summary of material modifications, (ii) the most recent annual report filed with the IRS, (iii) each related trust agreement, (iv) the most recent determination of the IRS with respect to the qualification under any provision of the Code and (v) the most recent IRS Form 5500 and actuarial report or valuation.

(e) Except as set forth on Schedule 4.11 hereto, the consummation or announcement of any transaction contemplated by this Agreement will not either alone or upon the occurrence of any additional or further acts or events) result in any (i) payment (whether of severance pay or otherwise) becoming due from Brekford or any Brekford ERISA Affiliate to any current or former officer, employee, former employee or director thereof, or to any other person for the benefit of any such officer, employee or director, or (ii) acceleration, vesting or establishment of any benefit under any Brekford Benefit Plan, or (iii) disqualification of any of the Brekford Benefit Plans intended to be qualified under, result in a prohibited transaction or breach of fiduciary duty under, or otherwise violate, ERISA or the Code.

(f) Neither Brekford nor any of its Brekford ERISA Affiliates has incurred, and neither of such entities reasonably expects to incur, any material liability to the PBGC (other than premiums which are not overdue) or pursuant to Title IV of ERISA with respect to any Brekford Benefit Plan. Neither Brekford nor any Brekford ERISA Affiliate is an employer with respect to, and neither has incurred or reasonably expects to incur, any withdrawal liability with respect to, any “multiemployer plan” (as defined in Section 3(37) of ERISA).

(g) There are no pending or, to the knowledge of Brekford or any Brekford ERISA Affiliate, threatened actions, claims or proceedings against any Brekford Benefit Plan or its assets, plan sponsor, plan administrator or fiduciaries with respect to the operation of such plan (other than routine benefit claims).

Section 4.12. Labor Matters. Except as disclosed on Schedule 4.12 hereto, neither Brekford nor any of its Subsidiaries is party to any collective bargaining agreement or other labor agreement with any union or labor organization and no union or labor organization has been recognized by Brekford or any of its Subsidiaries as an exclusive bargaining representative for employees of Brekford or any of its Subsidiaries. Except as disclosed on Schedule 4.12 hereto, there is no current union representation question involving employees of Brekford or any of Brekford’s Subsidiaries, nor does Brekford have knowledge of any significant activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Neither Brekford nor any of its Subsidiaries has made any commitment not in collective bargaining agreements listed on Schedule 4.12 hereto that would require the application of the terms of any collective bargaining agreements entered into by Brekford or any of its Subsidiaries to the Company, Novume, or any Subsidiary or joint venture of either the Company or Novume. Except as disclosed on Schedule 4.12 hereto, (i) there is no material active arbitration under any collective bargaining agreement involving Brekford or any of its Subsidiaries, (ii) there is no material unfair labor practice, grievance, employment discrimination

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or other labor or employment related charge, complaint or claim against Brekford or any of its Subsidiaries pending before any court, arbitrator, mediator or governmental agency or tribunal, or threatened, (iii) there is no material strike, picketing or work stoppage by, or any lockout of, employees of Brekford or its Subsidiaries pending or, to Brekford’s knowledge, threatened, against or involving Brekford or any of its Subsidiaries, (iv) there is no significant active arbitration under any collective bargaining agreement involving Brekford or any of its Subsidiaries regarding the employer’s right to move work from one location or entity to another, or to consolidate work locations, or involving other similar restrictions on business operations, and (v) there is no material proceeding, claim, suit, action or, to Brekford’s knowledge, governmental investigation pending or, to Brekford’s knowledge, threatened, in respect of which any director, officer, employee or agent of Brekford or any of its Subsidiaries is or may be entitled to claim indemnification from Brekford or any Brekford Subsidiary pursuant to their respective charters or bylaws or as provided in the indemnification agreements, if any, listed on Schedule 4.12 hereto. For purposes of this Section 4.12, “material” refers to any liability which could reasonably be expected to exceed $100,000. A true, correct and complete copy has been made available to the Company of each current or last, in the case where there is no current, expired collective bargaining agreement to which Brekford or any of its Subsidiaries is a part or under which Brekford or any of its Subsidiaries has obligations.

Section 4.13. Environmental Matters. Environmental Matters. Except as set forth on Schedule 4.13 hereto:

(a) Brekford and each of its Subsidiaries are and have been in compliance with all applicable Environmental Laws (as defined below) and neither Brekford nor any of its Subsidiaries has received any written or oral communication from any person or governmental authority that alleges that Brekford or any of its Subsidiaries is not in compliance with applicable Environmental Laws, except for such non-compliance which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Brekford.

(b) Brekford and each of its Subsidiaries have obtained or have applied for all environmental, health and safety permits, licenses, variances, approvals and authorizations (collectively, the “Environmental Permits”) necessary for the construction of their facilities or the conduct of their operations, and all such Environmental Permits are effective or, where applicable, a renewal application has been timely filed and is pending agency approval, and Brekford and each of its Subsidiaries are in compliance with all terms and conditions of such Environmental Permits except for such non-compliance which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Brekford. There are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans that may materially interfere with, or prevent, future continued compliance on the part of Brekford or any of its Subsidiaries with such Environmental Permits. Neither Brekford nor any of its Subsidiaries has knowledge of matters or conditions that would preclude reissuance or transfer of any such Environmental Permit, including amendment of such instrument, to Novume or one of its Subsidiaries, where such action is necessary to maintain material compliance with Environmental Laws.

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(c) To Brekford’s knowledge, there is no requirement to be imposed in the future by any Environmental Law or Environmental Permit which could reasonably be expected to result in the incurrence of a material cost by Brekford or any of its Subsidiaries.

(d) There is no Environmental Claim (as defined below) pending or, to Brekford’s knowledge, threatened (i) against Brekford or any of its Subsidiaries, (ii) against any person whose liability for any Environmental Claim Brekford or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, or (iii) against or associated with any real or personal property or operations which Brekford or any of its Subsidiaries currently or previously owned, leased or operated, in whole or in part.

(e) There have been no Releases (as defined below) of any Hazardous Material (as defined below) that would be reasonably likely to form the basis of any Environmental Claim against Brekford or any of its Subsidiaries, or against any person whose liability for any Environmental Claim Brekford or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

(f) With respect to any predecessor of Brekford or any of its Subsidiaries, there is no Environmental Claim pending or, to Brekford’s knowledge, threatened, or any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim against Brekford or any of its Subsidiaries.

(g) Brekford has disclosed to the Company all material facts which Brekford reasonably believes form the basis of a material current or future cost relating to any environmental matter affecting Brekford and each of its Subsidiaries.

(h) None of the properties currently or formerly owned, leased or operated by Brekford, any of its Subsidiaries or any predecessor thereof are now, or were in the past, listed on the National Priorities List of Superfund Sites (the “NPL”), the Comprehensive Environmental Response, Compensation and Liability Information System (“CERCLIS”), or any other comparable state or local environmental database, including those that are triggered by sales or transfers of businesses or real property.

(i) Brekford has delivered, or caused to be delivered, to the Company copies of all written environmental audit reports, written site assessments performed by environmental professionals, asbestos surveys, written claims and complaints, and consent decrees and other similar documents with respect to Brekford or any of its Subsidiaries, which are in the possession or control of Brekford or any of its Subsidiaries, related to compliance with Environmental Laws, Environmental Claims, or Releases of Hazardous Materials.

For purposes of this Section 4.13:

(i) “Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person (including any federal, state, local or foreign governmental authority) alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources

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damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by Brekford or any of its Subsidiaries (including but not limited to obligations to clean up contamination resulting from leaking underground storage tanks); or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

(ii) “Environmental Laws” means all applicable foreign, federal, state and local laws (including the common law), rules, requirements and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or relating to management of asbestos in buildings.

(iii) “Hazardous Materials” means (A) any petroleum or any by-products or fractions thereof, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, any form of natural gas, explosives, and polychlorinated biphenyls (“PCBs”); (B) any chemicals, materials or substances, whether waste materials, raw materials or finished products, which are now defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “pollutants,” “contaminants,” or words of similar import under any Environmental Law; and (C) any other chemical, material or substance, whether waste materials, raw materials or finished products, regulated or forming the basis of liability under any Environmental Law.

(iv) “Release” means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including without limitation ambient air, atmosphere, soil, surface water, groundwater or property).

Section 4.14. Board Action; Vote Required

(a) The Board of Directors of Brekford has determined that the transactions contemplated by this Agreement are in the best interests of Brekford and its stockholders and has recommended to such stockholders that they vote in favor thereof.

(b) The approval of the Merger of Brekford Merger Sub into Brekford by a majority of the votes entitled to be cast by all holders of Brekford Common Stock (the “Brekford Stockholders’ Approval”) was received on February 9, 2017, and, as of the date hereof, such approval remains in full force and effect and has not been amended or rescinded. No further vote of the holders of any class or series of the capital stock of Brekford is required to approve this Agreement, the Mergers and the other transactions contemplated hereby, in accordance with the provisions of Delaware Law, any applicable United States federal and state securities laws, and the Organizational Documents of Brekford, each as amended and as currently in effect.

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Section 4.15. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s, investment banking or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Brekford or any of its Subsidiaries.

Section 4.16. Tax Matters. Except as set forth on Schedule 4.16 hereto:

(a) Brekford and each of its Subsidiaries, and each affiliated group (within the meaning of Section 1504 of the Code) of which Brekford or any of its Subsidiaries is or has been a member, has timely filed all federal state, local, foreign, income and franchise Tax Returns (as defined below), and all other material Tax Returns required to be filed by them. All such Tax Returns are true and correct in all material respects. Except to the extent adequately reserved for in accordance with GAAP, all material Taxes due and payable by Brekford and each of its Subsidiaries have been timely paid in full. The most recent consolidated financial statements contained in the Brekford SEC Reports reflect an adequate reserve (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) in accordance with GAAP for all Taxes payable by Brekford and each of its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

(b) No material deficiencies for any Taxes have been proposed, asserted or assessed in writing against Brekford or any of its Subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of Brekford and its Subsidiaries, no requests for waivers of the time to assess any Taxes are pending, and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority. No material issues relating to Taxes have been raised in writing by any governmental authority during any presently pending audit or examination. For any open taxable period, neither Brekford nor any of its Subsidiaries has waived or extended the statute of limitations applicable to any Tax or Tax Return or consented to any extension of time with respect to any material tax assessment or deficiency.

(c) There are no material liens or encumbrances for Taxes on any of the assets of Brekford or any of its Subsidiaries (other than for current Taxes not yet due and payable).

(d) Brekford and each of its Subsidiaries have complied in all material respects with all applicable Legal Requirements relating to the payment and withholding of Taxes.

(e) Neither of Brekford nor any of its Subsidiaries has made any payments, nor are any of them obligated to make any payments, and none of them is a party to any agreement that could obligate it to make any payments that would not be deductible by reason of Sections 280G or 162(m) of the Code as a result of the transactions contemplated by this Agreement.

(f) Neither Brekford nor any of its Subsidiaries is a party to any tax allocation agreement, tax sharing agreement, tax indemnity agreement or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority but excluding in each case any contract entered into in the ordinary course of business and the primary subject of which is not Taxes). Neither Brekford nor any of its Subsidiaries (i) has been a member of an affiliated group for federal income tax purposes other than a group of which Brekford is the common parent or (ii) has any liability for the Taxes of any person other than itself under Treasury Regulations Section 1.1502-6 (or any similar provision of U.S. state or local or non-U.S. Tax Law), or as a transferee or successor.

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(g) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Brekford or any of its Subsidiaries and neither Brekford nor any of its Subsidiaries has received a written notice of any pending audit or proceeding.

(h) Neither Brekford nor any of its Subsidiaries has agreed to or is required to make any adjustment under Section 481(a) of the Code as a result of a “closing agreement” as described in Section 7121 of the Code (or any similar or corresponding provision of U.S. state or local or non-U.S. Tax Law) that, in either case, would result in the inclusion of a material amount of income in, or the exclusion of a material amount of deductions from, taxable income for any taxable period (or portion thereof) ending after the Closing Date.

(i) No property owned by Brekford or any of its Subsidiaries (i) constitutes “tax exempt use property” within the meaning of Section 168(h)(1) of the Code; or (ii) is tax exempt bond financed property within the meaning of Section 168(g) of the Code.

(j) Neither Brekford nor any of its Subsidiaries has (i) in the two (2) years prior to the date of this Agreement, distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code or (ii) engaged in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) (or any similar provision of U.S. state or local or non-U.S. Tax Law).

(k) For purpose of this Agreement, (A) the terms “Tax” or “Taxes” shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) and shall include any transferee liability in respect of Taxes, any liability in respect of Taxes imposed by contract, tax sharing agreement, tax indemnity agreement or any similar agreement and (B) the term “Tax Return” shall mean any report, return, document, declaration or any other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any document with respect to or accompanying payments or estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return document, declaration or other information.

Section 4.17. Intellectual Property. Brekford and each of its Subsidiaries owns or possess all necessary licenses or other valid rights to use all material computer software and firmware, patents, trademarks, trade names, brand names, copyrights, trade secrets, applications for trademarks and for patents, domain names, know-how and other proprietary rights and

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information used or held for use in connection with the business of Brekford and each of its Subsidiaries as currently conducted or as contemplated to be conducted, and, to the knowledge of Brekford, except as described on Schedule 4.17 hereto, as of the date hereof, there has been no assertion or claim challenging the ownership or validity of any of the foregoing. Except as disclosed on Schedule 4.17 hereto, the conduct of the business of Brekford and each of its Subsidiaries as currently conducted does not to the knowledge of Brekford, in any material respect, conflict with or infringe any patent, license, trademark, trade name, service mark, copyright, domain name or any other intellectual property right of any third party. To the knowledge of Brekford, except as described on Schedule 4.17 hereto, there are no infringements of any proprietary rights owned by or licensed by or to Brekford or any of its Subsidiaries.

Section 4.18. Insurance. Except as set forth on Schedule 4.18 hereto, each of Brekford and each of its Subsidiaries is, and has been continuously since January 1, 2016 (or such later date as each such Subsidiary was organized or acquired by Brekford), insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by Brekford and each of its Subsidiaries during such time period. Except as set forth on such Schedule 4.18, since January 1, 2016 neither Brekford nor any of its Subsidiaries has received notice of cancellation or termination with respect to any material insurance policy of Brekford or any of its Subsidiaries. The insurance policies of Brekford and each of its Subsidiaries are valid and enforceable policies.

Section 4.19. Ownership of Securities. As of the date hereof, neither of Brekford nor any of its Subsidiaries nor any of their affiliates or associates (as such terms are defined under the Exchange Act), (a)(i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of the Company, which in the aggregate represent 10% or more of the outstanding shares of Company Common Stock, or (b) is an “interested stockholder” of the Company within the meaning of Section 203 of the Delaware Law. Except as set forth on Schedule 4.19 hereto, neither Brekford nor any of its Subsidiaries owns any shares of Company Common Stock.

Section 4.20. Certain Contracts.

(a) Brekford has delivered or otherwise made available to the Company true, correct and complete copies of all contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which Brekford is a party affecting the obligations of any party thereunder) to which Brekford or any of its Subsidiaries is a party or by which any of its properties or assets are bound that are material to the business, properties or assets of Brekford and each of its Subsidiaries taken as a whole, including, without limitation, all: (i) employment, consulting, non-competition, severance, golden parachute or indemnification contracts (including, without limitation, any contract to which Brekford is a party involving employees of Brekford); (ii) contracts granting a right of first refusal or first negotiation; (iii) partnership or joint venture agreements; (iv) agreements for the acquisition, sale or lease of material properties or assets of Brekford (by merger, purchase or sale of assets or stock or otherwise); (v) contracts or agreements with any governmental entity; (vi) contracts or arrangements limiting or restraining Novume, Brekford, any of Brekford’s Subsidiaries or any successor thereto from engaging or competing in any business; and (vii) all commitments and agreements to enter into any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 6.1 hereof, the “Brekford Contracts”).

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(b) Except as set forth on Schedule 4.20(b):

(i) There is no default under any Brekford Contract either by Brekford or any of its Subsidiaries or, to the knowledge of Brekford, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Brekford or any of its Subsidiaries or, to the knowledge of Brekford, any other party, in any such case in which such default or event could reasonably be expected to have a Material Adverse Effect on Brekford.

(ii) No party to any such Brekford Contract has given notice to Brekford of or made a claim against Brekford with respect to any breach or default thereunder, in any such case in which such breach or default could reasonably be expected to have a Material Adverse Effect on Brekford.

(c) Set forth on Schedule 4.20(c) hereto is a list of each material contract, agreement or arrangement to which Brekford or any of its Subsidiaries is a party or may be bound and under the terms of which any of the rights or obligations of a party thereto will be modified or altered (including, without limitation, any acceleration of rights or obligations thereunder pursuant to the terms of any such contract, agreement or arrangement) as a result of the transactions contemplated hereby.

Section 4.21. Investment Company. Brekford is not and will be not an “investment company” within the meaning of Code Section 368(a)(2)(F)(ii) immediately before the Effective Time.

Section 4.22. Certain Plans. Immediately following the Effective Time, Brekford, as the Surviving Company in the Brekford Merger, will own substantially all of the assets of Brekford immediately prior to the Brekford Merger. There is no plan or intention for Brekford Merger Sub, as the Surviving Company of the Brekford Merger, to transfer any material assets or businesses or to cease any existing business of the Brekford after the Effective Time. There is no plan or intention for the Novume stock issued in the Brekford Merger to be redeemed.

ARTICLE V

REPRESENTATIONS OF THE COMPANY AND THE MERGER SUBSIDIARIES

The Company and each Merger Subsidiary (as defined below) hereby represent and warrant to Brekford as follows:

Section 5.1. Organization and Qualification; Subsidiaries. Each of the Company and each of Novume, Company Merger Sub and Brekford Merger Sub (collectively, the “Merger Subsidiaries” and each individually a “Merger Subsidiary”) is a company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, as applicable. Each of the Company and each of the Merger Subsidiaries has the requisite corporate or limited liability company power and authority and any necessary governmental authority, franchise, license or permit to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a

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foreign corporation or foreign limited liability company, as applicable, to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on the Company. The Company’s Subsidiaries are listed on Schedule 5.1 hereto.

Section 5.2. Organizational Documents. The Company has heretofore furnished, or otherwise made available, to Brekford complete and correct copies of the Organizational Documents, each as amended as of the date hereof, of the Company and each of the Merger Subsidiaries, and a complete and correct copy of the Certificates of Designations, each as amended as of the date hereof, for each class of the Company Preferred Stock and Novume Preferred Stock. Such Organizational Documents are in full force and effect. Neither the Company nor any of the Merger Subsidiaries is in violation of any of the provisions of its respective Organizational Documents.

Section 5.3. Capitalization.

(a) The authorized capital stock of the Company consists of (i) 7,500,000 shares of Preferred Stock, par value $0.0001 per share, 505,000 shares of which have been designated Series A Cumulative Convertible Redeemable Preferred Stock, 502,327 shares of which are issued and outstanding and none of which are reserved for issuance, and (ii) 25,000,000 shares of Company Common Stock, of which, as of July 11, 2017, 5,488,094 shares were issued and outstanding, no shares were held in the treasury of the Company, 456,660 shares were issuable upon the conversion of Company Preferred Stock, 513,480 shares were issuable upon the exercise of warrants, 500,900 shares were issuable upon the exercise of options outstanding under the Company option plans listed on Schedule 5.3(a) hereto. Except as set forth on Schedule 5.3 hereto, (i) from February 9, 2017 through the date hereof, no shares of Company Common Stock have been issued, except upon the exercise of options described in the immediately preceding sentence, and (ii) as of the date hereof, there are no outstanding “Company Equity Rights”. For purposes of this Agreement, Company Equity Rights shall mean subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from the Company or any of the Company’s Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock of the Company). Schedule 5.3 hereto sets forth a complete and accurate list with respect to all outstanding Company Equity Rights as of February 9, 2017 of the holder thereof, the date of grant, the number of shares for which each such Company Equity Right is exercisable, the respective dates upon which each such Company Equity Right vests, becomes exercisable and expires, and the exercise price of each such Company Equity Right.

(b) Except as set forth on Schedule 5.3(b), there are no outstanding obligations of the Company or any of the Company’s Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company.

(c) All of the issued and outstanding shares of Company Common Stock and Company Preferred Stock are validly issued, fully paid and nonassessable.

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(d) The authorized capital stock of Novume consists of 30,000,000 shares of Novume Common Stock, par value $0.0001 per share, of which 1,000 shares are validly issued and outstanding, and 2,000,000 shares of Novume Preferred Stock, none of which are issued and outstanding. All of the issued and outstanding capital stock of Novume is, and at the Effective Time will be, owned by the Company free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances, and there are (i) no other shares of capital stock or other voting securities of Novume, (ii) no securities of Novume convertible into or exchangeable for shares of capital stock or other voting securities of Novume and (iii) no options or other rights to acquire from Novume, and no obligations of Novume to issue, any capital stock, other voting securities or securities convertible into or exchangeable for capital stock or other voting securities of Novume. All of the issued and outstanding capital stock of each of Company Merger Sub and Brekford Merger Sub is duly authorized, validly issued, fully paid and nonassessable, and is owned by Novume free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances.

(e) Except as disclosed on Schedule 5.3 hereto, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or to which it is bound relating to the voting or registration of any shares of capital stock of the Company. The Company has not taken any action that would result in, nor is the Company a party to any agreement, arrangement or understanding not disclosed on Schedule 5.3 hereto, that would result in any Options to purchase Company Common Stock that are unvested becoming vested in connection with or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

Section 5.4. Authority Relative to this Agreement. Each of the Company and each Merger Subsidiary has the necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and each Merger Subsidiary and the consummation by each such Party of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each such Party. This Agreement has been duly executed and delivered by each of the Company and each Merger Subsidiary and, assuming the due authorization, execution and delivery thereof by the other Parties, constitutes a legal, valid and binding obligation of each such Party, enforceable against it in accordance with its terms, subject to the Bankruptcy Exception.

Section 5.5. No Conflict; Required Filings and Consents.

(a) Except as listed on Schedule 5.5 hereto, the execution and delivery of this Agreement by each of the Company and each Merger Subsidiary does not, and the performance of this Agreement by each of the Company and each Merger Subsidiary will not, (i) violate or conflict with the Certificate of Incorporation or Bylaws of the Company, (ii) conflict with or violate any law, regulation, court order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any of their respective property is bound or affected, (iii) violate or conflict with the Articles or Certificate of Incorporation or Bylaws (or comparable governing documents) of any of the Company’s Subsidiaries, or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or

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encumbrance on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, result in the loss of any material benefit under, or require the consent of any other party to, any contract, instrument, permit, license or franchise to which the Company or any of its Subsidiaries is a party or by which the Company, any of such Subsidiaries or any of their respective property is bound or affected except, in the case of clauses (ii), (iii) or (iv) above, for conflicts, violations, breaches, defaults, results or consents which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

(b) Except as listed on Schedule 5.5 and except for applicable requirements, if any, of the Exchange Act, filing and recordation of appropriate merger or other documents as required by Delaware Law and any filings required pursuant to any state securities or “blue sky” laws or the rules of any applicable stock exchanges, neither the Company nor any of its Subsidiaries is required to submit any notice, report or other filing with any governmental authority, domestic or foreign, in connection with the execution, delivery or performance of this Agreement. Except as set forth in the immediately preceding sentence, no waiver, consent, approval or authorization of any governmental or regulatory authority, domestic or foreign, is required to be obtained by the Company or any of its Subsidiaries in connection with its execution, delivery or performance of this Agreement.

Section 5.6. SEC Filings; Financial Statements.

(a) The Company has filed all forms, reports and documents required to be filed with the SEC since March 15, 2016, and has heretofore delivered or made available to Brekford, in the form filed with the SEC, together with any amendments thereto (collectively, the “Company SEC Reports”). The Company SEC Reports (i) were prepared substantially in accordance with the requirements of the 1933 Act or the Exchange Act, as the case may be, and the rules and regulations promulgated under each of such respective acts, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The financial statements, including all related notes and schedules, contained in the Company SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments.

(c) The Company has heretofore made available to Brekford a complete and correct copy of any material amendments or modifications, which have not yet been filed with the SEC, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Exchange Act.

Section 5.7. No Undisclosed Liabilities; Absence of Certain Changes or Events. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports filed prior to the date of this Agreement, as of March 15, 2016, none of the Company or its Subsidiaries had

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any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which would be required by GAAP to be reflected in, reserved against or otherwise described in the consolidated balance sheet of the Company (including the notes thereto) as of such date or which could reasonably be expected to have a Material Adverse Effect on the Company. Except as disclosed on Schedule 5.7 hereto, since March 15, 2016, there has not been any change, or any event involving a prospective change, in the business, financial condition or results of operations of the Company or any of its Subsidiaries which has had, or is reasonably likely to have, a Material Adverse Effect on the Company and the Company and each of its Subsidiaries has conducted its and their business in the ordinary course consistent with past practices.

Section 5.8. No Violation of Law; Permits. The business of the Company and each of its Subsidiaries is not being conducted in violation of any Legal Requirements, or in violation of any Permits, except for possible violations none of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries have all Permits that are required in connection with the operation of their businesses (collectively, “Company Required Permits”), and no proceedings are pending or, to the knowledge of the Company, threatened to revoke or limit any Company Required Permit, except, in each case, those the absence or violation of which do not and will not have a Material Adverse Effect on the Company. Except as set forth on Schedule 5.8 hereto, (a) to the Company’s knowledge, no investigation or review by any domestic or foreign governmental or regulatory entity (including any stock exchange or other self-regulatory body) with respect to the Company or its Subsidiaries in relation to any alleged violation of law or regulation is pending or threatened, and (b) no governmental or regulatory entity (including any stock exchange or other self-regulatory body) has notified the Company of its intention to conduct the same, except for such investigations which, if they resulted in adverse findings, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth on Schedule 5.8 hereto, neither the Company nor any of its Subsidiaries is subject to any cease and desist or other order, judgment, injunction or decree issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any court, governmental entity or regulatory agency that materially restricts the conduct of its business or which could reasonably be expected to have a Material Adverse Effect on the Company, or would prevent or delay the consummation of the transactions contemplated by this Agreement, nor has the Company or any of its Subsidiaries been advised that any court, governmental entity or regulatory agency is considering issuing or requesting any of the foregoing.

Section 5.9. Registration Statement . None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the 1933 Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its Subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Registration Statement, the Company shall promptly so advise Brekford and such event shall be so described, and such

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amendment or supplement (which the Company shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of Brekford. The Registration Statement (except for information relating to or provided by Brekford) will each comply as to form in all material respects with the provisions of the 1933 Act and the Exchange Act, as applicable, and the rules and regulations promulgated thereunder, as applicable.

Section 5.10. Board Action; Vote Required.

(a) The Board of Directors of the Company has unanimously determined that the transactions contemplated by this Agreement are in the best interests of the Company and its stockholders and has recommended to such stockholders that they vote in favor thereof.

(b) The approval of the Merger of Company into the Company Merger Sub by a majority of the votes entitled to be cast by all holders of Company Common Stock (the “Company Stockholders’ Approval”) was received on February 9, 2017, and, as of the date hereof, such approval remains in full force and effect and has not been amended or rescinded. No further vote of the holders of any class or series of the capital stock of the Company required to approve this Agreement, the Mergers and the other transactions contemplated hereby, in accordance with the provisions of Delaware Law, any applicable United States federal and state securities laws and the Organizational Documents of the Company, each as amended and as currently in effect.

Section 5.11. [Reserved]

Section 5.12. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s, investment banking or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

Section 5.13. Ownership of Securities. As of the date hereof, neither the Company nor, to the Company’s knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (a) (i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Brekford, which in the aggregate represent 10% or more of the outstanding shares of Brekford Common Stock. The Company owns no shares of Brekford Common Stock.

Section 5.14. Activities of Merger Subsidiaries. None of the Merger Subsidiaries have conducted any activities other than in connection with the organization thereof, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

Section 5.15. Litigation. Except as disclosed in Schedule 5.16 hereto, there are no claims, actions, suits, proceedings or, to the Company’s knowledge, investigations pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign, (a) as of the date hereof, as to which there is more than a remote possibility of an adverse judgment or

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determination against the Company or any of its Subsidiaries or any properties or rights of the Company or any of its Subsidiaries in excess of $100,000 or which otherwise could have a Material Adverse Effect on the Company, (b) as of the date hereof, which questions the validity of this Agreement or any action to be taken by the Company in connection with the consummation of the transactions contemplated by this Agreement or could otherwise prevent or delay the consummation of the transactions contemplated by this Agreement, or (c) as to which there is reasonably likely to be an adverse judgment or determination against the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect on the Company.

Section 5.16. Employee Matters; ERISA.

(a) Set forth on Schedule 5.16 hereto is a true and complete list of all employee benefit plans within the meaning of Section 3(3) of ERISA, all deferred compensation, bonus or other incentive compensation, stock options, restricted stock, stock purchase or other equity-based, severance or change in control, salary, continuation, tuition assistance, disability, leave of absence plans, policies or agreements, and all employment, consulting, management or other individual compensation agreements with respect to any current or former employee of the Company or any of its Company ERISA Affiliates, which, in each case, the Company or any of its Company ERISA Affiliates has any obligation or liability, contingent or otherwise (collectively, the “Company Benefit Plans”).

(b) All contributions and other payments required to be made by the Company or any Company ERISA Affiliate to or under any Company Benefit Plan maintained (or to any person pursuant to the terms thereof) have been timely made. No Company Benefit Plan is subject to Section 412 of the Code or Section 302 of ERISA.

(c) Each of the Company Benefit Plans intended to be “qualified” within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and, to the knowledge of the Company or any Company ERISA Affiliate, no circumstances exist that could reasonably be expected by the Company or any Company ERISA Affiliate to result in the revocation of any such determination. The Company is in compliance with, and each of the Company Benefit Plans is and has been operated in compliance with, all applicable Legal Requirements governing such plan, including, without limitation, ERISA and the Code.

(d) Except as set forth on Schedule 5.16 hereto, the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (i) payment (whether of severance pay or otherwise) becoming due from the Company or any Company ERISA Affiliate to any current or former officer, employee, former employee or director thereof, or to any other person for the benefit of any such officer, employee or director, or (ii) acceleration, vesting or establishment of any benefit under any Company Benefit Plan, or (iii) disqualification of any of the Company Benefit Plans intended to be qualified under, result in a prohibited transaction or breach of fiduciary duty under, or otherwise violate, ERISA or the Code.

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(e) Neither the Company nor any Company ERISA Affiliate has incurred, and none of such entities reasonably expects to incur, any material liability to the PBGC (other than premiums which are not overdue) or pursuant to Title IV of ERISA with respect to any Company Benefit Plan. Neither the Company nor any Company ERISA Affiliate is an employer with respect to, and neither has incurred or reasonably expects to incur, any withdrawal liability with respect to any “multiemployer plan” (as defined in Section 3(37) of ERISA).

(f) There are no pending or, to the Company’s knowledge, threatened actions, claims or proceedings against any Company Benefit Plan or its assets, plan sponsor, plan administrator or fiduciaries with respect to the operation of such plan (other than routine benefit claims).

(g) Each Company Benefit Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder. No payment to be made under any Company Benefit Plan is, or to the knowledge of the Company, will be, subject to the penalties of Section 409A(a)(1) of the Code.

Section 5.17. Tax Matters. Except as set forth on Schedule 5.17 hereto:

(a) The Company and each of its Subsidiaries, and each affiliated group (within the meaning of Section 1504 of the Code) of which the Company or any Subsidiary is or has been a member, has timely filed all federal state, local, foreign, income and franchise Tax Returns (as defined below), and all other material Tax Returns required to be filed by them. All such Tax Returns are true and correct in all material respects. Except to the extent adequately reserved for in accordance with GAAP, all material Taxes due and payable by the Company and each of its Subsidiaries have been timely paid in full. The most recent consolidated financial statements contained in the Company SEC Reports reflect an adequate reserve (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) in accordance with GAAP for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

(b) No material deficiencies for any Taxes have been proposed, asserted or assessed in writing against the Company or any of its Subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of the Company and each of its Subsidiaries, no requests for waivers of the time to assess any Taxes are pending, and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority. No material issues relating to Taxes have been raised in writing by any governmental authority during any presently pending audit or examination. For any open taxable period, the Company and each of its Subsidiaries have not waived or extended the statute of limitations applicable to any Tax or Tax Return or consented to any extension of time with respect to any material tax assessment or deficiency.

(c) There are no material liens or encumbrances for Taxes on any of the assets of the Company or any of its Subsidiaries (other than for current Taxes not yet due and payable).

(d) The Company and each of its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

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(e) Neither the Company nor any of its Subsidiaries has made any payments, nor are any of them obligated to make any payments, and none of them is a party to any agreement that could obligate it to make any payments that would not be deductible by reason of Sections 280G or 162(m) of the Code as a result of the transactions contemplated by this Agreement.

(f) Neither the Company nor any of its Subsidiaries is a party to any tax allocation agreement, tax sharing agreement, tax indemnity agreement or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority but excluding in each case any contract entered into in the ordinary course of business and the primary subject of which is not Taxes). Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group for federal income tax purposes other than a group of which the Company is the common parent or (ii) has any liability for the Taxes of any person other than itself under Treasury Regulations Section 1.1502-6 (or any similar provision of U.S. state or local or non-U.S. Tax Law), or as a transferee or successor.

(g) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or its Subsidiaries and neither the Company nor any of its Subsidiaries has received a written notice of any pending audit or proceeding, in any such case involving a material issue with respect to Taxes.

(h) Neither the Company nor any of its Subsidiaries has agreed to or is required to make any material adjustment under Section 481(a) of the Code as a result of a “closing agreement” as described in Section 7121 of the Code (or any similar or corresponding provision of U.S. state or local or non-U.S. Tax Law) that, in either case, would result in the inclusion of a material amount of income in, or the exclusion of a material amount of deductions from, taxable income for any taxable period (or portion thereof) ending after the Closing Date.

(i) No property owned by the Company or any of its Subsidiaries (i) constitutes “tax exempt use property” within the meaning of Section 168(h)(1) of the Code; or (ii) is tax exempt bond financed property within the meaning of Section 168(g) of the Code.

(j) Neither the Company nor any of its Subsidiaries has (i) in the two (2) years prior to the date of this Agreement, distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code or (ii) engaged in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) (or any similar provision of U.S. state or local or non-U.S. Tax Law).

Section 5.18. Intellectual Property. The Company and each of its Subsidiaries owns or possesses all necessary licenses or other valid rights to use all material computer software and firmware, patents, patent rights, trademarks, trademark rights, trade names, trade name rights, brand names, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the business of the Company and each of its Subsidiaries as currently conducted or as contemplated to be conducted, and, to the knowledge of the Company, except as described on

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Schedule 5.18 hereto, as of the date hereof, there has been no assertion or claim challenging the ownership or validity of any of the foregoing. To the knowledge of the Company, except as disclosed on Schedule 5.18 hereto, the conduct of the business of the Company and each of its Subsidiaries as currently conducted does not, in any material respect, conflict with or infringe any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark, copyright or any other intellectual property right of any third party. To the knowledge of the Company, except as described on Schedule 5.18 hereto, there are no infringements of any proprietary rights owned by or licensed by or to the Company or any of its Subsidiaries.

Section 5.19. Certain Contracts.

(a) Except for such contracts as are filed publicly in the Company SEC Reports, the Company has delivered or otherwise made available to Brekford true, correct and complete copies of all contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which the Company is a party affecting the obligations of any party thereunder) to which the Company or any of its Subsidiaries is a party or by which any of its properties or assets are bound that are material to the business, properties or assets of the Company and its Subsidiaries taken as a whole, including, without limitation, all: (i) employment, consulting, non-competition, severance, golden parachute or indemnification contracts (including, without limitation, any contract to which the Company is a party involving employees of the Company); (ii) contracts granting a right of first refusal or first negotiation; (iii) partnership or joint venture agreements; (iv) agreements for the acquisition, sale or lease of material properties or assets of the Company (by merger, purchase or sale of assets or stock or otherwise); (v) contracts or agreements with any governmental entity; (vi) contracts or arrangements limiting or restraining Novume, the Company, any of the Company’s Subsidiaries or any successor thereto from engaging or competing in any business; and (vii) all commitments and agreements to enter into any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 6.2 hereof, the “Company Contracts”).

(b) Except as set forth on Schedule 5.19(b):

(i) There is no default under any Company Contract either by the Company or any of its Subsidiaries or, to the knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any of its Subsidiaries or, to the knowledge of the Company, any other party, in any such case in which such default or event could reasonably be expected to have a Material Adverse Effect on the Company.

(ii) No party to any such Company Contract has given notice to the Company of or made a claim against the Company with respect to any breach or default thereunder, in any such case in which such breach or default could reasonably be expected to have a Material Adverse Effect on the Company.

(c) Set forth on Schedule 5.19(c) hereto is a list of each material contract, agreement or arrangement to which the Company or any of its Subsidiaries is a party or may be bound and under the terms of which any of the rights or obligations of a party thereto will be modified or altered (including, without limitation, any acceleration of rights or obligations thereunder pursuant to the terms of any such contract, agreement or arrangement) as a result of the transactions contemplated hereby.

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Section 5.20. Investment Company. None of Novume, the Merger Subsidiaries or the Company, is or will be an “investment company” within the meaning of Code Section 368(a)(2)(F)(ii) immediately before the Effective Time.

Section 5.21. Certain Plans. Immediately following the Effective Time, Company Merger Sub, as the Surviving Company in the Company Merger, will own substantially all of the assets of the Company immediately prior to the Company Merger. There is no plan or intention for Company Merger Sub, as the Surviving Company of the Company Merger, to transfer any material assets or businesses or to cease any existing business of the Company after the Effective Time. There is no plan or intention for the Novume stock issued in the Company Merger to be redeemed.

ARTICLE VI

CONDUCT OF BUSINESS PENDING THE MERGERS

Section 6.1. Conduct of Business of Brekford. Brekford covenants and agrees that, between the date of this Agreement and the Effective Time, unless the Company shall otherwise consent in writing, and except as described on Schedule 6.1 hereto or as otherwise expressly contemplated hereby, the business of Brekford and each of its Subsidiaries shall be conducted only in, and such entities shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and Brekford and each of its Subsidiaries will use their commercially reasonable efforts to preserve substantially intact their business organizations, to keep available the services of those of their present officers, employees and consultants who are integral to the operation of their businesses as presently conducted and to preserve their present relationships with significant customers, significant suppliers and with other persons with whom they have significant business relations. By way of amplification and not limitation, except as set forth on Schedule 6.1 hereto or as otherwise expressly contemplated by this Agreement, Brekford agrees on behalf of itself and each of its Subsidiaries that they will not, between the date of this Agreement and the Effective Time, directly or indirectly, do any of the following without the prior written consent of the Company:

(a) (i) except for (A) the issuance of Brekford Common Stock in order to satisfy obligations under employee benefit plans disclosed in Schedule 4.11; (B) grants of Brekford Options as set forth in Schedule 6.1; (C) the issuance of securities by any of Brekford’s Subsidiaries to any person which is directly or indirectly wholly-owned by Brekford; and (D) the issuance of Brekford Common Stock to satisfy the exercise of outstanding Brekford Warrants or outstanding Brekford Options, issue, sell, pledge, dispose of, encumber, authorize, or propose the issuance, sale, pledge, disposition, encumbrance or authorization of any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock of, or any other ownership interest in, Brekford or any of its Subsidiaries; (ii) amend or propose to amend the Certificate of Incorporation or Bylaws of Brekford or any of its Subsidiaries or adopt any shareholder rights plan or related rights agreement; (iii) split, combine or reclassify any outstanding shares of Brekford Common Stock,

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or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to such shares; (iv) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of its capital stock; or (v) authorize or propose or enter into any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this Section 6.1(a);

(b) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any investment in another entity other than an entity which is a wholly-owned subsidiary of Brekford as of the date hereof, except for investments which do not exceed $50,000 for any single investment or series of related investments, or $100,000 in the aggregate for all such investments in any twelve (12)-month period; (ii) except in the ordinary course of business and in a manner consistent with past practice, sell, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or encumbrance of any assets of Brekford or any of its Subsidiaries; (iii) authorize or make capital expenditures which are in excess of the amounts shown in Schedule 6.1 hereto; (iv) enter into any agreement, contract or commitment which involves payments by Brekford or any of its Subsidiaries in an amount in excess of $50,000 individually or as part of a series of related transactions, except for agreements, contracts and commitments of a type referred to in another clause of this subsection (b) and not prohibited thereby because of the amount of such contract; or (v) authorize, enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this Section 6.1(b);

(c) (i) incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or issue or sell any debt securities or warrants or rights to acquire any debt securities of Brekford or any of its Subsidiaries or guarantee any debt securities of others (other than Brekford or any of its wholly-owned Subsidiaries) or enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing, other than (A) in replacement for existing or maturing debt, (B) borrowings by Brekford under its lines of credit existing on the date hereof up to the maximum amount permitted thereunder (as such maximum amount may be reduced from time to time in accordance with the terms thereof) or (C) capital leases or other vendor financing for capital assets the acquisition of which is otherwise permitted under this Agreement; (ii) make any loans, advances or capital contributions to, or investments in, any other person (other than to the wholly-owned subsidiaries of Brekford or customary loans or advances to employees in the ordinary course of business consistent with past practice and in amounts not material to the maker of such loan or advance); or (iii) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material lien thereupon;

(d) enter into (i) leveraged derivative contracts (defined as contracts that use a factor to multiply the underlying index exposure), or (ii) other derivative contracts except for the purpose of hedging known interest rate and foreign exchange exposures or otherwise reducing such Party’s cost of financing;

(e) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Brekford or any of its Subsidiaries (other than the Brekford Merger);

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(f) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any of Brekford’s Subsidiaries;

(g) except as may be required by law or as contemplated by this Agreement, enter into, adopt or amend or terminate any Brekford Benefit Plan, or (except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to Brekford, and as required under existing agreements or in the ordinary course of business generally consistent with past practice) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Brekford Benefit Plan] as in effect as of the date hereof;

(h) make any payments (except in the ordinary course of business and in amounts and in a manner consistent with past practice or as otherwise required by Legal Requirements or the provisions of any Brekford Benefit Plan) under any Brekford Benefit Plan to any director or employee of, or independent contractor or consultant to, Brekford or its Subsidiaries;

(i) change in any material respect its tax or accounting policies, methods or procedures except as required by GAAP;

(j) do any act or omit to do any act which would cause a material breach of any material contract, commitment or obligation;

(k) take any action which could reasonably be expected to adversely affect or delay the ability of any of the Parties to obtain any approval of any governmental or regulatory body required to consummate the transactions contemplated hereby;

(l) other than pursuant to this Agreement, take any action to cause the Brekford Common Stock to cease to be quoted on the OTCQX;

(m) (i) issue SARs, new performance shares, restricted stock, or similar equity based rights; (ii) materially modify (with materiality to be determined with respect to the Brekford Benefit Plan in question) any actuarial cost method, assumption or practice used in determining benefit obligations, annual expense and funding for any Brekford Benefit Plan, except to the extent required by GAAP; (iii) materially modify (with materiality to be determined with respect to the Brekford Benefit Plan trust in question) the investment philosophy of the Brekford Benefit Plan trusts or maintain an asset allocation which is not consistent with such philosophy, subject to any ERISA fiduciary obligation; (iv) subject to any ERISA fiduciary obligation, enter into any outsourcing agreement, or any other material contract relating to the Brekford Benefit Plans or management of the Brekford Benefit Plan trusts; (v) offer any new or extend any existing retirement incentive, “window” or similar benefit program; (vi) grant any ad hoc pension increase; (vii) establish any new or fund any existing “rabbi” or similar trust (except in accordance with the current terms of such trust), or enter into any other arrangement for the purpose of securing non-qualified benefits or deferred compensation; (viii) adopt or implement any corporate owned life insurance; or (ix) adopt, implement or maintain any “split dollar” life insurance program;

(n) take any action which would cause its representations and warranties contained herein to become inaccurate in any material respect;

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(o) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business or as required by GAAP;

(p) make or revoke any tax election or settle or compromise any tax liability material to Brekford and/or any of its Subsidiaries taken as a whole or change (or make a request to any taxing authority to change) any material aspect of its method of accounting for tax purposes, other than as required by applicable Legal Requirements;

(q) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of Brekford and its Subsidiaries or incurred in the ordinary course of business consistent with past practice;

(r) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby; or

(s) make any significant distribution or redemption of its securities.

Section 6.2. Conduct of Business of the Company. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, unless Brekford shall otherwise consent in writing, and except as described on Schedule 6.2 hereto or as otherwise expressly contemplated hereby, the Company and each of its Subsidiaries will use their commercially reasonable efforts to preserve substantially intact their business organizations, to keep available the services of those of their present officers, employees and consultants who are integral to the operation of their businesses as presently conducted and to preserve their present relationships with significant clients and with other persons with whom they have significant business relations. By way of amplification and not limitation, except as set forth on Schedule 6.2 hereto or as otherwise expressly contemplated by this Agreement, the Company agrees on behalf of itself and each of its Subsidiaries that they will not, between the date of this Agreement and the Effective Time, directly or indirectly, do any of the following without the prior written consent of Brekford:

(a) (i) except for (A) the issuance of Company Common Stock in order to satisfy obligations under employee benefit plans disclosed in Schedule 5.16; (B) grants of Company Options as set forth in Schedule 6.2; (C) the issuance of securities by any of the Company’s Subsidiaries to any person which is directly or indirectly wholly-owned by the Company; and (D) the issuance of Company Common Stock to satisfy the exercise of outstanding Company Warrants or outstanding Company Options, issue, sell, pledge, dispose of, encumber, authorize, or propose the issuance, sale, pledge, disposition, encumbrance or authorization of any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock of, or any other ownership interest in, the Company or any of its Subsidiaries; (ii) amend or propose to amend the Certificate of Incorporation or Bylaws of the Company or any of its Subsidiaries or adopt any shareholder rights plan or related rights agreement; (iii) split, combine or reclassify any outstanding shares of Company Common Stock, or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to such shares; (iv) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of its capital stock; or (v) authorize or propose or enter into any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this Section 6.2(a);

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(b) (i) other than as set forth on Schedule 2(b)(i)(B) hereto, acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any investment in another entity other than an entity which is a wholly-owned Subsidiary of the Company as of the date hereof, except for investments which do not exceed $50,000 for any single investment or series of related investments, or $100,000 in the aggregate for all such investments in any twelve (12)-month period; (ii) except in the ordinary course of business and in a manner consistent with past practice, sell, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or encumbrance of any assets of the Company or any of its Subsidiaries; (iii) authorize or make capital expenditures which are in excess of the amounts shown in Schedule 6.2 hereto; (iv) enter into any agreement, contract or commitment which involves payments by the Company or any of its Subsidiaries in an amount in excess of $50,000 individually or as part of a series of related transactions, except for agreements, contracts and commitments of a type referred to in another clause of this subsection (b) and not prohibited thereby because of the amount of such contract; or (v) authorize, enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this Section 6.2(b); or

(c) (i) incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries or guarantee any debt securities of others (other than the Company or any of its wholly-owned Subsidiaries) or enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing, other than (A) in replacement for existing or maturing debt, (B) borrowings by the Company under its lines of credit existing on the date hereof up to the maximum amount permitted thereunder (as such maximum amount may be reduced from time to time in accordance with the terms thereof) or (C) capital leases or other vendor financing for capital assets the acquisition of which is otherwise permitted under this Agreement; (ii) make any loans, advances or capital contributions to, or investments in, any other person (other than to the wholly-owned subsidiaries of the Company or customary loans or advances to employees in the ordinary course of business consistent with past practice and in amounts not material to the maker of such loan or advance); or (iii) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material lien thereupon;

(d) enter into (i) leveraged derivative contracts (defined as contracts that use a factor to multiply the underlying index exposure), or (ii) other derivative contracts except for the purpose of hedging known interest rate and foreign exchange exposures or otherwise reducing such Party’s cost of financing;

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(e) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Company Merger);

(f) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any of the Company’s Subsidiaries;

(g) except as may be required by law or as contemplated by this Agreement, enter into, adopt or amend or terminate any Company Benefit Plan, or (except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, and as required under existing agreements or in the ordinary course of business generally consistent with past practice) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Company Benefit Plan as in effect as of the date hereof;

(h) make any payments (except in the ordinary course of business and in amounts and in a manner consistent with past practice or as otherwise required by Legal Requirements or the provisions of any Company Benefit Plan) under any Company Benefit Plan to any director or employee of, or independent contractor or consultant to, the Company or its Subsidiaries;

(i) change in any material respect its tax or accounting policies, methods or procedures except as required by GAAP;

(j) change in any material respect its tax or accounting policies, methods or procedures except as required by GAAP;

(k) do any act or omit to do any act which would cause a material breach of any material contract, commitment or obligation;

(l) take any action which could reasonably be expected to adversely affect or delay the ability of any of the Parties to obtain any approval of any governmental or regulatory body required to consummate the transactions contemplated hereby;

(m) (i) issue SARs, new performance shares, restricted stock, or similar equity based rights; (ii) materially modify (with materiality to be determined with respect to the Company Benefit Plan in question) any actuarial cost method, assumption or practice used in determining benefit obligations, annual expense and funding for any Company Benefit Plan, except to the extent required by GAAP; (iii) materially modify (with materiality to be determined with respect to the Company Benefit Plan trust in question) the investment philosophy of the Company Benefit Plan trusts or maintain an asset allocation which is not consistent with such philosophy, subject to any ERISA fiduciary obligation; (iv) subject to any ERISA fiduciary obligation, enter into any outsourcing agreement, or any other material contract relating to the Company Benefit Plans or management of the Company Benefit Plan trusts; (v) offer any new or extend any existing retirement incentive, “window” or similar benefit program; (vi) grant any ad hoc pension increase; (vii) establish any new or fund any existing “rabbi” or similar trust (except in accordance with the current terms of such trust), or enter into any other arrangement for the purpose of securing non-qualified benefits or deferred compensation; (viii) adopt or implement any corporate owned life insurance; or (ix) adopt, implement or maintain any “split dollar” life insurance program;

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(n) take any action which would cause its representations and warranties contained herein to become inaccurate in any material respect;

(o) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business or as required by GAAP;

(p) make or revoke any tax election or settle or compromise any tax liability material to the Company and/or any of its Subsidiaries taken as a whole or change (or make a request to any taxing authority to change) any material aspect of its method of accounting for tax purposes, other than as required by applicable Legal Requirements;

(q) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company and its Subsidiaries or incurred in the ordinary course of business consistent with past practice;

(r) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby; or

(s) make any significant distribution or redemption of its securities.

Section 6.3. Exclusivity. During the period commencing on the date hereof, Brekford, without the prior written consent of the Company, will not, and will not authorize or permit any of its Party Representatives (as defined in Section 7.5(b) hereof) to, directly or indirectly, solicit, initiate, entertain or encourage or support (including by way of furnishing information) or take any other action to facilitate any inquiries or the making of any proposal or offer which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined below) from any person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal, unless the Board of Directors of Brekford shall conclude in good faith, after considering applicable law, on the basis of oral or written advice of outside counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties. Consistent with the foregoing provisions of this Section 6.3, Brekford shall immediately cease and terminate any currently existing solicitation, initiation, encouragement, activity, discussion or negotiation with any persons conducted heretofore by Brekford or its Representatives with respect to the foregoing. Brekford agrees not to release any third party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another person who has made, or who may reasonably be considered likely to make, an Acquisition Proposal, unless the Board of Directors of Brekford shall conclude in good faith, after considering applicable law, on the basis of oral or written advice of outside counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties. As used herein, “Acquisition Proposal” shall mean a proposal or offer for a tender or exchange offer, merger, consolidation or other business combination involving Brekford or any proposal to acquire in any manner a substantial equity interest in, or all or substantially all of the assets of, Brekford.

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Section 6.4. Subsequent Financial Statements. Prior to the Effective Time, Brekford shall (a) prior to making publicly available its financial results for any period, provide a copy of such financial results to the Company and (b) timely file with the SEC each Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K required to be filed by it under the Exchange Act and the rules and regulations promulgated thereunder, and, prior to the filing thereof, provide a copy to the Company, and will promptly deliver to the Company copies of each such report filed with the SEC. As of their respective dates, none of such reports shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The respective audited financial statements and unaudited interim financial statements of Brekford included in such reports will fairly present the financial position of Brekford and each of its Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended in accordance with GAAP applied on a consistent basis and, subject, in the case of unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein.

Section 6.5. Control of Operations. Nothing contained in this Agreement shall give the Company or Brekford, directly or indirectly, the right to control or direct the operations of the other prior to the Effective Time. Prior to the Effective Time, each of the Company and Brekford shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

ARTICLE VII

ADDITIONAL AGREEMENTS

Section 7.1. Registration Statement; Information Statement. As promptly as practicable after the execution and delivery of this Agreement, the Parties shall prepare and file with the SEC, and shall use all reasonable efforts to have cleared by the SEC, the Registration Statement on Form S-4 under the Securities Act of 1933, and the Information Statement, and Brekford shall promptly thereafter mail to the holders of record of Brekford Common Stock the Information Statement in accordance with the requirements of the applicable rules and regulations of the Exchange Act.

Section 7.2. Stockholders’ Approval; Consummation of the Mergers.

(a) From the date hereof until and including the Closing Date (as defined below), each of the Parties shall take any further action necessary or, in the opinion of the other Parties, reasonably advisable to promptly and expeditiously secure any vote or consent of stockholders, if any shall be required, beyond the Company Stockholders’ Approval and the Brekford Stockholders’ Approval,by Delaware Law and each such Party’s Organizational Documents, each as amended and as currently in effect, to adopt this Agreement and effect the Mergers and any other transactions contemplated hereby.

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(b) At the earliest reasonably practicable time following the execution and delivery of this Agreement, Brekford take all action as may be necessary and appropriate to distribute the Information Statement to the holders of record of Brekford Common Stock in accordance with the applicable rules and regulations of the Exchange Act.

(c) Upon the terms and subject to the conditions hereof and as soon as practicable after the conditions set forth in ARTICLE VIII hereof have been fulfilled or waived, each of the Parties shall execute in the manner required by Delaware Law and deliver to and file with the Secretary of State of the State of Delaware such instruments and agreements as may be required by Delaware Law, and the Parties shall take all such other and further actions as may be required by law to make the Mergers effective. Prior to the filings referred to in this Section 7.2(c), a closing (the “Closing”) will be held at the offices of Crowell & Moring LLP, 1001 Pennsylvania Ave NW, Washington, D.C. 20004 (or such other place as the Company and Brekford may mutually agree upon), for the purpose of confirming all the foregoing. The Closing will take place upon the fulfillment or waiver of all of the conditions to closing set forth in ARTICLE VIII of this Agreement, or as soon thereafter as practicable (the date of the Closing being herein referred to as the “Closing Date”).

Section 7.3. Additional Agreements. Each of the Parties will comply in all material respects with all applicable Legal Requirements of any governmental authority in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby. Each of the Parties agrees to use all commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to use all commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. The Parties shall cooperate in responding to inquiries from, and making presentations to, regulatory authorities.

Section 7.4. Notification of Certain Matters. Each of the Company and Brekford shall give prompt notice to the other of the following:

(a) the occurrence or nonoccurrence of any event whose occurrence or nonoccurrence would be likely to cause either:

(i) any representation or warranty of such Party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or (ii) directly or indirectly, any Material Adverse Effect with respect to such Party;

(b) any material failure of such Party, or any officer, director, employee or agent of any thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder;

(c) any facts relating to such Party which would make it necessary or advisable to amend the Registration Statement or the Information Statement in order to make the statements therein not misleading or to comply with applicable law;

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(d) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract or agreement material to the financial condition, properties, businesses or results of operations of it and its Subsidiaries taken as a whole to which it or any of its Subsidiaries is a party or is subject; and

(e) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement;

provided, however, that the delivery of any notice pursuant to this Section 7.4 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

Section 7.5. Access to Information.

(a) From the date hereof to the Effective Time, each of the Company and Brekford shall, and shall cause its respective Subsidiaries, and its and their officers, directors, employees, auditors, counsel and agents to afford the officers, employees, auditors, counsel and agents of the other Party complete access at all reasonable times to such Party’s and its Subsidiaries’ officers, employees, auditors, counsel agents, properties, offices and other facilities and to all of their respective books and records, and shall furnish the other with all financial, operating and other data and information as such other Party may reasonably request.

(b) Each of the Company and Brekford agrees that all information so received from the other Party shall be deemed received pursuant to the Mutual Non-Disclosure Agreement between the Company and Brekford dated as of October 10, 2016, heretofore executed and delivered by the Company and Brekford (the “Confidentiality Agreement”) and such Party shall, and shall cause its Subsidiaries and each of its and their respective officers, directors, employees, financial advisors and agents (“Party Representatives”), to comply with the provisions of the Confidentiality Agreement with respect to such information and the provisions of the Confidentiality Agreement are hereby incorporated herein by reference with the same effect as if fully set forth herein; provided, that, the Company, on one hand, and Brekford, on the other hand, shall be permitted to disclose the contents of this Agreement and the Mergers in appropriate filings with the SEC, upon consultation with and agreement by Brekford, on the one hand, and the Company, on the other hand.

Section 7.6. Public Announcements. Except as required by applicable law or stock exchange requirements, the Company and Brekford shall provide the other Party with a reasonable opportunity to review and comment on all press releases and other public statements with respect to the transactions contemplated hereby.

Section 7.7. Indemnification; Directors’ and Officers’ Insurance.

(a) For a period of six (6) years after the Effective Time, Novume and the Company jointly and severally shall indemnify the directors and officers of the Company who hold such positions at any time during the period from the date hereof through the Effective Time to the fullest extent to which the Company is permitted to indemnify such officers and directors under its Certificate of Incorporation and Bylaws, each as amended and as currently in effect, and applicable law.

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(b) Prior to the Effective Time, Brekford will purchase a “tail” on its directors’ and officers’ liability insurance policy (“Brekford Insurance Policies”), which shall be at no less broad coverage and limits than Brekford’s currently existing Brekford Insurance Policies and which shall cover the period from the Closing Date until such date as is six (6) years following the Closing Date, provided that, nothing shall prevent Novume, from and after the Closing Date, from purchasing, at its sole option and at its expense, an additional limit on the “tail” policy.

Section 7.8. Employee Benefit Plans.

(a) Except as otherwise set forth in Section 2.8 and Section 2.9 hereof, in the case of the Company Benefit Plans listed on Schedule 7.8(a)(i) hereto (“Company Stock Plans”) and the Brekford Benefit Plans listed on Schedule 7.8(b)(i) hereto (“Brekford Stock Plans”), to the extent the employees’ interests are based upon Company Common Stock or Brekford Common Stock, as applicable, or the market prices thereof (but which interests do not constitute Options), as applicable, each of the Company and Brekford agrees that such interests shall, from and after the Effective Time, be based on Novume Common Stock in accordance with the Company Common Exchange Ratio (with respect to Company Stock Plans) and the Brekford Exchange Ratio (with respect to Brekford Benefit Plans).

(b) With respect to any Company Stock Plans or Brekford Stock Plans maintained or contributed to persons outside the United States for the benefit of non-United States citizens or residents, the principles set forth in this Section 7.8, and on Schedule 6.1 or Schedule 6.2, as applicable, shall apply to the extent the application of such principles does not violate applicable foreign law.

(c) Without limiting the applicability of Sections 2.8 and 2.9 hereof, each of the Parties shall take all actions as are necessary to ensure that the Company and Brekford will not be at the Effective Time bound by any stock options, warrants, stock appreciation rights (“SARs”), or other awards, rights or agreements which would entitle any person, other than Novume, to own any capital stock of the Surviving Companies or to receive any payment in respect thereof, and all Company Stock Plans and Brekford Benefit Plans conferring any rights with respect to Company Common Stock, Company Preferred Stock or other capital stock of the Company, or Brekford Common Stock or other capital stock of Brekford, as the case may be, shall be deemed hereby to be amended to be in conformity with this Section 7.8.

Section 7.9. Management and Employment Arrangements.

(a) The Parties agree and acknowledge that Robert A. Berman has been appointed the Chief Executive Officer of Novume, and will so remain at the Effective Time. The Parties further agree and acknowledge that an executive team of Novume has been appointed, consisting of such individuals as have been designated by the Board of Directors of the Company, in accordance with the provisions of the Original Agreement.

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(b) The Parties agree and acknowledge that, in accordance with the provisions of the Original Agreement, each of Scott Rutherford and Rodney Hillman (together, the “Brekford Officers”) has entered into separate five (5)-year employment agreements (the “Employment Agreements”) in the form attached as Exhibit A hereto, pursuant to which they shall be engaged to serve as the Chief Technology Officer and President/Chief Operating Officer, respectively. The Employment Agreements shall remain in effect at and as of the Effective Time. Further, prior to the Effective Time, each of the Brekford Officers shall enter into proprietary rights agreements (“Proprietary Rights Agreements”) in such form and substance as is satisfactory to the Company, with Brekford,. None of the Brekford Officers shall have any right, remedy or cause of action under this Section 7.9, nor shall they be third party beneficiaries of this Section 7.9. In addition to the forgoing, the Parties intend that key executives of the Company and of Brekford, as shall be mutually agreed by the Parties, will enter into employment agreements with Novume or one or more of its subsidiaries.

Section 7.10. Stock Exchange Listing. The Company shall use its best efforts to obtain, prior to the Effective Time, or as soon as reasonably practicable thereafter, the approval for listing on a national stock exchange of the shares of Novume Common Stock into which the Shares will be converted pursuant to ARTICLE II hereof and which will be issuable upon exercise of options pursuant to Section 2.8 hereof; provided, that, if such listing is not obtained within ninety (90) days of the Effective Time, the Board of Directors of Novume will use its best efforts to take further actions as appropriate to achieve such listing as soon as is reasonably practicable.

Section 7.11. Sale of Upfitting Business. The Parties agree and acknowledge that, in accordance with the provisions of the Original Agreement, Brekford has completed the sale of not more than 81% of the ownership of its Rugged Information Technology Solutions and 360° Vehicle Solution Upfitting Business (collectively, the “Upfitting Business”); Brekford retains, and shall retain at and as of the Closing Date, not less than 19% ownership interest in the Upfitting Business; and Brekford has used all proceeds from such disposition to repay in full any and all indebtedness of Brekford such that, as of the Closing, Brekford shall have no indebtedness other than as permitted by the Company.

Section 7.12. Post-Merger Novume Board of Directors. At the Effective Time or as soon as reasonably practicable thereafter, the Novume Board shall consist of seven (7) members, four (4) of whom shall be independent within the meaning of the 1934 Act, and the national stock exchange to which the Company has applied for the listing of Novume Common Stock as described in Section 7.10. Six (6) members of the Novume Board shall be designated by the Company, and one (1) member of the Novume Board shall be designated by Brekford, subject to the approval of KeyStone. The members designated by the Company are James McCarthy, who shall serve as Chairman, Robert A. Berman, Dr. Richard Nathan, Glenn Goord, Paul DeBary and one additional independent director who shall be designated by the Company. The member to be designated by Brekford shall be independent, as provided herein, and shall be subject to the approval by the Company. As of the date hereof, Glenn Goord and Paul DeBary are independent as provided herein, and shall so remain, as and at the Effective Time.

Section 7.13. Registration Rights. Novume shall not be required to amend or maintain the effectiveness of the Registration Statement for the purpose of permitting resale of the shares of Novume Common Stock received pursuant hereto by the persons who may be deemed to be “affiliates” of the Company or Brekford within the meaning of Rule 145 promulgated under the 1933 Act, as amended.

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Section 7.14. Affiliates. Prior to the Closing Date, each of the Company and Brekford (i) shall have disclosed to the other all persons who are, or may be, at the time this Agreement is executed its “affiliates” for purposes of Rule 145 under the 1933 Act, and (ii) shall have delivered, or caused each person who is so identified as an “affiliate” of it to deliver, to the other as promptly as practicable but in no event later than the Closing Date, a letter (each, an “Affiliate Letter”) relating to (i) the transfer, prior to the Effective Time (as defined in Section 1.2 hereof), of the shares of Brekford Common Stock or Company Common Stock, as the case may be, beneficially owned by such affiliate on the Closing Date, (ii) the transfer of the shares of Novume Common Stock to be received by such affiliate in the Brekford Merger or the KeyStone Merger, as the case may be, and (iii) the obligations of each such affiliate to deliver to Sichenzia Ross Ference Kesner LLP, counsel to Brekford, or Crowell & Moring LLP, counsel to the Company, as the case may be, a certificate requested by such firm (if requested). The Company and Brekford shall notify each other from time to time of any other persons who then are, or may be, such an “affiliate” and use all reasonable efforts to cause each additional person who is identified as an “affiliate” to execute an Affiliate Letter.

Section 7.15. Blue Sky. The Company and Brekford will use their best efforts to obtain prior to the Effective Time all necessary blue sky permits and approvals required to permit the distribution of the shares of Novume Common Stock to be issued in accordance with the provisions of this Agreement.

Section 7.16. Compliance.

(a) In consummating the Brekford Merger and the transactions contemplated hereby, Brekford shall comply in all material respects with the provisions of the Exchange Act and the 1933 Act, and shall comply, and/or cause its subsidiaries to comply or to be in compliance, in all material respects, with all other applicable Legal Requirements.

(b) In consummating the Company Merger and the transactions contemplated hereby, the Company shall comply in all material respects with the provisions of the Exchange Act and the 1933 Act, and shall comply, and/or cause its subsidiaries to comply or to be in compliance, in all material respects, with all other applicable Legal Requirements.

Section 7.17. Key Stockholder Agreements. Each of C.B. Brechin, Scott Rutherford and Robert West (the “Brekford Key Stockholders”) have entered into a Key Stockholder Agreement with Brekford, and each of Robert A. Berman, James McCarthy and Dr. Richard Nathan (the “Company Key Stockholders” and collectively with the Brekford Key Stockholders, the “Key Stockholders”), have entered into an agreement Key Stockholder Agreement with the Company, pursuant to which each such Key Stockholder agreed to vote all of his voting securities in the Company or Brekford, as applicable, in favor of this Agreement and the Mergers; against any action that could reasonably be expected to impede, delay or materially adversely affect the transactions contemplated by this Agreement; and against any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Brekford or the Company, as the case may be, under this Agreement. Each such Key Stockholder Agreement shall remain in full force and effect until and including the Closing Date.

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Section 7.18. Continuation of Historic Business. After the Effective Time Brekford, as the Surviving Company of the Brekford Merger, will continue Brekford’s historic business or use a significant portion of Brekford’s historic assets in a business. Company Merger Sub, as the Surviving Company of the Company Merger, will continue the Company’s historic business or use a significant portion of the Company’s historic assets in a business.

Section 7.19 Certain Indebtedness. As of the Effective Time, each of the following instruments of indebtedness of the Company shall be assigned to and assumed by Novume: (a) that certain Loan and Security Agreement dated August 11, 2016, by and among the Company, AOC KeySolutions, Inc., a wholly-owned subsidiary of the Company and Sandy Spring Bank, and any term loan notes issued thereunder that are outstanding at the Effective Time (collectively, the “Sandy Spring Debt Documents”), and (b) that certain promissory note in the principal amount of $500,000 issued in favor of Avon Road Partners, L.P. (the “Avon Road Note”).

ARTICLE VIII

CONDITIONS TO MERGERS

Section 8.1. Conditions to the Obligations of Each Party to Effect the Mergers. The respective obligations of each Party to effect the Mergers shall be subject to the following conditions:

(a) Stockholder Approval. The Mergers, this Agreement and all transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of each of the Company and Brekford, in accordance with Section 7.2(a), and each of the Merger Subsidiaries in accordance with Delaware Law, applicable United States state and federal securities laws, and the Certificate of Incorporation and Bylaws, each as amended and as currently in effect, of each such entity;

(b) Legality. No federal, state or foreign statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which is in effect and has the effect of making the Mergers illegal or otherwise prohibiting the consummation of the Mergers;

(c) Required Consents. All authorizations, licenses, Permits, consents, orders or approvals of, or declarations, filings with or notices to, any governmental body, agency or official, or any non-governmental third party (all of the foregoing, “Required Consents”), which are necessary for the consummation of the transactions contemplated hereby, other than immaterial Required Consents the failure to obtain which would have no material adverse effect on the consummation of the transactions contemplated hereby and no Material Adverse Effect on Novume or either of the Surviving Companies, shall have been, as applicable, made, filed, shall have occurred or shall have been obtained and all such Required Consents shall be in full force and effect, provided, however, that a Required Consent shall not be deemed to have been obtained if in connection with the grant thereof there shall have been an imposition by any state or federal governmental body, agency or official of any condition, requirement, restriction or change of regulation, or any other action directly or indirectly related to such grant taken by such governmental body, which would reasonably be expected to either (i) have a Material Adverse Effect on any of Novume or either of the Surviving Companies, or (ii) prevent the Parties from realizing in all material respects the economic benefits of the transactions contemplated by this Agreement that such Parties currently anticipate receiving therefrom;

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(d) Registration Statement Effective. The Registration Statement shall have become effective, no stop order suspending the effectiveness of the Registration Statement shall then be in effect, and no proceedings for that purpose shall then be threatened by the SEC or shall have been initiated by the SEC and not concluded or withdrawn;

(e) Blue Sky. All state securities or blue sky permits or approvals required to carry out the transactions contemplated hereby shall have been received; and

(f) Key Stockholder Agreements. Each of the Key Stockholders shall have entered into a Key Stockholder Agreement with the Company or Brekford, as applicable, and Brekford shall have received copies of each such agreement with the Company Key Stockholders duly executed by Brekford and the applicable Key Stockholder, and the Company shall have received copies of each such agreement with the Brekford Key Stockholders duly executed by Brekford and the applicable Key Stockholder.

Section 8.2. Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Mergers are also subject to the fulfillment of the following conditions:

(a) Representations and Warranties. The representations and warranties of Brekford contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date, except for changes expressly contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date;

(b) Agreements, Conditions and Covenants. Brekford shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by Brekford on or before the Effective Time;

(c) Certificates.

(i) The Company shall have received a certificate of an executive officer of Brekford to the effect set forth in paragraphs (a) and (b) above; and

(ii) The Company shall have received a certificate of the Secretary of Brekford with respect to certain corporate matters, including a true, correct and complete copy of Brekford’s certificate of incorporation, as currently in effect, a true, correct and complete copy of Brekford’s bylaws, as currently in effect, certificate(s) as to Brekford’s formation and good standing in its jurisdiction of formation and each other jurisdiction in which it is qualified to do business, and attaching thereto a true, correct and complete copy of resolutions and consents, as applicable, of the stockholder(s) and board of Brekford authorizing, in each case, the execution, delivery and performance of this Agreement, the filing and distribution of the Information Statement, and the consummation of the transactions contemplated hereby.

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(d) Opinions.

(i) The Company shall have received an opinion of Crowell & Moring LLP, counsel to the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to the Company, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion: (A) no gain or loss should be recognized for federal income tax purposes by Novume, the Company or Company Merger Sub as a result of the formation of Novume and Company Merger Sub and the Merger of the Company with and into the Company Merger Sub; and (B) no gain or loss should be recognized for federal income tax purposes by the stockholders of the Company upon their exchange of Company Common Stock or Company Preferred Stock, as applicable, solely for Novume Common Stock or Novume Preferred Stock, as applicable, pursuant to such Merger, except with respect to cash received in lieu of a fractional share interest in Novume Common Stock. In rendering such opinion, Crowell & Moring LLP may require and rely upon representations and covenants including those contained in certificates of officers of Novume, the Company, Brekford and others, as may be requested by Crowell & Moring LLP and shall be provided by Novume, the Company, Brekford; and

(ii) Brekford shall have received the opinion described in Section 8.3(d)(i) hereof, in form and substance reasonably satisfactory to the Company.

(e) Affiliate Letters. The Company shall have received the Affiliate Letters required by Section 7.14, duly executed by each “affiliate” of Brekford;

(f) No Material Adverse Change. Since September 30, 2016, there shall not have occurred any event that has had or could reasonably be expected to have a Material Adverse Effect on Brekford or Novume;

(g) Consents Under Brekford Agreements. Brekford shall have obtained the consents listed on Schedule 8.2(g) hereto, as well as the consent or approval of each other person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated hereby except those which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Novume or either of the Surviving Companies; and

(h) Employment Agreements; Proprietary Rights Agreements. The Employment Agreements and Proprietary Rights Agreements shall be in full force and effect.

(i) Sale of Upfitting Business. The sale of the Upfitting Business as described, and on the terms and conditions set forth, in Section 7.11 shall have been consummated in accordance with the requirements of Delaware Law and Brekford’s Certificate of Incorporation and Bylaws, each as amended and as currently in effect.

Section 8.3. Additional Conditions to Obligations of Brekford. The obligations of Brekford to effect the Mergers are also subject to the fulfillment of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date, except for changes expressly contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date;

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(b) Agreements, Conditions and Covenants. The Company shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by the Company on or before the Effective Time;

(c) Certificates.

(i) Brekford shall have received a certificate of an executive officer of the Company to the effect set forth in paragraphs (a) and (b) above; and

(ii) Brekford shall have received a certificate of the Secretary of the Company with respect to certain corporate matters, including a true, correct and complete copy of the Company’s certificate of incorporation, as currently in effect, a true, correct and complete copy of the Company’s bylaws, as currently in effect, certificate(s) as to the Company’s formation and good standing in its jurisdiction of formation and each other jurisdiction in which it is qualified to do business, and attaching thereto a true, correct and complete copy of resolutions and consents, as applicable, of the stockholder(s) and board of the Company authorizing, in each case, the execution, delivery and performance of this Agreement, the filing and distribution of the Information Statement, and the consummation of the transactions contemplated hereby.

(d)	Tax Opinion.

(i) Brekford shall have received an opinion of counsel, such counsel to be determined, dated as of the Closing Date, in form and substance reasonably satisfactory to Brekford, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion: (A) no gain or loss should be recognized for federal income tax purposes by Novume, Brekford or Brekford Merger Sub as a result of the formation of Novume and Brekford Merger Sub and the Merger of Brekford Merger Sub with and into Brekford; and (B) no gain or loss should be recognized for federal income tax purposes by the stockholders of Brekford upon their exchange of Brekford Common Stock for the Brekford Merger Consideration pursuant to such Merger, except with respect to cash received in lieu of a fractional share interest in Novume Common Stock;

(ii) the Company shall have received the opinion described in Section 8.2(d)(i) hereof, in form and substance reasonably satisfactory to Brekford;

(e) Affiliate Letters. Brekford shall have received the Affiliate Letters required by Section 7.14 hereof, duly executed by each “affiliate” of the Company;

(f) No Material Adverse Change. Since September 30, 2016, there shall not have occurred any event that has had or could reasonably be expected to have a Material Adverse Effect on the Company or Novume; and

(g) Consents Under the Company Agreements. The Company shall have obtained the consent or approval of each person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated hereby except those which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Novume or either of the Surviving Companies.

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ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

Section 9.1. Termination. This Agreement may be terminated at any time before the Effective Time in each case as authorized by the respective Board of Directors of the Company or Brekford:

(a) By mutual written consent of each of the Company and Brekford;

(b) By either the Company or Brekford if the Mergers shall not have been consummated on or before August 31, 2017 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date; and provided, further, that if on the Termination Date the conditions to the Closing set forth in Section 8.1(d) shall not have been fulfilled, but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Termination Date shall be extended to a date mutually agreed upon by the parties hereto;

(c) By either the Company or Brekford if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the Parties shall use their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

(d) By either the Company or Brekford if the other shall have breached, or failed to comply with, in any material respect any of its obligations under this Agreement or any representation or warranty made by such other Party shall have been incorrect in any material respect when made or shall have since ceased to be true and correct in any material respect, and such breach, failure or misrepresentation is not cured within thirty (30) days after notice thereof and such breaches, failures or misrepresentations, individually or in the aggregate and without regard to materiality qualifiers contained therein, results or would reasonably be expected to result in a Material Adverse Effect on Novume, the Company or Brekford;

(e) By either the Company or Brekford upon the occurrence of a Material Adverse Effect on the other or on Novume or an event which could reasonably be expected to result in a Material Adverse Effect on the other or on Novume;

(f) By either the Company or Brekford if the Board of Directors of the other or any committee of the Board of Directors of the other (i) shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement, the Mergers or any other transaction contemplated hereby, (ii) shall fail to reaffirm such approval or recommendation upon such Party’s request, (iii) approve or recommend any acquisition of the other or a material portion of its assets or any tender offer for shares of its capital stock, in each case, other than by a Party or an affiliate thereof, or (iv) shall resolve to take any of the actions specified in clause (i) above; or

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(g) By either the Company or Brekford if the Company Stockholders’ Approval or the Brekford Stockholders’ Approval, as applicable, is withdrawn or modified in any adverse manner, or any further required stockholder approval is not provided, such that the transactions contemplated by this Agreement, in whole or in part, are not authorized by all stockholder approval required under Delaware Law and each applicable Party’s Organizational Documents; provided, however, that no termination by Brekford shall be effective pursuant to Sections 9.1(f) or (g) under circumstances in which a Termination Fee is payable by Brekford under Section 9.2(b) unless concurrently with such termination, such Termination Fee is paid in full by Brekford in accordance with the provisions of Section 9.2(b).

Section 9.2. Effect of Termination.

(a) In the event of termination of this Agreement as provided in Section 9.1 hereof, and subject to the provisions of Section 10.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of any of the Parties, except (i) as set forth in this Section 9.2 and in Sections 4.10, 4.16, 5.9, 5.12 and 10.3 hereof, and (ii) nothing herein shall relieve any Party from liability for any willful breach hereof.

(b) If (i) this Agreement (A) is terminated by the Company pursuant to Section 9.1(f) hereof, or the Company or Brekford pursuant to Section 9.1(g) hereof because of the failure to maintain the Brekford Stockholders’ Approval or obtain any further required stockholder approval, as the case may be, or (B) is terminated as a result of Brekford’s material breach of Section 7.2 hereof which is not cured within thirty (30) days after notice thereof to Brekford, and (ii) at the time of such termination there shall have been an Acquisition Proposal involving Brekford or any of its subsidiaries (whether or not such offer shall have been rejected or shall have been withdrawn prior to the time of such termination), Brekford shall pay to the Company a termination fee of $250,000 (the “Termination Fee”). The Termination Fee payable under this Section 9.2(b) shall be payable in cash at the date of termination.

(c) Brekford agrees that the agreements contained in Section 9.2(b) above are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. If Brekford fails to promptly pay to the Company any fee due under such Section 9.2(b), Brekford shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate as reported by The Wall Street Journal’s bank survey from the date such fee was required to be paid.

Section 9.3. Amendment. This Agreement may be amended by the Parties pursuant to a writing adopted by action taken by all of the Parties at any time before the Effective Time; provided, however, that, no amendment may be made which would (a) alter or change the amount or kinds of consideration to be received by the holders of Shares upon consummation of the Mergers, (b) alter or change any term of the Certificate of Incorporation or Certificate of Formation, as applicable, of either of the Surviving Companies or Novume, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of securities of the Company or Brekford. This Agreement may not be amended except by an instrument in writing signed by the Parties.

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Section 9.4. Waiver. At any time before the Effective Time, any Party may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, that, the conditions to closing enumerated under Sections 8.1(a)—(e), Section 8.2(d), and Section 8.3(d) shall not be waivable hereunder; and, provided, further, that each Party’s obligations under Section 7.1, 7.2, 7.3, 7.16 and 7.19 of the Agreement shall not be waivable hereunder. Any agreement on the part of a Party to any such extension or waiver shall be valid only as against such Party and only if set forth in an instrument in writing signed by such Party.

ARTICLE X

GENERAL PROVISIONS

Section 10.1. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.1 hereof, as the case may be, except that (a) the agreements set forth in ARTICLE I and Sections 2.4, 2.5, 2.6, 2.7, 2.8, 7.7, 7.8 and 7.11 hereof and this Section 10.1 shall survive the Effective Time indefinitely, (b) the agreements and representations set forth in Sections 4.10, 4.16, 5.9, 5.12, 7.5(b), 9.2 and 10.3 hereof and this Section 10.1 shall survive termination indefinitely and (c) nothing contained herein shall limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

Section 10.2. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by telecopy, to the Parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a Party as shall be specified by like notice):

(a)	if to the Company or any Merger Subsidiary:

KeyStone Solutions, Inc.

14420 Albemarle Point Place, Suite 200

Chantilly, VA 20151

Attn: Robert Berman

Email: rberman@keystonewins.com

with a copy to:

Crowell & Moring LLP

1001 Pennsylvania Ave NW

Washington, D.C. 20004

Attention: Morris DeFeo, Esq.

Email: mdefeo@crowell.com

Telephone.: (202) 624-2925

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(b)	if to Brekford:

Brekford Traffic Safety, Inc.

7020 Dorsey Road

Hanover, Maryland 21076

Attn: Rodney Hillman

Email: rhillman@brekford.com

with a copy to:

Sichenzia Ross Ference Kesner LLP

61 Broadway

New York, NY 10006

Attention: Thomas A. Rose, Esq.

Email: trose@srfkllp.com

Telephone: (212) 930-9700

Section 10.3. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the transactions contemplated by this Agreement are consummated, and any actions taken by either party in furtherance thereof shall be at such Party’s sole risk and expense.

Section 10.4. Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “1933 Act” means the U.S. Securities Act of 1933, as the same may be amended from time to time, and “Exchange Act” means the U.S. Securities Exchange Act of 1934, as the same may be amended from time to time.

(b) “affiliate” of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person.

(c) “Brekford ERISA Affiliate” means any entity that would have ever been considered a single employer with Brekford under Section 4001(b) of ERISA or part of the same “controlled group” as Brekford for purposes of Section 302(d)(3) of ERISA.

(d) “Closing Date Novume Share Price” means the fair market value of such a share of Novume Common Stock at the Effective Time, as determined in good faith by the Novume Board.

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(e) “Company ERISA Affiliate” means any entity that would have ever been considered a single employer with the Company under Section 4001(b) of ERISA or part of the same “controlled group” as the Company for purposes of Section 302(d)(3) of ERISA.

(f) “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

(g) “knowledge” of any Party shall mean the actual knowledge of the executive officers of such Party.

(h) “Material Adverse Effect” means any change in or effect on the business of the referenced corporation or any of its Subsidiaries that is or will be materially adverse to the business, operations (including the income statement), properties (including intangible properties), condition (financial or otherwise), assets, liabilities or regulatory status of such referenced corporation and its Subsidiaries taken as a whole, but shall not include the effects of changes that are generally applicable in (A) the United States economy or (B) the United States securities markets if, in any of (A) or (B), the effect on the Company or Brekford (as the case may be) and its respective Subsidiaries, taken as a whole, is not disproportionate relative to the effect on the other and its Subsidiaries, taken as a whole.

(i) “Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, and (b) with respect to any limited liability company, its certificate of formation, as amended and its operating agreement, as amended.

(j) “person” means an individual, corporation, partnership, association, trust, unincorporated organization, entity or group (as defined in the Exchange Act).

(k) “Subsidiary” means any corporation or other legal entity of which the Company or Brekford, as the case may be (either alone or through or together with any other Subsidiary or Subsidiaries), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

Section 10.5. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 10.6. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

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Section 10.7. Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement and, except as expressly set forth herein, supersedes any and all other prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and, except for Section 7.7 (Indemnification; Directors’ and Officers’ Insurance), is not intended to confer upon any person other than the Company, Brekford, Novume, Company Merger Sub and Brekford Merger Sub and, after the Effective Time, their respective stockholders, any rights or remedies hereunder.

Section 10.8. Assignment. This Agreement shall not be assigned by operation of law or otherwise.

Section 10.9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, without regard to the conflicts of laws provisions thereof.

Section 10.10. Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which shall constitute one and the same agreement.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective officers hereunto duly authorized, all as of the date first written above.

KeyStone Solutions, Inc., a Delaware corporation

/s/ Robert A. Berman
Name:	Robert A. Berman
Title:	Chief Executive Officer

Brekford Traffic Safety, Inc., a Delaware corporation
/s/ Rodney W. Hillman
Name:	Rodney W. Hillman

Title:	President and COO

Novume Solutions, Inc., a Delaware corporation

/s/ Robert A. Berman
Name:	Robert A. Berman
Title:	Chief Executive Officer

KeyStone Merger Sub, LLC, a Delaware limited liability company

/s/ Robert A. Berman
Name:	Robert A. Berman
Title:	President

Brekford Merger Sub, Inc., a Delaware corporation

/s/ Robert A. Berman
Name:	Robert A. Berman
Title:	President

[Signature page to the Agreement and Plan of Merger]

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ANNEX B

§ 262 Appraisal rights [For application of this section, see 79 Del. Laws, c. 72, § 22, 79 Del. Laws, c. 122, § 12 and 80 Del. Laws, c. 265, § 18]

(a)  Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)  Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)  Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)  Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.  Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.  Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.  Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.  Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)  In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)  In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c)  Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d)  Appraisal rights shall be perfected as follows:

(1)  If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)  If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)  Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)  Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)  At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)  After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)  The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)  The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)  From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)  The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex C

WRITTEN CONSENT

OF THE MAJORITY STOCKHOLDERS

OF BREKFORD CORPORATION

(a Delaware corporation)

in Lieu of Meeting

February 9, 2017

The undersigned, being the holders of the majority (the “Majority Stockholders”) of the issued and outstanding shares of common stock, par value $0.001 per share, of Brekford Corporation (the “Corporation”), hereby consent to, authorize and adopt the following resolutions, effective as of the first date written above:

WHEREAS, the board of directors of the Corporation (the “Board”) deems it advisable and in the best interest of the stockholders of the Corporation for the Corporation to enter into an Agreement and Plan of Merger (the “Merger Agreement”) to combine the business of the Corporation and KeyStone Solutions, Inc. a Delaware corporation (“KeyStone”);

WHEREAS, the Merger Agreement provides for Brekford and Keystone to each engage in merger transactions with separate wholly-owned subsidiaries of Novume Solutions, Inc., a Delaware corporation (“Novume”);

WHEREAS, pursuant to the terms of the Merger Agreement, one wholly-owned subsidiary of Novume will merge with and into the Corporation, (the “Brekford Merger”), upon the consummation of which the Corporation shall shall survive and be a wholly-owned subsidiary of Novume, and KeyStone will merge with and into another wholly-owned subsidiary of Novume (“KeyStone Merger Sub”), with KeyStone Merger Sub surviving such merger;

WHEREAS, the Board recommends the consummation of the Brekford Merger in the manner described in the Merger Agreement to be entered by and among the Corporation, KeyStone, Novume and other entities as defined in the Merger Agreement.

NOW, THEREFORE, BE IT RESOLVED, that the Brekford Merger is hereby approved;

RESOLVED that that the form, terms and provisions of the Merger Agreement, a draft of which is attached to this consent as Exhibit A, and the transactions contemplated thereby, are, approved in all respects and the officers of the Corporation be, and hereby each are, authorized to execute the Merger Agreement with such additions, deletions, or other modifications thereto as such officer executing the Merger Agreement in his sole discretion, deems necessary or appropriate, such determination to be evidenced conclusively by his execution and filing thereof; and be it further

RESOLVED, that the officers of the Company be and each of them hereby is authorized and empowered to file a Certificate of Merger with the Secretary of State of Delaware in order to effectuate the Brekford Merger;

RESOLVED, that the officers of the Corporation are each authorized and empowered, in the name of the Corporation and on its behalf, to execute and deliver all such further documents, instruments and agreements, take all such further action and to do all such further acts and things, as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable to effectuate the foregoing resolutions, any such determination to be conclusively evidenced by the execution and delivery by such officers of any such document, instrument or agreement or the doing by them of any such act or thing; and be it further

RESOLVED, that this consent may be executed in one or more counterparts and may be delivered to the Corporation by facsimile or by an e-mail which contains a portable document format (.pdf) file of an executed signature page; and be it further;

RESOLVED, that pursuant to the Delaware General Corporation Law, the actions taken hereby shall have the same force and effect as if the undersigned were personally present at a meeting of the stockholders duly called and voted for the same.

[Signature Page Follows Immediately]

IN WITNESS WHEREOF, the undersigned, being the Majority Stockholders of the Corporation, have executed this written consent as of the first date written above.

/s/ C.B. Brechin
Name: C.B. Brechin
Number of Shares of Common Stock owned: 14,188,592

Total Shares voted:	14,188,592
Total Voting Shares outstanding:	49,311,264
Percentage of Shares voted in favor:	28.8%

/s/ Scott Rutherford
Name: Scott Rutherford
Number of Shares of Common Stock owned: 11,223,395

Total Shares voted:	11,223,395
Total Voting Shares outstanding:	49,311,264
Percentage of Shares voted in favor:	22.8%

/s/ Robert West
Name: Robert West
Number of Shares of Common Stock owned: 300,800

Total Shares voted:	300,800
Total Voting Shares outstanding:	49,311,264
Percentage of Shares voted in favor:	0.6%

Annex D

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NOVUME SOLUTIONS, INC.

NOVUME SOLUTIONS, INC. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

FIRST: The name of the corporation is Novume Solutions, Inc. (hereinafter referred to as the “Corporation”). The Corporation was originally incorporated pursuant to the original Certificate of Incorporation of the Corporation (the “Original Certificate of Incorporation”) filed with the office of the Secretary of State of the State of Delaware on February 6, 2017.

SECOND: This Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) was duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) in accordance with Section 241 of the DGCL.

THIRD: This Certificate of Incorporation restates and integrates and further amends the Original Certificate of Incorporation, as heretofore amended or supplemented.

FOURTH: The text of the Original Certificate of Incorporation is amended and restated in its entirety as follows:

ARTICLE I

NAME

The name of the corporation is Novume Solutions, Inc. (the “Corporation”).

ARTICLE II

REGISTERED AGENT AND ADDRESS

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, 19801. The name of its registered agent at that address is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

CAPITAL STOCK

Section 4.1 Shares, Classes and Series Authorized. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock”. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Thirty-Two Million (32,000,000) shares, of which Thirty Million (30,000,000) shares shall be designated as Common Stock with a par value of $0.0001 per share, and Two Million (2,000,000) shares shall be designated as Preferred Stock with a par value of $0.0001 per share. The Common Stock and Preferred Stock may be collectively referred to herein as the “Capital Stock.”

Section 4.2 Designations, Powers, Preferences, Rights, Qualifications, Limitations and Restrictions Relating to the Capital Stock. The following is a statement of the designations, powers, preferences and rights in respect of the classes of the Capital Stock, and the qualifications, limitations or restrictions thereof, and of the authority with respect thereto expressly vested in the Board of Directors of the Corporation (the “Board”):

(a) Preferred Stock. The Preferred Stock may be issued from time to time in one or more series, the number of shares and any designation of each series and the powers, preferences and rights of the shares of each series, and the qualifications, limitations or restrictions thereof, to be as stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board. The Board in any such resolution or resolutions is expressly authorized to state for each such series:

(i) the voting powers, if any, of the holders of shares of such series in addition to any voting rights affirmatively required by law;

(ii) the rights of stockholders in respect of dividends, including, without limitation, the rate or rates per annum and the time or times at which (or the formula or other method pursuant to which such rate or rates and such time or times may be determined) and conditions upon which the holders of shares of such series shall be entitled to receive dividends and other distributions, and whether any such dividends shall be cumulative or non-cumulative and, if cumulative, the terms upon which such dividends shall be cumulative;

(iii) whether any shares of the stock of each such series shall be redeemable by the Corporation at the option of the Corporation or the holder thereof and, if redeemable, the terms and conditions upon which any shares of the stock of such series may be redeemed;

(iv) the amount payable and the rights or preferences to which the holders of the stock of such series shall be entitled upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(v) the terms, if any, upon which shares of stock of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

(vi) any other powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, so far as they are not inconsistent with the provisions of this Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and to the full extent now or hereafter permitted by the laws of the State of Delaware.

Subject to any limitations or restrictions stated in the resolution or resolutions of the Board originally fixing the number of shares constituting a series, the Board may by resolution or resolutions likewise adopted increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares of the series then outstanding) the number of shares of the series subsequent to the issue of shares of that series; and, in case the number of shares of any series shall be so decreased, the shares constituting the decrease shall resume that status that they had prior to the adoption of the resolution originally fixing the number of shares constituting such series.

(b) Common Stock. Except as otherwise provided for by law, the shares of Common Stock shall entitle the holders thereof to one vote for each share on all matters on which shareholders have the right to vote. The holders of shares of Common Stock shall not be permitted to cumulate their votes for the election of directors. Notwithstanding the foregoing, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of

Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Subject to the preferences, privileges and powers with respect to each class or series of Preferred Stock having any priority over the Common Stock, and the qualifications, limitations or restrictions thereof, the holders of the Common Stock shall have and possess all rights pertaining to the Capital Stock; provided, however, that in the event of any liquidation, dissolution, or winding up of the Corporation, the holders of the Common Stock (and the holders of any class or series of stock entitled to participate with the Common Stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Corporation available for distribution remaining after: (i) payment or provision for payment of the Corporation’s debts and liabilities and (ii) distributions or provisions for distributions to holders of any class or series of Capital Stock having preference over the Common Stock in the liquidation, dissolution, or winding up of the Corporation.

ARTICLE V

LIMITATION OF DIRECTOR LIABILITY

No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Article V by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Actions, Suits or Proceedings Other than by or in the Right of the Corporation To the fullest extent permitted by the DGCL, the Corporation shall indemnify any person who is or was or has agreed to become a director or officer of the Corporation who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and the Corporation may indemnify any other person who is or was or has agreed to become an employee or agent of the Corporation who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding anything contained in this Article VI, but subject to Section 6.7 hereof, the Corporation shall not be obligated to indemnify any director or officer in connection with an action, suit or proceeding, or part thereof, initiated by such person against the Corporation unless such action, suit or proceeding, or part thereof, was authorized or consented to by the Board.

Section 6.2 Actions or Suits by or in the Right of the Corporation To the fullest extent permitted by the DGCL, the Corporation shall indemnify any person who is or was or has agreed to become a director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and the Corporation may indemnify any other person who is or was or has agreed to become an employee or agent of the Corporation who was or is made a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys’ fees and expenses) actually and reasonably incurred by him or her or on his or her behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the court shall deem proper. Notwithstanding anything contained in this Article VI, but subject to Section 6.7 hereof, the Corporation shall not be obligated to indemnify any director or officer in connection with an action or suit, or part thereof, initiated by such person against the Corporation unless such action or suit, or part thereof, was authorized or consented to by the Board.

Section 6.3 Indemnification for Costs, Charges and Expenses of a Successful Party To the extent that a present or former director or officer of the Corporation has been successful, on the merits or otherwise (including, without limitation, the dismissal of an action without prejudice), in defense of any action, suit or proceeding referred to in Section 6.1 or 6.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against all costs, charges and expenses (including attorneys’ fees and expenses) actually and reasonably incurred by such person or on such person’s behalf in connection therewith.

Section 6.4 Indemnification for Expenses of a Witness To the extent that any person who is or was or has agreed to become a director or officer of the Corporation is made a witness to any action, suit or proceeding to which he or she is not a party by reason of the fact that he or she was, is or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the request of the Corporation, such person shall be indemnified against all costs, charges and expenses actually and reasonably incurred by such person or on such person’s behalf in connection therewith.

To the extent that any person who is or was or has agreed to become an employee or agent of the Corporation is made a witness to any action, suit or proceeding to which he or she is not a party by reason of the fact that he or she was, is or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the request of the Corporation, such person may be indemnified against all costs, charges and expenses actually and reasonably incurred by such person or on such person’s behalf in connection therewith.

Section 6.5 Determination of Right to Indemnification Any indemnification under Section 6.1 or 6.2 (unless ordered by a court) shall be made, if at all, by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.1 or 6.2. Any indemnification under Section 6.4 (unless ordered by a court) shall be made, if at all, by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances. Such determinations shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of directors who were not parties to such action, suit or proceeding even though less than a quorum of the Board, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent counsel in a written opinion or (4) by the stockholders of the Corporation. To obtain indemnification under this Article VI, any person referred to in Section 6.1, 6.2, 6.3 or 6.4 shall submit to the Corporation a written request, including therewith such documents as are reasonably available to such person and are reasonably necessary to determine whether and to what extent such person is entitled to indemnification.

Section 6.6 Advancement of Costs, Charges and Expenses Costs, charges and expenses (including attorneys’ fees and expenses) incurred by or on behalf of a director or officer in defending a civil or criminal action, suit or proceeding referred to in Section 6.1 or 6.2 shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by or on behalf of a director or officer in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of a written undertaking, by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article VI or by law. No security shall be required for such undertaking and such undertaking shall be accepted without reference to the recipient’s financial ability to make repayment. The majority of the directors who were not parties to such action, suit or proceeding may, upon approval of such director or officer of the Corporation, authorize the Corporation’s counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

Section 6.7 Procedure for Indemnification Any indemnification under Section 6.1, 6.2, 6.3 or 6.4 or advancement of costs, charges and expenses under Section 6.6 shall be made promptly, and in any event within sixty (60) days (except indemnification to be determined by stockholders which will be determined at the next annual or special meeting of stockholders), upon the written request of the director or officer. The right to indemnification or advancement of expenses as granted by this Article VI shall be enforceable by the director, officer, employee or agent in any court of competent jurisdiction in the event the Corporation denies such request, in whole or in part, or if no disposition of such request is made within sixty (60) days of the request. Such person’s costs, charges and expenses incurred in connection with successfully establishing his or her right to indemnification or advancement, to the extent successful, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of costs, charges and expenses under Section 6.6 where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 6.1 or 6.2, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its directors, its independent counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.1 or 6.2, nor the fact that there has been an actual determination by the Corporation (including its directors, its independent counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 6.8 Settlement The Corporation shall not be obligated to reimburse the costs, charges and expenses of any settlement to which it has not agreed. If, in any action, suit or proceeding (including any appeal) within the scope of Section 6.1 or 6.2, the person to be indemnified shall have unreasonably failed to enter into a settlement thereof offered or assented to by the opposing party or parties in such action, suit or proceeding, then, notwithstanding any other provision of this Article VI, the indemnification obligation of the Corporation to such person in connection with such action, suit or proceeding shall not exceed the total of the amount at which settlement could have been made and the expenses incurred by or on behalf of such person prior to the time such settlement could reasonably have been effected.

Section 6.9 Other Rights; Continuation of Right to Indemnification; Individual Contracts The indemnification and advancement of costs, charges and expenses provided by or granted pursuant to this Article VI shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of costs, charges and expenses may be entitled under law (common or statutory) or any Bylaw, agreement, policy of indemnification insurance or vote of stockholders or directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding office, and shall continue as to any person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the legatees, heirs, distributees, executors and administrators of any such person. Nothing contained in this Article VI shall be deemed to prohibit the Corporation from entering into, and the Corporation is specifically authorized to enter into, agreements with directors, officers, employees and agents providing indemnification rights and procedures different from those set forth herein. All rights to indemnification under this Article VI shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity (or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) at any time while this Article VI is in effect.

Section 6.10 Savings Clause If this Article VI or any portion shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify each director or officer, and may indemnify each employee or agent, of the Corporation as to any costs, charges, expenses (including attorneys’ fees and expenses), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation), to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 6.11 Insurance The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any costs, charges or expenses, liability or loss incurred by such person in any such capacity, or arising out of such persons status as such, whether or not the Corporation would have the power to indemnify such person against such costs, charges or expenses, liability or loss under this Certificate of Incorporation or applicable law; provided, however, that such insurance is available on acceptable terms as determined by a vote of the Board. To the extent that any director, officer, employee or agent is reimbursed by an insurance company under an indemnification insurance policy for any costs, charges, expenses (including attorneys’ fees and expenses), judgments, fines and amounts paid in settlement to the fullest extent permitted by any applicable portion of this Article VI, the Bylaws, any agreement, the policy of indemnification insurance or otherwise, the Corporation shall not be obligated to reimburse the person to be indemnified in connection with such proceeding.

Section 6.12 Definitions For purposes of this Article VI, the following terms shall have the following meanings:

(a) “The Corporation” shall include, in addition to the resulting corporation, any constituent corporation or entity (including any constituent of a constituent) absorbed by way of an acquisition, consolidation, merger or otherwise, which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation or entity, or is or was serving at the written request of such constituent corporation or entity as a director or officer of another corporation, entity, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation or entity as such person would have with respect to such constituent corporation or entity if its separate existence had continued;

(b) “Other enterprises” shall include employee benefit plans, including, but not limited to, any employee benefit plan of the Corporation;

(c) “Director or officer” of the Corporation shall include any director or officer of the Corporation who is or was or has agreed to serve at the request of the Corporation as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise;

(d) “Serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by a director, officer, employee or agent of the Corporation with respect to an employee benefit plan, its participants or beneficiaries, including acting as a fiduciary thereof;

(e) “Fines” shall include any penalties and any excise or similar taxes assessed on a person with respect to an employee benefit plan;

(f) To the fullest extent permitted by law, a person shall be deemed to have acted in “good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful,” if his or her action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him or her by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise; and

(g) A person shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation,” as referred to in Sections 6.1 and 6.2 if such person acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan.

Section 6.13 Subsequent Amendment and Subsequent Legislation Neither the amendment, termination or repeal of this Article VI or of relevant provisions of the DGCL or any other applicable laws, nor the adoption of any provision of this Certificate of Incorporation or the Bylaws of the Corporation or of any statute inconsistent with this Article VI shall eliminate, affect or diminish in any way the rights of any director, officer, employee or agent of the Corporation to indemnification under the provisions of this Article VI with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of any such amendment, termination, repeal, provision or statute.

If the DGCL is amended to expand further the indemnification permitted to directors and officers of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by the DGCL, as so amended.

ARTICLE VII

CHOICE OF FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL or the Certificate of Incorporation or Bylaws, (4) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or Bylaws or (5) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VII.

ARTICLE VIII

AMENDMENTS

Section 9.1 Amendments of Certificate of Incorporation The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed in this Certificate of Incorporation, the Corporation’s Bylaws or the DGCL, and all rights herein conferred upon stockholders are granted subject to such reservation.

Section 9.2 Amendments of Bylaws In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of the Corporation is expressly authorized to make, alter, amend, rescind or repeal from time to time any of the Bylaws of the Corporation in accordance with the terms thereof; provided, however, that any Bylaw made by the Board may be altered, amended, rescinded or repealed in accordance with the terms thereof by the holders of 66 2/3 of the shares of Capital Stock entitled to vote thereon at any annual meeting or at any special meeting called for that purpose. Notwithstanding the foregoing, any provision of the Bylaws that contains a supermajority voting requirement shall only be altered, amended, rescinded or repealed by a vote of the Board or holders of shares of Capital Stock entitled to vote thereon that is not less than the supermajority specified in such provision.

[Signature Page Follows]

IN WITNESS WHEREOF, I have hereunto set my hand the      day of                 , 2017.

Name:
Title:

Annex E

FORM OF

CERTIFICATE OF DESIGNATIONS

OF

SERIES A CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK

OF

NOVUME SOLUTIONS, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

Novume Solutions, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies that the following resolution (the “Resolution”) was adopted by the Board of Directors of the Corporation (hereinafter called the “Board of Directors”) on [●], 2017 by unanimous written consent, in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the “DGCL”):

NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Corporation and the DGCL, the Board of Directors hereby creates a series of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”) of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, powers and preferences, and qualifications, limitations and restrictions thereof as follows:

Section 1. Designation; Number of Shares. The shares of such series shall be classified and designated as Series A Cumulative Convertible Redeemable Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), and the number of shares constituting such series shall be five hundred and five thousand (505,000). That number may from time to time be increased or decreased (but not below the number of Shares then outstanding) by the Board of Directors in accordance with the Amended and Restated Certificate of Incorporation and applicable law. The Series A Preferred Stock may be issued in certificated form.

Section 2. Defined Terms. For purposes hereof, the following terms shall have the following meanings:

“Amended and Restated Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on                     , 2017.

“Applicable Dividend Rate” shall equal seven percent (7.00%).

“Base Redemption Price” has the meaning set forth in Section 7.1.

“Board of Directors” has the meaning set forth in the Preamble.

“Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York, United States of America, are required to or may be closed.

“Certificate of Designations” means this Certificate of Designations creating the Series A Preferred Stock.

“Common Stock” means the common stock, par value $0.0001 per share, of the Corporation.

“Conversion Price” has the meaning set forth in Section 9.1.

“Conversion Ratio” has the meaning set forth in Section 9.1.

“Corporation” has the meaning set forth in the Preamble.

“DGCL” has the meaning set forth in the Preamble.

“Dividend Payment Date” has the meaning set forth in Section 4.1.

“Dividend Period” has the meaning set forth in Section 4.1.

“Junior Securities” means, collectively, the Common Stock and any other class of securities hereafter authorized that is specifically designated as ranking junior to the Series A Preferred Stock.

“Liquidation Event” has the meaning set forth in Section 5.1.

“Liquidation Preference” means, with respect to any Share on any given date, the sum of (i) the Liquidation Value and (ii) the amount of any accrued but unpaid dividends thereof, if any, whether or not declared, to and including such date.

“Liquidation Value” means, with respect to any Share on any given date, the Series A Original Issue Price.

“Parity Securities” means any class of securities hereafter authorized that is specifically designated as ranking pari passu with the Series A Preferred Stock.

“Person” means an individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, trust or other entity or organization of any kind, including a governmental authority.

“Preferred Stock” has the meaning set forth in the Resolution set forth above.

“Qualified IPO” has the meaning set forth in Section 9.2.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Senior Securities” means any class of securities hereafter authorized that is specifically designated as ranking senior to the Series A Preferred Stock.

“Series A Liquidation Preference Amount” has the meaning set forth in Section 5.1.

“Series A Original Issue Price” means $10.00 per Share.

“Series A Redemption” has the meaning set forth in Section 8.1.

“Series A Redemption Price” has the meaning set forth in Section 7.1.

“Share” means a share of Series A Preferred Stock.

“Subsidiary” or “subsidiary” means, with respect to any Person: (a) any other Person of which such Person beneficially owns, either directly or indirectly, more than fifty percent (50%) of (i) the total combined voting power of all classes of voting securities of such other Person, (ii) the total combined equity interests of such other Person, or (iii) the capital or profit interests of such other Person; or (b) any other Person of which such Person has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body of such other Person.

Section 3. Rank. With respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all Shares of the Series A Preferred Stock shall rank (i) pari passu with all Parity Securities, (ii) senior to all Junior Securities and (iii) junior to all Senior Securities.

Section 4. Dividends.

4.1 Accrual and Payment of Dividends. From and after the issuance date of any Share, cumulative dividends on such Share shall accrue, whether or not declared by the Board of Directors and whether or not there are funds legally available for the payment of dividends, in arrears at a per annum rate equal to the Applicable Dividend Rate on the Liquidation Preference. The dividends on the Series A Preferred Stock shall accrue from the issuance date thereof and shall be payable quarterly in arrears within five (5) Business Days following the last day of March, June, September and December of each calendar year (each such date, a “Dividend Payment Date”) to the holders of record of the Series A Preferred Stock on such Dividend Payment Date, except that if any such date is not a Business Day, then such dividend shall be payable on the next Business Day. All accrued dividends on any Share shall be paid in cash only when, as and if declared by the Board of Directors out of funds legally available therefor or upon a liquidation or redemption of the Series A Preferred Stock in accordance with the provisions of Section 5, Section 7 or Section 8. All accrued and accumulated dividends on the Shares shall be prior and in preference to any dividend on any Junior Securities and shall be fully declared and paid before any dividends are declared and paid, or any other distributions or redemptions are made, on any Junior Securities, other than to declare or pay any dividend or distribution payable on Junior Securities in shares of Junior Securities.

Each dividend period (a “Dividend Period”) shall commence on and include a Dividend Payment Date and shall end on and include the calendar day preceding the next Dividend Payment Date, except that (x) the initial Dividend Period for Series A Preferred Stock issued on December 23, 2016 shall commence on and include December 23, 2016, (y) the initial Dividend Period for any Series A Preferred Stock issued after December 23, 2016 shall commence on and include such date as the Board of Directors shall determine and disclose at the time such additional shares are issued, or if no such determination is made, the date of issuance of such Series A Preferred Stock, and (z) the final Dividend Period with respect to redeemed Shares shall end on and include the calendar day preceding the date of redemption. Dividends payable on the Series A Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

If, on any Dividend Payment Date, the Corporation fails to pay dividends in respect of the Shares equal to all dividends on the Shares accrued but unpaid as of such date, the accrued but unpaid dividends on the Shares shall nonetheless accumulate and compound at the Applicable Dividend Rate on such Dividend Payment Date and shall remain accumulated, compounding dividends on such Applicable Dividend Rate, until paid pursuant hereto.

Section 5. Liquidation.

5.1 Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a “Liquidation Event”), the holders of Shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Junior Securities by reason of their ownership thereof, with respect to each Share of Series A Preferred Stock, an amount equal to the Liquidation Preference (the “Series A Liquidation Preference Amount”). The Series A Liquidation Preference Amount shall be paid to the holders of Series A Preferred Stock in cash and the holders of Series A Preferred Stock shall not be entitled to any further payments in the event of any Liquidation Event other than what is expressly provided for in this Section 5.

5.2 Insufficient Assets. If upon any Liquidation Event the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Shares of Series A Preferred Stock the full Series A Liquidation Preference Amount and the holders of any Parity Securities the full preferential amount to which they are entitled under the terms of the relevant instrument governing such Parity Securities, (a) the holders of the Shares and any Parity Securities shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective full preferential amounts which would otherwise be payable in respect thereof upon such Liquidation Event if all amounts payable on or with respect to such Shares and Parity Securities were paid in full, and (b) the Corporation shall not make or agree to make any payments to the holders of Junior Securities.

5.3 Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series A Preferred Stock and all other amounts payable upon a Liquidation Event have been paid in full to all holders of any Parity Stock, the holders of Common Stock and any other Junior Securities shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

5.4 Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a Liquidation Event, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other Person into or with the Corporation be deemed to be a Liquidation Event.

Section 6. Voting Rights.

6.1 Voting Generally. The holders of Series A Preferred Stock shall not have any voting rights except as expressly set forth below or as otherwise from time to time required by law.

6.2 Amendment of Series A Preferred Stock; Dividends; Material Acquisitions; Mergers and Consolidations. So long as any Shares are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of a majority of the Shares at the time outstanding and entitled to vote thereon, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating, either directly or indirectly by amendment, merger, consolidation or otherwise:

(i) Any amendment, alteration or repeal, as applicable, of any provision of the Certificate of Incorporation or Bylaws of the Corporation so as to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock;

(ii) At any time until November 8, 2018, (x) any declaration or payment of cash dividends on any Common Stock or other Junior Securities, (y) any purchase, redemption or other acquisition for consideration of any Common Stock or other Junior Securities, whether directly or indirectly; or (z) if and only if the Corporation is delinquent in the payment of dividends on the Shares, any declaration or payment of cash dividends or purchase, redemption or other acquisition for consideration of any Parity Securities, whether directly or indirectly; provided, further, however, that the consent of the holders of the Series A Preferred Stock shall not be required in connection with any repurchase of any Junior Securities (A) held by any employee or consultant of the Corporation (x) upon any termination of such employee’s or consultant’s employment or consultancy pursuant to any agreement providing for such repurchase or (y) otherwise permitted pursuant to an agreement between the Corporation and an employee or consultant thereof; or

(iii) Any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the Shares remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, in each case, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and (y) such Shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series A Preferred Stock immediately prior to such consummation, taken as a whole; provided, further, that no vote by the holders of Series A Preferred Stock under this clause (iii) shall be required to the extent a plan of merger, binding share exchange or similar event provides that the holders of Series A Preferred Stock would receive an amount of cash in such merger, share exchange or similar event equal to the Liquidation Preference as of the consummation of such merger, share exchange or similar event.

Section 7. Redemption by the Corporation.

7.1 At any time from and after November 8, 2019, the Corporation may, upon thirty (30) days’ notice, redeem all or any portion of the then outstanding Shares for cash at a redemption price per Share equal to the sum of (i) the corresponding redemption price below (the “Base Redemption Price”) plus (ii) the amount of any accrued but unpaid dividends on such Shares being redeemed, if any, whether or not declared, to and including the date immediately prior to such date of redemption (such sum, the “Series A Redemption Price”):

Redemption Period	Base Redemption Price
November 8, 2019 to November 7, 2020	$14.00
From and after November 8, 2020	$15.00

7.2 In order to exercise its right of redemption, the Corporation shall, not less than thirty (30) days prior to the redemption date give to each holder of record of the Series A Preferred Stock, at such holder’s address as it shall appear upon the stock register of the Corporation on such date, notice by first class mail, postage prepaid. Each such notice of redemption shall be irrevocable and shall specify the date that is the redemption date, the redemption price, the number of Shares to be redeemed, the place or places of payment and that payment will be made upon presentation and, to the extent that such Shares are certificated, surrender of the certificate(s) evidencing the Shares to be redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require).

Section 8. Redemption by the Holders.

8.1 At any time from and after November 8, 2021, the holders of the then outstanding Shares shall have the right (a “Series A Redemption”), to require the Corporation to redeem all, but not less than all of such holder’s Series A Preferred Stock, out of funds legally available therefor, at the Series A Redemption Price. In exchange for the surrender to the Corporation by the respective holders of Shares of Series A Preferred Stock of their certificate or certificates representing such Shares (to the extent that such Shares are certificated) in accordance with Section 8.4 below, the aggregate Series A Redemption Price for all Shares held by each holder of Shares shall be payable in cash in immediately available funds to the respective holders of the Series A Preferred Stock on the applicable Series A Redemption Date and the Corporation shall contribute all of its assets to the payment of the Series A Redemption Price, and to no other corporate purpose, except to the extent prohibited by applicable Delaware law.

8.2 Redemption. The date of the closing of any such redemption of Shares pursuant to Section 8.1 shall be no later than ninety (90) days following receipt by the Corporation of the request to effect a redemption of such Shares of Series A Preferred Stock (the “Series A Redemption Date”).

8.3 Insufficient Funds; Remedies For Nonpayment.

(a) Insufficient Funds. If on any Series A Redemption Date, the assets of the Corporation legally available are insufficient to pay the full Series A Redemption Price for the total number of Shares elected to be redeemed pursuant to Section 8.1, the Corporation shall (i) redeem out of all such assets legally available therefor on the applicable Series A Redemption Date the maximum possible number of Shares that it can redeem on such date, pro rata among the holders of such Shares to be redeemed in proportion to the aggregate number of Shares elected to be redeemed by each such holder on the applicable Series A Redemption Date and (ii) following the applicable Series A Redemption Date, at any time and from time to time when additional assets of the Corporation become legally available to redeem the remaining Shares, the Corporation shall immediately use such assets to pay the remaining balance of the aggregate applicable Series A Redemption Price.

(b) Remedies For Nonpayment. If on any Series A Redemption Date, all of the Shares elected to be redeemed pursuant to Section 8.1 are not redeemed in full by the Corporation by paying the entire Series A Redemption Price, until such Shares are fully redeemed and the aggregate Series A Redemption Price paid in full, (i) all of the unredeemed Shares shall remain outstanding and continue to have the rights, preferences and privileges expressed herein, including the accrual and accumulation of dividends thereon as provided in Section 4, (ii) interest on the portion of the aggregate Series A Redemption Price applicable to the unredeemed Shares shall accrue daily in arrears at a rate equal to the lesser of (x) 5.0% or (y) the prime rate, as published in the Eastern Edition of the Wall Street Journal per annum, compounded quarterly.

8.4 Surrender of Certificates. To the extent that such Shares are certificated, on or before the Series A Redemption Date, each holder of Shares shall surrender the certificate or certificates representing such Shares to the Corporation, in the manner and place designated by the Corporation, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or, in the event the certificate or certificates are lost, stolen or missing, shall deliver an affidavit of loss, in the manner and place designated by the Corporation. To the extent that such Shares are certificated, each surrendered certificate shall be canceled and retired and the Corporation shall thereafter make payment of the applicable Series A Redemption Price by certified check or wire transfer to the holder of record of such certificate; provided, however, that if less than all the Shares represented by a surrendered certificate are redeemed, then a new stock certificate representing the unredeemed Shares shall be issued in the name of the applicable holder of record of canceled stock certificate.

8.5 No Rights Subsequent to Redemption. If on the applicable Series A Redemption Date, the Series A Redemption Price is paid (or tendered for payment) for any of the Shares to be redeemed on such Series A Redemption Date, then on such date all rights of the holder in the Shares so redeemed and paid or tendered, including any rights to dividends on such Shares, shall cease, and such Shares shall no longer be deemed issued and outstanding.

Section 9. Conversion. Each holder of Shares of Series A Preferred Stock shall have conversion rights as follows:

9.1 Right to Convert. Subject to Section 9.3, (i) each Share shall be convertible, at the option of the holder thereof, at any time from and after November 8, 2019, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) the sum of (x) the Series A Original Issue Price (as adjusted pursuant hereto for stock splits, stock dividends, reclassifications and the like) plus (y) the amount of any accrued but unpaid dividends on such Shares being converted, if any, whether or not declared, to and including the date immediately prior to such date of conversion, by (ii) the Conversion Price applicable to such Share, in effect on the date the certificate is surrendered for conversion. The number of shares of Common Stock into which each Share is convertible, after taking into account any such adjustments, is hereinafter referred to as the “Conversion Ratio.” Upon any decrease or increase in the Conversion Price as described below and in Section 9.4, the Conversion Ratio shall be appropriately increased or decreased. The “Conversion Price” per Share shall be equal to the price corresponding in the table below:

Conversion Period	Conversion Price
November 8, 2019 to November 7, 2020	$7.22
From and after November 8, 2020	$7.74

9.2 Automatic Conversion. Each Share shall automatically be converted into shares of Common Stock in accordance with the then-effective Conversion Ratio upon the earlier of (i) except as provided below in Section 9.4, immediately prior to the closing of the Corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), (A) which results in aggregate cash proceeds to the Corporation of not less than $30,000,000 (net of underwriting discounts and commissions) (B) is made at an offering price per share of at least the then applicable Conversion Price (as adjusted and subject to the last paragraph of this Section 9.2) and (C) following such offering, the Common Stock is listed for trading on a national securities exchange (a “Qualified IPO”), or (ii) the date specified by written consent or agreement of the holders of at least 66 2/3% of the then outstanding Shares. Notwithstanding the foregoing, if the closing of a Qualified IPO or an automatic conversion due to the written consent or agreement of the holders of at least 66 2/3% of the then outstanding Shares occurs prior to November 8, 2019, the Conversion Price per Share applicable to the conversion effected pursuant to this Section 9.2 shall be the price corresponding in the table below:

Conversion Period	Conversion Price
November 8, 2016 to November 7, 2017	$5.68
November 8, 2017 to November 7, 2018	$6.19
November 8, 2018 to November 8, 2019	$6.71

9.3 Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert such Series A Preferred Stock into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed (or a reasonably acceptable affidavit and indemnity undertaking in the case of a lost, stolen or destroyed certificate), at the office of the Corporation or of any transfer agent for such Series A Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, and a certificate for the remaining number of Shares if less than all of such Series A Preferred Stock evidenced by the certificates were surrendered. Such conversion shall be deemed to have been made immediately prior to the close of business on (i) the date of such surrender of the Shares to be converted or (ii) if applicable, the date of automatic conversion specified in Section 9.2 above, and the Person or Persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten public offering of securities registered pursuant to the Securities Act the conversion may, at the option of any holder tendering such Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event any Persons entitled to receive Common Stock upon conversion of such Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

9.4 Conversion Price Adjustments of Preferred Stock for Splits and Combinations. If the Corporation at any time after the date of issue of the Series A Preferred Stock (a) declares a dividend or makes a distribution on Common Stock payable in Common Stock, (b) subdivides or splits the outstanding Common Stock, (c) combines or reclassifies the outstanding Common Stock into a smaller number of shares, (d) issues any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), or (e) consolidates with, merges with or into or is converted into any other Person, the Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination or reclassification shall be adjusted so that the conversion of the Series A Preferred Stock after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or other securities of the Corporation (or shares of any security into which such shares of Common Stock have been combined, consolidated, merged, converted or reclassified pursuant to Sections 9.4(a), 9.4(d) or 9.4(e)) which, if this Series A Preferred Stock had been converted immediately prior to such time, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger, conversion or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

9.5 Other Distributions. In the event the Corporation shall declare a distribution in respect of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for in Section 9.4) payable in securities of other Persons, evidences of indebtedness issued by the Corporation or other Persons, assets (excluding cash dividends) or options or rights not referred to in Section 9.4(a), then, in each such case for the purpose of this Section 9.5, the holders of Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

9.6 Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for in Section 9.4) provision shall be made so that the holders of Series A Preferred Stock shall thereafter be entitled to receive upon conversion of such Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 9 with respect to the rights of the holders of such Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 9 (including adjustment of the Conversion Ratio then in effect and the number of shares purchasable upon conversion of such Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

9.7 No Fractional Shares and Certificate as to Adjustments.

(a) No fractional shares shall be issued upon the conversion of any Share, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share. The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion. If the conversion would result in any fractional share, the Corporation shall, in lieu of issuing any such fractional share, pay the holder thereof an amount in cash equal to the fair market value of such fractional share on the date of conversion, as determined in good faith by the Board of Directors.

(b) Upon the occurrence of each adjustment or readjustment of the Conversion Price of any series of Preferred Stock pursuant to this Section 9, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for the Series A Preferred Stock at the time in effect and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

9.8 Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

9.9 Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Designations.

Section 10. Reissuance of Series A Preferred Stock. Any Shares redeemed or otherwise acquired by the Corporation or any Subsidiary shall become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 11. Notices. Except as otherwise provided herein, all notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent (a) to the Corporation, at its principal executive offices and (b) to any stockholder, at such holder’s address at it appears in the stock records of the Corporation (or at such other address for a stockholder as shall be specified in a notice given in accordance with this Section 11).

Section 12. Waiver. The holders of at least a majority of the outstanding Shares, voting as one class, may also amend and waive compliance with any provision of this Certificate of Designations.

Section 13. No Preemptive Rights. No Share shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 14. No Sinking Fund. No sinking fund shall be created for the redemption or purchase of shares of the Series A Preferred Stock.

Section 15. Transfer Taxes. The Corporation shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any initial issuance or delivery of the Series A Preferred Stock or certificates representing such Shares, if any. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of Shares in a name other than that in which the Shares were registered, or in respect of any payment to any Person other than a payment to the initial registered holder thereof.

Section 16. Other Rights. The Shares shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as expressly set forth herein or in the Certificate of Incorporation or as required by applicable law.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Novume Solutions, Inc. has caused its corporate seal to be hereunto affixed and this Certificate of Designations to be signed by its [●], this [●] day of [●] 2017.

NOVUME SOLUTIONS, INC.

By:
Name:
Title:

Annex F

AMENDED AND RESTATED

BYLAWS

OF

NOVUME SOLUTIONS, INC.

A Delaware Corporation

AMENDED AND RESTATED

BYLAWS

OF

NOVUME SOLUTIONS, INC.

(A Delaware corporation)

As adopted and with effect on July [•], 2017

ARTICLE I

CORPORATE OFFICES

1.1 Registered Office.

The registered office of Novume Solutions, Inc. (the “Company”) shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the Company at such location is The Corporation Trust Company.

1.2 Other Offices.

The Board of Directors (the “Board”) may at any time establish other offices at any place or places where the Company is qualified to do business.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1 Annual Meeting.

(a) The annual meeting of stockholders (any such meeting being referred to in these Bylaws as an “Annual Meeting”) for the election of directors to succeed those whose term expire (or, if fewer, the number of directors properly nominated and qualified for election) and for the transaction of such other business as may properly come before the meeting shall be held at the hour, date and place within or without the United States which is fixed by resolution of the Board adopted by a majority of the Whole Board. For purposes of these Bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

(b) The time, date and place of an Annual Meeting may be changed at any time by resolution of the Board approved by the same vote of the Board as is required to fix the original time, date and place of the Annual Meeting. Further, the Board may, in its sole discretion, determine that the meeting may be held solely by means of remote communication, as permitted by Section 211 of the Delaware General Corporation Law, as amended (“DGCL”).

(c) Unless otherwise provided herein, any and all references hereafter in these Bylaws to an Annual Meeting or Annual Meetings also shall be deemed to refer to any special meeting or special meetings.

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2.2 Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders.

(1) For proposed nominations of persons for election to the Board of the Company and the proposal of business to be properly brought before an Annual Meeting, such proposed nominations or other proposed business must be brought before such meeting (a) pursuant to the Company’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board or any duly authorized committee thereof , or (c) by any stockholder of record of the Company “Present in Person” (as defined below) who (A) was a stockholder of record at the time of giving of notice provided for in Section 2.2(a)(2), (B) is entitled to vote at such meeting, and (C) who complies in all applicable respects with the requirements set forth in Section 2.2(a)(2) and the other requirements set forth elsewhere in this Section 2.2. In addition to the other requirements set forth in this Section 2.2, for any proposal of business to be considered at an Annual Meeting, it must be a proper subject for action by stockholders of the Company under these Bylaws, the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the DGCL, and other applicable law.

Subject to Section 2.2(b)(10) of this Article II and except as otherwise required by applicable law, clause (c) of this Section 2.2(a)(1) shall be the exclusive means for a stockholder to make nominations or propose other business (other than proposals submitted for inclusion in the Company’s proxy statement pursuant to, and in compliance with, Rule 14a-8 (and the interpretations thereunder) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) promulgated thereunder and which proposals are not excludable under Rule 14a-8 of the Exchange Act, whether pursuant to a no-action letter from the Staff of the SEC’s Division of Corporation Finance or a determination of a federal court of competent jurisdiction before an Annual Meeting.

For purposes of these Bylaws, “Present in Person” shall mean that the stockholder proposing that the business be brought before an Annual Meeting, or, if the proposing stockholder is not an individual, a Qualified Representative (as defined below) of such proposing stockholder, appear in person at such Annual Meeting (unless such meeting is held by means of remote communication in which case the proposing stockholder or its qualified representative shall be present at such Annual Meeting by means of remote communication).

(2) Except as otherwise required by applicable law or the Certificate of Incorporation, for proposed nominations or other proposed business to be properly brought before an Annual Meeting by a stockholder pursuant to clause (c) of paragraph (a)(1) of this Section 2.2, (i) the stockholder must have given timely notice thereof in writing and in proper form to the Secretary of the Company with the information contemplated and required by this Section 2.2(a)(2) including, where applicable, delivery to the Company of timely and completed questionnaires as contemplated and required by this Section 2.2(a)(2), (ii) the stockholder must have otherwise complied with this Section 2.2(a)(2) and all other provisions of this Section 2.2 in all applicable respects, (iii) the making of such proposal or proposed nomination(s) must be permitted by the Certificate of Incorporation, these Bylaws, the DGCL and other applicable law, and (iv) the proposed business and/or proposed nomination(s) must be proper matters for stockholder action under the Certificate of Incorporation, these Bylaws, the DGCL and other applicable law.

To be timely for purposes of this Section 2.2(a)(2), a stockholder’s notice shall be delivered to the Secretary of the Company at the principal executive offices of the Company on a date not later than the close of business on the ninetieth (90th) calendar day, nor earlier than the close of business on the one hundred twentieth (120th) calendar day, prior to the first anniversary of the immediately preceding year’s Annual Meeting; provided, however, that if there was no Annual Meeting in the immediately preceding year or in the event that the date of the Annual Meeting is advanced by more than thirty (30) calendar days before or delayed by more than sixty (60) calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered on or before the later of (i) the close of business on the ninetieth (90th) calendar day prior to such Annual Meeting or (ii) the close of business on the tenth (10th) calendar day following the day on which public disclosure of the date of such meeting by the Company is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the delivery of such notice.

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To be in proper form, a notice from a stockholder shall set forth:

(a) as to each person whom such stockholder proposes to nominate for election or re-election as a director, (i) all information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filing if such a filing was to be made in connection with a solicitation of proxies for the election of such proposed nominee in an election contest (even if a contested solicitation is not involved), or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act and the rules and regulations of the SEC promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director of the Company if elected); (ii) a description in reasonable detail of all direct and indirect compensation, reimbursement, indemnification or other benefit (whether monetary or non-monetary) arrangements, agreements or understandings, written or oral, during the past three years, and any other material relationship, if any, between or concerning such stockholder, any Stockholder Associated Person (as defined below) or any of their respective affiliates or associates, on the one hand, and the proposed nominee or any of his or her affiliates or associates, on the other hand; (iii) a description in reasonable detail of any and all agreements, arrangements and/or understandings (whether written or oral and whether formal or informal), between such proposed nominee and any person or entity (naming each such person or entity) with respect to any direct or indirect compensation, reimbursement, indemnification or other benefit (whether monetary or non-monetary) in connection with or related to such proposed nominee’s service on the Board if elected as a member of the Board; (iv) all information that would be required to be disclosed pursuant to Items 403 and 404 under Regulation S-K if the stockholder providing the notice or any Stockholder Associated Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant; (v) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.2(a)(2) if such proposed nominee was the proposing stockholder or a Stockholder Associated Person; (vi) to the extent that such proposed nominee has entered into (a) any agreement, arrangement or understanding (whether written or oral and whether formal or informal) with, or has given any commitment or assurance to, any person or entity as to the positions that such proposed nominee, if elected as a director of the Company, would take in support of or in opposition to any issue or question that may be presented to him or her for consideration in his or her capacity as a director of the Company, (b) any agreement, arrangement or understanding (whether written or oral and whether formal or informal) with, or has given any commitment or assurance to, to any person or entity as to how such proposed nominee, if elected as a director of the Company, would act or vote with respect to any issue or question presented to him or her for consideration in his or her capacity as a director of the Company, (c) any agreement, arrangement or understanding (whether written or oral, formal or informal) with any person or entity that could potentially limit or interfere with the proposed nominee’s ability to comply, if elected as a director of the Company, with his or her fiduciary duties, as a director of the Company, to the Company or its stockholders, or (d) any agreement, arrangement or understanding (whether written or oral and whether formal or informal) with any person or entity that could be reasonably interpreted as having been or being intended to require such proposed nominee to consider the interests of a person or entity (other than the Company and its stockholders) in complying with his or her fiduciary duties, as a director of the Company, to the Company or its stockholders, a description in reasonable detail of each such agreement, arrangement or understanding (whether written or oral and whether formal or informal) or commitment or assurance (whether written or oral and whether formal or informal); (vii) to the extent that such proposed nominee has been determined by any governmental authority or self-regulatory organization to have violated any federal or state securities or commodities laws, including but not limited to, the Securities Act of 1933, as amended, the Exchange Act or the Commodity Exchange Act, a description in reasonable detail of such violation and all legal proceedings relating thereto; (viii) to the extent that such proposed nominee has been convicted of any past criminal offenses involving dishonesty or a breach of trust or duty, a description in reasonable detail of such offense and all legal proceedings relating thereto; (ix) to the extent that such proposed nominee has ever been suspended or barred by any governmental authority or self-regulatory organization from engaging in any profession or participating in any industry, or has otherwise been subject to a disciplinary action by a governmental authority or self-regulatory organization that provides oversight over the proposed nominee’s current or past profession or an industry that the proposed nominee has participated in, a description in reasonable detail of such action and the reasons therefor; and (x) such proposed nominee’s executed written undertaking agreeing to comply, if elected as a director of the Company, with all corporate governance, conflicts of interest, code of conduct and ethics, confidentiality and stock ownership and trading policies and guidelines of the Company, as the same shall be amended from time to time by the Board and further agreeing not to become, a party to any agreement, arrangement or understanding with any person or entity other than the Company in connection with service or action as a member of the Board that has not been disclosed to the Company;

(b) as to any other business that the stockholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Company, the language of the proposed amendment),

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any interest in such business of such stockholder or any Stockholder Associated Person, individually or in the aggregate, including any anticipated benefit to the stockholder or any Stockholder Associated Person therefrom and the names and addresses of other stockholders known by the stockholder proposing such business to support such proposal, and the class and number of shares of the Company’s capital stock beneficially owned by such other stockholders; and

(c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder or any Stockholder Associated Person as they appear on the Company’s books, and of such beneficial owner, (ii) the class (and, if applicable, series) and number of shares of the Company which are owned, directly or indirectly, beneficially and of record by such stockholder or any Stockholder Associated Person (including any shares of any class or series of the Company as to which such stockholder or any Stockholder Associated Person has a right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately, only after the passage of time or only upon the satisfaction of certain conditions precedent), the dates on which such shares were acquired and the investment intent of such acquisition of shares at the time they were acquired, (iii) a description in reasonable detail of any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class (or, if applicable, series) of shares of stock of the Company or with a value derived in whole or in part from the value of any class (or, if applicable, series) of shares of stock of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (each, a “Derivative Instrument”) directly or indirectly owned beneficially or of record by such stockholder or any Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the Company of the stockholder or any Stockholder Associated Person, (iv) a description in reasonable detail of any proxy, contract, arrangement, understanding or relationship (whether written or oral and whether formal or informal) between such stockholder or any Stockholder Associated Person and any other person or entity (naming each such person or entity) pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any securities of the Company, (v) a description in reasonable detail of any plans or proposals, that would be required to be disclosed by such stockholder or any Stockholder Associated Person or any other person or entity pursuant to Item 4 of a Schedule 13D that would be filed pursuant to the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D is applicable to such stockholder or any Stockholder Associated Person or other person or entity) together with a description of any agreements, arrangements or understandings (whether written or oral and whether formal or informal) that relate to such plans or proposals, (vi) a description in reasonable detail of any agreements, arrangements or understandings that would be required to be disclosed by such stockholder or any Stockholder Associated Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D is applicable to such stockholder or any Stockholder Associated Person or other person or entity), (vii) a description in reasonable detail of any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or beneficially owns, directly or indirectly, an interest in a general partner, (viii) a description in reasonable detail of any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to attributable to any increase or decrease in the value of the shares of stock of the Company or Derivative Instruments, (ix) a description in reasonable detail of any pending, or to such stockholder’s knowledge, threatened legal proceeding in which such stockholder or any Stockholder Associated Person is a party or participant involving the Company or any officer, director affiliate, or associate of the Company, (x) a description in reasonable detail of any relationship (including any direct or indirect interest in any agreement, arrangement or understanding, whether written or oral and whether formal or informal) between such stockholder or any Stockholder Associated Person and the Cormpany or any director, officer, affiliate or associate of the Company (naming such officer, director affiliate, or associate), including, but not limited to, a description in reasonable detail of any discussions between such stockholder or any Stockholder Associated Person and any officer, director affiliate, or associate of the Company (naming such officer, director affiliate, or associate) with respect to (1) the proposal of any business or the proposal of any nominees sought to be brought before an Annual Meeting by a stockholder, (2) any changes sought to be made to the composition of the Board or the Company’s strategic direction, or (3) any plans or proposals for the Company to be potentially pursued by the stockholder or any Stockholder Associated Person if any proposed business was approved, or any proposed nominees were elected, at the Annual Meeting, (xi) a description in reasonable detail of any direct or indirect interest of such stockholder or

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any Stockholder Associated Person in any current or proposed contract or agreement or existing, pending or proposed transaction with the Company, or any affiliate or associate of the Company (naming such affiliate or associate), (xii) any other information relating to such stockholder or any Stockholder Associated Person required to be disclosed in a proxy statement or other filing if such a filing was to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest (even if a contested solicitation is not involved) pursuant to, and in accordance with, Section 14(a) of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, (xiii) a representation that the stockholder is a holder of record of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination (unless such meeting is held by means of remote communication and, in such case, a representation that the stockholder shall appear at the meeting by means of remote communication), (xiv) a certification that the stockholder and all Stockholder Associated Persons have complied with all applicable federal, state and other legal requirements, including, but not limited to, Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, in connection with the stockholder’s and each Stockholder Associated Person’s acquisition and record and/or beneficial ownership of shares of capital stock or other securities of the Company, and (xv) whether either the stockholder intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company’s voting shares required under the Certificate of Incorporation, the Bylaws and applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company’s voting shares reasonably believed by such stockholder to be sufficient to elect such nominee(s) or otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination.

For purposes of these Bylaws, “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the Company on any calendar day, whether or not such day is a business day. For purposes of these Bylaws, a “Stockholder Associated Person” of any stockholder means (i) any “affiliate” or “associate” (as those terms are defined in Rule 12b-2 under the Exchange Act) of such stockholder, (ii) any beneficial or record owner of any capital stock or other securities of the Company owned of record or beneficially by such stockholder, (iii) any person directly or indirectly controlling, controlled by or under common control with such stockholder or any Stockholder Associated Person referred to in clause (i) or (ii) above, (iv) any person who is a member of a “group” (for purposes of these Bylaws, as such term is used in Rule 13d-5 under the Exchange Act) with any such stockholder or beneficial owner (or their respective affiliates and associates), (v) any person “Acting in Concert” in respect of any matter involving the Company or its securities with either such stockholder or any beneficial or record owner of any capital stock or other securities of the Company owned of record or beneficially by such stockholder (or their respective affiliates and associates), and (vi) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such stockholder or beneficial owner in the solicitation of proxies in respect of any nominations or other business proposed to be brought before the stockholders of the Company. For purposes of these Bylaws, a person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Company in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, however, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies, or special meeting demands from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy statement filed on Schedule 14A. A person “Acting in Concert” with another person shall be deemed to be “Acting in Concert” with any third party who is also “Acting in Concert” with such other person.

In addition, in order for a proposed nomination to be properly brought by a stockholder before (i) an Annual Meeting pursuant to clause (c) of Section 2.2(a)(1), or (ii) a special meeting pursuant to Section 2.2(b)(9), any nominee proposed by a stockholder shall complete a questionnaire, in a form provided by the Company upon request to the Company’s Secretary, and deliver a signed copy of such completed questionnaire to the Company no later than the tenth (10th) calendar day after the date that the Company makes available to the stockholder seeking to make such nomination or such proposed nominee the form of such questionnaire. The Company may require any proposed nominee to furnish such other information as may be reasonably requested by the Company to determine the eligibility of the proposed nominee to serve as an independent director of the Company or that could be material

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to a reasonable stockholder’s understanding of the independence, or lack thereof, of the nominee. The information required to be included in a notice pursuant to this Section 2.2(a)(2) or Section 2.2(b)(9) shall be provided as of the date of such notice and shall be supplemented by the stockholder not later than ten (10) calendar days after the record date for the determination of stockholders entitled to notice of the meeting to disclose any changes to such information as of the record date. Upon written request by the Secretary of the Company, any stockholder submitting a notice pursuant to this Section 2.2(a)(2) or Section 2.2(b)(9) shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the reasonable discretion of the Company, to demonstrate the complete accuracy and truthfulness of any information, and the absence of any false and misleading statements or other statements that may violate the Exchange Act or other applicable law, in any notice submitted by the stockholder pursuant to this Section 2.2(a)(2) or Section 2.2(b)(9) (including, if requested by the Company, written confirmation by such stockholder that it continues to intend to bring before the meeting the proposed nominations and/or other business proposed in its stockholder notice). If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 2.2(a)(2) or Section 2.2(b)(9). The information required to be included in a notice pursuant to this Section 2.2(a)(2) or Section 2.2(b)(9) shall not include any ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who, in the ordinary course of business, is directed to prepare and submit the notice required by this Section 2.2(a)(2) or Section 2.2(b)(9) on behalf of a beneficial owner of the shares held of record by such broker, dealer, commercial bank, trust company or other nominee and who is not otherwise affiliated or associated with such beneficial owner.

(3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 2.2 to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public disclosure, made by the Company, naming all of the nominees for director or specifying the size of the increased Board at least one hundred (100) calendar days prior to the first anniversary of the immediately preceding year’s Annual Meeting, a stockholder’s notice required by this Section 2.2 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, and only with respect to a stockholder who had, prior to such increase in the size of the Board, previously submitted in proper written form, in compliance with this Section 2.2, a notice prior to the deadline set forth in the second sentence of paragraph (a)(2) of this Section 2.2, if it shall be delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the tenth (10th) calendar day following the day on which such public disclosure is first made by the Company.

(b) General.

(1) Subject to the Certificate of Incorporation, Section 2.2(b)(10) of these Bylaws and applicable law, only such persons who are proposed as nominees in accordance with the provisions of this Section 2.2 shall be eligible for election and to serve as directors and the only business that shall be conducted at an Annual Meeting is the business that shall have been brought before the Annual Meeting in accordance with the provisions of this Section 2. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made in accordance with the provisions of this Section 2.2 and if the chairman of the meeting determines that any stockholder proposal or proposed nomination was not made in accordance with the provisions of this Section 2.2, such stockholder proposal or proposed nomination shall be disregarded and shall not be presented for action at the Annual Meeting.

(2) For purposes of these Bylaws, “public disclosure” or its corollary “publicly disclosed” shall mean disclosure in (i) a press release issued by the Company and distributed through a nationally-recognized news distribution service, (ii) a document publicly filed or furnished by the Company with the SEC pursuant to Section 13, 14 or 15(d) of the Act, or (iii) another method reasonably intended by the Company to achieve broad-based dissemination of the information contained therein.

(3) Notwithstanding anything in this Section 2.2 to the contrary, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder including, but not limited to, Section 13(d) and Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, with respect to the matters set forth in this Section 2.2 and any filings required to be made with the SEC in connection therewith. Nothing in this Section 2.2 shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to, and in compliance with, Rule 14a-8 under the Exchange Act and the SEC’s interpretations thereunder, including those of the Staff of the SEC’s Division of Corporation Finance, or (ii) the holders of any series of preferred stock to elect directors under specified circumstances.

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(4) Notwithstanding any notice of the meeting sent to stockholders on behalf of the Company, a stockholder must separately comply with this Section 2.2 to propose any nominations or conduct other business at any stockholder meeting. If the stockholder’s proposed business, including, but not limited to, the election of directors, is the same or relates to business brought by the Company and included in the Company’s meeting notice, the stockholder is nevertheless still required to comply with this Section 2.2 and deliver its own separate and timely notice to the Secretary of the Company that complies in all respects with the requirements of this Section 2.2.

(5) A stockholder submitting a notice to the Company pursuant to paragraph (a)(2) of this Section 2.2, by its delivery to the Company, represents and warrants that all information contained therein, is true, accurate and complete in all respects, contains no false and misleading statements and no statements that violate the Exchange Act or other applicable law and such stockholder acknowledges that it intends for the Company and the Board to rely on such information as (i) being true, accurate and complete in all respects and (ii) not containing any false and misleading statements or any statements that violate the Exchange Act or other applicable law.

(6) For a stockholder’s notice to comply with the requirements of paragraph (a)(2) of this Section 2.2, it must set forth in writing directly within the body of the notice (as opposed to being incorporated by reference from any other document or writing not prepared in response to the requirements of this Section 2.2) all the information required to be included therein as set forth in paragraph (a)(2) of this Section 2.2 and each of the requirements of paragraph (a)(2) of this Section 2.2 shall be directly responded to in a manner that makes it clearly apparent how the information provided is specifically responsive to any requirements of this paragraph (a)(2). For the avoidance of doubt, a stockholder’s notice shall not be deemed to be in compliance with paragraph (a)(2) of this Section 2.2 if it attempts to include the required information by incorporating by reference any other document, writing or part thereof, including, but not limited to, any documents publicly filed with the SEC.

(7) For a stockholder’s notice to comply with the requirements of paragraph (a)(2) of this Section 2.2, each of the requirements of paragraph (a)(2) of this Section 2.2 shall be directly and expressly responded to and a stockholder’s notice must clearly indicate and expressly reference which provisions of paragraph (a)(2) of this Section 2.2 the information disclosed is intended to be responsive to. Information disclosed in one section of the stockholder’s notice in response to one provision of paragraph (a)(2) of this Section 2.2 shall not be deemed responsive to any other provision of paragraph (a)(2) of this Section 2.2 unless it is expressly cross-referenced to such other provision and it is clearly apparent how the information included in one section of the stockholder’s notice is directly and expressly responsive to the information required to be included in another section of the stockholder’s notice pursuant to paragraph (a)(2) of this Section 2.2. For the avoidance of doubt, statements purporting to provide global cross-references that purport to provide that all information provided shall be deemed to be responsive to all requirements of paragraph (a)(2) of this Section 2.2 shall not satisfy the requirements of this paragraph (b)(7) of this Section 2.2.

(8) Notwithstanding the foregoing provisions of this Section 2.2, unless otherwise required by applicable law, if the stockholder (or a qualified representative of the stockholder) does not appear at the Annual Meeting or a special meeting of stockholders of the Company to present a proposed nomination or other proposed business or does not provide the information required by paragraph (a)(2) of Section 2.2 in a manner that complies with all applicable provisions of this Section 2.2, including providing on a timely basis any required supplement thereto, such proposed nomination and/or other proposed business, as the case may, shall be disregarded and such proposed nomination and/or proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been solicited by the stockholder and delivered to the Company. For purposes of this Section 2.2, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, member, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(9) Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company’s notice of meeting (a) by or at the direction of the Board or any duly authorized committee thereof or (b) provided that the Board has determined that directors shall be

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elected at such meeting, by any stockholder of the Company who is a stockholder of record at the time the notice provided for in this Section 2.2(b)(9) is delivered to the Secretary of the Company, who is entitled to vote at the meeting upon such election, who attends, or whose duly qualified representative attends, the meeting and makes such nominations, and who complies with the requirements of this Section 2.2(b)(9) in all applicable respects. In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may propose a nominee or nominees (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, if a stockholder’s notice containing the information contemplated and required by paragraph (a)(2) of Section 2.2 (including, but not limited to, for each proposed nominee, the completed and signed questionnaire and undertaking required thereby) shall be delivered to the Secretary of the Company at the principal executive offices of the Company not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to such special meeting and not later than the close of business on the later of (i) the ninetieth (90th) calendar day prior to such special meeting or (ii) the tenth (10th) calendar day following the day on which public disclosure is first made by the Company of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Except as expressly provided by, and subject to compliance with, this Section 2.2(b)(9), stockholders shall not be permitted to bring before any special meeting of the stockholders any proposed business or the proposed nomination of persons for election to the Board.

(10) All provisions of this Section 2.2 are subject to, and nothing in this Section 2.2 shall in any way limit the exercise, or the method or timing of the exercise of, the rights of any person expressly granted by the Company pursuant to a written agreement to nominate directors, which rights may be exercised without compliance with the provisions of this Section 2.2.

2.3 Special Meetings.

(a) Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of preferred stock, special meetings of the stockholders of the Company may be called at any time by the Board acting pursuant to a resolution adopted by a majority of the Whole Board, the Chairman of the Board, the President of the Company, or by one or more stockholders holding shares in the aggregate entitled to cast not less than 35% of the votes at that meeting. The Board may postpone or reschedule any previously-scheduled special meeting.

(b) At any special meeting of the stockholders of the Company, only such business shall be conducted or considered as shall have been properly brought before the special meeting. For business to be properly brought before a special meeting, it must be (i) specified in the Company’s notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (ii) if not specified in the notice of meeting (or any supplement thereto) provided by or at the direction of the Board (or any duly authorized committee thereof), otherwise properly brought before the special meeting by or at the direction of the Board (or any duly authorized committee of the Board) or the Chairman of the Board (if any), or (iii) with respect to the election of directors, provided that the Board has called a special meeting of stockholders for the purpose of electing one or more directors to the Board, by any stockholder of the Company who complies in all respects with the requirements of Section 2.2(b)(9). Only those matters set forth in the Company’s notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Company.

2.4 Notice of Meetings; Postponements; Adjournment.

(a) A notice of each Annual Meeting stating the hour, date and place, and the means of remote communication, if any, of an Annual Meeting shall be given not less than ten (10) calendar days nor more than sixty (60) calendar days before the Annual Meeting, to each stockholder entitled to vote thereat, except as otherwise provided herein or required by law or the Certificate of Incorporation, by delivering such notice to such stockholder or by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the Company’s stock transfer books. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic mail or other electronic transmission, in the manner provided in Section 232 of the DGCL. An affidavit of the secretary or an assistant secretary or of the transfer agent of the Company that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Notice of all special meetings of stockholders shall be given in the same manner as provided for Annual Meetings, except that the notice of all special meetings shall state the purpose or purposes for

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which the meeting has been called. Notice of an Annual Meeting of stockholders need not be given to a stockholder if a waiver of notice is executed before or after such meeting by such stockholder or if such stockholder attends such meeting, unless such attendance is for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

(b) The Board may postpone and reschedule any previously scheduled Annual Meeting and any record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to Section 2.2 of this Article II of these Bylaws or otherwise. In no event shall the public disclosure of an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders commence a new time period for the giving of a stockholder’s notice under Section 2.2 of this Article II of these Bylaws. When a previously called Annual Meeting is postponed to another time, date or place, if any, notice of the place (if any), date and time of the postponed meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present and vote at such postponed meeting, shall be given in conformity with this Section 2.4 unless such meeting is postponed to a date that is not more than sixty (60) calendar days after the date that the initial notice of the meeting was provided in conformity with this Section 2.4.

(c) When any meeting is convened, the presiding officer may adjourn the meeting if (i) no quorum is present for the transaction of business, (ii) the Board determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information which the Board determines has not been made sufficiently or timely available to stockholders, or (iii) the Board determines that adjournment is otherwise in the best interests of the Company. When any Annual Meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place, if any, to which the meeting is adjourned and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting; provided, however, that if the adjournment is for more than thirty (30) calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting shall be given to each stockholder of record entitled to vote thereat and each stockholder who, by applicable law or under the Certificate of Incorporation or these Bylaws, is entitled to such notice. At any adjourned meeting, any business may be transacted that may have been transacted at the original meeting.

2.5 Quorum.

A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law, these Bylaws or the Certificate of Incorporation. If less than a quorum is present at a meeting, the Chairman of the meeting or the holders of voting stock representing a majority of the voting power present at the meeting may adjourn the meeting from time to time, and no other business may be transacted at any such meeting; thereafter, the meeting may be held as adjourned without further notice, except as provided in Section 2.4 of this Article II. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.6 Voting and Proxies.

Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the stock ledger of the Company, unless otherwise provided by applicable law or by the Certificate of Incorporation. Stockholders may vote either (i) in person, (ii) by written proxy or (iii) by a transmission permitted by §212(c) of the DGCL. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission permitted by §212(c) of the DGCL may be substituted for or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Proxies shall be filed in accordance with the procedures established for the meeting of

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stockholders. Except as otherwise limited therein or as otherwise provided by applicable law, proxies authorizing a person to vote at a specific meeting shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Company receives a specific written notice to the contrary from any one of them.

2.7 Action at a Meeting.

The affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise provided in the Certificate of Incorporation or these Bylaws. Directors shall, except as otherwise required by law, these Bylaws or the Certificate of Incorporation, be elected by a majority of the votes cast by each class of shares entitled to vote at a meeting of stockholders, present and entitled to vote in the election. The Company shall not directly or indirectly vote any shares of its own stock; provided, however, that the Company may vote shares which it holds in a fiduciary capacity to the extent permitted by applicable law.

2.8 Stockholder Lists.

The Secretary or an Assistant Secretary (or the Company’s transfer agent or other person authorized by these Bylaws or by applicable law) shall prepare and make, at least ten (10) calendar days before every Annual Meeting, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for a period of at least ten (10) calendar days prior to the meeting in the manner provided by applicable law. The list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by applicable law. The list shall be made available (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours at the principal place of business of the Company; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) calendar days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) calendar day before such meeting date. If the meeting is to be held at a physical location, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The Company shall not be required to include electronic mail addresses or other electronic contact information on such list. Except as otherwise provided by applicable law, the stock ledger shall be the sole evidence of the identity of the stockholders entitled to examine the stock ledger, the list required by this Section 2.8 or to vote in person or by proxy at any meeting of the stockholders and the number of shares held by each stockholder.

2.9 Presiding Officer; Organization.

(a) Except as otherwise required by law, the Chief Executive Officer of the Company or, if no such officer has been appointed or in his or her absence, the President of the Company or, in his or her absence, the chairman of the Board, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the secretary of the Company, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

(b) The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including the manner of voting and the conduct of business. The chairman shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

2.10 Inspectors of Elections.

The Company shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Company. Each inspector, before entering upon the discharge of his or her duties,

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shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by the DGCL, including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer may review all determinations made by the inspectors, and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspectors. All determinations by the inspectors and, if applicable, the presiding officer, shall be subject to further review by any court of competent jurisdiction.

2.11 Conduct of Business.

(a) The chairman of any meeting of stockholders of the Company shall determine the order of business and the rules of procedure for the conduct of such meeting, including the manner of voting and the conduct of discussion as he or she determines to be in order. The chairman shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

(b) Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine and, as a condition to recognizing any such participant, requiring such participant to provide the chairman of the meeting with evidence of his or her name and affiliation, whether he or she is a stockholder or a proxy for a stockholder, and the class and series and number of shares of each class and series of capital stock of the Company which are owned beneficially and/or of record by such stockholder; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; (vi) restrictions on the use of audio or video recording devices at the meeting; (vii) actions to comply with any state and local laws and regulations concerning safety and security; (viii) removing any stockholder who refuses to comply with meeting procedures, rules or guidelines as established by the chairman of the meeting; and (ix) such other action as, in the discretion of the chairman of the meeting, is deemed necessary, appropriate or convenient for the proper conduct of the meeting.

(c) The chairman of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a nomination or matter of business was not properly brought before the meeting and if such chairman should so determine, such chairman shall so declare to the meeting and any such nomination or matter of business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.12 Fixing a Record Date.

(a) For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose, the Board shall fix a date as the record date for any such determination of stockholders, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board. Such date in any case shall be not more than sixty (60) days, and in the case of a meeting of stockholders not less than ten (10) days, prior to the date of the meeting or event for the purposes of which it is fixed.

(b) When a record date is so fixed, only stockholders of record on that date shall be entitled to notice of and to vote at the meeting, or to receive the dividend, other distribution or the allotment of rights, or to exercise rights, as the case may be, notwithstanding any transfer of any shares of stock on the books of the Company after the record date. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 2.12, such determination shall, unless otherwise provided by the Board, also apply to any adjournment thereof.

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(c) If no record date is fixed, (i) the record date for determining stockholders entitled to notice of or vote at a meeting of stockholders shall be at the close of business on the day preceding the day on which the notice is given, or, if notice is waived, at the close of business on the day preceding the day on which the meeting is held, and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.13 Consent of Stockholders to Corporate Action Without a Meeting.

(a) Any action required to be taken at any Annual Meeting, or any action that may be taken at any such Annual Meeting, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is (i) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (ii) delivered to the Company in accordance with Section 228(a) of the DGCL.

(b) In order that the Company may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board fix a record date. The Board shall promptly, but in all events within ten (10) calendar days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board pursuant to the first sentence of this Section 2.13(b)). If no record date has been fixed by the Board pursuant to the first sentence of this Section 2.13(b) or otherwise within ten (10) calendar days after the date on which such written notice is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date after the expiration of such ten (10) day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Company’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board pursuant to the first sentence of this Section 2.13(b), the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board is required by applicable law shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

(c) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days after the date the earliest dated consent is delivered to the Company, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Company in the manner prescribed in this Section 2.13. An electronic mail or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for purposes of this Section to the extent permitted by law. Any such consent shall be delivered in accordance with Section 228(d)(1) of the DGCL. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

(d) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing (including by electronic mail or other electronic transmission as permitted by law). If the action which is consented to is such as would have required the filing of a certificate under any section of the DGCL if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the DGCL.

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2.14 Waiver of Notice.

Whenever notice is required to be given under any provision of the DGCL or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic mail or other electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice, or any waiver of notice by electronic transmission, unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE III

DIRECTORS

3.1 Powers. The business and affairs of the Company shall be managed by or under the direction of the Board, who may exercise all of the powers of the Company except as otherwise provided by the Certificate of Incorporation or applicable law.

3.2 Number and Terms. Upon the adoption of these Bylaws, the number of directors constituting the Whole Board shall be at least three (3). Thereafter, the number of directors of the Company shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board. The entire Board shall stand for election or re-election by the stockholders at each Annual Meeting (in this case, to the exclusion of special meetings), and each director shall be elected to serve until his or her successor shall be elected and duly qualified or until his or her earlier death, resignation or removal in the manner as herein provided. Directors need not be stockholders.

3.3 Director Resignations; Newly Created Directors and Vacancies.

(a) Any director may resign at any time upon written notice to the attention of the secretary of the Company or, if there is no secretary in office, then to the attention of any other corporate officer or to the Board as a whole. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

(b) Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board, be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall serve for a term expiring at the next Annual Meeting of stockholders (in this case, to the exclusion of special meetings) or until such director’s successor shall have been duly elected.

(c) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

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(d) If any vacancy or newly created directorship has not been filled by director action as provided above, it may be filled by vote of the stockholders entitled to vote on such director, at an annual or special meeting of stockholders or by written consent of a majority of the stockholders so entitled to vote, subject to the other requirements set forth for stockholder voting at a meeting or by written consent set forth elsewhere in these Bylaws.

(e) If at any time, by reason of death or resignation or other cause, the Company should have no directors in office, then any officer or any stockholder entitled to vote or an executor, administrator, trustee or guardian of a stockholder entitled to vote, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder entitled to vote, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

(f) If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the Whole Board (as constituted immediately before any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

3.4 Participation in Meetings by Conference Telephone.

Members of the Board, or of any committee thereof, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.5 Regular Meetings.

Regular meetings of the Board may be held at such date, time and place as shall from time to time be determined by the Board.

3.6 Special Meetings.

(a) Special meetings of the Board may be called by the Chairman of the Board, the President, the chief executive officer or by a majority of the Whole Board, and shall be held at such place, date and time as he, she or they shall fix.

(b) Notice of the place, date and time of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail, charges prepaid, facsimile or electronic mail, addressed to each director at that director’s address as it is shown on the records of the Company. If the notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. If the notice is delivered personally, or by facsimile, electronic mail or telephone, it shall be delivered at least twenty-four (24) hours before the time of the holding of the meeting. The notice need not specify the place of the meeting, if the meeting is to be held at the principal executive office of the Company. Any and all business may be transacted at a special meeting, unless otherwise indicated in the notice thereof.

3.7 Quorum.

(a) At any meeting of the Board, a majority of the Whole Board shall constitute a quorum for all purposes, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall fail to attend any meeting, then a majority of the directors present may adjourn the meeting to another place, date or time, without further notice or waiver thereof.

(b) A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

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3.8 Waiver of Notice.

Whenever notice of a Board meeting is required to be given under any provision of the DGCL or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic mail or other electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice or any waiver by electronic transmission, unless so required by the Certificate of Incorporation or these Bylaws.

3.9 Conduct of Business; Board Action by Written Consent without a Meeting.

(a) At any meeting of the Board, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided in these Bylaws or by law.

(b) Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.10 Compensation of Directors.

The Board, or a designated committee thereof, shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board, and may be paid a fixed sum for attendance at each meeting of the Board, or paid a stated salary or paid other compensation as director. No such compensation shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings.

3.11 Approval of Loans to Officers.

Subject to applicable law, including Section 13(k) of the Exchange Act, the Company may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Company or of its subsidiary, including any officer or employee who is a director of the Company or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Company. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the Company. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Company at common law or under any statute.

3.12 Removal of Directors.

Subject to the rights of the holders of any series of preferred stock that may be designated from time to time to elect additional directors under specified circumstances, if any, as elected by the holders of any series of preferred stock, and subject to any limitation imposed by law, any individual director or directors may be removed with cause only by the affirmative vote of the holders of at least 66-2/3% of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally at an election of directors, voting together as a single class.

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3.13 Chairman of the Board of Directors.

The Company may have, at the discretion of the Board, a chairman of the Board who shall not be considered solely by virtue of holding such position to be an officer of the Company.

ARTICLE IV

COMMITTEES

4.1 Committees of Directors.

The Board may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent members at any meeting of the committee. In the absence of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board to act at the meeting in the place of the absent member. Any Board committee may create one or more subcommittees, each subcommittee to consist of one or more members of such committee, and delegate to the subcommittee any or all of the powers and authority of the committee.

4.2 Committee Minutes.

Each committee shall keep regular minutes of its meetings and maintain them in the Company’s official minute book.

4.3 Conduct of Business.

(a) Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-half of the members shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

(b) The Board may adopt rules for the governance of any committee not inconsistent with these Bylaws.

ARTICLE V

OFFICERS

5.1 Officers.

The officers of the Company shall be a President, a Secretary, and a Chief Financial Officer. The Company may also have, at the discretion of the Board, a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and any such other officers as may be appointed in accordance with these Bylaws. Any number of offices may be held by the same person.

5.2 Appointment of Officers.

The officers of the Company, except such officers as may be appointed in accordance with Sections 5.3 or 5.5 of these Bylaws, shall be appointed by the Board.

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5.3 Subordinate Officers.

The Board may appoint or empower the chief executive officer or the president to appoint such other officers and agents as the business of the Company may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board or such other officer may from time to time determine. The Board may empower the chief executive officer or the president to define the authority and duties of such subordinate officers.

5.4 Removal and Resignation of Officers.

(a) Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

(b) Any officer may resign at any time by giving written notice to the secretary of the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice (unless the officer is removed before such later time); and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

5.5 Vacancies in Offices.

Any vacancy occurring in any office of the Company shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

5.6 Chief Executive Officer.

Subject to such supervisory powers, if any, as may be given by the Board to the chairman of the Board, if any, the Chief Executive Officer of the Company (if such an officer is appointed) shall, subject to the control of the Board, have general supervision, direction, and control of the business and the officers of the Company. He or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the Board, at all meetings of the Board, shall have the general powers and duties of management usually vested in the office of chief executive officer of a Company and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.

5.7 President.

Subject to such supervisory powers, if any, as may be given by the Board to the chairman of the Board, if there is one, or to the Chief Executive Officer, if such an officer is appointed, the President shall be the principal executive officer of the Company and shall, subject to the control of the Board, have general supervision, direction, and control of the business and other officers of the Company. He or she shall have the general powers and duties of management usually vested in the office of president of a Company and such other powers and duties as may be prescribed by the Board or these Bylaws.

5.8 Vice Presidents.

In the absence or disability of the Chief Executive Officer and president, the Vice Presidents, if any, in order of their rank as fixed by the Board or, if not ranked, a Vice President designated by the Board, shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively (in order of priority) by the Board, the Chief Executive Officer or the President.

5.9 Secretary.

The Secretary shall keep or cause to be kept, at the principal executive office of the Company or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof.

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The secretary shall keep, or cause to be kept, at the principal executive office of the Company or at such other place as may be designated by the Board, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board required to be given by law or by these Bylaws. He or she shall keep the seal of the Company, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board, by custom or by these Bylaws.

5.10 Chief Financial Officer.

The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares.

The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Company with such depositories as may be designated by the Board. He or she shall disburse the funds of the Company as may be ordered by the Board, shall render to the President, the Chief Executive Officer, or the directors, upon request, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Company, and shall have other powers and perform such other duties as may be prescribed by the Board, by custom or by these Bylaws.

5.11 Action With Respect to Securities of Other Corporations.

Unless otherwise directed by the Board, the chief executive officer, the President or any officer of the Company authorized by the chief executive officer or the president is authorized to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which the Company may hold securities and otherwise to exercise any and all rights and powers which the Company may possess by reason of its ownership of securities in such other corporation.

5.12 Delegation of Authority.

Notwithstanding any other provision in these Bylaws, the Board may from time to time delegate the powers or duties of any officer to any other officers or agents.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS

6.1 Indemnification of Directors and Officers.

Each person who was or is made a party to or is threatened to be made a party to, witness or other participant in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or officer of the Company (an “Indemnitee”), whether the basis of the Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified by the Company to the fullest extent authorized by the DGCL or other applicable state law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide before such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement)

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reasonably incurred or suffered by Indemnitee in connection therewith; provided, however, the Company shall not indemnify any such Indemnitee in connection with a Proceeding (or part thereof) (i) initiated by such Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Proceeding or (ii) made on account of Indemnitee’s conduct which constitutes a breach of Indemnitee’s duty of loyalty to the Company or its stockholders, or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law. For purposes of this Section 6.1, a “director” or “officer” of the Company includes any person who (i) is or was a director or officer of the Company, (ii) is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) was a director or officer of a corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation.

6.2 Indemnification of Others.

The Company shall have the power, to the maximum extent and in the manner permitted by the DGCL or other applicable state law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide before such amendment), to indemnify each of its employees and agents against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such employees and agents in connection therewith; provided, however, the Company shall not indemnify any such employee or agent in connection with a Proceeding (or part thereof) (i) initiated by such employee or agent against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Proceeding or (ii) made on account of such employee’s or agent’s conduct which constitutes a breach of such employee’s or agent’s duty of loyalty to the Company or its stockholders, or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law. For purposes of this Section 6.2, an “employee” or “agent” of the Company includes any person other than a director or officer who (i) is or was an employee or agent of the Company, (ii) is or was serving at the request of the Company as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) was an employee or agent of a corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation.

6.3 Payment of Expenses In Advance.

Expenses incurred in defending any Proceeding for which indemnification is required pursuant to Section 6.1 shall be, or for which indemnification is permitted pursuant to Section 6.2 following authorization thereof by the Board may be, paid by the Company in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnified party is not entitled to be indemnified as authorized in this Article VI.

6.4 Indemnity Not Exclusive.

The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

6.5 Insurance.

The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of the DGCL.

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ARTICLE VII

RECORDS AND REPORTS

7.1 Maintenance and Inspection of Records.

(a) The Company shall, either at its principal executive offices or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books and other records.

(b) Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Company’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Company at its registered office in Delaware or at its principal place of business.

7.2 Inspection by Directors.

Any director shall have the right to examine the Company’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director.

ARTICLE VIII

GENERAL MATTERS

8.1 Checks.

From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Company, and only the persons so authorized shall sign or endorse those instruments.

8.2 Execution of Corporate Contracts and Instruments.

The Board may, except as otherwise provided in these Bylaws, authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Company; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3 Stock Certificates.

The shares of the Company may be represented by certificates, but shall not be required to be so represented. Every stockholder shall be entitled to have a certificate signed by, or in the name of the Company by the chairman or vice-chairman of the Board, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Company upon request of the stockholder. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. No stock certificates will be issued in bearer form.

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8.4 Special Designation on Certificates.

If the Company is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Company may issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Company shall issue to represent such class or series of stock a statement that the Company will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.5 Lost Certificates.

Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Company and cancelled at the same time. The Company may issue a new certificate of stock in the place of any certificate previously issued by it, alleged to have been lost, stolen, mutilated or destroyed, and the Company may require the owner of the lost, stolen, mutilated or destroyed certificate, or the owner’s legal representative, to give the Company an affidavit attesting to such loss, theft, mutilation or destruction together with a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of such new certificate.

8.6 Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation (or other entity) and a natural person.

8.7	Fiscal Year.

The fiscal year of the Company shall be fixed by resolution of the Board and may be changed by the Board.

8.8 Seal.

The Company may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

8.9 Transfers of Stock.

Subject to any restrictions on transfer and unless otherwise provided by the Board, shares of stock may be transferred only on the books of the Company by the surrender to the Company or its transfer agent of the certificate theretofore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Company or its transfer agent may reasonably require.

8.10 Registered Stockholders.

The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

8.11 Facsimile Signature.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Company may be used whenever and as authorized by the Board or a committee thereof.

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8.12 Conflict.

In the event of any conflict between any provision in these Bylaws and in the Corporation’s Certificate of Incorporation, the provision in the Certificate of Incorporation shall control.

ARTICLE IX

AMENDMENTS

The Bylaws of the Company may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that no bylaw may be adopted, amended or repealed by the stockholders except by the vote or written consent of the holders of at least 66-2/3% of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally at an election of directors, voting together as a single class. The Company may, in its Certificate of Incorporation, confer the power to adopt, amend or repeal Bylaws upon the Board. The fact that such power has been so conferred upon the Board shall not divest the stockholders of the power, nor limit their power, to adopt, amend or repeal Bylaws as set forth in this Article IX.

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